FILED PURSUANT TO RULE 424(B)(5)
REGISTRATION STATEMENT NO.: 333-165147-02

PROSPECTUS SUPPLEMENT
(to Prospectus dated April 9, 2012)

$1,003,546,000 (Approximate)

J.P. Morgan Chase Commercial Mortgage Securities Trust 2012-C6
Issuing Entity

J.P. Morgan Chase Commercial Mortgage Securities Corp.
Depositor

JPMorgan Chase Bank, National Association
Ladder Capital Finance LLC
Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2012-C6

J.P. Morgan Chase Commercial Mortgage Securities Corp. is offering certain classes of the Commercial Mortgage Pass-Through Certificates, Series 2012-C6 consisting of the Class A-1, Class A-2, Class A-3, Class A-SB, Class X-A, Class A-S, Class B, Class C and Class D certificates. The certificates (which are comprised of the certificates offered by this prospectus supplement, the Class X-B, Class E, Class F, Class G, Class H, Class NR and Class R certificates) represent the beneficial ownership interests in the issuing entity, which will be a trust named J.P. Morgan Chase Commercial Mortgage Securities Trust 2012-C6. The assets of the trust will primarily consist of a pool of fixed rate commercial mortgage loans, which are generally the sole source of payments on the certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Collateral Support Deficit” in this prospectus supplement. Each class of certificates will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th is not a business day, the next business day), commencing on May 17, 2012.

	Initial Class Certificate Balance or Notional Amount(1)		Initial Approx. Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)	Rated Final Distribution Date(3)
Class A-1	$54,007,000		1.0305%	Fixed	October 2016	May 2045
Class A-2	$145,182,000		2.2058%	Fixed	April 2017	May 2045
Class A-3	$491,685,000		3.5074%	Fixed	April 2022	May 2045
Class A-SB	$102,891,000		3.1444%	Fixed	December 2021	May 2045
Class X-A	$892,986,000	(5)	2.0333%	Variable(6)	April 2022	May 2045
Class A-S	$99,221,000		4.1166%	Fixed	April 2022	May 2045
Class B	$56,697,000		4.8186%	Fixed(7)	April 2022	May 2045
Class C	$25,514,000		5.2052%	WAC(8)	April 2022	May 2045
Class D	$28,349,000		5.2052%	WAC(8)	April 2022	May 2045

(Footnotes on table on page S-2)

You should carefully consider the risk factors beginning on page S-35 of this prospectus supplement and page 9 of the prospectus.

Neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, depositor, any of its affiliates or any other entity.

The Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense. J.P. Morgan Chase Commercial Mortgage Securities Corp. will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The underwriters, J.P. Morgan Securities LLC, Ladder Capital Securities LLC, Goldman, Sachs & Co. and Wells Fargo Securities, LLC will purchase the offered certificates from J.P. Morgan Chase Commercial Mortgage Securities Corp. and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. J.P. Morgan Securities LLC is acting as lead manager for this offering. J.P. Morgan Securities LLC is acting as sole bookrunner for this offering. Ladder Capital Securities LLC, Goldman, Sachs & Co. and Wells Fargo Securities, LLC are acting as co-managers for this offering.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about April 26, 2012. We expect to receive from this offering approximately 112.57% of the initial aggregate principal balance of the offered certificates, plus accrued interest from April 1, 2012, before deducting expenses payable by us.

J.P. Morgan
Lead Manager and Sole Bookrunner

Ladder Capital Securities	Wells Fargo Securities	Goldman, Sachs & Co.
Co-Manager	Co-Manager	Co-Manager

April 18, 2012

Commercial Mortgage Pass-Through Certificates, Series 2012-C6

Idaho
1 property
$2,958,000
0.3% of total
Kansas
1 property
$2,749,000
0.2% of total
Iowa
1 property
$7,700,000
0.7% of total
Missouri
2 properties
$6,516,000
0.6% of total
Illinois
2 properties
$52,188,515
4.6% of total
Indiana
1 property
$17,471,275
1.5% of total
Michigan
2 properties
$7,094,160
0.6% of total
Pennsylvania
1 property
$16,815,000
1.5% of total
Vermont
1 property
$6,600,000
0.6% of total
New York
1 property
$2,584,000
0.2% of total
Connecticut
1 property
$10,750,000
0.9% of total
Utah
1 property
$4,194,000
0.4% of total
Ohio
7 properties
$159,830,000
14.1% of total
Rhode Island
1 property
$34,500,000
3.0% of total
New Jersey
2 properties
$16,615,000
1.5% of total
Maryland
1 property
$1,181,305
0.1% of total
California
9 properties
$96,994,758
8.6% of total
Virginia
5 properties
$10,462,710
0.9% of total
South Carolina
2 properties
$73,590,652
6.5% of total
North Carolina
7 properties
$5,546,484
0.5% of total
Arizona
2 properties
$25,231,000
2.2% of total
Georgia
9 properties
$141,279,772
12.5% of total
Colorado
2 properties
$22,665,448
2.0% of total
Florida
21 properties
$62,759,118
5.5% of total
Oklahoma
2 properties
$1,745,000
0.2% of total
Mississippi
1 property
$14,900,000
1.3% of total
Alabama
4 properties
$32,595,000
2.9% of total
Texas
19 properties
$233,476,998
20.6% of total
Tennessee
7 properties
$42,025,832
3.7% of total
Kentucky
2 properties
$20,931,381
1.8% of total
0.1% – 5.0% of Cut-off Date Balance
5.1% – 10.0% of Cut-off Date Balance
10.1% – 20.6% of Cut-off Date Balance

SUMMARY OF CERTIFICATES

Class	Initial Class Certificate Balance or Notional Amount(1)		Approx. Initial Credit Support(2)	Pass-Through Rate Description	Assumed Final Distribution Date(3)	Initial Approx. Pass-Through Rate	Weighted Average Life (Yrs.)(4)	Principal Window(4)
Offered Certificates
A-1	$54,007,000		30.000%	Fixed	October 2016	1.0305%	2.47	05/12 – 10/16
A-2	$145,182,000		30.000%	Fixed	April 2017	2.2058%	4.71	11/16 – 04/17
A-3	$491,685,000		30.000%	Fixed	April 2022	3.5074%	9.91	12/21 – 04/22
A-SB	$102,891,000		30.000%	Fixed	December 2021	3.1444%	7.69	10/16 – 12/21
X-A	$892,986,000	(5)	N/A	Variable(6)	April 2022	2.0333%	N/A	N/A
A-S	$99,221,000		21.250%	Fixed	April 2022	4.1166%	9.97	04/22 – 04/22
B	$56,697,000		16.250%	Fixed(7)	April 2022	4.8186%	9.97	04/22 – 04/22
C	$25,514,000		14.000%	WAC(8)	April 2022	5.2052%	9.97	04/22 – 04/22
D	$28,349,000		11.500%	WAC(8)	April 2022	5.2052%	9.97	04/22 – 04/22
Non-Offered Certificates(11)
X-B	$240,964,408	(9)	N/A	Variable(10)	May 2022	0.7740%`	N/A	N/A
E	$55,280,000		6.625%	WAC(8)	May 2022	5.2052%	10.03	04/22 – 05/22
F	$1,418,000		6.500%	WAC(8)	May 2022	5.2052%	10.05	05/22 – 05/22
G	$15,591,000		5.125%	Fixed(7)	May 2022	2.9720%	10.05	05/22 – 05/22
H	$18,427,000		3.500%	Fixed(7)	May 2022	2.9720%	10.05	05/22 – 05/22
NR	$39,688,408		0.000%	Fixed(7)	May 2022	2.9720%	10.05	05/22 – 05/22

(1)	Approximate, subject to a permitted variance of plus or minus 5%.

(2)	The initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-3 and Class A-SB certificates, are represented in the aggregate.

(3)
The assumed final distribution dates set forth in this prospectus supplement have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date” in this prospectus supplement. The rated final distribution date for each class of offered certificates is May 2045. See “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date” in this prospectus supplement.

(4)
The weighted average life and period during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates (other than the Class X-A and Class X-B certificates) are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in this prospectus supplement and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates of the mortgage loans.

(5)
The notional amount of the Class X-A certificates will be equal to the aggregate of the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-SB and Class A-S certificates. The Class X-A certificates will not be entitled to distributions of principal.

(6)
The pass-through rate for the Class X-A certificates for any distribution date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-SB and Class A-S certificates, weighted on the basis of their respective certificate balances immediately prior to that distribution date. See “Description of the Certificates—Distributions” in this prospectus supplement.

(7)
The pass-through rate applicable to the Class B, Class G, Class H and Class NR certificates on each distribution date will be a per annum rate equal to the lesser of (x) the rate specified on the cover hereof and (y) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) for such distribution date.

(8)
The pass-through rate applicable to the Class C, Class D, Class E and Class F certificates on each distribution date will be a per annum rate equal to the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) for such distribution date.

(9)
The notional amount of the Class X-B certificates will be equal to the aggregate of the certificate balances of the Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class NR certificates. The Class X-B certificates will not be entitled to distributions of principal.

(10)
The pass-through rate for the Class X-B certificates for any distribution date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates of the Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class NR certificates, weighted on the basis of their respective certificate balances immediately prior to that distribution date. See “Description of the Certificates—Distributions” in this prospectus supplement.

(11)	The Class R certificates are not represented in the above table.

The Class X-B, Class E, Class F, Class G, Class H, Class NR and Class R certificates are not offered by this prospectus supplement. Any information in this prospectus supplement concerning certificates other than the offered certificates is presented solely to enhance your understanding of the offered certificates.

SUMMARY OF CERTIFICATES	S-2	Manufactured Housing Community
SUMMARY OF TERMS	S-9	Properties Have Special Risks	S-50
RISK FACTORS	S-35	Multifamily Properties Have Special
The Offered Certificates May Not Be		Risks	S-51
a Suitable Investment for You	S-35	Risks of Lease Early Termination
The Credit Crisis and Downturn in		Options	S-52
the Real Estate Market Have		Geographic Concentration Entails
Adversely Affected the Value of		Risks	S-53
Commercial Mortgage-Backed		Risks Relating to Mortgage Loan
Securities	S-35	Concentrations and Borrower-
Market Considerations and Limited		Sponsor Concentrations	S-54
Liquidity	S-36	The Borrower’s Form of Entity May
Legal and Regulatory Provisions		Cause Special Risks	S-56
Affecting Investors Could		Delaware Statutory Trusts May
Adversely Affect the Liquidity of		Hinder Recovery	S-58
the Certificates	S-37	Ability to Incur Other Borrowings
The Volatile Economy and Credit		Entails Risk	S-58
Crisis May Increase Loan		Borrower May Be Unable To Repay
Defaults and Affect the Value		Remaining Principal Balance on
and Liquidity of Your Investment	S-38	Maturity Date or Anticipated
The Prospective Performance of the		Repayment Date	S-60
Mortgage Loans Included in the		Tenant Concentration Entails Risk	S-60
Trust Fund Should Be		Certain Additional Risks Relating to
Evaluated Separately from the		Tenants	S-61
Performance of the Mortgage		Options and Other Purchase Rights
Loans in Any of Our Other		May Affect Value or Hinder
Trusts	S-40	Recovery with Respect to the
Commercial Lending Is Dependent		Mortgaged Properties	S-65
Upon Net Operating Income	S-41	Risks Related to Redevelopment
Risks Relating to Underwritten Net		and Renovation at the
Cash Flow	S-42	Mortgaged Properties	S-66
Limited Information Causes		Mortgaged Properties Leased to
Uncertainty	S-43	Borrowers or Borrower-Affiliated
No Reunderwriting of the Mortgage		Entities Also Have Risks	S-67
Loans	S-43	Tenant Bankruptcy Entails Risks	S-67
Risks Associated with Commercial		Mortgage Loans Are Nonrecourse
Real Estate Lending	S-43	and Are Not Insured or
Risks Associated with Retail		Guaranteed	S-68
Properties	S-43	Lack of Skillful Property
Retail Bank Branches Have Special		Management Entails Risks	S-68
Risks	S-46	The Performance of a Mortgage
Office Properties Have Special		Loan and the Related
Risks	S-46	Mortgaged Property Depends in
Hotel Properties Have Special Risks	S-47	Part on Who Controls the
Risks Relating to Affiliation with a		Borrower and the Related
Franchise or Hotel Management		Mortgaged Property	S-68
Company	S-48	Some Mortgaged Properties May
Industrial Properties Have Special		Not Be Readily Convertible to
Risks	S-48	Alternative Uses	S-69
Mixed Use Facilities Have Special		Condominium Ownership May Limit
Risks	S-49	Use and Improvements	S-69
Self-Storage Properties Have		Mortgage Loans Secured by
Special Risks	S-49	Leasehold Interests May

Expose Investors to Greater		Risks Relating to Substitutions of
Risks of Default and Loss	S-70	Mortgaged Properties by the
Limitations of Appraisals	S-70	Related Borrower	S-91
Different Timing of Mortgage Loan		Optional Early Termination of the
Amortization Poses Certain		Trust Fund May Result in an
Risks	S-70	Adverse Impact on Your Yield or
Environmental Risks Relating to the		May Result in a Loss	S-91
Mortgaged Properties	S-70	The Mortgage Loan Sellers May Not
Availability of Earthquake, Flood		Be Able To Make a Required
and Other Insurance	S-73	Repurchase or Substitution of a
Risks Associated with Blanket		Defective Mortgage Loan	S-91
Insurance Policies or Self-		Limited Obligations	S-92
Insurance	S-74	Recent Changes to Accounting
Availability of Terrorism Insurance	S-74	Standards and Regulatory
Zoning Compliance, Use		Restrictions Could Have an
Restrictions and Condemnation		Adverse Impact on the
May Adversely Affect Property		Certificates	S-92
Value	S-76	Tax Consequences Related to
Litigation or Other Legal		Foreclosure	S-92
Proceedings Could Adversely		State and Local Tax Considerations	S-93
Affect the Mortgage Loans	S-76	Ratings of the Certificates	S-93
Certain of the Mortgage Loans Lack		DESCRIPTION OF THE MORTGAGE
Customary Provisions	S-79	POOL	S-95
Shari’ah Compliant Loans	S-79	General	S-95
Potential Conflicts of Interest	S-79	Additional Debt	S-96
Potential Conflicts of Interest of		Affiliated Borrowers	S-100
the Sponsors and Mortgage		ARD Loans	S-100
Loan Sellers	S-79	Certain Terms and Conditions of the
Potential Conflicts of Interest of		Mortgage Loans	S-101
the Master Servicer and the		Additional Mortgage Loan
Special Servicer	S-81	Information	S-113
Potential Conflicts of Interest of		Sale of Mortgage Loans; Mortgage
the Directing		File Delivery	S-117
Certificateholder	S-82	Representations and Warranties;
Potential Conflicts of Interest of		Repurchases and Substitutions	S-118
the Underwriters	S-82	Lockbox Accounts	S-121
Other Possible Conflicts of		TRANSACTION PARTIES	S-123
Interests	S-83	The Sponsors and Mortgage Loan
Potential Conflicts of Interest in		Sellers	S-123
the Selection of the		JPMorgan Chase Bank,
Mortgage Loans	S-84	National Association	S-123
Your Lack of Control Over the Trust		Review of JPMCB Mortgage
Can Adversely Impact Your		Loans	S-124
Investment	S-85	JPMCB’s Underwriting
Special Servicer May Be Directed to		Guidelines and Processes	S-125
Take Actions	S-86	Exceptions to JPMCB’s
The Sponsors, the Depositor and		Disclosed Underwriting
the Trust Are Subject to		Guidelines	S-129
Bankruptcy or Insolvency Laws		Compliance with Rule 15Ga-1
That May Affect the Trust		under the Exchange Act	S-131
Fund’s Ownership of the		Ladder Capital Finance LLC	S-131
Mortgage Loans	S-86	General	S-131
Risks Relating to Prepayments and		Ladder Capital Group’s
Repurchases	S-87	Securitization Program	S-132
		Review of LCF Mortgage Loans	S-133

Ladder Capital Group’s		Senior Trust Advisor
Underwriting Guidelines and		Compensation	S-206
Processes	S-134	Maintenance of Insurance	S-206
Compliance with Rule 15Ga-1		Modifications, Waivers and
under the Exchange Act	S-140	Amendments	S-209
The Depositor	S-140	Mortgage Loans with “Due-on-Sale”
Significant Obligors	S-140	and “Due-on-Encumbrance”
The Trust	S-140	Provisions	S-210
The Trustee	S-141	Realization Upon Defaulted
Resignation and Removal of the		Mortgage Loans	S-211
Trustee	S-142	Inspections; Collection of Operating
The Certificate Administrator	S-142	Information	S-213
Resignation and Removal of the		Certain Matters Regarding the
Certificate Administrator	S-145	Master Servicer, the Special
The Master Servicer	S-145	Servicer, the Senior Trust
The Special Servicer	S-148	Advisor and the Depositor	S-214
Replacement of the Special Servicer	S-150	Rating Agency Confirmations	S-215
Servicing and Other Compensation		Evidence as to Compliance	S-217
and Payment of Expenses	S-152	Servicer Termination Events	S-218
The Senior Trust Advisor	S-159	Rights Upon Servicer Termination
Proprietary Systems	S-159	Event	S-219
Specialized Personnel	S-159	Amendment	S-220
DESCRIPTION OF THE		CERTAIN AFFILIATIONS,
CERTIFICATES	S-161	RELATIONSHIPS AND RELATED
General	S-161	TRANSACTIONS INVOLVING
Book-Entry Registration and		TRANSACTION PARTIES	S-222
Definitive Certificates	S-162	PENDING LEGAL PROCEEDINGS
List of Certificateholders	S-164	INVOLVING TRANSACTION
Distributions	S-164	PARTIES	S-224
Allocation of Yield Maintenance		USE OF PROCEEDS	S-224
Charges	S-176	YIELD AND MATURITY
Assumed Final Distribution Date;		CONSIDERATIONS	S-225
Rated Final Distribution Date	S-177	Yield Considerations	S-225
Subordination; Allocation of		Weighted Average Life	S-228
Collateral Support Deficit	S-178	Yield Sensitivity of the Class X-A
Advances	S-180	Certificates	S-234
Appraisal Reductions	S-183	Pre-Tax Yield to Maturity Tables	S-234
Reports to Certificateholders;		MATERIAL FEDERAL INCOME TAX
Certain Available Information	S-185	CONSEQUENCES	S-237
Voting Rights	S-192	General	S-237
Termination; Retirement of		Tax Status of Offered Certificates	S-237
Certificates	S-193	Taxation of Offered Certificates	S-238
SERVICING OF THE MORTGAGE		Taxation of Foreign Investors	S-239
LOANS	S-195	Further Information	S-239
General	S-195	CERTAIN STATE AND LOCAL TAX
The Directing Certificateholder	S-198	CONSIDERATIONS	S-239
Limitation on Liability of Directing		METHOD OF DISTRIBUTION
Certificateholder	S-201	(UNDERWRITER CONFLICTS OF
The Senior Trust Advisor	S-202	INTEREST)	S-240
Consultation Duties of the		CERTAIN ERISA CONSIDERATIONS	S-241
Senior Trust Advisor After a		CERTAIN LEGAL ASPECTS OF THE
Control Event	S-204	MORTGAGE LOANS	S-243
Replacement of the Special		LEGAL INVESTMENT	S-245
Servicer	S-205	LEGAL MATTERS	S-245
Termination and Resignation of		RATINGS	S-246
the Senior Trust Advisor	S-205	INDEX OF DEFINED TERMS	S-248

ANNEX A-1	CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
ANNEX A-2	CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
ANNEX A-3	DESCRIPTION OF TOP TEN MORTGAGE LOANS AND ADDITIONAL MORTGAGE LOAN INFORMATION
ANNEX A-4	CERTAIN ADDITIONAL TENANT INFORMATION FOR SUNTRUST BANK PORTFOLIO III
ANNEX B	FORM OF REPORT TO CERTIFICATEHOLDERS
ANNEX C	FORM OF SENIOR TRUST ADVISOR ANNUAL REPORT
ANNEX D-1	MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
ANNEX D-2	EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
ANNEX E	CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement, which describes the specific terms of the offered certificates.

You should rely only on the information contained in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus. The information contained in this prospectus supplement is accurate only as of the date of this prospectus supplement.

This prospectus supplement begins with several introductory sections describing the certificates and the trust in abbreviated form:

Summary of Certificates, commencing on page S-2 of this prospectus supplement, which sets forth important statistical information relating to the certificates;

Summary of Terms, commencing on page S-9 of this prospectus supplement, which gives a brief introduction of the key features of the certificates and a description of the underlying mortgage loans; and

Risk Factors, commencing on page S-35 of this prospectus supplement, which describe risks that apply to the certificates which are in addition to those described in the prospectus with respect to the securities issued by the trust generally.

This prospectus supplement and the accompanying prospectus include cross references to Sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus supplement and the prospectus identify the pages where these Sections are located.

Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption “Index of Defined Terms” commencing on page S-248 of this prospectus supplement. The capitalized terms used in the prospectus are defined on the pages indicated under the caption “Index of Defined Terms” commencing on page 126 of the prospectus.

All annexes and schedules attached to this prospectus supplement are a part of this prospectus supplement.

In this prospectus supplement, the terms “depositor,” “we,” “us” and “our” refer to J.P. Morgan Chase Commercial Mortgage Securities Corp.

Until ninety days after the date of this prospectus supplement, all dealers that buy, sell or trade the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and the prospectus. This is in addition to the dealers’ obligation to deliver a prospectus supplement and the prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

EUROPEAN ECONOMIC AREA

THIS PROSPECTUS SUPPLEMENT HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF CERTIFICATES IN ANY MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A “RELEVANT MEMBER STATE”) WILL BE MADE PURSUANT TO AN EXEMPTION UNDER THE PROSPECTUS DIRECTIVE (AS DEFINED BELOW) FROM THE REQUIREMENT TO PUBLISH A PROSPECTUS FOR OFFERS OF CERTIFICATES. ACCORDINGLY ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THAT RELEVANT MEMBER STATE OF CERTIFICATES WHICH ARE THE SUBJECT OF AN OFFERING CONTEMPLATED IN THIS PROSPECTUS SUPPLEMENT AS COMPLETED BY FINAL TERMS IN RELATION TO THE OFFER OF THOSE CERTIFICATES MAY ONLY DO SO IN CIRCUMSTANCES IN WHICH NO OBLIGATION ARISES FOR THE ISSUER OR AN UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE IN RELATION TO SUCH OFFER.

NEITHER THE ISSUER NOR ANY OF THE UNDERWRITERS HAS AUTHORISED, NOR DOES ANY OF THEM AUTHORISE, THE MAKING OF ANY OFFER OF CERTIFICATES IN CIRCUMSTANCES IN WHICH AN OBLIGATION ARISES FOR THE ISSUER OR AN UNDERWRITER TO PUBLISH OR SUPPLEMENT A PROSPECTUS FOR SUCH OFFER.

FOR THE PURPOSES OF THIS PROVISION, THE EXPRESSION “PROSPECTUS DIRECTIVE” MEANS DIRECTIVE 2003/71/EC (AND AMENDMENTS THERETO, INCLUDING THE 2010 PD AMENDING DIRECTIVE, TO THE EXTENT IMPLEMENTED IN THE RELEVANT MEMBER STATE), AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN THE RELEVANT MEMBER STATE AND THE EXPRESSION “2010 PD AMENDING DIRECTIVE” MEANS DIRECTIVE 2010/73/EU.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

THE DISTRIBUTION OF THIS PROSPECTUS SUPPLEMENT IS MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FINANCIAL SERVICES AND MARKETS ACT 2000. WITHIN THE UNITED KINGDOM, THIS PROSPECTUS SUPPLEMENT IS DIRECTED ONLY AT PERSONS WHO ARE INSIDE THE UNITED KINGDOM AND QUALIFY EITHER AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5), OR ARE PERSONS FALLING WITHIN ARTICLES 49(2)(A) THROUGH (D) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (TOGETHER, “EXEMPT PERSONS”). IT MAY NOT BE PASSED ON EXCEPT TO EXEMPT PERSONS OR OTHER PERSONS IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 DOES NOT APPLY TO THE TRUST (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “RELEVANT PERSONS”). THIS PROSPECTUS SUPPLEMENT MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS SUPPLEMENT RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

SUMMARY OF TERMS

This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document and the accompanying prospectus carefully.

Relevant Parties and Dates

Depositor
J.P. Morgan Chase Commercial Mortgage Securities Corp., a Delaware corporation, a wholly-owned subsidiary of JPMorgan Chase Bank, National Association, a national banking association organized under the laws of the United States of America, which is a wholly-owned subsidiary of JPMorgan Chase & Co., a Delaware corporation. The depositor’s address is 383 Madison Avenue, 31st Floor, New York, New York 10179, and its telephone number is (212) 272-6858. See “Transaction Parties—The Depositor” in this prospectus supplement.

Issuing Entity
J.P. Morgan Chase Commercial Mortgage Securities Trust 2012-C6, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Trust” in this prospectus supplement.

Mortgage Loan Sellers
JPMorgan Chase Bank, National Association, a national banking association organized under the laws of the United States of America, and Ladder Capital Finance LLC, a limited liability company organized under the laws of the State of Delaware. JPMorgan Chase Bank, National Association is also an affiliate of each of the depositor and J.P. Morgan Securities LLC, one of the underwriters. Ladder Capital Finance LLC is an affiliate of Ladder Capital Securities LLC, one of the underwriters. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” in this prospectus supplement.

	Sellers of the Mortgage Loans

	Seller	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance
	JPMCB	37	$964,594,249	85.1%
	LCF	12	169,356,160	14.9
	Total	49	$1,133,950,409	100.0%

Master Servicer
Wells Fargo Bank, National Association, a national banking association, will be the master servicer and will be responsible for the master servicing and administration of the mortgage loans pursuant to the pooling and servicing agreement. Wells Fargo Bank, National Association will also be the certificate administrator, custodian, certificate registrar and authenticating agent and is an affiliate of Wells Fargo Securities, LLC, an underwriter for the offering of the offered certificates. The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at

MAC A0227-020, 1901 Harrison Street, Oakland, California 94612. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC D1086-120, 550 South Tryon Street, 14th Floor, Charlotte, North Carolina 28202. See “Transaction Parties—The Master Servicer” in this prospectus supplement.

Special Servicer
Midland Loan Services, a Division of PNC Bank, National Association will act as special servicer with respect to the mortgage loans and will be primarily responsible for making decisions and performing certain servicing functions with respect to the mortgage loans that, in general, are in default or as to which default is imminent. Midland Loan Services, a Division of PNC Bank, National Association was appointed to be the special servicer by BlackRock Financial Management, Inc. (or one of its affiliates), as agent for one or more managed accounts, which is expected to be the initial directing certificateholder and, on the closing date such managed accounts are expected to purchase the Class G, Class H and Class NR certificates and may purchase other classes of certificates. The primary servicing office of Midland Loan Services, a Division of PNC Bank, National Association is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210, and its telephone number is (913) 253-9000. See “Transaction Parties—The Special Servicer” in this prospectus supplement.

Trustee
U.S. Bank National Association, a national banking association. The corporate trust offices of U.S. Bank National Association are located at 190 South LaSalle Street, 7th floor, Chicago, Illinois 60603. See “Transaction Parties—The Trustee” in this prospectus supplement. Following the transfer of the mortgage loans into the trust, the trustee, on behalf of the trust, will become the mortgagee of record under each mortgage loan.

Certificate Administrator
Wells Fargo Bank, National Association, a national banking association will initially act as certificate administrator, custodian, certificate registrar and authenticating agent. The corporate trust offices of Wells Fargo Bank, National Association are located at 9062 Old Annapolis Road, Columbia, Maryland 21045 and for certificate transfer services, at Sixth Street & Marquette Avenue, Minneapolis, Minnesota 55479-0113. See “Transaction Parties—The Certificate Administrator” in this prospectus supplement.

Sponsors
JPMorgan Chase Bank, National Association, a national banking association, and Ladder Capital Finance LLC, a Delaware limited liability company. For more information, see “Transaction Parties—The Sponsors and Mortgage Loan Sellers” in this prospectus supplement and “The Sponsors” in the prospectus.

Significant Obligors	The following mortgaged properties are each “significant obligors” of the trust within the meaning given that term under Regulation AB of the Securities Act of 1933, as amended:

The 200 Public Square mortgaged property secures a mortgage loan (identified as Loan No. 1 on Annex A-1 to this prospectus supplement), with a principal balance as of the cut-off date of $127,000,000, which represents approximately 11.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. See “Description of Top Ten Mortgage Loans and Additional Mortgage Loan Information” in Annex A-3 to this prospectus supplement and “Transaction Parties—Significant Obligors” in this prospectus supplement.

The Arbor Place Mall mortgaged property secures a mortgage loan (identified as Loan No. 2 on Annex A-1 to this prospectus supplement), with a principal balance as of the cut-off date of $122,000,000, which represents approximately 10.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. See “Description of Top Ten Mortgage Loans and Additional Mortgage Loan Information” in Annex A-3 to this prospectus supplement and “Transaction Parties—Significant Obligors” in this prospectus supplement.

Senior Trust Advisor
Pentalpha Surveillance LLC will be the senior trust advisor. The senior trust advisor, after and during such time as the Class G certificates have a certificate balance (taking into account the application of appraisal reductions to notionally reduce the certificate balance of such class of certificates) of less than 25% of the initial certificate balance, will generally review the special servicer’s operational practices in respect of specially serviced mortgage loans to formulate an opinion as to whether or not those operational practices generally satisfy the servicing standard with respect to the resolution and/or liquidation of specially serviced mortgage loans. In addition, after and during such time as the Class G certificates have a certificate balance (taking into account the application of appraisal reductions to notionally reduce the certificate balance of such class of certificates) of less than 25% of the initial certificate balance, the senior trust advisor will consult with the special servicer with regard to certain matters with respect to the servicing of specially serviced mortgage loans to the extent set forth in the pooling and servicing agreement and described in this prospectus supplement. See “Transaction Parties—The Senior Trust Advisor” in this prospectus supplement.

From time to time and under certain circumstances, the senior trust advisor, in order to maintain its familiarity with the mortgage loans and the performance of the special servicer under the pooling and servicing agreement, is required to review promptly all information available to privileged persons regarding the mortgage loans and certain asset status reports; however, the senior trust advisor generally will not be involved in any assessment of specific actions of the special servicer or be obligated to deliver any reports or otherwise provide feedback to investors as to any specific actions of the special servicer and, in any event, will be subject to limitations set forth in the pooling and servicing agreement and described in this prospectus supplement.

From time to time and under certain circumstances, the senior trust advisor will also prepare an annual report to be provided to the rating agencies and the trustee for the benefit of the certificateholders setting forth its assessment of the special servicer’s performance of its duties under the pooling and servicing agreement on a platform-level basis with respect to the resolution and liquidation of specially serviced mortgage loans.

After the occurrence of a consultation termination event, if the senior trust advisor determines the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, the senior trust advisor may recommend the replacement of the special servicer as described under “Transaction Parties—Replacement of the Special Servicer” in this prospectus supplement.

For additional information regarding the responsibilities of the senior trust advisor see “Servicing of the Mortgage Loans—The Senior Trust Advisor” in this prospectus supplement.

The senior trust advisor will be entitled to a fee payable on each distribution date calculated on the outstanding principal amount of each mortgage loan in the trust fund and the senior trust advisor fee rate, and will have certain rights to indemnification for certain expenses by the trust fund. The senior trust advisor will also be entitled under certain circumstances to a consulting fee. See “Servicing of the Mortgage Loans—The Senior Trust Advisor” in this prospectus supplement.

Directing Certificateholder
The directing certificateholder will be the controlling class certificateholder (or a representative thereof) selected by more than 50% of the controlling class certificateholders, by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement.

The controlling class will be the most subordinate class of the Class G, Class H and Class NR certificates then outstanding that has an aggregate certificate balance, as notionally reduced by any appraisal reductions allocable to such class, at least equal to 25% of the initial certificate balance of that class. No other class of certificates will be eligible to act as the controlling class or appoint a directing certificateholder.

The directing certificateholder will have certain consent and consultation rights under the pooling and servicing agreement in certain circumstances; provided that, after and during such time as the Class G certificates have a certificate balance (taking into account the application of appraisal reductions to notionally reduce the certificate balance of such class of certificates) of less than 25% of the initial certificate balance, the consent rights will terminate and, after such time that none of the Class G, Class H and Class NR certificates has a then-outstanding certificate balance at least equal to 25% of the initial certificate balance of that class without regard to the application of any appraisal reductions, the consultation rights of the directing certificateholder will terminate.

It is anticipated that BlackRock Financial Management, Inc. on behalf of one or more managed funds or accounts, will be the initial directing certificateholder.

Certain Affiliations
JPMorgan Chase Bank, National Association and its affiliates have several roles in this transaction. J.P. Morgan Chase Commercial Mortgage Securities Corp. is the depositor and a wholly-owned subsidiary of JPMorgan Chase Bank, National Association. JPMorgan Chase Bank, National Association and Ladder Capital Finance LLC have (or, as of the closing date, will have) originated or acquired their respective mortgage loans and will be selling them to the depositor. JPMorgan Chase Bank, National Association is also an affiliate of J.P. Morgan Securities LLC, an underwriter for the offering of the offered certificates and an initial purchaser of the non-offered certificates. JPMorgan Chase Bank, National Association is also a sponsor. Midland Loan Services, a Division of PNC Bank, National Association acts as a shadow servicer for the mortgage loans subject to the repurchase facility that an affiliate of Ladder Capital Finance LLC has with JPMorgan Chase Bank, National Association.

Ladder Capital Finance LLC, one of the sponsors and mortgage loan sellers, is an affiliate of Ladder Capital Securities LLC, an underwriter for the offering of the offered certificates and an initial purchaser of the non-offered certificates. Ladder Capital Finance LLC is an indirect wholly-owned subsidiary of Ladder Capital Finance Holdings LLLP. Ladder Capital Finance Holdings LLLP will guarantee the performance of Ladder Capital Finance LLC’s obligations to repurchase or replace its respective mortgage loans for breaches of representations and warranties or defective loan documentation under the circumstances described under “Description of the Mortgage Pool—Sale of Mortgage Loans; Mortgage File Delivery”, “—Representations and Warranties; Repurchases and Substitutions” and “—Repurchase or Substitution of Cross-Collateralized Mortgage Loans” in this prospectus supplement.

Ladder Capital Finance LLC does not currently own the mortgage loans that it will sell to the depositor. Each of Wells Fargo Bank, National Association, JPMorgan Chase Bank, National Association and other third party lenders provide financing to affiliates of Ladder Capital Finance LLC through one or more repurchase facilities, and each of the mortgage loans being sold to the depositor by Ladder Capital Finance LLC is currently subject to those repurchase facilities. On or prior to the closing date, those affiliates of Ladder Capital Finance LLC will reacquire those mortgage loans from the counterparties under those repurchase facilities, and Ladder Capital Finance LLC will acquire the mortgage loans that it is to sell to the depositor from those affiliates. Ladder Capital Finance Holdings LLLP guarantees certain obligations under those repurchase facilities of the Ladder Capital Finance LLC affiliates that are the primary obligors thereunder. Midland Loan Services, a Division of PNC Bank, National Association acts as a shadow servicer for the mortgage loans subject to the above-described repurchase facility with JPMorgan Chase Bank, National Association. Wells Fargo Bank, National Association acts as interim servicer and as a custodian of the loan files for all the mortgage loans that Ladder Capital Finance LLC will transfer to the depositor, including those mortgage loans that are subject to each of the above-described repurchase facilities. In addition, Ladder Capital Finance LLC, or an affiliate thereof, is party to an interest rate hedging arrangement with JPMorgan Chase Bank, National Association with respect to one of the mortgage loans that Ladder Capital Finance LLC will transfer to the depositor. This hedging arrangement will terminate in connection with the transfer of that mortgage loan pursuant to this securitization transaction.

Midland Loan Services, a Division of PNC Bank, National Association, the special servicer, is an affiliate of BlackRock Financial Management, Inc. BlackRock Financial Management, Inc., on behalf of one or more managed funds or accounts, is the expected initial directing certificateholder. Midland Loan Services, a Division of PNC Bank, National Association acts as a shadow servicer for the mortgage loans subject to the repurchase facility that an affiliate of Ladder Capital Finance LLC has with JPMorgan Chase Bank, National Association.

Wells Fargo Bank, National Association is the master servicer, the certificate administrator and the 17g-5 information provider and is an affiliate of Wells Fargo Securities, LLC, an underwriter for the offering of the offered certificates. Wells Fargo Bank, National Association acts as a custodian of the loan files for the mortgage loans subject to a repurchase facility with JPMorgan Chase Bank, National Association. Wells Fargo Bank, National Association, acts as interim servicer with respect to twelve (12) mortgage loans originated by Ladder Capital Finance LLC and its affiliates representing approximately 14.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. These roles and other potential relationships may give rise to conflicts of interest as further described in this prospectus supplement under “Risk Factors—Potential Conflicts of Interest”.

Cut-off Date
With respect to each mortgage loan, the related due date of such mortgage loan in April 2012, or with respect to any mortgage loan that was originated in March 2012 and has its first due date in May 2012, April 1, 2012, or with respect to any mortgage loan that was originated in April 2012 and has its first due date in June 2012, the origination date of the related mortgage loan.

Closing Date	On or about April 26, 2012.

Distribution Date	The 4th business day following each determination date. The first distribution date will be May 17, 2012.

Interest Accrual Period
Interest will accrue on the offered certificates during the calendar month prior to the related distribution date. Interest will be calculated on the offered certificates assuming that each month has 30 days and each year has 360 days.

Due Period
For any mortgage loan and any distribution date, the period commencing on the day immediately following the due date for such mortgage loan in the month preceding the month in which that distribution date occurs and ending on and including the due date for such mortgage loan in the month in which that distribution date occurs. However, in the event that the last day of a due period (or applicable grace period) is not a business day, any periodic payments received with respect to the mortgage loans relating to that due period on the business day immediately following that last day will be deemed to have been received during that due period and not during any other due period.

Determination Date	The 11th calendar day of each month or, if the 11th calendar day is not a business day, then the business day immediately succeeding such 11th calendar day.

Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs.

Transaction Overview

On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The trust, which will be the issuing entity, will be formed by a pooling and servicing agreement, to be entered into among the depositor, the master servicer, the special servicer, the certificate administrator, the trustee and the senior trust advisor. The master servicer will service the mortgage loans (other than the specially serviced mortgage loans) in accordance with the pooling and servicing agreement and provide the information to the certificate administrator necessary for the certificate administrator to calculate distributions and other information regarding the certificates.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the certificates are illustrated below:

Offered Certificates

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2012-C6:

	●	Class A-1

	●	Class A-2

	●	Class A-3

	●	Class A-SB

	●	Class X-A

	●	Class A-S

	●	Class B

	●	Class C

	●	Class D

The certificates will consist of the above classes and the following classes that are not being offered by this prospectus supplement and the accompanying prospectus: Class X-B, Class E, Class F, Class G, Class H, Class NR and Class R.

The certificates will collectively represent beneficial ownership in the issuing entity, a trust created by J.P. Morgan Chase Commercial Mortgage Securities Corp. The trust’s assets will primarily be 49 fixed rate commercial mortgage loans secured by first mortgage liens on 118 mortgaged properties.

Certificate Balances and Notional Amounts	Your certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:

	Class A-1	$54,007,000
	Class A-2	$145,182,000
	Class A-3	$491,685,000
	Class A-SB	$102,891,000
	Class X-A	$892,986,000
	Class A-S	$99,221,000
	Class B	$56,697,000
	Class C	$25,514,000
	Class D	$28,349,000

Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The initial approximate pass-through rate is set forth below for each class:
	Class A-1	1.0305%
	Class A-2	2.2058%
	Class A-3	3.5074%
	Class A-SB	3.1444%
	Class X-A	2.0333% (1)
	Class A-S	4.1166%
	Class B	4.8186%
	Class C	5.2052%
	Class D	5.2052%

	(1)
The interest accrual amount on the Class X-A certificates will be calculated by reference to a notional amount equal to the aggregate of the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-SB and Class A-S certificates. The pass-through rate for the Class X-A certificates for any distribution date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-SB and Class A-S certificates, weighted on the basis of their respective certificate balances immediately prior to that distribution date as described under “Description of the Certificates—Distributions” in this prospectus supplement.

B. Interest Rate Calculation Convention	Interest on the certificates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360 basis”.

For purposes of calculating the pass-through rates on the certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an “actual/360 basis”, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—Distributions—Pass-Through Rates” and “—Interest Distribution Amount” in this prospectus supplement.

C. Servicing and Administration Fees

The master servicer and special servicer are entitled to a master servicing fee and a special servicing fee, respectively, from the interest payments on each mortgage loan and, with respect to special servicing fees, if the related loan interest payments are insufficient, then from general collections on all mortgage loans. The servicing fee for each distribution date, which includes the master servicing fee and the portion of the servicing fee payable to the primary servicer, is calculated on the outstanding principal amount of each mortgage loan in the trust at the servicing fee rate equal to a per annum rate ranging from 0.0600% to 0.1700%. The special servicing fee for each distribution date is calculated based on the outstanding principal amount of each mortgage loan that is a specially serviced mortgage loan or REO Loan at the special servicing fee rate equal to a per annum rate of 0.25%. Any primary servicing fees or sub-servicing fees will be paid by the master servicer or special servicer, respectively, out of the fees described above. The master servicer and special servicer are also entitled to additional fees and amounts, including income on the amounts held in permitted investments, liquidation fees and workout fees. The certificate administrator fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan in the trust fund at the certificate administrator fee rate equal to a per annum rate of 0.00445%. The trustee fee (calculated at the trustee fee rate of 0.00045%) is payable by the certificate administrator from the certificate administrator fee. The senior trust advisor will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan in the trust fund and at the senior trust advisor fee rate, which will be a per annum rate of 0.0020%. The senior trust advisor will also be entitled under certain circumstances to a consulting fee. Fees payable by the trust to the master servicer, special servicer and senior trust advisor are generally payable prior to any distributions to certificateholders. See “Transaction Parties—Servicing and Other Compensation and Payment of Expenses” and “Servicing of the Mortgage Loans—The Senior Trust Advisor” in this prospectus supplement.

Distributions

A. Amount and Order of Distributions

On each Distribution Date, funds available for distribution from the mortgage loans, net of specified trust fees, reimbursements and expenses, yield maintenance charges or other prepayment premiums and excess interest will be distributed to the certificates in the following amounts and order of priority:

First/Class A-1, Class A-2, Class A-3, Class A-SB, Class X-A and Class X-B certificates: To pay interest on the Class A-1, Class A-2, Class A-3, Class A-SB, Class X-A and Class X-B certificates, pro rata, in each case in accordance with their interest entitlements.

Second/Class A-1, Class A-2, Class A-3 and Class A-SB certificates: To the extent of funds allocated to principal and available for distribution: (a) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E to this prospectus supplement, (b) second, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero, (c) third, to principal on the Class A-2 certificates, until the certificate balance of the Class A-2 certificates has been reduced to zero, (d) fourth, to principal on the Class A-3 certificates, until the certificate balance of the Class A-3 certificates has been reduced to zero and (e) fifth, to the principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates has been reduced to zero. If the certificate balance of each and every class of certificates other than the Class A-1, Class A-2, Class A-3 and Class A-SB certificates has been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3 and Class A-SB certificates, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates.

Third/Class A-1, Class A-2, Class A-3 and Class A-SB certificates: To reimburse the Class A-1, Class A-2, Class A-3 and Class A-SB certificates, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes.

Fourth/Class A-S certificates: To the Class A-S certificates as follows: (a) first, to interest on the Class A-S certificates, in an amount up to their interest entitlement; (b) second, to the extent of funds allocated to principal and available for distribution remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-2, Class A-3 and Class A-SB certificates), to principal on the Class A-S certificates, until the certificate balance of the Class A-S certificates has been reduced to zero; and (c) third, to reimburse the Class A-S certificates, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class.

Fifth/Class B certificates: To the Class B certificates in a manner analogous to the Class A-S certificates’ allocations of priority Fourth above.

Sixth/Class C certificates: To the Class C certificates in a manner analogous to the Class A-S certificates’ allocations of priority Fourth above.

Seventh/Class D certificates: To the Class D certificates in a manner analogous to the Class A-S certificates’ allocations of priority Fourth above.

Eighth/Non-offered certificates: In the amounts and order of priority described in “Description of the Certificates – Distributions” in this prospectus supplement.

B. Interest and Principal Entitlements

A description of the interest entitlement of each class of certificates (other than the Class R certificates) can be found in “Description of the Certificates—Distributions—Interest Distribution Amount” in this prospectus supplement.

A description of the amount of principal required to be distributed to each class of certificates entitled to principal on a particular distribution date can be found in “Description of the Certificates—Distributions—Principal Distribution Amount” in this prospectus supplement.

C. Yield Maintenance Charges
Yield maintenance charges with respect to the mortgage loans will be allocated to the certificates as described in “Description of the Certificates—Allocation of Yield Maintenance Charges” in this prospectus supplement.

For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans” in this prospectus supplement.

On each distribution date, any excess interest collected in respect of a mortgage loan in the trust fund with an anticipated repayment date during the related collection period will be distributed to the holders of the Class NR certificates. This interest will not be available to provide credit support for other classes of certificates or offset any interest shortfalls.

D. General	The chart below describes the manner in which the payment rights of certain classes of certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of certificates. The chart shows the entitlement to receive principal and/or interest of certain classes of certificates (other than excess interest that accrues on the mortgage loans that have an anticipated repayment date) on any distribution date in descending order (beginning with the Class A-1, Class A-2, Class A-3, Class A-SB, Class X-A, Class X-B, Class A-S, Class B, Class C and Class D certificates). It also shows the manner in which mortgage loan losses are allocated to certain classes of the certificates offered hereby in ascending order (beginning with the non-offered certificates); provided, that no principal payments or mortgage loan losses will be allocated to the Class X-A, Class X-B or Class R certificates, although principal payments and mortgage loan losses may reduce the notional amount of the Class X-A or Class X-B certificates and, therefore, the amount of interest they accrue.

Class A-1, Class A-2, Class A-3, Class A-SB, Class X-A(1), Class X-B(1) Class A-S, Class B, Class C and Class D certificates

Non-offered certificates(2)

	(1)	The Class X-A and Class X-B certificates are interest-only certificates and the Class X-B certificates are not offered by this prospectus supplement.

	(2)	Other than the Class X-B certificates

Other than the subordination of certain classes of certificates, as described above, no other form of credit enhancement will be available for the benefit of the holders of the certificates offered hereby.

Principal losses on mortgage loans that are allocated to a class of certificates (other than the Class X-A, Class X-B or Class R certificates) will reduce the certificate balance of that class of certificates.

The notional amount of the Class X-A certificates will be reduced by the amount of principal losses allocated to the Class A-1, Class A-2, Class A-3, Class A-SB and Class A-S certificates. The notional amount of the Class X-B certificates will be reduced by the amount of principal losses allocated to the Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class NR certificates.

See “Description of the Certificates” in this prospectus supplement.

E. Shortfalls in Available Funds
The following types of shortfalls in available funds will reduce distributions to the classes of certificates with the lowest payment priorities: shortfalls resulting from the payment of special servicing fees and other additional compensation that the special servicer is entitled to receive; shortfalls resulting from interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower); shortfalls resulting from the application of appraisal reductions to reduce principal and interest advances; shortfalls resulting from extraordinary expenses of the trust, including indemnification payments payable to the depositor, master servicer, special servicer, certificate administrator, trustee or senior trust advisor; shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and shortfalls resulting from other unanticipated or default-related expenses of the trust. Prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by the master servicer are required to be allocated to the certificates (other than the Class R certificates), on a pro rata basis, to reduce the amount of interest payable on such certificates to the extent described in this prospectus supplement. See “Description of the Certificates—Distributions—Priority” in this prospectus supplement.

F. Excess Interest
On each distribution date, any excess interest in respect of the increase in the interest rate on a loan with an anticipated repayment date after the related anticipated repayment date to the extent actually collected and applied as interest during a due period will be distributed to the holders of the Class NR certificates on the related distribution date. This excess interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the pooling and servicing agreement. The Class NR certificates will be entitled to such distributions of excess interest notwithstanding any reduction of their related certificate balance to zero.

Advances

A. P&I Advances
The master servicer is required to advance a delinquent periodic mortgage loan payment (unless the master servicer or the special servicer determines that the advance would be non-recoverable). Neither the master servicer nor the trustee will be required to advance balloon payments due at maturity in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges. The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred. See “Description of the Certificates—Advances” in this prospectus supplement. There may be other circumstances in which the master servicer will not be required to advance a full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee determines that the advance would be non-recoverable. See “Description of the Certificates—Advances” in this prospectus supplement. If an interest advance is made by the master servicer, the master servicer will not advance its servicing fee, but will advance the certificate administrator’s fee. See

“Description of the Certificates—Advances” in this prospectus supplement.

B. Property Protection Advances
The master servicer may be required, and the special servicer may be permitted, to make advances to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:

● protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;

● maintain the lien on the related mortgaged property; or

● enforce the related mortgage loan documents.

If the master servicer fails to make a required advance of this type, the trustee will be required to make this advance. None of the master servicer, the special servicer or the trustee is required to advance amounts determined by such party to be non-recoverable. See “Description of the Certificates—Advances” in this prospectus supplement.

C. Interest on Advances
The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest on the above described advances at the “Prime Rate” as published in The Wall Street Journal, as described in this prospectus supplement. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related due date has passed and any grace period for late payments applicable to the mortgage loan has expired. See “Description of the Certificates—Advances” and “—Subordination; Allocation of Collateral Support Deficit” in this prospectus supplement.

The Mortgage Loans

The Mortgage Pool
The trust’s primary assets will be 49 fixed rate commercial mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee and/or leasehold estate of the related borrower in 118 commercial properties.

The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $1,133,950,409.

The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated).

The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this prospectus supplement and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus supplement are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1 to this prospectus supplement.

One (1) mortgage loan (identified as Loan No. 5 on Annex A-1 to this prospectus supplement, representing 4.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is secured by three mortgaged properties, and debt service coverage ratio, loan-to-value ratio and debt yield information in this prospectus supplement with respect to that mortgage loan is presented based upon those three mortgaged properties collectively. However, that mortgage loan allows for the sale of individual properties, a severance of the debt and the assumption by the transferee of such portion of the mortgage loan allocable to the individual property acquired by that transferee. It is expected that both the debt secured by the property to be transferred and the debt secured by the remaining property or properties would remain assets of the issuing entity but would not be cross-collateralized or cross-defaulted. See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Severance of Cross-Collateralization” in this prospectus supplement.

The mortgage loans will have the following approximate characteristics as of the cut-off date:

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Aggregate outstanding principal balance(1)	$1,133,950,409
Number of mortgage loans	49
Number of mortgaged properties	118
Number of crossed loan pools	0
Crossed loan pools as a percentage	0.0%
Range of mortgage loan principal balances	$3,143,466 to $127,000,000
Average mortgage loan principal balances	$23,141,845
Range of mortgage rates	4.73900% to 6.04100%
Weighted average mortgage rate	5.33675%
Range of original terms to maturity(2)	60 months to 120 months
Weighted average original term to maturity(2)	112 months
Range of remaining terms to maturity(2)	55 months to 120 months
Weighted average remaining term to maturity(2)	111 months
Range of original amortization term(3)	270 months to 360 months
Weighted average original amortization term(3)	353 months
Range of remaining amortization terms(3)	269 months to 360 months
Weighted average remaining amortization term(3)	352 months
Range of loan-to-value ratios(4)	48.5% to 74.6%
Weighted average loan-to-value ratio(4)	65.5%
Range of loan-to-value ratios as of the maturity date(2)(4)	41.9% to 68.6%
Weighted average loan-to-value ratio as of the maturity date(2)(4)	57.3%
Range of debt service coverage ratios(5)(6)	1.27x to 2.46x
Weighted average debt service coverage ratio(5)(6)	1.62x
Percentage of aggregate outstanding principal balance consisting of:(7)
Balloon	55.7%
Interest Only-Balloon	14.8%
Interest Only	9.6%
ARD-Balloon	7.5%
ARD-Interest Only	6.6%
ARD-IO-Balloon	5.7%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)
In the case of 13 mortgage loans with anticipated repayment dates (identified as Loan Nos. 7, 12, 13, 16, 19, 21, 23, 31, 33, 36, 38, 40 and 41 on Annex A-1 to this prospectus supplement), representing approximately 19.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, as of the related anticipated repayment date.

(3)	Excludes the mortgage loans that are interest-only for the entire term or until the related anticipated repayment date.

(4)
With respect to one (1) mortgage loan (identified as Loan No. 46 on Annex A-1 to this prospectus supplement), representing approximately 0.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the loan-to-value ratio was based on an “as-completed” value resulting in a loan-to-value ratio of 60.0% rather than an “as-is” value resulting in a loan-to-value ratio of 82.5%.

(5)	For all partial interest only loans, the debt service coverage ratio was calculated based on the first principal and interest payments to be made into the trust during the term of the mortgage loan.

(6)
With respect to seven (7) mortgage loans (identified as Loan Nos. 1, 2, 8, 11, 17, 32 and 42, on Annex A-1 to this prospectus supplement), representing approximately 30.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the occupancy reflected herein includes certain tenants that have signed leases but are not in occupancy and/or are not paying rent and the underwritten net cash flow and underwritten net cash flow debt service coverage ratio reflected herein includes rent from those tenants even though the related tenants are not paying rent or are paying reduced rent. In each of those cases, the related mortgage loan seller included reserves in underwriting for certain tenants that have signed leases but are not in occupancy and/or are not paying rent. See Annex A-1 and Annex A-3 in this prospectus supplement.

(7)
With respect to 2 mortgage loans (identified as Loan Nos. 2 and 28 on Annex A-1 to this prospectus supplement), representing approximately 12.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the first payment date for such mortgage loans is June 2012. On the closing date, JPMorgan Chase Bank, National Association will deposit funds sufficient to pay the interest associated with the interest due for the May 2012 payment for these mortgage loans.

The mortgage loans accrue interest based on the following conventions:

Interest Accrual Basis

Interest Accrual Basis	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance
Actual/360	49	$1,133,950,409	100.0%
Total:	49	$1,133,950,409	100.0%

Amortization Types(1)

Amortization Type	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance
Balloon	27	$631,743,218	55.7%
Interest Only-Balloon	3	167,600,000	14.8
Interest Only	6	109,181,000	9.6
ARD-Balloon	4	85,329,191	7.5
ARD-Interest Only	5	74,937,000	6.6
ARD-IO-Balloon	4	65,160,000	5.7
Total:	49	$1,133,950,409	100.0%

(1)
With respect to 2 mortgage loans (identified as Loan Nos. 2 and 28 on Annex A-1 to this prospectus supplement), representing approximately 12.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the first payment date for such mortgage loans is June 2012. On the closing date, JPMorgan Chase Bank, National Association will deposit funds sufficient to pay the interest associated with the interest due for the May 2012 payment for these mortgage loans.

Thirteen (13) mortgage loans (identified as Loan Nos. 7, 12, 13, 16, 19, 21, 23, 31, 33, 36, 38, 40 and 41 on Annex A-1 to this prospectus supplement), representing approximately 19.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, provide for an increase in the related interest rate after a certain date, referred to as the anticipated repayment date. The interest accrued in excess of the original rate, together with any interest on that accrued interest (if any, as required by the related mortgage loan documents and to the extent permitted by applicable law), will be deferred and will not be paid until the principal balance of the related mortgage loan has been paid, at which time the excess interest, to the extent actually collected, will be required to be paid to the Class NR certificates. In addition, after the anticipated repayment date, cash flow in excess of that required for debt service and certain budgeted expenses with respect to the related mortgaged property would be applied towards the payment of principal (without payment of a yield maintenance charge or prepayment premium) of the related mortgage loan until its principal balance has been reduced to zero and then to the payment of accrued excess interest. A substantial principal payment will be required to pay off each such mortgage loan on its anticipated repayment date. The actual term for each such mortgage loan is longer than the period up to the related mortgage loan’s anticipated repayment date. See “Description of the Mortgage Pool—ARD Loans” in this prospectus supplement.

See “Description of the Mortgage Pool—Additional Mortgage Loan Information” and “—Certain Terms and Conditions of the Mortgage Loans” in this prospectus supplement.

The following table contains general information regarding the prepayment provisions of the mortgage loans:

Overview of Prepayment Protection(1)(2)(3)(4)(5)

Prepayment Protection	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance
Yield Maintenance	38	$827,229,868	73.0%
Defeasance	11	306,720,541	27.0
Total:	49	$1,133,950,409	100.0%

(1)	See Annex A-1 to this prospectus supplement for specific criteria applicable to the mortgage loans.

(2)
Certain mortgage loans may permit the application of escrows to prepay a portion of the principal balance. The application of such escrows may or may not require a payment of a yield maintenance charge or a prepayment premium based on the amount of the principal that is being paid and may be applied during a lockout/defeasance period.

(3)
One (1) mortgage loan (identified as Loan No. 12 on Annex A-1 to this prospectus supplement), representing approximately 2.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, allows for partial releases of individual mortgaged properties during a lockout period or during such time as a yield maintenance charge would otherwise be payable that could result in a cumulative prepayment of up to 10% of the initial principal balance of the related mortgage loan without payment of a yield maintenance charge or prepayment premium.

(4)
One (1) mortgage loan (identified as Loan No. 5 on Annex A-1 to this prospectus supplement), representing approximately 4.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, allows for the sale of individual properties, a severance of the debt and the assumption by the transferee of such portion of the mortgage loan as is allocable to the individual property acquired by that transferee, provided that, among other conditions, the transferor prepays an amount equal to

25% of the allocated loan amount for the individual property to be transferred, together with a yield maintenance charge. Such sale, partial assumption and partial prepayment could occur notwithstanding the existence of an otherwise applicable lockout period. The partial prepayment will be applied as described under “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Severance of Cross-Collateralization” in this prospectus supplement.

(5)
One (1) mortgaged property (identified as Loan No. 38.05 on Annex A-1 to this prospectus supplement), representing approximately 0.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, may be acquired by the sole tenant if such tenant exercises its option to purchase such mortgaged property for $3,196,243, representing approximately 115% of the gross purchase price paid by the related borrower for the related mortgaged property, which right expires on September 14, 2012. The exercise of such purchase option by such tenant may result in a partial prepayment during a period when voluntary prepayments are otherwise prohibited.

Defeasance permits the related borrower to substitute direct non-callable U.S. Treasury obligations or, in certain cases, other government securities for the related mortgaged property as collateral for the related mortgage loan.

The mortgage loans generally permit voluntary prepayment without payment of a yield maintenance charge or any prepayment premium during a limited “open period” immediately prior to and including the stated maturity date or anticipated repayment date as follows:

Prepayment Open Periods(1)

Open Periods (Payments)	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance
1	6	$73,049,897	6.4%
2	7	161,214,013	14.2
3	22	354,458,466	31.3
4	12	512,787,000	45.2
24	1	14,969,758	1.3
25	1	17,471,275	1.5
Total:	49	$1,133,950,409	100.0%

(1)	See Annex A-1 to this prospectus supplement for specific criteria applicable to the mortgage loans.

See “Description of the Mortgage Pool—Additional Mortgage Loan Information” and “—Certain Terms and Conditions of the Mortgage Loans—Defeasance; Collateral Substitution; Property Releases” in this prospectus supplement.

	Current Uses of the Mortgaged Properties(1)

	Property Type	Number of Mortgaged Properties	Aggregate Principal Balance of Mortgaged Properties	% of Initial Pool Balance
	Retail	73	$467,619,664	41.2%
	Office	17	432,558,690	38.1
	Hotel	7	111,351,139	9.8
	Industrial	5	47,471,274	4.2
	Mixed Use	2	34,688,515	3.1
	Self-Storage	10	26,143,466	2.3
	Manufactured Housing	1	5,775,000	0.5
	Leased Fee	2	4,248,500	0.4
	Multifamily	1	4,094,160	0.4
	Total:	118	$1,133,950,409	100.0%

	(1)
Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as set forth in Annex A-1.

The mortgaged properties are located in 30 states. The following tables list the states that have concentrations of mortgaged properties of 5% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date:

	Geographic Distribution(1)

	State	Number of Mortgaged Properties	Aggregate Principal Balance of Mortgaged Properties	% of Initial Pool Balance
	Texas	19	$233,476,998	20.6%
	Ohio	7	159,830,000	14.1
	Georgia	9	141,279,772	12.5
	California	9	96,994,758	8.6
	South Carolina	2	73,590,652	6.5
	Florida	21	62,759,118	5.5
	Total:	67	$767,931,299	67.7%

	(1)
Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as set forth in Annex A-1.

Additional Aspects of Certificates

Denominations
The offered certificates (other than the Class X-A certificates) that are initially offered and sold to purchasers will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A certificates will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Registration, Clearance and Settlement	Each class of certificates offered hereby will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

You may hold certificates offered hereby through: (1) DTC in the United States; or (2) Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, société anonyme or Euroclear

Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the certificates offered hereby.

See “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in this prospectus supplement and in the prospectus.

Information Available to Certificateholders

On each distribution date, the certificate administrator will prepare and make available to each certificateholder of record, initially expected to be Cede & Co., a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the trust. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus supplement.

Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may be available to subscribers through the following services:

● Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management, Inc., Interactive Data Corporation, CMBS.com and Markit; and

● the certificate administrator’s website initially located at “www.ctslink.com”.

Optional Termination
On any distribution date on which the aggregate principal balance of the pool of mortgage loans is less than 1% of the aggregate principal balance of the mortgage loans as of the cut-off date, certain entities specified in this prospectus supplement will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus supplement. Exercise of this option will terminate the trust and retire the then outstanding certificates. The trust may also be terminated in connection with a voluntary exchange of all the then outstanding certificates (other than the Class R certificates), including the Class X-A and Class X-B Certificates (provided, however, that the Class A-1, Class A-2, Class A-3, Class A-SB and Class A-S certificates are no longer outstanding, there is only one holder of the outstanding certificates and the master servicer consents to the exchange), for the mortgage loans remaining in the trust.

See “Description of the Certificates—Termination; Retirement of Certificates” in this prospectus supplement and “Description of the Certificates—Termination” in the prospectus.

Required Repurchases or Substitutions of Mortgage Loans

Under certain circumstances, the related mortgage loan seller may be obligated to repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute for an affected mortgage loan from the trust as a result of a material document defect or a material breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan in the mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan, the value of the related mortgaged property or the interests of certificateholders in the mortgage loan. See “Description of the Mortgage Pool—Representations and Warranties; Repurchases and Substitutions” in this prospectus supplement.

Sale of Defaulted Loans
Pursuant to the pooling and servicing agreement, the special servicer may offer to sell to any person (or may offer to purchase) any specially serviced mortgage loan if it determines that no satisfactory arrangements can be made for collection of delinquent payments and such a sale would be in the best economic interest of the trust on a net present value basis. Subject, under certain circumstances, to a right of first refusal held by the directing certificateholder, the special servicer is generally required to accept the highest offer received from any person as more particularly described in “Servicing of the Mortgage Loans—Realization Upon Defaulted Mortgage Loans” in this prospectus supplement. However, with respect to each mortgage loan with a related mezzanine loan (including if any such mezzanine loan is originated in the future), the sale by the special servicer of any defaulted mortgage loan is subject to the rights of the holders of the related mezzanine debt to exercise its option to purchase the related mortgage loan following a default to the extent set forth in the related intercreditor agreement.

Tax Status
Elections will be made to treat designated portions of the trust (exclusive of the interest that is deferred after the anticipated repayment date of those mortgage loans with anticipated repayment dates and the related distribution account for such deferred interest) as two separate REMICs – a lower-tier REMIC and an upper-tier REMIC – for federal income tax purposes. The portion of the trust representing the deferred interest described above will be treated as a grantor trust for federal income tax purposes.

In the opinion of counsel, the portions of the trust referred to above will qualify for this treatment.

Pertinent federal income tax consequences of an investment in the certificates offered hereby include:

	●	Each class of offered certificates will represent “regular interests” in a REMIC as further described under “Material Federal Income Tax Consequences” in this prospectus supplement.

	●	Each regular interest will be treated as a newly originated debt instrument for federal income tax purposes.

● You will be required to report income on the regular interest represented by your offered certificates using the accrual method of accounting.

●
It is anticipated that the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-S and Class B certificates will be issued at a premium and that the Class X-A, Class C and Class D certificates will be issued with original issue discount for federal income tax purposes.

See “Material Federal Income Tax Consequences” in this prospectus supplement and the prospectus.

Certain ERISA Considerations
Subject to important considerations described under “Certain ERISA Considerations” in this prospectus supplement and the prospectus, the certificates offered hereby are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment	The certificates offered hereby will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates offered hereby. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the certificates.

See “Legal Investment” in this prospectus supplement and in the prospectus.

Ratings
We expect that the certificates offered by this prospectus supplement will receive credit ratings from two nationally recognized statistical rating organizations engaged by us to rate those certificates.

The ratings address the likelihood of full and timely payment to the certificateholders of all distributions of interest at the applicable pass-through rate on the certificates offered hereby on each distribution date and the ultimate payment in full of the certificate balance of each class of certificates offered hereby on a date that is not later than the rated final distribution date with respect to such class of certificates. Each security rating assigned to the certificates should be evaluated independently of any other security rating. Such ratings on the certificates offered hereby do not address the tax attributes of such certificates or the receipt of any default interest or prepayment premium or constitute an assessment of the likelihood or frequency of prepayments on the mortgage loans.

In general, the ratings address credit risk and not prepayment risk and do not represent any assessment of the yield to maturity that purchasers may experience as a result of the rate of principal prepayments. A security rating is not a recommendation to buy, sell, or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. See “Ratings” in this prospectus supplement. A security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the holders of the Class X-A certificates might not fully recover their initial investment in the event of delinquencies or defaults, prepayments (both voluntary (to the extent permitted) and involuntary), or losses in respect of the mortgage loans. As described in this prospectus supplement, the amounts payable with respect to the Class X-A certificates consist only of interest.

The rated final distribution date will be the distribution date in May 2045. See “Yield and Maturity Considerations” and “Description of the Certificates—Advances” in this prospectus supplement.

Additionally, other nationally recognized statistical rating organizations that we have not engaged to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of certificates relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from or lower than any ratings assigned, with respect to the certificates offered by this prospectus supplement, by any other nationally recognized statistical rating organization. The issuance of unsolicited ratings of one or more classes of the offered certificates that are different from the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor may impact the liquidity and market value of that class or those classes of certificates. As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to six nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected two of them to rate the offered certificates and not the other nationally recognized statistical rating organizations due, in part, to those nationally recognized statistical rating organizations’ initial subordination levels for the various classes of offered certificates. Had the depositor selected such other nationally recognized statistical rating organizations to rate the offered certificates, we cannot assure you as to the ratings that such other nationally recognized statistical rating organizations would ultimately have assigned to the offered certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. See “Risk Factors—Ratings of the Certificates” and “Ratings” in this prospectus supplement.

In addition, neither the depositor nor any other person or entity will have any duty to notify you if any such other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of offered certificates after the date of this prospectus supplement. In no event will rating agency confirmations from any such other nationally recognized statistical rating organization be a condition to any action, or the exercise of any right, power or privilege by any person or entity under the pooling and servicing agreement.

Furthermore, the Securities and Exchange Commission may determine that one or more of the nationally recognized statistical rating organization engaged by the depositor to rate the certificates offered hereby no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates offered hereby, and that determination may have an adverse effect on the liquidity and market value of the certificates offered hereby. See “Risk Factors—Ratings of the Certificates” and “Ratings” in this prospectus supplement.

RISK FACTORS

You should carefully consider the following risks and those risks described in “Risk Factors” in the accompanying prospectus before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to, the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

The risks and uncertainties described below are not the only ones relating to the certificates offered hereby. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also impair your investment. If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. This prospectus supplement also contains forward looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement. In connection with the information presented in this prospectus supplement relating to risks that may relate to certain of the mortgage loans or the mortgage loans in general, examples are sometimes given with respect to a particular risk and a particular mortgage loan. However, the fact that examples are given should not be interpreted as meaning that such examples reflect all of the mortgage loans in the trust to which such risk is applicable.

The Offered Certificates May Not Be a Suitable Investment for You

The certificates offered hereby are not suitable investments for all investors. In particular, you should not purchase any class of certificates offered hereby unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with that class of certificates. For the reasons set forth in these “Risk Factors”, the yield to maturity and the aggregate amount and timing of distributions on the certificates offered hereby are subject to material variability from period to period and over the life of those certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates offered hereby involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate diligence on the mortgage loans and the certificates offered hereby.

The Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected the Value of Commercial Mortgage-Backed Securities

Recent events in the real estate and securitization markets, as well as the debt markets and the economy generally, have caused significant dislocations, illiquidity and volatility in the market for commercial mortgage-backed securities, as well as in the wider global financial markets. Declining real estate values, coupled with diminished availability of leverage and/or refinancings for commercial real estate has resulted in increased delinquencies and defaults on commercial mortgage loans. In addition, the downturn in the general economy has affected the financial strength of many commercial real estate tenants and has resulted in increased rent delinquencies and increased vacancies, particularly in the retail sector. Any continued downturn may lead to increased vacancies, decreased rents or other declines in income from, or the value of, commercial real estate, which would likely have an adverse effect on commercial mortgage-backed securities that are backed by loans secured by such commercial real estate and thus affect the values of such commercial mortgage-backed securities. We cannot assure you that the dislocation in the commercial mortgage-backed securities market will not continue to occur or become more severe. Even if the commercial mortgage-backed securities market does recover, the mortgaged properties and therefore, the mortgage loans and the certificates offered hereby, may decline in value. Any further economic downturn may adversely affect the financial resources of the related borrower under the mortgage loans and may result in the inability of the related borrower to make principal and interest payments on, or refinance, the outstanding debt when due or to sell the mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. In the event of default by a borrower under the mortgage loans, the trust may suffer a partial or total loss with respect to the certificates offered hereby. Any delinquency or loss on the mortgage loans may have an adverse effect on the distributions of principal and interest received by holders of the certificates.

In addition to credit factors directly affecting commercial mortgage-backed securities, the continuing fallout from a downturn in the residential mortgage-backed securities market and markets for other asset backed and structured products has also affected the commercial mortgage-backed securities market by contributing to a decline in the market value and liquidity of securitized investments such as commercial mortgage-backed securities. The deterioration of other structured products markets may continue to adversely affect the value of commercial mortgage-backed securities. Even if commercial mortgage-backed securities are performing as anticipated, the value of such commercial mortgage-backed securities in the secondary market may nevertheless decline as a result of a deterioration in general market conditions for other asset backed or structured products. Trading activity associated with commercial mortgage-backed securities indices may also drive spreads on those indices wider than spreads on commercial mortgage-backed securities, thereby resulting in a decrease in value of such commercial mortgage-backed securities.

Market Considerations and Limited Liquidity

Lack of liquidity could result in a decline in the market value of the certificates offered hereby. In addition, the market value of the certificates offered hereby at any time may be affected by many factors, including then prevailing interest rates, and no representation is made by any person or entity as to the market value of any offered certificate at any time. See “Risk Factors—Your Ability to Resell Certificates May Be Limited Because of Their Characteristics” in the prospectus.

The mortgage-backed securities market has experienced unprecedented disruptions resulting from reduced investor demand and increased yield requirements for those securities. As a result, the secondary market for mortgage-backed securities has experienced extremely limited liquidity. Although market conditions have improved recently somewhat for commercial mortgage-backed securities, there can be no assurance that such improvement will continue or that similar or worse disruptions will not occur again. Accordingly, it is possible that for some period of time investors who desire to sell certificates offered hereby in the secondary market may find fewer potential purchasers and experience lower resale prices than under “normal” market conditions.

The market value of the certificates offered hereby can decline even if the certificates offered hereby and the mortgage loans are performing at or above your expectations. The market value of the certificates offered hereby will be sensitive to fluctuations in current interest rates. However, any change in the market value of the certificates offered hereby may be disproportionately impacted by upward or downward movement in current interest rates.

The market value of the certificates offered hereby will also be influenced by the supply of and demand for commercial mortgage-backed securities generally. The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial mortgage loans, whether newly originated or held in portfolios, that are available for securitization. In addition, recently enacted financial reform legislation in the United States could adversely affect the availability of credit for commercial real estate. A number of factors will affect investors’ demand for commercial mortgage-backed securities, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid;

●
legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire;

●
investors’ perceptions regarding the commercial real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans secured by income producing properties; and

●
investors’ perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial real estate markets; and

●	the impact on demand generally for commercial mortgage-backed securities as a result of the existence or cancellation of government-sponsored economic programs.

If you decide to sell any certificates offered hereby, the ability to sell those certificates will depend on, among other things, whether and to what extent a secondary market then exists for those certificates, and you may have to sell at a discount from the price you paid for reasons unrelated to the performance of the certificates or the mortgage loans.

The offered certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for the certificates offered hereby. While the underwriters currently intend to make a secondary market in the certificates offered hereby, no underwriter is obligated to do so, any market-making may be discontinued at any time market-making may be discontinued at any time, and there can be no assurance that an active secondary market for the certificates offered hereby will develop. Additionally, one or more purchasers may purchase substantial portions of one or more classes of certificates offered hereby. Accordingly, you may not have an active or liquid secondary market for the certificates offered hereby. Lack of liquidity could result in a substantial decrease in the market value of the certificates offered hereby. The market value of the certificates offered hereby also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending. No representation is made by any person or entity as to what the market value of any offered certificate will be at any time. Furthermore, you should be aware that the market for securities of the same type as the certificates offered hereby has in the past been volatile and offered very limited liquidity. See “Risk Factors—Your Ability to Resell Certificates May Be Limited Because of Their Characteristics” in the prospectus.

The liquidity of the certificates offered hereby may also be affected by present uncertainties and future unfavorable determinations concerning legal investment. Each class of certificates offered hereby will not constitute “mortgage related securities” for purposes of Secondary Mortgage Market Enhancement Act of 1984, as amended. See “Legal Investment” in this prospectus supplement.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Certificates

We make no representation as to the proper characterization of the certificates offered hereby for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the certificates offered hereby under applicable legal investment or other restrictions or as to the consequences of an investment in the certificates offered hereby for such purposes or under such restrictions. We note that regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire commercial mortgage-backed securities, which in turn may adversely affect the ability of investors in the certificates offered hereby who are not subject to those provisions to resell such certificates in the secondary market. For example:

●
Member States of the European Union have implemented Article 122a of the Banking Consolidation Directive (Directive 2006/48/EC, as amended), which applies to new securitizations issued on or after December 31, 2010 as well as certain existing securitizations issued prior to that date. Article 122a of the Banking Consolidation Directive imposes a severe capital charge on a securitization position acquired by a European Union-regulated credit institution unless, among other conditions, (a) the originator, sponsor or original lender for the securitization has explicitly disclosed to the European Union-regulated credit institution that it will retain, on an ongoing basis, a material net economic interest of not less than 5% in respect of certain specified credit risk tranches or asset exposures, and (b) the acquiring institution is able to demonstrate that it has undertaken certain due diligence in respect of its securitization position and the underlying exposures and that procedures are established for such activities to be monitored on an on-going basis. For purposes of Article 122a of the Banking Consolidation Directive, a European Union-regulated credit institution may be subject to the capital requirements as a result of activities of its overseas affiliates, possibly including those that are based in the United States. Since neither the depositor nor the mortgage loan sellers will retain a 5% net economic interest with respect to the certificates offered hereby in one of the forms prescribed by Article 122a of the Banking Consolidation Directive, the adverse effect of Article 122a of the Banking Consolidation Directive to European Union-regulated institutions and their affiliates may cause them not to invest in the certificates, which in turn may adversely affect the liquidity of the certificates in the secondary market. This could adversely affect your ability to transfer certificates or the price you may receive upon a sale of your certificates.

●
The Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in the United States requires that federal banking regulators amend their regulations such that capital charges imposed on banking institutions are determined to a lesser extent on the ratings of their investments. No such regulations have yet been proposed or adopted. When such regulations are proposed or adopted, investments in commercial mortgage-backed securities by such institutions may result in greater capital charges to financial institutions that own commercial mortgage-backed securities, or otherwise adversely affect the treatment of commercial mortgage-backed securities for regulatory capital purposes.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the certificates offered hereby will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements.

The Volatile Economy and Credit Crisis May Increase Loan Defaults and Affect the Value and Liquidity of Your Investment

The global economy recently experienced a significant recession, as well as a severe, ongoing disruption in the credit markets, including the general absence of investor demand for and purchases of commercial mortgage-backed securities and other asset-backed securities and structured financial products. While the United States economy may technically be out of the recession, any recovery could be fragile and may not be sustainable for any specific period of time, and could slip into an even more significant recession. Continued downward price pressures and increasing defaults and foreclosures in residential real estate or other conditions that severely depressed the overall economy and contributed to the credit crisis have also led to increased vacancies, decreased rents or other/declines in income from, or the value of, commercial real estate. Additionally, the lack of credit liquidity, correspondingly higher mortgage rates and decreases in the value of commercial properties have prevented many commercial mortgage borrowers from refinancing their mortgages. These circumstances have increased delinquency and default rates of securitized commercial mortgage loans, and may lead to widespread commercial mortgage defaults. In addition, the declines in commercial real estate values have resulted in reduced borrower equity, hindering such borrower’s ability to refinance in an environment of increasingly restrictive lending standards and giving them less incentive to cure delinquencies and avoid foreclosure. Higher loan-to-value ratios are likely to result in lower recoveries on foreclosure, and an increase in loss severities above those that would have been realized had commercial property values remained the same or continued to increase. Defaults, delinquencies and losses have further decreased property values, thereby resulting in additional defaults by commercial mortgage borrowers, further credit constraints, further declines in property values and further adverse effects on the perception of the value of commercial mortgage-backed securities.

In addition, commercial mortgage lenders have adjusted their loan underwriting standards, which has reduced the availability of mortgage credit to prospective borrowers. These developments have contributed, and may continue to contribute, to a weakening in the commercial real estate market as these adjustments have, among other things, inhibited refinancing and reduced the number of potential buyers of commercial real estate. The continued use or further adjustment of these loan underwriting standards may contribute to further increases in delinquencies and losses on commercial mortgage loans generally.

In addition, developments since the spring of 2008, including among other factors, the circumstances of the collapse and subsequent sale of Bear, Stearns & Co. Inc., the bankruptcy of Lehman Brothers Holdings, Inc., the merger of Bank of America Corporation and Merrill Lynch & Co., the insolvency of Washington Mutual Inc., the emergency extension of approximately $152 billion in credit by the U.S. Department of the Treasury to American International Group Inc., the conservatorship and the control by the U.S. government since September 2008 of the Federal Home Loan Mortgage Corporation, commonly referred to as Freddie Mac, and the Federal National Mortgage Association, commonly referred to as Fannie Mae, the establishment of the Troubled Asset Relief Program through the Emergency Economic Stabilization Act of 2008 and the protection of Citigroup Inc.’s troubled assets in the form of a guarantee, have resulted in a substantial level of uncertainty in the financial markets, particularly with respect to mortgage related investments.

The global markets have seen an increase in volatility due to uncertainty surrounding the level and sustainability of sovereign debt of certain countries that are part of the European Union, including Ireland, Greece, Spain, Portugal and Italy, as well as the sustainability of the European Union itself. Some economists, observers and market participants have expressed concerns regarding the sustainability of the monetary union and the common currency in their current forms. Concerns regarding sovereign debt may spread to other countries at any time. In particular, the pace of progress, or the lack of progress, of federal deficit reduction talks in the United States may cause continued volatility. In addition, Egypt is currently undergoing a change in government following widespread protests. It is uncertain what effects these protests and change in government will have in Egypt, Libya, Syria or the Middle East, or what effects such events in Egypt, Libya, Syria or the Middle East might have on the United States and world financial markets, particular business segments, world commodity prices or otherwise. In addition, the earthquake and tsunami in Japan during 2011 and the damage to one of its nuclear reactor facilities may result in adverse effects on the global economy as a result of, among other reasons, investor uncertainty surrounding the extent of the damage at the nuclear facility and the eventual impact, if any, of the nuclear power industry generally, and disruptions in parts production in Japan and elsewhere. There can be no assurance that this uncertainty will not lead to further disruption of the credit markets in the United States. Furthermore, many state and local governments in the United States are experiencing, and are expected to continue to experience, severe budgetary constraints. Market volatility or disruption could result if a state were to default on its debt, or a significant local government were to default on its debt or seek relief from their debt in bankruptcy or by agreement with their creditors. In addition, recently-enacted financial reform legislation in the United States could adversely affect the availability of credit for commercial real estate.

Investors should consider that general conditions in the commercial real estate and mortgage markets may adversely affect the performance of the mortgage loans and accordingly the performance of the certificates offered hereby. In addition, in connection with all the circumstances described above, you should be aware in particular that:

●
such circumstances may result in substantial delinquencies and defaults on the mortgage loans and adversely affect the amount of liquidation proceeds the trust fund would realize in the event of foreclosures and liquidations;

●	defaults on the mortgage loans may occur in large concentrations over a period of time, which might result in rapid declines in the value of your certificates;

●	notwithstanding that the mortgage loans were recently underwritten and originated or acquired, the values of the mortgaged properties may have declined since the related mortgage loans were originated or acquired and may decline following the issuance of the certificates offered hereby and such declines may be substantial and occur in a relatively short period following the issuance of the certificates offered hereby; and such declines may or may not occur for reasons largely unrelated to the circumstances of the particular property;

●
if you determine to sell certificates offered hereby, you may be unable to do so or you may be able to do so only at a substantial discount from the price you paid; this may be the case for reasons unrelated to the then-current performance of the certificates offered hereby or the mortgage loans; and this may be the case within a relatively short period following the issuance of the certificates offered hereby;

●
if the mortgage loans default, then the yield on your investment may be substantially reduced notwithstanding that liquidation proceeds may be sufficient to result in the repayment of the principal of and accrued interest on your certificates; an earlier than anticipated repayment of principal (even in the absence of losses) in the event of a default in advance of the maturity date would tend to shorten the weighted average period during which you earn interest on your investment; and a later than anticipated repayment of principal (even in the absence of losses) in the event of a default upon the maturity date would tend to delay your receipt of principal and the interest on your investment may be insufficient to compensate you for that delay;

●
even if liquidation proceeds received on defaulted mortgage loans are sufficient to cover the principal and accrued interest on those mortgage loans, the trust fund may experience losses in the form of special servicing fees and other expenses, and you may bear losses as a result, or your yield may be adversely affected by such losses;

●
the time periods to resolve defaulted mortgage loans may be long, and those periods may be further extended because of borrower bankruptcies, judicial foreclosure and related litigation; and this may be especially true in the case of loans made to borrowers that have, or whose affiliates have, substantial debts other than the mortgage loan, including related subordinate or mezzanine financing. See “—Potential Conflicts of Interest” in this prospectus supplement;

●
trading activity associated with indices of commercial mortgage-backed securities may also drive spreads on those indices wider than spreads on commercial mortgage-backed securities, thereby resulting in a decrease in value of such commercial mortgage-backed securities, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial real estate markets and may be affected for reasons that are unknown and cannot be discerned; and

●
even if you intend to hold your certificates, depending on your circumstances, you may be required to report declines in the value of your certificates, and/or record losses, on your financial statements or regulatory or supervisory reports, and/or repay or post additional collateral for any secured financing, hedging arrangements, repurchase transactions or other financial transactions that you have entered into that are backed by or make reference to your certificates, in each case as if your certificates were to be sold immediately.

In connection with all the circumstances described above, the risks we describe elsewhere under “Risk Factors” in this prospectus supplement and the accompanying prospectus are heightened substantially, and you should review and carefully consider such risk factors in light of such circumstances.

The Prospective Performance of the Mortgage Loans Included in the Trust Fund Should Be Evaluated Separately from the Performance of the Mortgage Loans in Any of Our Other Trusts

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying the certificates offered hereby independently from the performance of commercial mortgage loans underlying any other series of certificates.

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus supplement does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsor of assets of the type to be securitized (known as “static pool data”). Because of the highly heterogeneous nature of the assets in commercial mortgage backed securities transactions, static pool data for prior securitized pools, even those involving the same asset types (e.g., hotels or office buildings), may be misleading, since the economics of the properties and terms of the loans may be materially different. In particular, static pool data that may show a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors. Therefore, investors should evaluate this offering on the basis of the information set forth in this prospectus supplement with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

Commercial Lending Is Dependent Upon Net Operating Income

The liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the commercial mortgage loan at any given time.

For historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three calendar years, to the extent available, prospective investors should review Annex A-1 to this prospectus supplement. Certain mortgage loans are secured in whole or in part by mortgaged properties that have no prior operating history available or otherwise lack historical financial figures and information. A mortgaged property may lack prior operating history or historical financial information because it is newly constructed, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the mortgage loan sellers’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases (or, in some cases, based on leases that are not yet in place or on tenants that may have signed a lease or lease amendment expanding its space but are not yet in occupancy and/or paying rent) and historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. However, there can be no assurance that actual cash flows from such mortgaged properties will meet such projected cash flows, income and expense levels or that those funds will be sufficient to meet the payment obligations of the related mortgage loans. See “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this prospectus supplement and “Risk Factors—Commercial and Multifamily Mortgage Loans Have Risks That May Affect Payments on Your Certificates” in the prospectus.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenant, at a particular mortgaged property have leases that expire or permit the tenant(s) to terminate its or their lease(s) during the term of the related mortgage loan);

●	the creditworthiness of tenants;

●	tenant defaults;

●	in the case of rental properties, the rate at which new rentals occur; and

●
the property’s “operating leverage” which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. The failure of such assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as describe in “Description of the Mortgage Pool—Additional Mortgage Loan Information”) to vary substantially from the actual net operating income of a mortgaged property. See “—Risks Relating to Underwritten Net Cash Flow” below.

Risks Relating to Underwritten Net Cash Flow

As described under “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this prospectus supplement, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the mortgage loan sellers. No representation is made that the underwritten net cash flow set forth in this prospectus supplement as of the cut-off date or any other date represents future net cash flows. Each investor should review these assumptions and make its own determination of the appropriate assumptions to be used in determining underwritten net cash flow. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent.

In the case of seven (7) mortgage loans (identified as Loan Nos. 1, 2, 8, 11, 17, 32 and 42), representing approximately 30.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the occupancy reflected herein includes certain tenants that have signed leases but are not in occupancy and/or are not paying rent and the underwritten net cash flow and underwritten net cash flow debt service coverage ratio reflected herein includes rent from those tenants even though the related tenants are not paying rent or are paying reduced rent. In each of those cases, the related lender collected reserves or obtained rent guarantees from the related borrower or its affiliates. However, there can be no assurance that the related tenant will ultimately occupy its respective space or that the amounts reserved pursuant to the related mortgage loan documents will be sufficient to offset the applicable free or reduced rent. See Annexes A-1 and A-3 to this prospectus supplement.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly adversely affected.

In addition, the debt service coverage ratios set forth in this prospectus supplement for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgage loan documents.

Limited Information Causes Uncertainty

Some of the mortgage loans that we intend to include in the trust are mortgage loans that were made to enable the related borrower to acquire the related mortgaged property. Accordingly, for certain of these mortgage loans, limited or no historical operating information is available with respect to the related mortgaged properties. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

No Reunderwriting of the Mortgage Loans

We have not reunderwritten the mortgage loans. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the applicable mortgage loan seller’s obligation to repurchase, substitute for or cure a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan, the value of the related mortgaged property or the interests of the certificateholders. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans, although neither of the mortgage loan sellers has made representations and warranties that it knows to be untrue (subject to the exceptions to the representations and warranties described in the purchase agreement and this prospectus supplement). If we had reunderwritten the mortgage loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty. In addition, we can give no assurance that the applicable mortgage loan seller will be able to repurchase a mortgage loan if a representation or warranty has been breached. See “Description of the Mortgage Pool—Representations and Warranties; Repurchases and Substitutions” in this prospectus supplement.

Risks Associated with Commercial Real Estate Lending

The borrower’s ability to make payments due on its related mortgage loan will be subject to the risks generally associated with real estate investments. These risks include adverse changes in general or local economic conditions, real estate values generally and in the locales of the related mortgaged properties, interest rates, real estate tax rates, other operating expenses (including costs of energy), inflation, the supply of and demand for properties of the type involved, zoning laws or other governmental rules and policies (including environmental restrictions), competitive conditions (including changes in land use and construction of new competitive properties) that may affect the ability of a borrower to obtain or maintain full occupancy of the related mortgaged properties, bankruptcy or other events adversely affecting the tenants or prospective tenants at such mortgaged properties, civil disorder, acts of war or of terrorists, acts of God, such as floods or earthquakes, and other factors beyond the control of the related borrower. Due to these and other factors, the performance of real estate has historically been cyclical. Such factors may make it difficult for the mortgaged properties to generate sufficient net operating income to make full and timely payments on the related mortgage loans. Also, if any major repair or improvement is required at a mortgaged property, we cannot assure you that the related borrower (or tenant, if required under its lease) will be able to obtain funds to make such repair or improvement. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required at a mortgaged property, changes in governmental approvals may be applicable and may materially affect the cost to, or ability of, the related borrower to effect such reconstruction, major repair or improvement. Furthermore, certain of the reciprocal easement and operating agreements or anchor tenant leases may provide that the anchor tenant is permitted to terminate its lease or operating covenant in certain circumstances, including if a mortgaged property is substantially damaged or taken by condemnation. See “—Risks Associated with Retail Properties” below.

Risks Associated with Retail Properties

Seventy-three (73) of the mortgaged properties, securing approximately 41.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are retail properties, and 14 of those mortgaged properties, securing approximately 33.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, may have one or more “anchor tenants”. The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics. The correlation between success of tenant businesses and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales.

Whether a retail property is “anchored”, “shadow anchored” or “unanchored” is also an important consideration. The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important because anchors play a key role in generating customer traffic and making a center desirable for other tenants. An “anchor tenant” located on a related property is usually proportionately larger in size than most other tenants in the property and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants in the property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the property so as to influence and attract potential customers, but is not located on the mortgaged property. The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

●	an anchor tenant’s or shadow anchor tenant’s failure to renew or extend its lease;

●	termination of an anchor tenant’s or shadow anchor tenant’s lease or, if the anchor tenant or shadow anchor tenant owns its own site, a decision to vacate;

●	the bankruptcy or economic decline of an anchor tenant, shadow anchor tenant or self-owned anchor; or

●	the cessation of the business of an anchor tenant, a shadow anchor tenant or of a self-owned anchor (notwithstanding its continued payment of rent).

In certain instances with respect to the mortgaged properties, anchor tenant leases expire during the term of the related mortgage loan. See “Description of Top Ten Mortgage Loans and Additional Mortgage Loan Information” of Annex A-3 to this prospectus supplement for the lease rollover schedules for certain of the mortgage loans and see Annex A-1 to this prospectus supplement for the lease expiration dates for the five largest tenants (based on net rentable area leased) at each mortgaged property. We cannot assure you that if anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or remain vacant, such anchor tenants or shadow anchor tenants, as applicable, would be replaced in a timely manner or, if part of the collateral for the related mortgage loan, without incurring material additional costs to the related borrower and resulting in adverse economic effects.

In addition, various anchor parcels and/or anchor improvements at a mortgaged property may be owned by the anchor tenant (or an affiliate of the anchor tenant) or by a third party and therefore not be part of the related mortgaged property and the related borrower may not receive rental income from such anchor tenant.

Retail properties that have anchor tenant-owned stores often have reciprocal easement and operating agreements between the retail property owner and such anchor tenants containing certain operating and maintenance covenants. Although an anchor tenant that owns its own parcel does not pay rent, it generally is required to pay a contribution toward common area maintenance and real estate taxes on the improvements and related real property. Anchor tenants that lease their stores often have operating covenants as well. Such operating covenants may be provided for in the anchor tenant lease or in the reciprocal easement and operating agreement, if any, affecting the mortgaged property. Anchor tenants that have no operating covenants or whose covenants have expired previously or will expire during the term of the related mortgage loan are or will not be contractually obligated to operate their stores at the applicable mortgaged property. A number of the tenant leases and reciprocal easement and operating agreements at the mortgaged properties have co-tenancy clauses which permit such stores to abate the rent payable, refrain from opening for business, cease operating and/or terminate their leases if certain anchor or other major tenants, and/or if a specified percentage of the stores at the related mortgaged property, are not occupied and operating and also have certain other termination rights related to sales targets. Certain of the operating covenants with respect to the mortgaged properties have expired or will expire prior to the maturity date of the related mortgage loan. We cannot assure you that operating covenants will be obtained in the future for these or any of the anchor tenants.

Certain tenant (including anchor tenant) estoppels obtained in connection with the origination of the mortgage loans identify disputes between the related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or reciprocal easement and operating agreement. Such disputes, defaults or potential defaults could result in a tenant off-setting rent or could lead to a termination or attempted termination of the applicable lease or reciprocal easement and operating agreement by the tenant or to litigation against the related borrower. There can be no assurance that the identified tenant disputes will not have a material adverse effect on the ability of the related borrowers to repay the mortgage loan. In addition, there can be no assurance that the tenant estoppels obtained identify all potential disputes that may arise with tenants.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. Certain tenants at the mortgaged properties may be paying rent but are not yet in occupancy or have signed leases but have not yet started paying rent and/or are not yet in occupancy. See “—Certain Additional Risks Relating to Tenants” in this prospectus supplement. Risks applicable to anchor tenants (such as bankruptcy, failure to renew leases, early terminations of leases and vacancies) also apply to other tenants. We cannot assure you that the rate of occupancy at the stores will remain at the current levels or that the net operating income contributed by the mortgaged properties will remain at its current or past levels. See “—Risks of Lease Early Termination Options” in this prospectus supplement.

Borrowers and property managers of mortgaged properties may currently own, and in the future property managers of mortgaged properties and affiliates of borrowers may develop or acquire, additional properties and lease space in other properties in the same market areas where the mortgaged properties are located. Property managers at the related mortgaged properties also may manage competing properties. None of the property managers or any other party has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to, or near the mortgaged properties.

Retail properties also face competition from sources outside a given real estate market. Factory outlet centers, discount shopping centers and clubs, video shopping networks, catalogue retailers, home shopping networks, direct mail, Internet selling and telemarketing all compete with more traditional retail properties for consumer dollars. Continued growth of these and other alternative retail outlets could adversely affect the rents collectible at the mortgaged properties secured by retail properties. Increased competition could adversely affect income from and market value of those mortgaged properties.

One (1) of the mortgage loans (identified as Loan No. 2 on Annex A-1 to this prospectus supplement), representing approximately 10.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is secured by a property that has a theater as one of the tenants. Mortgage loans with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater and other retailers at the mortgaged property. In addition, decreasing attendance at a theater could adversely affect revenue of the theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit, lease defaults, ratings and, in certain cases, bankruptcy filings. See “—Tenant Bankruptcy Entails Risks” below. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Seven (7) of the mortgaged properties (identified as Loan Nos. 7, 33.04, 33.07, 38.04, 38.05, 38.08 and 45 on Annex A-1 to this prospectus supplement), securing approximately 4.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, have a restaurant as one of the five largest tenants (based on net rentable area leased) or as a single tenant operating at the related mortgaged property. Restaurants are subject to certain unique risks including that the restaurant space is not easily convertible to other types of retail or office space and that the restaurant receipts are not only affected by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers.

Retail Bank Branches Have Special Risks

Seven (7) of the mortgaged properties, securing approximately 16.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are properties that are, or include as one of the five largest tenants, bank branches. Bank branches are specialty-use properties that are outfitted with vaults, teller counters and other customary installations and equipment that require significant capital expenditures. The ability to lease these properties to entities other than financial institutions may be difficult due to the added cost and time of refitting the properties. Additionally, certain of these mortgaged properties may have been designated as historic or landmark buildings or may be located in areas designated as historic or landmark. Such properties may have restrictions related to renovations, construction or other restrictions and may not be permitted to be converted to alternative uses because of such restrictions.

A concentration of leases to banks as to a related mortgage loan or an individual mortgaged property securing a related mortgage loan could have a negative effect on net operating income in the event of a downturn in the banking industry or a shift in the banking industry business model concerning retail branches. Individual banks, as well as the banking industry in general, may be adversely affected by negative economic and market conditions throughout the United States or in the local economies in which regional or community banks operate. In addition, changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System, may have an adverse impact on banks’ loan portfolios and allowances for loan losses. As a result, the mortgaged properties may experience higher rates of lease default or terminations in the event of a downturn in the banking industry than they would if the tenant base was more diversified. This, in turn, could cause losses on the mortgage loans and on your investment in the certificates offered hereby. See “Transaction Parties—Significant Obligors” in this prospectus supplement.

Office Properties Have Special Risks

Fifteen (15) of the mortgage loans, representing approximately 38.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured by 17 office properties.

A large number of factors may adversely affect the value of office properties, including:

●	the quality of an office building’s tenants;

●	an economic decline in the business operated by the tenants;

●
the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, location, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

●	the physical attributes of the building with respect to the technological needs of the tenants, including the adaptability of the building to changes in the technological needs of the tenants;

●	the diversity of an office building’s tenants (or reliance on a single or dominant tenant);

●	the desirability of the area as a business location;

●	the strength and nature of the local economy, including labor costs, tax environment and the quality of life for employees;

●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (all of which affect the demand for office space); and

●
in the case of medical office properties (such as the mortgaged property securing the mortgage loan identified as Loan No. 34 on Annex A-1 to this prospectus supplement, representing approximately 1.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date), the performance of a medical office property may depend on (i) the proximity of such property to a hospital or other health care establishment and (ii) reimbursements for patient fees from private or government-sponsored insurers. Issues related to reimbursement (ranging from non-payment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants. See “—Risks Relating to Mortgage Loan Concentrations and Borrower-Sponsor Concentrations” below.

Hotel Properties Have Special Risks

Five (5) of the mortgage loans, representing approximately 9.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured by 7 hotel properties. See “Risk Factors—Commercial and Multifamily Mortgage Loans Have Risks That May Affect Payments on Your Certificates” in the accompanying prospectus.

Limited-service hotels (such as the mortgaged properties securing mortgage loans identified as Loan Nos. 5, 15 and 46 on Annex A-1 to this prospectus supplement, representing approximately 7.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date) may subject a lender to more risk than full-service hotels as they generally require less capital for construction than full-service hotels. In addition, as limited-service hotels generally offer fewer amenities than full-service hotels, they are less distinguishable from each other. As a result, it is easier for limited-service hotels to experience increased or unforeseen competition.

Some of the franchise agreements applicable to the hotel mortgaged properties expire during the term of the related mortgage loan. For example, one (1) mortgage loan (identified as Loan No. 5 on Annex A-1 to this prospectus supplement), representing approximately 4.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is secured by three (3) hospitality properties subject to franchise agreements. In the case of two (2) of those mortgaged properties identified as Loan Nos. 5.02 and 5.03 on Annex A-1 to this prospectus supplement, the related franchise agreements expire in July 2017 and June 2018, respectively, which is almost five years and four years, respectively, prior to the maturity date of the related mortgage loan.

Additionally, with respect to one (1) mortgage loan (identified as Loan No. 29 on Annex A-1 to this prospectus supplement), representing approximately 1.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, a portion of the related mortgaged property consists of a museum and art gallery. The lender has a security interest in the permanent collection at the related mortgaged property, but not in the various rotating collections that are displayed from time to time at the related mortgaged property. There can be no assurances that the related mortgaged property will continue to receive such art collections, and the expiration or termination of such collections may result in an adverse impact on hotel occupancy.

Some of the hotels have liquor licenses associated with the mortgaged property. The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license. In the event of a foreclosure of a hotel property that holds a liquor license, the special servicer on behalf of the trust or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. There can be no assurance that a new license could be obtained promptly or at all. The lack of a liquor license in a full-service hotel could have an adverse impact on the revenue from the related mortgaged property or on the hotel’s occupancy rate.

Additionally, certain of these mortgaged properties may have been designated as historic or landmark buildings or may be located in areas designated as historic or landmark. Such properties may have restrictions related to renovations, construction or other restrictions.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

Six (6) of the mortgaged properties, securing approximately 8.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are affiliated with a franchise or hotel management company through a franchise or management agreement. See “Risk Factors—Commercial and Multifamily Mortgage Loans Have Risks That May Affect Payments on Your Certificates” in the accompanying prospectus.

The continuation of a franchise agreement or management agreement is subject to specified operating standards, property improvement plans, and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions could result in the loss or cancellation of their rights under the franchise agreement or management agreement. There can be no assurance that a replacement franchise could be obtained in the event of a termination. In addition, replacement franchises may require significantly higher fees as well as the investment of capital to bring the hotel into compliance with the requirements of the replacement franchisor. Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable.

The franchise license agreements and the property management agreements generally restrict transfers of the subject agreement, transfers of the ownership interests of the related borrower and/or transfers of the subject hospitality mortgaged property, and generally (a) contain certain approval rights regarding the transferee and/or (b) prohibit certain transfers for various reasons, including, without limitation, that (i) the transferee does not have sufficient financial resources to fulfill the owner’s obligations under the franchise agreement or management agreement, as applicable, (ii) the transferee is among a group of specifically designated prohibited transferees and/or (iii) the transferee is a competitor (within the meaning of the franchise agreement or management agreement). Such restrictions may impact a foreclosure sale or a sale of an REO property.  In the event of a foreclosure, the lender may not have the right to use the franchise license without the franchisor’s consent or the manager might be able to terminate the management agreement. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure and, further, may be limited as regards the pool of potential transferees for a foreclosure or real estate owned property.

Industrial Properties Have Special Risks

Two (2) of the mortgage loans, securing approximately 4.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured by 5 industrial properties. Significant factors determining the value of industrial properties are:

●	the quality of tenants;

●	reduced demand for industrial space because of a decline in a particular industry segment;

●	the property becoming functionally obsolete;

●	building design and adaptability;

●	unavailability of labor sources;

●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

●	changes in proximity of supply sources;

●	the expenses of converting a previously adapted space to general use; and

●	the location of the property.

Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties may be more frequently dependent on a single or a few tenants.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. In addition, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable for a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Mixed Use Facilities Have Special Risks

Two (2) of the mortgage loans, representing approximately 3.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured by two (2) mixed use properties.

Mixed use mortgaged properties consist of office, retail and other components, and as such, the mortgage loan secured by mixed use mortgaged properties will share risks associated with such underlying components. In addition, a mixed use property may be managed by a manager that is not experienced in managing all of the property types comprising the mortgaged property. See “—Lack of Skillful Property Management Entails Risks” in this prospectus supplement.

Self-Storage Properties Have Special Risks

Two (2) mortgage loans, representing approximately 2.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured by 10 self-storage properties.

The self-storage facilities market contains low barriers to entry. In addition, due to the short-term nature of self-storage leases, self-storage properties also may be subject to more volatility in terms of supply and demand than loans secured by other types of properties.

Because of the construction utilized in connection with certain self-storage facilities, it might be difficult or costly to convert such a facility to an alternative use. Thus the liquidation value of self-storage properties may be substantially less than would be the case if the same were readily adaptable to other uses.

In addition, it is difficult to assess the environmental risks posed by such facilities due to tenant privacy, anonymity and unsupervised access to such facilities. Therefore, such facilities may pose additional environmental risks to investors. The environmental site assessments discussed in this prospectus supplement did not include an inspection of the contents of the self-storage units included in the self-storage properties. We therefore cannot provide assurance that all of the units included in the self-storage properties are free from hazardous materials, or that they will remain so in the future.

With respect to one (1) mortgage loan (identified as Loan No. 16 on Annex A-1 to this prospectus supplement), representing approximately 2.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, approximately 27.0% of the underwritten effective gross income by the related mortgaged properties is non-storage revenue associated with several agreements by and among the related borrower and certain affiliates of U-Haul International, Inc., which is also affiliated with the sponsor of the mortgage loan, including a dealership contract, pursuant to which the related borrower receives commissions for renting trucks, motor vehicles, trailers and related equipment; the sale of boxes, tape and other packaging materials; and leases between U-Haul International, Inc. and the related borrower for space at the mortgaged properties. The applicable affiliates of U-Haul International, Inc. have entered into an assignment and subordination agreement, which provides that the dealer agreement will remain in place for one year after a foreclosure or deed in lieu of foreclosure, at the election of the related lender. After the one year period, the affiliates of U-Haul International, Inc. may terminate the dealer agreement and the leases are subject to subordination and attornment agreements that give the related lender the option to enforce or terminate such leases. As a result, we cannot assure you that net operating income or the related mortgaged properties will not be negatively impacted if the related lender elects to foreclose on its interests in the mortgaged properties, or that such revenue streams will continue to be generated by the mortgaged properties.

Manufactured Housing Community Properties Have Special Risks

One (1) of the mortgage loans, representing approximately 0.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is secured by an age-restricted (55 years old or older) manufactured housing community property.

Commercial mortgage loans secured by liens on manufactured housing community properties pose risks not associated with commercial mortgage loans secured by liens on other types of income-producing real estate. The successful operation of a manufactured housing community property may depend upon the number of other competing residential developments in the local market, such as:

●	other manufactured housing community properties;

●	apartment buildings; and

●	site-built single family homes.

Other factors may also include:

●	the physical attributes of the community, including its age and appearance;

●
location of the manufactured housing community property, including the seasonal effect upon occupancy, particularly with respect to seasonal sites occupied by recreational vehicles and travel-trailers, which often have short term rental contracts;

●	the percentage of owner-occupied homes versus rental homes;

●	restrictions on the age of tenants who may reside at the property;

●	the ability of management to provide adequate maintenance and insurance;

●	the types of services or amenities provided;

●	the property’s reputation; and

●	state and local regulations, including rent control and rent stabilization.

The manufactured housing community properties included in the pool of mortgage loans are “single-purpose” properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the related borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing community property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if such manufactured housing community property were readily adaptable to other uses.

Multifamily Properties Have Special Risks

One (1) of the mortgage loans, representing approximately 0.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is secured by a multifamily property.

A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

●	the physical attributes of the apartment or student housing building (e.g., its age, appearance and construction quality);

●	the quality of property management;

●	the location of the property (e.g., a change in the neighborhood over time or increased crime in the neighborhood);

●	the ability of management to provide adequate security, maintenance and insurance;

●	the types of services the property provides;

●	the property’s reputation;

●	the level of mortgage interest rates (which may encourage tenants to purchase rather than rent housing);

●	the generally short terms of residential leases and the need for continued reletting;

●	rent concessions and month-to-month leases, which may impact cash flow at the property;

●
in the case of student housing facilities, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

●	restrictions on the age of tenants who may reside at the property;

●	state and local regulations, including rent control and rent stabilization;

●	the presence of competing properties and residential developments in the local market;

●
the existence of corporate tenants renting large blocks of units at the property, which in the event such tenant vacates would leave the property with a significant percentage of unoccupied space, and in the event such tenant was renting at an above-market rent may make finding replacement tenants difficult;

●	the tenant mix, particularly if the tenants are predominantly students, personnel from or workers related to a military base or workers from a particular business or industry;

●	adverse local, regional or national economic conditions, which may limit the amount of rent that can be charged and may result in a reduction in timely rent payments or a reduction in occupancy;

●	state and local regulations;

●	government assistance/rent subsidy programs; and

●	national, state or local politics.

Risks of Lease Early Termination Options

Retail leases often give tenants the right to terminate the related lease or abate or reduce the related rent (i) if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases, (ii) if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions, (iii) if the related borrower fails to provide a designated number of parking spaces or otherwise fails to comply with particular parking agreements, (iv) if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility or a tenant’s use of the mortgaged property, (v) upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time, (vi) if a tenant’s use is not permitted by zoning or applicable law, (vii) if a tenant is not permitted to exercise expansion rights at the mortgaged property, (viii) if the landlord fails to undertake various property renovations or improvement, or (ix) if the landlord defaults on its obligations under the lease. In each identified instance the borrower may have interests adverse to the mortgagee, and we cannot assure you that the borrower will not violate those restrictions if it feels that such violation may otherwise benefit it or its affiliates to do so, even where such action is to the detriment of the mortgaged property.

In addition, it is common for other tenants at anchored or shadow-anchored retail centers to have the right to terminate their lease or abate or reduce rent if an anchor or shadow anchor tenant goes dark. Even if other tenants do not have termination or rent abatement rights, because an anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants, we cannot assure you that any loss of an anchor tenant will not have a material adverse impact on the non-anchor tenants’ ability to operate, which may in turn adversely impact the borrower’s ability to meet its obligations under the related mortgage loan documents. If an anchor tenant goes dark, generally the borrower’s only remedy is to terminate that lease after the anchor tenant has been dark for a specified amount of time.

Certain of the tenant leases for the mortgaged properties permit the related tenant to terminate its lease and/or abate or reduce rent if the tenant fails to meet certain sales targets or other business objectives for a specified period of time. We cannot assure you that all or any of these tenants will meet the sales targets or business objectives required to avoid the exercise of any termination and/or abatement rights.

In addition, certain of the tenant leases for the mortgaged properties permit the affected tenants to terminate their leases and/or abate or reduce rent if a certain number of anchor tenants, shadow anchors and/or a percentage of the tenants cease to operate at the applicable mortgaged property. Further, certain of the tenant leases for the other mortgaged properties may permit affected tenants to terminate their leases if a tenant at an adjacent or nearby property terminates its lease or goes dark.

In addition to termination options tied to certain triggers as set forth above that are common with respect to retail properties, certain tenant leases permit the related tenant to unilaterally terminate its lease without the occurrence of any trigger.

For example, with respect to eight (8) mortgage loans (identified as Loan Nos. 1, 7, 8, 9, 28, 35, 37 and 43 on Annex A-1 to this prospectus supplement), representing approximately 23.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, one or more of the top five (5) tenants at the related mortgaged properties either has the right to terminate its lease prior to the stated expiration of the full lease term (either at such tenant’s option or for reasons other than a landlord default under the applicable lease) and/or the right to reduce such tenant’s total leased space at the related mortgaged property pursuant to the related lease. Generally, these tenants are required to provide advance notice and in some instances pay a termination fee to the related borrowers. We cannot assure you that any of these tenants will not exercise these early termination and contraction rights, and we cannot assure you that the absence or reduced presence of these tenants at the related mortgaged properties will not have a material adverse impact on the related mortgaged properties. See “Description of Top Ten Mortgage Loans and Additional Mortgage Loan Information” on Annex A-3 to this prospectus supplement for additional descriptions of lease termination rights or rights to reduce space for certain tenants with respect to the applicable mortgage loans. See Annex A-1 to this prospectus supplement for additional information on any tenant’s rights applicable to the top five tenants at certain mortgaged properties.

Geographic Concentration Entails Risks

Mortgaged properties located in Texas, Ohio, Georgia, California, South Carolina and Florida secure approximately 20.6%, 14.1%, 12.5%, 8.6%, 6.5% and 5.5%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount and collectively secure approximately 67.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount.

The remaining mortgaged properties are located throughout 24 other states, with no more than 4.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount secured by mortgaged properties located in any such jurisdiction.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to geographic areas or the regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that adverse economic or other developments or natural disasters affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. In recent periods, several regions of the United States have experienced significant real estate downturns. Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties. In addition, local or regional economies may be adversely affected to a greater degree than other areas of the country by developments affecting industries concentrated in such area. A decline in the general economic condition in the region in which mortgaged properties securing the related mortgage loans are located would result in a decrease in consumer demand in the region and the income from and market value of the mortgaged properties may be adversely affected. Several mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets. Mortgage loans secured by mortgaged properties in these secondary or tertiary markets may be more susceptible to the impacts of risks disclosed herein. Other regional factors—e.g., earthquakes, floods, forest fires or hurricanes or changes in governmental rules or fiscal policies—also may adversely affect the mortgaged properties. For example, properties located in California, Texas, Washington, Florida, North Carolina, South Carolina, Mississippi, Alabama or Georgia may be more susceptible to certain hazards (such as earthquakes, hurricanes or floods) than properties in other parts of the country and properties located in coastal states may be more generally susceptible to hurricanes than properties in other parts of the country. The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available. We cannot assure you that any hurricane damage would be covered by insurance. Likewise, events such as the oil platform explosion and subsequent oil spill that occurred in the Gulf of Mexico in April 2010 could lead to a regional economic downturn for the gulf coast region of the United States, which could have an adverse impact on mortgaged properties located in, among other places, Florida, Texas, Alabama and Mississippi, states in which mortgaged properties, representing approximately 30.3% of the aggregate principal of the pool of mortgage loans as of the cut-off date by allocated loan amount, are located. Regional areas affected by such events often experience disruptions in travel, transportation and tourism, loss of jobs and an overall decrease in consumer activity, and often a decline in real estate-related investments. There can be no assurance that the economies in such impacted areas will recover sufficiently to support income producing real estate at pre-event levels or that the costs of the related clean-up will not have a material adverse effect on the local or national economy. See “Servicing of the Mortgage Loans—Maintenance of Insurance” and “Certain Legal Aspects of the Mortgage Loans” in this prospectus supplement and “Description of the Pooling Agreements—Hazard Insurance Policies” in the accompanying prospectus.

Risks Relating to Mortgage Loan Concentrations and Borrower-Sponsor Concentrations

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. In this regard:

●	The largest mortgage loan represents approximately 11.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

●	The 3 largest mortgage loans represent, in the aggregate, approximately 28.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

●	The 10 largest mortgage loans represent, in the aggregate, approximately 51.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

See “Description of the Mortgage Pool—Top Ten Mortgage Loans and Additional Mortgage Loan Information” in this prospectus supplement.

Each of the other mortgage loans represents no more than approximately 2.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

A concentration of mortgaged property types can pose increased risks. A concentration of mortgage loans secured by the same types of mortgaged property can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. In that regard, the following table lists the property type concentrations in excess of 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date:

Property Type Concentrations Greater Than 5%(1)

Property Type	Number of Mortgaged Properties	Aggregate Principal Balance of Mortgaged Properties	% of Initial Pool Balance
Retail	73	$467,619,664	41.2%
Office	17	432,558,690	38.1
Hotel	7	111,351,139	9.8
Total:	97	$1,011,529,493	89.2%

(1)
Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as set forth in Annex A-1.

A concentration of mortgage loans with the same borrower or related borrowers can also pose increased risks. Any adverse circumstances relating to a borrower or an affiliate of the borrower and affecting one of the related mortgage loans or mortgaged properties could also affect other mortgage loans or mortgaged properties of the related borrower. For example, if a borrower that owns or controls several properties (whether or not all of them secure mortgage loans in the pool) experiences financial difficulty at one property, it could defer maintenance at a mortgaged property in order to satisfy current expenses with respect to the first property, or they could attempt to avert a foreclosure by filing a bankruptcy petition that might have the effect of interrupting payments for an indefinite period on all of the related mortgage loans.

In addition, it is possible that some or all of the properties owned or controlled by a borrower will be managed by the same property manager (whether or not all of the properties secure mortgage loans in the pool). A concentration of mortgaged properties with a common property manager may result in a conflict of interest in that the property manager may have interests in other competing properties that may be adverse to the mortgaged properties in the pool.

Six (6) groups of mortgage loans comprised of 20 mortgage loans, representing approximately 48.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, have borrowers related to each other, but no group of mortgage loans having borrowers that are related to each other represents more than approximately 17.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Mortgage loans with related borrowers are identified under “Related Borrower” on Annex A-1 to this prospectus supplement.

Twelve (12) mortgage loans (identified as Loan Nos. 4, 5, 8, 9, 10, 12, 16, 23, 31, 33, 38 and 40 on Annex A-1 to this prospectus supplement), representing approximately 26.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured by more than one mortgaged property.

See “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this prospectus supplement.

Mortgaged properties owned by related borrowers are likely to:

●	have common management, increasing the risk that financial or other difficulties experienced by the property manager could have a greater impact on the pool of mortgage loans; and

●	have common general partners or managing members, which could increase the risk that a financial failure or bankruptcy filing would have a greater impact on the pool of mortgage loans.

Mortgage loans involving more than one borrower could be challenged as fraudulent conveyances by creditors of the respective borrowers in an action brought outside a bankruptcy case or, if a borrower were to become a debtor in a bankruptcy case, by a borrower’s representative. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws” in the prospectus. Additionally, a lien granted by a borrower could be avoided if a court were to determine that (i) the borrower was insolvent when it granted the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness, or was not able to pay its debts as they matured when it granted the lien; and (ii) the borrower did not receive fair consideration or reasonably equivalent value when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could: (i) subordinate all or part of the pertinent mortgage loan to existing or future indebtedness of that borrower; (ii) recover payments made under that mortgage loan; or (iii) take other actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the mortgage loan or the mortgages securing the cross-collateralization.

One (1) mortgage loan (identified as Loan No. 5 on Annex A-1 to this prospectus supplement), representing approximately 4.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, involves three (3) borrowers with different ownership structures. Having different ownership structures poses a greater risk that borrowers who own different properties securing one loan did not receive fair consideration or reasonably equivalent value when they allowed their respective mortgaged properties to be encumbered by a lien securing the entire indebtedness, and that the lien is an avoidable fraudulent conveyance.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally, but not in all cases, do not have personal assets and creditworthiness at stake aside from their interest in the properties. The terms of the mortgage loans generally, but not in all cases, require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions that typically are required in order for them to be viewed under standard rating agency criteria as “single-purpose entities”. In general, but not in all cases, borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties, and related ancillary activities, and limit the borrowers’ ability to incur additional indebtedness or create or allow any encumbrance on the mortgaged properties to secure additional indebtedness or obligations of other entities. These provisions are designed to mitigate the possibility that the borrowers’ financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Laws” in the accompanying prospectus. Also, although a borrower may currently be a single purpose entity, in certain cases, that borrower was not originally a single-purpose entity, but at origination of the related mortgage loan its organizational documents were amended. That borrower may also have previously owned property other than the related mortgaged property or it is a “recycled” single-purpose vehicle that previously had other liabilities. In addition, that borrower may not have observed all covenants that typically are required to consider a borrower a “single purpose entity”. The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Borrowers that are not single-purpose entities structured to limit the possibility of becoming insolvent or bankrupt, may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because the borrowers may be:

●	operating entities with a business distinct from the operation of the mortgaged property with the associated liabilities and risks of operating an ongoing business; or

●	entities or individuals that have personal liabilities unrelated to the mortgaged property.

However, any borrower, even a single-purpose entity structured to be bankruptcy-remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against the borrower or corporate or individual general partner or managing member.

Certain borrowers’ organizational documents or the terms of certain mortgage loans permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower. A custodial account structure for affiliated entities, while common among certain REITs, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

The organizational documents of a borrower (generally under a mortgage loan that has an original principal balance in excess of $20,000,000) may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced by certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent directors, managers or trustees (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine in the exercise of their fiduciary duties to the applicable borrower that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower, such that the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower. In any event, we cannot assure you that a borrower will not file for bankruptcy protection, that creditors of a borrower will not initiate a bankruptcy or similar proceeding against such borrower, or that, if initiated, a bankruptcy case of the borrower could be dismissed. For example, in the bankruptcy case of In re General Growth Properties, Inc., notwithstanding that the subsidiaries were special purpose entities with independent directors, numerous property-level, special purpose subsidiaries were filed for bankruptcy protection by their parent entity. Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings. In denying the motions, the bankruptcy court stated that the fundamental and bargained-for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases. Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities. The moving lenders had argued that the 20 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders. However, the bankruptcy code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective. Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross-defaults, a need to refinance in the near term (i.e., within 1 to 4 years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing. In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were crucial to the parent’s reorganization. As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances. Unless a mortgage loan had an original principal balance in excess of $20 million, it is unlikely that the originator obtained a non-consolidation opinion with respect to the related borrower.

With respect to one (1) mortgage loan (identified as Loan No. 15 on Annex A-1 to this prospectus supplement), representing 2.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, which had an original principal balance of $23,000,000, no non-consolidation opinion was obtained with respect to the related borrower at origination. See “Risk Factors—The Borrower’s Form of Entity May Cause Special Risks” in the prospectus.

Delaware Statutory Trusts May Hinder Recovery

Five (5) mortgage loans (identified as Loan Nos. 23, 31, 33, 38 and 40 on Annex A-1 to this prospectus supplement), representing approximately 5.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is secured by a property owned by a Delaware statutory trust, and with respect to one (1) mortgage loan (identified as Loan No. 13 on Annex-A1 to this prospectus supplement), representing approximately 2.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related borrower has the ability to convert to a Delaware statutory trust. Delaware statutory trusts are restricted in their ability to actively operate a property, including with respect to loan workouts, leasing and re-leasing, making material improvements and other material actions affecting the related mortgaged property. In addition, in the case of a mortgaged property that is owned by a Delaware statutory trust, certain decisions may require the consent of the holders of the beneficial interests in the Delaware statutory trust and, in such event, there is a risk that obtaining such consent will be time consuming and cause delays in the event certain actions need to be taken by or on behalf of the borrower or with respect to the mortgaged property.

Ability to Incur Other Borrowings Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are subordinated or mezzanine loans), the trust is subjected to additional risk. See “Risk Factors—Ability to Incur Other Borrowings Entails Risk” in the prospectus.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

The mortgage loan documents generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgage loans generally permit, subject to certain limitations, the transfer or pledge of limited partnership, non-managing member or other passive equity interests in a borrower. Certain of the mortgage loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage or control limitation or requiring the consent of the mortgagee to any such transfer (which consent in certain instances would consist of the mortgagee ascertaining that certain specific transfer conditions have been satisfied). Moreover, in general, mortgage loans with borrowers that do not meet single-purpose entity criteria may not restrict in any way the incurrence by the relevant borrower of mezzanine debt. See “Risk Factors—The Borrower’s Form of Entity May Cause Special Risks” in this prospectus supplement. Certain of the mortgage loans permit mezzanine debt, secured by pledges of ownership interests in the borrower, to be incurred in the future subject to criteria set forth in the Mortgage Loan documents. As of the cut-off date, the mortgage loan sellers have informed us that they aware of the following existing or specifically permitted mezzanine indebtedness with respect to the mortgage loans:

●
With respect to nine (9) mortgage loans (identified as Loan Nos. 5, 15, 19, 23, 31, 33, 38, 39 and 40 on Annex A-1 to this prospectus supplement), representing approximately 14.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the ownership interests of the direct or indirect owners of the related borrower have been pledged as security for mezzanine debt, subject to the terms of an intercreditor agreement. See “Risk Factors—Tenant Bankruptcy Entails Risks” in this prospectus supplement.

●
With respect to three (3) mortgage loans (identified as Loan Nos. 18, 25 and 28 on Annex A-1 to this prospectus supplement), representing approximately 4.4% of the aggregate principal balance of the initial pool as of the cut-off date, the related mortgage loan documents permit the owners of a transferee, in connection with a permitted transfer of the mortgaged property, to obtain a mezzanine loan secured by the ownership interests of the proposed transferee, subject to certain conditions contained in the related mortgage loan documents. See “Description of the Mortgage Pool—Future Mezzanine Debt” in this prospectus supplement.

Also, with respect to one (1) mortgage loan (identified as Loan No. 7 on Annex A-1 to this prospectus supplement), representing approximately 3.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, GTECH Corporation, the largest tenant at the related mortgaged property, has entered into an arrangement similar to a “payment-in-lieu of taxes” program that may result in payments from liquidation proceeds or the mortgage loan being paid to the program counterparts prior to the trust.

Also, with respect to one (1) mortgage loan (identified as Loan No. 34 on Annex A-1 to this prospectus supplement), representing approximately 1.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related borrower is permitted to incur up to $250,000 of unsecured debt from an affiliated lender subject to delivery of a subordination and standstill agreement reasonably acceptable to the related lender.

With respect to one (1) mortgage loan (identified as Loan No. 29 on Annex A-1 to this prospectus supplement), representing approximately 1.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related borrower has incurred two unsecured loans from two affiliated lenders in the amounts of $788,731 and $1,547,888, respectively.  Both loans are subject to subordination and standstill agreements in favor of the related mortgage loan seller.

For example, with respect to one (1) mortgage loan (identified as Loan No. 42 on Annex A-1 to this prospectus supplement), representing approximately 0.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, two non-managing members of the related borrower currently hold preferred equity interests in the related borrower. See “Description of the Mortgage Pool—Additional Debt—Preferred Equity” in this prospectus supplement.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, borrowers under certain other mortgage loans have issued or are permitted to issue preferred equity in such borrowers or their members.

Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date

Mortgage loans with substantial remaining principal balances on their stated maturity date or anticipated repayment date, as applicable, involve greater risk than fully amortizing loans. This is because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans that may pay interest on an actual/360 basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity. See “Risk Factors—Borrowers May Be Unable to Make Balloon Payments” in the prospectus.

Whether or not losses are ultimately sustained, any delay in the collection of a balloon payment on the maturity date or anticipated repayment date, as applicable, that would otherwise be distributable on your certificates will likely extend the weighted average life of your certificates.

The current credit crisis and recent economic downturn has resulted in tightened lending standards and a substantial reduction in capital available to refinance commercial mortgage loans at maturity. These factors have increased the risks of refinancing mortgage loans. See “—The Volatile Economy and Credit Crisis May Increase Loan Defaults and Affect the Value and Liquidity of Your Investment” in this prospectus supplement. We cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable. Although there may be financial incentives to do so, failure to pay a mortgage loan with an anticipated repayment date in full on or before that date will not be an event of default.

The mortgage loan sellers have informed us that each mortgage loan is expected to have a substantial remaining principal balance as of its stated maturity date or anticipated repayment date of the related mortgage loan. This includes eleven (11) mortgage loans (identified as Loan Nos. 11, 12, 14, 17, 22, 23, 27, 31, 36, 40 and 44 on Annex A-1 to this prospectus supplement), representing approximately 16.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, which pay interest-only until the respective maturity dates or anticipated repayment dates of the related mortgage loans.

We cannot assure you that each borrower will have the ability to repay the remaining principal balances on the applicable maturity date or anticipated repayment date.

See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans” in this prospectus supplement.

Tenant Concentration Entails Risk

A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is wholly or significantly owner-occupied or leased to a single tenant or if any tenant makes up a significant portion of the rental income. Mortgaged properties that are wholly or significantly owner-occupied or that are leased to a single tenant or whose tenants make up a significant portion of the rental income also are more susceptible to interruptions of cash flow if the owner-occupier’s business operations are negatively impacted or that single tenant or those tenants fail to renew their leases. This is so because the financial effect of the absence of operating income or rental income may be severe; more time may be required to re-lease the space; and substantial capital costs may be incurred to make the space appropriate for replacement tenants. With respect to three (3) mortgage loans (identified as Loan Nos. 13, 19 and 21 on Annex A-1 to this prospectus supplement), representing approximately 5.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related mortgaged properties are leased to a single tenant. In addition, seven (7) mortgage loans (identified as Loan Nos. 8, 12, 23, 31, 33, 38 and 40 on Annex A-1 to this prospectus supplement), representing approximately 10.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured by multiple properties that are also, or that are partially comprised of, single tenant properties. See “Risk Factors—Tenant Concentration Entails Risk” in the prospectus.

With respect to some of the mortgage loans that are secured by mortgaged properties that are leased to a single tenant, leases will expire prior to, at or soon after the anticipated repayment dates or maturity dates of the related mortgage loans. In addition, certain of the mortgage loans may have mortgaged properties for which the leases of significant tenants provide the tenant with the ability to assign its lease or sublease its space, in some cases, subject to certain conditions set forth in such lease. In certain circumstances, the tenants and/or lease guarantors may be released from further liability under such leases in connection with such assignments and/or subleases. See “—Mortgaged Properties Leased to Borrowers or Borrower-Affiliated Entities Also Have Risks” below.

The underwriting of the single-tenant mortgage loans is based primarily upon the monthly rental payments due from the tenant under the lease of the related mortgaged property. Where the primary lease term expires before the scheduled maturity date or anticipated repayment date, as applicable, of the related mortgage loan, the mortgage loan sellers considered the incentives for the primary tenant to re-lease the premises and the anticipated rental value of the premises at the end of the primary lease term or took additional reserves or required letters of credit in connection with the lease expiration.

With respect to three (3) mortgage loans (identified as Loan Nos. 10, 35 and 37 on Annex A-1 to this prospectus supplement), representing approximately 4.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the three largest tenants at the related mortgaged properties comprise approximately 73.6%, 87.4% and 74.7%, respectively, of the net rentable area of the mortgaged properties. Such tenant concentrations can also lead to risks similar to those discussed in this risk factor. Also, see Annex A-1 to this prospectus supplement for the lease expiration date of each single tenant loan or the five largest tenants for each other mortgage loan secured by a retail, office, industrial or mixed use property.

In addition to the foregoing, there are a significant number of mortgage loans secured by mortgaged properties that are leased to tenants that make up 50% or more (but less than 100%) of the rentable square footage. In this respect, six (6) mortgage loans (identified as Loan Nos. 7, 22, 32, 36, 37 and 41 on Annex A-1 to this prospectus supplement), representing approximately 8.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured by at least one mortgaged property that is leased to a tenant (or to affiliated tenants) that occupies greater than 50% (but less than 100%) of the rentable square footage at the related mortgaged property, in which case risks similar to those discussed above in this paragraph would apply.

We cannot assure you that any material or sole tenant will re-lease the premises or that the premises will be relet to another tenant or that the space will be relet at the same rent per square foot during the term of, or at the expiration of, the primary lease term, or that the related mortgaged property will not suffer adverse economic consequences in this regard. Additionally, the underwriting of certain of these mortgage loans leased to single tenants may have taken into account the creditworthiness of the tenants under the related leases and consequently may have higher loan-to-value ratios and lower debt service coverage ratios than other types of mortgage loans.

Certain Additional Risks Relating to Tenants

Certain of the mortgaged properties may have tenants that sublet a portion or all of their space or may intend to sublet out a portion or all of their space in the future. With respect to certain of these spaces that are sublet, the rents with respect to the related mortgage loan may have been underwritten at the amount of rent paid by the direct tenant even if the rent being paid by the sublessee is lower. See “Risk Factors—Certain Additional Risks Relating to Tenants” in the prospectus.

Certain of the mortgaged properties are and/or may be leased in whole or in part by government-sponsored tenants who have the right to rent reductions or to cancel their leases at any time or for lack of appropriations or for damage to the leased premises caused by casualty or condemnation. In addition, certain of the mortgage loans may have tenants who are leasing their spaces on a month to month basis and have the right to terminate their leases on a monthly basis.

Tenant Rollover Risks. The mortgaged properties related to five (5) mortgage loans (identified as Loan Nos. 8, 12, 19, 33, and 38 in Annex A-1 to this prospectus supplement), representing approximately 6.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, have one or more properties with leases to single tenants in which the lease expires prior to, at or shortly after the maturity date or anticipated repayment date, as applicable, of the related mortgage loans. Additionally, with respect to one (1) mortgage loan (identified as Loan No. 41 on Annex A-1 to this prospectus supplement), representing approximately 0.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the entire related mortgaged property is leased to two (2) tenants, and both tenants’ leases expire prior to the anticipated repayment date of the related mortgage loan.

In addition, the mortgaged properties related to many of the mortgage loans will experience substantial (50% or more, and as much as 100%, of gross leasable area) lease rollover prior to the maturity date or anticipated repayment date, as applicable, of the related mortgage loan and in many cases relatively near, or soon after, the maturity dates or anticipated repayment dates, as applicable, of the related mortgage loans. For example, certain of the mortgaged properties securing mortgage loans described under “Description of the Mortgage Pool—Top Ten Mortgage Loans and Additional Mortgage Loan Information” in this prospectus supplement, including the mortgaged properties securing eight (8) mortgage loans (identified as Loan Nos. 1, 2, 3, 4, 6, 8, 9 and 10 on Annex A-1 to this prospectus supplement), representing approximately 44.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are scheduled to have a 50% or more lease rollover concurrently with or prior to the related maturity date or anticipated repayment date. Of those eight (8) mortgage loans, two (2) mortgage loans (identified as Loan Nos. 2 and 3 on Annex A-1 to this prospectus supplement), representing approximately 17.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are scheduled to have a cumulative lease rollover of 46.5% during 2018 to 2020 and of 41.2% during 2014, respectively. For tenant rollover information relating to each of the top ten mortgage loans, see the related summaries attached as Annex A-3 to this prospectus supplement. In addition, one (1) mortgage loan (identified as Loan No. 8 on Annex A-1 to this prospectus supplement), representing approximately 2.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is scheduled to have a cumulative lease rollover of 78.9% during 2016.

With respect to twelve (12) mortgage loans (identified as Loan Nos. 2, 3, 4, 9, 11, 12, 18, 20, 27, 42, 43 and 45 on Annex A-1 to this prospectus supplement), representing approximately 35.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, there is a lease rollover with respect to all or substantially all of the currently leased space at each related mortgaged property during the term of the subject mortgage loan.

In addition, certain of the mortgaged properties securing other mortgage loans included in the trust are scheduled to have large lease rollovers prior to or shortly after the related maturity date or anticipated repayment date. Prospective investors are encouraged to review the lease maturities for the top five tenants at each mortgaged property on Annex A-1 to this prospectus supplement where applicable.

Co-tenancy. In the event certain key tenants or a certain percent of tenants terminate their respective leases or cease operations or vacate their respective premises at the related mortgaged properties, certain co-tenancy clauses may be triggered with respect to other tenants at the related mortgaged property thereby enhancing the impact of the lease expirations or terminations.

With respect to one (1) mortgage loan (identified as Loan No. 12 on Annex-1 to this prospectus supplement), representing approximately 2.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related mortgaged properties are all leased under individual leases to SunTrust Bank, a Georgia banking corporation, and are used as bank branches. These 30 mortgaged properties related to the SunTrust Bank Portfolio III mortgage loan are part of a larger group of 218 properties, each of which is subject to a Master Agreement Regarding Leases. The additional 188 properties are owned by affiliates of the borrowers under the SunTrust Bank Portfolio III mortgage loan and do not secure the SunTrust Bank Portfolio III mortgage loan. Each master agreement regarding leases covers a particular subset pool of the overall 218-property total. In all there are ten such pools, 8 pools of 22 properties each and 2 pools of 21 properties each. The mortgaged properties related to the SunTrust Portfolio III mortgage loan are spread across the 10 different pools. Thus, each pool contains some properties that are not collateral for the SunTrust Bank Portfolio III mortgage loan. All of the leases expire on December 31, 2017. The related mortgage loan has an anticipated repayment date of July 1, 2021. Each lease includes one 10-year extension option followed by six 5-year extension options. In addition to the individual property leases, each leased property is subject to one of the master agreements. The master agreements provide that if SunTrust Bank exercises the first 10-year renewal option for any one lease in any of the 10 applicable pools, it must exercise that renewal option under enough other leases selected by SunTrust Bank from the applicable pool such that the renewed leases in that pool have an aggregate annual base rent equal to or exceeding 75% of the annual base rent for all properties in that pool. Accordingly, there is no assurance that the renewal option with respect to any pool under any particular master agreement regarding leases will be exercised at all, or if it is, that such exercise will result in the renewal of the leases with respect to all of the properties in such pool that are mortgaged properties related to the SunTrust Bank Portfolio III mortgage loan (rather than leases of properties in such pool that are not mortgaged properties). Moreover, this condition is not required for subsequent renewal options. To the extent leases on properties that are mortgaged properties related to the SunTrust Bank Portfolio III mortgage loan is not renewed, this would negatively impact the funds available to the related borrower after the expiration of such leases (See Annex A-4 to this prospectus supplement for the mortgaged properties securing the SunTrust Bank Portfolio III mortgage loan and the related loan group in which each mortgaged property is included). To mitigate that negative impact, the related mortgage loan requires that, if SunTrust Bank fails to elect to renew a lease on or before the date on which such election is required (i.e., 18 months prior to the expiration date of the initial term) and the debt service coverage ratio for the related mortgage loan is less than 1.80x, the related borrower is required to deposit on each monthly payment date 125% of the monthly rent under the related leases to establish a rollover reserve during the 18-month period after failure to renew. The related borrowers may cure a debt service coverage ratio deficiency by prepaying the related mortgage loan together with the applicable yield maintenance premium.

Other examples of co-tenancy provisions and other lease termination rights affecting various mortgaged properties are identified under “—Risks of Lease Early Termination Options” above, on Annex A-3 to and in the footnotes to Annex A-1 to this prospectus supplement.

Occupancy and Other Leasing Considerations. With respect to the mortgage loans described above and certain other mortgage loans, some of the related mortgage loan documents require tenant improvement and leasing commission or other reserves (including trapping excess cash flow after notice of lease termination or failure to notify the lender of a lease term extension, or if the tenant vacates its space or files for bankruptcy protection), and in some cases, the leases contain lessee extension options extending the term of such leases for a specified term. However, there can be no assurance that any such extension options will be exercised or that the amount of any such reserves will be adequate to mitigate the lack of rental income associated with these rollovers. Also, certain of the mortgaged properties may be subject to tenant termination rights prior to the maturity date or anticipated repayment date, as applicable, of the related mortgage loan. See also “—Risks of Lease Early Termination Options” above.

In addition, certain mortgaged properties may have tenants that have executed leases, but have not yet commenced paying rent, or are not in occupancy or may have vacant space that is not leased.

In the case of three (3) mortgage loans (identified as Loan Nos. 1, 2 and 42 on Annex A-1 to this prospectus supplement), representing in the aggregate approximately 22.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, certain tenants have executed leases but are not currently occupying the related space and/or are not paying rent. In certain cases the related lender has reserved funds for rent abatements and/or tenant build-outs at the related space. In the case of one (1) mortgage loan (identified as Loan No. 2 on Annex A-1 to this prospectus supplement), representing in the aggregate approximately 10.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related lender also obtained a free rent guaranty agreement from the related sponsor CBL & Associates Properties, Inc. for payment of the related mortgage loan up to the amount of free rent concessions to certain tenants that have executed leases but not taken occupancy. There can be no assurance that any of those tenants will occupy its respective space and/or pay rent as required under its respective lease. See Annexes A-1 and A-3 to this prospectus supplement for additional information.

In the case of one (1) mortgage loan (identified as Loan No. 11 on Annex A-1 to this prospectus supplement), representing approximately 2.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, Nordstrom, Inc. and Cost Plus, Inc., representing approximately 19.4% of the rents in place of the mortgaged property, have executed leases but are not currently occupying the related space and/or are not paying rent. Nordstrom, Inc. is not yet in occupancy of its space, however, it is expected to open its store in May 2012. The related lender reserved $205,250 to be released to the related borrower upon, among other requirements, delivery to the related lender of an estoppel from Nordstrom, Inc. confirming that its lease is in full force and effect, no default exists under its lease and it is in occupancy, conducting business in its space and paying full unabated rent. Cost Plus, Inc. is not paying rent due to a co-tenancy violation that is expected to be cured by the occupancy of Nordstrom, Inc. The related lender reserved $310,500 to be released to the related borrower upon, among other requirements, confirmation from the related borrower that the co-tenancy violation has been cured and delivery to the related lender of an estoppel from Cost Plus, Inc. confirming that its lease is in full force and effect, no default exists under its lease and it is in occupancy, conducting business in its space and paying full, unabated rent. However, there can be no assurances that Nordstrom, Inc. will start occupying and paying rent, or that the amounts reserved pursuant to the related loan documents will be sufficient to offset rent from those tenants until such time as they take occupancy and/or begin paying rent.

In the case of one (1) mortgage loan (identified as Loan No. 17 on Annex A-1 to this prospectus supplement), representing approximately 1.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, Homegoods, Inc., representing approximately 12.0% of the rents in place of the mortgaged property, has executed a lease but is not currently occupying the related space and not paying rent. The related lender reserved $203,880 to be released to the related borrower upon, among other requirements, delivery to the related lender of an estoppel from Homegoods, Inc. confirming that its lease is in full force and effect, no default exists under its lease, all improvements required to be completed by the related borrower have been completed and it is in occupancy, conducting business in its space and paying full unabated rent. However, there can be no assurances that Homegoods, Inc. will start occupying and paying rent, or that the amounts reserved pursuant to the related mortgage loan documents will be sufficient to offset rent from this tenant until such time as it takes occupancy and begins to pay rent.

The occupancy and underwritten net operating income statistics set forth in this prospectus supplement assume that these tenants are presently occupying the identified leased space; however there can be no assurance that those tenants will ultimately pay rent as required under their respective leases.

Certain anchor or national tenant leases permit such tenants to cease operations (or go “dark”). Any “dark” space may often be recaptured by the related borrower, as landlord, following a period of vacancy or ceased operations to the extent provided in the respective lease, however recapture is not always an available remedy if not otherwise provided in the related lease and such tenant is not otherwise in default nor may a suitable replacement tenant be willing to relet the “dark” space. See “Risk Factors—Certain Additional Risks Relating to Tenants” in the prospectus.

Three (3) mortgage loans (identified as Loan Nos. 23, 31 and 40 on Annex A-1 to this prospectus supplement), representing approximately 3.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are each secured by a portfolio of single-tenant mortgaged properties. In each case, that single tenant has the right to cease operating at the subject mortgaged property provided that it continues to pay rent.

For example, in the case of one (1) mortgage loan (identified as Loan No. 8 on Annex A-1 to this prospectus supplement), representing approximately 2.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, one tenant previously occupied 99,875 square feet but has gone dark.

In addition, with respect to one (1) mortgage loan (identified as Loan No. 37 on Annex A-1 to this prospectus supplement), representing approximately 0.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the three largest tenants at the related mortgaged property (Raley’s Supermarket, Dollar Tree and Fashion Bug, occupying approximately 74.7% of the net rentable area at the related mortgaged property) are entitled to cease operating during the term of the mortgage loan as long as they continue to pay rent, although the landlord has recapture rights in the case of the Dollar Tree and Fashion Bug spaces.

Certain of the tenant leases for the mortgaged properties permit the affected tenants to terminate their leases and/or abate rent if all or a portion of the leased property is affected by a casualty or subject to a condemnation proceeding, which in some cases is a relatively low percentage. See “Risk Factors—Certain Additional Risks Relating to Tenants” in the prospectus.

In the case of one (1) mortgage loan (identified as Loan No. 4 on Annex A-1 to this prospectus supplement), representing approximately 4.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, one (1) of the properties securing the related mortgage loan, 9400 Central Expressway, is 67.2% occupied. Additionally, with respect to one (1) other mortgage loan (identified as Loan No. 10 on Annex A-1 to this prospectus supplement), representing approximately 2.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, one (1) of the buildings securing the related mortgage loan, Continental Executive Parke 1, is 59.0% occupied.

Options and Other Purchase Rights May Affect Value or Hinder Recovery with Respect to the Mortgaged Properties

With respect to certain of the mortgage loans, the related borrower has given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right may not be subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. Additionally, the exercise of such a purchase option may result in the related mortgage loan being prepaid during a period when voluntary prepayments are otherwise prohibited. See “—Risks Relating to Prepayments and Repurchases” below and “Description of the Mortgage Pool—Top Ten Mortgage Loans and Additional Mortgage Loan Information” in this prospectus supplement.

For example, in the case of fifty-two (52) mortgaged properties (identified as Loan Nos. 5.02, 8 (all related mortgaged properties), 12 (all related mortgaged properties), 13, 15, 19, 22, 23.02, 25, 31.01, 31.03, 31.04, 32, 33.02, 35, 36, 37, 38.05, 44 and 46 on Annex A-1 to this prospectus supplement), securing approximately 21.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, certain tenants, franchisors, property managers, ground lessors at such mortgaged properties or other parties have a right of first refusal or right of first offer, upon satisfaction of certain conditions, to purchase all or a portion of the related mortgaged property in the event the related borrower decides to sell the related mortgaged property or a portion thereof, as applicable.

Each of these rights of first refusal or rights of first offer may continue to apply after a foreclosure or comparable conversion of the related mortgaged properties, and such rights may have a chilling effect on the special servicer’s ability to liquidate the mortgaged property, and as a result may materially adversely impact any liquidation proceeds available for distribution to certificateholders. Additionally, the exercise of a purchase option may result in the related mortgage loan being prepaid during a period when voluntary prepayments are otherwise prohibited.

One (1) mortgaged property (identified as Loan No. 38.05 on Annex A-1 to this prospectus supplement), representing approximately 0.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, may be acquired by the sole tenant if such tenant exercises its option to purchase such mortgaged property for approximately $3,196,243, representing approximately 115% of the gross purchase price paid by the related borrower for the related mortgaged property, which right expires on September 14, 2012. The exercise of such purchase option by such tenant may result in a partial prepayment during a period when voluntary prepayments are otherwise prohibited. The related borrower and guarantor agreed in the related mortgage loan documents to pay any shortfall between (i) the option price paid by such tenant and (ii) all amounts due under the related mortgage loan documents to release the related mortgaged property, including any applicable yield maintenance premium. Any failure to pay the shortfall payment is a non-recourse carveout for losses incurred. Because the foregoing conditions could occur prior to the expiration of the applicable lockout period, the exercise of such purchase option by such tenant may result in a partial prepayment during a period when voluntary prepayments are otherwise prohibited.

Risks Related to Redevelopment and Renovation at the Mortgaged Properties

Certain of the mortgaged properties are properties that are currently undergoing or are expected to undergo in the future redevelopment or renovation. There can be no assurance that any current or planned redevelopment, renovation or expansion will be completed, that such redevelopment, renovation or expansion will be completed in the time frame contemplated, or that, when and if redevelopment, renovation or expansion is completed, such redevelopment, renovation or expansion will improve the operations at, or increase the value of, the subject property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower (or a tenant, if applicable) fails to pay the costs of work completed or material delivered in connection with such ongoing redevelopment, renovation or expansion, the portion of the mortgaged property on which there is ongoing construction or renovation may be subject to mechanic’s or materialmen’s liens that may be senior to the lien securing the related mortgage loan.

The existence of construction at a mortgaged property may make such mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income.

If the special servicer forecloses on behalf of the trust on a mortgaged property that is being redeveloped, renovated or expanded, pursuant to the REMIC provisions of the Internal Revenue Code of 1986, as amended, the special servicer will only be permitted to arrange for completion of the redevelopment, renovation or expansion if at least 10% of the costs of construction were incurred at the time the default on the related mortgage loan became imminent. As a result, the trust fund may not realize as much proceeds upon disposition of a foreclosure property as it would if it were permitted to complete construction.

With respect to two (2) mortgage loans (identified as Loan Nos. 25 and 46 on Annex A-1 to this prospectus supplement), representing approximately 1.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the franchise agreements associated with the related mortgaged properties provide for substantial renovations in connection with property improvement plans. The related mortgage loan documents require the related borrowers to reserve with the related lender $2,508,569 and $1,890,000, respectively, which will be used to fund the renovations required by the property improvement plans. However, there can be no assurances that the property improvement plans will be completed as required by the franchise agreements or that the franchisors will not terminate the franchise agreements if the related borrowers fail to comply with such plans.

For example, in the case of one (1) mortgage loan (identified as Loan No. 13 on Annex A-1 to this prospectus supplement), representing approximately 2.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related borrower provided $4,000,000 to the sole tenant at the related mortgaged property, Ace Hardware, pursuant to a lease amendment entered into between the parties. The funds were paid at the origination of the related mortgage loan by the related borrower and will be used for numerous alterations and upgrades to the related mortgaged property, including, without limitation, replacing furniture, painting, replacing the HVAC and various other renovations. The related mortgage loan documents require the related borrower to ensure that the renovations are completed pursuant to applicable laws, but there can be no assurances that the renovations will be completed as required by the related mortgage loan documents.

In addition, in the case of one (1) mortgage loan (identified as Loan No. 14 on Annex A-1 to this prospectus supplement), representing approximately 2.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the largest tenant, Kohl’s Department Stores, Inc., has an option to expand its current leased premises at its own cost and expense. If the tenant elects to exercise its right to expand its premises, the related borrower is required to undertake commercially reasonable efforts to ensure the construction is completed in accordance with applicable laws. However, there can be no assurance that the expansion will be completed as required by the related mortgage loan documents.

Further, for example, in the case of one (1) mortgage loan (identified as Loan No. 37 on Annex A-1 to this prospectus supplement), representing approximately 0.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the anchor tenant (Raley’s Supermarket) is undertaking certain renovations within the store. In connection therewith, the related borrower/landlord is conducting work on the supermarket’s facade. If the related borrower/landlord is not finished with the work on the facade as of the time that Raley’s Supermarket has completed the work within its store, Raley’s Supermarket is entitled to a rent abatement until the work on the supermarket facade is completed.

Further, there can be no assurance that any disruption caused by the renovations described above in this section will not have an adverse impact on the revenue from the related mortgaged properties, or on a hotel’s occupancy rate or on an office or retail property’s percentage rent, and therefore on the borrower’s ability to repay the related mortgage loan with income from the related mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower-Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the related mortgage loan or to an affiliate of the borrower, there may be conflicts of interest. See “Risk Factors—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” in the prospectus.

For example, with respect to one (1) mortgage loan (identified as Loan No. 34 on Annex A-1 to this prospectus supplement), representing approximately 1.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, six (6) tenants, occupying 63.3% of the net rentable area at the related mortgaged property, are affiliates of the related borrower sponsor.

There are additional mortgaged properties at which affiliates of the related borrower lease space. However, in those cases, the leased space is not rented by one of the top five tenants listed on Annex A-1 for the applicable mortgaged property.

Tenant Bankruptcy Entails Risks

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Section 365(e) of the bankruptcy code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s solvency, but the bankruptcy code allows the debtor to assume or reject or, subject to certain conditions, assume and assign to a third party, any unexpired lease in full (which, as a practical matter, may give the debtor leverage to seek amendments to the lease in order to avoid a rejection). If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant. The amount of the claim would be limited to the amount owed for unpaid rent under the lease for the periods prior to the bankruptcy petition, or earlier repossession or surrender of the lease premises, plus the rent under the lease for the greater of one year, or 15%, not to exceed three years, of the remaining term of such lease, and the actual amount of the recovery could be less than the amount of the claim. If a tenant assigns or assumes and assigns its lease, the tenant must cure all defaults under the lease and provide the landlord with adequate assurance of its future performance under the lease. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants so file, that they will continue to make rental payments in the future or, if any tenants so file, that they will continue to make rental payments in a timely manner. See “Risk Factors—Tenant Bankruptcy Entails Risks” in the prospectus.

Under the Federal Deposit Insurance Act, upon the insolvency of certain banking institutions (including, for example, SunTrust Bank as the sole tenant under one mortgage loan (identified as Loan No. 12 on Annex A-1 to this prospectus supplement), and one of the related mortgaged properties securing another loan (identified as Loan No. 38.01 on Annex A-1 to this prospectus supplement), representing approximately 2.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date), the Federal Deposit Insurance Corporation would be appointed as receiver for such tenant and has the option to disaffirm any lease it determines to be burdensome if disaffirmance will permit the orderly administration of the failed bank. In such event, where a bank was the lessee, damages would be limited to contractual rent accruing before the later of the date (i) the notice of disaffirmance was mailed by the Federal Deposit Insurance Corporation or (ii) the disaffirmance becomes effective, unless the lessor is in breach of the lease. Upon such a disaffirmance, the landlord will also generally have a claim for unpaid rent due as the date of appointment of the receiver, subject to all defenses, and to the limitation on claims of the failed tenant’s creditors generally. To the extent the landlord’s claim for past rent is unsecured, such claim may be further limited by the depositor preference provisions of the Federal Deposit Insurance Act that could cause the bulk of the failed tenant’s assets to be paid to depositors and the Federal Deposit Insurance Corporation as the subrogee of any depositors paid by the Federal Deposit Insurance Corporation in its capacity as insurer.

Mortgage Loans Are Nonrecourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a nonrecourse loan. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity or the anticipated repayment date is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity or the anticipated repayment date is primarily dependent upon the market value of the mortgaged property in relation to the unpaid balance of the related mortgage loan or the borrower’s ability to sell or refinance the mortgaged property for an amount sufficient to repay the mortgage loan.

Lack of Skillful Property Management Entails Risks

The successful operation of a real estate project depends upon the property manager’s performance and viability. Certain individuals involved in the management or general business development at certain mortgaged properties may engage in unlawful activities or otherwise exhibit poor business judgment that adversely affect operations and ultimately cash flow at such properties. We make no representation or warranty as to the skills of any present or future managers. See “Risk Factors—Poor Property Management May Adversely Affect the Performance of the Related Mortgaged Property” in the prospectus.

The Performance of a Mortgage Loan and the Related Mortgaged Property Depends in Part on Who Controls the Borrower and the Related Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the related borrower and the related mortgaged property. The performance of such mortgage loan may be adversely affected if control of the related borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in such borrower. Generally, the mortgage loan documents place certain restrictions on the transfer and/or pledging of equity interests in the related borrower, including specific percentage or control limitations. Oftentimes, however, the terms of the mortgage loan documents will permit, subject to certain limitations, the transfer or pledge of less than a controlling portion of the equity interests in the related borrower or a transfer of the equity interests of the borrower to an affiliate of the borrower. See also “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—’Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions” in this prospectus supplement.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Some of the mortgaged properties securing the mortgage loans included in the trust fund may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason. For example, mortgaged properties that are part of a condominium regime may not be readily convertible due to use and other restrictive covenants imposed by the condominium declaration and other related documents, especially in a situation where such mortgaged property does not represent the entire condominium regime. Additionally, any vacant movie theater space would not easily be converted to other uses due to the unique construction requirements of movie theaters. In addition, converting self-storage, manufactured housing, commercial properties, fitness centers, educational institutions or gallery and showroom space to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such mortgaged properties. For example, two (2) mortgaged properties securing two (2) mortgage loans (identified as Loan Nos. 24 and 39 on Annex A-1 to this prospectus supplement), representing approximately 2.3% of the aggregate principal balance of the mortgage loans as of the cut-off date, each have a gas station as part of the retail mix. Furthermore, certain mortgaged properties may be subject to certain use restrictions and/or low-income housing restrictions in order to remain eligible for low-income housing tax credits or governmental subsidized rental payments that could prevent the conversion of the mortgaged property to alternative uses. The liquidation value of any mortgaged property, subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if the mortgaged property were readily adaptable to other uses. See “—Risks Associated with Retail Properties” and “—Manufactured Housing Community Properties Have Special Risks” above.

Zoning or other restrictions may also prevent alternative uses. See “—Zoning Compliance, Use Restrictions and Condemnation May Adversely Affect Property Value” below.

Condominium Ownership May Limit Use and Improvements

With respect to one (1) mortgage loan (identified as Loan No. 27 on Annex A-1 to this prospectus supplement), securing approximately 1.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, all or a portion of the related mortgaged property consists of the related borrower’s interest in commercial condominium interests in buildings and/or other improvements, and related interests in the common areas and the related voting rights in the condominium association. Such interests may in some cases constitute less than a majority of such voting rights. The board of managers of the related condominium generally has discretion to make decisions affecting the condominium and there can be no assurance that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant impact on the related mortgage loans in the trust fund that are secured by mortgaged properties consisting of such condominium interests. There can be no assurance that the related board of managers will always act in the best interests of the related borrower under the related mortgage loans. In addition, with respect to such mortgage loan, there are certain circumstances when insurance proceeds must be used to repair and restore the related mortgaged property in accordance with the terms of the related condominium declaration.

Further, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to the subject mortgaged property, due to the possible existence of multiple loss payees on any insurance policy covering such mortgaged property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss

With respect to seven (7) mortgaged properties (identified as Loan Nos. 5.01, 7, 12.27, 22, 29, 32 and 38.01 on Annex A-1 to this prospectus supplement), securing approximately 9.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, all or a portion of the mortgaged property consists of a leasehold interest in the related mortgaged property.

Limitations of Appraisals

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of the origination or acquisition of the applicable mortgage loan. In general, appraisals represent the analysis and opinion of qualified appraisers, but appraisals are not guarantees of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property. Moreover, the values of the mortgaged properties may have fluctuated significantly since the appraisals were performed. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. See “Risk Factors—Limitations of Appraisals” in the prospectus.

Different Timing of Mortgage Loan Amortization Poses Certain Risks

As principal payments or prepayments are made on a mortgage loan that is part of a pool of mortgage loans, the pool will be subject to more concentration risks with respect to the diversity of mortgaged properties, types of mortgaged properties and number of borrowers, as described in this prospectus supplement. Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or a higher priority. This is so because principal on the certificates offered hereby is generally payable in sequential order, and no class entitled to distribution of principal generally receives principal until the certificate balance of the preceding (higher priority) class or classes entitled to receive principal has been reduced to zero.

Environmental Risks Relating to the Mortgaged Properties

The trust could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the certificates offered hereby.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or in certain limited cases, after origination), including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. In some cases, Phase II environmental site assessments or equivalent tests also have been performed. Although assessments were made on the majority of the mortgaged properties and these involved site visits and other types of review, we cannot assure you that all environmental conditions and risks were identified.

Except as described below, none of the environmental site assessments revealed any material adverse environmental condition or circumstance at any mortgaged property except for those:

●	that will be remediated or abated in all material respects by the closing date;

●	for which an escrow or letter of credit for the remediation was established;

●	for which an environmental insurance policy was obtained from a third party insurer;

●
for which the consultant recommended an operations and maintenance plan with respect to the applicable mortgaged property or periodic monitoring of nearby properties, which recommendations are consistent with industry practice;

●
for which the borrower, the principal of the borrower or another financially responsible party has provided an indemnity or is required to take, or is liable for the failure to take, such actions, if any, with respect to such matters as have been required by the applicable governmental authority or recommended by the environmental site assessments;

●	for which such conditions or circumstances were investigated further and the environmental consultant recommended no further action or remediation;

●
as to which the borrower or other responsible party obtained a “no further action” letter or other evidence that governmental authorities are not requiring further action or remediation (or as to which the borrower or other responsible party will be obtaining such “no further action” or remediation letter and a holdback or other assurance was made to secure the receipt of such letter); or

●	that would not require substantial cleanup, remedial action or other extraordinary response under environmental laws.

In the case of the mortgage loan (identified as Loan No. 12 on Annex A-1 to this prospectus supplement), representing approximately 2.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, two (2) of the related mortgaged properties were previously used for dry-cleaning facilities or automotive gas stations or had underground storage tanks for heating oil. Such facilities were removed prior to construction of the current improvements, but in some cases there is no documentation confirming that such underground storage tanks were removed or indicating whether any contamination may have been discovered or remediated. The environmental site assessments for these mortgaged properties identified no current environmental agency enforcement actions or investigations of these mortgaged properties. The environmental site assessments also identified no affirmative indication that any historic contamination exists, identified no health risks, and did not recommend any further investigation. The environmental site assessments did recommend that care be taken in the event of any future redevelopment of the mortgaged properties in order to manage appropriately any excavated soils that might be encountered if such soils are impacted. In the event that historic contamination should be identified at these mortgaged properties, the environmental site assessments noted that contaminated properties with similar facilities or underground storage tanks typically have remediation cost ranges of approximately $5,000 to $300,000 (cost ranges varying within those limits for different types of facilities). We cannot assure you that these environmental site assessments identified all conditions that might potentially require remediation or that the hypothetical cost ranges would be accurate in the event that any of these mortgaged properties should actually require remediation at some future date. All of the related mortgaged properties securing the related mortgage loan are leased by SunTrust Bank. Pursuant to the individual SunTrust Bank leases, SunTrust Bank is responsible for all environmental issues at each of the related mortgaged properties, and SunTrust Bank indemnifies, defends and holds harmless the related borrower and its successors and assigns from any and all environmental claims for a period of 3 years beyond the related SunTrust Bank lease term. Inland American Real Estate Trust, Inc., the related guarantor for each such mortgage loan, executed an environmental indemnity for all costs associated with any potential environmental remediation, and, in the event that any SunTrust Bank lease on an individual mortgaged property with any environmental issue does not renew, borrower is required to fund 125% of the estimated costs of remediation for such individual mortgaged property into a springing environmental reserve established under the related mortgage loan documents.

With respect to one (1) mortgage loan (identified as Loan No. 7 on Annex A-1 to this prospectus supplement), representing approximately 3.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, historical activities at the related mortgaged property including use of oil resulted in impacted soils. Prior to construction of the current improvements, the related mortgaged property was investigated, remediated, and capped. A remedial environmental land use restriction prohibits any future redevelopment for residential purposes or any use of groundwater at the related mortgaged property and requires that appropriate precautions be used during any excavation for maintenance or improvements. The environmental site assessment concluded that no further actions are necessary other than ensuring that the land use restrictions are implemented.

With respect to one (1) mortgage loan (identified as Loan No. 36 on Annex A-1 to this prospectus supplement), representing approximately 0.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related mortgaged property is the site of a former municipal solid waste landfill that was last used in 1970 and that was closed with the approval of the State of Connecticut. Venting of methane and monitoring of groundwater and surface water continues to be required at this property as a result of the presence of the former landfill. Future construction on the parcel may require approval by the Connecticut Department of Environmental Protection. The possibility that changes in legal standards may require future remediation of the landfill cannot be ruled out. Further, the northern area of the property may be subject to the Connecticut Property Transfer Act, Ct. Gen. Stats. Section 22a-134 et seq. which requires disclosure of environmental conditions when certain real property and/or businesses (referred to as “establishments” in the statute) are transferred, and may require investigation and possibly remediation of property. Additionally, groundwater contamination from a leaking underground storage tank incident at an adjacent third-party gas station has the potential to impact the related mortgaged property, but is being remediated by the responsible party pursuant to Connecticut Department of Environmental Protection oversight.

In certain cases, the identified condition was related to the presence of asbestos-containing materials, lead-based paint, mold and/or radon. Where these substances were present, the environmental consultant generally recommended, and the related mortgage loan documents, with certain exceptions, generally required the establishment of an operation and maintenance plan to address the issue or, in some cases involving asbestos-containing materials, lead-based paint and mold, a containment, abatement or removal program. Other identified conditions could, for example, include leaks from storage tanks or hydraulic equipment and on-site spills. Corrective action, as required by the regulatory agencies, has been or is currently being undertaken and, in some cases, the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance, letter of credit or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operation and maintenance plans will be put in place and/or followed. Additionally, we cannot assure you that actions of tenants at mortgaged properties will not adversely affect the environmental condition of the mortgaged properties.

In addition, problems associated with mold may pose risks to mortgaged properties and may also be the basis for personal injury claims against a borrower. Although the mortgaged properties are required to be inspected periodically, there can be no assurance that the presence or extent of mold will be accurately identified. If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and remediation expenses, any of which could adversely impact collections from a mortgaged property or otherwise adversely affect the ability of the borrower to pay its loan obligations.

With respect to one (1) mortgage loan (identified as Loan No. 37 on Annex A-1 to this prospectus supplement), representing approximately 0.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, contamination from an adjacent third-party gas station has impacted groundwater beneath a portion of the related mortgaged property. The third-party responsible person has been remediating the contamination. Costs of the cleanup have been reimbursed from the California Underground Storage Tank Cleanup Fund. Additionally, the environmental site assessment concluded that activities at the mortgaged property are not likely to have contributed to the contamination. The environmental site assessment therefore recommends no further action other than monitoring the status of the third-party cleanup.

There is no assurance that with respect to any mortgaged property that any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will not be discovered on any mortgaged property. Likewise, all environmental policies naming lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and there can be no assurance that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—JPMCB’s Underwriting Guidelines and Processes—Environmental Site Assessment”, “—Ladder Capital Group’s Underwriting Guidelines and Processes—Assessments of Property Condition—Environmental Assessment,” “Servicing of the Mortgage Loans—Realization Upon Defaulted Mortgage Loans” and “Certain Legal Aspects of the Mortgage Loans” in this prospectus supplement.

Availability of Earthquake, Flood and Other Insurance

Although the mortgaged properties are required to be insured against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Furthermore, eleven (11) mortgaged properties (identified as Loan Nos. 11, 16.01, 16.02, 16.04, 20, 25, 31.03, 35, 37, 41 and 43 on Annex A-1 to this prospectus supplement), partially securing approximately 9.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are located in areas that are considered a high earthquake risk (seismic zones 3 or 4). Seismic reports were prepared with respect to these mortgaged properties, and based on those reports, no mortgaged property has a probable maximum loss in excess of 19%.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties or be able to pay any deductible on a policy, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the certificates offered hereby. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan and, consequently, the certificates offered hereby could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates.

See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Hazard, Liability and Other Insurance” in this prospectus supplement.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover insurable risks at the related mortgaged property. In addition, with respect to some of the mortgaged properties, a tenant or an affiliate of the related borrower is permitted to provide self-insurance against risks. To the extent that insurance coverage relies on self-insurance, there is risk that the “insurer” will not be willing or have the financial ability to satisfy the claim when a loss occurs. Additionally, the risk of blanket or self-insurance can be magnified if affiliated borrowers under multiple mortgage loans in the trust are covered under the same blanket policy.

With respect to one (1) mortgage loan (identified as Loan No. 15 on Annex A-1 to this prospectus supplement), representing approximately 2.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, (i) the related lender will not hold or control the application of insurance proceeds or condemnation awards unless the cost to repair any damage or destruction to or to cause the restoration of the related mortgaged property equals or exceeds 50% of the replacement cost, and (ii) insurance of the related mortgaged property is provided through the Marriott Global Program.

Availability of Terrorism Insurance

Following the September 11, 2001 terrorist attacks in the New York City area and Washington, D.C. area, many reinsurance companies (which assume some of the risk of policies sold by primary insurers) eliminated coverage for acts of terrorism from their reinsurance policies. Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of the deductible for acts of terrorism or charge higher premiums for such coverage. In order to offset this risk, Congress passed the Terrorism Risk Insurance Act of 2002, which established the Terrorism Insurance Program. On December 26, 2007, the Terrorism Insurance Program was extended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 through December 31, 2014.

The Terrorism Insurance Program is administered by the Secretary of the Treasury and through December 31, 2014 will provide some financial assistance from the United States Government to insurers in the event of another terrorist attack that results in an insurance claim. The program applies to United States risks only and to acts that are committed by an individual or individuals as an effort to influence or coerce United States civilians or the United States Government. The Terrorism Risk Insurance Program Reauthorization Act of 2007 requires an investigation by the Comptroller General to study the availability and affordability of insurance coverage for nuclear, biological, chemical and radiological attacks.

In addition, no compensation will be paid under the Terrorism Insurance Program unless the aggregate industry losses relating to such act of terror exceed $100 million. As a result, unless the borrowers obtain separate coverage for events that do not meet these thresholds (which coverage may not be required by the respective mortgage loan documents and may not otherwise be obtainable), such events would not be covered.

The Treasury Department has established procedures for the Terrorism Insurance Program under which the federal share of compensation will be equal to 85% of the portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year (which insurer deductible was fixed by the Terrorism Risk Insurance Program Reauthorization Act of 2007 at 20% of an insurer’s direct earned premium for any program year). The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will be liable for any amount that exceeds this cap). An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.

Through December 2014, insurance carriers are required under the program to provide terrorism coverage in their basic policies providing “special” form coverage. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses. Any state approval of such types of exclusions in force on November 26, 2002 is also voided.

Because the Terrorism Insurance Program is a temporary program, we cannot assure you that it will create any long-term changes in the availability and cost of such insurance. Moreover, we cannot assure you that subsequent terrorism insurance legislation will be passed upon Terrorism Risk Insurance Program Reauthorization Act of 2007’s expiration.

If the Terrorism Risk Insurance Program Reauthorization Act of 2007 is not extended or renewed upon its expiration in 2014, premiums for terrorism insurance coverage will likely increase and/or the terms of such insurance may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Risk Insurance Program Reauthorization Act of 2007. We cannot assure you that such temporary program will create any long term changes in the availability and cost of such insurance.

In addition, certain of the mortgage loans contain limitations on the borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrowers are required to maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) waiving the requirement that such borrowers are required to maintain terrorism insurance for mortgaged properties in certain locations, (iii) providing that the related borrowers may not be required to spend in excess of a specified dollar amount or a cap based on a percentage or multiple factor in order to obtain such terrorism insurance, or, in the event such terrorism insurance is not available from a “qualified carrier”, then the borrower may be permitted to obtain such terrorism insurance from the highest rated insurance company providing such terrorism coverage, or (iv) permitting certain tenants to insure or to self-insure as to risks of terrorism at mortgaged properties that may only be occupied (or are predominantly occupied) by such tenants.

For example, with respect to three (3) mortgage loans (identified as Loan Nos. 2, 3 and 25 on Annex A-1 to this prospectus supplement), representing approximately 18.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, if the Terrorism Risk Insurance Program Reauthorization Act of 2007 is no longer in effect, the related mortgage loan documents place a cap on the related borrower’s out-of-pocket cost for terrorism insurance premiums of two to three times the then-current premium for property insurance.

In addition, three (3) mortgage loans (identified as Loan Nos. 23, 31 and 40 on Annex A-1 to this prospectus supplement), representing approximately 3.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are each secured by a portfolio of single tenant mortgaged properties occupied by CVS Caremark Corp., Walgreen Co. or an affiliate of one of those entities. Subject to satisfaction of the conditions set forth in the related loan agreement, the tenant at each of those related mortgaged properties is permitted to self-insure, including for risks of terrorism. See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Hazard, Liability and Other Insurance” in this prospectus supplement.

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Zoning Compliance, Use Restrictions and Condemnation May Adversely Affect Property Value

Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. See “Risk Factors—If Mortgaged Properties Are Not in Compliance With Current Zoning Laws Restoration Following a Casualty Loss May Be Limited” in the prospectus.

With respect to one (1) mortgage loan (identified as Loan No. 5 on Annex A-1 to this prospectus supplement), representing approximately 4.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related borrower holds a leasehold interest in one (1) of the related mortgaged properties (identified as Loan No. 5.01 on Annex A-1 to this prospectus supplement) pursuant to a ground lease. That ground lease restricts the use of that mortgaged property to an amusement park or a resort hotel. Accordingly, if that mortgaged property were unable to be successfully operated for either of those purposes, it would be unable to be converted to an alternative use.

With respect to one (1) mortgage loan (identified as Loan No. 12 on Annex A-1 to this prospectus supplement), representing approximately 2.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, certain of the mortgaged properties are legal non-conforming as to various use, setback, height, lot coverage and parking restrictions. However, law and ordinance insurance coverage was not obtained for losses associated with these non-conformities as each of the non-conformities individually was not considered significant in relation to the overall collateral for the related mortgage loan, based upon, among other things, the applicable rebuildability ordinances or the availability of title insurance for such mortgaged properties covering losses for such non-conforming use or characteristics. Nevertheless, in the event of a casualty in excess of the rebuildability limitations at a number of the mortgaged properties, the zoning limitations may have a material adverse effect on the tenant’s ability to restore the impacted mortgaged properties.

With respect to one (1) mortgage loan (identified as Loan No. 15 on Annex A-1 to this prospectus supplement), representing approximately 2.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, pursuant to a license that expires in April, 2016 and is terminable upon 30 days’ notice by the City of San Antonio, certain balconies and the basement at the related mortgaged property encroach onto a public right of way. There can be no assurance that the license will be renewed or what action the municipality would require to be taken if the license was revoked or otherwise not renewed at the end of its term, including requiring removal of the encroaching property.

In addition, with respect to one (1) mortgage loan (identified as Loan No. 30 on Annex A-1 to this prospectus supplement), representing approximately 1.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, a portion of the mortgaged property is subject to a proposed condemnation action by the County of Palm Beach Board of Commissioners. The County of Palm Beach Board of Commissioners has proposed taking fee title to an approximately 5-foot wide strip of unimproved land at the mortgaged property to widen the turning radius at the intersection of Military Trail and Community Drive. It is anticipated that the related mortgaged property will continue to have two separate entry points, but there can be no assurances that this condemnation will not have a negative impact on the mortgaged property or access to it.

Litigation or Other Legal Proceedings Could Adversely Affect the Mortgage Loans

There may be pending or threatened legal proceedings against, or other past or present adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the mortgaged properties and their respective affiliates arising out of the ordinary business of the borrowers, their sponsors, managers and affiliates. See “Risk Factors—Litigation Concerns” in the prospectus.

For example, with respect to one (1) mortgage loan referred to as the 200 Public Square mortgage loan (identified as Loan No. 1 on Annex A-1 to this prospectus supplement), representing approximately 11.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related mortgaged property and related borrower are subject to a pending lawsuit filed by a former operator of the cafeteria in the mortgaged property that arose after the eviction of the operator by the borrower. The former operator has, among other claims, alleged that the related borrower breached its contract with the operator, and seeks monetary damages up to $13,000,000, in addition to various other remedies. There can be no assurances that the results of this litigation will not have a negative impact on the related mortgaged property or the mortgage loan. Furthermore, the sponsor of this mortgage loan has previously caused an affiliated borrower under an unrelated mortgage loan to file bankruptcy after the loss of a major tenant led to difficulties paying the debt service on the mortgage loan. Unlike the 200 Public Square mortgage loan, that mortgage loan did not include a recourse carveout for filing voluntary bankruptcy; however, borrowers and sponsors who file for bankruptcy protection may be more likely than other sponsors or borrowers to utilize their rights in bankruptcy in the event of any threatened action by the lender to enforce its rights under the related loan documents.

In addition, with respect to one (1) mortgage loan (identified as Loan No. 9 on Annex A-1 to this prospectus supplement), representing approximately 2.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, Science Applications International Corporation, a tenant that occupies 27.5% of the net rentable area of the mortgaged property, entered into a settlement agreement and a deferred prosecution agreement on March 14, 2012, with the U.S. Attorney’s Office for the Southern District of New York and the City of New York relating to investigations surrounding an automated management system that Science Applications International Corporation developed and implemented for certain New York City agencies. According to a Current Report on Form 8-K filed by Science Applications International Corporation, under the settlement agreement and deferred prosecution agreement attached as an exhibit to the Current Report on Form 8-K, (i) Science Applications International Corporation agreed to pay to the United States approximately $500.4 million, and waived its right to approximately $40 million in a receivable from New York City, and (ii) the U.S. Attorney’s Office will appoint an independent monitor for three years to review certain Science Applications International Corporation policies and practices. The prosecution has agreed that if Science Applications International Corporation complies with the terms of the deferred prosecution agreement, then at the end of the three year period it will dismiss the single criminal count, alleged that Science Applications International Corporation caused New York City to overpay under the related contract. In the Report on Form 8-K, Science Applications International Corporation stated that, “[w]ith a substantial portion of its business derived from U.S. government contracts, Science Applications International Corporation has been in discussions with its U.S. government customers regarding the CityTime matter, including the deferred prosecution agreement and resolution of the matter with the U.S. Attorney’s Office” and New York City and, further that, while Science Applications International Corporation “does not expect to be terminated on existing government contracts or precluded from bidding on new government contracts, it is working to resolve these matters with these government customers as quickly as possible, but that no assurances can be given as to the timing or outcome of these discussions”. On March 15, 2012, Standard & Poor’s Rating Services issued a press release stating the following (among other things): “The settlement by itself does not have an effect on our rating and outlook. However, as a result of the payment, we have revised our liquidity assessment of the company from “strong” to “adequate” (based on our criteria)”. There can be no assurances that the results of the settlement agreement and the deferred prosecution agreement will not have a negative impact on Science Applications International Corporation, which could have a negative impact on the related mortgaged property and the mortgage loan.

In addition, with respect to one (1) mortgage loan (identified as Loan No. 16 on Annex A-1 to this prospectus supplement), representing approximately 2.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related mortgaged properties and sponsor are subject to a pending shareholder derivative lawsuit filed by an affiliate of the sponsor in the Second Judicial District Court of the State of Nevada, Washoe County. The plaintiff in the lawsuit seeks, among other remedies, the unwinding of the initial sales of the mortgaged properties to the sponsor. The related loan documents contain a representation by the related borrower that the lawsuit will not have a material adverse effect on the mortgage loan, and the loan documents include a carveout related to losses incurred in the event of an adverse determination of the lawsuit or for losses that result from title being unmarketable. The title company issuing the title policy listed the litigation as an exception to coverage, but agreed to insure the related lender from any losses that occur as a result of the related lender’s mortgage being declared unenforceable or invalid or as a result of the related lender’s lien priority being impaired. However, the title policy does not provide affirmative coverage for the title being unmarketable as a result of the litigation. As a result, the related lender has title insurance covering its lien and its right to foreclose on that lien, but if the related lender forecloses on the related mortgaged properties prior to a final resolution of the lawsuit, then in connection with a sale of the mortgaged properties after a foreclosure, the prospective purchaser would take title subject to the lawsuit as an exception to its title policy. We cannot assure you that the outcome of the litigation, or the inability to remove the litigation as an exception to coverage under a title policy, will not have a negative impact on the mortgage loan or the related mortgaged properties. Furthermore, with respect to such mortgage loan, an affiliate of the related sponsor (who served as an officer in the company at the time of filing) filed for bankruptcy protection in June 2003 and emerged from bankruptcy in March 2004. Borrowers and sponsors who file for bankruptcy protection may be more likely than other sponsors or borrowers to utilize their rights in bankruptcy in the event of any threatened action by the lender to enforce its rights under the related loan documents.

For example, with respect to one (1) mortgage loan (identified as Loan No. 22 on Annex A-1 to this prospectus supplement), representing approximately 1.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the tenant estoppel provided by Lowe’s Home Centers, Inc., which tenant occupies 62.4% of the net rentable area at the related mortgaged property, identified a dispute with the related borrower in connection with the calculation of Lowe’s Home Centers, Inc.’s share of real estate taxes and noted that the failure to resolve such dispute may result in a notice of default being sent to the related borrower by Lowe’s Home Centers, Inc. According to the tenant estoppel, the amount of real estate taxes in dispute through the 2009 tax year is approximately $455,477.73. Lowe’s Home Centers, Inc. has continued to pay its share of the real property taxes notwithstanding the dispute. An additional recourse carveout was added to the related mortgage loan documents for losses relating directly to any dispute between Lowe’s Home Centers, Inc. and the related borrower regarding the pro rata tax calculation.

In addition, with respect to one (1) mortgage loan (identified as Loan No. 25 on Annex A-1 to this prospectus supplement), representing approximately 1.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the sponsor and guarantor is a subsidiary of Lehman Brothers Holdings Inc. Lehman Brothers Holdings Inc. filed for bankruptcy on September 15, 2008 and is currently subject to various lawsuits. Lehman Brothers Holdings Inc. acquired the ownership interests in the related borrower by virtue of foreclosing on a mezzanine loan it had previously made in connection with a financing of the related mortgaged property. The estate of Lehman Brothers Holdings Inc. emerged from Chapter 11 protection on March 6, 2012, subject to a confirmed plan of reorganization. There can be no assurances that the implementation of the confirmed plan of reorganization, or the various lawsuits that Lehman Brothers Holdings Inc. and its affiliates are subject to, will not have a negative impact on the mortgage loan or the related mortgaged property.

Certain of the borrower sponsors and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past. In some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

In addition, with respect to one (1) mortgage loan (identified as Loan No. 34 on Annex A-1 to this prospectus supplement), representing approximately 1.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, such mortgage loan was primarily used to pay off a floating rate bridge loan made by the related mortgage loan seller or an affiliate thereof. That bridge loan had been made in 2011 to refinance, through a discounted payoff, a defaulted loan secured by the related mortgaged property that had been made in 2009.

Also, with respect to one (1) mortgage loan (identified as Loan No. 48 on Annex A-1 to this prospectus supplement), representing approximately 0.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, such mortgage loan was primarily used to refinance a prior loan secured by the related mortgaged property that had experienced a maturity default in 2010 and the maturity thereof extended to May 2012.

Certain of the Mortgage Loans Lack Customary Provisions

Certain of the mortgage loans lack one or more features that are customary in mortgage loans intended for securitization. The borrowers with respect to those mortgage loans may not be required to make payments to lockboxes or to maintain reserves for certain expenses, such as taxes, insurance premiums, capital expenditures, tenant improvements and leasing commissions, or the requirement to make such payments may be suspended if the related borrower or a tenant at the mortgaged property complies with the terms of the related mortgage loan documents, or the lenders under such mortgage loans may not have the right to terminate the related property manager upon the occurrence of certain events or require lender approval of a replacement property manager. However, as described in this prospectus supplement, the mortgage loans were generally originated in accordance with the related mortgage loan seller’s underwriting guidelines. For more information, see “Transaction Parties—The Sponsors and Mortgage Loan Sellers—JPMCB’s Underwriting Guidelines and Processes” and “—Ladder Capital Finance LLC—Ladder Capital Group’s Underwriting Guidelines and Processes” in this prospectus supplement.

Shari’ah Compliant Loans

One (1) mortgage loan (identified as Loan No. 8 on Annex A-1 to this prospectus supplement), representing approximately 2.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is structured to comply with Islamic law (Shari’ah). Title to the related mortgaged properties are held by the applicable borrowers, which are owned by a corporate service company. The borrowers have master leased the related mortgaged properties to master lessees, which are indirectly owned in part by certain investors of the Islamic faith. The rent payable pursuant to the master leases is intended to cover the debt service payments required under the related mortgage loan, as well as reserve payments and any other sums due under the mortgage loan. By its terms, each master lease is expressly subordinate to the related mortgage loan. There is a risk that in a bankruptcy case of the master lessee, the master lease could be recharacterized as a financing lease. If such recharacterization occurred, the master lessee could be deemed to own the fee interest in the related mortgaged property and the master lease would be viewed as a loan. To mitigate the effect of such recharacterization, (i) each master lessee has been formed and is obligated to continue as a special purpose entity, (ii) a bankruptcy by a master lessee is a “bad act” that would trigger guarantor liability under the recourse carveout guaranty for the related mortgage loan and (iii) title insurance was obtained insuring that the related borrower is the fee owner of the related mortgaged property.

Potential Conflicts of Interest

Potential Conflicts of Interest of the Sponsors and Mortgage Loan Sellers

JPMorgan Chase Bank, National Association is a sponsor and one of the mortgage loan sellers and is an affiliate of each of J.P. Morgan Chase Commercial Mortgage Securities Corp., the depositor and J.P. Morgan Securities LLC, an underwriter and an initial purchaser of the non-offered certificates.

Ladder Capital Finance LLC is a sponsor and one of the mortgage loan sellers and is an affiliate of Ladder Capital Securities LLC, an underwriter for the offered certificates and an initial purchaser of the non-offered certificates.

JPMorgan Chase Bank, National Association and/or its affiliates has provided financing to an affiliate of Ladder Capital Finance LLC in order to fund a portion of the mortgage loans sold to the depositor under the related mortgage loan purchase agreement. All amounts owing to JPMorgan Chase Bank,

National Association and its affiliates in connection with such financing arrangements (solely with respect to such mortgage loans) must be repaid by the Closing Date. This may result in a conflict of interest between the interests of JPMorgan Chase Bank, National Association and its affiliates and the interests of the holders of the certificates. In addition, with respect to one (1) mortgage loan (identified as Loan No. 34 on Annex A-1 to this prospectus supplement), representing 1.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, Ladder Capital Finance LLC, or an affiliate thereof, is party to an interest rate hedging arrangement with JPMorgan Chase Bank, National Association. This hedging arrangement will terminate in connection with the transfer of that mortgage loan pursuant to this securitization transaction.

In addition, Wells Fargo Bank, National Association, which is acting as master servicer and certificate administrator and is an affiliate of Wells Fargo Securities, LLC, and/or its affiliates have also provided financing to an affiliate of Ladder Capital Finance LLC in order to fund a portion of the mortgage loans sold to the depositor under the related mortgage loan purchase agreement. All amounts owing to Wells Fargo Bank, National Association and its affiliates in connection with such financing arrangements (solely with respect to such mortgage loans) must be repaid by the closing date. This may result in a conflict of interest between the interests of Wells Fargo Bank, National Association and its affiliates and the interests of the holders of the certificates.

Conflicts may arise because the mortgage loan sellers and their respective affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the mortgage loan sellers and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the mortgaged properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

In addition, certain of the mortgage loans included in the trust may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller or a mortgage loan seller or its affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the trust. Each of the mortgage loan sellers and their respective affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the mortgage loan sellers and their respective affiliates may differ from, and compete with, the interests of the trust fund. Additional financial interests in, or other financial dealings with, a borrower or its affiliates under any of the related mortgage loans may create conflicts of interest.

With respect to five (5) mortgage loans (identified as Loan Nos. 5, 15, 23, 31 and 40 on Annex A-1 to this prospectus supplement), representing 10.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, Ladder Capital Finance LLC or an affiliate thereof holds a mezzanine loan secured by direct or indirect equity interests in each of the related borrowers. The mezzanine lender will likely have interests adverse to those of the issuing entity following the closing date of this securitization.

With respect to three (3) mortgage loans (identified as Loan Nos. 33, 38 and 39 on Annex A-1 to this prospectus supplement, representing 2.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, JPMorgan Chase Bank, National Association or an affiliate thereof, holds a mezzanine loan secured by direct or indirect equity interests in each of the related borrowers. The mezzanine lender will likely have interests adverse to those of the issuing entity following the closing date of this securitization.

With respect to three (3) mortgage loans (identified as Loan Nos. 23, 31 and 40 on Annex A-1 to this prospectus supplement), representing 3.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, Ladder Capital Finance LLC or an affiliate thereof originated the subject mortgage loans in connection with a sale of the related mortgaged properties by Ladder Capital Finance LLC or an affiliate thereof to the current borrowers.

Each mortgage loan seller is obligated to repurchase or substitute a similar commercial mortgage loan for a mortgage loan sold by it under the circumstances described under “Description of the Mortgage Pool—Representations and Warranties; Repurchases and Substitutions” in this prospectus supplement.

JPMorgan Chase Bank, National Association, a sponsor, and its affiliates (including one of the underwriters and an initial purchaser of the non-offered certificates) and Ladder Capital Finance LLC, a sponsor, and its affiliates (including one of the underwriters and an initial purchaser of the non-offered certificates) may benefit from this offering in a number of ways, some of which may be inconsistent with the interests of purchasers of the certificates. The sponsors will sell the mortgage loans to the depositor. To the extent unhedged or not completely hedged, these sales will reduce or eliminate the sponsors’ exposure to these mortgage loans by effectively transferring the sponsors’ exposure to the purchasers of the certificates offered hereby. The sponsors and their respective affiliates will be compensated in an amount based on, among other things, the offering price of the certificates offered hereby and the amount of proceeds received from the sale of the certificates offered hereby to investors.

Furthermore, the sponsors and their respective affiliates may benefit from a completed offering of the certificates offered hereby because the offering would establish an additional market precedent and a valuation data point for securities similar to the certificates offered hereby, thus enhancing the ability of the sponsors and their respective affiliates to conduct similar offerings in the future and permitting them to write up, avoid writing down or otherwise adjust the fair value of mortgage loans or other similar assets or securities held on their balance sheet.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicer and the Special Servicer

The pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any of their respective affiliates. See “Servicing of the Mortgage Loans—General” in this prospectus supplement.

Notwithstanding the foregoing, the master servicer, the special servicer or any of their respective affiliates may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if the master servicer, the special servicer or any of their respective affiliates holds remaining certificates, or has financial interests in or other financial dealings with a borrower under any of the mortgage loans. Further, Midland Loan Services, a Division of PNC Bank, National Association is an affiliate of BlackRock Financial Management, Inc. BlackRock Financial Management, Inc., on behalf of one or more managed funds or accounts, is expected to be the initial directing certificateholder under the Pooling and Servicing Agreement. As discussed in “Transaction Parties—The Special Servicer” in this prospectus supplement, Midland Loan Services, a Division of PNC Bank, National Association may enter into one or more arrangements with the directing certificateholder, holders of controlling class certificates or any person with the right to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to the special servicer’s compensation in consideration of, among other things, the appointment of Midland Loan Services, a Division of PNC Bank, National Association, as special servicer and limitations on the directing certificateholder’s right to replace the special servicer. In general, neither the master servicer nor the special servicer is required to act in a manner more favorable to the certificates or any particular class of certificates than to the remaining certificates. See “—Special Servicer May Be Directed to Take Actions” below.

The master servicer services and will, in the future, service, in the ordinary course of its business, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicer may perform services, on behalf of the trust, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts for the master servicer.

Wells Fargo Bank, National Association, which is acting as master servicer and certificate administrator, and/or its affiliates have provided financing to an affiliate of Ladder Capital Finance LLC in order to fund a portion of the mortgage loans sold to the depositor under the related purchase agreement. All amounts owing to Wells Fargo Bank, National Association and its affiliates in connection with such financing arrangements (solely with respect to such mortgage loans) must be repaid by the closing date. This may result in a conflict of interest between the interests of Wells Fargo Bank, National Association and its affiliates and the interests of the holders of the certificates.

Certain relationships and transactions between the directing certificateholder and the special servicer may result in conflicts of interest. The directing certificateholder appoints and can, without cause, remove the special servicer during such time as the Class G certificates have a certificate balance (taking into account the application of appraisal reductions to notionally reduce the certificate balance of such class of certificates) that is less than 25% of its initial certificate balance. In addition, the directing certificateholder maintains certain consent and consultation rights with respect to the mortgage loans that relate to, and could impact, the special servicer’s duties. Additionally, these parties (and/or their affiliates) may, in the ordinary course of business, have relationships with, render services to, and engage in other transactions with each other. We cannot assure you that these transactions and relationships will not influence the actions taken by the special servicer.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Directing Certificateholder

The special servicer will be required to consult with the directing certificateholder with respect to certain actions of the special servicer and in certain circumstances obtain the consent of the directing certificateholder. The directing certificateholder will have no duties to the holders of any class of certificates and may take actions that favor the interests of the holders of the controlling class over the interests of the holders of one or more other classes of certificates. See “Servicing of the Mortgage Loans—The Directing Certificateholder” in this prospectus supplement.

The directing certificateholder and its affiliates may have interests that are in conflict with those of certificateholders, especially if the directing certificateholder or any of its affiliates holds certificates, or has financial interests in or other financial dealings with a borrower or a parent of a borrower. Each of these relationships may create a conflict of interest.

Potential Conflicts of Interest of the Underwriters

The activities of the underwriters and their respective affiliates may result in certain conflicts of interest. The underwriters and their respective affiliates may retain, or own in the future, classes of certificates, and any voting rights of that class could be exercised by them in a manner that could adversely impact the certificates. Any of the underwriters may invest or take long or short positions in securities or instruments, including the certificates offered by this prospectus supplement, that may be different from your position as an investor in the certificates offered hereby. If that were to occur, that underwriter’s interests may not be aligned with your interests in the certificates offered hereby that you acquire.

The underwriters and their respective affiliates include broker-dealers whose business includes executing securities and derivative transactions on their own behalf as principals and on behalf of clients. Accordingly, the underwriters and their respective affiliates and clients acting through them from time to time buy, sell or hold securities or other instruments, which may include one or more classes of the certificates, and do so without consideration of the fact that the underwriters acted as underwriters for the certificates. Such transactions may result in underwriters and their respective affiliates and/or their clients having long or short positions in such instruments. Any such short positions will increase in value if the related securities or other instruments decrease in value. Further, the underwriters and their respective affiliates may (on their own behalf as principals or for their clients) enter into credit derivative or other derivative transactions with other parties pursuant to which they sell or buy credit protection with respect to one or more of the certificates. The positions of the underwriters and their respective affiliates or their clients in such derivative transactions may increase in value if the certificates default or decrease in value. In conducting such activities, no underwriter or its respective affiliates has any obligation to take into account the interests of the certificateholders or any possible effect that such activities could have on them. The underwriters and their respective affiliates and clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the certificates or the certificateholders.

In addition, the underwriters and their respective affiliates will have no obligation to monitor the performance of the certificates or the actions of the master servicer, the special servicer, the certificate administrator or the trustee and will have no authority to advise the master servicer, the special servicer, the certificate administrator or the trustee or to direct their actions.

In addition, the underwriters and their respective affiliates may have ongoing relationships with, render services to, and engage in transactions with the borrowers, the sponsors and their respective affiliates, which relationships and transactions may create conflicts of interest between the underwriters and their respective affiliates, on the one hand, and the trust, on the other hand. JPMorgan Chase Bank, National Association and its affiliates have several roles in this transaction. J.P. Morgan Chase Commercial Mortgage Securities Corp. is the depositor and a wholly owned subsidiary of JPMorgan Chase Bank, National Association. JPMorgan Chase Bank, National Association and Ladder Capital Finance LLC have (or, as of the closing date, will have) originated or acquired their respective mortgage loans and will be selling them to the depositor. JPMorgan Chase Bank, National Association is also an affiliate of J.P. Morgan Securities LLC, an underwriter for the offering of the offered certificates and an initial purchaser of the non-offered certificates. JPMorgan Chase Bank, National Association is also a sponsor. Ladder Capital Finance LLC, one of the sponsors and mortgage loan sellers, is an affiliate of Ladder Capital Securities LLC, an underwriter for the offering of the offered certificates and an initial purchaser of the non-offered certificates. See “Summary of Terms—Certain Affiliations” in this prospectus supplement for a description of certain affiliations and relationships between the underwriters and other participants in this offering.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates offered hereby.

Other Possible Conflicts of Interests

The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers, or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to, or near the mortgaged properties.

Pentalpha Surveillance LLC has been appointed the senior trust advisor. See “Transaction Parties—The Senior Trust Advisor”. During such time as the Class G certificates have a certificate balance (taking into account the application of appraisal reductions to notionally reduce the certificate balance of such class of certificates) that is less than 25% of its initial certificate balance, the senior trust advisor will be required to consult with the special servicer with respect to certain actions of the special servicer. Additionally, during such time as the Class G certificates have a certificate balance (taking into account the application of appraisal reductions to notionally reduce the certificate balance of such class of certificates) that is less than 25% of its initial certificate balance, the master servicer or the special servicer, as applicable, will be required to use commercially reasonable efforts consistent with the servicing standard to collect a senior trust advisor consulting fee from the related borrower in connection with certain major decisions related to the mortgage loans, to the extent not prohibited by the related mortgage loan documents. In acting as senior trust advisor, the senior trust advisor is acting solely as a contracting party to the extent described in this prospectus supplement. See “Transaction Parties—The Senior Trust Advisor” in this prospectus supplement.

In the normal course of conducting its business, Pentalpha Surveillance LLC and its affiliates have rendered services to, performed surveillance of, and negotiated with, numerous parties engaged in activities related to structured finance. These parties may have included the mortgage loan sellers and their respective affiliates, the master servicer, the special servicer, the certificate administrator, the trustee or the directing certificateholder. These relationships may continue in the future. Each of these relationships may involve a conflict of interest with respect to Pentalpha Surveillance LLC’s duties as senior trust advisor. There can be no assurance that the existence of these relationships and other relationships in the future will not impact the manner in which the senior trust advisor performs its duties under the pooling and servicing agreement.

Pentalpha Surveillance LLC is prohibited from making an investment in any class of certificates issued by the trust. However, such prohibition will not be construed to have been violated (i) in connection with riskless principal transactions effected by a broker-dealer affiliate or (ii) pursuant to investments by an affiliate if the senior trust advisor and the affiliate maintain policies and procedures designed to segregate personnel involved in the activities of the senior trust advisor under the pooling and servicing agreement from personnel involved in the affiliate’s investment activities and to prevent the affiliate and its personnel from gaining access to information regarding the trust and the senior trust advisor and its personnel from gaining access to the affiliate’s information regarding its investment activities.

Wells Fargo Bank, National Association is the master servicer, the certificate administrator and the 17g-5 information provider. Pursuant to certain interim servicing agreements between Wells Fargo Bank, National Association, on the one hand, and Ladder Capital Finance LLC and certain of its affiliates, on the other hand, Wells Fargo Bank, National Association acts as interim servicer with respect to certain of the mortgage loans owned from time to time by Ladder Capital Finance LLC and those affiliates thereof, including, prior to their inclusion in the issuing entity, all of the mortgage loans to be contributed by Ladder Capital Finance LLC. In addition, Wells Fargo Bank, National Association acts as a custodian with respect to the loan files for the twelve (12) mortgage loans that Ladder Capital Finance LLC will transfer to the depositor, representing approximately 14.9% of the aggregate principal balance of the mortgage pool as of the cut-off date.

Each of the foregoing relationships should be considered carefully by prospective investors.

Potential Conflicts of Interest in the Selection of the Mortgage Loans

The anticipated purchaser of the Class G, Class H and Class NR certificates was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the trust, and to request the removal, re-sizing or modification of other features of some or all of the mortgage loans or to request certain price adjustments or cost mitigation arrangements in connection with its agreement to purchase those classes of certificates. The mortgage loans pricing and purchase terms as originally proposed by the sponsors were adjusted based on some of these requests.

We cannot assure you that you or another investor would make requests to modify the original pool if given the opportunity or that the final pool if influenced by such buyer’s feedback would not adversely affect the performance of the certificates offered hereby and benefit the performance of such buyer’s certificates. Because of the differing subordination levels, such buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits such buyer but that does not benefit other investors. In addition, such buyer may enter into hedging or other transactions or otherwise have business objectives that also could cause its interests with respect to the asset pool to diverge from those of other purchasers of the certificates.

The anticipated purchaser of those certificates will have no liability to any certificateholder for any actions taken with respect to the preceding two paragraphs, and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyer in respect thereof.

The anticipated purchaser of those certificates will initially constitute the directing certificateholder, and thus would have certain rights to direct and consult with the special servicer as described under “Servicing of the Mortgage Loans—The Directing Certificateholder” in this prospectus supplement.

Because the incentives and actions of the anticipated purchaser of those certificates may, in some circumstances, differ from or be adverse to those of purchasers of other classes of certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus supplement and your own view of the mortgage loans.

Your Lack of Control Over the Trust Can Adversely Impact Your Investment

Except as described in this prospectus supplement, investors in the certificates do not have the right to make decisions with respect to the administration of the trust. These decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the special servicer, the certificate administrator and the trustee. Any decision made by any of those parties in respect of the trust in accordance with the terms of the pooling and servicing agreement, even if it determines that decision to be in your best interests, may be contrary to the decision that you would have made and may negatively affect your interests.

Notwithstanding the foregoing, the directing certificateholder appointed by the controlling class will have certain consent rights prior to the occurrence and continuance of such time as the Class G certificates have a certificate balance (taking into account the application of appraisal reductions to notionally reduce the certificate balance of such class of certificates) that is less than 25% of its initial certificate balance, and will have certain non-binding consultation rights prior to such time as the Class G certificates have a certificate balance (taking into account the application of appraisal reductions to notionally reduce the certificate balance of such class of certificates) that is less than 25% of its initial certificate balance; provided, however, that the controlling class may lose any such rights upon the occurrence of certain events. See “Servicing of the Mortgage Loans—The Directing Certificateholder” in this prospectus supplement and “Risk Factors—Your Lack of Control Over Trust Fund Can Create Risks” in the prospectus.

In addition, while there is a senior trust advisor with certain obligations in respect of reviewing the compliance of the special servicer with certain of its obligations under the pooling and servicing agreement, the senior trust advisor has no consultation rights over actions by the special servicer prior to such time as the Class G Certificates have a certificate balance (taking into account the application of appraisal reductions to notionally reduce the certificate balance of such class of certificates) that is less than 25% of its initial certificate balance. In addition, the senior trust advisor only has the limited obligations and duties set forth in the pooling and servicing agreement, and has no fiduciary or other duty to act on behalf of the certificateholders or the trust fund or in the best interest of any particular certificateholder. It is not intended that the senior trust advisor act as a surrogate for the certificateholders. Investors should not rely on the senior trust advisor to affect the special servicer’s actions under the pooling and servicing agreement or to monitor the actions of the directing certificateholder or special servicer, other than to the limited extent specifically required in respect of certain actions of the special servicer at certain prescribed times under the pooling and servicing agreement.

In certain limited circumstances, certificateholders have the right to vote on matters affecting the trust. In some cases these votes are by certificateholders taken as a whole and in others the vote is by class. In all cases, voting is based on the outstanding certificate balance, which is reduced by realized losses. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights” and “Transaction Parties—Replacement of the Special Servicer” in this prospectus supplement.

Special Servicer May Be Directed to Take Actions

In connection with the servicing of the specially serviced mortgage loans, the special servicer may, at the direction of the directing certificateholder, take actions with respect to the specially serviced mortgage loans that could adversely affect the holders of some or all of the classes of certificates offered hereby. The directing certificateholder will be controlled by the controlling class certificateholders. The directing certificateholder may have interests in conflict with those of the other certificateholders. As a result, it is possible that the directing certificateholder may direct the special servicer to take actions that conflict with the interests of certain classes of the certificates offered hereby. However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents. In addition, except as limited by certain conditions described under “Transaction Parties—The Special Servicer”, the special servicer may be removed without cause by the directing certificateholder as described in this prospectus supplement. The special servicer may also be removed in certain circumstances (x) if a request is made by certificateholders evidencing not less than 25% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) of the certificates (other than the Class X-A, Class X-B and Class R certificates) and (y) upon receipt of approval by certificateholders holding at least 75% of the aggregate voting rights (taking into account the application of realized losses and the application of appraisal reductions to notionally reduce the respective certificate balances) of the certificates (other than the Class X-A, Class X-B and Class R certificates)), as described in this prospectus supplement. See “Servicing of the Mortgage Loans—General”, “Transaction Parties—The Special Servicer” and “Transaction Parties—Replacement of the Special Servicer” in this prospectus supplement.

The Sponsors, the Depositor and the Trust Are Subject to Bankruptcy or Insolvency Laws That May Affect the Trust Fund’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of a sponsor or the depositor, it is possible the trust’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays, reductions in payments and/or losses on the certificates could occur.

The transfer of the mortgage loans by the sponsors in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the Federal Deposit Insurance Corporation for securitizations sponsored by insured depository institutions (12 C.F.R. § 360.6); however, the safe harbor is non-exclusive.

In the case of each sponsor, an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the applicable mortgage loans by such sponsor to the depositor would generally be respected in the event of a bankruptcy or insolvency of such sponsor. Nevertheless, we cannot assure you that the Federal Deposit Insurance Corporation, a bankruptcy trustee, if applicable, or another interested party would not attempt to assert that such transfer was not a sale. Even if a challenge were not successful, it is possible that payments on the certificates offered hereby would be delayed while a court resolves the claim.

In addition, since the trust is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a “business trust”. Regardless of whether a bankruptcy court ultimately determines that the trust is a “business trust”, it is possible that payments on the certificates offered hereby would be delayed while the court resolved the issue.

Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act contains an orderly liquidation authority under which the Federal Deposit Insurance Corporation can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. In January 2011, the acting general counsel of the Federal Deposit Insurance Corporation issued an opinion in which he expressed his view that, under then-existing regulations, the Federal Deposit Insurance Corporation, as receiver under the orderly liquidation authority, will not, in the exercise of its orderly liquidation authority repudiation powers, recover as property of a financial company’s assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the bankruptcy code. The acting general counsel’s opinion further noted that, while the Federal Deposit Insurance Corporation Staff may be considering recommending further regulations under orderly liquidation authority, the acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the Federal Deposit Insurance Corporation’s statutory power to disaffirm or repudiate contracts, and until such time, the acting general counsel’s opinion would remain in effect. However, as no regulations specifically addressing the Federal Deposit Insurance Corporation’s repudiation powers under the orderly liquidation authority in the context of assets transferred in a securitization have yet to be promulgated, it appears that such interpretation continues to remain in effect. If, however, the Federal Deposit Insurance Corporation were to disregard or differently interpret the acting general counsel’s opinion, or if it were independently to be appointed as receiver of a mortgage loan seller or of a subsidiary special purpose entity that was the issuer of a securitization, delays or reductions in payments on the related certificates could occur. In addition, because the transfer of the mortgage loans will occur after the expiration of the transition period, you may not be able to rely on the acting general counsel’s opinion unless it is extended to cover transfers made after the transition period. As such, we cannot assure you that a bankruptcy would not result in a delay or reduction in payments on the certificates.

Risks Relating to Prepayments and Repurchases

The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties or document defects.

In addition, it is important to note that previously issued commercial mortgage-backed securities (including, possibly, certain commercial mortgage-backed securities sponsored by JPMorgan Chase Bank, National Association or Ladder Capital Finance LLC) have recently experienced greater losses than expected, and in certain circumstances significantly greater losses, as a result of defaults and liquidations of the mortgage loans that comprise those commercial mortgage-backed securities. There can be no assurance that the losses actually incurred with respect to the mortgage loans that back the certificates offered hereby will not similarly exceed any assumed or expected losses. See “Yield and Maturity Considerations” in this prospectus supplement.

The yield on each of the classes of certificates that have a pass-through rate equal to, limited by, or based on, the weighted-average cap rate would be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates. The pass-through rates on these classes of certificates may also be adversely affected as a result of a decrease in the weighted average of the net mortgage rates on the mortgage loans even if principal prepayments do not occur. See “Yield and Maturity Considerations” in this prospectus supplement.

The Class X-A certificates will not be entitled to distributions of principal but instead will accrue interest on their notional amounts. Because the notional amount of the Class X-A certificates is based upon the outstanding certificate balances of the Class A-1, Class A-2, Class A-3, Class A-SB and Class A-S certificates, the yield to maturity on the Class X-A certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related classes of certificates. In particular, the Class X-A certificates will be sensitive to prepayments on the mortgage loans because the prepayments will have the effect of reducing the notional amount of the Class X-A certificates first. A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-A certificates. Investors in the Class X-A certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments.

The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment on the mortgage loans is higher or lower than you anticipate.

Any changes in the weighted average lives of your certificates may adversely affect your yield. Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the trust fund ultimately affect the average life of the certificates offered hereby will depend on the terms of the certificates offered hereby, more particularly:

●
A class of certificates offered hereby that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

●
A class of certificates offered hereby that entitles the holders of the certificates offered hereby to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

See “Yield and Maturity Considerations” in this prospectus supplement.

Although the mortgage loans have prepayment protection in the form of lockout periods and one or more of the following: (a) defeasance, (b) yield maintenance or (c) prepayment premium provisions, we cannot assure you that the related borrowers will refrain from prepaying their related mortgage loans due to the existence of yield maintenance charges or prepayment premiums or that involuntary prepayments will not occur.

There are thirty-eight (38) mortgage loans, representing approximately 73.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date that permit prepayment together with the payment of a yield maintenance premium, generally following the end of a lockout period of at least 24 months from the first payment date; however, in the case of one (1) mortgage loan (identified as Loan No. 12 on Annex A-1 to this prospectus supplement), representing approximately 2.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related borrower is permitted to prepay the related mortgage loan after 90 days from the closing date with the payment of a yield maintenance charge. In addition, the related borrower may elect to prepay the mortgage loan, with payment of a yield maintenance charge, if it becomes necessary in order to cure a debt service coverage ratio deficiency in the event the tenant at the mortgaged property (a) fails to renew certain of its leases, thereby triggering a mandatory monthly reserve deposit by the borrower or (b) has been acquired by another entity. In addition, with respect to one (1) mortgage loan (identified as Loan No. 5 on Annex A-1 to this prospectus supplement), representing 4.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, there is no lock-out period in connection with a partial prepayment related to the severance of the debt and a partial assumption in connection with the sale of an individual mortgaged property to a third party that is not related to the borrower. See “Risk Factors—Certain Additional Risks Relating to Tenants” in this prospectus supplement.

We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experiences of commercial mortgage loans. However, the rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the related mortgage loans;

●	the length of any prepayment lockout period;

●	the level of prevailing interest rates;

●	the availability of mortgage credit;

●	any applicable yield maintenance charges and prepayment premiums;

●	the master servicer’s or special servicer’s ability to enforce those yield maintenance charges or prepayment premiums;

●	the failure to meet certain requirements for the release of escrows;

●	the occurrence of casualties or natural disasters; and

●	economic, demographic, tax, legal or other factors.

In addition, the rate at which voluntary prepayments occur may also be impacted by the existence of any tenant purchase options related to a mortgaged property. The exercise of the purchase option could occur during what would otherwise be a lockout/defeasance period. The resulting prepayment is required to be accompanied by a yield maintenance charge. See “Yield and Maturity Considerations” in this prospectus supplement.

One (1) mortgage loan (identified as Loan No. 5 on Annex A-1 to this prospectus supplement), representing approximately 4.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, allows for the sale of individual properties, a severance of the debt and the assumption by the transferee of such portion of the mortgage loan as is allocable to the individual property acquired by that transferee, provided that, among other conditions, the transferor prepays an amount equal to 25% of the allocated loan amount for the individual property to be transferred, together with a yield maintenance charge. Such sale, assumption and partial prepayment could occur notwithstanding the existence of an otherwise applicable lock-out period. The partial prepayment is expected to be applied on a pro rata basis generally in accordance with property values between the mortgage loan secured by the transferred mortgaged property and the mortgage loan secured by the remaining mortgaged property or mortgaged properties. See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Defeasance; Collateral Substitution; Property Releases” in this prospectus supplement.

In addition, the rate at which voluntary prepayments occur may also be impacted by the ability of borrowers to release portions of the mortgaged property during periods in which prepayments on the mortgage loan were otherwise prohibited. For example, with respect to one (1) mortgage loan (identified as Loan No. 12 on Annex A-1 to this prospectus supplement), representing approximately 2.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related borrowers may release individual mortgaged properties during a lockout period or during such time as a yield maintenance charge would otherwise be payable that could result in a cumulative prepayment of up to 10% of the initial principal balance of the related mortgage loans (without a yield maintenance charge or prepayment premium required).

Further, one (1) mortgaged property (identified as Loan No. 38.05 on Annex A-1 to this prospectus supplement), representing approximately 0.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, may be acquired by the sole tenant if such tenant exercises its option to purchase such mortgaged property for $3,196,243, representing approximately 115% of the gross purchase price paid by the related borrower for the related mortgaged property, which right expires on September 14, 2012. The exercise of such purchase option by such tenant may result in a partial prepayment during a period when voluntary prepayments are otherwise prohibited. The related borrower and guarantor agreed in the related mortgage loan documents to pay any shortfall between (i) the option price paid by such tenant and (ii) all amounts due under the related mortgage loan documents to release the related mortgaged property, including any applicable yield maintenance premium. Any failure to pay the shortfall payment is a non-recourse carveout for losses incurred. Because the foregoing conditions could occur prior to the expiration of the applicable lockout period, the exercise of such purchase option by such tenant may result in a partial prepayment during a period when voluntary prepayments are otherwise prohibited. We cannot assure you that the related borrower will be able to meet its obligation to pay any shortfall. Further, we cannot assure you that satisfaction by the related borrower of such obligation to pay a shortfall will not have an adverse effect on the related borrower’s ability to make payments due on the mortgage loan.

We cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium will be enforceable. See “—Risks Relating to Prepayments and Repurchases” in this prospectus supplement. Provisions requiring yield maintenance charges or prepayment premiums may not be enforceable in some jurisdictions and under federal bankruptcy law. Those provisions also may be interpreted as constituting the collection of interest for usury purposes. Also, we cannot assure you that liquidation proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium. Generally, no yield maintenance charge or prepayment premium will be required for prepayments in connection with a casualty or condemnation. In addition, certain of the mortgage loans permit the related borrower, after a partial casualty or partial condemnation or a change in applicable laws that would allow a lender to accelerate the related mortgage loan pursuant to the related mortgage loan documents, to prepay the remaining principal balance of the mortgage loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the mortgage loan), which may in certain cases not be accompanied by any prepayment consideration; provided that the prepayment of the remaining balance is made within a specified period of time following the date of the application of proceeds or award and/or no event of default has occurred and is continuing under the mortgage loan. See “Risk Factors—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge or prepayment premium. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

Certain shortfalls in interest as a result of involuntary prepayments may reduce the available distribution amount. In addition, if a mortgage loan seller repurchases any mortgage loan from the trust due to breaches of representations or warranties or document defects, the repurchase price paid will be passed through to the holders of the certificates offered hereby with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or prepayment premium will be payable. Mezzanine lenders may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance payments or prepayment charges. In addition, certain of the mortgage loans are secured by mortgaged properties that have franchisors, tenants or other parties that have an option to purchase the mortgaged property. See “—Certain Additional Risks Relating to Tenants” above. A repurchase or the exercise of such a purchase option may adversely affect the yield to maturity on the certificates offered hereby.

Certain of the mortgage loans are secured in part by letters of credit and/or cash reserves that in each such case:

(i)    will be released to the related borrower, in whole or in part, upon satisfaction by that borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

(ii)   if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay or defease the subject mortgage loan if such performance related conditions are not satisfied within specified time periods.

In addition, with respect to certain of the mortgage loans, if the borrower does not satisfy the performance conditions and does not qualify for the release of the related cash reserve, the reserve, less, in some cases, a yield maintenance charge or prepayment premium (which, in some cases, may be paid out of the related additional collateral), may be applied to reduce the principal balance of the mortgage loan and the remaining unpaid balance of the mortgage loan may be re-amortized over the remaining amortization term. If such amount is used to prepay or defease the mortgage loan as described in paragraph (ii) above, there is no obligation on the part of the related borrower to replenish such cash reserves.

Risks Relating to Substitutions of Mortgaged Properties by the Related Borrower

One (1) of the mortgage loans (identified as Loan No. 12 on Annex A-1 to this prospectus supplement), representing approximately 2.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, permits the related borrower to substitute certain other properties for mortgaged properties currently securing the related mortgage loan. As a result, it is possible that certain of the mortgaged properties that secure one of these mortgage loans may not secure such mortgage loan for its entire term. Although any substitution will have to meet certain conditions, including loan-to-value tests and receipt of written confirmation from the rating agencies that any ratings of the certificates will not, as a result of the proposed substitution, be downgraded, qualified or withdrawn, the replacement property may differ from the substituted property with respect to certain characteristics. See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Defeasance; Collateral Substitution; Property Releases” in this prospectus supplement.

Optional Early Termination of the Trust Fund May Result in an Adverse Impact on Your Yield or May Result in a Loss

The certificates will be subject to optional early termination by means of the purchase of the mortgage loans in the trust fund. We cannot assure you that the proceeds from a sale of the mortgage loans and/or REO properties will be sufficient to distribute the outstanding certificate balance plus accrued interest and any undistributed shortfalls in interest accrued on the certificates that are subject to the termination. Accordingly, the holders of certificates offered hereby affected by such a termination may suffer an adverse impact on the overall yield on their certificates, may experience repayment of their investment at an unpredictable and inopportune time or may even incur a loss on their investment. See “Description of the Certificates—Termination; Retirement of Certificates” in this prospectus supplement.

The Mortgage Loan Sellers May Not Be Able To Make a Required Repurchase or Substitution of a Defective Mortgage Loan

The related mortgage loan seller is the sole warranting party in respect of the mortgage loans sold by it to us. Neither we nor any of our affiliates (except, in certain circumstances, for JPMorgan Chase Bank, National Association solely in its capacity as a mortgage loan seller) are obligated to repurchase or substitute any mortgage loan in connection with either a material breach of a mortgage loan seller’s representations and warranties or any material document defects, if the applicable mortgage loan seller defaults on its obligation to do so. We cannot provide assurances that the applicable mortgage loan seller will have the financial ability to effect such repurchases or substitutions. In particular, Ladder Capital Finance LLC has limited assets available to repurchase or replace any defective mortgage loans. Ladder

Capital Finance Holdings LLLP, Ladder Capital Finance LLC’s ultimate parent, will, however, guarantee the performance of Ladder Capital Finance LLC’s obligations to repurchase or replace defective mortgage loans. Notwithstanding the existence of the guarantee, there is no assurance that Ladder Capital Finance Holdings LLLP or Ladder Capital Finance LLC will have the financial ability to effect such a repurchase or substitution. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Ladder Capital Finance LLC” in this prospectus supplement. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the trust fund to fail to qualify as one or more REMICs or cause the trust fund to incur a tax. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Pool—Representations and Warranties; Repurchases and Substitutions” in this prospectus supplement.

Limited Obligations

The certificates, when issued, will represent beneficial interests in the trust fund. The certificates will not represent an interest in, or obligation of, the sponsors, the mortgage loan sellers, the depositor, the master servicer, the special servicer, the certificate administrator, the trustee or any other person. The primary assets of the trust fund will be the notes evidencing the mortgage loans, and the primary security and source of payment for the mortgage loans will be the mortgaged properties and the other collateral described in this prospectus supplement. Payments on the certificates offered hereby are expected to be derived from payments made by the borrowers on or in respect of the mortgage loans. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the holders of the certificates offered hereby are entitled. See “Description of the Certificates—General” in this prospectus supplement.

Recent Changes to Accounting Standards and Regulatory Restrictions Could Have an Adverse Impact on the Certificates

None of the issuing entity, the depositor, the sponsors or the underwriters make any representation or warranty regarding any accounting implications related to the certificates offered hereby. The Financial Accounting Standards Board adopted changes to the accounting standards for structured products that are effective as of the start of the first fiscal year that begins after November 15, 2009. These changes, or any other future changes, may impact the accounting for entities such as the trust and could require the trust to be consolidated in an investor’s financial statements. Each investor in the certificates offered hereby should consult its accounting advisor to determine the impact these accounting changes might have as a result of an investment in the certificates offered hereby.

Tax Consequences Related to Foreclosure

If the trust were to acquire a mortgaged property subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer would be required to retain an independent contractor to operate and manage such mortgaged property. Any net income from such operation and management, other than qualifying “rents from real property”, or any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is noncustomary in the area and for the type of property involved, will subject the REMIC to federal (and possibly state or local) tax on such income at the highest marginal corporate tax rate (currently 35%), thereby reducing net proceeds available for distribution to certificateholders. No determination has been made whether any portion of the income from the mortgaged property constitutes “rents from real property”. The pooling and servicing agreement provides that the special servicer will be permitted to cause the REMICs to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to certificateholders is greater than another method of operating, e.g., net leasing the mortgaged property. See “Material Federal Income Tax Consequences” in this prospectus supplement. In addition, if the trust were to acquire any mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

State and Local Tax Considerations

In addition to the federal income tax consequences described under the heading “Material Federal Income Tax Consequences” in this prospectus supplement, potential purchasers should consider the state and local income tax consequences of the acquisition, ownership and disposition of the certificates. State and local income tax laws may differ substantially from the corresponding federal law, and this prospectus supplement does not purport to describe any aspects of the income tax laws of the states or localities in which the mortgaged properties are located or of any other applicable state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of certificates solely by reason of the location in that jurisdiction of the depositor, the certificate administrator, the trustee, the related borrower or the mortgaged properties or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of certificates. We cannot assure you that holders of certificates will not be subject to tax in any particular state or local taxing jurisdiction.

If any tax or penalty is successfully asserted by any state or local taxing jurisdiction, none of the depositor, the related borrower, the certificate administrator, the trustee, the master servicer or the special servicer will be obligated to indemnify or otherwise to reimburse the holders of certificates therefor.

Potential purchasers should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the certificates.

Ratings of the Certificates

The ratings assigned to the certificates offered hereby by the rating agencies engaged by the depositor are based, among other things, on the economic characteristics of the mortgaged properties and other relevant structural features of the transaction. A security rating does not represent any assessment of the yield to maturity that a certificateholder may experience. The ratings assigned to the certificates offered hereby reflect only the views of the respective rating agencies as of the date such ratings were issued. Future events could have an adverse impact on such ratings. The ratings may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information. The ratings do not consider to what extent the certificates offered hereby will be subject to prepayment or that the outstanding principal amount of any class of certificates offered hereby will be prepaid.

Furthermore, the amount, type and nature of credit support, if any, provided with respect to the certificates offered hereby was determined on the basis of criteria established by each rating agency. These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of the mortgage loans in the trust. As evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued commercial mortgage-backed securities during the recent credit crisis, the rating agencies’ assumptions regarding the performance of the mortgage loans related to such commercial mortgage-backed securities were not, in all cases, correct.

We are not obligated to maintain any particular rating with respect to any class of certificates offered hereby. Changes affecting the mortgaged properties, the trustee, the certificate administrator, the master servicer, the special servicer or another person may have an adverse effect on the ratings of the certificates offered hereby, and thus on the market value of the certificates offered hereby, although such adverse changes would not necessarily be an event of default under any related mortgage loan. See “Ratings” in this prospectus supplement.

Further, any ratings downgrade of any class of certificates offered hereby below an investment grade rating by the rating agencies could affect the ability of a benefit plan or other investor to purchase those certificates. See “Certain ERISA Considerations” in this prospectus supplement.

The depositor has requested a rating on the certificates from two nationally recognized statistical rating organizations. There can be no assurance as to whether another nationally recognized statistical rating organization will rate any class of certificates offered hereby or, if it were to rate any class of certificates offered hereby, what rating would be assigned by it. Additionally, other nationally recognized statistical rating organizations that we have not engaged to rate the certificates offered hereby may nevertheless issue unsolicited credit ratings on one or more classes of certificates offered hereby, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor. The issuance of unsolicited ratings of one or more classes of the certificates offered hereby that are different from the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor may impact the liquidity and market value of that class or those classes of certificates. As part of the process of obtaining ratings for the certificates offered hereby, the depositor had initial discussions with and submitted certain materials to six nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected two of them to rate the certificates offered hereby, and did not select the other nationally recognized statistical rating organizations due, in part, to those agencies’ initial subordination levels for the various classes of certificates offered hereby. Had the depositor selected such other nationally recognized statistical rating organizations to rate the certificates offered hereby, we cannot assure you as to the ratings that such other nationally recognized statistical rating organizations would ultimately have assigned to the certificates offered hereby. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. In addition, neither the depositor nor any other person or entity will have any duty to notify you if any such other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates offered hereby after the date of this prospectus supplement. In no event will rating agency confirmations from any such other nationally recognized statistical rating organization be a condition to any action, or the exercise of any right, power or privilege by any person or entity under the pooling and servicing agreement.

Furthermore, the Securities and Exchange Commission may determine that one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the certificates offered in this prospectus supplement no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates offered hereby, and that determination may have an adverse effect on the liquidity and market value of the certificates offered hereby.

DESCRIPTION OF THE MORTGAGE POOL

General

The trust will consist primarily of a pool of 49 fixed rate commercial mortgage loans with an aggregate principal balance of approximately $1,133,950,409 as of the Cut-off Date (the “Initial Pool Balance”).

The “Cut-off Date” with respect to each mortgage loan is the related Due Date of such mortgage loan in April 2012, or with respect to any mortgage loan that was originated in March 2012 or on April 1, 2012 and has its first due date in May 2012, April 1, 2012, or with respect to any mortgage loan that was originated after April 1, 2012, the origination date of such loan. All percentages of the mortgage loans and mortgaged properties, or of any specified group of mortgage loans and mortgaged properties, referred to in this prospectus supplement without further description are approximate percentages by Cut-off Date Balances and/or allocated loan amounts.

The mortgage loans included in this transaction were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the mortgage loan sellers and their respective affiliates, or originated by others and acquired by the mortgage loan sellers specifically for a securitization of this type, in either case, taking into account, among other factors, rating agency criteria and anticipated feedback from investors in the most subordinate certificates, property type and geographic location.

The “Cut-off Date Balance” of any mortgage loan will be the unpaid principal balance of that mortgage loan as of the Cut-off Date for such mortgage loan after application of all payments due on or before that date, whether or not received.

Each mortgage loan is evidenced by one or more promissory notes (each, a “Mortgage Note”) and secured by one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”). In all cases, the Mortgages create a first mortgage lien:

(1)        on a fee simple estate in one or more commercial properties; and/or

(2)        on a leasehold estate in one or more commercial properties; and/or

(3)        on a combination of fee simple estates and leasehold estates in one or more commercial properties (each of the fee and/or leasehold estates described in clauses (1), (2) and/or this clause (3), a “Mortgaged Property”).

Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with mortgage loans secured by fee simple estates. See “Risk Factors—Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss” in this prospectus supplement and “Certain Legal Aspects of Mortgage Loans—Foreclosure” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws” in the accompanying prospectus.

On or about April 26, 2012 (the “Closing Date”), J.P. Morgan Chase Commercial Mortgage Securities Corp., as depositor, will acquire the mortgage loans from JPMorgan Chase Bank, National Association (“JPMCB”) and Ladder Capital Finance LLC (“LCF” or the “Ladder Capital Mortgage Loan Seller”) pursuant to a separate mortgage loan purchase agreement with each mortgage loan seller (each, a “Purchase Agreement”). The depositor will then assign its interests in the mortgage loans, without recourse, to U.S. Bank National Association, as trustee for the benefit of the holders of the certificates (each a “Certificateholder”). On the Closing Date, the depositor will deposit an amount equal to one month’s interest on two mortgage loans (the “Closing Date Interest Deposit”) whose first payment date under the related mortgage loan documents is not until June 2012. The Closing Date Interest Deposit will be deposited in the Certificate Account and will be part of the Available Distribution Amount for the first Distribution Date.

The mortgage loans were originated in the period between June 30, 2011 and April 2, 2012. Thirty (30) of the mortgage loans, representing approximately 69.3% of the Initial Pool Balance, will not have made any scheduled debt service payments as of the related Cut-off Date.

As of the Cut-off Date, none of the mortgage loans is 30 days or more delinquent and none of the mortgage loans has been 30 days or more delinquent since origination. A mortgage loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

The mortgage loans are not insured or guaranteed by the sponsors, the mortgage loan sellers or any other person or entity. You should consider all of the mortgage loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related mortgage loan.

Lenders typically look to the “Debt Service Coverage Ratio” or “DSCR”, which is based on the property’s net operating income, and the “Loan-to-Value Ratio” or “LTV” as important factors in evaluating the risk of default on that loan and the likelihood of recovery of the principal balance of the loan in the event of a default and liquidation. See “Description of the Trust Funds—Mortgage Loans—Default and Loss Considerations with Respect to the Mortgage Loans” in the accompanying prospectus for a description of Debt Service Coverage Ratios, net operating income and Loan-to-Value Ratios, the manner in which these terms are calculated and important considerations related to their use.

For a discussion of the presentation of statistical information on the mortgage loans and Mortgaged Properties described in this prospectus supplement and the related Annexes, see “Description of the Mortgage Pool—Additional Mortgage Loan Information”. Calculations of Debt Service Coverage Ratios and Loan-to-Value Ratios will differ, and may differ significantly, depending on the assumptions and inputs used. The information presented herein reflects assumptions and inputs provided by the mortgage loan sellers in connection with the origination of the mortgage loans. See “Risk Factors—Commercial Lending Is Dependent Upon Net Operating Income” and “—Limitations of Appraisals” in this prospectus supplement.

One (1) mortgage loan (identified as Loan No. 5 on Annex A-1 to this prospectus supplement), representing 4.7% of the Initial Pool Balance, is secured by three (3) Mortgaged Properties and debt service coverage ratio, loan-to-value ratio and debt yield information in this prospectus supplement with respect to that mortgage loan is presented based upon those three (3) Mortgaged Properties collectively. However, the related mortgage loan allows for the sale of individual Mortgaged Properties, a severance of the debt and the assumption by the transferee of such portion of the mortgage loan as is allocable to the individual Mortgaged Property acquired by that transferee. Following any such transfer, both the debt secured by the Mortgaged Property to be transferred and the debt secured by the remaining Mortgaged Property or Properties would remain assets of the issuing entity but would not be cross-collateralized or cross-defaulted. See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Severance of Cross-Collateralization” in this prospectus supplement.

Additional Debt

General. Substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property. Moreover, in general, any borrower that does not meet single purpose entity criteria may not be restricted from incurring unsecured debt.

The terms of certain mortgage loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the mortgage loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

Mezzanine Debt. Although the mortgage loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgages generally permit, subject to certain limitations, the pledge of less than a controlling portion of the limited partnership or non-managing membership equity interests in a borrower. Certain mortgage loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined DSCR, and in some cases mezzanine debt is already in place. Also, certain of the mortgage loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt. To the extent that a direct or indirect equity owner in a mortgage borrower has previously incurred, or in the future incurs, mezzanine debt secured by its equity interests, the holders of such mezzanine loans may have (or, in the case of the existing mezzanine loans described below, do have) the right to cure certain defaults occurring on the related mortgage loan, consent rights over certain modifications, waivers and amendments of the related mortgage loan, and the right to purchase the related mortgage loan if certain defaults on the related mortgage loan occur. The purchase price generally required to be paid in connection with the purchase of a mortgage loan by a mezzanine lender is equal to the outstanding principal balance of the related mortgage loan, together with accrued and unpaid interest (other than default interest) on, and unpaid servicing expenses, protective advances and interest on Advances related to, such mortgage loan. In addition, the holder of the mezzanine debt typically is able to foreclose upon the ownership interests in the related borrower subject to the terms of an intercreditor agreement, which typically require either confirmation from each Rating Agency that the transfer would not result in the downgrade, withdrawal or qualification of the then-current ratings assigned to any class of certificates offered hereby or that the holder of the ownership interests is an entity which meets certain financial and other tests under the related intercreditor agreement.

Existing Mezzanine Debt. As of the Cut-off Date, the mortgage loan sellers have informed us that they are aware of the following mezzanine indebtedness with respect to mortgage loans the mortgage loan sellers are selling to the depositor.
Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Mezzanine Loan Cut-off Date Balance	Mortgage Loan UW NCF DSCR	Combined UW NCF DSCR(1)	Mortgage Loan Cut- off Date LTV Ratio	Combined Cut-off Date LTV Ratio(2)
5	Innisfree Hotel Portfolio(3)	$53,000,000	4.7%	$4,000,000	1.54x	1.43x	59.0%	63.4%
15	Courtyard San Antonio Riverwalk(3)	$23,000,000	2.0%	$4,350,000	1.67x	1.26x	61.8%	73.5%
19	Heritage Commons IV	$20,357,916	1.8%	$4,000,000	1.38x	1.08x	63.8%	76.4%
23	Walgreens/CVS Portfolio Pool I(3,5)	$16,757,000	1.5%	$6,097,000	2.25x	1.29x	55.0%	75.0%
31	Walgreens/CVS Portfolio Pool III(3,5)	$13,035,000	1.1%	$4,743,000	2.23x	1.28x	55.0%	75.0%
33	IPCC National Retail Portfolio A(4,6)	$12,140,000	1.1%	$6,505,000	1.94x	1.06x	48.5%	74.6%
38	IPCC National Retail Portfolio B(4,6)	$10,260,000	0.9%	$5,400,000	1.99x	1.10x	49.5%	75.5%
39	Woodland West Marketplace(4)	$10,190,701	0.9%	$1,300,000	1.41x	1.15x	72.8%	82.1%
40	Walgreens/CVS Portfolio Pool II(3,5)	$9,395,000	0.8%	$3,419,000	2.28x	1.31x	55.0%	75.0%

(1)	The combined UW NCF DSCR reflects the combined UW NCF DSCR for the aggregate of all mortgage debt (regardless of lien priority) and mezzanine debt related to the Mortgaged Property.
(2)
The combined Cut-off Date LTV Ratio reflects the combined Cut-off Date LTV Ratio for the aggregate of all mortgage debt (regardless of lien priority) and mezzanine debt related to the Mortgaged Property.

(3)	The mezzanine lender is Ladder Capital Finance LLC or an affiliate thereof.
(4)	The mezzanine lender is JPMorgan Chase Bank, National Association or an affiliate thereof.
(5)	The mezzanine loan has a one-year term and is expected to be paid down using proceeds from the sale of interests in the related borrower.
(6)	The mezzanine loan is expected to be paid down using proceeds from the sale of interests in the related borrower.

Certain risks relating to additional debt are described in “Risk Factors—Ability to Incur Other Borrowings Entails Risk” and “Certain Legal Aspects of the Mortgage Loans” in this prospectus supplement.

Future Mezzanine Debt. With respect to the mortgage loans listed in the following chart, the mortgage loan sellers have informed us that the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related loan documents, including, among other things, the combined maximum loan-to-value ratio and the combined minimum DSCR, as listed in the following chart.

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Combined Maximum LTV Ratio	Combined Minimum DSCR
Hilton Suites Anaheim(1)	$ 14,969,758	75%	1.20x
2200 West Loop(1)	$ 20,600,000	67%	1.25x
One Park Ten Plaza(1)	$ 14,000,000	75%	1.30x

(1)
The borrower may only provide mezzanine financing to the beneficial owners of a successor borrower in connection with a transfer of the related Mortgaged Property and assumption of the related mortgage loan pursuant to the terms of the related mortgage loan documents.

With respect to three (3) mortgage loans (identified as Loan Nos. 18, 25 and 28 on Annex A-1 to this prospectus supplement), representing approximately 4.4% of the aggregate principal balance of the initial pool as of the cut-off date, the related mortgage loan documents permit the owners of a transferee, in connection with a permitted transfer of the Mortgaged Property, to obtain a mezzanine loan secured by the interests of the proposed transferee, subject to certain conditions contained in the related mortgage loan documents, including the lender’s approval of the mezzanine loan documents. In addition, for Loan No. 25, the combined loan-to-value ratio (including the mezzanine loan) must not exceed 75%, and the combined debt service coverage ratio (based on net operating income and taking into account the mezzanine loan debt service) must be at least 1.20x. With respect to Loan No. 18, the combined loan-to-value ratio (including the mezzanine loan) must not exceed 67%, and the debt service coverage ratio (based on net operating income and taking into account the mezzanine loan debt service) must be at least 1.25x. With respect to Loan No. 28, the combined LTV (including the mezzanine loan) must not exceed 75%, and the combined DSCR (based on net operating income and taking into account the mezzanine loan debt service) must be at least 1.30x.

The mortgage loans may also permit mezzanine debt in circumstances where, if the mezzanine lender were to take possession of the equity collateral, such transfer would not trigger any due on sale clause.

Generally, upon a default under a mezzanine loan, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such mezzanine debt. Although this transfer of equity may not trigger the due on sale clause under the related mortgage loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine debt to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related mortgage loan in a timely manner.

Certain risks relating to additional debt are described in “Risk Factors—Ability to Incur Other Borrowings Entails Risk” and “Certain Legal Aspects of the Mortgage Loans” in this prospectus supplement.

Preferred Equity. So-called “preferred equity” structures, where a special limited partner or member receives a preferred return in exchange for an infusion of capital, can present risks that resemble additional debt, including dilution of the sponsor’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return, and potential changes in the management of the mortgaged property.

When a mortgage loan borrower, or its constituent members, also has one or more other outstanding obligations, even if the obligations are structured as preferred equity obligations, the trust is subjected to additional risks. For example, the borrower may have difficulty meeting its preferred equity obligations. In addition, the existence of a preferred equity obligation generally will make it more difficult for the borrower to obtain refinancing of the mortgage loan or sell the related mortgaged property and may thus jeopardize the borrower’s ability to make any balloon payment due under the mortgage loan at maturity. Preferred equity obligations effectively reduce a non-preferred equity owner’s economic stake in the related mortgaged property. The existence of a preferred equity obligation will reduce cash flow on the related borrower’s mortgaged property after the payment of debt service and the preferred return and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to suffer by not making capital infusions to support the mortgaged property.

With respect to one (1) mortgage loan (identified as Loan No. 29 on Annex A-1 to this prospectus supplement), representing approximately 1.2% of the Initial Pool Balance, the related borrower has incurred two unsecured loans from two affiliated lenders in the amounts of $788,731 and $1,547,888, respectively.  Both loans are subject to subordination and standstill agreements in favor of the related mortgage loan seller.

With respect to one (1) mortgage loan (identified as Loan No. 42 on Annex A-1 to this prospectus supplement), representing approximately 0.7% of the Initial Pool Balance, two non-managing members of the related borrower currently hold preferred equity interests in the related borrower. The holders of that preferred equity have, however, agreed that for so long as the subject mortgage loan is outstanding: (i) such preferred equity is subordinate to the subject mortgage loan, (ii) payments on such preferred equity will only be permitted to the extent that net cash flow is available after all other payments required pursuant to the loan documents have been made, and (iii) failure to make payments on the preferred equity would not result in a change of control with respect to the related borrower. The aggregate unpaid amount of that preferred equity as of March 22, 2012 was no greater than $1,422,740. The first non-managing member is entitled to a non-compounding 10% preferred return, and if unpaid, it accrues. When that entity’s return has been paid current, then the second non-managing member is entitled to a non-compounding 35% return, and if unpaid, it accrues.

Top Ten Mortgage Loans

The following table shows certain information regarding the ten largest mortgage loans by Cut-off Date Balance:

Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Loan per SF/Room	UW NCF DSCR	Cut-off Date LTV Ratio	Property Type
200 Public Square	$127,000,000	11.2%	$100	1.58x	71.1%	Office
Arbor Place Mall	122,000,000	10.8	$223	1.52x	70.9%	Retail
Northwoods Mall	73,000,000	6.4	$181	1.51x	69.5%	Retail
8080 & 9400 North Central Expressway	55,737,217	4.9	$83	1.36x	68.5%	Office
Innisfree Hotel Portfolio	53,000,000	4.7	$121,281	1.54x	59.0%	Hotel
The Summit Las Colinas	34,970,698	3.1	$94	1.48x	71.4%	Office
GTECH Center	34,500,000	3.0	$173	1.82x	63.9%	Office
Interventure Industrial Portfolio	30,000,000	2.6	$38	1.27x	72.3%	Industrial
Oak Ridge Office Portfolio	28,000,000	2.5	$62	1.65x	66.4%	Office
Continental Executive Parke	27,688,515	2.4	$94	1.32x	74.6%	Mixed Use

Top 3 Total/Weighted Average	$322,000,000	28.4%		1.54x	70.7%
Top 5 Total/Weighted Average	$430,737,217	38.0%		1.52x	68.9%
Top 10 Total/Weighted Average	$585,896,430	51.7%		1.52x	69.1%

For more information regarding the ten largest mortgage loans and/or loan concentrations and related Mortgaged Properties, see the individual mortgage loan and portfolio descriptions under “Description of Top Ten Mortgage Loans and Additional Mortgage Loan Information” in Annex A-3 to this prospectus supplement.

Affiliated Borrowers

Six (6) mortgage loans (identified as Loan Nos. 11, 14, 17, 22, 27 and 36 on Annex A-1 to this prospectus supplement), representing approximately 9.9% of the Initial Pool Balance, are sponsored by Retail Properties of America, Inc. (“RPA”), which was formerly known as Inland Western Retail Real Estate Trust, Inc. RPA is a public, non-exchange listed, self-managed real estate investment trust (“REIT”) that is related to the Inland Group of Companies, an owner and operator of retail real estate properties. As of September 30, 2011, RPA’s portfolio under management consisted of 302 consolidated operating properties across 35 states, with approximately 44 million square feet of gross leasable area.

Two (2) mortgage loans (identified as Loan Nos. 2 and 3 on Annex A-1 to this prospectus supplement), representing approximately 17.2% of the Initial Pool Balance, are sponsored by CBL & Associates Properties, Inc. (“CBL”). CBL, a REIT based in Chattanooga, Tennessee, is one of the largest mall REITs in the United States and currently holds interests in or manages 160 properties, including 87 regional and open air malls, across 28 states with a focus on locations in the southeastern and midwestern United States.

Two (2) mortgage loans (identified as Loan Nos. 4 and 6 on Annex A-1 to this prospectus supplement), representing approximately 8.0% of the Initial Pool Balance, are sponsored by Rosemont Realty, LLC (“Rosemont”). Rosemont, headquartered in Santa Fe, New Mexico, is a commercial property acquisition and asset management company and has acquired 13.5 million square feet of office space, 500,000 square feet of retail space, and 2,000 multifamily units in 28 states.

Two (2) mortgage loans (identified as Loan Nos. 12 and 24 on Annex A-1 to this prospectus supplement), representing approximately 3.6% of the Initial Pool Balance, are sponsored by Inland American Real Estate Trust, Inc. (“Inland American”). Inland American, which has managed assets with a value exceeding $25.1 billion in its more than 40-year history, focuses on acquiring and developing a diversified portfolio of commercial real estate, including retail, multifamily, lodging and office properties located in the United States and Canada.

Two (2) mortgage loans (identified as Loan Nos. 32 and 39 on Annex A-1 to this prospectus supplement), representing approximately 2.0% of the Initial Pool Balance, are sponsored by TNP Strategic Retail Trust, Inc. (“TNP”). TNP is a publicly registered non-traded REIT focused on investing in and managing income producing retail properties, primarily in the western United States. TNP’s current portfolio consists of eight retail and/or commercial properties located across six states, as well as three distressed mortgage loans secured by a multi-tenant retail center and approximately 28 acres of undeveloped land. TNP is sponsored by Thompson National Properties, LLC, which was founded in March 2008 by Tony Thompson and currently owns a portfolio of 103 properties.

Six (6) mortgage loans (identified as Loan Nos. 13, 23, 31, 33, 38 and 40 on Annex A-1 to this prospectus supplement), representing approximately 7.6% of the Initial Pool Balance, are sponsored by Inland Private Capital Corporation (“IPCC”). IPCC focuses on acquiring commercial real estate located in the United States with the assistance of Inland Real Estate Acquisitions. As of December 31, 2011, IPCC’s assets totaled approximately $5.9 million, with shareholder equity of approximately $2.1 million. The company is related to the Inland Group of Companies.

See “Risk Factors—Risks Relating to Mortgage Loan Concentrations and Borrower—Sponsor Concentrations”.

ARD Loans

Thirteen (13) mortgage loans (identified as Loan Nos. 7, 12, 13, 16, 19, 21, 23, 31, 33, 36, 38, 40 and 41 on Annex A-1 to this prospectus supplement) (the “ARD Loans”), representing approximately 19.9% of the Initial Pool Balance, each provide that, if after a certain date (the “Anticipated Repayment Date”), the related borrower has not prepaid the related ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the stated Mortgage Rate (the “Initial Rate”). See Annex A-1 in this prospectus supplement for the Anticipated Repayment Date and

Revised Rate for each of the ARD Loans. After its respective Anticipated Repayment Date, each ARD Loan further requires that all cash flow available from the related Mortgaged Property after payment of the Periodic Payments required under the terms of the related mortgage loan documents and all escrows and property expenses required under the related mortgage loan documents be used to accelerate amortization of principal (without payment of any yield maintenance premium or prepayment charge) on the related ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on each ARD Loan after its respective Anticipated Repayment Date, the payment of Excess Interest, to the extent actually collected, will be deferred and will be required to be paid, with interest (to the extent permitted under applicable law and the related mortgage loan documents), only after the outstanding principal balance of each ARD Loan has been paid in full, at which time the Excess Interest will be paid to the holders of the Class NR certificates.

Additionally, an account was established at the origination of, or will be established prior to the Anticipated Repayment Date for, each ARD Loan into which the related tenant is required to directly deposit rents or other revenues from the related Mortgaged Property. The foregoing features are designed to increase the likelihood that each ARD Loan will be prepaid by the related borrower on or about its related Anticipated Repayment Date. However, we cannot assure you that any of the ARD Loans will be prepaid on its Anticipated Repayment Date.

Certain Terms and Conditions of the Mortgage Loans

All of the mortgage loans bear interest at a mortgage rate (each a “Mortgage Rate”) that will remain fixed for their remaining terms; provided, however, after the applicable Anticipated Repayment Date, the interest rate on the ARD Loans will increase as described in this prospectus supplement. See “Description of the Mortgage Pool—ARD Loans” in this prospectus supplement. The mortgage loans have due dates that occur on the day of each month as set forth in the following table:

Overview of Due Dates

Due Date	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance
1st	37	$964,594,249	85.1%
6th	12	169,356,160	14.9
Total:	49	$1,133,950,409	100.0%

As used in this prospectus supplement, “Due Date” means, with respect to each mortgage loan, the date on which scheduled payments of principal, interest or both are required to be made by the related borrower on the mortgage loan.

The mortgage loans have grace periods as set forth in the following table:

Overview of Grace Periods

Grace Period (Days)	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance
0	45	$895,350,409	79.0%
5	3	215,600,000	19.0
10	1	23,000,000	2.0
Total:	49	$1,133,950,409	100.0%

As used in this prospectus supplement, “grace period” is the number of days following the Due Date before a payment default would exist under each mortgage loan and is based solely on the terms of the respective mortgage loans. Various states may impose statutorily longer grace periods.

In some cases, there are exceptions to the strict operation of the grace period (or lack thereof), allowing a notice and cure right, for example, prior to acceleration of the mortgage loan or in the event that the failure to make timely principal and interest payments is relatively infrequent.

The mortgage loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”) or on a 360-day year consisting of twelve 30-day months (“30/360 Basis”), as set forth in the following table:

Interest Accrual Basis

Accrual	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance
Actual/360	49	$1,133,950,409	100.0%
Total:	49	$1,133,950,409	100.0%

The mortgage loans have the amortization characteristics set forth in the following table:

Amortization Types(1)

Amortization Type	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance
Balloon	27	$631,743,218	55.7%
Interest Only-Balloon	3	167,600,000	14.8
Interest Only	6	109,181,000	9.6
ARD-Balloon	4	85,329,191	7.5
ARD-Interest Only	5	74,937,000	6.6
ARD-Interest Only-Balloon	4	65,160,000	5.7
Total:	49	$1,133,950,409	100.0%

(1)
With respect to 2 mortgage loans (identified as Loan Nos. 2 and 28 on Annex A-1 to this prospectus supplement), representing approximately 12.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the first payment date for such mortgage loans is June 2012. On the closing date, JPMorgan Chase Bank, National Association will deposit funds sufficient to pay the interest associated with the interest due for the May 2012 payment for these mortgage loans.

Overview of Prepayment Protection(1)(2)(3)(4)(5)

Prepayment Protection	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance
Yield Maintenance	38	$827,229,868	73.0%
Defeasance	11	306,720,541	27.0
Total:	49	$1,133,950,409	100.0%

(1)	See Annex A-1 to this prospectus supplement for specific criteria applicable to the mortgage loans.

(2)
Certain mortgage loans may permit the application of escrows to prepay a portion of the principal balance. The application of such escrows may or may not require a payment of a Yield Maintenance Charge or a prepayment premium based on the amount of the principal that is being paid and may be applied during a lockout/defeasance period.

(3)
One (1) mortgage loan (identified as Loan No. 12 on Annex A-1 to this prospectus supplement), representing approximately 2.2% of the Initial Pool Balance, allows for partial releases of individual Mortgaged Properties during a lockout period or during such time as a yield maintenance charge would otherwise be payable that could result in a cumulative prepayment of up to 10% of the initial principal balance of the related mortgage loan without payment of a yield maintenance charge or prepayment premium. Such mortgage loan also allows for voluntary prepayments in the event of certain tenant lease rollover events and tenant sale events and the failure to meet certain debt service coverage ratio thresholds with payment of the applicable yield maintenance charge or prepayment premium.

(4)
One (1) mortgage loan (identified as Loan No. 5 on Annex A-1 to this prospectus supplement), representing approximately 4.7% of the Initial Pool Balance, allows for the sale of individual properties, a severance of the debt and the assumption by the transferee of such portion of the mortgage loan as is allocable to the individual property acquired by that transferee, provided that, among other conditions, the transferor prepays an amount equal to 25% of the allocated loan amount for the individual property to be transferred, together with a yield maintenance charge. Such sale, partial assumption and partial prepayment could occur notwithstanding the existence of an otherwise applicable lockout period. The partial prepayment will be applied as described under “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Severance of Cross-Collateralization” in this prospectus supplement.

(5)
One (1) mortgaged property (identified as Loan No. 38.05 on Annex A-1 to this prospectus supplement), representing approximately 0.1% of the Initial Pool Balance, may be acquired by the sole tenant if such tenant exercises its option to purchase such mortgaged property for approximately $3,196,243, representing approximately 115% of the gross purchase price paid by the related borrower for the related mortgaged property, which right expires on September 14, 2012. The exercise of such purchase option by such tenant may result in a partial prepayment during a period when voluntary prepayments are otherwise prohibited.

With respect to certain mortgage loans that permit prepayment subject to yield maintenance, “Yield Maintenance Charge” will generally, subject to variations, be equal to the greater of (i) a specified percentage of the amount being prepaid and (ii) the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest (including any balloon payment) from the prepayment date through the date specified in the related mortgage loan documents (which will generally be the maturity date, the Anticipated Repayment Date or the first date on which the borrower can prepay without a yield maintenance charge) determined by discounting such payments at a Discount Rate, less the amount of principal being prepaid. See Annex A-1 to this prospectus supplement for the specific prepayment restrictions for each mortgage loan.

The term “Discount Rate” as used in the preceding paragraph will be as set forth in the related loan documents but will generally mean the yield on a U.S. Treasury security that has the most closely corresponding maturity date to the maturity date, open prepayment date and/or Anticipated Repayment Date or the remaining weighted average life, of the related mortgage loan, and converted to a monthly equivalent yield (as described in the respective loan documents).

With respect to certain other mortgage loans that permit prepayment subject to yield maintenance, the “Yield Maintenance Charge” will generally, subject to certain variations, be an amount (not less than 1.0% of the amount prepaid) equal to the present value of a series of payments, each equal to the Interest Payment Differential as of the date of prepayment and payable on each scheduled due date over the remaining original term of the prepaid yield maintenance mortgage loan through and including the stated maturity date or the Anticipated Repayment Date or the date preceding the commencement of the open prepayment period, as applicable, discounted at the Reinvestment Yield as of the date of prepayment for the number of months remaining from such date of prepayment to each scheduled due date through and including the stated maturity date, the Anticipated Repayment Date or the date preceding the commencement of the open prepayment period, as applicable.

The term “Interest Payment Differential” means with respect to any related prepaid yield maintenance mortgage loan will generally equal (i) the positive difference, if any, of the Mortgage Rate minus the Reinvestment Yield as of the date of prepayment, divided by (ii) 12, and multiplied by (iii) the outstanding principal balance (or the portion thereof being prepaid) of the prepaid yield maintenance mortgage loan on the date of prepayment, provided that the Interest Payment Differential will never be less than zero.

The term “Reinvestment Yield” means with respect to any related prepaid yield maintenance mortgage loan, will generally equal, depending on the mortgage loan, either: (a) the yield calculated by the related lender by the linear interpolation of the yields, “as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities” for the week ending prior to the date of prepayment, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the loan maturity date or the Anticipated Repayment Date or the date preceding the commencement of the open prepayment period, as applicable (and, as used in the second preceding paragraph, converted to a monthly compounded nominal yield); or (b) the lesser of (i) the yield on the U.S. Obligations with the same maturity date as the stated maturity date, the Anticipated Repayment Date or date preceding the commencement of the open prepayment period, as applicable, of the prepaid yield maintenance mortgage loan or, if no such U.S. Obligations issue is available, then the interpolated yield on the two U.S. Obligations issues (primary issues) with maturity dates (one prior to and one following) that are closest to the stated maturity date, the Anticipated Repayment Date or the date preceding the commencement of the open prepayment period, as applicable, of the prepaid yield maintenance mortgage loan or (ii) the yield on the U.S. Obligations with a term equal to the remaining average life of the prepaid yield maintenance mortgage loan or, if no such U.S. Obligations are available, then the interpolated yield on the two U.S. Obligations issues (primary issues) with terms (one prior to and one following) that are closest to the remaining average life of the prepaid yield maintenance mortgage loan with each such yield being based on the bid price for such issue as published in The Wall Street Journal on the date that is 14 days prior to the date of prepayment set forth in the related borrower’s notice of repayment (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield.

The term “U.S. Obligations” means, in general, securities evidencing an obligation to timely pay principal and/or interest in a full and timely manner that are (1) direct obligations of the United States of America for the payment of which its full faith and credit is pledged, not subject to prepayment, call or early redemption, (2) other non-callable “government securities” as defined in Treasury Regulations Section 1.860G-2(a)(8), as amended, or (3) such other instruments as set forth in the related mortgage loan documents.

Yield Maintenance Charges and any prepayment premiums are distributable as described in this prospectus supplement under “Description of the Certificates—Allocation of Yield Maintenance Charges”.

The mortgage loans generally permit voluntary prepayment without the payment of a Yield Maintenance Charge or any prepayment premium during an “open period” immediately prior to and including the stated maturity date or Anticipated Repayment Date set forth in the following table:

Prepayment Open Periods(1)

Open Period (Payments)	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance
1	6	$73,049,897	6.4%
2	7	161,214,013	14.2
3	22	354,458,466	31.3
4	12	512,787,000	45.2
24	1	14,969,758	1.3
25	1	17,471,275	1.5
Total:	49	$1,133,950,409	100.0%

(1)	See Annex A-1 to this prospectus supplement for specific criteria applicable to the mortgage loans.

Unless a mortgage loan is relatively near its stated maturity date (or Anticipated Repayment Date), or unless the sale price or the amount of the refinancing of the related Mortgaged Property is considerably higher than the current outstanding principal balance of the mortgage loan (due to an increase in the value of the Mortgaged Property or otherwise) and depending on the interest rate environment at the time of prepayment, the Yield Maintenance Charge or prepayment premium may offset entirely or render insignificant any economic benefit to be received by a related borrower upon a refinancing or sale of its Mortgaged Property. The Yield Maintenance Charge or prepayment premium provision of a mortgage loan creates an economic disincentive for the borrower to prepay its mortgage loan voluntarily and, accordingly, the related borrower may elect not to prepay its mortgage loan. However, we cannot assure you that the imposition of a Yield Maintenance Charge or prepayment premium will provide a sufficient disincentive to prevent a voluntary principal prepayment or sufficient compensation to Certificateholders affected by a prepayment to offset the effects of such prepayment on the yield to Certificateholders.

Certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. Certain mortgage loans may require the payment of Yield Maintenance Charges or prepayment premiums in connection with a prepayment of the related mortgage loan as a result of a casualty or condemnation. Certain other of the mortgage loans do not require the payment of Yield Maintenance Charges or prepayment premiums in connection with a prepayment of the related mortgage loan with Insurance and Condemnation Proceeds as a result of a casualty or condemnation, provided that no event of default exists. In addition, certain of the mortgage loans permit the related borrower, after a partial casualty or partial condemnation, to prepay the remaining principal balance of the mortgage loan (after application of the related Insurance and Condemnation Proceeds to pay the principal balance of the mortgage loan), which may in certain cases not be accompanied by any prepayment consideration, provided that (i) the prepayment of the remaining balance is made within a specified period of time following the date of the application of proceeds or award and/or (ii) no event of default exists. Furthermore, the enforceability, under the laws of a number of states, of provisions providing for payments comparable to Yield Maintenance Charges or prepayment premiums upon an involuntary prepayment is unclear. We cannot assure you that, at the time a Yield Maintenance Charge or prepayment premium is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to pay the Yield Maintenance Charge or prepayment premium will be enforceable under applicable state law. See “Certain Legal Aspects of the Mortgage Loans” in this prospectus supplement and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments” in the accompanying prospectus.

Certain of the mortgage loans may provide for a recast of the amortization schedule and an adjustment of the scheduled debt service payments on the related mortgage loan upon application of specified amounts of Insurance and Condemnation Proceeds, upon the release of individual properties securing certain mortgage loans or upon application of certain holdbacks, if such holdbacks are not used for their specified purpose, to pay the related unpaid principal balance. Such application of a holdback may or may not require a payment of a Yield Maintenance Charge or prepayment premium based upon the amount of the principal being paid.

Defeasance; Collateral Substitution; Property Releases. The terms of eleven (11) of the mortgage loans, representing approximately 27.0% of the Initial Pool Balance, permit the applicable borrower on any due date after a specified period not less than two years from the Closing Date (the “Defeasance Lockout Period”), provided that no event of default exists, to obtain a release of all of a Mortgaged Property from the lien of the related Mortgage in exchange for a grant of a security interest in certain U.S. government securities (a “Defeasance”). The Defeasance Lockout Period is at least two years from the Closing Date. In general, the release is subject to certain conditions, including, among other conditions, that the borrower:

(a)      pays or delivers to the master servicer on any due date (the “Release Date”) (1) all interest accrued and unpaid on the principal balance of the Mortgage Note to but not including the Release Date, (2) all other sums due under the mortgage loan and all other loan documents executed in connection with the related mortgage loan, (3) funds to purchase direct non-callable obligations of the United States of America or, in certain cases, other U.S. government obligations providing payments (x) on or prior to all successive scheduled payment dates from the Release Date to the related (i) maturity date (or, in some cases, the first day of the open period) including all outstanding principal and interest or (ii) Anticipated Repayment Date (or, in some cases, the first day of the open period for the ARD Loans), including all outstanding principal and interest, and (y) in amounts at least equal to the scheduled payments due on these dates under the mortgage loan or the related defeased amount of the mortgage loan in the case of a partial Defeasance (including any balloon payment), and (4) any costs and expenses incurred in connection with the purchase of the U.S. government obligations; and

(b)      delivers a security agreement granting the trust fund a first priority lien on the U.S. government obligations purchased as substitute collateral and an opinion of counsel relating to the enforceability of such security interest.

The existing borrower or, if the borrower is not required to do so under the mortgage loan documents, the master servicer, will be responsible for purchasing the U.S. government obligations on behalf of the borrower at the borrower’s expense. Simultaneously with these actions, the applicable Mortgaged Property or Properties will be released from the lien of the Mortgage and the pledged U.S. government obligations (together with any Mortgaged Property not released, in the case of a partial Defeasance) will be substituted as the collateral securing the mortgage loan.

In some cases, a successor borrower established or designated by the existing borrower (or, if the existing borrower is not required or permitted to do so under the mortgage loan documents, established or designated by the master servicer) will assume all of the defeased obligations of a borrower exercising a Defeasance option under a mortgage loan and the existing borrower will be relieved of all of the defeased obligations under the mortgage loan. In other cases, the existing borrower will remain liable for all of the defeased obligations, subject to the mortgage loan documents, after releasing the Mortgaged Property.

Although the collateral substitution provisions related to Defeasance are not intended to be, and do not have the same effect on the Certificateholders as, a prepayment of the related mortgage loan, a court could interpret the excess, if any, of the amount paid to purchase the Defeasance collateral over the amount of the defeased debt, as being equivalent to an unenforceable Yield Maintenance Charge or prepayment premium. We make no representation as to the enforceability of the Defeasance provisions of any mortgage loan.

In addition to the provisions described above, certain mortgage loans permit partial releases and partial substitutions as described below.

Releases of Individual Mortgaged Properties

With respect to one (1) mortgage loan (identified as Loan No. 9 on Annex A-1 to this prospectus supplement), representing approximately 2.5% of the Initial Pool Balance, the related borrowers are permitted to obtain the release of the Oak Ridge Corporate Center individual Mortgaged Property only through a partial prepayment of the related mortgage loan after the expiration of the related lockout period, subject to the satisfaction of certain conditions, including, but not limited to: (i) payment of the sum of (A) the allocated release amount of such individual Mortgaged Property being released, (B) 15% of the allocated release amount of such individual Mortgaged Property being released, and (C) the yield maintenance charge specified in the related mortgage loan documents, and (ii) after giving effect to such release, the debt service coverage ratio for the remaining Mortgaged Properties is greater than or equal to the greater of (A) 1.59x, and (B) the debt service coverage ratio for all of the Mortgaged Properties (including the individual Mortgaged Property being released) based on the immediately preceding twelve 12-month period.

With respect to one (1) mortgage loan (identified as Loan No. 12 on Annex A-1 to this prospectus supplement), representing approximately 2.2% of the Initial Pool Balance, the related borrowers are permitted to obtain the release of individual Mortgaged Properties through a partial prepayment of the related mortgage loan after the expiration of the related lockout period, subject to the satisfaction of certain conditions, including, but not limited to: (i) payment of the sum of (A) the allocated release amount of such individual Mortgaged Property being released, (B) 15% of the allocated release amount of such individual Mortgaged Property being released, and (C) the yield maintenance charge specified in the related mortgage loan documents (except that the related borrowers may release individual Mortgaged Properties with aggregate release prices of up to 10% of the initial principal balance of the related loan at any time during the term of such mortgage loan, including the lockout period, without payment of the applicable yield maintenance charge), and (ii) after giving effect to such release, the debt service coverage ratio for the remaining Mortgaged Properties is greater than or equal to the greater of (A) the “Release Debt Service Coverage Ratio” specified in the related loan documents, which is initially 2.50x, and (B) the debt service coverage ratio for all of the Mortgaged Properties (including the individual Mortgaged Property being released) based on the immediately preceding 12-month period.

With respect to one (1) mortgage loan (identified as Loan No. 33 on Annex A-1 to this prospectus supplement), representing approximately 1.1% of the Initial Pool Balance, the related borrowers are permitted to obtain the release of individual properties through a partial prepayment of such mortgage loan after the expiration of the lockout period (provided the existing mezzanine loan has been paid in full) and prior to the anticipated repayment date, subject to the satisfaction of certain conditions, including, but not limited to: (i) payment of the sum of (A) the allocated release amount of such portion of the Mortgaged Property being released, (B)(1) 15% of the allocated release amount of such portion of the Mortgaged Property being released for the RBC Bank, Walgreen, Wells Fargo, Advanced Auto Parts, Verizon, Dollar General and Kirkland’s individual properties or (2) 5% of the allocated release amount of such portion of the Mortgaged Property being released for the Macaroni Grill and Zaxby’s individual properties, and (C) if the release occurs prior to the “open period”, the yield maintenance premium specified in the mortgage loan documents, and (ii) after giving effect to such release, the projected debt service coverage ratio for the remaining Mortgaged Properties based on the immediately preceding 12-month period is greater than or equal to the greater of (A) the “Release Debt Service Coverage Ratio” specified in the related mortgage loan documents, which is 2.46x prior to the commencement of amortization, and 1.94x thereafter (in either case, as may be adjusted as a result of the amortization of the related mortgage loan following the interest only period or from prior releases), and (B) the debt service coverage ratio for all of the Mortgaged Properties (including the individual Mortgaged Property being released) for the immediately preceding 12-month period. The loan to value ratio of the remaining individual Mortgaged Properties, after giving effect to the release, may not exceed the lesser of the loan to value ratio as of the mortgage loan origination date and 125%. The two related restaurant individual properties must be released before any of the other retail individual properties may be released.

With respect to one (1) mortgage loan (identified as Loan No. 38 on Annex A-1 to this prospectus supplement), representing approximately 0.9% of the Initial Pool Balance, the related borrowers are permitted to obtain the release of individual properties through a partial prepayment of such mortgage loan after the expiration of the lockout period (provided the existing mezzanine loan has been paid in full) and prior to the anticipated repayment date, subject to the satisfaction of certain conditions, including, but not limited to: (i) payment of the sum of (A) the allocated release amount of such portion of the Mortgaged Property being released, (B)(1) 15% of the allocated release amount of such portion of the Mortgaged Property being released for the Dollar General Elberta, Dollar General Oklahoma City, Family Dollar Tampa, Family Dollar Lake City, AT&T and SunTrust individual properties or (2) 5% of the allocated release amount of such portion of the Mortgaged Property being released for the Sonic, Arby’s and Carl’s Junior individual properties, and (C) if the release occurs prior to the “open period”, the yield maintenance premium specified in the mortgage loan documents, and (ii) after giving effect to such release, the projected debt service coverage ratio based on the immediately preceding 12-month period for the remaining Mortgaged Properties is greater than or equal to the greater of (A) the “Release Debt Service Coverage Ratio” specified in the related mortgage loan documents, which is 2.50x prior to the commencement of amortization, and 1.99x thereafter (in either case, as may be adjusted as a result of the amortization of the related mortgage loan following the interest only period or from prior releases), and (B) the debt service coverage ratio for all of the Mortgaged Properties (including the individual Mortgaged Property being released) for the immediately preceding 12-month period. The loan to value ratio of the remaining individual Mortgaged Properties, after giving effect to the release, may not exceed the lesser of the loan to value ratio as of the mortgage loan origination date and 125%. Two (2) of the related restaurant individual properties must be released before any one (1) of the other retail individual properties may be released. The third restaurant individual property must be released before any additional retail individual properties may be released.

Substitutions

With respect to one (1) mortgage loan (identified as Loan No. 12 on Annex A-1 to this prospectus supplement), representing approximately 2.2% of the Initial Pool Balance, the related borrower is permitted to obtain a release of the lien of the individual mortgage encumbering any of the individual Mortgaged Properties (the “Substituted Property”) by substituting another retail property (but not necessarily a retail bank branch) (the “Substitute Property”) upon satisfaction of certain conditions, including, but not limited to, the following: (A) the appraised value of the Substitute Property is not less than the greater of (i) the value of the Substituted Property in the appraisal delivered prior to the origination date and (ii) the value of the Substituted Property on the date of substitution; (B) after giving effect to the substitution, the debt service coverage ratio for the related mortgage loan (excluding the Substituted Property and including the Substitute Property) is not less than the greater of (i) the debt service coverage ratio as of the origination date and (ii) the debt service coverage ratio for the related mortgage loan (including the Substituted Property but excluding the Substitute Property) immediately preceding the substitution; (C) the net operating income for the Substitute Property has not decreased for the three consecutive years prior to the date of substitution or, with respect to a Substitute Property for which information regarding the net operating income for the three years immediately prior to the date of substitution cannot be obtained, the net operating income cannot show a downward trend for such period of time immediately prior to the date of substitution; (D) the net operating income and debt service coverage ratio (for the 12-month period immediately preceding the substitution) for the Substitute Property is not less than the net operating income and debt service coverage ratio (for the 12-month period immediately preceding the substitution) for the related Substituted Property, provided, however, if the Substitute Property has less than 12-month’s operating history, net operating income will be calculated by the lender using annualized actual rental income and budgeted annual operating expenses; (E) the tenant of the Substituted Property (or its lease guarantor, if applicable) will have a long-term unsecured debt rating of “Baa2” by Moody’s Investors Service, Inc. (“Moody’s”), “BBB” by Standard & Poor’s Ratings Services (“S&P”) and/or “BBB” by Fitch, Inc. (“Fitch”), and will have executed a lease demising the entire Substitute Property with an initial term extending not less than 10 years beyond the anticipated repayment date, and in form and substance acceptable to the lender. The release price and adjusted release price for the Substitute Property is the same as the release price and adjusted release price for the Substituted Property. For each such mortgage loan, substitutions are limited to not more than 5 individual Mortgaged Properties during any loan year and (ii) substitutions that, in the aggregate, have a release price that does not exceed 10% of the initial principal balance of the related mortgage loan.

Severance of Cross-Collateralization

One (1) mortgage loan (identified as Loan No. 5 on Annex A-1 to this prospectus supplement), representing approximately 4.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is secured by three hospitality properties. The related borrower has the two-time right, exercisable at any time (including during the otherwise applicable prepayment lockout period), to transfer an individual property to a permitted transferee (i.e., a transferee acceptable to the related lender based on specific criteria) that is unaffiliated with the related borrower, to have the subject mortgage loan and related mezzanine loan each severed and to have the transferee assume the portion of the subject mortgage loan allocable to the property to be transferred, subject to the satisfaction of, among others, the following conditions:

(a)      in connection with the first partial assumption contemplated above, after giving effect to the splitting of the mortgage loan and the related mezzanine loan, the combined debt service coverage ratio for the portion of the mortgage loan and related mezzanine loan to be directly or indirectly secured by the transferred Mortgaged Property and the combined debt service coverage ratio for the portion of the mortgage loan and related mezzanine loan to be directly or indirectly secured by the remaining Mortgaged Properties must each be not less than 1.43x for the preceding 12-month period, and (ii) the combined loan-to-value ratio for the portion of the mortgage loan and related mezzanine loan to be directly or indirectly secured by the transferred Mortgaged Property and the combined loan-to-value ratio for the portion of the mortgage loan and the related mezzanine loan to be directly or indirectly secured by the remaining Mortgaged Properties must each be not greater than 63%;

(b)      in connection with the second partial assumption contemplated above, after giving effect to the splitting of the mortgage loan and the related mezzanine loan, the combined debt service coverage ratio for the portion of the mortgage loan and the related mezzanine loan to be directly or indirectly secured by the transferred Mortgaged Property and the combined debt service coverage ratio for the portion of the mortgage loan and the related mezzanine loan to be directly or indirectly secured by the remaining Mortgaged Property must each be not less than 1.50x for the preceding 12-month period, and (ii) the combined loan-to-value ratio for the portion of the mortgage loan and the related mezzanine loan to be directly or indirectly secured by the transferred Mortgaged Property and the combined loan-to-value ratio for the portion of the mortgage loan and the related mezzanine loan to be directly or indirectly secured by the remaining Mortgaged Property must each be not greater than 60%;

(c)      in connection with each partial assumption contemplated above, the borrower must pay (i) an amount equal to 25% of the allocated mortgage loan amount for the transferred Mortgaged Property (the “Release Premium”) to be applied to the outstanding principal balance of the subject mortgage loan, it being the intent that the lender may allocate such payment to the portion of the subject mortgage loan secured by the transferred Mortgaged Property and the portion of the subject mortgage loan secured by the remaining Mortgaged Property or Mortgaged Properties proportionately based on the respective values of those Mortgaged Properties, and (ii) an amount equal to the applicable Yield Maintenance Charge based on the Release Premium; and

(d)      in connection with each partial assumption contemplated above, the borrower must prepay the related mezzanine loan in a manner comparable to that contemplated by the immediately preceding clause (c).

It is anticipated that the respective portions of the mortgage loan that are secured by the transferred Mortgaged Property and by the remaining Mortgaged Property or Mortgaged Properties will both remain assets of the issuing entity, but those respective portions will not be cross-collateralized.

Other Releases

Certain of the mortgage loans may permit a partial release for no consideration of an unimproved or minimally improved portion (which may have landscaping, parking or other non-income generating improvements or minimal improvements such as a miniature golf course and merchant facilities) of the related Mortgaged Property or an improved portion of the related Mortgaged Property that was given no value in the appraisal or was not material for underwriting purposes upon the satisfaction of certain requirements other than pursuant to Defeasance.

“Due-on-Sale” and “Due-on-Encumbrance” Provisions. The mortgage loans contain “due-on-sale” and “due-on-encumbrance” provisions that in each case, with limited exceptions, permit the holder of the Mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property or ownership interests in the related borrower or its equity owner(s) without the consent of the holder of the mortgage loan; provided, however, that under the terms of many of the mortgage loans, this consent may not be unreasonably withheld, and in some cases must be granted if certain conditions are met. Certain of the mortgage loans permit transfers by the related borrower of the Mortgaged Property to purchasers who would then assume the related mortgage loan subject to the reasonable acceptability of the transferee to the mortgagee and the satisfaction of certain conditions provided in the related loan documents. The transfer of a Mortgaged Property to a new unaffiliated entity will likely involve the termination of any applicable cross-collateralization arrangement under the related mortgage loan documents. Certain of the Mortgaged Properties have been, or may become, subject to additional financing. See “Description of the Mortgage Pool—Additional Debt” in this prospectus supplement.

Exceptions to the “Due-On-Sale” provisions may include, but are not limited to:

●	transfers related to family and estate planning,

●	transfers related to the death or physical or mental disability of a controlling holder,

●	transfers of a passive interest or less than a controlling interest in the borrower,

●	transfers to borrower affiliates or among existing members, partners, shareholders or beneficiary owners in the borrower or between holders of tenant-in-common interests in the Mortgaged Property,

●	transfers in connection with mergers, consolidations and similar transactions involving affiliated companies,

●	transfers (including mergers, consolidations and similar transactions) involving publicly traded entities,

●	transfers of stock listed on a nationally recognized stock exchange,

●	transfers among affiliated borrowers with respect to any multi-property mortgage loans,

●	transfers which consolidate tenant-in-common ownership into one or more surviving tenant-in-common borrowers,

●
transfers related to conversions of a borrower entity form, including drop-down distributions or entity conversions resulting from a borrower structured as (or converted to) a Delaware statutory trust and certain triggering conditions that may require or necessitate such transfers,

●
transfers of tenant-in-common interests or beneficial interests in a Delaware statutory trust to third parties, subject in some cases to lender approval if such transfers are in excess of specified thresholds,

●	transfers to a pre-approved person or entity or an entity controlled by a pre-approved person or entity,

●
transfers to any person or entity so long as certain specified persons or entities, or persons or entities satisfying specified criteria, remain in control or acquire control of the day to day operations of the borrower,

●
transfers to certain qualifying entities, which entities generally are required to satisfy, or be under the control of other entities that satisfy, specified criteria, such as net worth and/or experience related tests and satisfy conditions specified in the mortgage loan documents but for which lender consent may not be required,

●	transfers related to the foreclosure of existing or permitted mezzanine debt,

●	transfers as to which a Rating Agency Confirmation is obtained, or

●
other transfers customarily acceptable to prudent commercial and multifamily mortgage lending institutions with respect to comparable property and transfers of a similar nature to the foregoing meeting the requirements of the mortgage loan documents.

The master servicer, with respect to non-Specially Serviced Mortgage Loans, and the special servicer, with respect to Specially Serviced Mortgage Loans, will be required (a) to exercise any right it may have with respect to a mortgage loan containing a “due-on-sale” clause (1) to accelerate the payments on that mortgage loan, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standard or (b) to waive its right to exercise such rights; provided, however, that with respect to such waiver of rights, if (i) with respect to all non-Specially Serviced Mortgage Loans, the master servicer has obtained the prior written consent (or deemed consent) of the special servicer, (ii) with respect to all mortgage loans, the special servicer, prior to the occurrence and continuance of any Control Event, has obtained the prior written consent (or deemed consent) of the Directing Certificateholder, and (iii) with respect to any mortgage loan (x) with a Stated Principal Balance greater than or equal to $20,000,000, (y) with a Stated Principal Balance greater than or equal to 5% of the aggregate Stated Principal Balance of the mortgage loans then outstanding, and (z) together with all other mortgage loans with which it is cross-collateralized or cross-defaulted or together with all other mortgage loans with the same or an affiliated borrower, that is one of the ten largest mortgage loans outstanding (by Stated Principal Balance), a Rating Agency Confirmation is received from the two NRSROs engaged by the depositor to rate the Offered Certificates (together, the “Rating Agencies”).

With respect to a mortgage loan with a “due-on-encumbrance” clause, the master servicer, with respect to non-Specially Serviced Mortgage Loans, and the special servicer, with respect to Specially Serviced Mortgage Loans, will be required to (a) exercise any right it may have with respect to a mortgage loan containing a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) waive its right to exercise such rights; provided that, (i) if the mortgage loan is a non-Specially Serviced Mortgage Loan, the master servicer has made a recommendation and obtained the consent (or deemed consent) of the special servicer, (ii) the special servicer has obtained prior to the occurrence and continuance of any Control Event, the consent (or deemed consent) of the Directing Certificateholder and (iii) the master servicer or the special servicer, as the case may be, has received a Rating Agency Confirmation from each Rating Agency if such mortgage loan (1) has an outstanding principal balance that is greater than or equal to 2% of the aggregate Stated Principal Balance of the mortgage loans or (2) has a loan-to-value ratio greater than 85% (including any existing and proposed debt) or (3) has a debt service coverage ratio less than 1.20x (in each case, determined based upon the aggregate of the Stated Principal Balance of the mortgage loan and the principal amount of the proposed additional loan) or (4) is one of the ten largest mortgage loans (by Stated Principal Balance) or (5) has a Stated Principal Balance over $20,000,000; provided, however, that with respect to clauses (1), (2), (3) and (4), such Mortgage Loan must also have a Stated Principal Balance of at least $5,000,000 for such Rating Agency Confirmation to apply.

The Rating Agency Confirmation described above will be at the related borrower’s expense, to the extent permitted by the related mortgage loan documents; provided that to the extent the mortgage loan documents are silent as to who bears the costs of any such confirmation, the master servicer or the special servicer is required to use reasonable efforts to have the related borrower bear such costs and expenses.

Notwithstanding the foregoing, the existence of any additional indebtedness may increase the difficulty of refinancing the related mortgage loan at its maturity date or Anticipated Repayment Date, as applicable, and increase the possibility that reduced cash flow could result in deferred maintenance. Also, if the holder of the additional debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure of the related mortgage loan could be delayed. See “Risk Factors—Ability to Incur Other Borrowings Entails Risk” and “Certain Legal Aspects of the Mortgage Loans” in this prospectus supplement.

Hazard, Liability and Other Insurance. The mortgage loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible, which may be a large amount in the case of certain mortgage loans) at least equal to the lesser of (a) the outstanding principal balance of the related mortgage loan and (b) 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that in the case of certain of the mortgage loans, the hazard insurance may be in such other amounts as was required by the applicable mortgage loan seller. Certain mortgage loans permit a borrower to satisfy its insurance coverage requirement by permitting its tenant to self-insure or provide insurance for its premises. In some cases, required insurance is provided under a blanket policy that also insures properties that do not secure mortgage loans included in this securitization. See “Risk Factors—Risks Associated with Blanket Insurance Policies or Self Insurance” in this prospectus supplement.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the deductibles, conditions and exclusions set forth in each policy. Each mortgage loan generally also requires the related borrower to maintain general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000 per occurrence. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Accordingly, a Mortgaged Property may not be insured for losses arising from such causes unless the related Mortgage specifically requires, or permits the mortgagee to require, that coverage. Each mortgage loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months.

With respect to one (1) mortgage loan (identified as Loan No. 12 on Annex A-1 to this prospectus supplement), representing approximately 2.2% of the Initial Pool Balance, if (i) the tenant at all of the related Mortgaged Properties, SunTrust Bank, provides insurance satisfying the requirements of the related mortgage loan documents with respect to the improvements at the Mortgaged Properties (including naming the lender as an additional insured or loss payee, as applicable), or (ii) SunTrust Bank, provided it maintains a credit rating issued by S&P (or another Rating Agency) of BBB- or better (and no rating of less than BBB- or the equivalent issued by any Rating Agency) self-insures in accordance with the related lease or leases (without exclusion for any risk required to be insured under the related mortgage loan documents), such insurance or self-insurance will satisfy the related borrower’s insurance obligations; provided that for purposes of clause (ii) , self-insurance will only be permitted if (A) no default exists under the related lease or leases beyond any applicable notice and cure periods, (B) no event of default exists under the related mortgage loan documents, and (C) the related borrower provides to the lender evidence of coverage satisfying the mortgage loan document insurance requirements for losses in the event that the obligor under such self-insurance does not fulfill its self-insurance obligations, in whole or in part. Further, with respect to such mortgage loans, the casualty insurance coverage provided by SunTrust Bank was accepted, notwithstanding that pursuant to each lease, SunTrust Bank has a conditional right to terminate such lease following a material casualty and thereafter would not have an obligation to rebuild the improvements at the affected Mortgaged Property. As a condition to such acceptance, the related guarantor provided the lender with coverage pursuant to a “difference in conditions” policy that insures such improvements in accordance with the terms of the related mortgage loan documents in the event that the coverage provided by SunTrust Bank is ineffective upon termination of the applicable SunTrust Bank lease or is otherwise deficient, and the related borrower will, or will cause the related guarantor, to maintain such “difference in conditions” coverage for so long as the applicable SunTrust Bank lease remains in effect.

In addition, some mortgage loans permit the related borrower to satisfy its obligations to insure the related Mortgaged Property by relying on a tenant to obtain the insurance or permit a tenant to self-insure. For example, the three (3) mortgage loans (identified as Loan Nos. 23, 31 and 40 on Annex A-1 to this prospectus supplement), representing approximately 1.5%, 1.1% and 0.8%, respectively, of the Initial Pool Balance, are each secured by a portfolio of Mortgaged Properties as to which Walgreen Co., CVS Caremark Corp. or an affiliate of one of those two entities is the sole tenant of each such Mortgaged Property (in each such case, the “Applicable Tenant”). Each of those three mortgage loans provide that the related borrower will not be obligated to maintain the insurance required under the related loan documents with respect to any particular related Mortgaged Property, provided that, among other conditions, (i) the subject property is 100% leased to the Applicable Tenant (or, in the event of a permitted assignment or subleasing of the Mortgaged Property, the Applicable Tenant remains fully liable for the tenant’s obligations and liabilities under the applicable lease), (ii) the long-term unsecured debt obligations of the Applicable Tenant continue to be rated at least investment grade by the rating agencies specified in the loan agreement, (iii) the applicable lease requires the tenant thereunder at its sole cost and expense (A) to maintain insurance coverage with respect to the particular related Mortgaged Property that meets the requirements of the related loan agreement and (B) to rebuild and/or repair the particular related Mortgaged Property following the casualty to the same condition (as nearly possible) that such property was in immediately prior to the casualty, and (iv) the tenant maintains, either through a program of self-insurance or otherwise, the insurance required to be maintained by it under the applicable lease.

In general, the mortgage loans do not require earthquake insurance. In particular, eleven (11) of the Mortgaged Properties (identified as Loan Nos. 11, 16.01, 16.02, 16.04, 20, 25, 31.03, 35, 37, 41 and 43 on Annex A-1 to this prospectus supplement), partially securing mortgage loans representing approximately 9.8% of the Initial Pool Balance by allocated loan amount, are located in areas that are considered a high earthquake risk (seismic zone 3 or 4). These areas include, without limitation, all or parts of the States of California and Tennessee. Seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a probable maximum loss in excess of 19%.

See “Risk Factors—Availability of Earthquake, Flood and Other Insurance” in this prospectus supplement for information regarding earthquake insurance coverage.

With respect to each of the Mortgaged Properties securing a mortgage loan transferred to the depositor by Ladder Capital Finance LLC (except in certain instances that include where self-insurance is permitted or where the borrower’s requirements to maintain insurance are governed by the terms of a related ground lease or other long term lease), if any of the required insurance policies contain exclusions for loss, cost, damage or liability caused by “terrorism” or “terrorist acts,” the related borrower is required to obtain and maintain terrorism coverage to cover such exclusions from a “Qualified Carrier” under the related loan agreement, or in the event that such terrorism coverage is not available from a “Qualified Carrier,” the related borrower is required to obtain such terrorism coverage from the highest rated insurance company providing such terrorism coverage subject, in many cases, to commercially reasonable rates. See “Risk Factors—Availability of Terrorism Insurance” in this prospectus supplement for information regarding insurance coverage for acts of terrorism.

With respect to any environmental insurance policy that may have been obtained by JPMorgan Chase Bank, National Association as mortgage loan seller, in lieu of a Phase I environmental site assessment, such environmental insurance policy is generally a blanket policy covering the mortgage loans for which such assessments were not obtained. The policy insures the trust against losses, with a per incident limit set at 125% of the outstanding balance of the mortgage loan and an aggregate limit equal to a percentage of the aggregate outstanding principal balance of the mortgage loans covered by the policy, resulting from certain known and unknown environmental conditions in violation of applicable environmental standards at the related Mortgaged Property during the applicable policy period, which continues for a period at least equal to the lesser of (a) 5 years beyond the maturity date of the related mortgage loan and (b) 20 years beyond the date of origination of the related mortgage loan, provided that no foreclosure has occurred. Subject to certain conditions and exclusions, such insurance policies, by their terms, generally provide coverage against (i) losses resulting from default under the applicable mortgage loan, up to the amount of the then outstanding loan balance and certain unpaid interest, if on-site environmental conditions in violation of applicable environmental standards are discovered at the related Mortgaged Property during the policy period and no foreclosure of the Mortgaged Property has taken place; (ii) losses from third-party claims against the related lender during the policy period for bodily injury, property damage or clean-up costs resulting from environmental conditions at or emanating from the Mortgaged Property; and (iii) after foreclosure, costs of clean-up of environmental conditions in violation of applicable environmental standards discovered during the policy period to the extent required by applicable law, including any court order or other governmental directive. See “Risk Factors—Environmental Risks Relating to the Mortgaged Properties” in this prospectus supplement.

Additional Mortgage Loan Information

The tables presented in Annex A-2 set forth certain anticipated characteristics of the mortgage loans and the Mortgaged Properties. The sum in any column in the tables presented in Annex A-2 to this prospectus supplement may not equal the indicated total due to rounding. The descriptions in this prospectus supplement of the mortgage loans and the Mortgaged Properties are based upon the pool of mortgage loans as it is expected to be constituted as of the close of business on the Closing Date, assuming that (1) all scheduled principal and/or interest payments due on or before the Cut-off Date will be made and (2) there will be no principal prepayments on or before the Cut-off Date.

Prior to the issuance of the certificates, one or more mortgage loans (including mortgage loans specifically described in this prospectus supplement) may be removed from the pool of mortgage loans as a result of prepayments, delinquencies, incomplete documentation or for any other reason, if the depositor or the mortgage loan sellers deem the removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the pool of mortgage loans prior to the issuance of the certificates, unless including those mortgage loans would materially alter the characteristics of the pool of mortgage loans as described in this prospectus supplement. The depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the pool of mortgage loans as it will be constituted at the time the certificates are issued, although the range of Mortgage Rates and maturities as well as other characteristics of the mortgage loans described in this prospectus supplement may vary.

With respect to mortgage loans secured by more than one Mortgaged Property, the information presented in this prospectus supplement with respect to UW NCF DSCR and LTV Ratios, as applicable, is the UW NCF DSCR or LTV Ratio of the mortgage loan based on all of the related Mortgaged Properties collectively. The UW NCF DSCR and LTV Ratio for any loan or allocated loan amount comprising a portion of these mortgage loans will vary from the UW NCF DSCR and LTV Ratio shown. See Annex A-1 for the UW NOI and UW NCF for each loan or allocated loan amount comprising these mortgage loans.

Whenever percentages and other information in this prospectus supplement are presented on the Mortgaged Property level rather than the mortgage loan level, the information for mortgage loans secured by more than one Mortgaged Property (or comprised of more than 1 cross-collateralized mortgage loan) is based on allocated loan amounts as stated in Annex A-1 to this prospectus supplement.

A current report on Form 8-K (the “Form 8-K”) will be available to purchasers of the Offered Certificates contemporaneously with the delivery of the final prospectus and will be filed, together with the Pooling and Servicing Agreement, the Underwriting Agreement and the Purchase Agreement, with the Securities and Exchange Commission (the “SEC”). If mortgage loans are removed from or added to the pool of mortgage loans as set forth above, the removal or addition will be noted in the Form 8-K.

For a detailed presentation of certain characteristics of the mortgage loans and the Mortgaged Properties on an individual basis, see Annex A-1 to this prospectus supplement. All of the numerical information included in this prospectus supplement is presented on an approximate basis and any sums presented may not equal the indicated total due to rounding.

“Occupancy” means the percentage of square feet, units, rooms or pads, as the case may be, of a Mortgaged Property that was occupied or leased as of or, in the case of certain properties, average units or rooms so occupied over a specified period ending on, a specified date (identified on Annex A-1 to this prospectus supplement as the “Occupancy Date”).  The Occupancy may have been obtained from the borrower, as derived from the Mortgaged Property’s rent rolls, operating statements or appraisals or as determined by a site inspection of such Mortgaged Property.

The “Underwritten Net Cash Flow Debt Service Coverage Ratio” or “UW NCF DSCR” for any mortgage loan for any period, as presented in this prospectus supplement, including the tables presented on Annex A-1 and Annex A-2 attached to this prospectus supplement, is the ratio of Underwritten Net Cash Flow calculated for the related Mortgaged Property to the amount of total annual debt service on such mortgage loan except that the Underwritten Net Cash Flow Debt Service Coverage Ratio for all partial interest-only loans, if any, was calculated based on the first principal and interest payment required to be made into the trust fund during the term of the loan. With respect to one (1) mortgage loan (identified as Loan No. 32 on Annex A-1 to this prospectus supplement), representing approximately

1.1% of the Initial Pool Balance, the related lender included in its underwriting of occupancy a tenant that vacated its space and is not paying rent, which resulted in a stated DSCR of 1.32x. The DSCR excluding the related rental income is 1.26x. With respect to any mortgage loan comprised of a cross-collateralized group of mortgage loans, the Underwritten Net Cash Flow Debt Service Coverage Ratio is the ratio of the Underwritten Net Cash Flow calculated for the Mortgaged Properties related to the cross-collateralized group to the total annual debt service for all of the mortgage loans in the cross-collateralized group.

The “Underwritten Net Operating Income Debt Service Coverage Ratio” or “UW NOI DSCR” for any mortgage loan for any period, as presented in this prospectus supplement, including the tables presented on Annex A-1 and Annex A-2 attached to this prospectus supplement, is the ratio of Underwritten NOI calculated for the related Mortgaged Property to the amount of total annual debt service on such mortgage loan except that the Underwritten Net Operating Income Debt Service Coverage Ratio for all partial interest-only loans, if any, was calculated based on the first principal and interest payment required to be made into the trust fund during the term of the loan. With respect to any mortgage loan comprised of a cross-collateralized group of mortgage loans, the Underwritten Net Operating Income Debt Service Coverage Ratio is the ratio of the Underwritten NOI calculated for the Mortgaged Properties related to the cross-collateralized group to the total annual debt service for all of the mortgage loans in the cross-collateralized group.

The “UW NCF Debt Yield” or “UW NCF DY” for any mortgage loan is calculated by dividing (x) the UW NCF for such mortgage loan by (y) the Cut-off Date Balance for such mortgage loan. With respect to any mortgage loan comprised of a cross-collateralized group of mortgage loans, the UW NCF Debt Yield is calculated by dividing (x) the aggregate UW NCF of each mortgage loan comprising the cross-collateralized group of mortgage loans by (y) the Cut-off Date Balance of such mortgage loans.

The “UW NOI Debt Yield” or “UW NOI DY” for any mortgage loan is calculated by dividing (x) the UW NOI for such mortgage loan by (y) the Cut-off Date Balance for such mortgage loan. With respect to any mortgage loan comprised of a cross-collateralized group of mortgage loans, the UW NOI Debt Yield is calculated by dividing (x) the aggregate UW NOI of each mortgage loan comprising the cross-collateralized group of mortgage loans by (y) the Cut-off Date Balance of such mortgage loans.

The “UW NOI Debt Yield” with respect to any class of certificates is calculated by dividing (x) the aggregate UW NOI for the pool of mortgage loans by (y) the aggregate Certificate Balance of such class of certificates and all classes of certificates senior to such class of certificates (or, in the case of the Class A-1, Class A-2, Class A-3 or Class A-SB certificates, the aggregate Certificate Balances of such Certificates). Although the UW NOI for the pool of mortgage loans is based on an aggregate of the mortgage loans, excess cash flow available from any particular mortgage loan will not be available to support any other mortgage loan.

The “Underwritten Net Cash Flow” or “UW NCF” for any Mortgaged Property means the Underwritten NOI for such Mortgaged Property decreased by an amount that the related mortgage loan seller has determined to be an appropriate allowance for average annual tenant improvements and leasing commissions and/or replacement reserves for capital items based upon its underwriting guidelines.

“Underwritten NOI” or “UW NOI” for any Mortgaged Property means the net operating income for such Mortgaged Property as determined by the related mortgage loan seller in accordance with its underwriting guidelines for similar properties. Operating revenues from a Mortgaged Property (“Effective Gross Income”) are generally calculated as follows: rental revenue is calculated using actual rental rates, in some cases adjusted downward to market rates or upward to account for contractual rent increases that are specified in a tenant’s lease (as deemed appropriate by the applicable mortgage loan seller in light of the circumstances), with vacancy rates equal to the related Mortgaged Property’s historical rate, the market rate or an assumed vacancy rate (or that are effective in a lease renewal option period that a tenant has orally indicated its intent to exercise as deemed appropriate by the applicable mortgage loan seller in light of the circumstances); other revenue, such as parking fees, laundry fees and other income items are included only if supported by a trend and/or are likely to be recurring. In some cases, the related mortgage loan seller included in the operating revenues rents otherwise payable by a tenant in occupancy of its space but for the existence of an initial “free rent” period, reduced rent period or a permitted rent abatement, for which the related mortgage loan seller may have reserved funds. Operating expenses generally reflect the related Mortgaged Property’s historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. However, some operating expenses are based on the budget of the borrower or the appraiser’s estimate.

The Underwritten NOI for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual operating income for such Mortgaged Property to differ materially from the Underwritten NOI set forth in this prospectus supplement. Some assumptions and subjective judgments related to future events, conditions and circumstances, including future expense levels and the re-leasing of occupied space, which will be affected by a variety of complex factors over which none of the Trust, the depositor, the sponsors, the mortgage loan sellers, the master servicer, the special servicer, the certificate administrator or the trustee has control. In some cases, the Underwritten NOI for any Mortgaged Property is higher, and may be materially higher, than the actual annual net operating income for that Mortgaged Property, based on historical operating statements. No guaranty can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by a mortgage loan seller in determining the relevant operating information. See “Risk Factors—Risks Relating to Underwritten Net Cash Flow” in this prospectus supplement. For example, in the case of seven (7) mortgage loans (identified as Loan Nos. 1, 2, 8, 11, 17, 32 and 42), representing in the aggregate approximately 30.5% of the Initial Pool Balance, certain tenants have executed leases but are not currently occupying the related space and/or are not paying rent. In certain cases the related lender has reserved funds for rent abatements and/or tenant build-outs at the related space. In the case of one (1) mortgage loan (identified as Loan No. 2 on Annex A-1 to this prospectus supplement, the related lender also obtained a free rent guaranty agreement from the related sponsor CBL payment of the related mortgage loan up to the amount of free rent concessions to certain tenants that have executed leases but not taken occupancy. There can be no assurance that any of those tenants will occupy its respective space and/or pay rent as required under its respective lease. See Annexes A-1 and A-3 to this prospectus supplement for additional information.

The amounts representing net operating income, Underwritten NOI and Underwritten Net Cash Flow are not a substitute for or an improvement upon net income, as determined in accordance with generally accepted accounting principles, as a measure of the results of the Mortgaged Property’s operations or a substitute for cash flows from operating activities, as determined in accordance with generally accepted accounting principles, as a measure of liquidity. No representation is made as to the future cash flow of the Mortgaged Properties, nor are the net operating income, Underwritten NOI and Underwritten Net Cash Flow set forth in this prospectus supplement intended to represent such future cash flow.

The UW NCFs and UW NOIs used as a basis for calculating the UW NCF DSCRs presented in this prospectus supplement, including the tables presented on Annex A-1 and Annex A-2, were derived principally from operating statements obtained from the respective borrowers (the “Operating Statements”). With respect to mortgage loans secured by newly constructed Mortgaged Properties, the UW NCFs used as a basis for calculating UW NCF DSCRs are derived principally from rent rolls, tenant leases and the appraisers’ projected expense levels. The Operating Statements and rent rolls were not audited and in most cases were not prepared in accordance with generally accepted accounting principles. To increase the level of consistency between the Operating Statements and rent rolls, in some instances, adjustments were made to such Operating Statements. These adjustments were principally for real estate tax and insurance expenses (e.g., adjusting for the payment of two years of expenses in one year), and to eliminate obvious items not related to the operation of the Mortgaged Property. However, such adjustments were subjective in nature and may not have been made in a uniform manner. In the case of one (1) mortgage loan (identified as Loan No. 12 on Annex A-1 to this prospectus supplement), representing approximately 2.2% of the Initial Pool Balance, the related Mortgaged Properties were previously owner-occupied properties and the UW NCF was derived based on leases that were executed in a sale and leaseback transaction with the related borrowers.

The tables presented in Annex A-2 that are entitled “Cut-off Date LTV Ratios” and “Maturity Date LTV Ratios” set forth the range of LTV Ratios of the mortgage loans as of the Cut-off Date and the stated

maturity dates or, if applicable, the Anticipated Repayment Date of the related mortgage loans. An “LTV Ratio” for any mortgage loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the mortgage loan as of that date (assuming no defaults or prepayments on the mortgage loan prior to that date), and the denominator of which is the appraised value of the related Mortgaged Property or Mortgaged Properties as determined by an appraisal of the property obtained at or about the time of the origination of the related mortgage loan. In the event that a mortgage loan is comprised of a cross-collateralized group of mortgage loans, the LTV Ratio is the fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of all the mortgage loans in the cross-collateralized group and the denominator of which is the aggregate of the appraised values of all the Mortgaged Properties related to the cross-collateralized group. The LTV Ratio as of the related maturity date or, if applicable, the Anticipated Repayment Date, set forth in Annex A-2 was calculated based on the principal balance of the related mortgage loan on the related maturity date or Anticipated Repayment Date, as the case may be, assuming all principal payments required to be made on or prior to the related maturity date or, if applicable, the Anticipated Repayment Date, (in either case, not including the balloon payment) are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in this prospectus supplement in Annex A-1 and in Annex A-2 is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a mortgage loan and the LTV Ratio at maturity may be higher than its LTV Ratio at origination even after taking into account amortization since origination. See “Risk Factors—Limitations of Appraisals” in this prospectus supplement. In the case of one (1) mortgage loan (identified as Loan No. 46 on Annex A-1 to this prospectus supplement), representing approximately 0.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the loan to value ratio was based on an “as completed” value resulting in a loan to value ratio of 60.0% rather than an “as is” value resulting in a loan to value ratio of 82.5%.

The characteristics described above and in Annex A-2, along with certain additional characteristics of the mortgage loans presented on a loan-by-loan basis, are set forth in Annex A-1 to this prospectus supplement. Certain additional information regarding the mortgage loans is set forth in this prospectus supplement below under “Certain Legal Aspects of the Mortgage Loans” and “Transaction Parties—The Sponsors and Mortgage Loan Sellers—JPMCB’s Underwriting Guidelines and Processes” and “—Ladder Capital Finance LLC—Ladder Capital Group’s Underwriting Guidelines and Processes”.

Sale of Mortgage Loans; Mortgage File Delivery

On the Closing Date, the depositor will acquire each of the mortgage loans from the related mortgage loan seller and will simultaneously transfer the mortgage loans, without recourse, to the trustee for the benefit of the Certificateholders. Under the related transaction documents, the depositor will require each mortgage loan seller to deliver to the custodian, among other things, the following documents with respect to each mortgage loan sold by the applicable mortgage loan seller (collectively, as to each mortgage loan, the “Mortgage File”): (i) the original Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the trustee or in blank (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note); (ii) the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording; (iii) an original assignment of the Mortgage in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form; (iv) the original or a copy of any related assignment of leases and of any intervening assignments thereof (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording; (v) an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form; (vi) the original assignment of all unrecorded documents relating to the mortgage loan, if not already assigned pursuant to items (iii) or (v) above; (vii) originals or copies of all modification, consolidation, assumption and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the mortgage loan has been assumed or consolidated; (viii) the original or a copy of the policy or certificate of lender’s title insurance issued on the date of the origination of such mortgage loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy; (ix) any filed copies (bearing evidence of filing) or evidence of filing of any Uniform Commercial Code financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller; (x) an original assignment in favor of the trustee of any financing statement executed and filed in favor of the applicable mortgage loan seller in the relevant jurisdiction; (xi) any intercreditor agreement relating to permitted debt of the borrower; (xii) copies of any loan agreement, escrow agreement, security agreement or letter of credit relating to a mortgage loan; (xiii) the original or copy of any ground lease, ground lessor estoppel, environmental insurance policy or guaranty relating to a mortgage loan; (xiv) a copy of any property management agreement relating to a mortgage loan; (xv) a copy of any franchise agreements and comfort letters or similar agreements relating to a mortgage loan and, with respect to any comfort letters or similar agreements, any assignment thereof or any notice to the franchisor of the transfer of the mortgage loan and a request for confirmation that the issuing entity is a beneficiary of such comfort letter or other agreement, or for the issuance of a new comfort letter in favor of the issuing entity, as the case may be; (xvi) a copy of any lock-box or cash management agreement relating to a mortgage loan; and (xvii) a copy of any related mezzanine intercreditor agreement.

As provided in the Pooling and Servicing Agreement, the custodian is required to review each Mortgage File within a specified period following its receipt thereof. If any of the above-described documents is found during the course of such review to be missing from any Mortgage File or defective, and in either case such omission or defect materially and adversely affects the value of the applicable mortgage loan, the value of the related Mortgaged Property or the interests of the Certificateholders therein, the applicable mortgage loan seller, if it cannot deliver the document or cure the defect (other than omissions solely due to a document not having been returned by the related recording office) within a period of 90 days (which, in certain circumstances, may be extended to 180 days) following such mortgage loan seller’s receipt of notice thereof, will be obligated pursuant to the applicable Purchase Agreement to (1) repurchase the affected mortgage loan within such 90-day period for the Purchase Price or (2) substitute a Qualified Substitute Mortgage Loan for such mortgage loan and pay the trustee a shortfall amount within such 90-day period (or extended period). See “Description of Mortgage Pool—Representations and Warranties; Repurchases and Substitutions” in this prospectus supplement.

Representations and Warranties; Repurchases and Substitutions

In the related Purchase Agreement, it is anticipated that each mortgage loan seller will make the representations and warranties set forth in Annex D-1 to this prospectus supplement as of the Closing Date, or as of another date specifically provided in the representation and warranty, with respect to each mortgage loan sold by that mortgage loan seller, subject to certain exceptions to such representations and warranties set forth in Annex D-2 to this prospectus supplement.

Any disclosures in this prospectus supplement that are contrary to the representations and warranties included in Annex D-1 should also be considered exceptions thereto.

If the related mortgage loan seller has been notified of a breach of any of the representations and warranties included in Annex D-1 or of a document defect that in any case materially and adversely affects the value of a mortgage loan, the value of the related Mortgaged Property or the interests of the Certificateholders in the mortgage loan, and if the related mortgage loan seller cannot cure the breach or defect within a period of 90 days following its receipt of that notice or, in the case of a breach or a defect that would cause the mortgage loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), if earlier, its discovery of the breach or defect (such 90-day period, the “Initial Resolution Period”), then the related mortgage loan seller will be obligated pursuant to the related Purchase Agreement (the relevant rights under which will be assigned, together with the mortgage loans sold thereunder, to the trustee), to (a) repurchase the affected mortgage loan (or the related REO Loan) within the Initial Resolution Period (or with respect to certain breaches or document defects, an extended cure period), at a price (the “Purchase Price”) equal to the sum of (1) the outstanding principal balance of the mortgage loan (or related REO Loan) as of the date of purchase, (2) all accrued and unpaid interest on the mortgage loan (or the related REO Loan) at the related Mortgage Rate in effect from time to time (excluding any portion of such interest that represents default interest or Excess Interest on the ARD Loans), to, but not including, the due date immediately preceding the Determination Date for the Due Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and any other additional trust fund expenses (except for Liquidation Fees) in respect of the mortgage loan or related REO Loan, if any, (4) solely in the case of a repurchase or substitution by a mortgage loan seller, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the master servicer, the special servicer, the depositor, the certificate administrator or the trustee in respect of the breach or document defect giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation, including, without limitation, legal fees and expenses and any additional trust expenses relating to such mortgage loan (or related REO Loan), and (5) Liquidation Fees, if any, payable with respect to the affected mortgage loan (which will not include any Liquidation Fees if such affected mortgage loan is repurchased prior to the expiration of the Extended Resolution Period), or (b) within 2 years following the Closing Date, substitute a Qualified Substitute Mortgage Loan and pay any shortfall amount equal to the difference between the Purchase Price of the mortgage loan calculated as of the date of substitution and the scheduled principal balance of the Qualified Substitute Mortgage Loan as of the due date in the month of substitution; provided that the applicable mortgage loan seller generally has an additional 90-day period (the “Extended Resolution Period”) immediately following the expiration of the Initial Resolution Period to cure the breach or defect if it is diligently proceeding toward that cure, and has delivered to the master servicer, the special servicer, the certificate administrator and the trustee an officer’s certificate that describes the reasons that a cure was not effected within the Initial Resolution Period. Notwithstanding the foregoing, the actions specified in (a) and (b) of the preceding sentence must be taken within 90 days following the earlier of the mortgage loan seller’s receipt of notice or discovery of a breach or document defect, with no extension, if such breach or document defect would cause the mortgage loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3). No delay in either the discovery of a document defect or a breach of a representation or warranty on the part of any party to the Pooling and Servicing Agreement in providing notice of such defect or breach will relieve the applicable mortgage loan seller of its obligation to repurchase the related mortgage loan unless (i) the mortgage loan seller did not otherwise discover or have knowledge of such breach or defect, (ii) such delay is the result of the failure by a party to the applicable Purchase Agreement or the Pooling and Servicing Agreement to provide prompt notice as required by the terms of the applicable Purchase Agreement or the Pooling and Servicing Agreement after such party has actual knowledge of such defect or breach (knowledge will not be deemed to exist by reason of the custodian’s exception report) and (iii) such delay precludes the mortgage loan seller from curing such defect or breach. Any breach of a representation or warranty with respect to a mortgage loan in the trust fund that is cross-collateralized with other mortgage loans in the trust fund may require the repurchase of or substitution for such other mortgage loans to the extent described under “—Repurchase or Substitution of Cross-Collateralized Mortgage Loans” below.

A “Qualified Substitute Mortgage Loan” is a mortgage loan that must, on the date of substitution: (a) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the deleted mortgage loan as of the due date in the calendar month during which the substitution occurs; (b) have a Mortgage Rate not less than the Mortgage Rate of the deleted mortgage loan; (c) have the same due date and a grace period no longer than that of the deleted mortgage loan; (d) accrue interest on the same basis as the deleted mortgage loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (e) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted mortgage loan; (f) have a then-current LTV equal to or less than the lesser of (i) the LTV for the deleted mortgage loan as of the Closing Date and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute

(“MAI”); (g) comply (except in a manner that would not be adverse to the interests of the Certificateholders) as of the date of substitution in all material respects with all of the representations and warranties set forth in the related Purchase Agreement; (h) have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property that will be delivered as a part of the related Mortgage File; (i) have a then-current DSCR at least equal to the greater of (i) the original DSCR of the deleted mortgage loan as of the Closing Date and (ii) 1.25x; (j) constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the applicable mortgage loan seller’s expense); (k) not have a maturity date or an amortization period that extends to a date that is after the date two years prior to the Rated Final Distribution Date; (l) have prepayment restrictions comparable to those of the deleted mortgage loan; (m) not be substituted for a deleted mortgage loan unless the trustee and the certificate administrator have received a Rating Agency Confirmation from each of the Rating Agencies (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the applicable mortgage loan seller); (n) have been approved, so long as a Control Event has not occurred and is not continuing, by the Directing Certificateholder; (o) prohibit Defeasance within two years of the Closing Date; (p) not be substituted for a deleted mortgage loan if it would result in the termination of the REMIC status of either the Lower-Tier REMIC or the Upper-Tier REMIC or the imposition of tax on either REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the Pooling and Servicing Agreement as determined by an opinion of counsel; (q) have an engineering report with respect to the related Mortgaged Property which will be delivered as a part of the related servicing file; and (r) be current in the payment of all scheduled payments of principal and interest then due. In the event that more than one mortgage loan is substituted for a deleted mortgage loan or mortgage loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each proposed substitute mortgage loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee and the Certificate Administrator Fee) may be lower than the highest fixed Pass-Through Rate (not based on or subject to a cap equal to or based on the WAC Rate) of any Principal Balance Certificates having a principal balance then outstanding. When a Qualified Substitute Mortgage Loan is substituted for a deleted mortgage loan, the applicable mortgage loan seller will be required to certify that the mortgage loan meets all of the requirements of the above definition and send the certification to the trustee the certificate administrator and, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder.

The foregoing repurchase or substitution obligation will constitute the sole remedy available to the Certificateholders and the trustee under the Pooling and Servicing Agreement for any uncured breach of any mortgage loan seller’s representations and warranties regarding the mortgage loans or any uncured document defect; provided, however, that if any breach pertains to a representation or warranty that the related mortgage loan documents or any particular mortgage loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such mortgage loan document(s), then the applicable mortgage loan seller will be required to cure such breach within the applicable cure period (as the same may be extended) by reimbursing the trust for the reasonable amount of any such costs and expenses incurred by the master servicer, the special servicer, the trustee or the trust fund that are the basis of such breach and have not been reimbursed by the related borrower; provided, further, that in the event any such costs and expenses exceed $10,000, the applicable mortgage loan seller will have the option to either repurchase or substitute for the related mortgage loan as provided above or pay such costs and expenses. The applicable mortgage loan seller will remit the amount of these costs and expenses and upon its making such remittance, the applicable mortgage loan seller will be deemed to have cured the breach in all respects. The respective mortgage loan seller will be the sole warranting party in respect of the mortgage loans sold by that mortgage loan seller to the depositor, and none of its affiliates and none of the depositor, the master servicer, the special servicer, the other mortgage loan seller, the trustee, the certificate administrator, the underwriters or any of their affiliates will be obligated to repurchase or replace any affected mortgage loan in connection with a breach of the applicable mortgage loan seller’s representations and warranties or in connection with a document defect if the applicable mortgage loan seller defaults on its obligation to do so. There can be no assurance that the applicable mortgage loan seller will have sufficient resources to repurchase or replace a defective mortgage loan. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” in this prospectus supplement. However, the depositor will not include any mortgage loan in the pool of mortgage loans if anything has come to the depositor’s attention prior to the Closing Date that causes it to believe that the representations and warranties, subject to the exceptions to the representations and warranties, made by a mortgage loan seller regarding the mortgage loan will not be correct in all material respects when made.

Any reference to “mortgage loan seller” as it relates to Ladder Capital Finance LLC in connection with any obligations to repurchase or replace its respective mortgage loans for breaches of representations and warranties or defective loan documentation under the circumstances described above will also be a reference to Ladder Capital Finance Holdings LLLP to the extent that Ladder Capital Finance Holdings LLLP has, in accordance with the related Purchase Agreement, guaranteed the performance of Ladder Capital Finance LLC’s obligations to repurchase or replace such mortgage loans.

Lockbox Accounts

With respect to

(a)      nineteen (19) mortgage loans (identified as Loan Nos. 2, 3, 5, 7, 10, 13, 15, 23, 24, 29, 30, 31, 33, 34, 35, 37, 38, 40 and 42 on Annex A-1 to this prospectus supplement), representing approximately 44.4% of the Initial Pool Balance, the related mortgage loan documents establish CMA Lockboxes with respect to the related mortgage loans,

(b)      fifteen (15) mortgage loans (identified as Loan Nos. 1, 4, 6, 8, 9, 12, 18, 19, 20, 25, 28, 32, 39, 41 and 46 on Annex A-1 to this prospectus supplement), representing approximately 37.8% of the Initial Pool Balance, the related mortgage loan documents establish Hard Lockboxes with respect to the related mortgage loans,

(c)      thirteen (13) mortgage loans (identified as Loan Nos. 11, 14, 17, 21, 22, 26, 27, 36, 43, 44, 45, 47 and 49 on Annex A-1 to this prospectus supplement), representing approximately 15.5% of the Initial Pool Balance, the related mortgage loan documents establish Springing Lockboxes with respect to the related mortgage loans and

(d)      two (2) mortgage loans (identified as Loan Nos. 16 and 48 on Annex A-1 to this prospectus supplement), representing approximately 2.4% of the Initial Pool Balance, the related mortgage loan documents establish a Soft Lockbox, with respect to the related mortgage loan.

Except as set forth above, and except where (until the occurrence of certain specified events, such as an event of default under the related loan documents or, with respect to an ARD Loan, from and after the related Anticipated Repayment Date) the borrower is entitled to receive a disbursement of all cash remaining in the lockbox account after required payment for debt service, required reserves, and operating expenses, the agreements governing the lockbox accounts provide that the borrower has no withdrawal or transfer rights with respect to the related lockbox account. The lockbox accounts will not be assets of either REMIC.

“CMA Lockbox” means that the related mortgage loan documents currently require tenants, or the related borrower (or its property manager), at the related Mortgaged Property to pay rent or other income directly to the lockbox account; however, thereafter funds deposited in such lockbox account are paid directly to the related borrower who pays debt service and funds all required escrow and reserve accounts (including debt service) from amounts received. However, upon the occurrence of certain triggering events enumerated in the related mortgage loan documents, the lockbox account converts to a Hard Lockbox.

“Hard Lockbox” means that the related mortgage loan documents currently require tenants (or an affiliated property manager) to pay rent or other income directly to the lockbox account, with the funding of all required escrow and reserve accounts (including for debt service) derived directly from such lockbox account.

“Springing Lockbox” means that no lockbox account is currently in place and that the related borrower is responsible for paying debt service and funding all escrow and reserve accounts (including debt service); however, upon the occurrence of certain triggering events enumerated in the related mortgage loan documents, the related borrower is required to implement either a Hard Lockbox or CMA Lockbox.

“Soft Lockbox” means that the related mortgage loan documents currently require the related borrower or the property manager at the related Mortgaged Property to collect rents from tenants and pay all such rent directly to the lockbox account.

The mortgage loans identified as Loan Nos. 23, 31 and 40 on Annex A-1 to this prospectus supplement, representing approximately 3.5% of the Initial Pool Balance, are each classified as having a CMA Lockbox. However, in each such case, until the related mezzanine loan is paid in full, a Hard Lockbox will be in place.

The mortgage loan identified as Loan No. 15 on Annex A-1 to this prospectus supplement, representing approximately 2.0% of the Initial Pool Balance, is classified as having a CMA Lockbox. However, as long as the management agreement with Courtyard Management Corporation (a subsidiary of Marriott International, Inc.) remains in effect, operating revenues from the related Mortgaged Property will be deposited into an account controlled by the property manager and only operating profit will be deposited into the lockbox account, which, absent certain trigger events, is swept daily into the borrower’s operating account. In accordance with the management agreement, operating profit is generally gross revenues minus property related expenses, including management fees.

TRANSACTION PARTIES

The Sponsors and Mortgage Loan Sellers

JPMorgan Chase Bank, National Association

JPMorgan Chase Bank, National Association (“JPMCB”) is a national banking association and wholly owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation whose principal office is located in New York, New York. JPMCB offers a wide range of banking services to its customers, both domestically and internationally. It is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency. JPMCB is an affiliate of J.P. Morgan Securities LLC, an underwriter and the depositor. Additional information, including the most recent annual report on Form 10-K for the year ended December 31, 2010, of JPMorgan Chase & Co., the 2010 Annual Report of JPMorgan Chase & Co., and additional annual, quarterly and current reports filed with or furnished to the SEC by JPMorgan Chase & Co., as they become available, may be obtained without charge by each person to whom this prospectus supplement is delivered upon the written request of any such person to the Office of the Secretary, JPMorgan Chase & Co., 270 Park Avenue, New York, New York 10017 or at the SEC’s website at www.sec.gov. None of the documents that JPMorgan Chase & Co. files with the SEC or any of the information on, or accessible through, the SEC’s website, is part of, or incorporated by reference into, this prospectus supplement.

JPMCB Securitization Program. The following is a description of JPMCB’s commercial mortgage-backed securitization program.

JPMCB underwrites and originates mortgage loans secured by commercial or multifamily properties for its securitization program. As sponsor, JPMCB sells the loans it originates through commercial mortgage-backed securitizations. JPMCB, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans for securitization in 1994 and securitizing commercial mortgage loans in 1995. As of December 31, 2011, the total amount of commercial mortgage loans originated and securitized by JPMCB and its predecessors is in excess of $69.4 billion. Of that amount, approximately $61.3 billion has been securitized by the depositor. In its fiscal year ended December 31, 2011, JPMCB originated approximately $4.9 billion of commercial mortgage loans, of which approximately $4.7 billion were securitized by the depositor.

On May 30, 2008, JPMorgan Chase & Co., the parent of JPMCB, merged with The Bear Stearns Companies Inc. As a result of such merger, Bear Stearns Commercial Mortgage, Inc. (“BSCMI”) became a subsidiary of JPMCB. Subsequent to such merger, BSCMI changed its name to J.P. Morgan Commercial Mortgage Inc. Prior to the merger, BSCMI was a sponsor of its own commercial mortgage-backed securitization program. BSCMI, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans in 1995 and securitizing commercial mortgage loans in 1996. As of November 30, 2007, the total amount of commercial mortgage loans originated by BSCMI was in excess of $60 billion, of which approximately $39 billion has been securitized. Of that amount, approximately $22 billion has been securitized by an affiliate of BSCMI acting as depositor. BSCMI’s annual commercial mortgage loan originations grew from approximately $65 million in 1995 to approximately $1.0 billion in 2000 and to approximately $21.0 billion in 2007. After the merger, only JPMCB continued to be a sponsor of commercial mortgage-backed securitizations.

The commercial mortgage loans originated, co-originated or acquired by JPMCB include both fixed-rate and floating-rate loans and both smaller “conduit” loans and large loans. JPMCB primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self-storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. JPMCB originates loans in every state.

As a sponsor, JPMCB originates, co-originates or acquires mortgage loans and, either by itself or together with other sponsors or loan sellers, initiates their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the Trust for the related securitization. In coordination with its affiliate, J.P. Morgan Securities LLC, and other underwriters, JPMCB works with rating agencies, loan sellers, subordinated debt purchasers and master servicers in structuring the securitization transaction. JPMCB acts as sponsor, originator or loan seller both in transactions in which it is the sole sponsor and mortgage loan seller as well as in transactions in which other entities act as sponsor and/or mortgage loan seller. Some of these loan sellers may be affiliated with underwriters on the transactions.

Neither JPMCB nor any of its affiliates acts as master servicer of the commercial mortgage loans in its securitizations. Instead, JPMCB sells the right to be appointed master servicer of its securitized loans to rating-agency approved master servicers.

For a description of certain affiliations, relationships and related transactions between the sponsor and the other transaction parties, see “Risk Factors—Potential Conflicts of Interest” in this prospectus supplement.

Review of JPMCB Mortgage Loans

Overview. JPMCB, in its capacity as the Sponsor of the JPMCB mortgage loans, has conducted a review of the JPMCB mortgage loans in connection with the securitization described in this prospectus supplement. The review of the JPMCB mortgage loans was performed by a deal team comprised of real estate and securitization professionals who are employees of JPMCB, or one or more of JPMCB’s affiliates, or, in certain circumstances, are consultants engaged by JPMCB (the “JPMCB Deal Team”). The review procedures described below were employed with respect to all of the JPMCB mortgage loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus supplement, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the JPMCB Deal Team updated its internal origination database of loan-level and property-level information relating to each JPMCB mortgage loan. The database was compiled from, among other sources, the related mortgage loan documents, third party appraisals (as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained), zoning reports, if applicable, evidence of insurance coverage or summaries of the same prepared by an outside insurance consultant, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by JPMCB during the underwriting process. After origination or acquisition of each JPMCB mortgage loan, the JPMCB Deal Team updated the information in the database with respect to such JPMCB mortgage loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the JPMCB Deal Team.

A data tape (the “Data Tape” ) containing detailed information regarding each JPMCB mortgage loan was created from the information in the database referred to in the prior paragraph. The Data Tape was used by the JPMCB Deal Team to provide the numerical information regarding the JPMCB mortgage loans in this prospectus supplement.

Data Validation and Recalculation. JPMCB engaged a third party accounting firm to perform certain data validation and recalculation procedures designed by JPMCB relating to information in this prospectus supplement regarding the JPMCB mortgage loans. These procedures included:

●	comparing the information in the Data Tape against various source documents provided by JPMCB that are described above under “—Database”;

●	comparing numerical information regarding the JPMCB mortgage loans and the related Mortgaged Properties disclosed in this prospectus supplement against the Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the JPMCB mortgage loans disclosed in this prospectus supplement.

Legal Review. JPMCB engaged various law firms to conduct certain legal reviews of the JPMCB mortgage loans for disclosure in this prospectus supplement. In anticipation of the securitization of each JPMCB mortgage loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from material provisions of JPMCB’s standard form loan documents. In addition, origination counsel for each JPMCB mortgage loan reviewed JPMCB’s representations and warranties set forth on Annex D-1 to this prospectus supplement and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the JPMCB mortgage loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain JPMCB mortgage loans marked against the standard form document, (ii) a review of the legal data records referred to above relating to the JPMCB mortgage loans prepared by origination counsel, and (iii) a review of due diligence questionnaires completed by the JPMCB Deal Team and origination counsel. Securitization counsel also reviewed the property release provisions, if any, for each JPMCB mortgage loan with multiple Mortgaged Properties for compliance with the REMIC provisions.

Origination counsel and securitization counsel also assisted in the preparation of the risk factors and mortgage loan summaries set forth in Annex A-3 to this prospectus supplement, based on their respective reviews of pertinent sections of the related mortgage loan documents.

Other Review Procedures. On a case-by-case basis as deemed necessary by JPMCB, with respect to any pending litigation that existed at the origination of any JPMCB mortgage loan that is material and not covered by insurance, JPMCB requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. JPMCB confirmed with the related servicer that there has not been recent material casualty to any improvements located on real property that serves as collateral for JPMCB mortgage loans. In addition, if JPMCB became aware of a significant natural disaster in the immediate vicinity of any Mortgaged Property securing a JPMCB mortgage loan, JPMCB obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The JPMCB Deal Team also consulted with JPMCB personnel responsible for the origination of the JPMCB mortgage loans to confirm that the JPMCB mortgage loans were originated or acquired in compliance with the origination and underwriting criteria described below under “—JPMCB’s Underwriting Guidelines and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Exceptions to JPMCB’s Disclosed Underwriting Guidelines” in this prospectus supplement.

Findings and Conclusions. Based on the foregoing review procedures, JPMCB determined that the disclosure regarding the JPMCB mortgage loans in this prospectus supplement is accurate in all material respects. JPMCB also determined that the JPMCB mortgage loans were originated or acquired in accordance with JPMCB’s origination procedures and underwriting criteria, except as described below under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Exceptions to JPMCB’s Disclosed Underwriting Guidelines”. JPMCB attributes to itself all findings and conclusions resulting from the foregoing review procedures.

JPMCB’s Underwriting Guidelines and Processes

JPMCB has developed guidelines establishing certain procedures with respect to underwriting the mortgage loans originated or purchased by it. All of the mortgage loans sold to the trust by JPMCB were generally underwritten in accordance with the guidelines below. In some instances, one or more provisions of the guidelines were waived or modified by JPMCB at origination where it was determined not to adversely affect the related mortgage loan originated by it in any material respect. The mortgage loans to be included in the trust were originated or acquired by JPMCB generally in accordance with the commercial mortgage-backed securitization program of JPMCB. For a description of any material exceptions to the underwriting guidelines in this prospectus supplement, see “—Exceptions to JPMCB’s Disclosed Underwriting Guidelines,” below.

Notwithstanding the discussion below, given the differences between individual commercial Mortgaged Properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current and alternative uses, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. However, except as described in the exceptions to the underwriting guidelines (see “—Exceptions to JPMCB’s Disclosed Underwriting Guidelines”), the underwriting of the mortgage loan will conform to the general guidelines described below.

Property Analysis. JPMCB performs or causes to be performed a site inspection to evaluate the location and quality of the related Mortgaged Properties. Such inspection generally includes an evaluation of functionality, design, attractiveness, visibility and accessibility, as well as location to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. JPMCB assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, JPMCB evaluates the property’s age, physical condition, operating history, lease and tenant mix, and management.

Cash Flow Analysis. JPMCB reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio, including taking into account the benefits of any governmental assistance programs. See “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this prospectus supplement.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of debt service coverage ratio and loan-to-value ratio in connection with the origination of each loan.

The debt service coverage ratio will generally be calculated based on the ratio of the underwritten net cash flow from the property in question as determined by JPMCB and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal. In addition, with respect to certain mortgage loans, there may exist subordinate mortgage debt or mezzanine debt. Such mortgage loans will have a lower combined debt service coverage ratio and/or a higher combined loan-to-value ratio when such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

Appraisal and Loan-to-Value Ratio. For each Mortgaged Property, JPMCB obtains a current (within 6 months of the origination date of the mortgage loan) full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”). The appraisal is based on the current use of the Mortgaged Property and must include an estimate of the then-current market value of the property “as-is” in its then-current condition although in certain cases, JPMCB may also obtain a value on an “as-stabilized” basis reflecting leases that have been executed but tenants have not commenced paying rent. JPMCB then determines the loan-to-value ratio of the mortgage loan at the date of origination or, if applicable, in connection with its acquisition, in each case based on the value set forth in the appraisal.

Evaluation of Borrower. JPMCB evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities as a result of, among other things, fraud, misrepresentation, misappropriation or conversion of funds and breach of environmental or hazardous materials requirements. JPMCB evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

Environmental Site Assessment. Prior to origination, JPMCB either (i) obtains or updates an environmental site assessment (“ESA”) for a Mortgaged Property prepared by a qualified environmental firm or (ii) obtains an environmental insurance policy for a Mortgaged Property. If an ESA is obtained or updated, JPMCB reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous materials or other material adverse environmental condition or circumstance. In cases in which the ESA identifies conditions that would require cleanup, remedial action or any other response estimated to cost in excess of 5% of the outstanding principal balance of the mortgage loan, JPMCB either (i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the Mortgaged Property, (E) provide or obtain an indemnity agreement or a guaranty with respect to such condition or circumstance, or (F) receive appropriate assurances that significant remediation activities or other significant responses are not necessary or required.

Certain of the mortgage loans may also have environmental insurance policies. See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Hazard, Liability and Other Insurance” above.

Physical Assessment Report. Prior to origination, JPMCB obtains a physical assessment report (“PAR”) for each Mortgaged Property prepared by a qualified structural engineering firm. JPMCB reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, JPMCB generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months. In certain instances, JPMCB may waive such escrows but require the related borrower to complete such repairs within a stated period of time in the related mortgage loan documents.

Title Insurance Policy. The borrower is required to provide, and JPMCB reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan; (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located; and (e) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.

Property Insurance. The borrower is required to provide, and JPMCB reviews, certificates of required insurance with respect to the Mortgaged Property. Such insurance may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing “special” form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as JPMCB may require based on the specific characteristics of the Mortgaged Property.

Seismic Report. A seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, the originator will examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: a zoning report, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

Escrow Requirements. JPMCB may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts. In addition, JPMCB may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by JPMCB. The typical required escrows for mortgage loans originated by JPMCB are as follows:

Taxes—An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide JPMCB with sufficient funds to satisfy all taxes and assessments. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant pays taxes directly (or JPMCB may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that pays taxes for its portion of the Mortgaged Property directly); or (ii) any Escrow/Reserve Mitigating Circumstances.

Insurance—An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property insurance premium are required to provide JPMCB with sufficient funds to pay all insurance premiums. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the borrower maintains a blanket insurance policy; (ii) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant maintains the property insurance or self insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property or self-insures); or (iii) any Escrow/Reserve Mitigating Circumstances.

Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant repairs and maintains the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property); or (ii) any Escrow/Reserve Mitigating Circumstances.

Tenant Improvement/Lease Commissions— A tenant improvement/leasing commission reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or springing upon certain tenant events to cover certain anticipated leasing commissions, free rent periods or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), with a lease that extends beyond the loan term; or (ii) any Escrow/Reserve Mitigating Circumstances.

Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs; (ii) the deferred maintenance items do not materially impact the function, performance or value of the property; (iii) the deferred maintenance cost does not exceed $50,000; (iv) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), and the tenant is responsible for the repairs; or (v) any Escrow/Reserve Mitigating Circumstances.

Environmental Remediation—An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee agreeing to complete the remediation; (ii) environmental insurance is in place or obtained; or (iii) any Escrow/Reserve Mitigating Circumstances.

JPMCB may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”):  (i) the amounts involved are de minimis, (ii) JPMCB’s evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio, (iv) JPMCB has structured springing escrows that arise for identified risks, (v) JPMCB has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower; (vi) JPMCB believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; or (vi) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association.

Notwithstanding the foregoing discussion under this caption “—JPMCB’s Underwriting Guidelines and Processes”, one or more of the mortgage loans contributed to this securitization by JPMCB may vary from, or may not comply with, JPMCB’s underwriting guidelines described above. In addition, in the case of one or more of the mortgage loans contributed to this securitization by JPMCB, JPMCB may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating or mitigating factors.

Exceptions to JPMCB’s Disclosed Underwriting Guidelines

We have disclosed generally our underwriting guidelines with respect to the mortgage loans. However, one or more of JPMCB’s mortgage loans may vary from the specific JPMCB underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of JPMCB’s mortgage loans, JPMCB may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. In certain cases, we may have made exceptions and the underwriting of a particular mortgage loan did not comply with all aspects of the disclosed criteria.

With respect to thirteen (13) mortgage loans (identified as Loan Nos. 11, 12, 13, 14, 17, 21, 22, 24, 27, 33, 36, 38 and 44 on Annex A-1 to this prospectus supplement), representing approximately 19.8% of the Initial Pool Balance. JPMCB waived the replacement reserve requirement, which represents an exception to the underwriting guidelines for JPMCB. JPMCB waived the escrow and approved inclusion of these mortgage loans in this transaction based on the financial and management strength of the sponsors of the related borrowers. Certain characteristics of the mortgage loans can be found in Annex A-1 to this prospectus supplement.

With respect to two (2) mortgage loans (identified as Loan Nos. 22 and 36 on Annex A-1 to this prospectus supplement), representing approximately 2.4% of the Initial Pool Balance, JPMCB waived the deferred maintenance escrow for repairs in the amount of $64,100 and $122,500, respectively, which represents an exception to the underwriting guidelines for JPMCB. JPMCB waived the escrow and approved inclusion of these mortgage loans in this transaction based on the financial and management strength of the sponsors of the related borrowers. Certain characteristics of the mortgage loans can be found in Annex A-1 to this prospectus supplement.

With respect to one (1) mortgage loan (identified as Loan No. 12 on Annex A-1 to this prospectus supplement), representing approximately 2.2% of the Initial Pool Balance, JPMCB did not perform or cause to be performed a site inspection to evaluate the location and quality of each of the thirty (30) applicable mortgaged properties, which represents an exception to the underwriting guidelines for JPMCB. JPMCB’s decision to include the mortgage loan notwithstanding this exception was supported by the compensating factors that (i) each individual property is a branch bank location leased to a single tenant, (ii) the locations and qualities of the properties are very similar and the individual aspects of each mortgaged property do not vary significantly enough to require a site inspection for each of the mortgaged properties, and (iii) JPMCB performed or caused to be performed a site inspection on a random sample of 18 of the 30 mortgaged properties. Based on these compensating factors, JPMCB believed that a site inspection to evaluate the location and quality of each of the 30 applicable mortgaged properties was not necessary and approved inclusion of the mortgage loan in this transaction. Certain characteristics of the mortgage loan can be found in Annex A-1 to this prospectus supplement.

With respect to one (1) mortgage loan (identified as Loan No. 16 on Annex A-1 to this prospectus supplement), representing approximately 2.0% of the Initial Pool Balance, JPMCB waived the tax and the insurance escrow if the related borrower escrowed with JPMCB an amount sufficient to pay six months of taxes and insurance, which represents an exception to the underwriting guidelines for JPMCB. Based on the six month escrow requirement, JPMCB approved inclusion of the mortgage loan in this transaction. Certain characteristics of the mortgage loan can be found in Annex A-1 to this prospectus supplement.

With respect to one (1) mortgage loan (identified as Loan No. 21 on Annex A-1 to this prospectus supplement), representing approximately 1.5% of the Initial Pool Balance, JPMCB did not obtain an appraisal that was dated less than 6 months prior to the date of origination, which represents an exception to the underwriting guidelines for JPMCB. The final appraisal was received on July 15, 2011 with a date value of July 8, 2011. JPMCB’s decision to include the mortgage loan notwithstanding this exception was supported by the compensating factor that it was unlikely that the value of the related Mortgaged Property would have changed by a material amount during the period of time between the date of the appraisal and the date of origination. Based on this compensating factor, JPMCB approved inclusion of the mortgage loan in this transaction. Certain characteristics of the mortgage loan can be found in Annex A-1 to this prospectus supplement.

With respect to one (1) mortgage loan (identified as Loan No. 29 on Annex A-1 to this prospectus supplement), representing approximately 1.2% of the Initial Pool Balance, JPMCB did not obtain at origination a certification from the borrower as to current contingent liabilities, which represents an exception to the underwriting guidelines for JPMCB. JPMCB’s decision to include the mortgage loan notwithstanding this exception was supported by the compensating factor that JPMCB was able to effectively evaluate the financial capacity of the borrower based on other borrower and sponsor due diligence, including, but not limited to, personal financial statements, real estate owned schedules, credit searches, credit reports and bank references. Based on this compensating factor, JPMCB approved inclusion of the mortgage loan in this transaction. Certain characteristics of the mortgage loan can be found in Annex A-1 to this prospectus supplement.

With respect to one (1) mortgage loan (identified as Loan No. 46 on Annex A-1 to this prospectus supplement), representing approximately 0.6% of the Initial Pool Balance, the LTV Ratio is based on an “as-completed” value, which represents an exception to the underwriting guidelines for JPMCB. JPMCB’s decision to include the mortgage loan notwithstanding this exception was supported by the compensating factors that (i) there is a property improvement plan required by the franchisor in the total amount of $1,890,000, with a reserve established under the related mortgage loan documents to complete the plan in the amount of $1,890,000, and (ii) the loan-to-cost ratio remained below 65%. Based on these compensating factors, JPMCB believes that the “as-completed” value is an appropriate reflection of the LTV Ratio for this mortgage loan and approved inclusion of the mortgage loan in this transaction. Certain characteristics of the mortgage loan can be found in Annex A-1 to this prospectus supplement.

Compliance with Rule 15Ga-1 under the Exchange Act

The depositor’s most recently filed Form ABS-15G, which includes information related to JPMCB, was filed with the Securities and Exchange Commission on February 14, 2012. The depositor’s CIK number is 0001013611. With respect to the period from and including January 1, 2011 to and including December 31, 2011, JPMCB does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Ladder Capital Finance LLC

General

Ladder Capital Finance LLC (“LCF”) is a sponsor of, and a seller of certain mortgage loans (the “LCF Mortgage Loans”) into, the securitization described in this prospectus supplement. LCF is a limited liability company organized under the laws of the State of Delaware and an indirect subsidiary of Ladder Capital Finance Holdings LLLP (“Ladder Holdings”). Ladder Holdings is a limited liability limited partnership organized under the laws of the State of Delaware.

Ladder Holdings is a privately held company that commenced operations in October 2008. Ladder Holdings, together with its direct and indirect subsidiaries, including LCF, are collectively referred to in this prospectus supplement as the “Ladder Capital Group.” The Ladder Capital Group is a vertically integrated, full-service commercial real estate finance and investment management company that primarily originates, underwrites, structures, acquires, manages and distributes commercial, multifamily and manufactured housing community mortgage loans and other real estate debt instruments. The executive offices of the Ladder Capital Group are located at 345 Park Avenue, 8th Floor, New York, New York 10154.

According to its consolidated balance sheet (audited), as of December 31, 2011, Ladder Holdings and its consolidated subsidiaries (which include LCF) had total assets of approximately $2.65 billion, total liabilities of approximately $1.67 billion and total partners’ capital of approximately $989.06 million.

JPMorgan Chase Bank, National Association, Wells Fargo Bank, National Association and certain other third party lenders provide warehouse financing to certain affiliates of LCF (the “LCF Financing Affiliates”) through various repurchase facilities. Ladder Holdings guarantees certain obligations of the LCF Financing Affiliates under such repurchase facilities. Most, if not all, of the LCF Mortgage Loans, are subject to such repurchase facilities. If such is the case at the time the Certificates are issued, then LCF will use the proceeds from its sale of the LCF Mortgage Loans to the depositor to, among other things, acquire the warehoused LCF Mortgage Loans from the LCF Financing Affiliates, and the LCF Financing Affiliates will, in turn, use the funds that they receive from LCF to, among other things, reacquire the warehoused LCF Mortgage Loans from the repurchase agreement counterparties free and clear of any liens. JPMorgan Chase Bank, National Association is the repurchase agreement counterparty with respect to LCF Mortgage Loans with an aggregate Cut-off Date Balance of $42,169,160, which represents 3.7% of the Initial Pool Balance, and Wells Fargo Bank, National Association is the repurchase agreement counterparty with respect to LCF Mortgage Loans with an aggregate Cut-off Date Balance of $39,187,000, which represents 3.5% of the Initial Pool Balance. Midland Loan Services, a Division of PNC Bank, National Association acts as “shadow servicer” with respect to the LCF Mortgage Loans that are subject to the repurchase facilities with JPMorgan Chase Bank, National Association. Wells Fargo Bank, National Association is the custodian of the loan files with respect to all twelve (12) of the LCF Mortgage Loans with an aggregate Cut-off Date Balance of $169,356,160, representing 14.9% of the Initial Pool Balalnce. In addition, with respect to one (1) mortgage loan (identified as Loan No. 34 on

Annex A-1 to this prospectus supplement, representing 1.1% of the Initial Pool Balance, Ladder Capital Finance LLC, or an affiliate thereof, is party to an interest rate hedging arrangement with JPMorgan Chase Bank, National Association. This hedging arrangement will terminate in connection with the transfer of that mortgage loan pursuant to this securitization transaction.

Ladder Capital Group’s Securitization Program

During 2010, LCF contributed approximately $329.76 million of commercial, multifamily and manufactured housing community mortgage loans to two (2) commercial mortgage securitizations. During 2011, LCF contributed approximately $1.02 billion of commercial, multifamily and manufactured housing community mortgage loans to three (3) commercial mortgage securitizations. During the first three calendar months of 2012, LCF contributed approximately $393.44 million of commercial, multifamily and manufactured housing community mortgage loans to one (1) commercial mortgage securitization. LCF began securitizing such types of mortgage loans in 2010 and has not been involved in the securitization of any other types of financial assets.

The Ladder Capital Group originates, and acquires from unaffiliated third party originators, commercial, multifamily and manufactured housing community mortgage loans throughout the United States. The following table sets forth information with respect to originations of fixed rate and floating rate commercial, multifamily and manufactured housing community mortgage loans by Ladder Capital Group during the calendar years 2010 and 2011 and from January 1, 2012 to and including April 4, 2012.

Originations of Fixed and Floating Rate Multifamily,
Manufactured Housing Community and Commercial Mortgage Loans
	2010		2011		2012(1)

	No. of Loans	Approximate Aggregate Principal Balance of Loans at Origination or Purchase	No. of Loans	Approximate Aggregate Principal Balance of Loans at Origination or Purchase	No. of Loans	Approximate Aggregate Principal Balance of Loans at Origination or Purchase
Fixed	48	$663,256,700	65	$1,170,444,775	25	$413,887,000
Floating	8	$125,450,000	10	$281,085,840	3	$24,442,500

(1) Reflects activity from January 1, 2012 to and including April 4, 2012.

With respect to five (5) mortgage loans (identified as Loan Nos. 5, 15, 23, 31 and 40 on Annex A-1 to this prospectus supplement), representing 10.2% of the Initial Pool Balance, Ladder Capital Finance LLC or an affiliate thereof holds a mezzanine loan secured by direct or indirect equity interests in each of the related borrowers.

In connection with commercial mortgage securitization transactions in which it participates as a sponsor, LCF will generally transfer the subject mortgage loans to the applicable depositor, who will then transfer those mortgage loans to the issuing entity for the related securitization. In return for the transfer by the depositor to the issuing entity of those mortgage loans (together with any other mortgage loans being securitized), the issuing entity will issue commercial mortgage pass-through certificates that are, in whole or in part, backed by, and supported by the cash flows generated by, the mortgage loans being securitized. In coordination with underwriters or initial purchasers and the applicable depositor, LCF works with rating agencies, other loan sellers, servicers and investors and participates in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

LCF will generally make certain representations and warranties and undertake certain loan document delivery requirements with respect to the mortgage loans that it contributes to a commercial mortgage securitization; and, in the event of an uncured material breach of any such representation and warranty or an uncured material document defect or omission, LCF will generally be obligated to repurchase or replace the affected mortgage loan or, in some cases, pay an amount estimated to cover the approximate loss associated with such breach, defect or omission. LCF has limited assets with which to effect any such repurchase or substitution or make any such estimated loss reimbursement payment. However, as is the case in this securitization, Ladder Holdings will often guarantee LCF’s payment obligations in connection with a repurchase or substitution of a defective mortgage loan resulting from, or the making of an estimated loss reimbursement payment related to, any such breach of representation and warranty or defective or missing loan documentation. Notwithstanding the existence of such guarantee, no assurance can be provided that Ladder Holdings or LCF will have the financial ability to repurchase or replace, or to make an estimated loss reimbursement payment with respect to, a defective mortgage loan, and no other member of the Ladder Capital Group will be responsible for doing so if Ladder Holdings and LCF both fail with respect to their obligations.

No member of the Ladder Capital Group acts as a servicer of the commercial, multifamily and manufactured housing community mortgage loans that LCF or its affiliates originates, acquires or securitizes. Instead, LCF sells the right to be appointed servicer of its securitized loans to unaffiliated third party servicers and utilizes unaffiliated third party servicers as interim servicers. Wells Fargo Bank, National Association acts as interim servicer with respect to all twelve (12) LCF Mortgage Loans with an aggregate Cut-off Date Balance of $169,356,160, representing 14.9% of the Initial Pool Balance.

Review of LCF Mortgage Loans

Overview. LCF has conducted a review of the LCF Mortgage Loans in connection with the securitization described in this prospectus supplement. The review of the LCF Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of Ladder Capital Group (the “Ladder Capital Review Team”). The review procedures described below were employed with respect to all of the LCF Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus supplement. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the Ladder Capital Review Team created a database of loan-level and property-level information, and prepared an asset summary report, relating to each LCF Mortgage Loan. The database and the respective asset summary reports were compiled from, among other sources, the related LCF Mortgage Loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Ladder Capital Review Team during the underwriting process. After origination of each LCF Mortgage Loan, the Ladder Capital Review Team updated the information in the database and the related asset summary report with respect to such LCF Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Ladder Capital Review Team.

A data tape (the “LCF Data Tape”) containing detailed information regarding each LCF Mortgage Loan was created from the information in the database referred to in the prior paragraph. The LCF Data Tape was used to provide the numerical information regarding the LCF Mortgage Loans in this prospectus supplement.

Data Validation and Recalculation. LCF engaged a third party accounting firm to perform certain data validation and recalculation procedures designed by LCF, relating to information in this prospectus supplement regarding the LCF Mortgage Loans. These procedures included:

●	comparing the information in the LCF Data Tape against various source documents provided by LCF that are described under “—Review of LCF Mortgage Loans—Database” above;

●	comparing numerical information regarding the LCF Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus supplement against the LCF Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the LCF Mortgage Loans disclosed in this prospectus supplement.

Legal Review. The Ladder Capital Group engaged various law firms to conduct certain legal reviews of the LCF Mortgage Loans for disclosure in this prospectus supplement. In anticipation of the securitization of certain of the LCF Mortgage Loans, the Ladder Capital Group’s origination counsel for each LCF Mortgage Loan reviewed LCF’s representations and warranties set forth on Annex D-1 to this prospectus supplement and, if applicable, identified exceptions to those representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the LCF Mortgage Loans. Such assistance included, among other things, (i) a review of the Ladder Capital Group’s asset summary report for each LCF Mortgage Loan, (ii) a review of various statistical data tapes prepared by the Ladder Capital Group, (iii) a review of the representations and warranties and exception reports referred to above relating to the LCF Mortgage Loans prepared by origination counsel, and (iv) the review of select provisions in certain loan documents with respect to certain of the LCF Mortgage Loans.

Origination counsel or securitization counsel also assisted in the preparation of the individual LCF Mortgage Loan summaries set forth in Annex A-3 to this prospectus supplement based on their respective reviews of the related asset summary reports and the pertinent sections of the related Mortgage Loan documents.

Other Review Procedures. With respect to any material pending litigation of which the Ladder Capital Group was aware at the origination of any LCF Mortgage Loan, the Ladder Capital Group requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. If the Ladder Capital Group became aware of a significant natural disaster in the vicinity of the Mortgaged Property securing any LCF Mortgage Loan, the Ladder Capital Group obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The Ladder Capital Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the LCF Mortgage Loans to determine whether any LCF Mortgage Loan materially deviated from the underwriting guidelines set forth under “—Ladder Capital Group’s Underwriting Guidelines and Processes” below. See “—Ladder Capital Group’s Underwriting Guidelines and Processes—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, Ladder Capital Group determined that the disclosure regarding the LCF Mortgage Loans in this prospectus supplement is accurate in all material respects. Ladder Capital Group also determined that the LCF Mortgage Loans were originated in accordance with Ladder Capital Group’s origination procedures and underwriting criteria, except as described under “—Ladder Capital Group’s Underwriting Guidelines and Processes—Exceptions” below. LCF attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Ladder Capital Group’s Underwriting Guidelines and Processes

Each of the LCF Mortgage Loans was originated by LCF or one of its affiliates. Set forth below is a discussion of certain general underwriting guidelines and processes with respect to commercial, multifamily and manufactured housing community mortgage loans originated by LCF and its affiliates for securitization.

Notwithstanding the discussion below, given the unique nature of commercial, multifamily and manufactured housing community Mortgaged Properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial, multifamily or manufactured housing community mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, there can be no assurance that the underwriting of any particular commercial, multifamily or manufactured housing community mortgage loan originated by LCF or one of its affiliates will conform to the general guidelines and processes described below. For important information about the circumstances that have affected the underwriting of particular LCF Mortgage Loans, see “—Ladder Capital Group’s Underwriting Guidelines and Processes—Exceptions” below and “Annex D-2 —Exceptions to Mortgage Loan Representations and Warranties” in this prospectus supplement.

Loan Analysis. Generally both a credit analysis and a collateral analysis are conducted with respect to each commercial, multifamily and manufactured housing community mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained. Generally, the originator also conducts or causes a third party to conduct a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment, each commercial, multifamily and manufactured housing community mortgage loans to be originated must be approved by a loan committee that includes senior personnel from the Ladder Capital Group. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio in connection with the origination of a loan. With respect to loans originated for securitization, the Ladder Capital Group’s underwriting standards generally require, without regard to any other debt, a debt service coverage ratio of not less than 1.20x and a loan-to-value ratio of not more than 80.0%.

A debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by the Ladder Capital Group and payments on the loan based on actual (or, in some cases, assumed) principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a commercial, multifamily or manufactured housing community mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. There is no assurance that the foregoing assumptions made with respect to any prospective commercial, multifamily or manufactured housing community mortgage loan will, in fact, be consistent with actual property performance. Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements. Additionally, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. A loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans may have or permit in the future certain additional subordinate debt, whether secured or unsecured, and/or mezzanine debt. It is possible that a member of the Ladder Capital Group may be the lender on that additional subordinate debt and/or mezzanine debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional subordinate debt and/or mezzanine debt.

Assessments of Property Condition. As part of the underwriting process, the property assessments and reports described below will typically be obtained:

(1)              Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

(2)              Environmental Assessment. In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial, multifamily or manufactured housing community mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the originator or an environmental consultant believes that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.

(3)              Engineering Assessment. In connection with the origination process, in most cases, it will be required that an engineering firm inspect the real property collateral for any prospective commercial, multifamily or manufactured housing community mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance.

(4)              Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Notwithstanding the foregoing, engineering inspections and seismic reports will generally not be required or obtained by the originator in connection with the origination process in the case of mortgage loans secured by real properties that are subject to a ground lease, triple-net lease or other long term lease, or in the case of mortgage loans that are not collateralized by any material improvements on the real property collateral.

Title Insurance. The borrower is required to provide, and the Ladder Capital Group or its origination counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located and (v) if a survey was prepared, the legal description of the Mortgaged Property in the title policy conforms to that shown on the survey.

Casualty Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, the Ladder Capital Group typically requires that the related Mortgaged Property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any Mortgaged Property that at the time of origination included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the portion of the property contained therein, and (iii) the maximum amount of insurance available under the National Flood Insurance Program, except in some cases where self-insurance was permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In all (or almost all) cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

Each mortgage instrument typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

Each mortgage instrument typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the probable maximum loss (“PML”) or scenario expected loss (“SEL”) is greater than 20%.

Zoning and Building Code Compliance. In connection with the origination of a commercial, multifamily or manufactured housing community mortgage loan, the originator will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a Mortgaged Property may constitute a legal non-conforming use or structure. In such cases, the Ladder Capital Group may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a Mortgaged Property, the Ladder Capital Group may require the borrower to remediate such violation and, subject to the discussion under “—Ladder Capital

Group’s Underwriting Guidelines and Processes—Escrow Requirements” below, to establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on the originator’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial, multifamily or manufactured housing community mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions, deferred maintenance and/or environmental remediation. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every commercial, multifamily and manufactured housing community mortgage loan originated by a member of the Ladder Capital Group. Furthermore, the Ladder Capital Group may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, the Ladder Capital Group may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and the Ladder Capital Group’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, the Ladder Capital Group may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial, multifamily and manufactured housing community mortgage loans originated by the Ladder Capital Group are as follows:

●
Taxes—Monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, or (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related Mortgaged Property is required to pay taxes directly.

●
Insurance—Monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower maintains a blanket insurance policy, or (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related Mortgaged Property is obligated to maintain the insurance or is permitted to self-insure.

●
Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if a tenant (which may include a ground tenant) at the related Mortgaged Property or other third party is responsible for all repairs and maintenance, or (ii) if the Ladder Capital Group determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and the Ladder Capital Group’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve.

●
Tenant Improvements / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if the rent for the space in question is considered below market, or (iii) if the Ladder Capital Group determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and the Ladder Capital Group’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.

●
Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a ground tenant) at the related Mortgaged Property or other third party is responsible for the repairs, or (iv) if the Ladder Capital Group determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and the Ladder Capital Group’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.

●
Environmental Remediation—An environmental remediation reserve may be required at loan origination in an amount typically equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if the Ladder Capital Group determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and the Ladder Capital Group’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the LCF Mortgage Loans, please see Annex A-1 to this prospectus supplement.

Exceptions. Except as discussed in the next paragraph, the LCF Mortgage Loans were originated in accordance with the underwriting standards set forth above.

With respect to one (1) mortgage loan (identified as Loan No. 15 on Annex A-1 to this prospectus supplement), representing 2.0% of the Initial Pool Balance, as long as the management agreement with Courtyard Management Corporation (a subsidiary of Marriott International, Inc.) remains in effect, operating revenues from the related Mortgaged Property will be deposited into an account controlled by the property manager and only operating profit will be deposited into the lender controlled lockbox account, which, absent certain trigger events, is swept daily into the related borrower’s operating account. In accordance with the management agreement, operating profit is generally gross revenues minus property related expenses, including management fees. In addition, the property manager will maintain and control the reserve account for furniture, fixtures and equipment and will be responsible for payments of insurance premiums. Insurance on the related Mortgaged Properties will be provided through the Marriott Global Program. Furthermore, the property manager (rather than the lender) will hold and control the application of insurance proceeds and condemnation awards unless the cost to repair any damage or destruction to or cause the restoration of the related Mortgaged Property equals or exceeds 50% of the replacement cost. The foregoing represents an exception to the underwriting guidelines for LCF. LCF agreed to the foregoing loan characteristics because of its analysis of the quality and capabilities of the property manager and Marriott International, Inc. as franchisor. Based on these compensating factors,

LCF approved inclusion of the subject mortgage loan in this securitization transaction.  Certain characteristics of the mortgage loan can be found in Annex A-1 to this prospectus supplement.

Compliance with Rule 15Ga-1 under the Exchange Act

LCF most recently filed a Form ABS-15G on February 8, 2012. LCF’s Central Index Key number is 0001541468. With respect to the period from and including January 1, 2011 to and including December 31, 2011, LCF does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

The Depositor

J.P. Morgan Chase Commercial Mortgage Securities Corp., the depositor, is a Delaware corporation organized on September 19, 1994. The depositor is a wholly-owned subsidiary of JPMCB. The depositor maintains its principal office at 383 Madison Avenue, 31st Floor, New York, New York 10179. Its telephone number is (212) 272-6858. The depositor does not have, nor is it expected in the future to have, any significant assets.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated thereto. On the Closing Date, the depositor will acquire the mortgage loans from each mortgage loan seller and will simultaneously transfer the mortgage loans, without recourse, to the trustee for the benefit of the Certificateholders.

The depositor remains responsible under the Pooling and Servicing Agreement for providing the master servicer, special servicer, certificate administrator and trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the Pooling and Servicing Agreement. The depositor also remains responsible for mailing notices to the Certificateholders upon the appointment of certain successor entities under the Pooling and Servicing Agreement.

Significant Obligors

The Mortgaged Property that secures the 200 Public Square loan (identified as Loan No. 1 on Annex A-1 to this prospectus supplement), with a principal balance as of the Cut-off Date of $127,000,000, represents approximately 11.2% of the Initial Pool Balance. See Annex A-1 and Annex A-3 in this prospectus supplement.

The Mortgaged Property that secures the Arbor Place Mall loan (identified as Loan No. 2 on Annex A-1 to this prospectus supplement), with a principal balance as of the Cut-off Date of $122,000,000, represents approximately 10.8% of the Initial Pool Balance. See Annex A-1 and Annex A-3 in this prospectus supplement.

The Trust

J.P. Morgan Chase Commercial Mortgage Securities Trust 2012-C6, the Trust, will be a New York common law trust, formed on the Closing Date pursuant to the Pooling and Servicing Agreement.

The only activities that the Trust may perform are those set forth in the Pooling and Servicing Agreement, which are generally limited to owning and administering the mortgage loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and other activities described in this prospectus supplement. Accordingly, the Trust may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Certificate Account and other accounts maintained under the Pooling and Servicing Agreement in certain short-term permitted investments. The Trust may not lend or borrow money, except that the master servicer, the special servicer and the trustee may make

Advances of delinquent monthly debt service payments and Servicing Advances to the Trust, but only to the extent it does not deem such Advances to be non-recoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The Pooling and Servicing Agreement may be amended as set forth in this prospectus supplement under “Servicing of the Mortgage Loans—Amendment”. The Trust administers the mortgage loans through the trustee, the certificate administrator, the master servicer and the special servicer. A discussion of the duties of the trustee, the certificate administrator, the master servicer and the special servicer, including any discretionary activities performed by each of them, is set forth in this prospectus supplement under “Transaction Parties—The Trustee”, “—The Certificate Administrator”, “—The Master Servicer”, “—The Special Servicer” and “Servicing of the Mortgage Loans”.

The only assets of the Trust other than the mortgage loans and any REO Properties are the Certificate Account and other accounts maintained pursuant to the Pooling and Servicing Agreement and the short-term investments in which funds in the Certificate Account and other accounts are invested. The Trust has no present liabilities, but has potential liability relating to ownership of the mortgage loans and any REO Properties and certain other activities described in this prospectus supplement, and indemnity obligations to the trustee, the certificate administrator, the depositor, the master servicer and the special servicer. The fiscal year of the trust is the calendar year. The trust has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicer and the special servicer.

The depositor is contributing the mortgage loans to the trust. The depositor is purchasing the mortgage loans from the mortgage loan sellers, as described in this prospectus supplement under “Description of the Mortgage Pool—Sale of Mortgage Loans; Mortgage File Delivery” and “—Representations and Warranties; Repurchases and Substitutions”.

The Trustee

U.S. Bank National Association (“U.S. Bank”), a national banking association, will act as trustee under the Pooling and Servicing Agreement. U.S. Bancorp, with total assets exceeding $330 billion as of December 31, 2011, is the parent company of U.S. Bank, the fifth largest commercial bank in the United States. As of December 31, 2011, U.S. Bancorp served approximately 17 million customers and operated over 3,000 branch offices in 25 states. A network of specialized U.S. Bancorp offices across the nation provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust, and payment services products to consumers, businesses, governments and institutions.

U.S. Bank has one of the largest corporate trust businesses in the country with office locations in 48 Domestic and three international cities. The Pooling and Servicing Agreement will be administered from U.S. Bank’s corporate trust office located at 190 South LaSalle, 7th Floor, Chicago, Illinois 60603.

U.S. Bank has provided corporate trust services since 1924. As of December 31, 2011, U.S. Bank was acting as trustee with respect to over 88,000 issuances of securities with an aggregate outstanding principal balance of over $3.5 trillion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

As of December 31, 2011, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as trustee on 524 issuances of commercial mortgage-backed securities with an outstanding aggregate principal balance of approximately $466,373,600,000.

In its capacity as trustee on commercial mortgage securitizations, the trustee is generally required to make an advance if the master servicer or special servicer fails to make a required advance. In the past three years, U.S. Bank, in its capacity as trustee, has not been required to make an advance on a domestic commercial mortgage-backed securities transaction.

The foregoing information set forth under this heading “The Trustee” has been provided by the trustee.

As compensation for the performance of its routine duties, U.S. Bank will be paid a fee (collectively, the “Trustee Fee”). The Trustee Fee will be payable by the certificate administrator from the Certificate Administrator Fee, in accordance with the terms of the Pooling and Servicing Agreement. In addition, the trustee will be entitled to recover from the trust fund all reasonable unanticipated expenses and disbursements incurred or made on behalf of the trust by it in the performance of its duties as the trustee in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing any such duties under the Pooling and Servicing Agreement, and not including any expense, disbursement or advance as may arise from its willful misconduct, negligence or bad faith.

The trustee and its directors, officers, employees, agents and controlling persons will be entitled to indemnification from the trust fund against any loss, liability or expense incurred without negligence, bad faith or willful misconduct on their respective parts, arising out of, or in connection with the Pooling and Servicing Agreement, the certificates and the mortgage loans.

Resignation and Removal of the Trustee

The trustee will be permitted at any time to resign from its obligations and duties under the Pooling and Servicing Agreement by giving written notice to the depositor, the master servicer, the special servicer, the certificate administrator and to all Certificateholders, which notice will be posted to the certificate administrator’s website pursuant to the Pooling and Servicing Agreement. Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee. If no successor trustee has accepted an appointment within 30 days after the giving of notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

If at any time the trustee ceases to be eligible to continue as trustee under the Pooling and Servicing Agreement, or if at any time the trustee becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee, the depositor will be authorized to remove the trustee and appoint a successor trustee. In addition, holders of the Certificates entitled to at least 75% of the Voting Rights may at any time, with or without cause, remove the trustee under the Pooling and Servicing Agreement and appoint a successor trustee. In the event that holders of the Certificates entitled to at least 75% of the Voting Rights elect to remove the trustee without cause and appoint a successor, the successor trustee will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

In addition, certain provisions regarding the obligations and duties of the trustee, including those related to resignation and termination, may be subject to amendment in connection with a TIA Applicability Determination. See “Servicing of the Mortgage Loans—Amendment” in this prospectus supplement.

The Certificate Administrator

Wells Fargo Bank, National Association (“Wells Fargo”) will be the certificate administrator pursuant to the Pooling and Servicing Agreement. Wells Fargo is also the master servicer. The certificate administrator’s principal corporate offices are located at 9062 Old Annapolis Road, Columbia, Maryland 21045 and its office for certificate transfer services is located at Wells Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Wells Fargo is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company, Wells Fargo & Company is a U.S. bank holding company with approximately $1.3 trillion in assets and 270,000 employees as of September 30, 2011, which provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The depositor, the sponsors, the master servicer, the special servicer, the trust advisor, and the mortgage loan seller may maintain banking and other commercial relationships with Wells Fargo and its affiliates. Wells Fargo maintains principal corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045 1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Under the terms of the Pooling and Servicing Agreement, Wells Fargo is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As certificate administrator, Wells Fargo is responsible for the preparation and filing of all REMIC tax returns on behalf of the trust REMICs and the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the Issuing Entity. Wells Fargo has been engaged in the business of securities administration since June 30, 1995, and in connection with commercial mortgage-backed securities since 1997. As of December 31, 2011, Wells Fargo was acting as securities administrator with respect to more than $340 billion of outstanding commercial mortgage-backed securities.

Wells Fargo is acting as custodian of the mortgage loan files pursuant to the Pooling and Servicing Agreement. In that capacity, Wells Fargo is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the trustee for the benefit of the Certificateholders. Wells Fargo maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo maintains its commercial document custody facilities in Minneapolis, Minnesota. As of December 31, 2011, Wells Fargo was acting as custodian of more than 60,000 commercial mortgage loan files.

The assessment of compliance with applicable servicing criteria for the twelve months ended December 31, 2011, furnished pursuant to Item 1122 of Regulation AB by the Corporate Trust Services division of Wells Fargo (the “2011 Wells Corporate Trust Assessment”), discloses that material instances of noncompliance occurred with respect to the servicing criteria described in Items 1122(d)(3)(i)(B) and 1122(d)(3)(ii) of Regulation AB. Specifically, (a) certain amounts allocated and remitted to investors were not calculated in accordance with the terms specified in the transaction agreements, and (b) certain reports to investors did not provide information calculated in accordance with the terms specified in the transaction agreements with respect to waterfall calculations and/or reporting disclosures.

As of December 31, 2011, the platform to which the 2011 Wells Corporate Trust Assessment relates consisted, in part, of (i) approximately 2052 residential mortgage backed securities (“RMBS”) transactions with over 24,000 payment/reporting cycles, and (ii) approximately 279 CMBS transactions with over 3,000 payment/reporting cycles. The errors that contributed to the material instances of noncompliance described on the 2011 Wells Corporate Trust Assessment occurred on certain RMBS and CMBS transactions in the platform and consisted of (x) payment errors and corresponding investor reporting errors that impacted approximately 2.2% of the RMBS payment/reporting cycles and approximately 0.2% of the CMBS payment/reporting cycles, and (y) investor reporting errors without corresponding payment errors that impacted approximately 0.6% of the RMBS payment/reporting cycles and approximately 0.4% of the CMBS payment/reporting cycles. The 2011 Wells Corporate Trust Assessment discusses certain payment and reporting errors that occurred on RMBS transactions containing multi-group features, which are a subset of the errors impacting RMBS payment/reporting cycles described above.

The 2011 Wells Corporate Trust Assessment also states that necessary adjustments have been made to the waterfall models and investor reports to correct the errors that contributed to the material instance of noncompliance and such adjustments are expected to prevent similar future errors.

The foregoing information set forth under this heading “The Certificate Administrator” has been provided by the certificate administrator.

As compensation for the performance of its routine duties, Wells Fargo will be paid a fee (collectively, the “Certificate Administrator Fee”); provided that the Certificate Administrator Fee includes the Trustee Fee, and the certificate administrator will pay the Trustee Fee to the trustee. The Certificate Administrator Fee will be payable monthly from amounts received in respect of the mortgage loans and will be equal to the product of a rate equal to 0.00445% per annum (the “Certificate Administrator Fee Rate”) and the Stated Principal Balance of the mortgage loans and will be computed in the same manner as interest is calculated on such mortgage loans. The Certificate Administrator Fee Rate includes the Trustee Fee Rate.

The certificate administrator will at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the Pooling and Servicing Agreement, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority, (ii) an institution insured by the Federal Deposit Insurance Corporation and (iii) an institution whose long-term senior unsecured debt is rated at least “Aa3” by Moody’s and “AA-” by Fitch; provided that the certificate administrator will not become ineligible to serve based on a failure to satisfy such rating requirements as long as the certificate administrator maintains a long-term unsecured debt rating of no less than “A2” by Moody’s and “A” from Fitch.

The certificate administrator makes no representations as to the validity or sufficiency of the Pooling and Servicing Agreement (other than as to it being a valid obligation of the certificate administrator), the Certificates, the Mortgage Loans, this prospectus supplement (other than as to the accuracy of the information provided by the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by or on behalf of the master servicer or the special servicer of any funds paid to the master servicer or any special servicer in respect of the Certificates or the Mortgage Loans, or any funds deposited into or withdrawn from the certificate account or any other account by or on behalf of the master servicer or any special servicer. The Pooling and Servicing Agreement provides that no provision of such agreement will be construed to relieve the certificate administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct or bad faith.

The Pooling and Servicing Agreement provides that the certificate administrator will not be liable for an error of judgment made in good faith by a responsible officer of the certificate administrator, unless it is proven that the certificate administrator was negligent in ascertaining the pertinent facts. In addition, the certificate administrator will not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates entitled to greater than 50% of the percentage interest of each affected Class, or of the aggregate Voting Rights of the Certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the certificate administrator, or exercising any trust or power conferred upon the certificate administrator, under the Pooling and Servicing Agreement (unless a higher percentage of Voting Rights is required for such action).

The certificate administrator and any director, officer, employee, representative or agent of the certificate administrator, will be entitled to indemnification by the Issuing Entity, to the extent of amounts held in the Certificate Account or the Lower-Tier REMIC Distribution Account from time to time, for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees and expenses) arising out of or incurred by the certificate administrator in connection with its participation in the transaction and any act or omission of the certificate administrator relating to the exercise and performance of any of the powers and duties of the certificate administrator (including in any capacities in which it serves, e.g., paying agent, REMIC administrator, authenticating agent, certificate custodian, certificate registrar and 17g-5 Information Provider) under the Pooling and Servicing Agreement. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the certificate administrator pursuant to the Pooling and Servicing Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the certificate administrator in the performance of its obligations and duties under the Pooling and

Servicing Agreement, or by reason of its negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the certificate administrator made in the Pooling and Servicing Agreement.

The certificate administrator will be the REMIC administrator and the 17g-5 Information Provider.

The certificate administrator will be permitted at any time to resign from its obligations and duties under the Pooling and Servicing Agreement by giving written notice to the depositor, the master servicer, the special servicer, the trustee, the senior trust advisor, the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website) and promptly, but not earlier than the second business day following the delivery of such notice to the 17g-5 Information Provider, the Rating Agencies. Upon receiving this notice of resignation, the trustee will be required to promptly appoint a successor certificate administrator (which may be the trustee). If no successor certificate administrator has accepted an appointment within a specified period after the giving of notice of resignation, the resigning certificate administrator may petition any court of competent jurisdiction to appoint a successor certificate administrator.

Resignation and Removal of the Certificate Administrator

The certificate administrator will be permitted at any time to resign from its obligations and duties under the Pooling and Servicing Agreement by giving written notice to the depositor, the master servicer, the special servicer, the trustee and to all Certificateholders, which notice will be posted to the certificate administrator’s website pursuant to the Pooling and Servicing Agreement. Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor certificate administrator. If no successor certificate administrator has accepted an appointment within 30 days after the giving of notice of resignation, the resigning certificate administrator may petition any court of competent jurisdiction to appoint a successor certificate administrator.

If at any time the certificate administrator ceases to be eligible to continue as certificate administrator under the Pooling and Servicing Agreement, or if at any time the certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the certificate administrator, the depositor will be authorized to remove the certificate administrator and appoint a successor certificate administrator. In addition, holders of the certificates entitled to at least 75% of the Voting Rights may at any time, with or without cause, remove the certificate administrator under the Pooling and Servicing Agreement and appoint a successor certificate administrator. In the event that holders of the Certificates entitled to at least 75% of the Voting Rights elect to remove the certificate administrator without cause and appoint a successor, the successor certificate administrator will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the certificate administrator and appointment of a successor certificate administrator will not become effective until acceptance of appointment by the successor certificate administrator.

The Master Servicer

Wells Fargo will be the master servicer of the mortgage loans pursuant to the Pooling and Servicing Agreement. Wells Fargo is a national banking association organized under the laws of the United States of America, and is a wholly-owned direct and indirect subsidiary of Wells Fargo & Company. Wells Fargo will also be the certificate administrator, custodian, certificate registrar and authenticating agent and is an affiliate of Wells Fargo Securities, LLC, an underwriter for the offering of the offered certificates. On December 31, 2008, Wells Fargo & Company acquired Wachovia Corporation, the owner of Wachovia Bank, National Association (“Wachovia”), and Wachovia Corporation merged with and into Wells Fargo & Company. On March 20, 2010, Wachovia merged with and into Wells Fargo. Like Wells Fargo, Wachovia acted as master servicer of securitized commercial and multifamily mortgage loans and, following the merger of the holding companies, Wells Fargo and Wachovia began to integrate their two servicing platforms under a senior management team that is a combination of both legacy Wells Fargo managers and legacy Wachovia managers. That integration is continuing.

Wells Fargo provides warehouse financing to an affiliate of LCF, a sponsor and a mortgage loan seller, through a repurchase facility. Ladder Holdings guarantees certain obligations of the applicable LCF Financing Affiliate under that repurchase facility. Some of the LCF Mortgage Loans are subject to that repurchase facility. If such is the case at the time the Certificates are issued, then LCF will use the proceeds from its sale of the LCF Mortgage Loans to the depositor to, among other things, acquire the related warehoused LCF Mortgage Loans from the applicable LCF Financing Affiliate, and the applicable LCF Financing Affiliate will, in turn, use the funds that it receives from LCF to, among other things, reacquire the related warehoused LCF Mortgage Loans from Wells Fargo free and clear of any liens. Pursuant to certain servicing agreements between Wells Fargo and certain LCF Financing Affiliates, Wells Fargo acts as interim servicer with respect to the LCF Mortgage Loans subject to the above described repurchase facility, as well as all other LCF Mortgage Loans. There are currently no outstanding servicing advances made by Wells Fargo in regards to any LCF Mortgage Loan. Wells Fargo is also the custodian of the loan files with respect to the LCF Mortgage Loans. See “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” below.

The principal west coast commercial mortgage master servicing offices of Wells Fargo are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612. The principal east coast commercial mortgage master servicing offices of Wells Fargo are located at MAC D1086-120, 550 South Tryon Street, Charlotte, North Carolina 28202.

Wells Fargo has been master servicing securitized commercial and multifamily mortgage loans in excess of ten years. Wells Fargo’s primary servicing system runs on McCracken Financial Solutions Corp.’s Strategy CS software. Wells Fargo reports to trustees and certificate administrators in the CREFC format. The following table sets forth information about Wells Fargo’s portfolio of master or primary serviced commercial and multifamily mortgage loans (including loans in securitization transactions and loans owned by other investors) as of the dates indicated:
Commercial and Multifamily Mortgage Loans	As of 12/31/2009	As of 12/31/2010	As of 12/31/2011
By Approximate Number:	41,703	39,125	38,132
By Approximate Aggregate Unpaid Principal Balance (in billions):	$473.4	$451.0	$437.7

Within this portfolio, as of December 31, 2011, are approximately 26,728 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $358.6 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities. In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wells Fargo also services whole loans for itself and a variety of investors. The properties securing loans in Wells Fargo’s servicing portfolio, as of December 31, 2011, were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hotel and other types of income-producing properties.

In its master servicing and primary servicing activities, Wells Fargo utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wells Fargo to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The table below sets forth information regarding principal and interest advances and servicing advances made by Wells Fargo, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations. The information set forth below is the average amount of such advances outstanding over the periods indicated (expressed as a dollar amount and as a percentage of Wells Fargo’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).
Period	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
Calendar Year 2009	$370,868,977,095	$492,576,563	0.13%
Calendar Year 2010	$350,208,413,696	$1,560,768,558	0.45%
Calendar Year 2011	$340,805,885,266	$1,880,456,070	0.55%

*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.

Wells Fargo is rated by Fitch, S&P and Morningstar Credit Ratings, LLC (“Morningstar”) as a primary servicer and a master servicer of commercial mortgage loans. Wells Fargo’s servicer ratings by each of these agencies is outlined below:
	Fitch	S&P	Morningstar
Primary Servicer:	CPS2+	Above Average	MOR CS2
Master Servicer:	CMS2	Above Average	MOR CS2

The long-term deposits of Wells Fargo are rated “AA-” by S&P, “Aa3” by Moody’s and “AA-” by Fitch. The short-term deposits of Wells Fargo are rated “A-1+” by S&P, “P-1” by Moody’s and “F1+” by Fitch.

Wells Fargo has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event. Wells Fargo’s master servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wells Fargo’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation.

Wells Fargo may perform any of its obligations under the Pooling and Servicing Agreement through one or more third-party vendors, affiliates or subsidiaries. Notwithstanding the foregoing, the master servicer will remain responsible for its duties thereunder. Wells Fargo may engage third-party vendors to provide technology or process efficiencies. Wells Fargo monitors its third-party vendors in compliance with its internal procedures and applicable law. Wells Fargo has entered into contracts with third-party vendors for the following functions:

●	provision of Strategy and Strategy CS software;

●	tracking and reporting of flood zone changes;

●	abstracting of leasing consent requirements contained in loan documents;

●	legal representation;

●	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wells Fargo;

●	entry of new loan data;

●	performance of property inspections;

●	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes; and

●	Uniform Commercial Code searches and filings.

Wells Fargo may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on the mortgage loans. Wells Fargo monitors and reviews the performance of sub-servicers appointed by it. Generally, all amounts received by Wells Fargo on the mortgage loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Wells Fargo and will then be allocated and transferred to the appropriate account as described in this prospectus supplement. On the day any amount is to be disbursed by Wells Fargo, that amount is transferred to a common disbursement account prior to disbursement.

Wells Fargo (in its capacity as the master servicer) will not have primary responsibility for custody services of original documents evidencing the mortgage loans. On occasion, Wells Fargo may have custody of certain of such documents as are necessary for enforcement actions involving the mortgage loans or otherwise. To the extent Wells Fargo performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

A Wells Fargo proprietary website (www.wellsfargo.com/com/) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Wells Fargo & Company files reports with the SEC as required under the Exchange Act. Such reports include information regarding Wells Fargo and may be obtained at the website maintained by the SEC at www.sec.gov.

There are no legal proceedings pending against Wells Fargo, or to which any property of Wells Fargo is subject, that are material to the Certificateholders, nor does Wells Fargo have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The assessment of compliance with applicable servicing criteria for the twelve months ended December 31, 2011, furnished pursuant to Item 1122 of Regulation AB by the Commercial Mortgage Servicing division of Wells Fargo (the “2011 Wells CMS Assessment”), discloses the following material instances of noncompliance with respect to the servicing criteria described in Item 1122(d)(4)(i) of Regulation AB:

“With respect to certain commercial mortgage loans, [Wells Fargo] failed to timely file continuation statements for certain Uniform Commercial Code (“UCC”) financing statements as required by the transaction agreements, thereby causing such UCC financing statements to lapse. As a result of the non-compliance described above, certain non-possessory security interests in certain types of personal property collateral for these loans became unperfected and, as a result, subject to a possible loss of priority.”

The 2011 Wells CMS Assessment also states that it promptly filed new UCC financing statements for these loans and made improvements to its systems and procedures for the filing of UCC continuation statements.

The information set forth under this heading “The Master Servicer” has been provided by the master servicer.

The master servicer will be required to pay all expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement as described in this prospectus supplement), including all fees of any subservicers retained by it.

The Special Servicer

Midland Loan Services, a Division of PNC Bank, National Association (“Midland”) will be the special servicer and in this capacity will initially be responsible for the servicing and administration of the Specially Serviced Mortgage Loans and REO Properties pursuant to the Pooling and Servicing Agreement.

Midland is an affiliate of BlackRock Financial Management, Inc. BlackRock Financial Management, Inc., on behalf of one or more managed funds or accounts, is expected to be the initial directing certificateholder under the Pooling and Servicing Agreement. Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

Midland is a real estate financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial and multifamily mortgage-backed securities (“CMBS”) by S&P, Moody’s, Fitch, and Morningstar. Midland has received the highest rankings as a master, primary and special servicer of real estate assets under U.S. CMBS transactions from S&P, Fitch and Morningstar. For each category, S&P ranks Midland as “Strong”, Fitch ranks Midland as “1”, and Morningstar ranks Midland as “CS1”. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae approved multifamily loan servicer.

Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s servicing agreements, including procedures for managing delinquent and special serviced loans. The policies and procedures are reviewed annually and centrally managed. Furthermore Midland’s disaster recovery plan is reviewed annually.

Midland will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

From time to time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the Pooling and Servicing Agreement.

Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage backed securities transactions that it services. Certificateholders, prospective transferees of the certificates and other appropriate parties may obtain access to CMBS Investor Insight through Midland’s website at www.pnc.com/Midland. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight.

As of March 31, 2012, Midland was servicing approximately 33,640 commercial and multifamily mortgage loans with a principal balance of approximately $268 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada. Approximately 12,144 of such loans, with a total principal balance of approximately $127 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income producing properties. As of March 31, 2012, Midland was named the special servicer in approximately 139 commercial mortgage backed securities transactions with an aggregate outstanding principal balance of approximately $73 billion. With respect to such transactions as of such date, Midland was administering approximately 332 assets with an outstanding principal balance of approximately $3.7 billion.

Midland has been servicing mortgage loans in CMBS transactions since 1992. The table below contains information on the size of the portfolio of commercial and multifamily mortgage loans in CMBS and other servicing transactions for which Midland has acted as master and/or primary servicer from 2009 to 2011.
Portfolio Size – Master/Primary	Calendar Year-End (Approximate amounts in billions)
	2009	2010	2011
CMBS	$145	$136	$130
Other	$130	$133	$137
Total	$275	$269	$267

Midland has acted as a special servicer for commercial and multifamily mortgage loans in CMBS transactions since 1992. The table below contains information on the size of the portfolio of specially serviced commercial and multifamily mortgage loans and REO Properties that have been referred to Midland as special servicer in CMBS transactions from 2009 to 2011.
Portfolio Size – CMBS Special Servicing	Calendar Year-End (Approximate amounts in billions)
	2009	2010	2011
Total	$101	$63	$75

Midland may enter into one or more arrangements with the directing holder, holders of controlling class certificates or any person with the right to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, Midland’s appointment as special servicer under the Pooling and Servicing Agreement, any related co-lender agreement and the limitations on such person’s right to remove the special servicer.

Midland Loan Services, a Division of PNC Bank, National Association acts as a shadow servicer for the mortgage loans subject to a repurchase facility that one of the LCF Financing Affiliates has with JPMorgan Chase Bank, National Association.

The foregoing information set forth under this heading “The Special Servicer” has been provided by the special servicer.

Replacement of the Special Servicer

Except as limited by certain conditions described under “Transaction Parties—The Special Servicer”, the special servicer may be removed, and a successor special servicer appointed at any time, other than after the occurrence of and during the continuance of a Control Event, by the Directing Certificateholder, provided that each Rating Agency provides a Rating Agency Confirmation. All costs and expenses of any such termination made by the Directing Certificateholder without cause will be paid by the Holders of the Controlling Class.

After the occurrence of and during the continuance of a Control Event, upon (i) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Appraisal Reductions to notionally reduce the Certificate Balances) of the Principal Balance Certificates requesting a vote to replace the special servicer with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of those holders of certificates requesting such vote), the certificate administrator will be required to post notice of the same on the certificate administrator’s website and conduct the solicitation of votes of all certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates evidencing at least 75% of the aggregate Voting Rights (taking into account the application of any Realized Losses and the application of any Appraisal Reductions to notionally reduce the Certificate Balances) of all Principal Balance Certificates on an aggregate basis, the trustee will be required to terminate all of the rights and obligations of the special servicer under the Pooling and Servicing Agreement and appoint the successor special servicer designated by such Certificateholders; provided such successor special servicer is a Qualified Replacement Special Servicer, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the Pooling and Servicing Agreement, which survive such termination. The certificate administrator will include on each Statement to Certificateholders a statement that each Certificateholder may access such notices via the certificate administrator’s website and that each Certificateholder may register to receive electronic mail notifications when such notices are posted thereon.

A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to special servicers in the Pooling and Servicing Agreement, (ii) is not an affiliate of the senior trust advisor, (iii) is not obligated to pay the senior trust advisor (x) any fees or otherwise compensate the senior trust advisor in respect of its obligations under the Pooling and Servicing Agreement, and (y) for the appointment of the successor special servicer or the recommendation by the senior trust advisor for the replacement special servicer to become the special servicer, (iv) is not entitled to receive any compensation from the senior trust advisor and (v) is not entitled to receive any fee from the senior trust advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the Certificateholders.

In addition, after the occurrence of a Consultation Termination Event, if the senior trust advisor determines that the special servicer is not performing its duties in accordance with the Servicing Standard, the senior trust advisor will have the right to recommend the replacement of the special servicer. In such event, the senior trust advisor will be required to deliver to the certificate administrator, with a copy to the trustee and the special servicer, a written recommendation detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer. The certificate administrator will be required to notify each Certificateholder of the recommendation and post it on the certificate administrator’s internet website. The senior trust advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates evidencing at least a majority of the aggregate Voting Rights (taking into account the application of any Appraisal Reductions to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis. In the event the holders of such Principal Balance Certificates elect to remove and replace the special servicer, the senior trust advisor will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time. In the event the certificate administrator receives a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the Pooling and Servicing Agreement), the trustee will then be required to terminate all of the rights and obligations of the special servicer under the Pooling and Servicing Agreement and to appoint the successor special servicer approved by the Certificateholders, provided such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of advances and other rights set forth in the Pooling and Servicing Agreement which survive termination. The reasonable costs and expenses associated with obtaining such Rating Agency Confirmations and administering the vote of the applicable holders of the Principal Balance Certificates and the senior trust advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense.

In any case, the trustee will notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the senior trust advisor must be a Qualified Replacement Special Servicer.

Servicing and Other Compensation and Payment of Expenses

The master servicer, special servicer, certificate administrator, trustee and senior trust advisor will be entitled to payment of certain fees as compensation for its services performed under the Pooling and Servicing Agreement. Below is a summary of the fees payable to the master servicer, special servicer, certificate administrator, trustee and senior trust advisor from amounts that the trust fund is entitled to receive. Certain additional fees and costs payable by the related borrowers are allocable to the master servicer, special servicer, trustee and senior trust advisor, but such amounts are not payable from amounts that the trust fund is entitled to receive.
Type/Recipient	Amount	Source(1)	Frequency
Fees
Servicing Fee / Master Servicer
With respect to the pool of mortgage loans in the trust, the product of the monthly portion of the related annual Servicing Fee Rate(2) calculated on the outstanding principal amount of each mortgage loan in the trust.

First, out of recoveries of interest with respect to that mortgage loan and then, if the related mortgage loan and any related REO Property has been liquidated, out of general collections on deposit in the Certificate Account.
Monthly
Special Servicing Fee / Special Servicer
With respect to each mortgage loan that is being specially serviced or as to which the related Mortgaged Property has become an REO Property, the product of the monthly portion of the annual Special Servicing Fee Rate(3) computed on the basis of the same principal amount in respect of which any related interest payment is due on such mortgage loan or REO Loan.
		First, from any revenues received with respect to the related mortgage loan or any related REO Property, and then from general funds on deposit in the Certificate Account.	Monthly
Workout Fee / Special Servicer(4)
With respect to each mortgage loan that is a Corrected Mortgage Loan, the Workout Fee Rate of 1.00% multiplied by all payments of interest and principal received on the subject mortgage loan for so long as it remains a Corrected Mortgage Loan.
		Out of each collection of interest, principal, and prepayment consideration received on the related mortgage loan and then from general funds on deposit in the Certificate Account.	Time to time
Liquidation Fee / Special Servicer(4)
With respect to any Specially Serviced Mortgage Loan and REO Property for which the Special Servicer obtains a full or partial payment of any liquidation proceeds, insurance proceeds and condemnation proceeds an amount calculated by application of a Liquidation Fee Rate of 1.00% to the related payment or proceeds (exclusive of default interest).

From any liquidation proceeds, insurance proceeds, condemnation proceeds and any other revenues received with respect to the related mortgage loan or any related REO Property and then from general funds on deposit in the Certificate Account.
Time to time
Additional Servicing Compensation / Master Servicer and/or Special Servicer
All modification fees, assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and other processing fees actually collected on the mortgage loans.(5)
		Related payments made by borrowers with respect to the related Mortgage Loans.	Time to time
Certificate Administrator Fee / Certificate Administrator	With respect to each Distribution Date, an amount equal to the product of the monthly portion of	Out of general funds on deposit in the Certificate Account or the Distribution Account.	Monthly

Type/Recipient	Amount	Source(1)	Frequency
Fees
the annual Certificate Administrator Fee Rate(6) multiplied by the total outstanding principal amount of each mortgage loan in the trust.
Trustee Fee / Trustee
With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Trustee Fee Rate(7) multiplied by the total outstanding principal amount of each mortgage loan in the trust.
		Out of general funds on deposit in the Certificate Account or the Distribution Account.	Monthly
Senior Trust Advisor Fee / Senior Trust Advisor
With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Senior Trust Advisor Fee Rate(8) multiplied by the total outstanding principal amount of each mortgage loan in the trust.

First, out of recoveries of interest with respect to that mortgage loan and then, if the related mortgage loan and any related REO Property has been liquidated, out of general collections on deposit in the Certificate Account.
Monthly
Senior Trust Advisor Consulting Fee / Senior Trust Advisor	$15,000 for each Major Decision made with respect to a mortgage loan or such lesser amount as the related borrower agrees to pay with respect to such mortgage loan.	From the related borrower.	Time to time
Servicing Advances / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any servicing advances.	First, from funds collected with respect to the related mortgage loan and then out of general funds on deposit in the Certificate Account, subject to certain limitations.	Time to time
Interest on Servicing Advances / Master Servicer, Special Servicer or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.
First, out of default interest and late payment charges on the related mortgage loan and then, after or at the same time that advance is reimbursed, out of any other amounts then on deposit in the Certificate Account.
Monthly
P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related mortgage loan and then out of general funds on deposit in the Certificate Account, subject to certain limitations.	Time to time

Type/Recipient	Amount	Source(1)	Frequency
Fees
Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.
First, out of default interest and late payment charges on the related mortgage loan and then, after or at the same time that advance is reimbursed, out of any other amounts then on deposit in the Certificate Account.
Monthly
Indemnification Expenses / Trustee, Certificate Administrator, Depositor, Master Servicer or Special Servicer and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the Pooling and Servicing Agreement.	Out of general funds on deposit in the Certificate Account or the Distribution Account, subject to certain limitations.	Time to time

(1)
Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the master servicer or the trustee in the case of amounts owed to any of them) prior to distributions on the Certificates.

(2)	The Servicing Fee Rate for each mortgage loan will be a per annum rate ranging from 0.0600% to 0.1700%, as described below.

(3)	The Special Servicing Fee Rate for each mortgage loan will equal 0.25% per annum, as described in this “—Servicing and Other Compensation and Payment of Expenses” section.

(4)	Subject to certain offsets as described below. Circumstances as to when a Liquidation Fee is not payable are set forth in this “—Servicing and Other Compensation and Payment of Expenses” section.

(5)	Allocable between the master servicer and the special servicer as provided in the Pooling and Servicing Agreement.

(6)	The Certificate Administrator Fee Rate will equal 0.00445% per annum, as described above under “—The Certificate Administrator”.

(7)	The Trustee Fee Rate will equal 0.00045% per annum, which is included in the Certificate Administrator Fee Rate.

(8)	The Senior Trust Advisor Fee Rate will equal 0.0020% per annum, as described below under “Servicing of the Mortgage Loans—The Senior Trust Advisor—Senior Trust Advisor Compensation”.

The fee of the master servicer including the fee of any primary or sub-servicer (the “Servicing Fee”) will be payable monthly from interest received in respect of each mortgage loan and will accrue at a rate (the “Servicing Fee Rate”), equal to a per annum rate ranging from 0.0600% to 0.1700%. In addition to the Servicing Fee, the master servicer will be entitled to retain, as additional servicing compensation, the following amounts to the extent collected from the related borrower: (1) 100% of Excess Modification Fees related to any modifications, waivers, extensions or amendments of any mortgage loans that are not Specially Serviced Mortgage Loans, provided that with respect to such transactions, the consent of the special servicer is not required for the related transaction and, in the event that the special servicer’s consent is required, then the master servicer will be entitled to 50% of such fees, (2) 100% of all assumption application fees received on any mortgage loans that are not Specially Serviced Mortgage Loans (whether or not the consent of the special servicer is required) and all defeasance fees, (3) 100% of assumption, waiver, consent and earnout fees on any mortgage loans that are not Specially Serviced Mortgage Loans, provided that with respect to such transactions, the consent of the special servicer is not required to take such actions, (4) a specified percentage of all assumption, waiver, consent and earnout fees, in each case, with respect to all mortgage loans that are not Specially Serviced Mortgage Loans, but arise from a transaction that requires the approval of the special servicer and (5) late payment charges and default interest paid by the borrowers (that were accrued while the related mortgage loans were not Specially Serviced Mortgage Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses incurred with respect to the related mortgage loan since the Closing Date. The master servicer also is authorized but not required to invest or direct the investment of funds held in the Certificate Account in Permitted Investments, and the master servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement. The master servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.

“Excess Modification Fees” means, with respect to any mortgage loan, the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of a mortgage loan, over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the Trust with respect to the related mortgage loan and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Modification Fees” means, with respect to any mortgage loan, any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of the mortgage loan documents (as evidenced by a signed writing) agreed to by the master servicer or the special servicer (other than all assumption fees, assumption application fees, consent fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

With respect to each of the master servicer and special servicer, the Excess Modification Fees collected and earned by such person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such person from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.0% of the outstanding principal balance of the related mortgage loan on the closing date of the related modification, extension, waiver or amendment (after giving effect to such modification, extension, waiver or amendment) with respect to any mortgage loan.

The Servicing Fee is calculated on the Stated Principal Balance of the mortgage loans in the same manner as interest is calculated on the mortgage loans. The Servicing Fee for each mortgage loan is included in the Administrative Cost Rate listed for that mortgage loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on the basis of twelve 30-day months, assuming a 360-day year (“30/360 Basis”) for purposes of calculating the Net Mortgage Rate.

Pursuant to the terms of the Pooling and Servicing Agreement, Wells Fargo will be entitled to retain a portion of the Servicing Fee with respect to each mortgage loan; provided that Wells Fargo may not retain any portion of the Servicing Fee to the extent that portion of the Servicing Fee is required to appoint a successor master servicer. In addition, Wells Fargo will have the right to assign and transfer its rights to receive that retained portion of its Servicing Fee to another party.

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Mortgage Loan and REO Loan at a rate equal to 0.25% per annum (the “Special Servicing Fee Rate”) calculated on the basis of the Stated Principal Balance of the related mortgage loan (including any REO Loan) and in the same manner as interest is calculated on the Specially Serviced Mortgage Loans, and will be payable monthly, first from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related REO Property or Specially Serviced Mortgage Loan and then from general collections on all the mortgage loans and any REO Properties in the trust fund.

The “Workout Fee” will generally be payable with respect to each Corrected Mortgage Loan and will be calculated by application of a “Workout Fee Rate” of 1.00% to each collection of interest and principal (including scheduled payments, prepayments, balloon payments, and payments at maturity) received on the respective mortgage loan for so long as it remains a Corrected Mortgage Loan; provided, however that after receipt by the special servicer of Workout Fees with respect to such Corrected Mortgage Loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided further, however, that in the event the Workout Fee collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the special servicer will be entitled to an amount from the final payment on the related mortgage loan that would result in the total Workout Fees payable to the special servicer in respect of that mortgage loan to be $25,000. The “Excess Modification Fee Amount” with respect to either the master servicer or the special servicer, any Corrected Mortgage Loan and any particular modification, waiver, extension or amendment that gives rise to the payment of a Workout Fee, is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related mortgage loan or REO Loan and received and retained by the master servicer or the special servicer, as applicable, as compensation within the prior 12 months of such modification, waiver, extension or amendment, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if the Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan but will become payable again if and when the mortgage loan again becomes a Corrected Mortgage Loan. The Workout Fee with respect to any Specially Serviced Mortgage Loan that becomes a Corrected Mortgage Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to a related mortgage loan or REO Loan and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee; provided, however, no Workout Fee will be less than $25,000.

If the special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all Workout Fees payable with respect to a mortgage loan that became a Corrected Mortgage Loan during the period that it acted as special servicer and remained a Corrected Mortgage Loan at the time of that termination or resignation, except that such Workout Fees will cease to be payable if the Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If the special servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Mortgage Loans for which the resigning or terminated special servicer had cured the event of default through a modification, restructuring or workout negotiated by the special servicer and evidenced by a signed writing, but which had not as of the time the special servicer resigned or was terminated become a Corrected Mortgage Loan solely because the borrower had not made three consecutive timely Periodic Payments and which subsequently becomes a Corrected Mortgage Loan as a result of the borrower making such three consecutive timely Periodic Payments.

A “Liquidation Fee” will be payable to the special servicer with respect to each Specially Serviced Mortgage Loan or REO Property as to which the special servicer (a) receives a full or discounted payoff from the related borrower or (b) receives any Liquidation Proceeds or Insurance and Condemnation Proceeds. The Liquidation Fee for each Specially Serviced Mortgage Loan will be payable from, and will be calculated by application of a “Liquidation Fee Rate” of 1.00% to the related payment or proceeds; provided that the Liquidation Fee with respect to any Specially Serviced Mortgage Loan will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related mortgage loan or REO Property and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee; provided, however, no Liquidation Fee will be less than $25,000. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with (i) the repurchase of, or substitution for, any mortgage loan by a mortgage loan seller for a breach of representation or warranty or for defective or deficient mortgage loan documentation within the time period (or extension thereof) provided for such repurchase or substitution if such repurchase or substitution occurs prior to the termination of the Extended Resolution Period, (ii) the purchase of any Specially Serviced Mortgage Loan that is subject to mezzanine indebtedness by the holder of a related mezzanine loan, within the 90 days following the date that such holder’s option to purchase the mortgage loan first becomes exercisable, (iii) the purchase of all of the mortgage loans and REO Properties in connection with an optional termination of the trust fund, or (iv) the purchase of any Specially Serviced Mortgage Loan by the special servicer or any affiliate thereof (except if such affiliate is the Directing Certificateholder or any affiliate thereof; provided, however, if prior to a Control Event, such Directing Certificateholder or any affiliate thereof purchases any Specially Serviced Mortgage Loan within 90 days after the special servicer delivers to such Directing Certificateholder for approval the initial Asset Status Report with respect to such Specially Serviced Mortgage Loan, the special servicer will not be entitled to a liquidation fee in connection with such purchase by the Directing Certificateholder or its affiliates). The special servicer may not receive a Workout Fee and a Liquidation Fee with respect to the same proceeds collected on a mortgage loan.

The special servicer will also be entitled to additional servicing compensation in the form of (i) all Excess Modification Fees related to modifications, waivers, extensions or amendments of any Specially Serviced Mortgage Loans, (ii) all assumption application fees and assumption fees received with respect to the Specially Serviced Mortgage Loans, and (iii) a specified percentage of all Excess Modification Fees and assumption, consent and earnout fees received with respect to all mortgage loans that are not Specially Serviced Mortgage Loans and for which the special servicer’s consent or approval is required. The special servicer will also be entitled to late payment charges and default interest paid by the borrowers and accrued while the related mortgage loans were Specially Serviced Mortgage Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses with respect to the related mortgage loan since the Closing Date.

Although the master servicer and the special servicer are each required to service and administer the pool of mortgage loans in accordance with the Servicing Standard above and, accordingly, without regard to their rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the master servicer or the special servicer, as the case may be, with an economic disincentive to comply with this standard.

As and to the extent described in this prospectus supplement under “Description of the Certificates—Advances”, the master servicer, the trustee and the special servicer, as applicable, will be entitled to receive interest on Advances, which will be paid contemporaneously with the reimbursement of the related Advance.

Each of the master servicer and the special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement. Neither the master servicer nor the special servicer will be entitled to reimbursement for any expenses incurred by it except as expressly provided in the Pooling and Servicing Agreement. The master servicer will be responsible for all fees payable to any sub-servicers. See “Description of the Certificates—Distributions—Method, Timing and Amount” in this prospectus supplement.

The master servicer and the special servicer may delegate certain of their servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party sub-servicers; provided that the master servicer and the special servicer, as applicable, will remain obligated under the Pooling and Servicing Agreement. A sub-servicer may be an affiliate of the depositor, the master servicer or the special servicer. Each sub-servicing agreement between the master servicer or special servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason the master servicer or special servicer, as applicable, is no longer acting in that capacity, the trustee or any successor master servicer or special servicer, as applicable, may assume or terminate such parties’ rights and obligations under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated (following the expiration of any applicable grace period) if the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the master servicer pursuant to the Pooling and

Servicing Agreement or such Sub-Servicing Agreement or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the Pooling and Servicing Agreement to perform its obligations under the Pooling and Servicing Agreement. The master servicer or special servicer, as applicable, will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers removal to be in the best interests of Certificateholders. However, no sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the mortgage loan documents, without the consent of the master servicer or special servicer, as applicable.

Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer retained by the master servicer, without regard to whether the master servicer’s compensation pursuant to the Pooling and Servicing Agreement is sufficient to pay those fees. Each master servicer will be required to be reimbursed by the master servicer for certain expenditures which such master servicer makes, generally to the same extent the master servicer would be reimbursed under the Pooling and Servicing Agreement.

If a borrower prepays a mortgage loan in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees and any Excess Interest) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected, constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a mortgage loan in whole or in part after the Determination Date (or, with respect to each mortgage loan with a due date occurring after the related Determination Date, the related due date) in any calendar month and does not pay interest on such prepayment through the following due date, then the shortfall in a full month’s interest (net of related Servicing Fees and any Excess Interest) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls or required to be paid as Compensating Interest Payments) collected on the mortgage loans will be retained by the master servicer as additional servicing compensation.

The master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account on each Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an amount equal to the lesser of:

(i)    the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the mortgage loans (other than a Specially Serviced Mortgage Loan or a mortgage loan on which the special servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date, and

(ii)   the aggregate of (A) that portion of its Servicing Fees for the related Distribution Date that is, in the case of each and every mortgage loan and REO Loan for which such Servicing Fees are being paid in such Due Period, calculated at 0.01% per annum, and (B) all Prepayment Interest Excesses received by the master servicer during such Due Period with respect to the related mortgage loans subject to such prepayment.

If a Prepayment Interest Shortfall occurs as a result of the master servicer allowing the related borrower to deviate from the terms of the related mortgage loan documents regarding principal prepayments (other than (x) subsequent to a default under the related mortgage loan documents, (y) pursuant to applicable law or a court order, or (z) at the request or with the consent of the special servicer or, so long as a Control Event has not occurred or is not continuing, the Directing Certificateholder), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the amount in clause (ii) above will be the aggregate of (a) all Servicing Fees earned and received by the master servicer for such Due Period, (b) all Prepayment Interest Excesses with respect to the mortgage loans serviced by the master servicer and (c) to the extent earned on principal prepayments, net investment earnings payable to the master servicer for such Due Period received by the master servicer during such Due Period with respect to the mortgage loan subject to such prepayment. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

The Senior Trust Advisor

Pentalpha Surveillance LLC, a Delaware limited liability company (“Pentalpha Surveillance”) will act as senior trust advisor under the Pooling and Servicing Agreement.

Pentalpha Surveillance, located in Amherst, New York, is privately held and exclusively dedicated to providing independent oversight of loan securitization trusts’ ongoing operations. Pentalpha Surveillance is an affiliate of the privately-owned Pentalpha group of companies, which is headquartered in Greenwich, Connecticut. The Pentalpha group of companies was founded in 1995 and is managed by James Callahan. Mr. Callahan has historically focused on subordinate debt trading and workouts of CMBS and residential real estate, as well as securities backed by consumer and corporate loans.

Pentalpha Surveillance has proprietary software and a team of industry operations veterans dedicated to investigating and resolving many issues including, collections optimization, representation and warranty settlements, derivative contract errors and transaction party disputes. Loans collateralized by real estate and consumer debt represent the majority of its focus. Some of the company’s oversight assignments utilize “after the action” compliance reviews while others are more proactive and include delegated authority that requires Pentalpha Surveillance, to provide “loan-level preapprovals” before a vendor takes an action.

To alleviate concerns regarding conflicts and disclosure of confidential information and operating information, Pentalpha Surveillance is not affiliated with a servicer, special servicer, custodian or trustee. Pentalpha Surveillance and its affiliates have been engaged by individual securitization trusts, financial institutions, institutional investors as well as agencies of the U.S. Government. The Pentalpha group of companies focuses on North American and European financial instruments with a focus on collections.

Proprietary Systems

Pentalpha Surveillance’s database and error detection filters have been coded exclusively for ongoing trust oversight. The software has provision for over 600 loan origination and ongoing servicing data fields per loan plus “reason codes” to manage the dispute resolution process once the firm’s proprietary software and/or investigators have uncovered an operational flaw. More than $0.5 trillion of residential and other income producing loans have been added onto the surveillance system in connection with the services provided by the Pentalpha group of companies.

Specialized Personnel

In many matters there are two teams dedicated to an oversight assignment. The operations specialists, including investigators, damages analysts and settlement negotiators consult with an affiliated capital markets team to resolve disputes in a manner that seeks to be fair to all of the parties and in conformity with the related trust documents. Although Pentalpha Surveillance has been focused on residential mortgage loan surveillance, the capital markets specialists at the Pentalpha group of companies have been engaged in the valuation of, and consulting with respect to, securitized commercial mortgage loans since the Pentalpha group of companies was founded.

Pentalpha Surveillance is not an affiliate of the depositor, the issuing entity, the master servicer, the special servicer, the trustee, the certificate administrator, the sponsors, the mortgage loan sellers or the borrowers.

From time to time Pentalpha Surveillance may be a party to lawsuits and other legal proceedings arising in the ordinary course of business. However, there are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against Pentalpha Surveillance or of which any of its property is the subject, that would have a material adverse effect on

Pentalpha Surveillance’s business or its ability to serve as senior trust advisor pursuant to the Pooling and Servicing Agreement or that is material to the holders of the Certificates.

The information set forth in this prospectus supplement concerning the senior trust advisor has been provided by the senior trust advisor. Neither the depositor nor any other person other than the senior trust advisor makes any representation or warranty as to the accuracy or completeness of such information.

DESCRIPTION OF THE CERTIFICATES

General

The certificates will be issued pursuant to a pooling and servicing agreement, among the depositor, the master servicer, the special servicer, the trustee, the certificate administrator and the senior trust advisor (the “Pooling and Servicing Agreement”) and will represent in the aggregate the entire beneficial ownership interest in J.P. Morgan Chase Commercial Mortgage Securities Trust 2012-C6, which will be a trust fund consisting of, among other things: (1) the mortgage loans and all payments under and proceeds of the mortgage loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property; (3) those funds or assets as from time to time are deposited in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Gain-on-Sale Reserve Account, the Excess Interest Distribution Account or the REO Account, if established; (4) the rights of the mortgagee under all insurance policies with respect to its mortgage loans; and (5) certain rights of the depositor under the Purchase Agreement relating to mortgage loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the mortgage loans it sold to the depositor.

The depositor’s Commercial Mortgage Pass-Through Certificates, Series 2012-C6 will consist of the following classes (each, a “Class”): the Class A-1, Class A-2, Class A-3, Class A-SB certificates (collectively, with the Class A-S Certificates, the “Class A Certificates”), the Class X-A and Class X-B certificates (together, the “Class X Certificates”), and the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class NR and Class R certificates. The Class A Certificates (other than the Class A-S Certificates) and the Class X Certificates are referred to collectively in this prospectus supplement as the “Senior Certificates”. The Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class NR certificates are referred to collectively in this prospectus supplement as the “Subordinate Certificates”. The Class R certificates are sometimes referred to in this prospectus supplement as the “Residual Certificates”. The Senior Certificates and the Subordinate Certificates are collectively referred to in this prospectus supplement as the “Regular Certificates”. The Class A Certificates and the Subordinate Certificates are collectively referred to in this prospectus supplement as the “Principal Balance Certificates”. The Senior Certificates (other than the Class X-B certificates) together with the Class A-S, Class B, Class C and Class D certificates are also referred to in this prospectus supplement as the “Offered Certificates”.

The “Certificate Balance” of any class of Principal Balance Certificates outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the mortgage loans and the other assets in the trust fund. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates will be reduced by any distributions of principal actually made on, and any Collateral Support Deficit actually allocated to, that class of certificates on that Distribution Date. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates will be increased by any Certificate Deferred Interest allocated to such class of certificates and, with respect to any class of Principal Balance Certificates that has unreimbursed Collateral Support Deficit allocated to such class, the Certificate Balance of such class may be increased by the amount of any recoveries of Nonrecoverable Advances, up to the unreimbursed Collateral Support Deficit for such class, allocated in accordance with the distribution priorities described under “—Distributions—Priority” below. The initial Certificate Balance of each class of Principal Balance Certificates offered hereby is expected to be the balance set forth on the cover of this prospectus supplement.

For purposes of determining the Controlling Class under the Pooling and Servicing Agreement and for the exercise of certain Voting Rights as described in this prospectus supplement, the Certificate Balance of each class of Principal Balance Certificates will be notionally reduced by its share of Appraisal Reductions allocated as described in “—Appraisal Reductions” below.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Class X Certificates will not have a Certificate Balance nor will they entitle their holders to distributions of principal, but the Class X Certificates will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”). The Notional Amount of the Class X-A certificates will equal the aggregate of the Certificate Balances of the Class A Certificates outstanding from time to time. The initial Notional Amount of the Class X-A certificates will be approximately $892,986,000. The Notional Amount of the Class X-B certificates will equal the aggregate of the Certificate Balances of the Subordinate Certificates (other than the Class A-S certificates) outstanding from time to time. The initial Notional Amount of the Class X-B certificates will be approximately $240,964,408.

The Class NR certificates will be entitled to receive Excess Interest received on the ARD Loans, if any, irrespective of whether such Class NR certificates have a remaining outstanding Certificate Balance.

The Offered Certificates (other than the Class X-A certificates) will be maintained and transferred in book-entry form and issued in denominations of $10,000 initial Certificate Balance, and integral multiples of $1 in excess of $10,000 and, with respect to the Class X-A certificates, will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amount of not less than $1,000,000, and in integral multiples of $1 in excess of $1,000,000. The “Percentage Interest” evidenced by any certificate (other than the Residual Certificates) is equal to its initial denomination as of the Closing Date, divided by the initial Certificate Balance or Notional Amount of the class to which it belongs.

The Offered Certificates will initially be represented by one or more Global Certificates registered in the name of the nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No person acquiring an interest in the Offered Certificates (this person, a “Certificate Owner”) will be entitled to receive an Offered Certificate in fully registered, certificated form, a definitive certificate, representing its interest in that class, except as set forth under “—Book-Entry Registration and Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from Certificate Owners through its participating organizations (together with Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus supplement to payments, notices, reports and statements to holders of the Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of Offered Certificates, for distribution to Certificate Owners through DTC and its Participants in accordance with DTC procedures.

Until Definitive Certificates are issued, interests in any class of Offered Certificates will be transferred on the book-entry records of DTC and its Participants.

Book-Entry Registration and Definitive Certificates

General. Certificateholders may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants in that system, or indirectly through organizations that are Participants in those systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositories (collectively, the “Depositories”) which in turn will hold those positions in customers’ securities accounts in the Depositories’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations (“Direct Participants”). Indirect access to the DTC system also is available to others (such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant), either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

Because of time-zone differences, it is possible that credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during this processing will be reported to the relevant Clearstream Participant or Euroclear Participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but, due to time-zone differences, may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Certificate Owners that are not Direct or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Offered Certificates may do so only through Direct and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Offered Certificates from the certificate administrator through DTC and its Direct and Indirect Participants. Accordingly, Certificate Owners may experience delays in their receipt of payments, since those payments will be forwarded by the certificate administrator to Cede & Co., as nominee of DTC. DTC will forward those payments to its Participants, which thereafter will forward them to Indirect Participants or beneficial owners of Offered Certificates. Except as otherwise provided under “—Reports to Certificateholders; Certain Available Information” below, Certificate Owners will not be recognized by the trustee, the certificate administrator, the special servicer or the master servicer as holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Direct and Indirect Participants.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers of the Offered Certificates among Participants and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Direct and Indirect Participants with which Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit the distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess physical certificates evidencing their interests in the Offered Certificates, the Rules provide a mechanism by which Certificate Owners, through their Direct and Indirect Participants, will receive distributions and will be able to transfer their interests in the Offered Certificates.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of Certificateholders to pledge the Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the Certificates, may be limited due to the lack of a physical certificate for the Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of Participants whose holdings include the undivided interests.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in global certificates among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with the foregoing procedures, and the foregoing procedures may be discontinued at any time.

None of the depositor, the underwriters, the master servicer, the special servicer, the trustee or the certificate administrator will have any liability for any actions taken by DTC, Euroclear or Clearstream, their respective Direct or Indirect Participants or their nominees, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to that beneficial ownership interest. The information in this prospectus supplement concerning DTC, Clearstream and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the depositor takes no responsibility for the accuracy or completeness of the information.

Definitive Certificates. Definitive certificates will be issued to Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth under “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in the prospectus.

Upon the occurrence of certain events, as described in the prospectus under “Description of the Certificates—Book-Entry Registration and Definitive Certificates”, the certificate administrator is required to notify, through DTC, Direct Participants who have ownership of Offered Certificates as indicated on the records of DTC of the availability of definitive certificates. Upon surrender by DTC of the global certificates representing the Offered Certificates and upon receipt of instructions from DTC for re-registration, the certificate administrator will reissue the Offered Certificates as definitive certificates issued in the respective Certificate Balances or Notional Amount, as applicable, owned by individual Certificate Owners, and thereafter the trustee, the certificate administrator, the special servicer, the master servicer and the senior trust advisor will recognize the holders of those definitive certificates as Certificateholders under the Pooling and Servicing Agreement.

For additional information regarding DTC and Certificates maintained on the book-entry records of DTC, see “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in the prospectus.

List of Certificateholders

Upon the written request of any Certificateholder that has provided an Investor Certification, which such request is made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the Pooling and Servicing Agreement or the certificates, the certificate registrar or other specified person will, within 10 business days after receipt of such request afford such Certificateholder (at such Certificateholder’s sole cost and expense) access during normal business hours to the most recent list of Certificateholders related to the class of certificates.

Distributions

Method, Timing and Amount. Distributions on the certificates are required to be made by the certificate administrator, to the extent of available funds as described in this prospectus supplement, on the 4th business day following each Determination Date (each, a “Distribution Date”). The “Determination Date” will be the 11th day of each calendar month (or, if the 11th calendar day of that month is not a business day, then the business day immediately succeeding such 11th calendar day). All distributions (other than the final distribution on any certificate) are required to be made to the Certificateholders in whose names the certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if the Certificateholder has provided the certificate administrator with written wiring instructions no less than five business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any certificate is required to be made in like manner, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of certificates will be allocated pro rata among the outstanding certificates of that class based on their respective Percentage Interests.

The master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts (collectively, the “Certificate Account”) as described in the Pooling and Servicing Agreement. The Certificate Account may be maintained with the master servicer, special servicer or any mortgage loan seller or with a depository institution that is an affiliate of any of the foregoing or the depositor; provided that any such entity must comply with Rating Agency standards. The master servicer is required to deposit in the Certificate Account on a daily basis (and in no event later than the business day following receipt in available funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the mortgage loans (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise (the “Liquidation Proceeds”)) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties, and will be permitted to make withdrawals therefrom as set forth in the Pooling and Servicing Agreement.

The certificate administrator is required to establish and maintain accounts (the “Lower-Tier REMIC Distribution Account”, the “Upper-Tier REMIC Distribution Account” and the “Excess Interest Distribution Account”, each of which may be sub-accounts of a single account (collectively, the “Distribution Account”)), in the name of the trustee and for the benefit of the Certificateholders. On each Distribution Date, the certificate administrator is required to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include all funds that were remitted by the master servicer from the Certificate Account plus, among other things, any P&I Advances less amounts, if any, distributable to the Class R certificates as set forth in the Pooling and Servicing Agreement) generally to make distributions of interest and principal from the Available Distribution Amount to the Certificateholders, as described in this prospectus supplement. Each of the Certificate Account and the Distribution Account will conform to certain eligibility requirements set forth in the Pooling and Servicing Agreement.

The certificate administrator is required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in the name of the trustee for the benefit of the holders of the Offered Certificates. On the Servicer Remittance Date occurring each February and on any Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit amounts remitted by the master servicer or P&I Advances made on the related mortgage loans into the Interest Reserve Account during the related interest period, in respect of the mortgage loans that accrue interest on an Actual/360 Basis (collectively, the “Withheld Loans”), in an amount equal to one day’s interest at the Net Mortgage Rate for each such Withheld Loan on its Stated Principal Balance and as of the Distribution Date in the month preceding the month in which the Servicer Remittance Date occurs, to the extent a Periodic Payment or P&I Advance is made in respect of the mortgage loans (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the Servicer Remittance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account.

The certificate administrator is required to establish and maintain an account (the “Excess Interest Distribution Account”), which may be a sub-account of the Distribution Account, in the name of the trustee for the benefit of the holders of the Class NR certificates. Prior to the applicable Distribution Date, the master servicer is required to remit to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received by the master servicer on or prior to the related Determination Date.

The certificate administrator is required to establish and maintain an account (the “Gain-on-Sale Reserve Account”), which may be a sub-account of the Distribution Account, in the name of the trustee on behalf of the Certificateholders. To the extent that gains realized on sales of Mortgaged Properties, if any, are not used to offset Collateral Support Deficits previously allocated to the Offered Certificates, such gains will be held and applied to offset future Collateral Support Deficits, if any.

The master servicer is authorized but not required to direct the investment of funds held in the Certificate Account in U.S. government securities and other obligations that are acceptable to each of the Rating Agencies (“Permitted Investments”). The master servicer will be entitled to retain any interest or other income earned on such funds and the master servicer will be required to bear any losses resulting from the investment of such funds, as provided in the Pooling and Servicing Agreement. The certificate administrator is authorized but not required to direct the investment of funds held in the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Interest Reserve Account and the Gain-on-Sale Reserve Account in Permitted Investments. The certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the Pooling and Servicing Agreement.

The Available Distribution Amount. The aggregate amount available for distribution to Certificateholders on each Distribution Date (the “Available Distribution Amount”) will, in general, equal the sum of the following amounts (without duplication):

(a)   the aggregate amount of all cash received on the mortgage loans and any REO Properties that is on deposit in the Certificate Account, the Distribution Account and, without duplication, the REO Account, as of the Servicer Remittance Date, exclusive of (without duplication):

(1)       all scheduled payments of principal and/or interest (the “Periodic Payments”) and balloon payments collected but due on a Due Date subsequent to the related Due Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;

(2)       all unscheduled payments of principal (including prepayments), unscheduled interest, Liquidation Proceeds, Insurance and Condemnation Proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each mortgage loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the mortgage loans;

(3)       all amounts in the Certificate Account that are due or reimbursable to any person other than the Certificateholders;

(4)       with respect to each Withheld Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Certificate Account;

(5)       Excess Interest allocable to the mortgage loans (which is separately distributed to the Class NR certificates);

(6)       all Yield Maintenance Charges and prepayment premiums;

(7)       all amounts deposited in the Certificate Account, the Lower-Tier REMIC Distribution Account and, without duplication, the REO Account in error; and

(8)       any late payment charges or accrued interest on a mortgage loan allocable to the default interest rate for such mortgage loan, to the extent permitted by law, as more particularly defined in the related mortgage loan documents, excluding any interest calculated at the Mortgage Rate for the related mortgage loan;

(b)   all P&I Advances made by the master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders) (See “Description of the Certificates—Distributions” in this prospectus supplement);

(c)   with respect to the first Distribution Date only, the Closing Date Interest Amount; and

(d)   with respect to the Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the Pooling and Servicing Agreement.

The “Closing Date Interest Amount” means an amount equal to the interest payments for the period from April 1, 2012 to May 1, 2012 on the mortgage loans that have their first payment date in June 2012.

The “Due Period” for each Distribution Date and any mortgage loan will be the period commencing on the day immediately following the Due Date for such mortgage loan in the month preceding the month in which that Distribution Date occurs or the date that would have been the Due Date if such mortgage loan had a Due Date in such preceding month and ending on and including the Due Date for such mortgage loan in the month in which that Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Due Period (or applicable grace period) is not a business day, any Periodic Payments received with respect to the mortgage loans relating to such Due Period on the business day immediately following such day will be deemed to have been received during such Due Period and not during any other Due Period.

Notwithstanding the foregoing, in the event that the last day of a Due Period (or applicable grace period) is not a business day, any Periodic Payments received with respect to the mortgage loans relating to the related Due Period on the business day immediately following that day will be deemed to have been received during that Due Period and not during any other Due Period.

“Due Date” means, with respect to each mortgage loan, the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

Priority. On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the Regular Certificates have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Available Distribution Amount, in the following order of priority:

First, to pay interest on the Class A-1, Class A-2, Class A-3, Class A-SB, Class X-A and Class X-B certificates, pro rata, up to an amount equal to the aggregate Interest Distribution Amount for such class, in each case based upon their respective entitlements to interest for that Distribution Date;

Second, to the Class A-1, Class A-2, Class A-3 and Class A-SB certificates, in reduction of the Certificate Balances of those classes: (I) prior to the Cross-Over Date (a) first, to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to the Class A-SB Planned Principal

Balance, (b) then, to the Class A-1 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (a) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-1 certificates is reduced to zero, (c) then, to the Class A-2 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a) and (b) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-2 certificates is reduced to zero, (d) then, to the Class A-3 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b) and (c) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-3 certificates is reduced to zero, and (e) then, to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c) and (d) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to zero and (II) on or after the Cross-Over Date, to the Class A-1, Class A-2, Class A-3 and Class A-SB certificates, pro rata (based upon their respective Certificate Balances), in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balances of the Class A-1, Class A-2, Class A-3 and Class A-SB certificates are reduced to zero;

Third, to the Class A-1, Class A-2, Class A-3 and Class A-SB certificates, pro rata (based upon the aggregate unreimbursed Collateral Support Deficit allocated to each class), until all amounts of Collateral Support Deficit previously allocated to those classes, but not previously reimbursed, have been reimbursed in full;

Fourth, to the Class A-S certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

Fifth, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class A-3 and Class A-SB certificates to zero, to the Class A-S certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class A-3 and Class A-SB certificates on that Distribution Date), until the Certificate Balance of the Class A-S certificates is reduced to zero;

Sixth, to the Class A-S certificates, until all amounts of Collateral Support Deficit previously allocated to the Class A-S certificates, but not previously reimbursed, have been reimbursed in full;

Seventh, to the Class B certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

Eighth, following reduction of the Certificate Balances of the Class A Certificates to zero, to the Class B certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates on that Distribution Date), until the Certificate Balance of the Class B certificates is reduced to zero;

Ninth, to the Class B certificates, until all amounts of Collateral Support Deficit previously allocated to the Class B certificates, but not previously reimbursed, have been reimbursed in full;

Tenth, to the Class C certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

Eleventh, following reduction of the Certificate Balances of the Class A Certificates and Class B certificates to zero, to the Class C certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates and Class B certificates on that Distribution Date), until the Certificate Balance of the Class C certificates is reduced to zero;

Twelfth, to the Class C certificates, until all amounts of Collateral Support Deficit previously allocated to the Class C certificates, but not previously reimbursed, have been reimbursed in full;

Thirteenth, to the Class D certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

Fourteenth, following reduction of the Certificate Balances of the Class A Certificates, Class B certificates and Class C certificates to zero, to the Class D certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class B certificates and Class C certificates on that Distribution Date), until the Certificate Balance of the Class D certificates is reduced to zero;

Fifteenth, to the Class D certificates, until all amounts of Collateral Support Deficit previously allocated to the Class D certificates, but not previously reimbursed, have been reimbursed in full;

Sixteenth, to the Class E certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

Seventeenth, following reduction of the Certificate Balances of the Class A Certificates, Class B certificates, Class C certificates and Class D certificates to zero, to the Class E certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class B certificates, Class C certificates and Class D certificates on that Distribution Date), until the Certificate Balance of the Class E certificates is reduced to zero;

Eighteenth, to the Class E certificates, until all amounts of Collateral Support Deficit previously allocated to the Class E certificates, but not previously reimbursed, have been reimbursed in full;

Nineteenth, to the Class F certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

Twentieth, following reduction of the Certificate Balances of the Class A Certificates, Class B certificates, Class C certificates, Class D certificates and Class E certificates to zero, to the Class F certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class B certificates, Class C certificates, Class D certificates and Class E certificates on that Distribution Date), until the Certificate Balance of the Class F certificates is reduced to zero;

Twenty-first, to the Class F certificates, until all amounts of Collateral Support Deficit previously allocated to the Class F certificates, but not previously reimbursed, have been reimbursed in full;

Twenty-second, to the Class G certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

Twenty-third, following reduction of the Certificate Balances of the Class A Certificates, Class B certificates, Class C certificates, Class D certificates, Class E certificates and Class F certificates to zero, to the Class G certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class B certificates, Class C certificates, Class D certificates, Class E certificates and Class F certificates on that Distribution Date), until the Certificate Balance of the Class G certificates is reduced to zero;

Twenty-fourth, to the Class G certificates, until all amounts of Collateral Support Deficit previously allocated to the Class G certificates, but not previously reimbursed, have been reimbursed in full;

Twenty-fifth, to the Class H certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

Twenty-sixth, following reduction of the Certificate Balances of the Class A Certificates, Class B certificates, Class C certificates, Class D certificates, Class E certificates, Class F certificates and Class G certificates to zero, to the Class H certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the

Class A Certificates, Class B certificates, Class C certificates, Class D certificates, Class E certificates, Class F certificates and Class G certificates on that Distribution Date), until the Certificate Balance of the Class H certificates is reduced to zero;

Twenty-seventh, to the Class H certificates, until all amounts of Collateral Support Deficit previously allocated to the Class H certificates, but not previously reimbursed, have been reimbursed in full;

Twenty-eighth, to the Class NR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

Twenty-ninth, following reduction of the Certificate Balances of the Class A Certificates, Class B certificates, Class C certificates, Class D certificates, Class E certificates, Class F certificates, Class G certificates and Class H certificates to zero, to the Class NR certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class B certificates, Class C certificates, Class D certificates, Class E certificates, Class F certificates, Class G certificates and Class H certificates on that Distribution Date), until the Certificate Balance of the Class NR certificates is reduced to zero;

Thirtieth, to the Class NR certificates, until all amounts of Collateral Support Deficit previously allocated to the Class NR certificates, but not previously reimbursed, have been reimbursed in full; and

Thirty-first, to the Class R certificates, the amount, if any, of the Available Distribution Amount remaining in the Lower-Tier REMIC Distribution Account and Upper-Tier REMIC Distribution Account with respect to that Distribution Date.

The “Cross-Over Date” means the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all been reduced to zero as a result of the allocation of mortgage loan losses to those certificates.

Reimbursement of previously allocated Collateral Support Deficit will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates in respect of which a reimbursement is made.

Pass-Through Rates. The interest rate (the “Pass-Through Rate”) applicable to each class of certificates (other than the Class R certificates) for any Distribution Date will equal the rates set forth below:

The Pass-Through Rate on the Class A-1 certificates will be a per annum rate equal to 1.0305%.

The Pass-Through Rate on the Class A-2 certificates will be a per annum rate equal to 2.2058%.

The Pass-Through Rate on the Class A-3 certificates will be a per annum rate equal to 3.5074%.

The Pass-Through Rate on the Class A-SB certificates will be a per annum rate equal to 3.1444%.

The Pass-Through Rate on the Class A-S certificates will be a per annum rate equal to 4.1166%.

The Pass-Through Rate on the Class B certificates will be a per annum rate equal to 4.8186%, subject to a maximum rate equal to the WAC Rate.

The Pass-Through Rate on the Class C certificates will be a per annum rate equal to the WAC Rate.

The Pass-Through Rate on the Class D certificates will be a per annum rate equal to the WAC Rate.

The Pass-Through Rate on the Class E certificates will be a per annum rate equal to the WAC Rate.

The Pass-Through Rate on the Class F certificates will be a per annum rate equal to the WAC Rate.

The Pass-Through Rate on the Class G certificates will be a per annum rate equal to 2.9720%, subject to a maximum rate equal to the WAC Rate.

The Pass-Through Rate on the Class H certificates will be a per annum rate equal to 2.9720%, subject to a maximum rate equal to the WAC Rate.

The Pass-Through Rate on the Class NR certificates will be a per annum rate equal to 2.9720%, subject to a maximum rate equal to the WAC Rate.

The Pass-Through Rate applicable to the Class X-A certificates for the initial Distribution Date will equal approximately 2.0333% per annum. The Pass-Through Rate for the Class X-A certificates for any Distribution Date will equal the excess, if any of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-1, Class A-2, Class A-3, Class A-SB and Class A-S certificates for such Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate applicable to the Class X-B certificates for the initial Distribution Date will equal approximately 0.7740% per annum. The Pass-Through Rate for the Class X-B certificates for any Distribution Date will equal the excess, if any of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on all of the Subordinate Certificates (other than the Class A-S certificates) for such Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the mortgage loans as of the first day of the related Due Period, weighted on the basis of their respective Stated Principal Balances as of the first day of such Due Period (after giving effect to any payments received during any applicable grace period).

The “Net Mortgage Rate” for each mortgage loan is equal to the related Mortgage Rate in effect from time to time (without regard to any increase in the interest rate of the ARD Loans after their respective Anticipated Repayment Dates), less the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any mortgage loan will be determined without regard to any modification, waiver or amendment of the terms of the mortgage loan, whether agreed to by the master servicer, the special servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for mortgage loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rate on the Offered Certificates, the Net Mortgage Rate of the mortgage loan for any one-month period preceding a related due date will be the annualized rate at which interest would have to accrue in respect of the mortgage loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the mortgage loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Withheld Loan, the Net Mortgage Rate for the one-month period (1) prior to the due dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts, and (2) prior to the due date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of Withheld Amounts for the immediately preceding February and January, as applicable.

“Administrative Cost Rate” as of any date of determination and with respect to any mortgage loan will be a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator Fee Rate and the Senior Trust Advisor Fee Rate.

“Mortgage Rate” with respect to any mortgage loan is the per annum rate at which interest accrues on the mortgage loan as stated in the related Mortgage Note without giving effect to any default rate or an increased interest rate.

“Excess Interest” with respect to each ARD Loan is the interest accrued at the related Revised Rate in respect of such ARD Loan in excess of the interest accrued at the related Initial Rate, plus any related interest, to the extent permitted by applicable law and the related mortgage loan documents.

Interest Distribution Amount. Interest will accrue for each class of certificates (other than the Class R certificates) during the related Interest Accrual Period. The “Interest Distribution Amount” of any class of Regular Certificates for any Distribution Date is an amount equal to the sum of (a) all Distributable Certificate Interest in respect of that class of certificates for that Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, and (b) any Accrued Interest from Recoveries for such class of certificates, to the extent not previously paid, for all prior Distribution Dates.

“Accrued Interest from Recoveries” in respect of each Distribution Date and any class of Principal Balance Certificates that had an increase to its Certificate Balance as a result of the trust fund’s recovery of Nonrecoverable Advances that were previously reimbursed to the master servicer or the trustee, as applicable, from general principal collections, is an amount equal to interest at the Pass-Through Rate applicable to that class for the applicable Interest Accrual Periods on the amount of such increase to its Certificate Balance accrued from the Distribution Date on which the related Collateral Support Deficit was allocated to such class as a result of the reimbursement of Nonrecoverable Advances from the trust to, but not including, the Distribution Date on which the Certificate Balance was so increased.

The “Interest Accrual Period” in respect of each class of Regular Certificates for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs and will be calculated on a 30/360 Basis.

The “Distributable Certificate Interest” in respect of each class of Regular Certificates for each Distribution Date is equal to one month’s interest at the Pass-Through Rate applicable to that class of certificates on that Distribution Date accrued for the related Interest Accrual Period on the related Certificate Balance or Notional Amount, as the case may be, outstanding immediately prior to that Distribution Date, other than in the case of the Class X Certificates, reduced, to not less than zero, by (a) such class of certificates’ allocable share of the aggregate of any Prepayment Interest Shortfalls (calculated as described below) resulting from any principal prepayments made on the mortgage loans during the related Due Period that are not covered by the master servicer’s Compensating Interest Payment for the related Distribution Date (the aggregate of the Prepayment Interest Shortfalls that are not so covered, as to the related Distribution Date, the “Net Aggregate Prepayment Interest Shortfall”) and (b) any Certificate Deferred Interest allocated to such class of certificates.

The portion of the Net Aggregate Prepayment Interest Shortfall for any Distribution Date that is allocable to each class of Principal Balance Certificates will equal the product of (a) the Net Aggregate Prepayment Interest Shortfall, multiplied by (b) a fraction, the numerator of which is equal to the Interest Distribution Amount (without regard to the allocation of Prepayment Interest Shortfalls for such Distribution Date) in respect of that class of certificates for the related Distribution Date, and the denominator of which is equal to the aggregate Interest Distribution Amount (without regard to the allocation of Prepayment Interest Shortfalls for such Distribution Date) in respect of all classes of Principal Balance Certificates for the related Distribution Date.

The “Certificate Deferred Interest” for each Distribution Date with respect to any class of Principal Balance Certificates is equal to the amount of Mortgage Deferred Interest allocated to such class of certificates (in the case of the Principal Balance Certificates, in reverse sequential order).

As of any Due Date and for any mortgage loan that has been modified, to (i) reduce the rate at which interest is paid currently below the Mortgage Rate and (ii) capitalize the amount of such interest reduction (such capitalized interest, “Mortgage Deferred Interest”) the excess, if any, of (a) interest accrued on the Stated Principal Balance of the related mortgage loan, during the one-month interest accrual period set forth in the related Mortgage Note at the related Mortgage Rate over (b) the interest portion of the related monthly payment, as so modified or reduced, or, if applicable, the Assumed Scheduled Payment due on such Due Date.

Principal Distribution Amount. The “Principal Distribution Amount” for any Distribution Date with respect to the Principal Balance Certificates is an amount equal to the sum of (a) the Principal Shortfall for that Distribution Date, (b) the Scheduled Principal Distribution Amount for that Distribution Date and (c) the Unscheduled Principal Distribution Amount for that Distribution Date; provided that the Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of (A) Nonrecoverable Advances, with interest on such Nonrecoverable Advances that are paid or reimbursed from principal collections on the mortgage loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date and (B) Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the mortgage loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date (provided that, in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the mortgage loans are subsequently recovered on the related mortgage loan, such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs).

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the mortgage loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Due Period and all Assumed Scheduled Payments with respect to the mortgage loans for the related Due Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each mortgage loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the Servicer Remittance Date) or advanced by the master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the mortgage loans to the extent received on or prior to the related Determination Date (or, with respect to each mortgage loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the Servicer Remittance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the mortgage loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the master servicer or the trustee, as the case may be, for prior Advances, as described above.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of: (a) all prepayments of principal received on the mortgage loans as of the Determination Date; and (b) any other collections (exclusive of payments by borrowers) received on the mortgage loans and any REO Properties on or prior to the related Determination Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the master servicer as recoveries of previously unadvanced principal of the related mortgage loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any unpaid Special Servicing Fees, Liquidation Fees, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related mortgage loan, thus reducing the Unscheduled Principal Distribution Amount.

The “Assumed Scheduled Payment” for any Due Period and with respect to any mortgage loan that is delinquent in respect of its balloon payment (including any REO Loan as to which the balloon payment would have been past due), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on that mortgage loan on the related Due Date based on the constant payment required by the related Mortgage Note or the original amortization schedule of the mortgage loan (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a default or a bankruptcy modification, and (b) interest on the Stated Principal Balance of that mortgage loan at its Mortgage Rate (net of interest at the applicable rate at which the Servicing Fee is calculated).

For purposes of the foregoing definition of Principal Distribution Amount, the term “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class NR certificates on the preceding Distribution Date. There will be no Principal Shortfall on the first Distribution Date.

The “Class A-SB Planned Principal Balance” for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex E to this prospectus supplement. Such balances were calculated using, among other things, certain weighted average life assumptions. See “Yield and Maturity Considerations—Weighted Average Life” in this prospectus supplement. Based on such assumptions, the Certificate Balance of the Class A-SB certificates on each Distribution Date would be expected to be reduced to the balance indicated for such Distribution Date in the table set forth in Annex E to this prospectus supplement. There is no assurance, however, that the mortgage loans will perform in conformity with our assumptions. Therefore, there can be no assurance that the balance of the Class A-SB certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table.

Certain Calculations with Respect to Individual Mortgage Loans. The Stated Principal Balance of each mortgage loan outstanding at any time represents the principal balance of the mortgage loan ultimately due and payable to the Certificateholders. The “Stated Principal Balance” of each mortgage loan will initially equal its Cut-off Date Balance and, on each Distribution Date, will be reduced by the amount of principal payments received from the related borrower or, in the case of the mortgage loans, advanced for such Distribution Date, but increased by any Mortgage Deferred Interest added to the principal balance of any such mortgage loan. The Stated Principal Balance of a mortgage loan may also be reduced in connection with any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See “Certain Legal Aspects of the Mortgage Loans” in this prospectus supplement. If any mortgage loan is paid in full or the mortgage loan (or any Mortgaged Property acquired in respect of the mortgage loan) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Due Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the mortgage loan will be zero.

For purposes of calculating distributions on, and allocations of, Collateral Support Deficit to the certificates, as well as for purposes of calculating the Servicing Fee and Certificate Administrator Fee payable each month, each REO Property will be treated as if there exists with respect to such REO Property an outstanding mortgage loan (an “REO Loan”), and all references to mortgage loan and pool of mortgage loans in this prospectus supplement, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor mortgage loan, including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor mortgage loan, including any portion of it payable or reimbursable to the master servicer or special servicer, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the master servicer or special servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the master servicer as if received on the predecessor mortgage loan.

Excess Interest. On each Distribution Date, the certificate administrator is required to distribute any Excess Interest received with respect to the ARD Loans on or prior to the related Determination Date to the holders of the Class NR certificates. Excess Interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the Pooling and Servicing Agreement.

Application Priority of Mortgage Loan Collections. Absent express provisions in the related loan documents, other than with respect to the application of Liquidation Proceeds, all amounts collected by or on behalf of the trust in respect of a mortgage loan in the form of payments from the related borrower or Insurance and Condemnation Proceeds under the mortgage loan or proceeds (other than Liquidation Proceeds) with respect to any REO Loan will be applied in the following order of priority:

first, as a reimbursement first, to the trustee and second to the master servicer or the special servicer, as applicable, for any outstanding Advances related to such mortgage loan or REO Loan (including Workout-Delayed Reimbursement Amounts that have not been reimbursed to the master servicer) and interest thereon as provided in the Pooling and Servicing Agreement and unpaid servicing compensation and related additional trust fund expenses;

second, as a recovery of the accrued and unpaid interest on such mortgage loan, that has not been the subject of a P&I Advance, at the related Mortgage Rate in effect from time to time to but not including the Due Date in the Due Period of receipt;

third, as a recovery of Unliquidated Advances, and, without duplication, principal of such mortgage loan then due and owing, in each case, that were paid from collections on the mortgage loans and resulted in principal distributed to the Certificateholders being reduced as a result of the first proviso in the definition of “Principal Distribution Amount”;

fourth, as a recovery of Nonrecoverable Advances;

fifth, as a recovery of principal of such mortgage loan to the extent of its entire unpaid principal balance; and

sixth, in accordance with the Servicing Standard, as a recovery of any other amounts due and owing on such mortgage loan, including, without limitation, late payment charges and default interest and Yield Maintenance Charges;

provided that payments or proceeds received with respect to any partial release of a Mortgaged Property at a time when the loan-to-value ratio of the related mortgage loan exceeds 125% must be applied to reduce the principal balance of the mortgage loan in the manner permitted by the REMIC provisions of the Code.

Liquidation Proceeds in respect of each mortgage loan or REO Loan will be applied in the following order of priority:

first, as a reimbursement first, to the trustee and second, to the master servicer or special servicer, as applicable, for any outstanding Advances related to such mortgage loan or REO Loan (including Workout-Delayed Reimbursement Amounts that have not been reimbursed to the master servicer or special servicer) and interest thereon as provided in the Pooling and Servicing Agreement and unpaid servicing compensation, liquidation expenses and related additional trust fund expenses;

second, as a recovery of accrued and unpaid interest on such mortgage loan that has not been the subject of a P&I Advance, at the related Mortgage Rate in effect from time to time to but not including the Due Date in the Due Period of receipt less any Appraisal Reduced Interest;

third, as a recovery of Unliquidated Advances, and, without duplication, principal of such mortgage loan then due and owing, in each case, that were paid from collections on the mortgage loans and resulted in principal distributed to the Certificateholders being reduced as a result of the first proviso in the definition of “Principal Distribution Amount”;

fourth, as a recovery of Nonrecoverable Advances;

fifth, as a recovery of principal of such mortgage loan to the extent of its entire unpaid principal balance;

sixth, as a recovery of Appraisal Reduced Interest; and

seventh, in accordance with the Servicing Standard, as a recovery of any other amounts due and owing on such mortgage loan including, without limitation, late payment charges and default interest and Yield Maintenance Charges;

provided that payments or proceeds received with respect to any partial release of a Mortgaged Property at a time when the loan-to-value ratio of the related mortgage loan exceeds 125% must be applied to reduce the principal balance of the mortgage loan in the manner permitted by the REMIC provisions of the Code. Any Liquidation Proceeds in respect of each such mortgage loan or REO Loan in excess of the related outstanding balance will first be applied to offset any Prepayment Interest Shortfalls allocated to the Principal Balance Certificates, in sequential order and then to offset any realized losses allocated to the Principal Balance Certificates, in sequential order. Any Liquidation Proceeds remaining after such applications will be distributed to the Class R certificates.

“Unliquidated Advances” are any Advances that have been previously reimbursed, as between the party that made the Advance(s) under the Pooling and Servicing Agreement, on the one hand, and the trust fund, on the other, as part of a Workout-Delayed Reimbursement Amount but that have not been recovered from the related borrower or otherwise from collections on or the proceeds of the mortgage loan or REO Property in respect of which the Advance(s) were made.

“Appraisal Reduced Interest” is accrued and unpaid interest at the related Mortgage Rate that is not advanced by the master servicer or the trustee solely due to the application of Appraisal Reductions as described under “Description of the Certificates—Advances” in this prospectus supplement.

Allocation of Yield Maintenance Charges

On any Distribution Date, Yield Maintenance Charges, if any, collected in respect of the mortgage loans during the related Due Period will be required to be distributed by the certificate administrator to the holders of each class of Regular Certificates (excluding the Class G, Class H and Class NR certificates) in the following manner: (1) pro rata, between (x) the group (the “YM Group A”) of Class A Certificates and the Class X-A certificates, and (y) the group (the “YM Group B” and, collectively with the YM Group A, the “YM Groups”) of Class B, Class C, Class D, Class E, Class F and Class X-B certificates, based upon the aggregate of principal distributed to the classes of Principal Balance Certificates in each YM Group on such Distribution Date, and (2) among the classes of certificates in each YM Group, in the following manner: (A) the holders of each class of Principal Balance Certificates in such YM Group will be entitled to receive on each Distribution Date an amount of Yield Maintenance Charges equal to the sum, for all mortgage loan prepayments, of the product of (a) a fraction whose numerator is the amount of principal distributed to such class on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Principal Balance Certificates in that YM Group representing principal payments in respect of the mortgage loans on such Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and such class of Principal Balance Certificates, and (c) the Yield Maintenance Charges collected during the related Due Period and allocated to such YM Group, and (B) any Yield Maintenance Charges allocated to such YM Group collected during the related Due Period remaining after such distributions will be distributed to the class of Class X Certificates in such YM Group. If there is more than one such class of certificates entitled to distributions of principal on any particular Distribution Date on which Yield Maintenance Charges relating to the mortgage loans are distributable, the aggregate amount of such Yield Maintenance Charges will be allocated among all such classes of Certificates up to, and on a pro rata basis in accordance with, their respective entitlements thereto in accordance with the first sentence of this paragraph.

The “Base Interest Fraction” with respect to any principal prepayment on any mortgage loan and with respect to any class of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-S, Class B, Class C, Class D, Class E and Class F certificates is a fraction (A) whose numerator is the greater of zero and the difference between (i) the Pass-Through Rate on such class of certificates, and (ii) the Discount Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment and (B) whose denominator is the greater of zero and the difference between (i) the Mortgage Rate on the related mortgage loan and (ii) the Discount Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment; provided, however, that (1) under no circumstances will the Base Interest Fraction be greater than one or less than zero, (2) if such Discount Rate is greater than or equal to the Mortgage Rate on the related mortgage loan and is greater than or equal to the Pass-Through Rate on such class of certificates, then the Base Interest Fraction will equal zero, and (3) if the Discount Rate is greater than or equal to the Mortgage Rate on such mortgage loan and is less than the Pass-Through Rate on such Class of Certificates, then the Base Interest Fraction will be one.

No Yield Maintenance Charge will be distributed to the holders of the Class G, Class H, Class NR or Class R certificates. After the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-S, Class B, Class C, Class D, Class E and Class F certificates have been reduced to zero, all Yield Maintenance Charges with respect to the mortgage loans will be distributed to the holders of the Class X-B certificates.

For a description of Yield Maintenance Charges, see “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans” in this prospectus supplement and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments” in the accompanying prospectus.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates is the Distribution Date on which the aggregate Certificate Balance or Notional Amount of that class of certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date with respect to each class of certificates offered hereby will in each case be as follows:
Class Designation	Assumed Final Distribution Date
Class A-1	October 2016
Class A-2	April 2017
Class A-3	April 2022
Class A-SB	December 2021
Class X-A	April 2022
Class A-S	April 2022
Class B	April 2022
Class C	April 2022
Class D	April 2022

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the mortgage loans, the actual final Distribution Date for one or more classes of the Certificates offered hereby may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR prepayment rate and the Modeling Assumptions. Since the rate of payment (including prepayments) of the mortgage loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Certificates offered hereby may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the mortgage loans will depend on the characteristics of the mortgage loans, as well as on the prevailing level of interest rates and other economic factors, and we do not provide any assurances to you as to actual payment experience.

The “Rated Final Distribution Date” for each class of certificates offered hereby will be the Distribution Date in May 2045. See “Ratings” in this prospectus supplement.

Subordination; Allocation of Collateral Support Deficit

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described in this prospectus supplement, to the rights of holders of the Senior Certificates. Moreover, to the extent described in this prospectus supplement:

●	the rights of the holders of the Class NR certificates will be subordinated to the rights of the holders of the Class H certificates,

●	the rights of the holders of the Class H and Class NR certificates will be subordinated to the rights of the holders of the Class G certificates,

●	the rights of the holders of the Class G, Class H and Class NR certificates will be subordinated to the rights of the holders of the Class F certificates,

●	the rights of the holders of the Class F, Class G, Class H and Class NR certificates will be subordinated to the rights of the holders of the Class E certificates,

●	the rights of the holders of the Class E, Class F, Class G, Class H and Class NR certificates will be subordinated to the rights of the holders of the Class D certificates,

●	the rights of the holders of the Class D, Class E, Class F, Class G, Class H and Class NR certificates will be subordinated to the rights of the holders of the Class C certificates,

●	the rights of the holders of the Class C, Class D, Class E, Class F, Class G, Class H and Class NR certificates will be subordinated to the rights of the holders of the Class B certificates,

●
the rights of the holders of the Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class NR certificates will be subordinated to the rights of the holders of the Class A-S certificates, and

●
the rights of the holders of the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class NR certificates will be subordinated to the rights of the holders of the Senior Certificates.

This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of the Senior Certificates of principal in an amount equal to, in each case, the entire Certificate Balance of the Class A-1, Class A-2, Class A-3 and Class A-SB certificates. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of more senior classes of Subordinate Certificates of the full amount of interest payable in respect of those classes of certificates on each Distribution Date, and the ultimate receipt by the holders of more senior classes of Subordinate Certificates of principal equal to the entire Certificate Balance of each of those classes as compared with more junior classes of Subordinate Certificates.

The protection afforded to the holders of more senior classes of Subordinate Certificates by means of the subordination of more junior classes of Subordinate Certificates will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described under “Description of the Certificates—Distributions” above and by the allocation of Collateral Support Deficits in the manner described below. No other form of credit support will be available for the benefit of the holders of the Certificates offered hereby.

On or after the Cross-Over Date, allocation of principal will be made to the Class A-1, Class A-2, Class A-3 and Class A-SB certificates that are still outstanding, pro rata, without regard to the Class A-SB Planned Principal Balance, until their Certificate Balances have been reduced to zero. Prior to the Cross-Over Date, allocation of principal will be made first, to the Class A-SB certificates until their Certificate

Balance has been reduced to the Class A-SB Planned Principal Balance for the related Distribution Date, second, to the Class A-1 certificates until their Certificate Balance has been reduced to zero, third, to the Class A-2 certificates until their Certificate Balance has been reduced to zero, fourth, to the Class A-3 certificates until their Certificate Balances has been reduced to zero, and fifth, to the Class A-SB certificates until their Certificate Balance has been reduced to zero.

Allocation to the Class A-1, Class A-2, Class A-3 and Class A-SB certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3 and Class A-SB certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of mortgage loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-3 and Class A-SB certificates the percentage interest in the trust evidenced by the Class A-1, Class A-2, Class A-3 and Class A-SB certificates will be decreased (with a corresponding increase in the percentage interest in the trust evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to the Class A-1, Class A-2, Class A-3 and Class A-SB certificates by the Subordinate Certificates.

Following retirement of the Class A-1, Class A-2, Class A-3 and Class A-SB certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S certificates, the Class B certificates, the Class C certificates, the Class D certificates, the Class E certificates, the Class F certificates, the Class G certificates, the Class H certificates and the Class NR certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates (other than to Class NR certificates) as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the certificate administrator is required to calculate the amount, if any, by which (x) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the mortgage loans that were used to reimburse the master servicer, the special servicer or the trustee from general collections of principal on the mortgage loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the mortgage loans, including any REO Loans, expected to be outstanding immediately following that Distribution Date is less than (y) the aggregate Certificate Balance of the Principal Balance Certificates after giving effect to distributions of principal on that Distribution Date (in each case, any such deficit, a “Collateral Support Deficit”). The certificate administrator will be required to allocate any Collateral Support Deficit among the respective classes of Principal Balance Certificates in the following order: to the Class NR certificates, Class H certificates, Class G certificates, Class F certificates, Class E certificates, Class D certificates, Class C certificates, Class B certificates and Class A-S certificates, and in each case in respect of and until the remaining Certificate Balance of that class of certificates has been reduced to zero. Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the certificate administrator will be required to allocate the Collateral Support Deficit among the classes of Class A-1, Class A-2, Class A-3 and Class A-SB certificates, pro rata without regard to the Class A-SB Planned Principal Balance (based upon their respective Certificate Balances), until the remaining Certificate Balances of the Class A-1, Class A-2, Class A-3 and Class A-SB certificates have been reduced to zero. Any Collateral Support Deficit allocated to a class of certificates will be allocated among the respective certificates of such class in proportion to the Percentage Interests evidenced by the respective certificates.

Mortgage loan losses and Collateral Support Deficits will not be allocated to the Class R certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amounts of the classes of Class X Certificates may be reduced if the related classes of Principal Balance Certificates are reduced by such loan losses or such Collateral Support Deficits.

In general, Collateral Support Deficits with respect to the Offered Certificates could result from the occurrence of: (1) losses and other shortfalls on or in respect of the mortgage loans, including as a result of defaults and delinquencies on the related mortgage loans, Nonrecoverable Advances made in respect of the mortgage loans, the payment to the special servicer of any compensation as described in “Transaction Parties—Servicing and Other Compensation and Payment of Expenses” in this prospectus supplement, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-mortgage loan specific expenses of the trust fund, including certain reimbursements to the certificate administrator as described under “Transaction Parties—The Certificate Administrator” in this prospectus supplement, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the trust fund as described under “Material Federal Income Tax Consequences” in this prospectus supplement and “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates” in the accompanying prospectus. Accordingly, the allocation of Collateral Support Deficit as described above will constitute an allocation of losses and other shortfalls experienced by the trust fund.

A class of certificates will be considered outstanding until its Certificate Balance or Notional Amount is reduced to zero; provided that in any event the Class NR certificates will be considered outstanding so long as holders of such certificates are entitled to receive Excess Interest. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Collateral Support Deficits are required thereafter to be made to a class of Principal Balance Certificates in accordance with the payment priorities set forth in “—Distributions—Priority” above.

Advances

Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, and are not credit support for the certificates and will not act to guarantee or insure against losses on the mortgage loans or otherwise. On the business day immediately preceding each Distribution Date (the “Servicer Remittance Date”), the master servicer will be obligated, unless determined to be non-recoverable as described below, to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the Pooling and Servicing Agreement, certain funds held in the Certificate Account that are not required to be part of the Available Distribution Amount for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of: (1) all Periodic Payments (net of any applicable Servicing Fees), other than balloon payments, that were due on the mortgage loans and any REO Loan during the related Due Period and not received as of the business day preceding the Servicer Remittance Date; and (2) in the case of each mortgage loan delinquent in respect of its balloon payment as of the Servicer Remittance Date (including any REO Loan (other than any portion of an REO Loan as to which the balloon payment would have been past due) and each REO Loan, an amount equal to its Assumed Scheduled Payment. The master servicer’s obligations to make P&I Advances in respect of any mortgage loan or REO Loan will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the mortgage loan or disposition of the REO Property, as the case may be. However, no interest will accrue on any P&I Advance made with respect to a mortgage loan unless the related Periodic Payment is received after the related Due Date has passed and any applicable grace period has expired or if the related Periodic Payment is received prior to the Servicer Remittance Date. To the extent that the master servicer fails to make a P&I Advance that it is required to make under the Pooling and Servicing Agreement, the trustee will be required to make the required P&I Advance in accordance with the terms of the Pooling and Servicing Agreement.

If an Appraisal Reduction has been made with respect to any mortgage loan and such mortgage loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that mortgage loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that mortgage loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction, if any, and the denominator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related Distribution Date. For purposes of the immediately preceding sentence, the Periodic Payment due on the maturity date for a balloon loan will be the Assumed Scheduled Payment for the related Distribution Date.

In addition to P&I Advances, the master servicer will also be obligated, and the special servicer will have the option (with respect to emergency advances) (in each case, subject to the limitations described in this prospectus supplement), to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any mortgage loan in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property or REO Property, in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related mortgage loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the master servicer fails to make a Servicing Advance that it is required to make under the Pooling and Servicing Agreement and the trustee has notice of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the Pooling and Servicing Agreement.

The master servicer, the special servicer or the trustee, as applicable, will be entitled to recover (a) any Servicing Advance made out of its own funds from any amounts collected in respect of a mortgage loan, as to which that Servicing Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of a mortgage loan as to which such P&I Advance was made, whether in the form of late payments, Insurance and Condemnation Proceeds, Liquidation Proceeds or otherwise from the related mortgage loan (“Related Proceeds”). Notwithstanding the foregoing, none of the master servicer, the special servicer or the trustee will be obligated to make any Advance that it determines in its reasonable judgment would, if made, not be recoverable (including interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”).

Each of the master servicer, the special servicer and the trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general funds relating to the mortgage loans on deposit in the Certificate Account (first from principal collections and then from any other collections). The master servicer and trustee will be entitled to rely conclusively on any non-recoverability determination of the special servicer, and such determination will not be binding on the master servicer or the trustee.

If the funds in the Certificate Account relating to the mortgage loans allocable to principal on the mortgage loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that any such deferral exceeding 6 months will require, prior to the occurrence and continuance of any Control Event, the consent of the Directing Certificateholder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by the master servicer or the trustee to refrain from the reimbursement of a particular Nonrecoverable Advance or portion thereof during the one month collection period ending on the related Determination Date for any Distribution Date, the master servicer or the trustee will be authorized to wait for principal collections on the mortgage loans to be received until the end of such collection period before making its determination of whether to refrain from the reimbursement of a particular Nonrecoverable Advance (or portion thereof); provided, however, that if, at any time the master servicer or the trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a one month collection period will exceed the full amount of the principal portion of general collections deposited in the Certificate Account for such Distribution Date, then the master servicer or the trustee, as applicable, will be required to use its reasonable efforts to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical, and thereafter will be required to deliver copies of such notice to the Rating Agencies. Notwithstanding the foregoing, failure to give such notice will in no way affect the master servicer’s or the trustee’s election whether to refrain from obtaining such reimbursement.

Each of the master servicer, the special servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a mortgage loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the mortgage loans in the Certificate Account.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In addition, the special servicer may, at its option (in consultation with, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder) make a determination in accordance with the Servicing Standard that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance, and if it makes such a determination, must deliver to the master servicer, the certificate administrator, the trustee and the 17g-5 Information Provider notice of such determination, which determination will be conclusive and binding on the master servicer and the trustee; however, the special servicer will have no such option to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and in the absence of a determination by the special servicer that such an Advance is non-recoverable, each such decision will remain with the master servicer. Notwithstanding the foregoing, if the special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is non-recoverable, the master servicer will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is non-recoverable. In making such non-recoverability determination, such person will be entitled to consider (among other things) the obligations of the borrower under the terms of the related mortgage loan as it may have been modified, to consider (among other things) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, to estimate and consider (among other things) future expenses and to estimate and consider (among other things) the timing of recoveries and will be entitled to give due regard to the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the master servicer, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is non-recoverable) at any time and may obtain at the expense of the trust any analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders, the master servicer and the trustee. The master servicer and the trustee will be entitled to rely conclusively on any non-recoverability determination of the special servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders.

Any requirement of the master servicer or the trustee to make an Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more mortgage loans.

In connection with its recovery of any Advance, each of the master servicer, the special servicer and the trustee will be entitled to be paid, out of any amounts relating to the mortgage loans then on deposit in the Certificate Account, interest at the Prime Rate (the “Reimbursement Rate”) accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the master servicer nor the trustee will be entitled to interest on P&I Advances that accrues before the related due date has passed and any applicable grace period has expired. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York edition.

Each Statement to Certificateholders furnished or made available by the certificate administrator to the Certificateholders will contain information relating to the amounts of Advances made with respect to the related Distribution Date. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus supplement.

Appraisal Reductions

After an Appraisal Reduction Event has occurred with respect to a mortgage loan, an Appraisal Reduction is required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

(1)       120 days after an uncured delinquency (without regard to the application of any grace period), other than any uncured delinquency in respect of a balloon payment, occurs in respect of a mortgage loan;

(2)       the date on which a reduction in the amount of Periodic Payments on a mortgage loan or a change in any other material economic term of the mortgage loan (other than an extension of its maturity), becomes effective as a result of a modification of the related mortgage loan by the special servicer;

(3)       the date on which a receiver has been appointed;

(4)       60 days after a borrower declares bankruptcy;

(5)       60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

(6)       90 days after an uncured delinquency occurs in respect of a balloon payment with respect to such mortgage loan for a mortgage loan, except where a refinancing is anticipated within 120 days after the maturity date of the mortgage loan in which case 120 days after such uncured delinquency; and

(7)       immediately after a mortgage loan becomes an REO Loan.

No Appraisal Reduction Event may occur at any time when the aggregate Certificate Balance of all classes of certificates (other than the Class A-1, Class A-2, Class A-3 and Class A-SB certificates) has been reduced to zero.

The “Appraisal Reduction” for any Distribution Date and for any mortgage loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the special servicer, based upon the value determined by the special servicer (and, prior to the occurrence of a Consultation Termination Event, in consultation with the Directing Certificateholder), as of the first Determination Date that is at least 10 business days following the date the special servicer receives an appraisal or conducts a valuation described below, equal to the excess of (a) the Stated Principal Balance of that mortgage loan over (b) the excess of (1) the sum of (x) 90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals with respect to that mortgage loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the master servicer as an Advance), or (B) by an internal valuation performed by the special servicer with respect to any mortgage loan (together with any other mortgage loan cross-collateralized with such mortgage loan) with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as the special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant, and (y) all escrows, letters of credit and reserves in respect of that mortgage loan as of the date of calculation over (2) the sum as of the Due Date occurring in the month of the date of determination of (x) to the extent not previously advanced by the master servicer or the trustee, all unpaid interest on that mortgage loan at a per annum rate equal to the Mortgage Rate, (y) all Advances on the related mortgage loan not reimbursed from the proceeds of such mortgage loan and interest on those Advances at the Reimbursement Rate in respect of that mortgage loan, and (z) all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid under that mortgage loan (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the master servicer, the special servicer or the trustee, as applicable).

The special servicer will be required to order an appraisal or conduct a valuation, promptly upon the occurrence of an Appraisal Reduction Event. On the first Determination Date occurring on or after the tenth business day following the receipt of the MAI appraisal or the completion of the valuation, the special servicer will be required to calculate and report to the master servicer, the trustee, the certificate administrator and, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder, the Appraisal Reduction, taking into account the results of such appraisal or valuation and receipt of information requested by the special servicer from the master servicer necessary to calculate the Appraisal Reduction. In the event that the special servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clauses (1) and (6) of the definition of Appraisal Reduction above, within 120 days (in the case of clause (1)) or 90 or 120 days (in the case of clause (6)), respectively, after the initial delinquency for the related Appraisal Reduction Event), the amount of the Appraisal Reduction will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related mortgage loan until an MAI appraisal is received. The master servicer will provide (via electronic delivery) the special servicer with information in its possession that is reasonably required to calculate or recalculate any Appraisal Reduction pursuant to the definition thereof using reasonable efforts to deliver such information within four business days of the special servicer’s written request (which request is required to be made promptly, but in no event later than 10 business days, after the special servicer’s receipt of the applicable Appraisal or preparation of the applicable internal valuation); provided, however, the special servicer’s failure to timely make such a request will not relieve the master servicer of its obligation to provide such information to the special servicer in the manner and timing set forth in this sentence. The master servicer will not calculate Appraisal Reductions.

As a result of calculating one or more Appraisal Reductions, the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate class of certificates then outstanding (i.e., first to the Class NR certificates, then to the Class H certificates, then to the Class G certificates, then to the Class F certificates, then to the Class E certificates, then to the Class D certificates, then to the Class C certificates, then to the Class B certificates and then to the Class A-S certificates). See “—Advances” above.

With respect to each mortgage loan as to which an Appraisal Reduction Event has occurred (unless the mortgage loan has remained current for three consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that mortgage loan during the preceding three months), the special servicer is required, within 30 days of each annual anniversary of the related Appraisal Reduction Event to order an appraisal (which may be an update of a prior appraisal), the cost of which will be a Servicing Advance, or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation and receipt of information requested by the special servicer from the master servicer necessary to calculate the Appraisal Reduction, the special servicer is required to determine or redetermine, as applicable, and report to the master servicer, the trustee, the certificate administrator and, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder, the calculated or recalculated amount of the Appraisal Reduction with respect to the mortgage loan. Prior to the occurrence of a Consultation Termination Event, the special servicer will consult with the Directing Certificateholder with respect to the calculation of an Appraisal Reduction. Notwithstanding the foregoing, the special servicer will not be required to obtain an appraisal or valuation with respect to a mortgage loan that is the subject of an Appraisal Reduction Event to the extent the special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the special servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction with respect to the mortgage loan, provided that the special servicer is not aware of any material change to the Mortgaged Property, its earnings potential or risk characteristics, or marketability, or market conditions that have occurred that would affect the validity of the appraisal or valuation.

Any mortgage loan previously subject to an Appraisal Reduction that becomes current and remains current for three consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction.

For purposes of determining the Controlling Class, Appraisal Reductions will be allocated to each class of Principal Balance Certificates in reverse sequential order to notionally reduce the Certificate Balance until the related Certificate Balances of each such class is reduced to zero (i.e., first to the Class NR certificates, then to the Class H certificates, then to the Class G certificates, then to the Class F certificates, then to the Class E certificates, then to the Class D certificates, then to the Class C certificates, then to the Class B certificates and then to the Class A-S certificates). With respect to any Appraisal Reduction calculated for purposes of determining the Controlling Class, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis.

Any Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reductions to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. The holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the special servicer to order a second appraisal of any mortgage loan for which an Appraisal Reduction Event has occurred (such holders, the “Requesting Holders”). The special servicer will use its reasonable best efforts to ensure that such appraisal is delivered within 30 days from receipt of the Requesting Holders’ written request and will ensure that such appraisal is prepared by an MAI appraiser. Upon receipt of such second appraisal, the special servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such second appraisal, any recalculation of the applicable Appraisal Reduction is warranted and, if so warranted will recalculate such Appraisal Reduction based upon such second appraisal. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction.

Any Appraised-Out Class for which the Requesting Holders are challenging the special servicer’s Appraisal Reduction determination may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class; the rights of the Controlling Class will be exercised by the most senior Control Eligible Certificates, if any, during such period.

Reports to Certificateholders; Certain Available Information

On each Distribution Date, the certificate administrator will be required to prepare and make available to any Privileged Person on its website pursuant to the Pooling and Servicing Agreement a statement (a “Statement to Certificateholders”) based in part upon information provided by the master servicer in accordance with the CREFC’s guidelines (or any successor organization reasonably acceptable to the trustee, the master servicer, the special servicer, the certificate administrator and, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder) setting forth, among other things:

(1)       the amount of the distribution on the Distribution Date to the holders of each class of certificates in reduction of the Certificate Balance of the certificates;

(2)       the amount of the distribution on the Distribution Date to the holders of each class of certificates allocable to Distributable Certificate Interest;

(3)       the aggregate amount of P&I Advances made in respect of the Distribution Date;

(4)       the aggregate amount of compensation paid to the trustee and the certificate administrator, servicing compensation paid to the master servicer and the special servicer and the fees payable to the senior trust advisor, in each case with respect to the Due Period for the Distribution Date;

(5)       the aggregate Stated Principal Balance of the mortgage loans and any REO Loans outstanding immediately before and immediately after the Distribution Date;

(6)       the aggregate amount of unscheduled payments received;

(7)       the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the mortgage loans as of the end of the related Due Period for the Distribution Date;

(8)       the number and aggregate principal balance of mortgage loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 to 119 days (and for each 30-day period thereafter until liquidation), (D) current but specially serviced or in foreclosure but not an REO Property and (E) for which the related borrower is subject to oversight by a bankruptcy court;

(9)       the value of any REO Property included in the trust fund as of the Determination Date for the Distribution Date, on a loan-by-loan basis, based on the most recent appraisal or valuation;

(10)     the Available Distribution Amount for the Distribution Date;

(11)     the amount of the distribution on the Distribution Date to the holders of each class of certificates allocable to (A) Yield Maintenance Charges, (B) Excess Interest and (C) prepayment premiums;

(12)     the Pass-Through Rate for each class of certificates for the Distribution Date and the next succeeding Distribution Date;

(13)     the Scheduled Principal Distribution Amount and Unscheduled Principal Distribution Amount;

(14)     the Certificate Balance or Notional Amount, as the case may be, of each class of certificates immediately before and immediately after the Distribution Date, separately identifying any reduction in these amounts as a result of the allocation of any Collateral Support Deficit on the Distribution Date and the aggregate amount of all reductions as a result of Collateral Support Deficits in respect of the Principal Balance Certificates to date;

(15)     the fraction, expressed as a decimal carried to eight places, the numerator of which is the then related Certificate Balance or Notional Amount, as the case may be, and the denominator of which is the related initial aggregate Certificate Balance or Notional Amount, as the case may be, for each class of certificates (other than the Residual Certificates) immediately following the Distribution Date;

(16)     the amount of any Appraisal Reductions effected in connection with the Distribution Date on a loan-by-loan basis and the total Appraisal Reduction effected in connection with such Distribution Date;

(17)     the number and Stated Principal Balances of any mortgage loans extended or modified since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date) on a loan-by-loan basis;

(18)     the amount of any remaining unpaid interest shortfalls for each class of certificates as of the Distribution Date;

(19)     a loan-by-loan listing of each mortgage loan which was the subject of a principal prepayment since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date) and the amount and the type of principal prepayment occurring;

(20)     a loan-by-loan listing of any mortgage loan that was defeased since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

(21)     all deposits into, withdrawals from, and the balance of the Interest Reserve Account on the Servicer Remittance Date;

(22)     in the case of the Class R certificates, the amount of any distributions on such certificates;

(23)     the amount of the distribution on the Distribution Date to the holders of each class of certificates in reimbursement of Collateral Support Deficit;

(24)     the aggregate Stated Principal Balance of the mortgage loans outstanding as of the close of business on the related Determination Date;

(25)     with respect to any mortgage loan as to which a liquidation occurred since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date) (other than a payment in full), (A) its loan number, (B) the aggregate of all Liquidation Proceeds which are included in the Available Distribution Amount and other amounts received in connection with the liquidation (separately identifying the portion allocable to distributions on the certificates) and (C) the amount of any Collateral Support Deficit in connection with the liquidation;

(26)     with respect to any REO Property included in the trust as to which the special servicer determined, in accordance with the Servicing Standard, that all payments or recoveries with respect to the Mortgaged Property have been ultimately recovered since the previous Determination Date, (A) the loan number of the related mortgage loan, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with that determination (separately identifying the portion allocable to distributions on the certificates) and (C) the amount of any realized loss in respect of the related REO Loan in connection with that determination;

(27)     the aggregate amount of interest on P&I Advances paid to the master servicer and the trustee since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

(28)     the aggregate amount of interest on Servicing Advances paid to the master servicer, the special servicer and the trustee since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

(29)     the original and then-current credit support levels for each class of Offered Certificates;

(30)     the original and then-current ratings for each class of Offered Certificates;

(31)     the amount of the distribution on the Distribution Date to the holders of the Residual Certificates;

(32)     the aggregate amount of Yield Maintenance Charges collected since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

(33)     identification of any material modification, extension or waiver of a mortgage loan;

(34)     identification of any material breach of the representations and warranties given with respect to a mortgage loan by the applicable mortgage loan seller;

(35)     any notices regarding Certificateholders’ requests for a vote to replace the special servicer;

(36)     for any mortgage loans permitting additional debt, (A) the amount of any additional debt incurred during the related Due Period, (B) the total DSCR calculated on the basis of the mortgage loan and such additional debt and (C) the aggregate loan-to-value ratio calculated on the basis of the mortgage loan and the additional debt;

(37)     the amount of any Excess Interest actually received; and

(38)     the amount equal to interest for the related Interest Accrual Period at the Pass-Through Rate of such class of certificates for such Distribution Date, accrued on the related Certificate Balance (or with respect to the Class X Certificates, the related Notional Amount of such class) outstanding immediately prior to such Distribution Date, in respect of each class of certificates for such Distribution Date, separately identifying any Certificate Deferred Interest for such Distribution Date allocated to such class of certificates.

“Privileged Person” includes the depositor and its designees, the underwriters, the master servicer, the special servicer, the trustee, the certificate administrator, any additional servicer, the senior trust advisor, the affiliates of the senior trust advisor, any person who provides the certificate administrator with an Investor Certification and any NRSRO (including any Rating Agency) that delivers a NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website. Prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder will be a Privileged Person.

“Investor Certification” means a certificate, substantially in the form attached to the Pooling and Servicing Agreement, representing (i) that such person executing the certificate is a Certificateholder, a beneficial owner of a certificate or a prospective purchaser of a certificate, (ii) that such person is not a borrower, a manager of a Mortgaged Property, an affiliate of any of the foregoing or an agent of any borrower and (iii) that such person has received a copy of the prospectus supplement and the prospectus.

“NRSRO Certification” means a certification executed by a nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”) in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the Pooling and Servicing Agreement or that such NRSRO has provided the depositor with the appropriate certifications under Exchange Act Rule 17g-5(e), that such NRSRO has access to the depositor’s 17g-5 website, and that such NRSRO will keep such information confidential.

In the case of information furnished pursuant to clauses (1), (2), (11), (18), (23) and (37) above, the amounts will be expressed as a dollar amount in the aggregate for all certificates of each applicable class and per any definitive certificate. In addition, within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate, a statement containing the information set forth in clauses (1), (2) and (37) above as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

Copies of each Statement to Certificateholders will be filed with the SEC through its EDGAR system located at “http://www.sec.gov” under the name of the Issuing Entity for so long as the Issuing Entity is subject to the reporting requirements of the Exchange Act. The public also may read and copy any materials filed with the SEC at its Public Reference Room located at 100 F Street, NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

Certain information concerning the mortgage loans and the Certificates, including the Statements to Certificateholders, CREFC reports and supplemental notices, may be provided by the certificate administrator to certain market data providers, such as Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management, Inc., Interactive Data Corporation, CMBS.com and Markit, pursuant to the terms of the Pooling and Servicing Agreement.

Upon the reasonable request of any Certificateholder identified to the master servicer’s reasonable satisfaction, the master servicer may provide (or forward electronically) (at the expense of such Certificateholder) copies of any appraisals, operating statements, rent rolls and financial statements obtained by the master servicer or the special servicer; provided that, in connection therewith, the master servicer may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to the master servicer, generally to the effect that such person is a Certificateholder or a beneficial holder of book-entry certificates and will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder may have under the trust.

The Pooling and Servicing Agreement requires that the certificate administrator make available to Privileged Persons (provided that the prospectus supplement, Statements to Certificateholders and the SEC EDGAR filings referred to below will be made available to the general public) via the certificate administrator’s website, among other things, the following items, in each case to the extent prepared by or delivered to the certificate administrator:

(A)        The following documents, which will be made available under a tab or heading designated “deal documents”:

●
the prospectus supplement and prospectus and any other disclosure document relating to the Certificates offered hereby, in the form most recently provided to the certificate administrator by the depositor or by any person designated by the depositor; and

●	the Pooling and Servicing Agreement and any exhibits and any amendments to that agreement;

(B)        the following documents, which will be made available under a tab or heading designated “SEC EDGAR filings”:

●	any reports on Forms 10-D, 10-K and 8-K that have been filed by the certificate administrator with respect to the trust through the EDGAR system;

(C)        The following documents, which will be made available under a tab or heading designated “periodic reports”:

●	the Statements to Certificateholders;

●
certain information and reports specified in the Pooling and Servicing Agreement (including the collection of reports specified by CREFC (or any successor organization reasonably acceptable to the certificate administrator and the master servicer) known as the “CREFC Investor Reporting Package”) relating to the mortgage loans, to the extent that the certificate administrator receives such information and reports from the master servicer from time to time; and

●	the annual reports prepared by the senior trust advisor;

(D)        The following documents, which will be made available under a tab or heading designated “additional documents”:

●	summaries of Final Asset Status Reports or Asset Status Reports approved by the Directing Certificateholder;

●	inspection reports; and

●	appraisals;

(E)        The following documents, which will be made available under a tab or heading designated “special notices”:

●	notice of any waiver, modification or amendment of any term of any mortgage loan;

●	notice of final payment on the certificates;

●
all notices of the occurrence of any Servicer Termination Event received by the certificate administrator or any notice to Certificateholders of the termination of the master servicer or the special servicer;

●	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;

●	any notice to Certificateholders of the senior trust advisor’s recommendation to replace the special servicer;

●	notice of resignation of the senior trust advisor and notice of the acceptance of appointment by the successor senior trust advisor;

●	any notice of the termination of the sub-servicer;

●	any notice to Certificateholders of the termination of the senior trust advisor;

●	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

●	any notice of the termination of the trust;

●	any assessment of compliance delivered to the certificate administrator; and

●	any Attestation Reports delivered to the certificate administrator;

(F)        The “Investor Q&A Forum”; and

(G)        Solely to Certificateholders and beneficial owners of Certificates, the “Investor Registry”.

Any reports on Form 10-D filed by the certificate administrator will contain (i) the information required by Rule 15Ga-1(a), as promulgated under the Exchange Act, concerning all assets of the trust that were subject of a demand to repurchase or replace for breach of the related representations and warranties and (ii) a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer.

The certificate administrator will be required to post on the certificate administrator’s website the Statements to Certificateholders and the reports included in the CREFC Investor Reporting Package listed above on each Distribution Date. In addition, if the depositor directs the certificate administrator, and on terms acceptable to the certificate administrator, the certificate administrator will be required to make certain other information and reports related to the mortgage loans available through its internet website.

The certificate administrator will not make any representations or warranties as to the accuracy or completeness of any report, document or other information made available on the certificate administrator’s website and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the certificate administrator. In addition, the certificate administrator may disclaim responsibility for any information distributed by it for which it is not the original source.

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the Pooling and Servicing Agreement), the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance therewith.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders and beneficial owners may (a) submit inquiries to the certificate administrator relating to the Statements to Certificateholders, (b) submit inquiries to the master servicer or the special servicer relating to servicing reports, the mortgage loans or the Mortgaged Properties or (c) submit inquiries to the senior trust advisor relating to annual reports prepared by the senior trust advisor or actions by the special servicer referenced in such annual reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person. The certificate administrator, the master servicer, the special servicer or the senior trust advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the trust fund and/or the Certificateholders, (iii) that answering the inquiry would be in violation of applicable law, the Pooling and Servicing Agreement (including the requirements thereof in respect of non-disclosure of Privileged Information) or the mortgage loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the master servicer, the special servicer or the senior trust advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information or (vi) that answering the inquiry is otherwise not advisable to answer. In addition, no party will post or otherwise disclose any direct communications with the Directing Certificateholder as part of its responses to any inquiries. The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the Pooling and Servicing Agreement. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any Certificateholder and beneficial owner via the certificate administrator’s website. Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other

Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the Pooling and Servicing Agreement.

The certificate administrator’s internet website will initially be located at www.ctslink.com. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the Pooling and Servicing Agreement, which form(s) will also be located on and submitted electronically via the certificate administrator’s internet website. The parties to the Pooling and Servicing Agreement will not be required to provide that certification. In connection with providing access to the certificate administrator’s internet website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the Pooling and Servicing Agreement. The certificate administrator will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source. Assistance in using the certificate administrator’s internet website can be obtained by calling the certificate administrator’s customer service desk at 866-846-4526.

The certificate administrator is responsible for the preparation of tax returns on behalf of the trust and the preparation of monthly reports on Form 10-D (based on information included in each monthly Statement to Certificateholders and other information provided by other transaction parties) and annual reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the trust.

“17g-5 Information Provider” means the certificate administrator.

“CREFC” means the CRE Finance Council.

The Pooling and Servicing Agreement will require the master servicer, subject to certain restrictions (including execution and delivery of a confidentiality agreement) set forth in the Pooling and Servicing Agreement, to provide certain of the reports or, in the case of the master servicer and the Controlling Class Certificateholder, access to the reports available as set forth above, as well as certain other information received by the master servicer, to any Certificateholder, any underwriter, the sponsors, the mortgage loan sellers, any Certificate Owner or any prospective investor so identified by a Certificate Owner or an underwriter, that requests reports or information. However, the master servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information (which such amounts in any event are not reimbursable as additional trust fund expenses), except that, other than for extraordinary or duplicate requests, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder will be entitled to reports and information free of charge. Except as otherwise set forth in this paragraph, until the time Definitive Certificates are issued, notices and statements required to be mailed to holders of certificates will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the master servicer, the special servicer, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar. The initial registered holder of the certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the Pooling and Servicing Agreement, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows: (1) 2% in the case of the Class X Certificates (allocated, pro rata, between the Class X-A and Class X-B certificates based upon their Notional Amounts as of the date of determination) and (2) in the case of any other class of Regular Certificates (other than the Class X Certificates), a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer and senior trust advisor as described in this prospectus supplement, taking into account any notional reduction in the Certificate Balance for Appraisal Reductions allocated to the certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer and the senior trust advisor as described in this prospectus supplement, taking into account any notional reduction in the Certificate Balance for Appraisal Reductions allocated to the certificates) of the Regular Certificates (other than the Class X Certificates), each determined as of the prior Distribution Date. None of the Class R certificates will be entitled to any Voting Rights. Voting Rights allocated to a class of Certificateholders will be allocated among the Certificateholders in proportion to the Percentage Interests evidenced by their respective certificates. Solely for purposes of giving any consent, approval or waiver pursuant to the Pooling and Servicing Agreement, none of the master servicer, the special servicer or the depositor will be entitled to exercise any Voting Rights with respect to any certificates registered in its name, if the consent, approval or waiver would in any way increase its compensation or limit its obligations in the named capacities or waive a Servicer Termination Event under the Pooling and Servicing Agreement; provided, however, that the restrictions will not apply to the exercise of the special servicer’s rights, if any, as a member of the Controlling Class.

Termination; Retirement of Certificates

The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the certificate administrator on behalf of the trustee and required to be paid following the earlier of (1) the final payment (or related Advance) or other liquidation of the last mortgage loan or REO Property subject to the Pooling and Servicing Agreement, (2) the voluntary exchange of all the then outstanding certificates (other than the Class R certificates) for the mortgage loans remaining in the trust (provided, however, that (a) the Class A-1, Class A-2, Class A-3, Class A-SB and Class A-S certificates are no longer outstanding, (b) there is only one holder of the then outstanding certificates (other than the Class R certificates) and (c) the master servicer consents to the exchange) or (3) the purchase or other liquidation of all of the assets of the trust fund by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, in that order of priority. Written notice of termination of the Pooling and Servicing Agreement will be given by the certificate administrator to each Certificateholder, the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website) and promptly, but not earlier than the second business day following the delivery of such notice to the 17g-5 Information Provider, to each Rating Agency and the final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

The holders of the Controlling Class, the special servicer, the master servicer and the holders of the Class R certificates (in that order) will have the right to purchase all of the assets of the trust fund. This purchase of all the mortgage loans and other assets in the trust fund is required to be made at a price equal to (a) the sum of (1) the aggregate Purchase Price of all the mortgage loans (exclusive of REO Loans) then included in the trust fund, (2) the aggregate fair market value of the trust fund’s portion of all REO Properties then included in the trust fund (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected by the master servicer, and (3) the reasonable out of pocket expenses of the master servicer related to such purchase, unless the master servicer is the purchaser, less (b) solely in the case where the master servicer is exercising such purchase right, the aggregate amount of unreimbursed Advances and unpaid Servicing Fees remaining outstanding and payable solely to the master servicer (which items will be deemed to have been paid or reimbursed to the master servicer in connection with such purchase). This purchase will effect early retirement of the then outstanding certificates, but the rights of the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates to effect the termination is subject to the requirements that the then aggregate Stated Principal Balance of the pool of mortgage loans be less than 1% of the Initial Pool Balance. The voluntary exchange of certificates (other than the Class R certificates) including the Class X-A and Class X-B certificates, for the remaining mortgage loans is not subject to the 1% limit but is limited to each class of outstanding certificates being held by one Certificateholder who must voluntarily participate.

On the final Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, as the case may be, for the mortgage loans and other assets in the trust fund (if the trust fund is to be terminated as a result of the purchase described in the preceding paragraph), together with all other amounts on deposit in the Certificate Account and not otherwise payable to a person other than the Certificateholders, will be applied generally as described above under “—Distributions—Priority” in this prospectus supplement.

Any optional termination by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates would result in prepayment in full of the certificates and would have an adverse effect on the yield of the Class X-A and Class X-B certificates, because a termination would have an effect similar to a principal prepayment in full of the mortgage loans and, as a result, investors in the Class X Certificates and any other certificates purchased at premium might not fully recoup their initial investment. See “Yield and Maturity Considerations” in this prospectus supplement.

SERVICING OF THE MORTGAGE LOANS

General

The servicing of the mortgage loans and any REO Properties will be governed by the Pooling and Servicing Agreement. The following summaries describe certain provisions of the Pooling and Servicing Agreement relating to the servicing and administration of the mortgage loans and any REO Properties. The summaries do not purport to be complete and are subject, and qualified in their entirety by reference, to the provisions of the Pooling and Servicing Agreement. Reference is made to the prospectus for additional information regarding the terms of the Pooling and Servicing Agreement relating to the servicing and administration of the mortgage loans and any REO Properties, provided that the information in this prospectus supplement supersedes any contrary information set forth in the prospectus. See “Description of the Pooling Agreements” in the accompanying prospectus.

The master servicer (directly or through one or more sub-servicers) and the special servicer (directly or through one or more sub-servicers) will be required to service and administer the mortgage loans for which it is responsible. The master servicer and the special servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the mortgage loans to one or more third-party sub-servicers (although the master servicer and the special servicer, as applicable, will remain primarily responsible for the servicing of those mortgage loans). Notwithstanding the foregoing, the special servicer may not enter into any Sub-Servicing Agreement which provides for the performance by third parties of any or all of its obligations under the Pooling and Servicing Agreement without, prior to the occurrence and continuance of a Control Event, the consent of the Directing Certificateholder, except to the extent necessary for the special servicer to comply with applicable regulatory requirements.

The master servicer and the special servicer will be required to service and administer the mortgage loans for which it is responsible in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the mortgage loan documents (and in the case of any mezzanine loan, the terms of the related intercreditor agreement) and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the master servicer and the special servicer service and administer similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which the master servicer or special servicer services and administers commercial, multifamily and manufactured housing community mortgage loans owned by the master servicer and the special servicer, in either case, with a view to the maximization of recovery of principal and interest on a net present value basis on the mortgage loans or Specially Serviced Mortgage Loans, as applicable, and the best interests of the trust and the Certificateholders, but without regard to any conflict of interest arising from:

(A)        any relationship that the master servicer or special servicer, or any of its affiliates may have with the related borrower or any borrower affiliate, any mortgage loan seller or any other party to the Pooling and Servicing Agreement;

(B)        the ownership of any certificate or, if applicable, any related mezzanine loan by the master servicer or special servicer or any of its affiliates;

(C)        any obligation to make advances;

(D)        the master servicer or special servicer’s right to receive, or adequacy of, compensation for its services under the Pooling and Servicing Agreement or with respect to any particular transaction;

(E)        the ownership, servicing or management for others of any other mortgage loans, companion loans, subordinate debt, mezzanine loans or Mortgaged Properties by the master servicer or special servicer;

(F)        any option to purchase any mortgage loan it may have; and

(G)        any debt that the master servicer or special servicer or any of its affiliates has extended to any borrower or any of its affiliates (the foregoing, collectively referred to as the “Servicing Standard”).

The master servicer will be responsible initially for the servicing and administration of each of the mortgage loans. The master servicer will be required to transfer its servicing responsibilities to the special servicer with respect to any mortgage loan:

(1)         as to which a payment default has occurred at its original maturity date, or, if the original maturity date has been extended, at its extended maturity date; and in the case of a balloon payment, if the balloon payment is delinquent and the related borrower has not provided the master servicer, within 60 days of the related maturity date, with a bona fide written commitment for refinancing reasonably satisfactory in form and substance to the master servicer, which provides that such refinancing will occur within 120 days of such related maturity date, provided that the mortgage loan will become a Specially Serviced Mortgage Loan immediately if the related borrower fails to diligently pursue such financing or to pay any Assumed Scheduled Payment on the related due date at any time before the refinancing or, if such refinancing does not occur, the related mortgage loan will become a Specially Serviced Mortgage Loan at the end of such 120-day period (or for such shorter period beyond the date on which the related balloon payment was due within which the refinancing is scheduled to occur pursuant to the commitment for refinancing or on which such commitment terminates);

(2)         as to which any Periodic Payment (other than a balloon payment or other payment due at maturity) is more than 60 days delinquent (unless, prior to such Periodic Payment becoming more than 60 days delinquent, in the case of a mortgage loan with an associated mezzanine loan, the holder of the related mezzanine loan cures such delinquency);

(3)         as to which the borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, or the borrower has become the subject of a decree or order for that proceeding (provided that if the appointment, decree or order is stayed or discharged, or the case dismissed within 60 days that mortgage loan will not be considered a Specially Serviced Mortgage Loan during that period), or the related borrower has admitted in writing its inability to pay its debts generally as they become due;

(4)         as to which the master servicer or special servicer has received notice of the foreclosure or proposed foreclosure of any lien other than the Mortgage on the Mortgaged Property;

(5)         as to which, in the judgment of the master servicer or special servicer (and, in the case of the special servicer, unless a Control Event has occurred and is continuing, with the consent of the Directing Certificateholder), as applicable, a payment default is imminent or reasonably foreseeable and is not likely to be cured by the borrower within 60 days;

(6)         as to which a default that the master servicer or special servicer has notice (other than a failure by the related borrower to pay principal or interest) and which the master servicer or special servicer (and, in the case of the special servicer, unless a Control Event has occurred and is continuing, with the consent of the Directing Certificateholder) determines, in its good faith reasonable judgment, may materially and adversely affect the interests of the Certificateholders has occurred and remains unremediated for the applicable grace period specified in the mortgage loan documents, other than in certain circumstances the failure to maintain terrorism insurance (or if no grace period is specified for events of default that are capable of cure, 60 days); or

(7)         as to which the master servicer or special servicer (and, in the case of the special servicer, unless a Control Event has occurred and is continuing, with the consent of the Directing Certificateholder) determines that (i) a default (other than as described in clause (5) above) under the mortgage loan is imminent or reasonably foreseeable, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the mortgage loan or otherwise materially adversely affect the interests of Certificateholders, and (iii) the default will continue unremedied for the applicable cure period under the terms of the mortgage loan or, if no cure period is specified and the default is capable of being cured, for 30 days (provided that such 30-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the mortgage loan); provided that any determination that a special servicing transfer event has occurred under this clause (7) with respect to any mortgage loan solely by reason of the failure (or imminent failure) of the related borrower to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism may only be made by the special servicer (unless a Control Event has occurred and is continuing, with the consent of the Directing Certificateholder) as described under “—Maintenance of Insurance” below.

However, the master servicer will be required to continue to (w) receive payments on the mortgage loans (including amounts collected by the special servicer), (x) make certain calculations with respect to the mortgage loan, (y) make remittances and prepare certain reports to the Certificateholders with respect to the mortgage loans and (z) receive the Servicing Fee in respect of the mortgage loans at the Servicing Fee Rate. If the related Mortgaged Property is acquired in respect of any mortgage loan (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer will continue to be responsible for its operation and management. The mortgage loans serviced by the special servicer and any mortgage loans that have become REO Properties are referred to in this prospectus supplement collectively as the “Specially Serviced Mortgage Loans”. The master servicer will have no responsibility for the performance by the special servicer of its duties under the Pooling and Servicing Agreement. Any mortgage loan that is or becomes a cross-collateralized mortgage loan and is cross-collateralized with a Specially Serviced Mortgage Loan will become a Specially Serviced Mortgage Loan.

If any Specially Serviced Mortgage Loan, in accordance with its original terms or as modified in accordance with the Pooling and Servicing Agreement, becomes performing for at least 3 consecutive Periodic Payments (provided that no additional event of default is foreseeable in the reasonable judgment of the special servicer and no other event or circumstance exists that causes such mortgage loan to otherwise constitute a Specially Serviced Mortgage Loan), the special servicer will be required to return servicing of such Specially Serviced Mortgage Loan (a “Corrected Mortgage Loan”) to the master servicer.

The special servicer will be required to prepare a report (an “Asset Status Report”) for each mortgage loan that becomes a Specially Serviced Mortgage Loan not later than 60 days after the servicing of such mortgage loan is transferred to the special servicer. Each Asset Status Report will be required to be delivered to the Directing Certificateholder (but only prior to the occurrence of a Consultation Termination Event), the senior trust advisor (but only after the occurrence and continuance of a Control Event), the certificate administrator, the master servicer, the trustee and the 17g-5 Information Provider. After it receives such report, the 17g-5 Information Provider will be required to post such report to the 17g-5 Information Provider’s website. Promptly, but not earlier than the second business day following the delivery of such report to the 17g-5 Information Provider, the special servicer will deliver such report to the Rating Agencies. Prior to the occurrence and continuance of a Control Event, if the Directing Certificateholder does not disapprove an Asset Status Report within ten business days, the special servicer will be required to implement the recommended action as outlined in the Asset Status Report. In addition, prior to the occurrence and continuance of a Control Event, the Directing Certificateholder may object to any Asset Status Report within ten business days of receipt; provided, however, that the special servicer will be required to implement the recommended action as outlined in the Asset Status Report if it makes a determination in accordance with the Servicing Standard that the objection is not in the best interest of all the Certificateholders. If, prior to the occurrence and continuance of a Control Event, the Directing Certificateholder disapproves the Asset Status Report and the special servicer has not made the affirmative determination described above, the special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. Prior to the occurrence and continuance of a Control Event, the special servicer will be required to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status

Report as described above, until the Directing Certificateholder’s approval is no longer required or until the special servicer makes a determination that the objection is not in the best interests of the Certificateholders.

In addition, the special servicer will be required to deliver a summary of each Final Asset Status Report in accordance with the Pooling and Servicing Agreement to the certificate administrator. Upon receipt of such summary, the certificate administrator will be required to post such summary on its website.

A “Final Asset Status Report”, with respect to any Specially Serviced Mortgage Loan, means each related Asset Status Report, together with such other data or supporting information provided by the special servicer to the Directing Certificateholder, in each case, which does not include any communication (other than the related Asset Status Report) between the special servicer and Directing Certificateholder with respect to such Specially Serviced Mortgage Loan; provided that no Asset Status Report will be considered to be a Final Asset Status Report unless, prior to a Control Event, the Directing Certificateholder has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval or consent or the Asset Status Report is otherwise implemented by the special servicer in accordance with the terms of the Pooling and Servicing Agreement.

After the occurrence and during the continuance of a Control Event, each of the Directing Certificateholder and the senior trust advisor will be entitled to consult with the special servicer and propose alternative courses of action in respect of any Asset Status Report. After the occurrence and during the continuance of a Control Event, the special servicer will be obligated to consider such alternative courses of action and any other feedback provided by the senior trust advisor. The special servicer may choose to revise the Asset Status Reports as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the senior trust advisor (and, during the continuance of such Control Event but prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder) but is under no obligation to follow any particular recommendation of the senior trust advisor.

The Directing Certificateholder

Except as described herein regarding the mortgage loans, prior to the occurrence and continuance of any Control Event, the Directing Certificateholder will be entitled to advise (1) the special servicer, with respect to all Specially Serviced Mortgage Loans, (2) the special servicer, with respect to non-Specially Serviced Mortgage Loans, as to all matters for which the master servicer must obtain the consent or deemed consent of the special servicer, and (3) the special servicer, with respect to all mortgage loans for which an extension of maturity is being considered by the special servicer or by the master servicer, subject to consent or deemed consent of the special servicer.

Except as otherwise described in the succeeding paragraphs below, both (a) the master servicer will not be permitted to take any of the following actions (each, a “Major Decision”) unless it has obtained the consent of the special servicer and (b) prior to the occurrence and continuance of a Control Event, the special servicer will not be permitted to consent to the master servicer’s taking any of the following actions, nor will the special servicer itself be permitted to take any of the following actions, as to which the Directing Certificateholder has objected in writing within ten business days after receipt of the written recommendation and analysis (provided that if such written objection has not been received by the special servicer within the ten-day period, the Directing Certificateholder will be deemed to have approved such action):

(i)   any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the mortgage loans as come into and continue in default;

(ii)  any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a mortgage loan or any extension of the maturity date of such mortgage loan;

(iii)   any sale of a defaulted mortgage loan or REO Property (other than in connection with the termination of the trust as described under “Description of the Certificates—Termination; Retirement of Certificates” in this prospectus supplement) for less than the applicable Purchase Price;

(iv)   any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(v)    any release of collateral or any acceptance of substitute or additional collateral for a mortgage loan or any consent to either of the foregoing, other than if required pursuant to the specific terms of the related mortgage loan and for which there is no material lender discretion;

(vi)   any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a mortgage loan or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt;

(vii)  any property management company changes (with respect to a mortgage loan with a principal balance greater than $2,500,000) or franchise changes (with respect to a mortgage loan for which the lender is required to consent or approve under the mortgage loan documents);

(viii)  releases of any escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves, other than those required pursuant to the specific terms of the related mortgage loan and for which there is no material lender discretion;

(ix)   any acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan other than pursuant to the specific terms of such mortgage loan and for which there is no material lender discretion; and

(x)    any determination of an Acceptable Insurance Default;

provided that in the event that the master servicer or the special servicer determines that immediate action is necessary to protect the interests of the Certificateholders (as a collective whole), the master servicer or the special servicer, as the case may be, may take any such action without waiting for the Directing Certificateholder’s response. The special servicer is not required to obtain the consent of the Directing Certificateholder for any of the foregoing actions upon the occurrence and during the continuance of a Control Event; provided, however, that after the occurrence and continuance of a Control Event, but prior to the occurrence of a Consultation Termination Event, the special servicer will be required to consult with the Directing Certificateholder and the senior trust advisor in connection with any proposed action described above and to consider alternative actions recommended by the Directing Certificateholder and the senior trust advisor, only in respect of each proposed action in clauses (i) through (x) above and such other matters that are subject to consultation rights of the Directing Certificateholder prior to the occurrence of a Consultation Termination Event pursuant to the Pooling and Servicing Agreement.

In addition, unless a Control Event has occurred and is continuing, the Directing Certificateholder may direct the special servicer to take, or to refrain from taking, other actions with respect to a mortgage loan, as the Directing Certificateholder may reasonably deem advisable; provided that the special servicer will not be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder that would cause it to violate applicable law, the related mortgage loan documents, the Pooling and Servicing Agreement, including the Servicing Standard, or the REMIC provisions of the Code.

The “Directing Certificateholder” will be the Controlling Class Certificateholder (or a representative thereof) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as certified by the certificate registrar from time to time; provided, however, that (1) absent that selection, or

(2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Directing Certificateholder. After the occurrence and during the continuance of a Control Event, (i) the Directing Certificateholder will only retain its consultation rights to the extent specifically provided for in the Pooling and Servicing Agreement and (ii) the holders of more than 50%, by Certificate Balance, of the most senior Class of Control Eligible Certificates then outstanding will have the right to select the Directing Certificateholder. The initial Directing Certificateholder is expected to be BlackRock Financial Management, Inc. on behalf of one or more managed funds or accounts.

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar to the trustee from time to time, upon request by any party to the Pooling and Servicing Agreement.

The “Controlling Class” will be as of any time of determination the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any Appraisal Reductions allocable to such class, at least equal to 25% of the initial Certificate Balance of that class. A “Consultation Termination Event” will occur when there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Appraisal Reductions. Upon the occurrence of a Consultation Termination Event, no class of certificates will act as the Controlling Class and the Directing Certificateholder will have no rights under the Pooling and Servicing Agreement to consent or consult with the master servicer or special servicer. The Controlling Class as of the Closing Date will be the Class NR certificates.

The master servicer, the special servicer or the trustee may request that the certificate registrar determine which class of certificates is the then-current Controlling Class and the certificate registrar must thereafter provide such information to the requesting party. The trustee, master servicer or special servicer may request that the certificate registrar provide, and the certificate registrar must so provide, a list of the holders (or Certificate Owners, if applicable) of the Controlling Class. The trustee, master servicer and the special servicer may each rely on any such list so provided.

The “Control Eligible Certificates” will be any of the Class G, Class H and Class NR certificates.

A “Control Event” will occur when the Class G certificates have a Certificate Balance (taking into account the application of any Appraisal Reductions to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class.

After the occurrence of a Consultation Termination Event, the Directing Certificateholder will have no consultation rights under the Pooling and Servicing Agreement and will have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder. However, the Directing Certificateholder will maintain the right to exercise its Voting Rights for the same purposes as any other Certificateholder under the Pooling and Servicing Agreement.

Neither the master servicer nor the special servicer will be required to take or to refrain from taking any action pursuant to instructions from the Directing Certificateholder, or because of any failure to approve an action by any such party, or because of an objection by any such party that would cause either the master servicer or the special servicer to violate applicable law, the related loan documents, the Pooling and Servicing Agreement (including the Servicing Standard), any related intercreditor agreements or the REMIC provisions of the Code.

The master servicer and the special servicer may resign under the Pooling and Servicing Agreement at any time if continuing to perform their respective servicing duties would cause it to be in violation of any applicable law. The master servicer or the special servicer may generally resign at any time so long as it provides a replacement meeting the requirements in the Pooling and Servicing Agreement and that is otherwise acceptable to the Rating Agencies. Except as limited by certain conditions described set forth under “Transaction Parties—The Special Servicer” in this prospectus supplement, the special servicer may generally be replaced, prior to the occurrence and continuance of a Control Event, at any time by the Directing Certificateholder so long as, among other things, the Directing Certificateholder provides a replacement special servicer that is acceptable to the Rating Agencies. After the occurrence and during the continuance of a Control Event, the special servicer may be replaced with a new special servicer (x) upon the written request of holders of Regular Certificates (other than the Class X Certificates) evidencing not less than 25% of the Voting Rights (taking into account the application of any Appraisal Reductions to notionally reduce the respective Certificate Balances) of the Regular Certificates (other than the Class X Certificates) and (y) the written direction of holders of Principal Balance Certificates evidencing at least 75% of the aggregate Voting Rights (taking into account the application of any Realized Losses and the application of Appraisal Reductions to notionally reduce the respective Certificate Balances) of the Principal Balance Certificates.

Additionally, either of the master servicer or the special servicer, as the case may be, may be replaced by the depositor, the trustee, or Certificateholders representing at least 51% of Voting Rights in the event that a Servicer Termination Event under the Pooling and Servicing Agreement occurs with respect to such entity. In the event that either the master servicer or the special servicer resigns or is replaced and no replacement is otherwise provided for, the trustee is required to immediately take the place of such resigning master servicer and the master servicer is required to immediately take the place of such resigning special servicer unless the trustee or the master servicer, as applicable, is prohibited by any applicable law from serving in such capacity. The Certificateholders will receive notification from the trustee or the master servicer, as applicable, in any case in which a master servicer or special servicer resigns or is replaced.

Limitation on Liability of Directing Certificateholder

The Directing Certificateholder will not be liable to the trust fund or the Certificateholders for any action taken, or for refraining from the taking of any action for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

Each Certificateholder acknowledges and agrees, by its acceptance of its certificates, that the Directing Certificateholder:

(a)   may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)   may act solely in the interests of the holders of the Controlling Class;

(c)   does not have any liability or duties to the holders of any class of certificates other than the Controlling Class;

(d)   may take actions that favor the interests of the holders of the Controlling Class over the interests of the holders of one or more other classes of certificates; and

(e)   will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal thereof for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate any law or the accepted servicing practices or the provisions of the Pooling and Servicing Agreement or any intercreditor agreements, will not result in any liability on the part of the master servicer or the special servicer.

The Senior Trust Advisor

General Obligations. After the occurrence and during the continuance of a Control Event, the senior trust advisor will generally review the special servicer’s operational practices in respect of Specially Serviced Mortgage Loans to formulate an opinion as to whether or not those operational practices generally satisfy the Servicing Standard with respect to the resolution and/or liquidation of the Specially Serviced Mortgage Loans. In addition, after the occurrence and continuance of a Control Event, the senior trust advisor will consult with the special servicer with regard to certain matters with respect to its servicing of the Specially Serviced Mortgage Loans to the extent set forth in the Pooling and Servicing Agreement and described in this prospectus supplement.

The senior trust advisor will act solely as a contracting party to the extent set forth in the Pooling and Servicing Agreement and described in this prospectus supplement, and will have no fiduciary duty to any party. The senior trust advisor’s duties will be limited to its specific duties under the Pooling and Servicing Agreement, and the senior trust advisor will have no duty or liability to any particular class of certificates or any Certificateholder. The senior trust advisor is not a master servicer and will not be charged with changing the outcome on any particular Specially Serviced Mortgage Loan. By purchasing an Offered Certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Mortgage Loan and the goal of the senior trust advisor’s participation is to provide additional input relating to the special servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute. The senior trust advisor’s review of information (other than a Final Asset Status Report and information accompanying such report) or interaction with the special servicer related to any specific Specially Serviced Mortgage Loan is only to provide background information to support the senior trust advisor’s duties following a servicing transfer, if needed, or to allow more meaningful interaction with the special servicer. Potential investors should note that the senior trust advisor is not an “advisor” for any purpose other than as specifically set forth in the Pooling and Servicing Agreement and is not an advisor to any person, including without limitation any Certificateholder. For the avoidance of doubt, the senior trust advisor is not an investment adviser within the meaning of the Investment Company Act of 1940, as amended. See “Risk Factors—Your Lack of Control Over the Trust Can Adversely Impact Your Investment” in this prospectus supplement.

Prior to the occurrence and continuance of a Control Event, the senior trust advisor is required to promptly review all information available to Privileged Persons on the certificate administrator’s website related to Specially Serviced Mortgage Loans and certain information available to Privileged Persons on the certificate administrator’s website related to mortgage loans included on the CREFC master servicer watch list report prepared monthly by the master servicer and each Final Asset Status Report in order to maintain its familiarity with the mortgage loans and the performance of the special servicer under the Pooling and Servicing Agreement. In addition, prior to the occurrence and continuance of a Control Event, the special servicer will forward any Appraisal Reduction and net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Mortgage Loan to the senior trust advisor after they have been finalized and the senior trust advisor will review such calculations but will not take any affirmative action with respect to such Appraisal Reduction calculations and/or net present value calculations. Prior to the occurrence and continuance of a Control Event, the senior trust advisor’s obligations will be limited to the review described in this paragraph and generally will not involve an assessment of specific actions of the special servicer and, in any event, will be subject to limitations set forth in the Pooling and Servicing Agreement and described in this prospectus supplement.

Prior to the occurrence and continuance of a Control Event, the senior trust advisor will have no specific involvement with respect to servicing transfers, collateral substitutions, assignments, insurance policies, borrower substitutions, lease changes and other similar actions that the special servicer may perform under the Pooling and Servicing Agreement.

Prior to the occurrence and continuance of a Control Event, the special servicer will deliver to the senior trust advisor each Final Asset Status Report. The senior trust advisor will be obligated to keep confidential any Privileged Information received from the special servicer or Directing Certificateholder in connection with the Directing Certificateholder’s exercise of any rights under the Pooling and Servicing Agreement (including, without limitation, in connection with any Asset Status Report) or otherwise in connection with the transaction. The senior trust advisor will review such Asset Status Reports in the same manner as it does for the Final Asset Status Reports.

The senior trust advisor will not disclose such information to any other person (including any Certificateholders which are not then holders of Control Eligible Certificates), other than to the other parties to the Pooling and Servicing Agreement, to the extent expressly required by the Pooling and Servicing Agreement (which parties, in turn, will not without the prior written consent of the special servicer and the Directing Certificateholder, disclose such information to any other person), except to the extent that (a) such Privileged Information becomes generally available and known to the public other than as a result of disclosure directly or indirectly by such parties, (b) it is reasonable and necessary for such parties to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such party and not otherwise subject to a confidentiality obligation and/or (d) such disclosure is required by applicable law, unless the senior trust advisor is, as evidenced by an opinion of counsel to the senior trust advisor, the special servicer, the Directing Certificateholder and the trustee, otherwise required by law to disclose such information. Notwithstanding the foregoing, the senior trust advisor will be permitted to share Privileged Information with its affiliates and any subcontractors of the senior trust advisor that agree in writing to be bound by the same confidentiality provisions applicable to the senior trust advisor.

The senior trust advisor, its affiliates and any of its directors, officers, employees or agents will be entitled to indemnification by the trust fund against any loss, liability or expense incurred in connection with any legal action or claim that relates to the Pooling and Servicing Agreement or the certificates; provided that such indemnification will not extend to any loss, liability or expense incurred by reason of the senior trust advisor’s bad faith, willful misconduct or negligence in the performance of its obligations or duties under the Pooling and Servicing Agreement.

Annual Report. After the occurrence and during the continuance of a Control Event, based on the senior trust advisor’s review of any Assessment of Compliance, Attestation Report, Asset Status Report and other information (other than any communications between the Directing Certificateholder and the special servicer that would be Privileged Information) delivered to the senior trust advisor by the special servicer, including each Asset Status Report delivered during the prior calendar year, the senior trust advisor will prepare an annual report to be provided to the Rating Agencies and the certificate administrator for the benefit of the Certificateholders (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year for which a Control Event was continuing as of December 31 and setting forth its assessment of the special servicer’s performance of its duties under the Pooling and Servicing Agreement on a platform-level basis with respect to the resolution and liquidation of Specially Serviced Mortgage Loans.

The special servicer must be given an opportunity to review any annual report produced by the senior trust advisor at least 2 business days prior to its delivery to the certificate administrator and the Rating Agencies.

A form of annual report is attached to this prospectus supplement as Annex C (which form may subject to the Pooling and Servicing Agreement, be modified or supplemented from time to time to cure any ambiguity or error or to incorporate additional information). In each annual report, the senior trust advisor will identify any material deviations (i) from the Servicing Standard and (ii) from the special servicer’s obligations under the Pooling and Servicing Agreement with respect to the resolution and liquidation of Specially Serviced Mortgage Loans based on the limited review required in the Pooling and Servicing Agreement. Each annual report will be required to comply with the confidentiality requirements described in this prospectus supplement regarding Privileged Information and as otherwise set forth in the Pooling and Servicing Agreement.

As used in this prospectus supplement, “Privileged Information” means (i) any correspondence between the Directing Certificateholder and the special servicer related to any Specially Serviced Mortgage Loan or the exercise of the Directing Certificateholder’s consent or consultation rights under the Pooling and Servicing Agreement, and (ii) any strategically sensitive information that the special servicer has reasonably determined could compromise the trust fund’s position in any ongoing or future negotiations with the related borrower or other interested party.

Consultation Duties of the Senior Trust Advisor After a Control Event

After the occurrence and during the continuance of a Control Event, the special servicer will promptly deliver each Asset Status Report prepared in connection with the workout or liquidation of a Specially Serviced Mortgage Loan to the senior trust advisor. The senior trust advisor will be required to provide comments to the special servicer in respect of the Asset Status Reports, if any, within 10 business days of receipt, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that were previously holders of the Control Eligible Certificates), as a collective whole.

The special servicer will be obligated to consider such alternative courses of action and any other feedback provided by the senior trust advisor and, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder, in connection with the special servicer’s preparation of any Asset Status Report. The special servicer will revise the Asset Status Reports as it deems necessary to take into account any input and/or comments from the senior trust advisor (and, during the continuance of such Control Event but prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder), to the extent the special servicer determines that the senior trust advisor’s and/or Directing Certificateholder’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders, taking into account the interests of all of the Certificateholders as a collective whole. See “Servicing of the Mortgage Loans—General” in this prospectus supplement.

The special servicer will not be required to take or to refrain from taking any action because of an objection or comment by the senior trust advisor or a recommendation of the senior trust advisor.

After the occurrence and during the continuance of a Control Event, the special servicer will forward any Appraisal Reduction or net present value calculations to the senior trust advisor and the senior trust advisor is required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with any Appraisal Reduction or net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Mortgage Loan prior to utilization by the special servicer. The special servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the senior trust advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the senior trust advisor. The senior trust advisor will recalculate and verify the accuracy of those calculations and, in the event the senior trust advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the senior trust advisor and special servicer will consult with each other in order to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations. In the event the senior trust advisor and special servicer are not able to resolve such matters, the senior trust advisor will promptly notify the trustee and the trustee will determine any necessary action to take in accordance with the Pooling and Servicing Agreement.

The ability to perform the duties of the senior trust advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information required to be delivered to the senior trust advisor and the accuracy and the completeness of such information. In addition, it is possible that the lack of access to Privileged Information may limit or prohibit the senior trust advisor from performing its duties under the Pooling and Servicing Agreement, in which case any annual report will describe any resulting limitations.

Replacement of the Special Servicer

After the occurrence of a Consultation Termination Event, if the senior trust advisor determines that the special servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard, the senior trust advisor may recommend the replacement of the special servicer in the manner described in “Transaction Parties—Replacement of the Special Servicer” in this prospectus supplement.

Termination and Resignation of the Senior Trust Advisor

After the occurrence of a Consultation Termination Event, the senior trust advisor may be removed upon (i) the written direction of holders of Offered Certificates evidencing not less than 25% of the aggregate Certificate Balance of all classes of Principal Balance Certificates (taking into account the application of Appraisal Reductions to notionally reduce the Certificate Balances of classes to which such Appraisal Reductions are allocable) requesting a vote to replace the senior trust advisor with a replacement senior trust advisor selected by such Certificateholders, (ii) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (iii) receipt by the trustee and the certificate administrator of Rating Agency Confirmation from each Rating Agency that the appointment of such replacement senior trust advisor will not result in a downgrade of the Offered Certificates (which confirmations will be obtained by the certificate administrator at the expense of such holders). The certificate administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all Certificates in such regard. Upon the vote or written direction of holders of at least 75% of the aggregate Certificate Balance of all classes of Principal Balance Certificates (taking into account the application of Appraisal Reductions to notionally reduce the Certificate Balances of classes to which such Appraisal Reductions are allocable), the trustee will immediately replace the senior trust advisor with the replacement senior trust advisor.

In addition, in the event that the senior trust advisor fails to duly observe or perform in any material respect any of its duties, covenants or obligations under the Pooling and Servicing Agreement, then the trustee may, and upon the written direction of Certificateholders representing at least 51% of the Voting Rights (taking into account the application of any Appraisal Reductions to notionally reduce the Certificate Balance of the classes of certificates), the trustee will, terminate the senior trust advisor for cause. In the event (i) of the insolvency of the senior trust advisor, or (ii) the senior trust advisor acknowledges in writing its inability to legally perform its duties under the Pooling and Servicing Agreement, then the trustee will terminate the senior trust advisor for cause. Upon the termination of the senior trust advisor, a replacement senior trust advisor meeting the eligibility requirements set forth in the Pooling and Servicing Agreement and described in this prospectus supplement will be selected by the certificate administrator. The certificate administrator may rely on a certification by the replacement senior trust advisor that it meets such criteria. If the certificate administrator is unable to find a replacement senior trust advisor within 30 days of the termination of the senior trust advisor, the depositor will be permitted to find a replacement. Unless and until a replacement senior trust advisor is appointed, no party may act as the senior trust advisor. Any replacement senior trust advisor must (or all of the personnel responsible for supervising the obligations of the senior trust advisor must) meet the following criteria: (i) be regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and have at least 5 years of experience in collateral analysis and loss projections, and (ii) have at least 5 years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets.

The senior trust advisor may resign upon 30 days’ prior written notice to the depositor, master servicer, special servicer, trustee, certificate administrator and the Directing Certificateholder, if the senior trust advisor has secured a replacement senior trust advisor meeting the eligibility requirements set forth in the Pooling and Servicing Agreement and described in this prospectus supplement and such replacement has accepted its appointment as the replacement senior trust advisor and the trustee has received a Rating Agency Confirmation.

Prior to the occurrence and continuance of a Control Event, the Directing Certificateholder will have the right to consent, such consent not to be unreasonably withheld, conditioned or delayed to the identity of any replacement senior trust advisor.

In addition, in the event there are no classes of certificates outstanding other than the Control Eligible Certificates and the Class R certificates, the holders of a majority of the senior-most Class of Control Eligible Certificates outstanding may elect to terminate the senior trust advisor without payment of any penalty or termination fee. In the event the senior trust advisor resigns or is terminated for any reason it will remain entitled to any accrued and unpaid fees and reimbursement of Senior Trust Advisor Expenses.

Senior Trust Advisor Compensation

The fee of the senior trust advisor (the “Senior Trust Advisor Fee”) will be payable monthly from amounts received in respect of each mortgage loan, and will accrue at a rate (the “Senior Trust Advisor Fee Rate”), equal to a per annum rate of 0.0020%.

A “Senior Trust Advisor Consulting Fee” will be payable to the senior trust advisor with respect to each Major Decision on which the senior trust advisor has consultation rights. The Senior Trust Advisor Consulting Fee will be a fee for each such Major Decision equal to $15,000 or such lesser amount as the related borrower agrees to pay with respect to any mortgage loan; provided that the senior trust advisor may in its sole discretion reduce the Senior Trust Advisor Consulting Fee with respect to any Major Decision.

Each of the Senior Trust Advisor Fee and the Senior Trust Advisor Consulting Fee will be payable from funds on deposit in the Certificate Account out of amounts otherwise available to make distributions on the Offered Certificates as described in “Description of the Certificates—Distributions” in this prospectus supplement, but with respect to the Senior Trust Advisor Consulting Fee, only as and to the extent that such fee is actually received from the related borrower. If the senior trust advisor has consultation rights with respect to a Major Decision, the Pooling and Servicing Agreement will require the master servicer or the special servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Senior Trust Advisor Consulting Fee from the related borrower in connection with such Major Decision, but only to the extent not prohibited by the related mortgage loan documents. The master servicer or special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Senior Trust Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard but in no event will take any enforcement action with respect to the collection of such Senior Trust Advisor Consulting Fee other than requests for collection; provided that the master servicer or the special servicer, as applicable, will be required to consult with the senior trust advisor prior to any such waiver or reduction.

In addition to the Senior Trust Advisor Fee and the Senior Trust Advisor Consulting Fee, the senior trust advisor will be entitled to reimbursement of Senior Trust Advisor Expenses in accordance with the terms of the Pooling and Servicing Agreement. “Senior Trust Advisor Expenses” for each Distribution Date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the senior trust advisor pursuant to the Pooling and Servicing Agreement (other than the Senior Trust Advisor Fee and the Senior Trust Advisor Consulting Fee).

Maintenance of Insurance

To the extent permitted by the related mortgage loan and required by the Servicing Standard, the master servicer (with respect to the mortgage loans) or the special servicer (with respect to REO Properties) will be required to use efforts consistent with the Servicing Standard to cause each borrower to maintain for the related Mortgaged Property all insurance coverage required by the terms of the related mortgage loan documents, except to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below). This insurance coverage is required to be in the amounts (which, in the case of casualty insurance, is generally equal to the lesser of the outstanding principal balance of the related mortgage loan and the replacement cost of the related Mortgaged Property), and from an insurer meeting the requirements, set forth in the related mortgage loan documents. If the borrower does not maintain such coverage, the master servicer (with respect to mortgage loans) or the special servicer (with respect to REO Properties), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the trustee has an insurable interest, as determined by the master servicer or special servicer, as applicable, in accordance with the Servicing Standard; provided that the master servicer will be obligated to use efforts consistent with the Servicing Standard to cause the borrower to maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default as determined by the special servicer. See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Hazard, Liability and Other Insurance” and “Risk Factors—Availability of Terrorism Insurance” in this prospectus supplement. Notwithstanding any contrary provision above, the master servicer will not be required to maintain, and will not be in default for failing to obtain, any earthquake or environmental insurance on any Mortgaged Property unless such insurance was required at the time of origination of the related mortgage loan and is available at commercially reasonable rates. In addition, the master servicer will be entitled to rely on insurance consultants (at the master servicer’s expense) in determining whether any insurance is available at commercially reasonable rates. After the master servicer determines that a Mortgaged Property is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the master servicer will be required to use efforts consistent with the Servicing Standard to (1) cause each borrower to maintain (to the extent required by the related mortgage loan documents), and if the borrower does not so maintain, will be required to (2) itself maintain to the extent the trustee, as mortgagee, has an insurable interest in the Mortgaged Property and is available at commercially reasonable rates (as determined by the master servicer in accordance with the Servicing Standard) a flood insurance policy in an amount representing coverage not less than the lesser of (x) the outstanding principal balance of the related mortgage loan and (y) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, but only to the extent that the related mortgage loan permits the lender to require the coverage and maintaining coverage is consistent with the Servicing Standard.

Notwithstanding the foregoing, with respect to the mortgage loans that either (x) require the borrower to maintain “all risk” property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such mortgage loan reasonably requires from time to time in order to protect its interests, the master servicer will be required to, consistent with the Servicing Standard, (A) monitor in accordance with the Servicing Standard whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies on or prior to September 11, 2001 (“Additional Exclusions”), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) notify the special servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by the master servicer pursuant to clause (B) above. If the special servicer determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default the special servicer will be required to notify the master servicer and the master servicer will be required to use efforts consistent with the Servicing Standard to cause such insurance to be maintained. If the special servicer determines that such failure is an Acceptable Insurance Default, it will be required to inform each Rating Agency as to such conclusions for those mortgage loans that (i) have one of the ten (10) highest outstanding principal balances of the mortgage loans then included in the trust or (ii) comprise more than 5% of the outstanding principal balance of the mortgage loans then included in the trust.

“Acceptable Insurance Default” means, with respect to any mortgage loan, a default under the related mortgage loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related mortgaged real property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related mortgaged real property, insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the master servicer and the special servicer may forbear taking any enforcement action; provided that the special servicer has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard and, unless a Control Event has occurred and is continuing, with the consent of the Directing Certificateholder, that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related mortgaged real property and located in or around the region in which such related mortgaged real property is located, or (b) such insurance is not available at any rate; provided, however, that the Directing Certificateholder will not have more than 30 days to respond to the special servicer’s request for such consent; provided, further, that upon the special servicer’s determination, consistent with the Servicing Standard, that exigent circumstances do not allow the special servicer to consult with the Directing Certificateholder, the special servicer will not be required to do so. Each of the master servicer (at its own expense) and the special servicer (at the expense of the trust) will be entitled to rely on insurance consultants in making the determinations described above.

During the period that the special servicer is evaluating the availability of such insurance, or waiting for a response from the Directing Certificateholder, neither the master servicer nor the special servicer will be liable for any loss related to its failure to require the borrower to maintain such insurance and neither will be in default of its obligations as a result of such failure.

The special servicer will be required to maintain (or cause to be maintained), fire and hazard insurance on each REO Property, to the extent obtainable at commercially reasonable rates, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, and (2) the outstanding principal balance owing on the related mortgage loan, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the special servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the special servicer in accordance with the Servicing Standard), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended.

The Pooling and Servicing Agreement provides that the master servicer and the special servicer may satisfy their respective obligations to cause each borrower to maintain a hazard insurance policy by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the mortgage loans and REO Properties. Any losses incurred with respect to mortgage loans or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the master servicer or special servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the master servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the mortgage loan documents to maintain earthquake insurance on any Mortgaged Property and the special servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the special servicer will be paid out of a segregated custodial account created and maintained by the special servicer on behalf of the trustee in trust for the Certificateholders (the “REO Account”) or advanced by the master servicer as a Servicing Advance.

The costs of the insurance may be recovered by the master servicer or the trustee, as the case may be, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the Pooling and Servicing Agreement. All costs and expenses incurred by the special servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the master servicer to the special servicer as a Servicing Advance to the extent that such Servicing Advance is not determined to be a Nonrecoverable Advance.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the mortgage loans, nor will any mortgage loan be subject to FHA insurance.

Modifications, Waivers and Amendments

Except as otherwise set forth in this paragraph, the special servicer (or, with respect to non-material modifications, waivers and amendments, the master servicer) may not waive, modify or amend (or consent to waive, modify or amend) any provision of a mortgage loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the Pooling and Servicing Agreement, and (2) any waiver, modification or amendment more than three months after the Closing Date that would not be a “significant modification” of the mortgage loan within the meaning of Treasury Regulations Section 1.860G-2(b). The master servicer will not be permitted under the Pooling and Servicing Agreement to agree to any modifications, waivers and amendments without the consent of the special servicer except certain non-material consents and waivers described in the Pooling and Servicing Agreement and as permitted under the mortgage loan documents.

If, and only if, the special servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Mortgage Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the special servicer’s judgment, reasonably foreseeable, is reasonably likely to produce a greater recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) than liquidation of the Specially Serviced Mortgage Loan, then the special servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Mortgage Loan, subject to the restrictions and limitations described below.

In connection with (i) the release of a Mortgaged Property or any portion of a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property or any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the mortgage loan documents require the master servicer or the special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related mortgage loan, then such calculation will exclude the value of personal property and going concern value, if any.

The special servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified mortgage loan prior to the Rated Final Distribution Date. The special servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan if that modification, waiver or amendment would:

(1)       extend the maturity date of the Specially Serviced Mortgage Loan to a date occurring later than the earlier of (A) five years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Mortgage Loan is secured by a leasehold estate and not the related fee interest, the date twenty years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower; or

(2)       provide for the deferral of interest unless interest accrues on the mortgage loan, generally, at the related Mortgage Rate.

In the event of a modification that creates Mortgage Deferred Interest, the Pooling and Servicing Agreement will provide that the amount of deferred interest will be allocated to reduce the Distributable

Certificate Interest of the class or classes of certificates (other than the Class X Certificates and the Class R certificates) with the latest sequential designation then outstanding, and to the extent so allocated, will be added to the Certificate Balance of the class or classes.

If the special servicer gives notice of any modification, waiver or amendment of any term of any mortgage loan, the special servicer will be required to notify the master servicer, the applicable mortgage loan seller, the certificate administrator, the trustee, unless a Consultation Termination Event has occurred, the Directing Certificateholder, the 17g-5 Information Provider, who will thereafter post any such notice to the 17g-5 Information Provider’s website, and promptly, but not earlier than the second business day following the delivery of such notice to the 17g-5 Information Provider, each Rating Agency. If the master servicer gives notice of any modification, waiver or amendment of any term of any mortgage loan, the master servicer will be required to notify the special servicer (and, unless a Consultation Termination Event has occurred, the special servicer will forward any such notice to the Directing Certificateholder), the applicable mortgage loan seller, the 17g-5 Information Provider, who will thereafter post any such notice to the 17g-5 Information Provider’s website, and promptly, but not earlier than the second business day following the delivery of such notice to the 17g-5 Information Provider, each Rating Agency, the certificate administrator and the trustee. The party providing notice will be required to deliver to the custodian for deposit in the related Mortgage File, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, and if required, a copy to the master servicer, all as set forth in the Pooling and Servicing Agreement. Copies of each agreement whereby the modification, waiver or amendment of any term of any mortgage loan is effected are required to be available for review during normal business hours at the offices of the custodian. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus supplement.

The modification, waiver or amendment of a mortgage loan that has a related mezzanine loan is subject to certain limitations set forth in the related intercreditor agreement. See “Risk Factors—Ability to Incur Other Borrowings Entails Risk” in this prospectus supplement.

Mortgage Loans with “Due-on-Sale” and “Due-on-Encumbrance” Provisions

The master servicer, with respect to non-Specially Serviced Mortgage Loans, and the special servicer, with respect to Specially Serviced Mortgage Loans, will be required (a) to exercise any right it may have with respect to a mortgage loan containing a “due-on-sale” clause (1) to accelerate the payments on that mortgage loan, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standard or (b) to waive its right to exercise such rights; provided, however, that with respect to such waiver of rights, (i) with respect to all non-Specially Serviced Mortgage Loans, the master servicer has made a recommendation and obtained the prior written consent (or deemed consent) of the special servicer, and (ii) with respect to all Specially Serviced Mortgage Loans, and all non-Specially Serviced Mortgage Loans, prior to the occurrence and continuance of a Control Event, the special servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder, if applicable.

With respect to a mortgage loan with a “due-on-encumbrance” clause, the master servicer, with respect to non-Specially Serviced Mortgage Loans, and the special servicer, with respect to Specially Serviced Mortgage Loans, will be required (a) to exercise any right it may have with respect to a mortgage loan containing a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) to waive its right to exercise such rights, provided that, with respect to such waiver of rights, (i) if the mortgage loan is a non-Specially Serviced Mortgage Loan, the master servicer has made a recommendation and obtained the prior written consent (or deemed consent) of the special servicer and (ii) prior to the occurrence and continuance of a Control Event, the special servicer has obtained the consent of the Directing Certificateholder, if applicable.

See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—’Due-on-Sale’ and ‘Due-on-Encumbrance” Provisions’ in this prospectus supplement.

Realization Upon Defaulted Mortgage Loans

Within 30 days after a mortgage loan has become a Specially Serviced Mortgage Loan, the special servicer will be required to order an appraisal of the related Mortgaged Property (which will not be required to be received within that 30-day period) and, not more than 30 days after receipt of such appraisal, determine the fair value of the mortgage loan in accordance with the Servicing Standard. The special servicer will be permitted to change, from time to time thereafter, its determination of the fair value of a mortgage loan in default based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard. The special servicer will promptly notify the master servicer in writing of the initial fair value determination and any adjustment to its fair value determination.

The Pooling and Servicing Agreement will provide that the special servicer may offer to sell to any person any Specially Serviced Mortgage Loan or may offer to purchase any Specially Serviced Mortgage Loan (to the extent consistent with the term of any related intercreditor agreement), if and when the special servicer determines, consistent with the Servicing Standard, that no satisfactory arrangements can be made for collection of delinquent payments thereon and such a sale would be in the best economic interests of the trust on a net present value basis. The special servicer is required to give the trustee not less than five days prior written notice of its intention to sell any Specially Serviced Mortgage Loan, in which case the special servicer is required to accept the highest offer received from any person for any Specially Serviced Mortgage Loan in an amount at least equal to par plus accrued interest plus all other outstanding amounts due under such mortgage loan and any outstanding expenses of the trust relating to such mortgage loan (the “Mortgage Loan Repurchase Price”) or, at its option, if it has received no offer at least equal to the Mortgage Loan Repurchase Price therefor, purchase the Specially Serviced Mortgage Loan at such Mortgage Loan Repurchase Price.

In the absence of any such offer (or purchase by the special servicer), the special servicer will accept the highest offer received from any person that is determined to be a fair price for such Specially Serviced Mortgage Loan, if the highest offeror is a person other than the depositor, the master servicer, the special servicer, any borrower, any manager of a Mortgaged Property, any independent contractor engaged by the special servicer (in connection with offers related to the applicable mortgage loan), a holder of a related mezzanine loan (except to the extent described below), or any known affiliate of any of them (any such person, an “Interested Person”); provided, however, that prior to the occurrence of a Consultation Termination Event, any sale of any Specially Serviced Mortgage Loan for less than the Mortgage Loan Repurchase Price will be subject to a right of first refusal held by the Directing Certificateholder, which right of first refusal may be exercised, if not waived sooner, within 10 business days of written notice from the special servicer. In the event the Directing Certificateholder does not exercise its right of first refusal and any contemplated sale is not ultimately consummated, the Directing Certificateholder will have a right of first refusal with respect to any subsequent sale of that Specially Serviced Mortgage Loan by the special servicer. The trustee (based upon, among other things, updated independent appraisals received by the trustee (the cost of which will be a Servicing Advance by the master servicer), is required to determine what is a fair price for the Specially Serviced Mortgage Loan if the highest offeror is an Interested Person. Any such determination by the trustee will be binding on all parties. Neither the trustee, in its individual capacity, nor any of its affiliates may make an offer for or purchase any Specially Serviced Mortgage Loan.

The Pooling and Servicing Agreement will not obligate the special servicer to accept the highest offer if the special servicer determines, in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the holders of certificates. In addition, the special servicer may accept a lower offer if it determines, in accordance with the Servicing Standard, that acceptance of such offer would be in the best interests of the holders of certificates (for example, if the prospective buyer making the lower offer is more likely to perform its obligations, or the terms offered by the prospective buyer making the lower offer are more favorable), provided that the offeror is not the special servicer or a person affiliated with the special servicer. The special servicer is required to use reasonable efforts to sell all Specially Serviced Mortgage Loans prior to the Rated Final Distribution Date.

Notwithstanding the foregoing, with respect to each mortgage loan with a related mezzanine loan, the sale by the special servicer of any Specially Serviced Mortgage Loan is subject to the rights of the holder of the related mezzanine debt to exercise its option to purchase the related mortgage loan or REO Property, as applicable, following a default as described under the related intercreditor agreement (and such purchase price is subject to the terms of such intercreditor agreement). See “Description of the Mortgage Pool—Additional Debt—Mezzanine Debt” in this prospectus supplement.

If title to any Mortgaged Property is acquired by the trust fund, the special servicer, on behalf of the trust fund, will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants or has not denied an extension of time to sell the property or (2) the trustee, the certificate administrator and the master servicer receive an opinion of independent counsel to the effect that the holding of the property by the trust fund longer than the above-referenced three year period will not result in the imposition of a tax on either the Lower-Tier REMIC or the Upper-Tier REMIC or cause the trust fund (or either the Lower-Tier REMIC or the Upper-Tier REMIC) to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the Pooling and Servicing Agreement, the special servicer will generally be required to attempt to sell any Mortgaged Property so acquired on the same terms and conditions it would if it were the owner. The special servicer will also be required to ensure that any Mortgaged Property acquired by the trust fund is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times and that the sale of the property does not result in the receipt by the trust fund of any income from non-permitted assets as described in Code Section 860F(a)(2)(B). If the trust fund acquires title to any Mortgaged Property, the special servicer, on behalf of the trust fund, will retain, at the expense of the trust fund, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was at least 10% completed at the time default on the related mortgage loan became imminent. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage the Mortgaged Property as required under the Pooling and Servicing Agreement.

Generally, neither the Lower-Tier REMIC nor the Upper-Tier REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the trust fund to the extent that it constitutes “rents from real property,” within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings that are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the trust fund would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel. Any of the foregoing types of income may instead constitute “net income from foreclosure property,” which would be taxable to the Lower-Tier REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. The Pooling and Servicing Agreement provides that the special servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the trust fund to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates. See “Material Federal Income Tax Consequences—Taxes That May Be Imposed on the REMIC Pool” in the prospectus.

To the extent that Liquidation Proceeds collected with respect to any mortgage loan are less than the sum of: (1) the outstanding principal balance of the mortgage loan, (2) interest accrued on the mortgage loan and (3) the aggregate amount of expenses reimbursable to the master servicer, the special servicer, the certificate administrator, the senior trust advisor or the trustee or paid out of the trust fund that were not reimbursed by the related borrower (including any unpaid servicing compensation, unreimbursed Servicing Advances and unpaid and accrued interest on all Advances and additional trust fund expenses) incurred with respect to the mortgage loan, the trust fund will realize a loss in the amount of the shortfall. The trustee, the certificate administrator, the master servicer, the special servicer and/or the senior trust advisor will be entitled to reimbursement out of the Liquidation Proceeds recovered on any mortgage loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related mortgage loan, certain unreimbursed expenses incurred with respect to the mortgage loan and any unreimbursed Advances (including interest thereon) made with respect to the mortgage loan. In addition, amounts otherwise distributable on the certificates will be further reduced by interest payable to the master servicer, the special servicer or the trustee on these Advances.

If any Mortgaged Property suffers damage and the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the master servicer will not be required to advance the funds to effect the restoration unless (1) the special servicer determines that the restoration will increase the proceeds to Certificateholders on liquidation of the mortgage loan after reimbursement of the special servicer or the master servicer, as the case may be, for its expenses and (2) the master servicer has not determined that the advance would be a Nonrecoverable Advance.

Inspections; Collection of Operating Information

The master servicer will be required to perform or cause to be performed (at its own expense), physical inspections of each Mortgaged Property relating to a mortgage loan (other than a Specially Serviced Mortgage Loan) with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 2013 unless a physical inspection has been performed by the special servicer within the last calendar year and the master servicer has no knowledge of a material change in the Mortgaged Property since such physical inspection; provided, further, however, that if any scheduled payment becomes more than 60 days delinquent on the related mortgage loan, the special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the mortgage loan becomes a Specially Serviced Mortgage Loan and annually thereafter for so long as the mortgage loan remains a Specially Serviced Mortgage Loan (the cost of which inspection will be reimbursed first from default interest and late charges constituting additional compensation of the special servicer on the related mortgage loan and then from the Certificate Account as an expense of the trust fund). The special servicer or the master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any material vacancies in the Mortgaged Property of which it has knowledge, of any sale, transfer or abandonment of the Mortgaged Property of which it has knowledge or that is evident from the inspection, of any material change in the condition of the Mortgaged Property to the extent evident from the inspection, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

With respect to each mortgage loan that requires the borrower to deliver Operating Statements, the special servicer or the master servicer, as applicable, is also required to use reasonable efforts to collect and review the annual Operating Statements of the related Mortgaged Property. Most of the mortgage loan documents obligate the related borrower to deliver annual property Operating Statements. However, we cannot assure you that any Operating Statements required to be delivered will in fact be delivered, nor is the special servicer or the master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing mortgage loan.

Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the Pooling and Servicing Agreement. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus supplement.

Certain Matters Regarding the Master Servicer, the Special Servicer, the Senior Trust Advisor and the Depositor

The Pooling and Servicing Agreement permits the master servicer and the special servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies; and, as to the special servicer only, for so long as a Control Event has not occurred and is not continuing, the approval of such successor by the Directing Certificateholder, which approval will not be unreasonably withheld, or (b) a determination that their respective obligations are no longer permissible with respect to the master servicer or the special servicer, as the case may be, under applicable law. No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the Pooling and Servicing Agreement. Further, the resigning master servicer or special servicer, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The Pooling and Servicing Agreement will provide that none of the master servicer, the special servicer, the depositor, the senior trust advisor or any member, manager, director, officer, employee or agent of any of them will be under any liability to the trust fund or the Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment; provided, however, that none of the master servicer, the special servicer, the depositor, the senior trust advisor or similar person will be protected against any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement or by reason of negligent disregard of such obligations and duties. The Pooling and Servicing Agreement will also provide that the master servicer, the special servicer, the depositor, the senior trust advisor and their respective affiliates and any director, officer, employee or agent of any of them will be entitled to indemnification by the trust fund against any loss, liability or expense incurred in connection with any legal action or claim that relates to the Pooling and Servicing Agreement or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law.

In addition, the Pooling and Servicing Agreement will provide that none of the master servicer, the special servicer, the depositor or senior trust advisor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling and Servicing Agreement or that in its opinion may involve it in any expense or liability not reimbursed by the trust. However, each of the master servicer, the special servicer, the depositor and the senior trust advisor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the Certificateholders. If any such expenses, costs or liabilities relate to a mortgage loan, then any subsequent recovery on that mortgage loan will be used to reimburse the trust for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the Certificateholders, and the master servicer, the special servicer or the depositor, as the case may be, will be entitled to charge the Certificate Account for the expenses.

Pursuant to the Pooling and Servicing Agreement, the master servicer and the special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the Pooling and Servicing Agreement. Notwithstanding the foregoing, the master servicer and the special servicer will be allowed to self-insure with respect to an errors and omission policy and a fidelity bond so long as certain conditions set forth in the Pooling and Servicing Agreement are met.

Any person into which the master servicer, the special servicer, the depositor or senior trust advisor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the depositor or senior trust advisor is a party, or any person succeeding to the business of the master servicer, the special servicer, the depositor or senior trust advisor, will be the successor of the master servicer, the special servicer, the depositor or senior trust advisor, as the case may be, under the Pooling and Servicing Agreement. The master servicer and the special servicer may have other normal business relationships with the depositor or the depositor’s affiliates.

Unless and until the special servicer liquidates a mortgage loan following a default with respect to such mortgage loan, the special servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing Agreement, including workout, sale and foreclosure, consistent with the Servicing Standard and any applicable REMIC provisions of the Code.

In connection with the master servicer and the special servicer’s duties, all net present value calculations and determinations made under the Pooling and Servicing Agreement with respect to a mortgage loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard”) will be made using a discount rate appropriate for the type of cash flows being discounted; namely (i) for principal and interest payments on a mortgage loan or sale of a mortgage loan by the special servicer, the higher of (1) the rate determined by the master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the borrower on non-defaulted debt of such borrower as of such date of determination and (2) the Mortgage Rate on the applicable mortgage loan based on its outstanding principal balance and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or update of such appraisal) of the related Mortgaged Property.

Rating Agency Confirmations

The Pooling and Servicing Agreement will provide that, notwithstanding the terms of the related mortgage loan documents or other provisions of the Pooling and Servicing Agreement, if any action under such mortgage loan documents or the Pooling and Servicing Agreement requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being sent to the applicable Rating Agency, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has, promptly request the related Rating Agency Confirmation again. The circumstances described in the preceding sentence are referred to in this prospectus supplement as a “RAC No-Response Scenario”.

It is also possible that Moody’s or another Rating Agency may require that it be indemnified for any Rating Agency Confirmation as a condition to considering any request for a Rating Agency Confirmation, and that the Requesting Party will not agree to provide such indemnification. The circumstances referred to in the preceding sentence are referred to in this prospectus supplement as a “RAC Indemnity Refusal Scenario”. None of the master servicer, the special servicer, the trustee, the certificate administrator, the senior trust advisor or the depositor will be required to agree to indemnify any Rating Agency in connection with a Rating Agency Confirmation. However, to the extent any of such parties does agree to do so, and such party determines that such indemnity is in the best interest of the trust and the Certificateholders, they will be entitled to be indemnified in turn from the Trust Fund pursuant to the indemnification provided to such parties pursuant to the Pooling and Servicing Agreement. In addition, the master servicer or the special servicer, as applicable, may agree to provide such indemnification on behalf of the Trust Fund directly if such servicer determines that doing so would be consistent with the Servicing Standard. In a RAC Indemnity Refusal Scenario, or if there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario, then (x) with respect to any condition in any mortgage loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the Pooling and Servicing Agreement relating to the servicing of the mortgage loans (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be considered satisfied with respect to such Rating Agency, and the master servicer or the special servicer, as the case may be, may then take such action if the master servicer or the special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of the master servicer or special servicer, such condition will be considered satisfied if the applicable replacement master servicer or special servicer (i) has not been cited by Moody’s as having servicing concerns as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency and (ii) is rated at least “CMS3” (in the case of the master servicer) or “CSS3” (in the case of the special servicer), if Fitch is the non-responding Rating Agency. Promptly following the master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being considered satisfied as described in clause (x) above, the master servicer or special servicer will be required to provide written notice to (i) the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the Pooling and Servicing Agreement, and (ii) promptly, but not earlier than the second business day following the delivery of such notice to the 17g 5 Information Provider, to the Rating Agencies, of the action taken.

For all other matters or actions not specifically discussed above, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, there can be no assurance that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the master servicer or the special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus supplement will not in and of itself result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter.

Any Rating Agency Confirmation requests made by the master servicer, special servicer, certificate administrator, or trustee, as applicable, pursuant to the Pooling and Servicing Agreement, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the Pooling and Servicing Agreement) and promptly, but not earlier than the second business day following such delivery to the 17g-5 Information Provider, the master servicer, special servicer, certificate administrator or trustee, as applicable, will be required to send the

Rating Agency Confirmation request to the Rating Agencies in accordance with the delivery instructions in the Pooling and Servicing Agreement.

The master servicer, the special servicer, the certificate administrator and the trustee will be permitted to orally communicate with the Rating Agencies regarding any of the mortgage loan documents or any matter related to the mortgage loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the Pooling and Servicing Agreement, provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the Pooling and Servicing Agreement. All other information required to be delivered to the Rating Agencies pursuant to the Pooling and Servicing Agreement or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the Pooling and Servicing Agreement, and thereafter be delivered by the applicable party to the Rating Agencies in accordance with the delivery instructions set forth in the Pooling and Servicing Agreement. The senior trust advisor will have no obligation or authority to communicate directly with the Rating Agencies, but may deliver required information to the Rating Agencies to the extent set forth herein.

The Pooling and Servicing Agreement will provide that the Pooling and Servicing Agreement may be amended to change the procedures regarding compliance with Rule 17g-5 under the Exchange Act, without any Certificateholder consent; provided, that notice of any such amendment must be provided to the 17g-5 Information Provider (who will post such notice to the 17g-5 Information Provider’s website and the certificate administrator’s website), and promptly, but not earlier than the second business day following the delivery of such notice to the 17g-5 Information Provider, deliver such notice to the Rating Agencies.

Evidence as to Compliance

Each of the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of a mortgage loan), the custodian, the trustee and the certificate administrator will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the mortgage loans, to use reasonable efforts to cause such servicing function participant to furnish) to the depositor and the certificate administrator, an officer’s certificate of the officer responsible for the servicing activities of such party stating, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the Pooling and Servicing Agreement or any sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the Pooling and Servicing Agreement or the sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying the failure known to such officer and the nature and status of the failure.

In addition, each of the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of the mortgage loan), the trustee, the custodian, the certificate administrator and the senior trust advisor will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the mortgage loans, to use reasonable efforts to cause such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider, the depositor and promptly, but not earlier than the second business day after providing such statements to the 17g-5 Information Provider, the 17g-5 Information Provider will provide to each Rating Agency, a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

●
the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the Pooling and Servicing Agreement setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and

●
a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

“Regulation AB” means subpart 229.1100-Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100 229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC in the adopting release (Asset Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506-1,631 (Jan. 7, 2005)) or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Servicer Termination Events

A “Servicer Termination Event” under the Pooling and Servicing Agreement with respect to the master servicer or the special servicer, as the case may be, will include, without limitation:

(a)      (i) any failure by the master servicer to make a required deposit to the Certificate Account on the day such deposit was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the master servicer to deposit into, or remit to the certificate administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)      any failure by the special servicer to deposit into the REO Account within one business day after the day such deposit is required to be made, or to remit to the master servicer for deposit in the Certificate Account or to remit to the certificate administrator for deposit in the appropriate Distribution Account any such remittance required to be made by the special servicer on the day such remittance is required to be made under the Pooling and Servicing Agreement;

(c)      any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for 30 days (or (i) with respect to any year that a report on Form 10-K is required to be filed, five business days in the case of the master servicer’s or special servicer’s, as applicable, obligations regarding Exchange Act reporting required under the Pooling and Servicing Agreement and compliance with Regulation AB, (ii) 15 days in the case of the master servicer’s failure to make a Servicing Advance or (iii) 15 days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the Pooling and Servicing Agreement) after written notice of the failure has been given to the master servicer or the special servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the master servicer or the special servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by Certificateholders of any class, evidencing as to that class, Percentage Interests aggregating not less than 25%; provided, however, that if that failure is capable of being cured and the master servicer or the special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days; provided further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;

(d)      any breach on the part of the master servicer or the special servicer of any representation or warranty in the Pooling and Servicing Agreement that materially and adversely affects the interests of any class of Certificateholders and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the master servicer or the special servicer, as the case may be, by the depositor, the certificate administrator or the trustee, or to the master servicer, the special servicer, the depositor, the certificate administrator and the trustee by the Certificateholders of any class, evidencing as to that class, Percentage Interests aggregating not less than 25%; provided, however, that if that breach is capable of being cured and the master servicer or the special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)      certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or the special servicer, and certain actions by or on behalf of the master servicer or the special servicer indicating its insolvency or inability to pay its obligations;

(f)      Moody’s (i) has qualified, downgraded or withdrawn its ratings of one or more classes of Offered Certificates, or (ii) has placed one or more classes of Offered Certificates on “watch status” in contemplation of a rating downgrade or withdrawal (and such “watch status” placement has not been withdrawn by Moody’s within 60 days) and, in the case of either of clauses (i) or (ii), cited servicing concerns with the master servicer or the special servicer, as the case may be, as the sole or material factor in such action;

(g)      the master servicer or the special servicer is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and such master servicer or special servicer is not reinstated to that rating within 30 days of the delisting; or

(h)      the trustee will have received written notice from Fitch that the continuation of either master servicer or the special servicer in such capacity would result or has resulted in the downgrade, qualification or withdrawal (and such notice has not been withdrawn by Fitch within 60 days of the receipt of notice) of any rating then assigned by Fitch to any class of Offered Certificates.

Rights Upon Servicer Termination Event

If a Servicer Termination Event occurs with respect to the master servicer or the special servicer under the Pooling and Servicing Agreement, then, so long as the Servicer Termination Event remains unremedied, the depositor or the trustee will be authorized, and at the written direction of Certificateholders entitled to not less than 51% of the Voting Rights or, for so long as a Control Event has not occurred and is not continuing, the Directing Certificateholder (solely with respect to the special servicer), the trustee will be required to terminate all of the rights and obligations of the defaulting party as master servicer or the special servicer, as the case may be (other than certain rights in respect of indemnification and certain items of servicing compensation), under the Pooling and Servicing Agreement. The trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable so to act, it may (or, at the written request of Certificateholders entitled to not less than 51% of the Voting Rights, or, for so long as a Control Event has not occurred and is not continuing, the Directing Certificateholder, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that would not result in the downgrade, qualification or withdrawal of the then-current ratings assigned to any class of Offered Certificates by either Rating Agency to act as successor to the master servicer or special servicer, as the case may be, under the Pooling and Servicing

Agreement and, for so long as a Control Event has not occurred and is not continuing, that has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld.

In addition, notwithstanding anything to the contrary contained in the section described above, if the master servicer receives notice of termination solely due to a Servicer Termination Event described in clauses (f), (g) or (h) under “—Servicer Termination Events” above, and prior to being replaced as described in the second preceding paragraph, the master servicer will have 45 days after receipt of the notice of termination to find, and sell its rights and obligations to, a successor master servicer that meets the requirements of a master servicer under the Pooling and Servicing Agreement; provided that the Rating Agencies have each provided a Rating Agency Confirmation. The termination of the master servicer will be effective when such successor master servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer’s servicing obligations and responsibilities under the Pooling and Servicing Agreement. If a successor has not entered into the Pooling and Servicing Agreement as successor master servicer within 45 days after notice of the termination of the master servicer, the master servicer will be replaced by the trustee as described in the previous paragraph.

No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the certificates or the Pooling and Servicing Agreement unless the holder previously has given to the trustee written notice of default and the continuance of the default and unless the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee reasonable indemnity, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

Further, if replaced as a result of a Servicer Termination Event any master servicer or special servicer, as the case may be, will be responsible for the costs and expenses associated with the transfer of its duties.

Amendment

The Pooling and Servicing Agreement may be amended by the parties to the Pooling and Servicing Agreement, without the consent of any of the holders of certificates:

(a)      to correct any defect or ambiguity in the Pooling and Servicing Agreement in order to address any manifest error in any provision of the Pooling and Servicing Agreement;

(b)      to cause the provisions in the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in this prospectus supplement with respect to the certificates, the trust or the Pooling and Servicing Agreement or to correct or supplement any of its provisions which may be inconsistent with any other provisions therein or to correct any error;

(c)      to change the timing and/or nature of deposits in the Certificate Account, the Distribution Accounts or the REO Account, provided that (A) the Servicer Remittance Date will in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment;

(d)      to modify, eliminate or add to any of its provisions to the extent as will be necessary to maintain the qualification of either the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or the Grantor Trust as a grantor trust at all times that any certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the Lower-Tier REMIC, the Upper-Tier REMIC or the Grantor Trust that would be a claim against the Lower-Tier REMIC or the Upper-Tier REMIC or the Grantor Trust; provided that the trustee and the certificate administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and (2) the action will not adversely affect in any material respect the interests of any holder of the certificates;

(e)      to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates; provided that the depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee; provided that the depositor may conclusively rely upon an opinion of counsel to such effect;

(f)      to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement;

(g)      to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the then-current ratings assigned to each class of Offered Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies; provided that such amendment or supplement would not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced by an opinion of counsel;

(h)      to modify the provisions of the Pooling and Servicing Agreement with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts if (a) the depositor, the master servicer, the trustee and, for so long as a Control Event has not occurred and is not continuing, the Directing Certificateholder, determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC or the status of the Grantor Trust as a grantor trust, as evidenced by an opinion of counsel and (c) a Rating Agency Confirmation;

(i)      to modify the procedures set forth in the Pooling and Servicing Agreement relating to compliance with Rule 17g-5 under the Exchange Act, provided that the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by (A) an opinion of counsel or (B) if any certificate is then rated, Rating Agency Confirmation from each Rating Agency rating such certificates; and provided, further, that the trustee must give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s website, and promptly, but not earlier than the second business day following the delivery of such notice to the 17g-5 Information Provider, deliver a copy of such notice to each Rating Agency; and

(j)      in the event of a TIA Applicability Determination (as defined below), to modify, eliminate or add to the provisions of the Pooling and Servicing Agreement to such extent as shall be necessary to (A) effect the qualification of the Pooling and Servicing Agreement under the TIA or under any similar federal statute hereafter enacted and to add to the Pooling and Servicing Agreement such other provisions as may be expressly required by the TIA, and (B) modify such other provisions as necessary to conform the Pooling and Servicing Agreement and be consistent with the modifications made pursuant to the preceding clause (A).

With respect to paragraph (j) above, a recent federal district court ruling on a motion to dismiss (Retirement Board of the Policemen’s Annuity and Benefit Fund of the City of Chicago, et al. v. The Bank of New York Mellon, 11 Civ. 5459 (WHP) (S.D.N.Y. Apr. 3, 2012) held that the Trust Indenture Act of 1939, as amended (the “TIA”), may be applicable to certain agreements that are similar to the Pooling and Servicing Agreement. Such decision is contrary to published guidance of the Division of Corporation Finance of the SEC, as well as historical industry practice, and as a result the Pooling and Servicing Agreement has not been qualified under the TIA. However, in the event that subsequent to the date of this prospectus supplement the depositor informs the Trustee that it has determined that the TIA does apply to the Pooling and Servicing Agreement (a “TIA Applicability Determination”), the Pooling and Servicing Agreement will provide that it will be amended, without the consent of any Certificateholder, to the extent necessary to comply with the TIA. In addition, if the TIA were to apply to the Pooling and Servicing Agreement, the TIA provides that certain provisions would automatically be deemed to be included in the Pooling and Servicing Agreement (and the Pooling and Servicing Agreement thus would be statutorily amended without any further action). Generally, the TIA provisions include additional obligations of the Trustee, certain additional reporting requirements, and heightened conflict of interest rules which may require, for example, that the Trustee resign in the event the interests of the holders of the various classes of Certificates differ from one another under certain circumstances and that one or more other trustees be appointed in its place. While investors should understand the potential for such amendments, investors should not purchase Certificates with any expectation that the TIA will be determined to apply or that any such amendments will be made.

The Pooling and Servicing Agreement may also be amended by the parties to the Pooling and Servicing Agreement with the consent of the holders of certificates of each class affected by such amendment evidencing, in each case, not less than 51% of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the certificates, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the mortgage loans that are required to be distributed on a certificate of any class without the consent of the holder of the certificate, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment, without the consent of the holders of all certificates of that class then outstanding, (3) adversely affect the Voting Rights of any class of certificates, without the consent of the holders of all certificates of that class then outstanding, (4) change in any manner the obligations of any mortgage loan seller under such Purchase Agreement without the consent of the applicable mortgage loan seller, or (5) amend the Servicing Standard without, in each case, the consent of 100% of the holders of certificates or a Rating Agency Confirmation by each Rating Agency.

Notwithstanding the foregoing, no amendment to the Pooling and Servicing Agreement may be made that changes in any manner the obligations of any mortgage loan seller under such Purchase Agreement or the rights of any mortgage loan seller, including as a third party beneficiary, under the Pooling and Servicing Agreement, without the consent of the applicable mortgage loan seller.

Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the Pooling and Servicing Agreement without the trustee, the certificate administrator, the master servicer, the special servicer and the senior trust advisor having first received an opinion of counsel (at the trust fund’s expense) to the effect that the amendment does not conflict with the terms of the Pooling and Servicing Agreement and that the amendment or the exercise of any power granted to the master servicer, the special servicer, the depositor, the certificate administrator, the trustee or any other specified person in accordance with the amendment, will not result in the imposition of a tax on any portion of the trust fund or cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

CERTAIN AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS INVOLVING TRANSACTION PARTIES

JPMCB and its affiliates are playing several roles in this transaction. J.P. Morgan Chase Commercial Mortgage Securities Corp. is the depositor and a wholly-owned subsidiary of JPMCB. JPMCB and the other mortgage loan sellers originated or acquired the mortgage loans and will be selling them to the depositor. JPMCB is also an affiliate of J.P. Morgan Securities Inc., an underwriter for the offering of the certificates.

LCF is a sponsor and mortgage loan seller. It is also an affiliate of Ladder Capital Securities LLC, an underwriter for the offered certificates and an initial purchaser of the non-offered certificates. LCF or one of its affiliates originated each of the mortgage loans that LCF is selling to the depositor for inclusion in the trust.

JPMorgan Chase Bank, National Association, Wells Fargo Bank, National Association and certain other third party lenders provide warehouse financing to the LCF Financing Affiliates through various repurchase facilities. Ladder Holdings guarantees certain obligations of the LCF Financing Affiliates under such repurchase facilities. Most, if not all, of the LCF Mortgage Loans are subject to such repurchase facilities. If such is the case at the time the Certificates are issued, then LCF will use the proceeds from its sale of the LCF Mortgage Loans to the depositor to, among other things, acquire the warehoused LCF Mortgage Loans from the LCF Financing Affiliates, and the LCF Financing Affiliates will, in turn, use the funds that they receive from LCF to, among other things, reacquire the warehoused LCF Mortgage Loans from the repurchase agreement counterparties free and clear of any liens. JPMorgan Chase Bank, National Association is the repurchase agreement counterparty with respect to LCF Mortgage Loans with an aggregate Cut-off Date Balance of $42,169,160, which represents 3.7% of the Initial Pool Balance, and Wells Fargo Bank, National Association is the repurchase agreement counterparty with respect to LCF Mortgage Loans with an aggregate Cut-off Date Balance of $39,187,000, which represents 3.5% of the Initial Pool Balance. Midland Loan Services, a Division of PNC Bank, National Association acts as “shadow servicer” with respect to the LCF Mortgage Loans that are subject to the repurchase facilities with JPMorgan Chase Bank, National Association. Wells Fargo Bank, National Association, is the interim servicer of, and the custodian of the loan files with respect to, all twelve (12) LCF Mortgage Loans with an aggregate Cut-off Date Balance of $169,356,160, representing 14.9% of the Initial Pool Balance.

In addition, with respect to one (1) mortgage loan (identified as Loan No. 34 on Annex A-1 to this prospectus supplement, representing 1.1% of the Initial Pool Balance, Ladder Capital Finance LLC, or an affiliate thereof, is party to an interest rate hedging arrangement with JPMorgan Chase Bank, National Association. This hedging arrangement will terminate in connection with the transfer of that mortgage loan pursuant to this securitization transaction.

With respect to five (5) mortgage loans (identified as Loan Nos. 5, 15, 23, 31 and 40 on Annex A-1 to this prospectus supplement), representing 10.2% of the Initial Pool Balance, Ladder Capital Finance LLC or an affiliate thereof holds a mezzanine loan secured by direct or indirect equity interests in each of the related borrowers. The mezzanine lender will likely have interests adverse to those of the issuing entity following the closing date of this securitization.

With respect to three (3) mortgage loans (identified as Loan Nos. 23, 31 and 40 on Annex A-1 to this prospectus supplement), representing 3.5% of the Initial Pool Balance, Ladder Capital Finance LLC or an affiliate thereof made the subject mortgage loans in connection with a sale of the related mortgaged properties by Ladder Capital Finance LLC or an affiliate thereof to the current borrowers.

With respect to three (3) mortgage loans (identified as Loan Nos. 33, 38 and 39 on Annex A-1 to this prospectus supplement), representing 2.9% of the Initial Pool Balance, JPMorgan Chase Bank, National Association or an affiliate thereof, holds a mezzanine loan secured by direct or indirect equity interests in each of the related borrowers. The mezzanine lender will likely have interests adverse to those of the issuing entity following the closing date of this securitization.

With respect to one (1) mortgage loan (identified as Loan No. 6 on Annex A-1 to this prospectus supplement), representing approximately 3.1% of the Initial Pool Balance,  JPMorgan Chase Bank, National Association is the largest tenant at the related mortgaged property and occupies approximately 17.7% of the net rentable area of the related mortgaged property.

Wells Fargo Bank is the master servicer, the certificate administrator, the tax administrator, the custodian, the certificate registrar and an affiliate of Wells Fargo Securities, LLC, one of the underwriters.

For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties” in this prospectus supplement.

PENDING LEGAL PROCEEDINGS INVOLVING TRANSACTION PARTIES

While the sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including actions relating to repurchase claims, there are no legal proceedings pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties” in this prospectus supplement.

USE OF PROCEEDS

Certain of the net proceeds from the sale of the Offered Certificates will be used by the depositor to purchase the Mortgage Loans and to pay certain expenses in connection with the issuance of the Offered Certificates.

YIELD AND MATURITY CONSIDERATIONS

Yield Considerations

General. The yield on any class of Offered Certificates will depend on: (1) the Pass-Through Rate for the class; (2) the price paid for such certificates and, if the price was other than par, the rate and timing of payments (whether as a result of voluntary or involuntary prepayments received in respect of the mortgage loans) of principal on the certificate (or, in the case of the Class X-A and Class X-B certificates, reduction of the Notional Amount of the Class X-A and Class X-B certificates, as applicable); (3) the aggregate amount of distributions on the certificates (or in the case of the Class X-A and Class X-B certificates, the resulting reductions of the Notional Amount of the Class X-A and Class X-B certificates, as applicable, as a result of such principal distributions); and (4) the aggregate amount of Collateral Support Deficit amounts allocated to a class of certificates (or, in the case of the Class X-A and Class X-B certificates, in reduction of the Notional Amount of the Class X-A and Class X-B certificates, as applicable).

Pass-Through Rate. The Pass-Through Rate applicable to each class of Offered Certificates for any Distribution Date will equal the rate set forth on the cover of this prospectus supplement (including additional information indicated by any relevant footnotes). See “Description of the Certificates” in this prospectus supplement.

Rate and Timing of Principal Payments. The yield to holders of Offered Certificates that are purchased at a discount or premium will be affected by the rate and timing of principal payments on the mortgage loans (including principal prepayments on the mortgage loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations). As described in this prospectus supplement, the Principal Distribution Amount for each Distribution Date will generally be distributable first, in respect of the Class A-SB certificates until their Certificate Balance is reduced to the Class A-SB Planned Principal Balance, second, in respect of the Class A-1 certificates until their Certificate Balance is reduced to zero, third, in respect of the Class A-2 certificates until their Certificate Balance is reduced to zero, fourth, in respect of the Class A-3 certificates until their Certificate Balance is reduced to zero and fifth, in respect of the Class A-SB certificates until their Certificate Balance is reduced to zero. After those distributions, the remaining Principal Distribution Amount with respect to the pool of mortgage loans will generally be distributable entirely in respect of the Class A-S certificates, the Class B certificates, the Class C certificates, the Class D certificates, the Class E certificates, the Class F certificates, the Class G certificates, the Class H certificates and the Class NR certificates, in that order, in each case until the Certificate Balance of such class of certificates is reduced to zero. Consequently, the rate and timing of principal payments on the mortgage loans will in turn be affected by their amortization schedules, lockout periods, defeasance periods, Yield Maintenance Charges, the dates on which balloon payments are due, any extensions of maturity dates by the master servicer or the special servicer and the rate and timing of principal prepayments and other unscheduled collections received in respect of the mortgage loans (including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of mortgage loans out of the trust fund). Furthermore, because the Class X Certificates are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the mortgage loans to the extent distributed to reduce the related Notional Amount of the applicable class of Class X Certificates. In addition, although the borrower under each ARD Loan may have certain incentives to prepay the related ARD Loan on its Anticipated Repayment Date, we cannot assure you that such borrower will be able to prepay such ARD Loan on its Anticipated Repayment Date. The failure of a borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of such ARD Loan, and pursuant to the terms of the Pooling and Servicing Agreement, neither the master servicer nor the special servicer will be permitted to take any enforcement action with respect to such borrower’s failure to pay Excess Interest, other than to make requests for collection, until the scheduled maturity of such ARD Loan; provided that the master servicer or the special servicer, as the case may be, may take action to enforce the trust fund’s right to apply excess cash flow to principal in accordance with the terms of such ARD Loan documents. With respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2 and Class A-3 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2 and Class A-3 certificates were outstanding.

Prepayments and, assuming the respective stated maturity dates (or Anticipated Repayment Dates) for the mortgage loans have not occurred, liquidations and purchases of the mortgage loans, will result in distributions on the Offered Certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans. Defaults on the mortgage loans particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the mortgage loans (and, accordingly, on the Offered Certificates) while work-outs are negotiated or foreclosures are completed. See “Servicing of the Mortgage Loans—Modifications, Waivers and Amendments” and “—Realization Upon Defaulted Mortgage Loans” and “Certain Legal Aspects of the Mortgage Loans” in this prospectus supplement. Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described below), we cannot assure you as to the rate of principal payments or the rate of principal prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans are in turn distributed on the certificates or, in the case of the Class X-A and Class X-B certificates applied to reduce the Notional Amount of the Class X-A and Class X-B certificates, as applicable. An investor should consider, in the case of any certificate (other than the Class X Certificates) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the mortgage loans is distributed or otherwise results in reduction of the principal balance of a certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

Because the Notional Amount of the Class X-A certificates is based upon the outstanding Certificate Balances of the Class A Certificates and the Notional Amount of the Class X-B certificates is based upon the outstanding Certificate Balances of all classes of Subordinate Certificates (other than the Class A-S certificates), the yield to maturity on the Class X-A and Class X-B certificates will be extremely sensitive to the rate and timing of prepayments of principal on the mortgage loans.

Principal prepayments on the mortgage loans may also affect the yield on the classes of certificates with a Pass-Through Rate equal to, based on, or limited by the WAC Rate, to the extent that mortgage loans with higher Mortgage Rates prepay faster than mortgage loans with lower Mortgage Rates. The Pass-Through Rates on these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which the holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Losses and other shortfalls on the mortgage loans will generally be borne by the holders of the Class NR certificates, the Class H certificates, the Class G certificates, the Class F certificates, the Class E certificates, the Class D certificates, the Class C certificates, Class B certificates and the Class A-S certificates, in that order, in each case to the extent of amounts otherwise distributable in respect of the class of Subordinate Certificates. In the event of the reduction of the Certificate Balances of all those classes of Subordinate Certificates to zero, the resulting losses and shortfalls will then be borne, pro rata, by the Class A-1, Class A-2, Class A-3 and Class A-SB Certificates. Although losses will not be allocated to the Class X-A Certificates directly, they will reduce the Notional Amounts of the Class X-A Certificates, which will reduce the yield on such Offered Certificates.

Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the mortgage loans (for example, due-on-sale clauses, lockout periods or Yield Maintenance Charges and amortization terms that require balloon payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool” and “Yield and Maturity Considerations” in this prospectus supplement.

The rate of prepayment on the pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level as the mortgage loans. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. However, under all of the mortgage loans, voluntary prepayments are subject to Defeasance Lockout Periods and/or Yield Maintenance Charges. See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans” in this prospectus supplement. In any case, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of Yield Maintenance Charges or prepayment premiums, or that involuntary prepayments will not occur.

For example, with respect to one (1) mortgage loan (identified as Loan No. 5 on Annex A-1 to this prospectus supplement), representing approximately 4.7% of the Initial Pool Balance, the related mortgage loan documents allow for the sale of individual properties, a severance of the debt and the assumption by the transferee of such portion of the mortgage loan as is allocable to the individual property acquired by that transferee, provided that, among other conditions, the transferor prepays an amount equal to 25% of the allocated loan amount for the individual property to be transferred, together with a yield maintenance charge. Such sale, assumption and partial prepayment could occur notwithstanding the existence of an otherwise applicable lock-out period. The partial prepayment is expected to be applied on a pro rata basis generally in accordance with property values between the mortgage loan secured by the transferred Mortgaged Property and the mortgage loan secured by the remaining Mortgaged Property or Mortgaged Properties.

In addition, with respect to one (1) mortgage loan (identified as Loan No. 12 on Annex A-1 to this prospectus supplement), representing approximately 2.2% of the Initial Pool Balance, the related mortgage loan documents allow for partial releases of individual mortgaged properties during a lockout period or during such time as a yield maintenance charge would otherwise be payable that could result in a cumulative prepayment of up to 10% of the initial principal balance of the related mortgage loan without payment of a yield maintenance charge or prepayment premium.

In addition, with respect to one (1) Mortgaged Property (identified as Loan No. 38.05 on Annex A-1 to this prospectus supplement), representing approximately 0.1% of the Initial Pool Balance by allocated loan amount, such Mortgaged Property may be acquired by the sole tenant if such tenant exercises its option to purchase such Mortgaged Property for $3,196,243, representing approximately 115% of the gross purchase price paid by the related borrower for the related Mortgaged Property, which right expires on September 14, 2012. The exercise of such purchase option by such tenant may result in a partial prepayment during a period when voluntary prepayments are otherwise prohibited.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

The depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans or related mortgage loans.

Delay in Payment of Distributions. Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Unpaid Distributable Certificate Interest. As described under “Description of the Certificates—Distributions—Priority” in this prospectus supplement, if the portion of the Available Distribution Amount distributable in respect of interest on any class of certificates on any Distribution Date is less than the Distributable Certificate Interest then payable for that class of certificates, then the shortfall will be distributable to holders of that class of certificates on subsequent Distribution Dates, to the extent of available funds. Any shortfall will not bear interest, however, so it will negatively affect the yield to maturity of the related class of certificates for so long as it is outstanding. Similarly, any amounts constituting Collateral Support Deficit that are subsequently reimbursed generally will not bear interest (except as provided in this prospectus supplement with respect to Accrued Interest from Recoveries).

Weighted Average Life

The weighted average life of a Regular Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of the certificate is distributed to the related investor. The weighted average life of a Regular Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. As described in this prospectus supplement, the Principal Distribution Amount for each Distribution Date will generally be distributable first, in respect of the Class A-SB certificates until their Certificate Balance is reduced to the Class A-SB Planned Principal Balance, second, in respect of the Class A-1 certificates until their Certificate Balance is reduced to zero, third, in respect of the Class A-2 certificates until their Certificate Balance is reduced to zero, fourth, in respect of the Class A-3 certificates, until their Certificate Balance is reduced to zero, and fifth, in respect of the Class A-SB certificates until their Certificate Balance is reduced to zero. After those distributions, the remaining Principal Distribution Amount with respect to all the mortgage loans will generally be distributable entirely in respect of the Class A-S certificates, then the Class B certificates, then the Class C certificates, then the Class D certificates, then the Class E certificates, then the Class F certificates, then the Class G certificates, then the Class H certificates and then the Class NR certificates, in that order, in each case until the Certificate Balance of each such class of certificates is reduced to zero.

Prepayments on mortgage loans may be measured by a prepayment standard or model. The “Constant Prepayment Rate” or “CPR” model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of mortgage loans. The “CPY” model represents an assumed CPR prepayment rate after any lockout period, Defeasance Lockout Period or yield maintenance period. The model used in this prospectus supplement is the CPY model. As used in each of the following tables, the column headed “0% CPY” assumes that none of the mortgage loans is prepaid before its maturity date or Anticipated Repayment Date, as the case may be. The columns headed “25% CPY”, “50% CPY”, “75% CPY” and “100% CPY” assume that prepayments on the mortgage loans are made at those levels of CPR following the expiration of any Defeasance Lockout Period, any applicable period in which Defeasance is permitted and any yield maintenance period (except as described below). We cannot assure you, however, that prepayments of the mortgage loans will conform to any level of CPY, and no representation is made that the mortgage loans will prepay at the levels of CPY shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance of each class of the Offered Certificates that would be outstanding after each of the dates shown at various CPYs and the corresponding weighted average life of each class of Offered Certificates. The tables have been prepared on the basis of the following assumptions (the “Modeling Assumptions”), among others:

(a)     scheduled Periodic Payments including payments due at maturity of principal and/or interest on the mortgage loans will be received on a timely basis and will be distributed on the 15th day of the related month, beginning in May 2012;

(b)     the Mortgage Rate in effect for each mortgage loan as of the Cut-off Date will remain in effect to the related maturity date or Anticipated Repayment Date, as the case may be, and will be adjusted as required pursuant to the definition of Mortgage Rate;

(c)     the mortgage loan sellers will not be required to repurchase any mortgage loan, and none of the holders of the Controlling Class (or any other Certificateholder), the special servicer, the master servicer or the holders of the Class R certificates will exercise its option to purchase all the mortgage loans and thereby cause an early termination of the trust fund and no holder of any mezzanine indebtedness will exercise its option to purchase the related mortgage loan;

(d)     any principal prepayments on the mortgage loans will be received on their respective Due Dates after the expiration of any applicable lockout period and/or Defeasance Lockout Period and any yield maintenance period, in each case, at the respective levels of CPY set forth in the tables (without regard to any limitations in such mortgage loans on partial voluntary principal prepayment);

(e)     the Closing Date is on April 26, 2012;

(f)      each ARD Loan prepays in full on its Anticipated Repayment Date;

(g)     the Pass-Through Rates, initial Certificate Balances and initial Notional Amounts of the respective classes of Offered Certificates are as described in this prospectus supplement;

(h)     the Administrative Cost Rate is calculated on the Stated Principal Balance of the mortgage loans and in the same manner as interest is calculated on the mortgage loans;

(i)      no reserves, earnouts, holdbacks, insurance proceeds or condemnation proceeds are applied to prepay any related mortgage loan in whole or in part;

(j)      no additional trust fund expenses or Senior Trust Advisor Expenses are incurred;

(k)     no property releases (including releases related to the mortgage loans identified as Loan Nos. 5, 12 and 38.05 on Annex A-1 to this prospectus supplement) (or related re-amortizations) occur;

(l)      the optional termination is not exercised;

(m)    with respect to two (2) mortgage loans (identified as Loan Nos. 2 and 28 on Annex A-1 to this prospectus supplement), the first scheduled payment date on the mortgage loans is June 2012, however the depositor has deposited funds sufficient to pay interest accrued on such mortgage loans for the May 2012 payment. These mortgage loans will pay their scheduled payments (including scheduled principal payments, as applicable) beginning on the Due Date in June 2012; and

(n)     there are no modifications or maturity date extensions in respect of the mortgage loans.

To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of Offered Certificates may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the mortgage loans will actually prepay at any constant rate until maturity or that all the mortgage loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPY percentages. Investors should not rely on the prepayment assumptions set forth in this prospectus supplement and are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay, based on their own assumptions. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the class of the certificate that would be outstanding after each of the dates shown at the indicated CPYs.

Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
April 2013	82	82	82	82	82
April 2014	63	63	63	63	63
April 2015	39	38	36	34	13
April 2016	13	6	0	0	0
April 2017	0	0	0	0	0
Weighted Average Life (years)(1)	2.47	2.40	2.34	2.29	2.17

(1)
The weighted average life of the Class A-1 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-1 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-1 certificates.

Percent of the Initial Certificate Balance
of the Class A-2 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
April 2013	100	100	100	100	100
April 2014	100	100	100	100	100
April 2015	100	100	100	100	100
April 2016	100	100	100	97	95
April 2017	0	0	0	0	0
April 2018	0	0	0	0	0
Weighted Average Life (years)(1)	4.71	4.69	4.66	4.64	4.55

(1)
The weighted average life of the Class A-2 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-2 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-2 certificates.

Percent of the Initial Certificate Balance
of the Class A-3 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
April 2013	100	100	100	100	100
April 2014	100	100	100	100	100
April 2015	100	100	100	100	100
April 2016	100	100	100	100	100
April 2017	100	100	100	100	100
April 2018	100	100	100	100	100
April 2019	100	100	100	100	100
April 2020	100	100	100	99	97
April 2021	100	99	99	98	97
April 2022	0	0	0	0	0
Weighted Average Life (years)(1)	9.91	9.88	9.85	9.81	9.63

(1)
The weighted average life of the Class A-3 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-3 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-3 certificates.

Percent of the Initial Certificate Balance
of the Class A-SB Certificates at the Respective CPYs
Set Forth Below:
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
April 2013	100	100	100	100	100
April 2014	100	100	100	100	100
April 2015	100	100	100	100	100
April 2016	100	100	100	100	100
April 2017	93	93	93	93	93
April 2018	80	80	80	80	80
April 2019	66	66	66	66	66
April 2020	51	51	51	51	51
April 2021	35	35	35	35	36
April 2022	0	0	0	0	0
Weighted Average Life (years)(1)	7.69	7.70	7.70	7.71	7.78

(1)
The weighted average life of the Class A-SB certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-SB certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-SB certificates.

Percent of the Initial Certificate Balance
of the Class A-S Certificates at the Respective CPYs
Set Forth Below:
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
April 2013	100	100	100	100	100
April 2014	100	100	100	100	100
April 2015	100	100	100	100	100
April 2016	100	100	100	100	100
April 2017	100	100	100	100	100
April 2018	100	100	100	100	100
April 2019	100	100	100	100	100
April 2020	100	100	100	100	100
April 2021	100	100	100	100	100
April 2022	0	0	0	0	0
Weighted Average Life (years)(1)	9.97	9.97	9.97	9.97	9.80

(1)
The weighted average life of the Class A-S certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-S certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-S certificates.

Percent of the Initial Certificate Balance
of the Class B Certificates at the Respective CPYs
Set Forth Below:
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
April 2013	100	100	100	100	100
April 2014	100	100	100	100	100
April 2015	100	100	100	100	100
April 2016	100	100	100	100	100
April 2017	100	100	100	100	100
April 2018	100	100	100	100	100
April 2019	100	100	100	100	100
April 2020	100	100	100	100	100
April 2021	100	100	100	100	100
April 2022	0	0	0	0	0
Weighted Average Life (years)(1)	9.97	9.97	9.97	9.97	9.80

(1)
The weighted average life of the Class B certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class B certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class B certificates.

Percent of the Initial Certificate Balance
of the Class C Certificates at the Respective CPYs
Set Forth Below:
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
April 2013	100	100	100	100	100
April 2014	100	100	100	100	100
April 2015	100	100	100	100	100
April 2016	100	100	100	100	100
April 2017	100	100	100	100	100
April 2018	100	100	100	100	100
April 2019	100	100	100	100	100
April 2020	100	100	100	100	100
April 2021	100	100	100	100	100
April 2022	0	0	0	0	0
Weighted Average Life (years)(1)	9.97	9.97	9.97	9.97	9.80

(1)
The weighted average life of the Class C certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class C certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class C certificates.

Percent of the Initial Certificate Balance
of the Class D Certificates at the Respective CPYs
Set Forth Below:
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
April 2013	100	100	100	100	100
April 2014	100	100	100	100	100
April 2015	100	100	100	100	100
April 2016	100	100	100	100	100
April 2017	100	100	100	100	100
April 2018	100	100	100	100	100
April 2019	100	100	100	100	100
April 2020	100	100	100	100	100
April 2021	100	100	100	100	100
April 2022	0	0	0	0	0
Weighted Average Life (years)(1)	9.97	9.97	9.97	9.97	9.80

(1)
The weighted average life of the Class D certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class D certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class D certificates.

Yield Sensitivity of the Class X-A Certificates

The yield to maturity of the Class X-A certificates will be highly sensitive to the rate and timing of principal payments including by reason of prepayments (whether voluntary or involuntary), principal losses and other factors described above to the extent allocated to the Class A Certificates. Investors in the Class X-A certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments.

Any optional termination by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of Class X-A certificates because a termination would have an effect similar to a principal prepayment in full of the mortgage loans and, as a result, investors in any Class X-A certificates and any other certificates purchased at premium might not fully recoup their initial investment. See “Description of the Certificates—Termination; Retirement of Certificates” in this prospectus supplement.

Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent (“CBE”) basis on the Certificates offered hereby for the specified CPYs based on the assumptions set forth under “—Weighted Average Life” above. It was further assumed that the purchase price of the Certificates offered hereby is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from April 1, 2012 to the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Certificates offered hereby, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the mortgage loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Certificates offered hereby when such reinvestment rates are considered).

The characteristics of the mortgage loans may differ from those assumed in preparing the tables below. In addition, there can be no assurance that the mortgage loans will prepay in accordance with the above assumptions at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Certificates offered hereby will correspond to the cash flows shown in this prospectus supplement or that the aggregate purchase price of such class of Certificates offered hereby will be as assumed. In addition, it is unlikely that the mortgage loans will prepay in accordance with the above assumptions at any of the specified CPYs until maturity or that all the mortgage loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Certificates offered hereby.

For purposes of this prospectus supplement, prepayment assumptions with respect to the mortgage loans are presented in terms of the CPY model described under “—Weighted Average Life” above.

TABLES OF PRE-TAX YIELD TO MATURITY FOR THE CLASS A-1, CLASS A-2, CLASS A-3,
CLASS A-SB, CLASS X-A, CLASS A-S, CLASS B, CLASS C AND CLASS D CERTIFICATES

Pre-Tax Yield to Maturity for the Class A-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-1 certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
99.9999%	1.016%	1.016%	1.015%	1.015%	1.014%

Pre-Tax Yield to Maturity for the Class A-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-2 certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
101.5000%	1.861%	1.859%	1.858%	1.856%	1.849%

Pre-Tax Yield to Maturity for the Class A-3 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-3 certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
102.4995%	3.218%	3.217%	3.217%	3.215%	3.210%

Pre-Tax Yield to Maturity for the Class A-SB Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-SB certificates	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
102.4998%	2.780%	2.780%	2.780%	2.781%	2.784%

Pre-Tax Yield to Maturity for the Class X-A Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-A certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
12.1837%	5.748%	5.659%	5.570%	5.474%	5.102%

Pre-Tax Yield to Maturity for the Class A-S Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-S certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
102.4993%	3.826%	3.826%	3.826%	3.826%	3.821%

Pre-Tax Yield to Maturity for the Class B Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class B certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
102.4999%	4.526%	4.526%	4.526%	4.526%	4.521%

Pre-Tax Yield to Maturity for the Class C Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class C certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
96.5548%	5.726%	5.725%	5.724%	5.724%	5.728%

Pre-Tax Yield to Maturity for the Class D Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class D certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
90.6084%	6.576%	6.575%	6.574%	6.574%	6.589%

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

This discussion reflects the applicable provisions of the Code, as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of the Treasury. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the Offered Certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates and should review the discussions under the heading “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates” in the prospectus.

The Lower-Tier REMIC will hold the mortgage loans and the proceeds thereof (other than Excess Interest), and the Trust’s allocable share of any property that secured a mortgage loan that was acquired by foreclosure or deed in lieu of foreclosure, and will issue certain uncertificated classes (the “Lower-Tier REMIC Regular Interests”) as the regular interests, and will issue an uncertificated interest represented by the Class R Certificates, as the sole class of residual interests in the Lower-Tier REMIC. The Upper-Tier REMIC will hold the Lower-Tier REMIC Regular Interests and the proceeds thereof and will issue the Senior Certificates and the Subordinate Certificates (other than the portion of the Class NR Certificates evidencing interests in the Grantor Trust (defined below)) as regular interests in the Upper-Tier REMIC and an uncertificated interest represented by the Class R Certificates as the sole class of residual interest in the Upper-Tier REMIC.

Upon the issuance of the certificates, Cadwalader, Wickersham & Taft LLP, special counsel to the depositor, will deliver its opinion that, assuming (1) the making of appropriate elections, (2) compliance with the provisions of the Pooling and Servicing Agreement and any applicable intercreditor agreements, and (3) compliance with applicable changes in the Internal Revenue Code of 1986, as amended (the “Code”), for federal income tax purposes (a) each of the Upper-Tier REMIC and Lower-Tier REMIC will qualify as a real estate mortgage investment conduit (each, a “REMIC”) within the meaning of Sections 860A through 860G (the “REMIC Provisions”) of the Code, (b)(i) the Lower-Tier REMIC Regular Interests will evidence the “regular interests” in the Lower-Tier REMIC and (ii) the Class A-1, Class A-2, Class A-3, Class A-SB, Class X-A, Class X-B, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class NR Certificates (other than the portion of the Class NR Certificates evidencing interests in the Grantor Trust (defined below)) will evidence the “regular interests” in the Upper-Tier REMIC and (c) the Class R Certificates will represent the sole class of “residual interests” in both the Lower-Tier REMIC and the Upper-Tier REMIC, within the meaning of the REMIC Provisions. For convenience, distributions are described in this prospectus supplement as if distributions on the Mortgage Loans were made directly on the Certificates. The Offered Certificates are “Regular Certificates” as defined in the prospectus.

In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, (i) the portion of the Trust consisting of the Excess Interest (and related amounts in the Excess Interest Distribution Account) will be treated as a grantor trust (the “Grantor Trust”) for federal income tax purposes under subpart E, part I of subchapter J of the Code and (ii) the Class NR Certificates will represent undivided beneficial interests in the Excess Interest and related amounts in the Excess Interest Distribution Account.

Tax Status of Offered Certificates

Except as provided below, Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the trust would be so treated. For purposes of the foregoing tests, the REMICs are treated as a single REMIC. If at all times 95% or more of the assets of the trust qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on Mortgage Loans that are reinvested pending distribution to holders of certificates qualify for such treatment. Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the mortgage loans are secured by multifamily properties. As of the Cut-off Date, one (1) of the Mortgaged Properties securing a mortgage loan representing 0.4% of the Initial Pool Balance is a multifamily property. Holders of the Offered Certificates should consult their own tax advisors whether the foregoing percentage or some other percentage applies to their certificates. In addition, mortgage loans that have been defeased with U.S. Treasury obligations will not qualify for the foregoing tax treatments. Offered Certificates held by certain financial institutions will constitute “evidences of indebtedness” within the meaning of Code Section 582(c)(1). Moreover, the Offered Certificates will be “qualified mortgages” for another REMIC within the meaning of Section 860G(a)(3) of the Code. See “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Characterization of Investments in REMIC Certificates” in the prospectus.

Taxation of Offered Certificates

General. Because they represent regular interests, each Class of Offered Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Holders of such Classes will be required to include in income all interest on the regular interests represented by their Certificates in accordance with the accrual method of accounting, regardless of a Certificateholder’s usual method of accounting. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, if any, and market discount or whether any such discount is de minimis, and that may be used to amortize premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the mortgage loans will prepay at a rate equal to a CPR of 0%; provided that it is assumed that the ARD Loans prepay on their respective Anticipated Repayment Dates (the “Prepayment Assumption”). No representation is made that the mortgage loans will prepay at that rate or at any other rate. Treasury Regulations (the “OID Regulations”) governing the computation of original issue discount (“OID”) do not address the manner of accruing OID on securities such as the Offered Certificates, on which principal is required to be prepaid based on prepayments of the underlying assets and which are governed by Section 1272(a)(6) of the Code. The methodology for accruing OID described in this paragraph and in the prospectus will be used for reporting to investors unless and until more specific regulations are issued for obligations governed by Section 1272(a)(6) of the Code. See “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” and “—Premium” in the prospectus. It is anticipated that the Class C and Class D Certificates will be issued with OID.

In addition, it is anticipated that the certificate administrator will treat the Class X-A Certificates as having no qualified stated interest. Accordingly, such class will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received thereon, over its issue price (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on the Class X-A Certificates attributable to rapid prepayments with respect to the mortgage loans will not be deductible currently. Holders of Class X-A Certificates may be entitled to a loss, which may be a capital loss, to the extent it becomes certain that such Certificateholders will not recover a portion of their basis in such class, assuming no further prepayments. In the alternative, it is possible that rules similar to the “noncontingent bond method” of the contingent interest rules of the OID Regulations, may be promulgated with respect to such class. Unless and until required otherwise by applicable authority, it is not anticipated that the contingent interest rules will apply.

Premium. A Regular Certificate purchased upon initial issuance or in the secondary market at a cost, as adjusted, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. See “Material Federal Income Tax Consequences—Federal Income Tax

Consequences for REMIC Certificates—Taxation of Regular Certificates—Premium” in the prospectus. It is anticipated that the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-S and Class B Certificates will be issued at a premium.

Yield Maintenance Charges and Prepayment Premiums. Yield Maintenance Charges and prepayment premiums actually collected on the mortgage loans will be distributed to the Offered Certificates as described in “Description of the Certificates—Allocation of Yield Maintenance Charges” in this prospectus supplement. It is not entirely clear under the Code when the amount of Yield Maintenance Charges and prepayment premiums so allocated should be taxed to the holders of the Regular Certificates, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges and prepayment premiums will be treated as giving rise to any income to the Holder of such classes of Certificates prior to the certificate administrator’s actual receipt of Yield Maintenance Charges and prepayment premiums. Yield Maintenance Charges and prepayment premiums, if any, may be treated as paid upon the retirement or partial retirement of the Offered Certificates. The IRS may disagree with these positions. Holders of Offered Certificates should consult their own tax advisors concerning the treatment of Yield Maintenance Charges and prepayment premiums.

Taxation of Foreign Investors

For further information regarding the federal income tax consequences of investing in the Offered Certificates, including consequences of purchase, ownership and disposition of Offered Certificates by any person who is not a citizen of resident of the United States, a corporation or partnership or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia, or is a foreign estate or trust, see “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Certain Foreign Investors” in the prospectus.

Further Information

For a discussion of the deductibility, character and timing of losses with respect to the Offered Certificates, see “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Treatment of Losses” in the prospectus.

For further information regarding the federal income tax consequences of investing in the Offered Certificates, see “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates” in the prospectus.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE OFFERED CERTIFICATES.

CERTAIN STATE AND LOCAL TAX CONSIDERATIONS

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences”, purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential purchasers should consult their own tax advisors with respect to the various state and local tax consequences of investment in the Offered Certificates.

METHOD OF DISTRIBUTION (UNDERWRITER CONFLICTS OF INTEREST)

Subject to the terms and conditions set forth in the underwriting agreement (the “Underwriting Agreement’’), among the Underwriters and the depositor, the depositor has agreed to sell to the Underwriters, and the Underwriters have severally, but not jointly, agreed to purchase from the depositor the respective Certificate Balances or the Notional Amount, as applicable, of each Class of Offered Certificates set forth below subject in each case to a variance of 5%.

Class	J.P. Morgan Securities LLC	Ladder Capital Finance LLC	Goldman, Sachs & Co.	Wells Fargo Securities, LLC
Class A-1	$54,007,000	$0	$0	$0
Class A-2	$145,182,000	$0	$0	$0
Class A-3	$491,685,000	$0	$0	$0
Class A-SB	$102,891,000	$0	$0	$0
Class X-A	$892,986,000	$0	$0	$0
Class X-S	$99,221,000	$0	$0	$0
Class B	$56,697,000	$0	$0	$0
Class C	$25,514,000	$0	$0	$0
Class D	$28,349,000	$0	$0	$0

In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated. Additionally, the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, the senior trust advisor and the mortgage loan sellers have severally agreed to indemnify the underwriters, and the underwriters have agreed to indemnify the depositor, against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of Offered Certificates will be approximately 112.57% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from April 1, 2012, before deducting expenses payable by the depositor. The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters. In connection with the purchase and sale of the Offered Certificates offered by this prospectus supplement, the underwriters may be deemed to have received compensation from the depositor in the form of underwriting discounts.

We cannot assure you that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed in the prospectus supplement under “Description of the Certificates—Reports to Certificateholders; Certain Available Information”, which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement. Except as described in this prospectus supplement under “Description of the Certificates—Reports to Certificateholders; Certain Available Information”, we cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

J.P. Morgan Securities LLC, one of the underwriters, is an affiliate of each of the depositor and one of the mortgage loan sellers. Ladder Capital Securities LLC, one of the underwriters, is an affiliate of one of the mortgage loan sellers. Wells Fargo Securities, LLC, one of the underwriters, is an affiliate of the certificate administrator.

A substantial portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) are intended to be directed to affiliates of JPMorgan Securities LLC, Ladder Capital Securities LLC and Wells Fargo Securities, LLC, which are three of the underwriters for this offering. That flow of funds will occur by means of the collective effect of the payment by the underwriters to the depositor, an affiliate of JPMorgan Securities LLC, of the purchase price for the Offered Certificates, the payments described in the next paragraph and the following payments: (i) the payment by the depositor to JPMCB, an affiliate of JPMorgan Securities LLC, in its capacity as a mortgage loan seller, of the purchase price for the mortgage loans to be sold to the depositor by JPMCB and (ii) the payment by the depositor to LCF, an affiliate of Ladder Capital Securities LLC, in its capacity as a mortgage loan seller, of the purchase price for the mortgage loans sold to the depositor by LCF. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” in this prospectus supplement.

In addition, proceeds received by LCF in connection with the contribution of the mortgage loans originated by LCF and its affiliates to this securitization transaction will be applied, among other things, to reacquire any and all of those mortgage loans that are subject to repurchase facilities and make payments to the counterparties to the repurchase agreements, including (i) JPMCB, a sponsor and mortgage loan seller and an affiliate of J.P. Morgan Securities LLC and (ii) Wells Fargo, the certificate administrator and an affiliate of Wells Fargo Securities, LLC. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Ladder Capital Finance LLC—General” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus supplement. As result of the circumstances described above in this paragraph and in the prior paragraph, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC have a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Potential Conflicts of Interest—Potential Conflicts of Interest of the Underwriters” in this prospectus supplement.

CERTAIN ERISA CONSIDERATIONS

A fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which those plans, annuities, accounts or arrangements are invested, including insurance company general accounts, that is subject to the fiduciary responsibility rules of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Code (an “ERISA Plan”) or which is a governmental plan, as defined in Section 3(32) of ERISA, or a church plan, as defined in Section 3(33) of ERISA and for which no election has been made under Section 410(d) of the Code, subject to any federal, state or local law (“Similar Law”) which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, with an ERISA Plan, a “Plan”) should review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted under ERISA, the Code or Similar Law or whether there exists any statutory, regulatory or administrative exemption applicable thereto. Moreover, each Plan fiduciary should determine whether an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

The U.S. Department of Labor has issued to J.P. Morgan Securities Inc. an individual prohibited transaction exemption, PTE 2002-19, 67 Fed. Reg. 14,979 (March 28, 2002) (the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on the prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the trust, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by J.P. Morgan Securities Inc., provided that certain conditions set forth in the Exemption are satisfied.

The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by an ERISA Plan must be on terms (including the price paid for the Certificates) that are at least as favorable to the ERISA Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the ERISA Plan must be rated in one of the four highest generic rating categories by S&P, Moody’s, Fitch, DBRS Limited or DBRS, Inc. Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, any entity that provides insurance or other credit support to the trust fund and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates (a “5% Borrower”), and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the Underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the trust fund must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the Pooling and Servicing Agreement and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933, as amended.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption. The depositor believes that, as of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of an ERISA Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second and third general conditions set forth above. A fiduciary of an ERISA Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the related Certificates or in the secondary market, must make its own determination that the first, fourth and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the trust fund meet the following requirements: (1) the trust fund must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories of S&P, Moody’s, Fitch, DBRS Limited or DBRS, Inc. for at least one year prior to the ERISA Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than ERISA Plans for at least one year prior to any ERISA Plan’s acquisition of Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the depositor or the underwriters and an ERISA Plan when the depositor, any of the underwriters, the trustee, the master servicer, the special servicer, a sub-servicer or a 5% Borrower is a party in interest with respect to the investing ERISA Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by an ERISA Plan and (3) the holding of Offered Certificates by an ERISA Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus supplement, an “Excluded Plan” is an ERISA Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the depositor or the underwriters and an ERISA Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those Certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by an ERISA Plan and (3) the holding of Offered Certificates by an ERISA Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

Before purchasing an Offered Certificate, a fiduciary of an ERISA Plan should itself confirm that the specific and general conditions and the other requirements set forth in the Exemption would be satisfied at the time of purchase. The fiduciary of a Plan not subject to ERISA or Section 4975 of the Code, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

The following discussion summarizes certain legal aspects of mortgage loans secured by real property in Texas, Ohio and Georgia that is general in nature. This summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the mortgage loans.

Nineteen (19) Mortgaged Properties, representing approximately 20.6% of the Initial Pool Balance by allocated loan amount, are located in Texas. Commercial mortgage loans in Texas are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in Texas may be accomplished by either a non-judicial trustee’s sale under a specific power-of-sale provision set forth in the deed of trust or by judicial foreclosure. Due to the relatively short period of time involved in a non-judicial foreclosure, the judicial foreclosure process is rarely used in Texas. A judicial foreclosure action must be initiated, and a non-judicial foreclosure must be completed, within four years from the date the cause of action accrues. The cause of action for the unpaid balance of the indebtedness accrues upon the maturity of the indebtedness (by acceleration or otherwise). Unless expressly waived in the deed of trust, the lender must provide the debtor with a written demand for payment, a notice of intent to accelerate the indebtedness, and a notice of acceleration prior to commencing any foreclosure action. It is customary practice in Texas for the demand for payment to be combined with the notice of intent to accelerate the indebtedness. In addition, with respect to a non-judicial foreclosure sale and notwithstanding any waiver by debtor to the contrary, the lender is statutorily required to (i) provide each debtor obligated to pay the indebtedness a notice of foreclosure sale via certified mail, postage prepaid and addressed to each debtor at such debtor’s last known address at least 21 days before the date of the foreclosure sale; (ii) post a notice of foreclosure sale at the courthouse door of each county in which the property is located; and (iii) file a notice of foreclosure sale with the county clerk of each county in which the property is located. Such 21-day period includes the entire calendar day on which the notice is deposited with the United States mail and excludes the entire calendar day of the foreclosure sale. The statutory foreclosure notice may be combined with the notice of acceleration of the indebtedness and must contain the location of the foreclosure sale and a statement of the earliest time at which the foreclosure sale will begin. To the extent the note or deed of trust contains additional notice requirements, the lender must comply with such requirements in addition to the statutory requirements set forth above. The trustee’s sale must be performed pursuant to the terms of the deed of trust and must take place between the hours of 10 A.M. and 4 P.M. on the first Tuesday of the month, in the area designated for such sales by the county commissioners’ court of the county in which the property is located, and must begin at the time set forth in the notice of foreclosure sale or not later than three hours after that time. If the property is located in multiple counties, the sale may occur in any county in which a portion of the property is located. Under Texas law, the debtor does not have the right to redeem the property after foreclosure. Any action for deficiency must be brought within two years of the foreclosure sale. If the foreclosure sale price is less than the fair market value of the property, the debtor and any obligor (including any guarantor) may be entitled to an offset against the deficiency in the amount by which the fair market value of the property exceeds the foreclosure sale price.

Seven (7) Mortgaged Properties, representing approximately 14.1% of the Initial Pool Balance by allocated loan amount, are located in Ohio. Commercial mortgage loans in Ohio are generally secured by mortgages on the related real estate, and such mortgages are foreclosed judicially. A suit to foreclose a mortgage is initiated with the filing, in the county in which the real estate is located, of a complaint against, and the service of a summons and complaint upon, the owner of the real estate and all parties with a recorded interest in the real estate. Along with the complaint, the filing plaintiff must include a preliminary judicial lien report or a commitment of an owner’s fee policy of title insurance (practice varies from county to county) that is prepared by a title company and includes, among other things, a complete legal description of each parcel of real estate to be sold at the judicial sale as well as the home addresses of all record owners and lienholders. In many counties, the plaintiff must also file proof of ownership of the original note. If no answers to the complaint are filed, a judgment by default foreclosing the mortgage may be filed. If an answer is filed, any disputes raised by the answer must be determined judicially by summary disposition, if appropriate, or by trial. Once a judgment foreclosing the mortgage has been filed, the plaintiff files a praecipe with the clerk of courts requesting that an order and notice of sale of the real estate be issued by the clerk of the courts to the sheriff of the county in which the foreclosure judgment was entered. An advertisement of the foreclosure sale is published once a week for three to five consecutive weeks (practice varies from county to county) beginning at least 30 days prior to the sale in a newspaper of general circulation in the county in which the judgment was entered and in which the real estate is located. The notice of the sale, with a copy of the advertisement of sale that is to be published, is normally sent by restricted and regular mail to the owner of the real estate and all parties claiming an interest in the real estate. The sheriff appoints three disinterested feeholders who must agree on the value of the related property. The sale is conducted by the sheriff’s office at the courthouse in the county in which the judgment was rendered, on the property or elsewhere as ordered by the court. The property must sell for at least two-thirds of the appraised value; and if the minimum bid is not received, the property must be reappraised and auctioned again. A party may petition the court for relief from the minimum bid requirement after an unsuccessful sale. Any delinquent real estate taxes on the real estate must be paid out of the proceeds of the sheriff’s sale. If the mortgagee bids its debt, the mortgagee is not required to pay the purchase price, but is required to pay off prior liens, taxes and sheriff’s costs. After the sale, a return is filed by the sheriff conducting the sale. A motion to confirm the sale must be filed with the court issuing the order of sale. If the court finds that the sale was performed in conformity with law and equity, the court will issue an order confirming the sale, which cuts off the equity of redemption. Upon the entry of an order confirming the sale, the sheriff conducting the sale will issue a sheriff’s deed to the real estate to the successful purchaser at the sale.

Nine (9) Mortgaged Properties, representing approximately 12.5% of the Initial Pool Balance by allocated loan amount, are located in Georgia. Real property loans in Georgia are customarily secured by deeds to secure debt and are generally foreclosed pursuant to a private, non-judicial sale under the power of sale remedy, which must be contained in the deed to secure debt. Judicial foreclosure is also an available, but rarely exercised, remedy. In the power of sale foreclosure, the lender must provide notice of the sale by advertisement in a newspaper in which sheriff’s notices of sale are published in the county in which the property is located once a week for four consecutive weeks immediately preceding the date of sale. The advertisement must contain certain information, including a description of the property and the instrument pursuant to which the sale is being conducted. The foreclosure sale is conducted by the lender or its representatives, must occur between the hours of 10:00 a.m. and 4:00 p.m. on the first Tuesday of a month (except, if the first Tuesday of a month falls on New Year’s Day or Independence Day, then the sale must be conducted on the immediately following Wednesday) and is held on the courthouse steps of the court in the county in which the property is located. At the sale the property is sold to the highest bidder, and the lender may “credit bid” the amount of its debt at the sale, so long as the loan documents permit the lender to bid at the sale. The debtor’s right of redemption is extinguished by the power of the sale foreclosure. In order to obtain a deficiency judgment for a recourse loan, the lender must first report the foreclosure sale to a judge of the Superior Court of the county in which the property is located within thirty (30) days after the date of sale. The judge will then conduct a “confirmation hearing,” notice of which must be served at least five days prior to the hearing on all obligors. The purpose of the confirmation hearing is to prove that (a) the real property sold for its “true market value” (which has been interpreted to mean “fair market value”) and (b) the foreclosure sale was conducted in accordance with law. The judge may (a) confirm the sale (in which case the creditor may pursue the deficiency claim in a separate action against the obligors), (b) set the sale aside (in which case the parties are returned to their respective positions immediately prior to the sale and a new foreclosure sale must be conducted) or (c) deny confirmation of the sale and refuse to permit a resale (in which case the sale stands as completed but the creditor may not pursue a deficiency claim against the obligors). Georgia has no “one action” rule or statute.

Other Aspects. Please see the discussion under “Certain Legal Aspects of Mortgage Loans” in the accompanying prospectus regarding other legal aspects of the mortgage loans that you should consider prior to making any investment in the Certificates.

LEGAL INVESTMENT

The offered certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase offered certificates, is subject to significant interpretive uncertainties.

Except as the status of the Offered Certificates as “mortgage related securities”, no representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates. Further, any ratings downgrade of any Class of Offered Certificates below an “investment grade” rating by an NRSRO may affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that Class of Offered Certificates. Accordingly, all Investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital, or other restrictions. See “Legal Investment” in the prospectus.

LEGAL MATTERS

The validity of the Certificates will be passed upon for the depositor and underwriters by Cadwalader, Wickersham & Taft LLP. In addition, material federal income tax matters will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP.

RATINGS

It is a condition to their issuance that the Offered Certificates receive credit ratings from the Rating Agencies.

The ratings address the likelihood of the timely receipt of distributions of interest by the Certificateholders to which they are entitled and, the ultimate distribution of principal by the Rated Final Distribution Date. The ratings of the Offered Certificates should be evaluated independently from similar ratings on other types of securities. The ratings are not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and its impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder might suffer a lower than anticipated yield, (c) the likelihood of receipt of yield maintenance charges, prepayment charges, prepayment premiums, prepayment fees or penalties, default interest or post-anticipated repayment date additional interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of rated certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the rated certificates resulting from an increase in the interest rate on any underlying mortgage loan in connection with a mortgage loan modification, waiver or amendment, (i) excess interest or (j) other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the mortgage loan, structural and legal aspects associated with the certificates in question, and the extent to which the payment stream of the mortgage loan is adequate to make payments required under the certificates in question. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that the Certificateholders of the Class X-A Certificates might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the mortgage loans (including both voluntary and involuntary prepayments) or the application of any realized losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the mortgage loan, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates.

As indicated in this prospectus supplement, the Class X-A Certificates consist only of interest. If the mortgage loans were to prepay in the initial month, with the result that the holders of the Class X-A Certificates receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on the Class X-A Certificates. The Notional Amounts of the Class X-A Certificates on which interest is calculated may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amounts, but only the obligation to pay interest timely on the Notional Amounts as so reduced from time to time. Therefore, the ratings of the Class X-A Certificates should be evaluated independently from similar ratings on other types of securities.

As part of the process of obtaining ratings for the Offered Certificates, the depositor had initial discussions with and submitted certain materials to six NRSROs. Based on preliminary feedback from those NRSROs at that time, the depositor selected two of them to rate the Offered Certificates and not the other NRSROs, due in part to those NRSROs’ initial subordination levels for the various classes of certificates. Had the depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would have ultimately assigned to the Offered Certificates. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Furthermore, the SEC may determine that one or more of the Rating Agencies no longer qualifies as an NRSRO, or is no longer qualified to rate the Offered Certificates, and that determination may have an adverse effect on the liquidity and market value of the Offered Certificates.

INDEX OF DEFINED TERMS

17g-5 Information Provider	S-192	Corrected Mortgage Loan	S-197
2011 Wells CMS Assessment	S-148	CPR	S-228
2011 Wells Corporate Trust Assessment	S-143	CPY	S-228
30/360 Basis	S-102, S-155	CREFC	S-192
5% Borrower	S-242	CREFC Investor Reporting Package	S-189
Acceptable Insurance Default	S-207	Cross-Over Date	S-170
Accrued Interest from Recoveries	S-172	Cut-off Date	S-95
Actual/360 Basis	S-102	Cut-off Date Balance	S-95
Additional Exclusions	S-207	Cut-off Date LTV Ratios	S-116
Administrative Cost Rate	S-171	Data Tape	S-124
Advances	S-181	Defeasance	S-105
Anticipated Repayment Date	S-100	Defeasance Lockout Period	S-105
Appraisal Reduced Interest	S-176	Depositories	S-162
Appraisal Reduction	S-183	Determination Date	S-164
Appraisal Reduction Event	S-183	Direct Participants	S-163
Appraised-Out Class	S-185	Directing Certificateholder	S-199
ARD Loans	S-100	Discount Rate	S-103
Assessment of Compliance	S-217	Distributable Certificate Interest	S-172
Asset Status Report	S-197	Distribution Account	S-165
Assumed Final Distribution Date	S-177	Distribution Date	S-164
Assumed Scheduled Payment	S-173	DSCR	S-96
Attestation Report	S-218	DTC	S-162
Available Distribution Amount	S-166	Due Date	S-101, S-167
Base Interest Fraction	S-176	Due Period	S-167
BSCMI	S-123	Effective Gross Income	S-115
CBE	S-234	ERISA	S-241
CBL	S-100	ERISA Plan	S-241
Certificate Account	S-165	ESA	S-127
Certificate Administrator Fee	S-144	Escrow/Reserve Mitigating
Certificate Administrator Fee Rate	S-144	Circumstances	S-129
Certificate Balance	S-161	Euroclear	S-162
Certificate Deferred Interest	S-172	Excess Interest	S-172
Certificate Owner	S-162	Excess Interest Distribution Account	S-165, S-166
Certificateholder	S-95	Excess Modification Fee Amount	S-156
Class	S-161	Excess Modification Fees	S-155
Class A Certificates	S-161	Exchange Act	S-162
Class A-SB Planned Principal Balance	S-174	Excluded Plan	S-242
Class X Certificates	S-161	Exempt Persons	S-8
Clearstream	S-162	Exemption	S-241
Closing Date	S-95	Extended Resolution Period	S-119
Closing Date Interest Amount	S-167	Final Asset Status Report	S-198
Closing Date Interest Deposit	S-95	FIRREA	S-126
CMA Lockbox	S-121	Fitch	S-108
CMBS	S-149	Form 8-K	S-114
Code	S-237	Gain-on-Sale Reserve Account	S-166
Collateral Support Deficit	S-179	Grantor Trust	S-237
Compensating Interest Payment	S-158	Hard Lockbox	S-121
Consultation Termination Event	S-200	Indirect Participants	S-163
Control Eligible Certificates	S-200	Initial Pool Balance	S-95
Control Event	S-200	Initial Rate	S-100
Controlling Class	S-200	Initial Resolution Period	S-118
Controlling Class Certificateholder	S-200	Inland American	S-100

Insurance and Condemnation Proceeds	S-165	P&I Advance	S-180
Interest Accrual Period	S-172	PAR	S-127
Interest Distribution Amount	S-172	Participants	S-162
Interest Payment Differential	S-103	Pass-Through Rate	S-170
Interest Reserve Account	S-165	Pentalpha Surveillance	S-159
Interested Person	S-211	Percentage Interest	S-162
Investor Certification	S-188	Periodic Payments	S-166
Investor Q&A Forum	S-191	Permitted Investments	S-166
Investor Registry	S-191	Plan	S-241
IPCC	S-100	PML	S-137
JPMCB	S-95, S-123	Pooling and Servicing Agreement	S-161
JPMCB Deal Team	S-124	PPA	S-147
Ladder Capital Group	S-131	Prepayment Assumption	S-238
Ladder Capital Mortgage Loan Seller	S-95	Prepayment Interest Excess	S-158
Ladder Capital Review Team	S-133	Prepayment Interest Shortfall	S-158
Ladder Holdings	S-131	Prime Rate	S-182
LCF	S-95, S-131	Principal Balance Certificates	S-161
LCF Data Tape	S-133	Principal Distribution Amount	S-173
LCF Financing Affiliates	S-131	Principal Shortfall	S-174
LCF Mortgage Loans	S-131	Privileged Information	S-204
Liquidation Fee	S-156	Privileged Person	S-188
Liquidation Fee Rate	S-156	Purchase Agreement	S-95
Liquidation Proceeds	S-165	Purchase Price	S-119
Lower-Tier REMIC Distribution Account	S-165	Qualified Replacement Special Servicer	S-151
Lower-Tier REMIC Regular Interests	S-237	Qualified Substitute Mortgage Loan	S-119
LTV	S-96	RAC Indemnity Refusal Scenario	S-215
LTV Ratio	S-117	RAC No-Response Scenario	S-215
MAI	S-120	Rated Final Distribution Date	S-177
Major Decision	S-198	Rating Agencies	S-111
Maturity Date LTV Ratios	S-116	Rating Agency Confirmation	S-216
Midland	S-148	Record Date	S-165
Modeling Assumptions	S-229	Regular Certificates	S-161
Modification Fees	S-155	Regulation AB	S-218
Moody’s	S-108	Reimbursement Rate	S-182
Morningstar	S-147	Reinvestment Yield	S-104
Mortgage	S-95	REIT	S-100
Mortgage Deferred Interest	S-172	Related Proceeds	S-181
Mortgage File	S-117	Release Date	S-105
Mortgage Loan Repurchase Price	S-211	Release Premium	S-109
Mortgage Note	S-95	Relevant Member State	S-8
Mortgage Rate	S-101, S-171	Relevant Persons	S-8
Mortgaged Property	S-95	REMIC	S-237
Net Aggregate Prepayment Interest		REMIC Provisions	S-237
Shortfall	S-172	REMIC Regulations	S-237
Net Mortgage Rate	S-171	REO Account	S-208
Nonrecoverable Advance	S-181	REO Loan	S-174
Notional Amount	S-162	REO Property	S-197
NRSRO	S-188	Requesting Holders	S-185
NRSRO Certification	S-188	Requesting Party	S-215
Occupancy	S-114	Residual Certificates	S-161
Occupancy Date	S-114	Restricted Group	S-242
Offered Certificates	S-161	Revised Rate	S-100
OID	S-238	RMBS	S-143
OID Regulations	S-238	Rosemont	S-100
Operating Statements	S-116	RPA	S-100
P&I	S-147	Rules	S-163

S&P	S-108	Underwritten Net Cash Flow	S-115
Scheduled Principal Distribution Amount	S-173	Underwritten Net Cash Flow Debt
SEC	S-114	Service Coverage Ratio	S-114
SEL	S-137	Underwritten Net Operating Income
Senior Certificates	S-161	Debt Service Coverage Ratio	S-115
Senior Trust Advisor Consulting Fee	S-206	Underwritten NOI	S-115
Senior Trust Advisor Expenses	S-206	Unliquidated Advances	S-176
Senior Trust Advisor Fee	S-206	Unscheduled Principal Distribution
Senior Trust Advisor Fee Rate	S-206	Amount	S-173
Servicer Remittance Date	S-180	UPB	S-147
Servicer Termination Event	S-218	Upper-Tier REMIC Distribution Account	S-165
Servicing Advances	S-181	UW NCF	S-115
Servicing Fee	S-154	UW NCF Debt Yield	S-115
Servicing Fee Rate	S-154	UW NCF DSCR	S-114
Servicing Standard	S-196	UW NCF DY	S-115
Similar Law	S-241	UW NOI	S-115
Soft Lockbox	S-122	UW NOI Debt Yield	S-115
Special Servicing Fee	S-155	UW NOI DSCR	S-115
Special Servicing Fee Rate	S-155	UW NOI DY	S-115
Specially Serviced Mortgage Loans	S-197	Voting Rights	S-192
Springing Lockbox	S-122	WAC Rate	S-171
Stated Principal Balance	S-174	Wachovia	S-145
Statement to Certificateholders	S-185	Wells Fargo	S-142
Subordinate Certificates	S-161	Withheld Amounts	S-166
Sub-Servicing Agreement	S-157	Withheld Loans	S-165
Substitute Property	S-108	Workout Fee	S-156
Substituted Property	S-108	Workout Fee Rate	S-156
TIA	S-221	Workout-Delayed Reimbursement
TIA Applicability Determination	S-222	Amount	S-182
TNP	S-100	Yield Maintenance Charge	S-103
Trustee Fee	S-142	YM Group A	S-176
U.S. Bank	S-141	YM Group B	S-176
U.S. Obligations	S-104	YM Groups	S-176
UCC	S-148

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX A-1

Loan #	Seller(1)	Property Name	Street Address(2)	City	State	Zip Code	County	Number of Properties	Property Type	Property Subtype	Year Built
1	JPMCB	200 Public Square	200 Public Square	Cleveland	OH	44114	Cuyahoga	1	Office	CBD	1985
2	JPMCB	Arbor Place Mall	6700 Douglas Boulevard	Douglasville	GA	30135	Douglas	1	Retail	Anchored	1999
3	JPMCB	Northwoods Mall	2150 Northwoods Boulevard	North Charleston	SC	29406	Charleston	1	Retail	Anchored	1972
4	JPMCB	8080 & 9400 North Central Expressway	Various	Dallas	TX	Various	Dallas	2	Office	Suburban	Various
4.01	JPMCB	8080 North Central Expressway	8080 North Central Expressway	Dallas	TX	75206	Dallas	1	Office	Suburban	1984
4.02	JPMCB	9400 North Central Expressway	9400 North Central Expressway	Dallas	TX	75231	Dallas	1	Office	Suburban	1981
5	LCF	Innisfree Hotel Portfolio	Various	Various	Various	Various	Various	3	Hotel	Limited Service	Various
5.01	LCF	Hampton Inn - Pensacola Beach	2 Via De Luna Drive	Pensacola Beach	FL	32561	Santa Rosa	1	Hotel	Limited Service	1995
5.02	LCF	Hilton Garden Inn - Orange Beach	23092 Perdido Beach Boulevard	Orange Beach	AL	36561	Baldwin	1	Hotel	Limited Service	1997
5.03	LCF	Holiday Inn Express - Orange Beach	24700 Perdido Beach Boulevard	Orange Beach	AL	36561	Baldwin	1	Hotel	Limited Service	1996
6	JPMCB	The Summit Las Colinas	545 East John Carpenter Freeway	Irving	TX	75062	Dallas	1	Office	Suburban	1984
7	JPMCB	GTECH Center	10 Memorial Boulevard	Providence	RI	02903	Providence	1	Office	CBD	2006
8	JPMCB	Interventure Industrial Portfolio	Various	Various	OH	Various	Cuyahoga	4	Industrial	Various	Various
8.01	JPMCB	Fountain Parkway	28600 Fountain Parkway	Solon	OH	44139	Cuyahoga	1	Industrial	Flex	1998
8.02	JPMCB	Westwood Drive	20770 Westwood Drive	Strongsville	OH	44149	Cuyahoga	1	Industrial	Warehouse/Distribution	1989
8.03	JPMCB	Morgan Court	23221 Morgan Court	Strongsville	OH	44149	Cuyahoga	1	Industrial	Flex	2005
8.04	JPMCB	Commerce Drive	21848 Commerce Parkway	Strongsville	OH	44149	Cuyahoga	1	Industrial	Warehouse/Distribution	2002
9	JPMCB	Oak Ridge Office Portfolio	Various	Oak Ridge	TN	37830	Anderson	2	Office	Suburban	Various
9.01	JPMCB	Oak Ridge Technical Centers	1009-1099 Commerce Park Drive	Oak Ridge	TN	37830	Anderson	1	Office	Suburban	1991-1999
9.02	JPMCB	Oak Ridge Corporate Center I	151 Lafayette Drive	Oak Ridge	TN	37830	Anderson	1	Office	Suburban	1991
10	JPMCB	Continental Executive Parke	300 & 340 North Milwaukee Avenue, 400 North Lakeview Parkway et al	Vernon Hills	IL	60061	Lake	1	Mixed Use	Office/Flex	1990, 1999-2001
11	JPMCB	Commons at Temecula	40400-40500 Winchester Road	Temecula	CA	92591	Riverside	1	Retail	Anchored	1999
12	JPMCB	SunTrust Bank Portfolio III	Various	Various	Various	Various	Various	30	Retail	Freestanding	Various
12.01	JPMCB	100 Northwest 12th Avenue	100 Northwest 12th Avenue	Miami	FL	33128	Miami-Dade	1	Retail	Freestanding	1983
12.02	JPMCB	7405 Seminole Boulevard	7405 Seminole Boulevard	Seminole	FL	33772	Pinellas	1	Retail	Freestanding	1962
12.03	JPMCB	2755 Cumberland Parkway	2755 Cumberland Parkway	Atlanta	GA	30339	Cobb	1	Retail	Freestanding	1984
12.04	JPMCB	3191 University Boulevard	3191 University Boulevard	Winter Park	FL	32792	Orange	1	Retail	Freestanding	1980
12.05	JPMCB	2231 Indian River Boulevard	2231 Indian River Boulevard	Vero Beach	FL	32960	Indian River	1	Retail	Freestanding	1981
12.06	JPMCB	2171 Pleasant Hill Road	2171 Pleasant Hill Road	Duluth	GA	30096	Gwinnett	1	Retail	Freestanding	1984
12.07	JPMCB	9701 York Road	9701 York Road	Cockeysville	MD	21030	Baltimore	1	Retail	Freestanding	1978
12.08	JPMCB	1184 Barrett Parkway	1184 Barrett Parkway	Kennesaw	GA	30144	Cobb	1	Retail	Freestanding	1989
12.09	JPMCB	1100 South Tamiami Trail	1100 South Tamiami Trail	Osprey	FL	34229	Sarasota	1	Retail	Freestanding	1975
12.10	JPMCB	3557 Plank Road	3557 Plank Road	Fredericksburg	VA	22407	Spotsylvania	1	Retail	Freestanding	1982
12.11	JPMCB	6001 Fort Avenue	6001 Fort Avenue	Lynchburg	VA	24502	Lynchburg City	1	Retail	Freestanding	1962
12.12	JPMCB	511 West 23rd Street	511 West 23rd Street	Panama City	FL	32405	Bay	1	Retail	Freestanding	1990
12.13	JPMCB	815 South Parrott Avenue	815 South Parrott Avenue	Okeechobee	FL	34974	Okeechobee	1	Retail	Freestanding	1975, 1982
12.14	JPMCB	320 South Battlefield Boulevard	320 South Battlefield Boulevard	Chesapeake	VA	23322	Chesapeake City	1	Retail	Freestanding	1967
12.15	JPMCB	5641 Fairburn Road	5641 Fairburn Road	Douglasville	GA	30134	Douglas	1	Retail	Freestanding	1972
12.16	JPMCB	202 South Salem Street	202 South Salem Street	Apex	NC	27502	Wake	1	Retail	Freestanding	1935
12.17	JPMCB	107 Bushnell Plaza	107 Bushnell Plaza	Bushnell	FL	33513	Sumter	1	Retail	Freestanding	1924
12.18	JPMCB	4310 Nolensville Road	4310 Nolensville Road	Nashville	TN	37211	Davidson	1	Retail	Freestanding	1972
12.19	JPMCB	203 West Butler Avenue	203 West Butler Avenue	Mauldin	SC	29662	Greenville	1	Retail	Freestanding	1988
12.20	JPMCB	308 West Alexander Street	308 West Alexander Street	Plant City	FL	33563	Hillsborough	1	Retail	Freestanding	1985
12.21	JPMCB	4400 Bayou Boulevard	4400 Bayou Boulevard	Pensacola	FL	32503	Escambia	1	Retail	Freestanding	1985
12.22	JPMCB	701 East Cone Boulevard	701 East Cone Boulevard	Greensboro	NC	27405	Guilford	1	Retail	Freestanding	1995
12.23	JPMCB	3005 Lakeland Highlands Road	3005 Lakeland Highlands Road	Lakeland	FL	33803	Polk	1	Retail	Freestanding	1979
12.24	JPMCB	4323 Ringgold Road	4323 Ringgold Road	Chattanooga	TN	37412	Hamilton	1	Retail	Freestanding	1970
12.25	JPMCB	7840 Holcomb Bridge Road	7840 Holcomb Bridge Road	Norcross	GA	30092	Gwinnett	1	Retail	Freestanding	1983
12.26	JPMCB	3290 US Highway 441/27	3290 US Highway 441/27	Fruitland Park	FL	34731	Lake	1	Retail	Freestanding	1977
12.27	JPMCB	101 Browns Ferry Road	101 Browns Ferry Road	Chattanooga	TN	37419	Hamilton	1	Retail	Freestanding	1959
12.28	JPMCB	2397 Hendersonville Road	2397 Hendersonville Road	Arden	NC	28704	Buncombe	1	Retail	Freestanding	1983
12.29	JPMCB	1601 South Elm-Eugene Street	1601 South Elm-Eugene Street	Greensboro	NC	27406	Guilford	1	Retail	Freestanding	1972
12.30	JPMCB	2070 Statesville Boulevard	2070 Statesville Boulevard	Salisbury	NC	28147	Rowan	1	Retail	Freestanding	1987
13	JPMCB	Ace Hardware Headquarters	2200-2222 Kensington Court	Oak Brook	IL	60523	DuPage	1	Office	Suburban	1974
14	JPMCB	Peoria Crossing	9350 West Northern Avenue	Glendale	AZ	85305	Maricopa	1	Retail	Anchored	2002-2004
15	LCF	Courtyard San Antonio Riverwalk	207 North Saint Mary’s Street	San Antonio	TX	78205	Bexar	1	Hotel	Limited Service	2009
16	JPMCB	21 SAC	Various	Various	Various	Various	Various	9	Self Storage	Self Storage	Various
16.01	JPMCB	Belmont	544 El Camino Real	Belmont	CA	94002	San Mateo	1	Self Storage	Self Storage	1955
16.02	JPMCB	Fremont	4833 Thornton Avenue	Fremont	CA	94536	Alameda	1	Self Storage	Self Storage	1978
16.03	JPMCB	Northwest	9929 Harry Hines Boulevard	Dallas	TX	75220	Dallas	1	Self Storage	Self Storage	1978-1980
16.04	JPMCB	Downtown	1836 South Arapahoe Street	Los Angeles	CA	90006	Los Angeles	1	Self Storage	Self Storage	1914
16.05	JPMCB	Inkster	29500 Michigan Avenue	Inkster	MI	48141	Wayne	1	Self Storage	Self Storage	1961, 1964, 1996, 2000
16.06	JPMCB	Austin Highway	2390 Austin Highway	San Antonio	TX	78218	Bexar	1	Self Storage	Self Storage	1953, 1980
16.07	JPMCB	E T	1340 East 3rd Street	Dayton	OH	45403	Montgomery	1	Self Storage	Self Storage	1900,1917-1922,1955
16.08	JPMCB	Hendersonville	208 West Main Street	Hendersonville	TN	37075	Sumner	1	Self Storage	Self Storage	1985
16.09	JPMCB	51st and Glendale	5024 West Glendale Avenue	Glendale	AZ	85301	Maricopa	1	Self Storage	Self Storage	1977-1979
17	JPMCB	Southlake Corners	100-270 North Kimball Avenue	Southlake	TX	76092	Tarrant	1	Retail	Anchored	2004, 2006
18	JPMCB	2200 West Loop	2200 West Loop South	Houston	TX	77027	Harris	1	Office	CBD	1974
19	JPMCB	Heritage Commons IV	13650 Heritage Parkway	Fort Worth	TX	76177	Tarrant	1	Office	Suburban	2008
20	JPMCB	785 Market Street	785 Market Street	San Francisco	CA	94103	San Francisco	1	Office	CBD	1906
21	JPMCB	Berry Plastics Expansion	101 Oakley Street	Evansville	IN	47710	Vanderburgh	1	Industrial	Flex	2010
22	JPMCB	Town Square Plaza	1100-1140 Town Square Road	Pottstown	PA	19465	Chester	1	Retail	Anchored	2005
23	LCF	Walgreens/CVS Portfolio Pool I	Various	Various	Various	Various	Various	5	Retail	Freestanding	Various
23.01	LCF	CVS Virginia Beach	1701 Independence Boulevard	Virginia Beach	VA	23455	Virginia Beach City	1	Retail	Freestanding	2009
23.02	LCF	Walgreens Houston	2221 Fulton Street	Houston	TX	77009	Harris	1	Retail	Freestanding	2009
23.03	LCF	CVS Raymore	1215 West Foxwood Drive	Raymore	MO	64083	Cass	1	Retail	Freestanding	2008
23.04	LCF	CVS Kyle	102 North Old Highway 81	Kyle	TX	78640	Hays	1	Retail	Freestanding	2008
23.05	LCF	CVS Thomasville	1131 Randolph Street	Thomasville	NC	27360	Davidson	1	Retail	Freestanding	2008

A-1-1

ANNEX A-1

								Number of	Property	Property
Loan #	Seller(1)	Property Name	Street Address(2)	City	State	Zip Code	County	Properties	Type	Subtype	Year Built
24	JPMCB	Centerplace of Greeley	4500-4632 Centerplace Drive	Greeley	CO	80634	Weld	1	Retail	Anchored	2003
25	JPMCB	Hilton Suites Anaheim	400 North State College Boulevard	Orange	CA	92868	Orange	1	Hotel	Full Service	1989
26	JPMCB	One Jackson Place	188 East Capitol Street	Jackson	MS	39201	Hinds	1	Office	CBD	1987
27	JPMCB	Greenwich Center	1208 New Brunswick Avenue	Phillipsburg	NJ	08865	Warren	1	Retail	Anchored	2003, 2005-2006
28	JPMCB	One Park Ten Plaza	16225 Park Ten Place	Houston	TX	77084	Harris	1	Office	Suburban	1982
29	JPMCB	21c Museum Hotel	700 West Main Street	Louisville	KY	40202	Jefferson	1	Hotel	Full Service	1890
30	JPMCB	Crosstown Plaza	2895 North Military Trail	West Palm Beach	FL	33409	Palm Beach	1	Retail	Anchored	1987
31	LCF	Walgreens/CVS Portfolio Pool III	Various	Various	Various	Various	Various	4	Retail	Freestanding	Various
31.01	LCF	Walgreens St George	1849 West Sunset Boulevard	St. George	UT	84770	Washington	1	Retail	Freestanding	2009
31.02	LCF	CVS Lees Summit	3351 Southwest 3rd Street	Lees Summit	MO	64081	Jackson	1	Retail	Freestanding	2008
31.03	LCF	Walgreens Nampa	932 Caldwell Boulevard	Nampa	ID	83651	Canyon	1	Retail	Freestanding	2009
31.04	LCF	Walgreens McPherson	2095 East Kansas Avenue	McPherson	KS	67460	McPherson	1	Retail	Freestanding	2009
32	JPMCB	Summit Point	840 Glynn Street South	Fayetteville	GA	30214	Fayette	1	Retail	Anchored	2004
33	JPMCB	IPCC National Retail Portfolio A	Various	Various	Various	Various	Various	9	Various	Various	Various
33.01	JPMCB	RBC Bank	1321 Heathrow Center Lane	Lake Mary	FL	32746	Seminole	1	Retail	Freestanding	2007
33.02	JPMCB	Walgreens	4601 Westfield Avenue	Pennsauken	NJ	08110	Camden	1	Retail	Freestanding	1996
33.03	JPMCB	Wells Fargo	2912 Legacy Drive	Plano	TX	75023	Collin	1	Other	Leased Fee	2008
33.04	JPMCB	Macaroni Grill	6115 Parkcenter Circle	Dublin	OH	43017	Franklin	1	Retail	Freestanding	2000
33.05	JPMCB	Kirkland’s	1400 24th Avenue Northwest	Norman	OK	73069	Cleveland	1	Retail	Freestanding	2011
33.06	JPMCB	Advance Auto Parts	2142 Rocky River Road	Charlotte	NC	28213	Mecklenburg	1	Retail	Freestanding	2009
33.07	JPMCB	Zaxby’s	6671 Tara Boulevard	Jonesboro	GA	30236	Clayton	1	Retail	Freestanding	2005
33.08	JPMCB	Verizon	6002 St. Augustine Road	Jacksonville	FL	32217	Duval	1	Retail	Freestanding	2011
33.09	JPMCB	Dollar General	41 North Bay Springs Road	Dothan	AL	36303	Houston	1	Retail	Freestanding	2011
34	LCF	Shadow Creek Business Center	11233 Shadow Creek Parkway	Pearland	TX	77584	Brazoria	1	Office	Suburban	2009
35	JPMCB	1900 Charles Bryan	1900 Charles Bryan Road	Cordova	TN	38016	Shelby	1	Office	Suburban	1997
36	JPMCB	Home Depot Plaza	440 Boston Post Road	Orange	CT	06477	New Haven	1	Retail	Anchored	1992
37	LCF	Ukiah Crossroads	1307-1399 North State Street and 180-200 Ford Road	Ukiah	CA	95482	Mendocino	1	Retail	Anchored	1986
38	JPMCB	IPCC National Retail Portfolio B	Various	Various	Various	Various	Various	9	Various	Various	Various
38.01	JPMCB	SunTrust	4850 Wiles Road	Coconut Creek	FL	33073	Broward	1	Other	Leased Fee	2009
38.02	JPMCB	AT&T	9498 Atlantic Boulevard	Jacksonville	FL	32225	Duval	1	Retail	Freestanding	2011
38.03	JPMCB	Family Dollar - Tampa	2101 West Hillsborough Avenue	Tampa	FL	33603	Hillsborough	1	Retail	Freestanding	2011
38.04	JPMCB	Arby’s	8611 Westheimer Road	Houston	TX	77063	Harris	1	Retail	Freestanding	2008
38.05	JPMCB	Sonic	2425 Northeast 8th Street	Homestead	FL	33033	Miami-Dade	1	Retail	Freestanding	2011
38.06	JPMCB	Family Dollar - Lake City	5745 Jonesboro Road	Lake City	GA	30260	Clayton	1	Retail	Freestanding	1997
38.07	JPMCB	Dollar General - Elberta	24816 State Street	Elberta	AL	36530	Baldwin	1	Retail	Freestanding	2011
38.08	JPMCB	Carl’s Jr.	12601 Lake June Road	Balch Springs	TX	75180	Dallas	1	Retail	Freestanding	2011
38.09	JPMCB	Dollar General - Oklahoma City	1127 West Hefner Road	Oklahoma City	OK	73114	Oklahoma	1	Retail	Freestanding	2011
39	JPMCB	Woodland West Marketplace	2611-2833 West Park Row Drive & 1112-1206 Bowen Road	Arlington	TX	76013	Tarrant	1	Retail	Anchored	1968
40	LCF	Walgreens/CVS Portfolio Pool II	Various	Various	Various	Various	Various	3	Retail	Freestanding	Various
40.01	LCF	CVS Newport News	13000 Warwick Boulevard	Newport News	VA	23602	Newport News City	1	Retail	Freestanding	2009
40.02	LCF	CVS McAllen	5600 North 23rd Street	McAllen	TX	78504	Hidalgo	1	Retail	Freestanding	2009
40.03	LCF	Walgreens Dunkirk	327 Main Street	Dunkirk	NY	14048	Chautauqua	1	Retail	Freestanding	2008
41	JPMCB	Urban Outfitters Walnut Creek	1530 and 1540 Olympic Boulevard	Walnut Creek	CA	94596	Contra Costa	1	Retail	Unanchored	1948
42	LCF	317 6th Avenue	317 6th Avenue	Des Moines	IA	50309	Polk	1	Office	CBD	1966-1968
43	LCF	Mission Valley Plaza	1011 Camino Del Rio South	San Diego	CA	92108	San Diego	1	Office	Suburban	1985
44	JPMCB	Turfway Commons	4951-4999 Houston Road	Florence	KY	41042	Boone	1	Retail	Anchored	1989, 1993
45	LCF	Country Club Corners	110-238 East Cheyenne Mountain Boulevard	Colorado Springs	CO	80906	El Paso	1	Mixed Use	Office/Retail	1973, 1975, 2002
46	JPMCB	Courtyard Burlington Taft Corners	177 Hurricane Lane	Williston	VT	05495	Chittenden	1	Hotel	Limited Service	2000
47	LCF	Palm Ridge MHC	1806 Timber Ridge Circle	Leesburg	FL	34748	Lake	1	Manufactured Housing	Manufactured Housing	1960-1988
48	LCF	Huntington Club Apartments	28601 Imperial Drive	Warren	MI	48093	Macomb	1	Multifamily	Garden	1966
49	JPMCB	Extra Space Storage	2811 Bay Area Boulevard	Houston	TX	77058	Harris	1	Self Storage	Self Storage	2001

A-1-2

ANNEX A-1

												Original		Current
			Year		Unit of		Occupancy	Appraised	Appraisal	Current	Original	Balance	Current	Balance	% of Initial	Crossed
Loan #	Seller(1)	Property Name	Renovated	Units(3)	Measure	Occupancy %	Date	Value ($)(4), (5)	Date(4)	LTV %(4), (5)	Balance ($)(6)	per Unit ($)	Balance ($)(6)	per Unit ($)	Pool Balance	Loan
1	JPMCB	200 Public Square		1,265,289	Square Feet	81.9%	02/14/12	178,500,000	02/15/12	71.1%	127,000,000	100	127,000,000	100	11.2%	No
2	JPMCB	Arbor Place Mall		546,374	Square Feet	96.1%	03/01/12	172,000,000	03/19/12	70.9%	122,000,000	223	122,000,000	223	10.8%	No
3	JPMCB	Northwoods Mall	2004	403,671	Square Feet	96.3%	03/15/12	105,000,000	03/14/12	69.5%	73,000,000	181	73,000,000	181	6.4%	No
4	JPMCB	8080 & 9400 North Central Expressway	Various	673,188	Square Feet	80.4%	01/23/12	81,350,000	09/14/11	68.5%	56,000,000	83	55,737,217	83	4.9%	No
4.01	JPMCB	8080 North Central Expressway		285,335	Square Feet	98.3%	01/23/12	47,350,000	09/14/11		32,594,960		32,442,007		2.9%
4.02	JPMCB	9400 North Central Expressway	1997, 2006	387,853	Square Feet	67.2%	01/23/12	34,000,000	09/14/11		23,405,040		23,295,211		2.1%
5	LCF	Innisfree Hotel Portfolio	Various	437	Rooms	71.8%	12/31/11	89,900,000	03/01/12	59.0%	53,000,000	121,281	53,000,000	121,281	4.7%	No
5.01	LCF	Hampton Inn - Pensacola Beach	2011	181	Rooms	76.0%	12/31/11	37,300,000	03/01/12		21,600,000		21,600,000		1.9%
5.02	LCF	Hilton Garden Inn - Orange Beach	2009	137	Rooms	66.2%	12/31/11	26,400,000	03/01/12		16,000,000		16,000,000		1.4%
5.03	LCF	Holiday Inn Express - Orange Beach	2011	119	Rooms	71.8%	12/31/11	26,200,000	03/01/12		15,400,000		15,400,000		1.4%
6	JPMCB	The Summit Las Colinas	2004	373,874	Square Feet	86.0%	01/24/12	49,000,000	10/20/11	71.4%	35,100,000	94	34,970,698	94	3.1%	No
7	JPMCB	GTECH Center		199,558	Square Feet	92.3%	02/13/12	54,000,000	02/27/12	63.9%	34,500,000	173	34,500,000	173	3.0%	No
8	JPMCB	Interventure Industrial Portfolio		788,292	Square Feet	90.4%	01/01/12	41,500,000	01/05/12	72.3%	30,000,000	38	30,000,000	38	2.6%	No
8.01	JPMCB	Fountain Parkway		224,600	Square Feet	100.0%	01/01/12	15,000,000	01/05/12		10,843,373		10,843,373		1.0%
8.02	JPMCB	Westwood Drive		246,140	Square Feet	100.0%	01/01/12	13,000,000	01/05/12		9,397,590		9,397,590		0.8%
8.03	JPMCB	Morgan Court		175,500	Square Feet	56.9%	01/01/12	7,400,000	01/05/12		5,349,398		5,349,398		0.5%
8.04	JPMCB	Commerce Drive		142,052	Square Feet	100.0%	01/01/12	6,100,000	01/05/12		4,409,639		4,409,639		0.4%
9	JPMCB	Oak Ridge Office Portfolio		448,966	Square Feet	93.4%	04/01/12	42,200,000	03/02/12	66.4%	28,000,000	62	28,000,000	62	2.5%	No
9.01	JPMCB	Oak Ridge Technical Centers		290,366	Square Feet	96.2%	04/01/12	28,500,000	03/02/12		18,900,000		18,900,000		1.7%
9.02	JPMCB	Oak Ridge Corporate Center I		158,600	Square Feet	88.2%	04/01/12	13,700,000	03/02/12		9,100,000		9,100,000		0.8%
10	JPMCB	Continental Executive Parke	2008-2010	294,153	Square Feet	93.6%	01/01/12	37,100,000	12/14/11	74.6%	27,750,000	94	27,688,515	94	2.4%	No
11	JPMCB	Commons at Temecula		292,545	Square Feet	96.3%	02/20/12	43,500,000	02/07/12	59.0%	25,665,000	88	25,665,000	88	2.3%	No
12	JPMCB	SunTrust Bank Portfolio III	Various	148,233	Square Feet	100.0%	03/29/12	48,675,000	Various	51.4%	25,000,000	169	25,000,000	169	2.2%	No
12.01	JPMCB	100 Northwest 12th Avenue		10,444	Square Feet	100.0%	03/29/12	3,700,000	05/11/11		1,900,360		1,900,360		0.2%
12.02	JPMCB	7405 Seminole Boulevard		9,396	Square Feet	100.0%	03/29/12	3,400,000	05/10/11		1,746,276		1,746,276		0.2%
12.03	JPMCB	2755 Cumberland Parkway		6,000	Square Feet	100.0%	03/29/12	3,000,000	05/11/11		1,540,832		1,540,832		0.1%
12.04	JPMCB	3191 University Boulevard		6,832	Square Feet	100.0%	03/29/12	2,900,000	05/21/11		1,489,471		1,489,471		0.1%
12.05	JPMCB	2231 Indian River Boulevard		6,561	Square Feet	100.0%	03/29/12	2,800,000	05/20/11		1,438,110		1,438,110		0.1%
12.06	JPMCB	2171 Pleasant Hill Road	2004	5,695	Square Feet	100.0%	03/29/12	2,700,000	05/11/11		1,386,749		1,386,749		0.1%
12.07	JPMCB	9701 York Road		2,415	Square Feet	100.0%	03/29/12	2,300,000	05/09/11		1,181,305		1,181,305		0.1%
12.08	JPMCB	1184 Barrett Parkway		6,619	Square Feet	100.0%	03/29/12	2,200,000	05/11/11		1,129,944		1,129,944		0.1%
12.09	JPMCB	1100 South Tamiami Trail		5,398	Square Feet	100.0%	03/29/12	2,000,000	05/09/11		1,027,221		1,027,221		0.1%
12.10	JPMCB	3557 Plank Road		2,250	Square Feet	100.0%	03/29/12	1,860,000	05/23/11		955,316		955,316		0.1%
12.11	JPMCB	6001 Fort Avenue		5,986	Square Feet	100.0%	03/29/12	1,850,000	05/20/11		950,180		950,180		0.1%
12.12	JPMCB	511 West 23rd Street		5,982	Square Feet	100.0%	03/29/12	1,800,000	05/08/11		924,499		924,499		0.1%
12.13	JPMCB	815 South Parrott Avenue		7,500	Square Feet	100.0%	03/29/12	1,500,000	05/11/11		770,416		770,416		0.1%
12.14	JPMCB	320 South Battlefield Boulevard		3,870	Square Feet	100.0%	03/29/12	1,375,000	05/12/11		706,215		706,215		0.1%
12.15	JPMCB	5641 Fairburn Road		6,680	Square Feet	100.0%	03/29/12	1,300,000	05/10/11		667,694		667,694		0.1%
12.16	JPMCB	202 South Salem Street		3,835	Square Feet	100.0%	03/29/12	1,300,000	05/17/11		667,694		667,694		0.1%
12.17	JPMCB	107 Bushnell Plaza		12,394	Square Feet	100.0%	03/29/12	1,200,000	05/20/11		616,333		616,333		0.1%
12.18	JPMCB	4310 Nolensville Road		5,498	Square Feet	100.0%	03/29/12	1,150,000	05/20/11		590,652		590,652		0.1%
12.19	JPMCB	203 West Butler Avenue		3,500	Square Feet	100.0%	03/29/12	1,150,000	05/18/11		590,652		590,652		0.1%
12.20	JPMCB	308 West Alexander Street		3,350	Square Feet	100.0%	03/29/12	1,100,000	05/20/11		564,972		564,972		0.0%
12.21	JPMCB	4400 Bayou Boulevard		3,246	Square Feet	100.0%	03/29/12	1,100,000	05/09/11		564,972		564,972		0.0%
12.22	JPMCB	701 East Cone Boulevard		3,181	Square Feet	100.0%	03/29/12	1,060,000	05/20/11		544,427		544,427		0.0%
12.23	JPMCB	3005 Lakeland Highlands Road		2,654	Square Feet	100.0%	03/29/12	900,000	05/12/11		462,250		462,250		0.0%
12.24	JPMCB	4323 Ringgold Road		3,213	Square Feet	100.0%	03/29/12	890,000	05/16/11		457,114		457,114		0.0%
12.25	JPMCB	7840 Holcomb Bridge Road		2,288	Square Feet	100.0%	03/29/12	800,000	05/11/11		410,889		410,889		0.0%
12.26	JPMCB	3290 US Highway 441/27		2,329	Square Feet	100.0%	03/29/12	800,000	05/20/11		410,889		410,889		0.0%
12.27	JPMCB	101 Browns Ferry Road		3,940	Square Feet	100.0%	03/29/12	750,000	05/16/11		385,208		385,208		0.0%
12.28	JPMCB	2397 Hendersonville Road		2,653	Square Feet	100.0%	03/29/12	700,000	05/20/11		359,527		359,527		0.0%
12.29	JPMCB	1601 South Elm-Eugene Street		2,400	Square Feet	100.0%	03/29/12	570,000	05/20/11		292,758		292,758		0.0%
12.30	JPMCB	2070 Statesville Boulevard		2,124	Square Feet	100.0%	03/29/12	520,000	05/20/11		267,078		267,078		0.0%
13	JPMCB	Ace Hardware Headquarters	1995	206,030	Square Feet	100.0%	03/29/12	43,500,000	01/01/12	56.3%	24,500,000	119	24,500,000	119	2.2%	No
14	JPMCB	Peoria Crossing		238,004	Square Feet	92.5%	01/19/12	40,900,000	02/17/12	59.0%	24,131,000	101	24,131,000	101	2.1%	No
15	LCF	Courtyard San Antonio Riverwalk		220	Rooms	74.7%	12/31/11	37,200,000	02/22/12	61.8%	23,000,000	104,545	23,000,000	104,545	2.0%	No
16	JPMCB	21 SAC	Various	4,133	Units	84.0%	12/05/11	32,780,000	Various	70.2%	23,000,000	5,565	23,000,000	5,565	2.0%	No
16.01	JPMCB	Belmont	1986	207	Units	92.3%	12/05/11	5,000,000	10/15/11		3,600,000		3,600,000		0.3%
16.02	JPMCB	Fremont		403	Units	90.8%	12/05/11	5,060,000	10/15/11		3,600,000		3,600,000		0.3%
16.03	JPMCB	Northwest		634	Units	89.3%	12/05/11	5,130,000	10/17/11		3,500,000		3,500,000		0.3%
16.04	JPMCB	Downtown	1963	302	Units	92.1%	12/05/11	4,700,000	10/12/11		3,300,000		3,300,000		0.3%
16.05	JPMCB	Inkster		765	Units	77.5%	12/05/11	4,300,000	10/13/11		3,000,000		3,000,000		0.3%
16.06	JPMCB	Austin Highway	1978, 1985	380	Units	88.2%	12/05/11	2,400,000	10/21/11		1,700,000		1,700,000		0.1%
16.07	JPMCB	E T		806	Units	77.8%	12/05/11	2,190,000	10/14/11		1,600,000		1,600,000		0.1%
16.08	JPMCB	Hendersonville		344	Units	83.4%	12/05/11	2,300,000	10/19/11		1,600,000		1,600,000		0.1%
16.09	JPMCB	51st and Glendale	1989	292	Units	78.4%	12/05/11	1,700,000	10/22/11		1,100,000		1,100,000		0.1%
17	JPMCB	Southlake Corners		134,894	Square Feet	98.5%	02/16/12	36,000,000	02/27/12	58.2%	20,945,000	155	20,945,000	155	1.8%	No
18	JPMCB	2200 West Loop	2000, 2008	201,720	Square Feet	85.1%	03/02/12	31,000,000	01/12/12	66.5%	20,600,000	102	20,600,000	102	1.8%	No
19	JPMCB	Heritage Commons IV		164,333	Square Feet	100.0%	09/19/11	31,900,000	05/03/11	63.8%	20,500,000	125	20,357,916	124	1.8%	No
20	JPMCB	785 Market Street	1980	93,321	Square Feet	99.0%	02/29/12	34,600,000	02/21/12	57.8%	20,000,000	214	20,000,000	214	1.8%	No
21	JPMCB	Berry Plastics Expansion		263,088	Square Feet	100.0%	02/17/12	30,000,000	07/08/11	58.2%	17,500,000	67	17,471,275	66	1.5%	No
22	JPMCB	Town Square Plaza		215,610	Square Feet	98.9%	01/11/12	28,500,000	02/09/12	59.0%	16,815,000	78	16,815,000	78	1.5%	No
23	LCF	Walgreens/CVS Portfolio Pool I		66,225	Square Feet	100.0%	03/01/12	30,470,000	Various	55.0%	16,757,000	253	16,757,000	253	1.5%	No
23.01	LCF	CVS Virginia Beach		13,225	Square Feet	100.0%	03/01/12	7,710,000	01/24/12		4,240,000		4,240,000		0.4%
23.02	LCF	Walgreens Houston		13,650	Square Feet	100.0%	03/01/12	6,950,000	01/30/12		3,822,000		3,822,000		0.3%
23.03	LCF	CVS Raymore		12,900	Square Feet	100.0%	03/01/12	6,150,000	01/27/12		3,382,000		3,382,000		0.3%
23.04	LCF	CVS Kyle		13,225	Square Feet	100.0%	03/01/12	5,360,000	01/24/12		2,948,000		2,948,000		0.3%
23.05	LCF	CVS Thomasville		13,225	Square Feet	100.0%	03/01/12	4,300,000	01/20/12		2,365,000		2,365,000		0.2%

A-1-3

ANNEX A-1

			Year		Unit of		Occupancy	Appraised	Appraisal	Current	Original	Original Balance	Current	Current Balance	% of Initial	Crossed
Loan #	Seller(1)	Property Name	Renovated	Units(3)	Measure	Occupancy %	Date	Value ($)(4), (5)	Date(4)	LTV %(4), (5)	Balance ($)(6)	per Unit ($)	Balance ($)(6)	per Unit ($)	Pool Balance	Loan
24	JPMCB	Centerplace of Greeley		151,544	Square Feet	90.8%	01/06/12	25,200,000	12/19/11	62.2%	15,700,000	104	15,665,448	103	1.4%	No
25	JPMCB	Hilton Suites Anaheim	2012	230	Rooms	78.9%	11/30/11	28,800,000	01/17/12	52.0%	15,000,000	65,217	14,969,758	65,086	1.3%	No
26	JPMCB	One Jackson Place	2008-2010	220,444	Square Feet	79.8%	02/07/12	20,000,000	01/12/12	74.5%	14,900,000	68	14,900,000	68	1.3%	No
27	JPMCB	Greenwich Center		182,583	Square Feet	93.2%	01/11/12	25,000,000	02/09/12	57.9%	14,475,000	79	14,475,000	79	1.3%	No
28	JPMCB	One Park Ten Plaza		162,909	Square Feet	95.8%	03/07/12	18,900,000	03/16/12	74.1%	14,000,000	86	14,000,000	86	1.2%	No
29	JPMCB	21c Museum Hotel	2006	90	Rooms	75.2%	12/31/11	21,200,000	02/01/12	65.0%	13,800,000	153,333	13,781,381	153,126	1.2%	No
30	JPMCB	Crosstown Plaza	2007, 2011	143,134	Square Feet	89.8%	12/01/11	19,800,000	12/14/11	68.0%	13,500,000	94	13,470,351	94	1.2%	No
31	LCF	Walgreens/CVS Portfolio Pool III		55,530	Square Feet	100.0%	03/01/12	23,710,000	Various	55.0%	13,035,000	235	13,035,000	235	1.1%	No
31.01	LCF	Walgreens St George		14,490	Square Feet	100.0%	03/01/12	7,630,000	01/25/12		4,194,000		4,194,000		0.4%
31.02	LCF	CVS Lees Summit		12,900	Square Feet	100.0%	03/01/12	5,700,000	01/27/12		3,134,000		3,134,000		0.3%
31.03	LCF	Walgreens Nampa		14,490	Square Feet	100.0%	03/01/12	5,380,000	02/01/12		2,958,000		2,958,000		0.3%
31.04	LCF	Walgreens McPherson		13,650	Square Feet	100.0%	03/01/12	5,000,000	01/26/12		2,749,000		2,749,000		0.2%
32	JPMCB	Summit Point		104,572	Square Feet	86.8%	12/01/11	18,325,000	12/06/11	68.0%	12,500,000	120	12,463,665	119	1.1%	No
33	JPMCB	IPCC National Retail Portfolio A		57,355	Square Feet	100.0%	04/01/12	25,010,000	Various	48.5%	12,140,000	212	12,140,000	212	1.1%	No
33.01	JPMCB	RBC Bank		4,128	Square Feet	100.0%	04/01/12	5,300,000	12/28/11		2,770,000		2,770,000		0.2%
33.02	JPMCB	Walgreens		12,500	Square Feet	100.0%	04/01/12	4,100,000	01/02/12		2,140,000		2,140,000		0.2%
33.03	JPMCB	Wells Fargo		4,030	Square Feet	100.0%	04/01/12	3,450,000	12/28/11		1,650,000		1,650,000		0.1%
33.04	JPMCB	Macaroni Grill		7,448	Square Feet	100.0%	04/01/12	3,080,000	12/26/11		1,230,000		1,230,000		0.1%
33.05	JPMCB	Kirkland’s		8,000	Square Feet	100.0%	04/01/12	2,350,000	12/29/11		1,180,000		1,180,000		0.1%
33.06	JPMCB	Advance Auto Parts		6,292	Square Feet	100.0%	04/01/12	2,100,000	12/30/11		1,050,000		1,050,000		0.1%
33.07	JPMCB	Zaxby’s		3,459	Square Feet	100.0%	04/01/12	2,000,000	01/02/12		800,000		800,000		0.1%
33.08	JPMCB	Verizon		2,287	Square Feet	100.0%	04/01/12	1,570,000	12/28/11		790,000		790,000		0.1%
33.09	JPMCB	Dollar General		9,211	Square Feet	100.0%	04/01/12	1,060,000	01/03/12		530,000		530,000		0.0%
34	LCF	Shadow Creek Business Center		76,048	Square Feet	88.6%	03/21/12	17,100,000	03/13/12	70.2%	12,000,000	158	12,000,000	158	1.1%	No
35	JPMCB	1900 Charles Bryan		130,113	Square Feet	87.4%	10/31/11	15,000,000	12/02/11	73.3%	11,025,000	85	10,992,858	84	1.0%	No
36	JPMCB	Home Depot Plaza		135,643	Square Feet	81.6%	01/24/12	20,100,000	02/12/12	53.5%	10,750,000	79	10,750,000	79	0.9%	No
37	LCF	Ukiah Crossroads	2012	107,217	Square Feet	96.1%	02/29/12	14,200,000	02/15/12	72.5%	10,300,000	96	10,300,000	96	0.9%	No
38	JPMCB	IPCC National Retail Portfolio B	Various	51,675	Square Feet	100.0%	04/01/12	20,730,000	Various	49.5%	10,260,000	199	10,260,000	199	0.9%	No
38.01	JPMCB	SunTrust		4,125	Square Feet	100.0%	04/01/12	4,700,000	12/30/11		2,598,500		2,598,500		0.2%
38.02	JPMCB	AT&T		4,560	Square Feet	100.0%	04/01/12	2,930,000	12/28/11		1,611,500		1,611,500		0.1%
38.03	JPMCB	Family Dollar - Tampa		8,000	Square Feet	100.0%	04/01/12	2,160,000	12/30/11		1,188,000		1,188,000		0.1%
38.04	JPMCB	Arby’s		3,045	Square Feet	100.0%	04/01/12	2,730,000	12/29/11		1,092,000		1,092,000		0.1%
38.05	JPMCB	Sonic		1,645	Square Feet	100.0%	04/01/12	2,600,000	12/28/11		1,040,000		1,040,000		0.1%
38.06	JPMCB	Family Dollar - Lake City	2011	8,340	Square Feet	100.0%	04/01/12	1,600,000	12/27/11		880,000		880,000		0.1%
38.07	JPMCB	Dollar General - Elberta		10,556	Square Feet	100.0%	04/01/12	1,330,000	01/03/12		665,000		665,000		0.1%
38.08	JPMCB	Carl’s Jr.		2,390	Square Feet	100.0%	04/01/12	1,550,000	12/27/11		620,000		620,000		0.1%
38.09	JPMCB	Dollar General - Oklahoma City		9,014	Square Feet	100.0%	04/01/12	1,130,000	12/29/11		565,000		565,000		0.0%
39	JPMCB	Woodland West Marketplace	1997, 2006	176,414	Square Feet	86.9%	12/31/11	14,000,000	12/28/11	72.8%	10,200,000	58	10,190,701	58	0.9%	No
40	LCF	Walgreens/CVS Portfolio Pool II		40,079	Square Feet	100.0%	03/01/12	17,090,000	Various	55.0%	9,395,000	234	9,395,000	234	0.8%	No
40.01	LCF	CVS Newport News		13,225	Square Feet	100.0%	03/01/12	6,570,000	01/26/12		3,611,000		3,611,000		0.3%
40.02	LCF	CVS McAllen		13,204	Square Feet	100.0%	03/01/12	5,820,000	01/28/12		3,200,000		3,200,000		0.3%
40.03	LCF	Walgreens Dunkirk		13,650	Square Feet	100.0%	03/01/12	4,700,000	01/30/12		2,584,000		2,584,000		0.2%
41	JPMCB	Urban Outfitters Walnut Creek	2008	17,323	Square Feet	100.0%	02/23/12	12,700,000	02/13/12	65.0%	8,260,000	477	8,260,000	477	0.7%	No
42	LCF	317 6th Avenue	1988	156,478	Square Feet	89.8%	03/06/12	11,000,000	02/28/12	70.0%	7,700,000	49	7,700,000	49	0.7%	No
43	LCF	Mission Valley Plaza		61,343	Square Feet	90.8%	03/15/12	10,900,000	02/16/12	67.0%	7,300,000	119	7,300,000	119	0.6%	No
44	JPMCB	Turfway Commons	2007	105,471	Square Feet	94.8%	01/06/12	13,000,000	12/05/11	55.0%	7,150,000	68	7,150,000	68	0.6%	No
45	LCF	Country Club Corners	2006-2007	54,712	Square Feet	87.9%	02/27/12	10,150,000	02/27/12	69.0%	7,000,000	128	7,000,000	128	0.6%	No
46	JPMCB	Courtyard Burlington Taft Corners	2012	90	Rooms	68.5%	02/29/12	11,000,000	01/01/13	60.0%	6,600,000	73,333	6,600,000	73,333	0.6%	No
47	LCF	Palm Ridge MHC		262	Pads	87.4%	02/24/12	8,200,000	01/13/12	70.4%	5,775,000	22,042	5,775,000	22,042	0.5%	No
48	LCF	Huntington Club Apartments		192	Units	92.7%	02/06/12	6,200,000	02/10/12	66.0%	4,100,000	21,354	4,094,160	21,324	0.4%	No
49	JPMCB	Extra Space Storage		530	Units	86.2%	10/31/11	4,900,000	12/16/11	64.2%	3,150,000	5,943	3,143,466	5,931	0.3%	No

A-1-4

ANNEX A-1

Net
			Related	Interest	Admin.	Mortgage		Monthly Debt	Annual Debt		First	Partial IO	Partial IO Loan
Loan #	Seller(1)	Property Name	Borrower(7)	Rate %(8)	Fee %(8)	Rate %(8)	Accrual Type	Service ($)(9)	Service ($)(10)	Note Date	Payment Date(11)	Last IO Payment	First P&I Payment
1	JPMCB	200 Public Square		4.82000	0.12645	4.69355	Actual/360	667,861.16	8,014,333.92	03/14/12	05/01/12	04/01/14	05/01/14
2	JPMCB	Arbor Place Mall	CBL & Associates Properties, Inc. - 1	5.09900	0.12645	4.97255	Actual/360	662,323.76	7,947,885.12	04/02/12	05/01/12	05/01/12	06/01/12
3	JPMCB	Northwoods Mall	CBL & Associates Properties, Inc. - 1	5.07500	0.12645	4.94855	Actual/360	395,232.68	4,742,792.16	03/30/12	05/01/12
4	JPMCB	8080 & 9400 North Central Expressway	Rosemont Realty, LLC - 3	5.99900	0.13645	5.86255	Actual/360	335,712.29	4,028,547.48	10/28/11	12/01/11
4.01	JPMCB	8080 North Central Expressway
4.02	JPMCB	9400 North Central Expressway
5	LCF	Innisfree Hotel Portfolio		6.04100	0.12645	5.91455	Actual/360	319,160.19	3,829,922.28	03/26/12	05/06/12
5.01	LCF	Hampton Inn - Pensacola Beach
5.02	LCF	Hilton Garden Inn - Orange Beach
5.03	LCF	Holiday Inn Express - Orange Beach
6	JPMCB	The Summit Las Colinas	Rosemont Realty, LLC - 3	5.99000	0.12645	5.86355	Actual/360	210,216.62	2,522,599.44	11/22/11	01/01/12
7	JPMCB	GTECH Center		5.09400	0.16645	4.92755	Actual/360	187,190.50	2,246,286.00	03/30/12	05/01/12	04/01/17	05/01/17
8	JPMCB	Interventure Industrial Portfolio		5.59400	0.14645	5.44755	Actual/360	185,914.13	2,230,969.56	03/12/12	05/01/12
8.01	JPMCB	Fountain Parkway
8.02	JPMCB	Westwood Drive
8.03	JPMCB	Morgan Court
8.04	JPMCB	Commerce Drive
9	JPMCB	Oak Ridge Office Portfolio		5.22400	0.12645	5.09755	Actual/360	154,166.44	1,849,997.28	03/30/12	05/01/12
9.01	JPMCB	Oak Ridge Technical Centers
9.02	JPMCB	Oak Ridge Corporate Center I
10	JPMCB	Continental Executive Parke		5.45000	0.16395	5.28605	Actual/360	156,692.01	1,880,304.12	01/26/12	03/01/12
11	JPMCB	Commons at Temecula	Retail Properties of America, Inc. - 2	4.73900	0.12645	4.61255	Actual/360	102,763.08	1,233,156.96	03/01/12	04/01/12
12	JPMCB	SunTrust Bank Portfolio III	Inland American Real Estate Trust, Inc. - 5	5.42000	0.12645	5.29355	Actual/360	114,484.95	1,373,819.40	06/30/11	08/01/11
12.01	JPMCB	100 Northwest 12th Avenue
12.02	JPMCB	7405 Seminole Boulevard
12.03	JPMCB	2755 Cumberland Parkway
12.04	JPMCB	3191 University Boulevard
12.05	JPMCB	2231 Indian River Boulevard
12.06	JPMCB	2171 Pleasant Hill Road
12.07	JPMCB	9701 York Road
12.08	JPMCB	1184 Barrett Parkway
12.09	JPMCB	1100 South Tamiami Trail
12.10	JPMCB	3557 Plank Road
12.11	JPMCB	6001 Fort Avenue
12.12	JPMCB	511 West 23rd Street
12.13	JPMCB	815 South Parrott Avenue
12.14	JPMCB	320 South Battlefield Boulevard
12.15	JPMCB	5641 Fairburn Road
12.16	JPMCB	202 South Salem Street
12.17	JPMCB	107 Bushnell Plaza
12.18	JPMCB	4310 Nolensville Road
12.19	JPMCB	203 West Butler Avenue
12.20	JPMCB	308 West Alexander Street
12.21	JPMCB	4400 Bayou Boulevard
12.22	JPMCB	701 East Cone Boulevard
12.23	JPMCB	3005 Lakeland Highlands Road
12.24	JPMCB	4323 Ringgold Road
12.25	JPMCB	7840 Holcomb Bridge Road
12.26	JPMCB	3290 US Highway 441/27
12.27	JPMCB	101 Browns Ferry Road
12.28	JPMCB	2397 Hendersonville Road
12.29	JPMCB	1601 South Elm-Eugene Street
12.30	JPMCB	2070 Statesville Boulevard
13	JPMCB	Ace Hardware Headquarters	Inland Private Capital Corporation - 4	5.58800	0.12645	5.46155	Actual/360	140,464.02	1,685,568.24	03/30/12	05/01/12
14	JPMCB	Peoria Crossing	Retail Properties of America, Inc. - 2	4.81800	0.12645	4.69155	Actual/360	98,231.60	1,178,779.20	03/05/12	05/01/12
15	LCF	Courtyard San Antonio Riverwalk		5.62800	0.12645	5.50155	Actual/360	132,444.54	1,589,334.48	03/23/12	05/06/12
16	JPMCB	21 SAC		5.80000	0.12645	5.67355	Actual/360	134,953.20	1,619,438.40	03/07/12	05/01/12
16.01	JPMCB	Belmont
16.02	JPMCB	Fremont
16.03	JPMCB	Northwest
16.04	JPMCB	Downtown
16.05	JPMCB	Inkster
16.06	JPMCB	Austin Highway
16.07	JPMCB	E T
16.08	JPMCB	Hendersonville
16.09	JPMCB	51st and Glendale
17	JPMCB	Southlake Corners	Retail Properties of America, Inc. - 2	4.88800	0.12645	4.76155	Actual/360	86,500.91	1,038,010.92	03/22/12	05/01/12
18	JPMCB	2200 West Loop		5.23800	0.06645	5.17155	Actual/360	113,600.90	1,363,210.80	01/30/12	03/01/12	02/01/14	03/01/14
19	JPMCB	Heritage Commons IV		6.01800	0.15645	5.86155	Actual/360	132,307.44	1,587,689.28	10/27/11	12/01/11
20	JPMCB	785 Market Street		5.14400	0.15645	4.98755	Actual/360	109,131.32	1,309,575.84	03/29/12	05/01/12	04/01/15	05/01/15
21	JPMCB	Berry Plastics Expansion		5.81300	0.12645	5.68655	Actual/360	116,324.18	1,395,890.16	03/01/12	04/01/12
22	JPMCB	Town Square Plaza	Retail Properties of America, Inc. - 2	4.81800	0.12645	4.69155	Actual/360	68,449.89	821,398.68	03/02/12	05/01/12
23	LCF	Walgreens/CVS Portfolio Pool I	Inland Private Capital Corporation - 4	4.90000	0.12645	4.77355	Actual/360	69,374.76	832,497.12	03/19/12	05/06/12
23.01	LCF	CVS Virginia Beach
23.02	LCF	Walgreens Houston
23.03	LCF	CVS Raymore
23.04	LCF	CVS Kyle
23.05	LCF	CVS Thomasville

A-1-5

ANNEX A-1

			Related	Interest	Admin.	Net Mortgage		Monthly Debt	Annual Debt		First	Partial IO	Partial IO Loan
Loan #	Seller(1)	Property Name	Borrower(7)	Rate %(8)	Fee %(8)	Rate %(8)	Accrual Type	Service ($)(9)	Service ($)(10)	Note Date	Payment Date(11)	Last IO Payment	First P&I Payment
24	JPMCB	Centerplace of Greeley	Inland American Real Estate Trust, Inc. - 5	5.48600	0.12645	5.35955	Actual/360	89,005.02	1,068,060.24	01/06/12	03/01/12
25	JPMCB	Hilton Suites Anaheim		5.95000	0.14645	5.80355	Actual/360	89,450.96	1,073,411.52	01/31/12	03/01/12
26	JPMCB	One Jackson Place		5.46300	0.12645	5.33655	Actual/360	84,254.99	1,011,059.88	03/09/12	05/01/12
27	JPMCB	Greenwich Center	Retail Properties of America, Inc. - 2	4.81800	0.12645	4.69155	Actual/360	58,924.31	707,091.72	03/01/12	04/01/12
28	JPMCB	One Park Ten Plaza		5.21100	0.16645	5.04455	Actual/360	76,970.68	923,648.16	04/02/12	05/01/12	05/01/12	06/01/12
29	JPMCB	21c Museum Hotel		5.71300	0.12645	5.58655	Actual/360	86,508.39	1,038,100.68	02/22/12	04/01/12
30	JPMCB	Crosstown Plaza		5.49700	0.08645	5.41055	Actual/360	76,626.11	919,513.32	01/20/12	03/01/12
31	LCF	Walgreens/CVS Portfolio Pool III	Inland Private Capital Corporation - 4	4.90000	0.12645	4.77355	Actual/360	53,965.50	647,586.00	03/27/12	05/06/12
31.01	LCF	Walgreens St George
31.02	LCF	CVS Lees Summit
31.03	LCF	Walgreens Nampa
31.04	LCF	Walgreens McPherson
32	JPMCB	Summit Point	TNP Strategic Retail Trust, Inc. - 6	5.88000	0.16645	5.71355	Actual/360	73,982.17	887,786.04	12/21/11	02/01/12
33	JPMCB	IPCC National Retail Portfolio A	Inland Private Capital Corporation - 4	5.15000	0.12645	5.02355	Actual/360	66,287.58	795,450.96	03/12/12	05/01/12	04/01/17	05/01/17
33.01	JPMCB	RBC Bank
33.02	JPMCB	Walgreens
33.03	JPMCB	Wells Fargo
33.04	JPMCB	Macaroni Grill
33.05	JPMCB	Kirkland’s
33.06	JPMCB	Advance Auto Parts
33.07	JPMCB	Zaxby’s
33.08	JPMCB	Verizon
33.09	JPMCB	Dollar General
34	LCF	Shadow Creek Business Center		5.69000	0.12645	5.56355	Actual/360	69,572.03	834,864.36	03/27/12	05/06/12
35	JPMCB	1900 Charles Bryan		5.86600	0.16645	5.69955	Actual/360	65,153.64	781,843.68	12/22/11	02/01/12
36	JPMCB	Home Depot Plaza	Retail Properties of America, Inc. - 2	4.81800	0.12645	4.69155	Actual/360	43,760.71	525,128.52	03/14/12	05/01/12
37	LCF	Ukiah Crossroads		5.36800	0.17645	5.19155	Actual/360	57,632.10	691,585.20	03/15/12	05/06/12
38	JPMCB	IPCC National Retail Portfolio B	Inland Private Capital Corporation - 4	5.15000	0.12645	5.02355	Actual/360	56,022.29	672,267.48	03/12/12	05/01/12	04/01/17	05/01/17
38.01	JPMCB	SunTrust
38.02	JPMCB	AT&T
38.03	JPMCB	Family Dollar - Tampa
38.04	JPMCB	Arby’s
38.05	JPMCB	Sonic
38.06	JPMCB	Family Dollar - Lake City
38.07	JPMCB	Dollar General - Elberta
38.08	JPMCB	Carl’s Jr.
38.09	JPMCB	Dollar General - Oklahoma City
39	JPMCB	Woodland West Marketplace	TNP Strategic Retail Trust, Inc. - 6	5.63000	0.16645	5.46355	Actual/360	58,749.16	704,989.92	02/03/12	04/01/12
40	LCF	Walgreens/CVS Portfolio Pool II	Inland Private Capital Corporation - 4	4.90000	0.12645	4.77355	Actual/360	38,895.73	466,748.76	03/19/12	05/06/12
40.01	LCF	CVS Newport News
40.02	LCF	CVS McAllen
40.03	LCF	Walgreens Dunkirk
41	JPMCB	Urban Outfitters Walnut Creek		5.49100	0.16645	5.32455	Actual/360	46,852.74	562,232.88	03/20/12	05/01/12	04/01/15	05/01/15
42	LCF	317 6th Avenue		5.85000	0.12645	5.72355	Actual/360	48,907.59	586,891.08	03/22/12	05/06/12
43	LCF	Mission Valley Plaza		5.70500	0.12645	5.57855	Actual/360	42,392.36	508,708.32	03/21/12	05/06/12
44	JPMCB	Turfway Commons		5.05000	0.12645	4.92355	Actual/360	30,507.49	366,089.88	01/27/12	03/01/12
45	LCF	Country Club Corners		5.63500	0.12645	5.50855	Actual/360	40,340.16	484,081.92	03/27/12	05/06/12
46	JPMCB	Courtyard Burlington Taft Corners		6.02400	0.08645	5.93755	Actual/360	42,620.77	511,449.24	03/22/12	05/01/12
47	LCF	Palm Ridge MHC		5.75000	0.12645	5.62355	Actual/360	33,701.33	404,415.96	03/09/12	05/06/12
48	LCF	Huntington Club Apartments		5.42600	0.12645	5.29955	Actual/360	24,996.72	299,960.64	02/29/12	04/06/12
49	JPMCB	Extra Space Storage		5.80000	0.11645	5.68355	Actual/360	18,482.72	221,792.64	01/30/12	03/01/12

A-1-6

ANNEX A-1

			Rem.	Rem.			Payment	Grace Period	Grace Period			Final	Maturity/ARD	Maturity	Prepayment
Loan #	Seller(1)	Property Name	Term(11)	Amort	I/O Period(11)	Seasoning	Due Date	(Late Payment)	(Default)	Maturity Date(12)	ARD Loan(12)	Mat Date(12)	Balance ($)(6)	LTV %(4), (5)	Provision (Payments)(11), (13), (14)
1	JPMCB	200 Public Square	120	360	24	0	1	0	0	04/01/22	No		109,389,316	61.3%	L(24),Def(92),O(4)
2	JPMCB	Arbor Place Mall	121	360	1	0	1	5	0	05/01/22	No		100,626,940	58.5%	L(26),Grtr1%orYM(91),O(4)
3	JPMCB	Northwoods Mall	120	360	0	0	1	5	0	04/01/22	No		60,160,620	57.3%	L(25),Grtr1%orYM(91),O(4)
4	JPMCB	8080 & 9400 North Central Expressway	55	355	0	5	1	0	0	11/01/16	No		52,392,400	64.4%	L(29),Def(29),O(2)
4.01	JPMCB	8080 North Central Expressway											30,495,146
4.02	JPMCB	9400 North Central Expressway											21,897,254
5	LCF	Innisfree Hotel Portfolio	120	360	0	0	6	0	0	04/06/22	No		44,999,240	50.1%	L(36),Grtr1%orYM(80),O(4)
5.01	LCF	Hampton Inn - Pensacola Beach											18,339,313
5.02	LCF	Hilton Garden Inn - Orange Beach											13,584,676
5.03	LCF	Holiday Inn Express - Orange Beach											13,075,251
6	JPMCB	The Summit Las Colinas	116	356	0	4	1	0	0	12/01/21	No		29,763,116	60.7%	L(28),Def(90),O(2)
7	JPMCB	GTECH Center	120	360	60	0	1	0	0	04/01/22	Yes	04/01/42	31,862,820	59.0%	L(25),Grtr1%orYM(92),O(3)
8	JPMCB	Interventure Industrial Portfolio	120	300	0	0	1	0	0	04/01/22	No		22,909,237	55.2%	L(24),Grtr1%orYM(92),O(4)
8.01	JPMCB	Fountain Parkway											8,280,447
8.02	JPMCB	Westwood Drive											7,176,387
8.03	JPMCB	Morgan Court											4,085,021
8.04	JPMCB	Commerce Drive											3,367,382
9	JPMCB	Oak Ridge Office Portfolio	120	360	0	0	1	0	0	04/01/22	No		23,186,166	54.9%	L(25),Grtr1%orYM(91),O(4)
9.01	JPMCB	Oak Ridge Technical Centers											15,650,662
9.02	JPMCB	Oak Ridge Corporate Center I											7,535,504
10	JPMCB	Continental Executive Parke	118	358	0	2	1	0	0	02/01/22	No		23,143,778	62.4%	L(25),Grtr1%orYM(94),O(1)
11	JPMCB	Commons at Temecula	119	0	120	1	1	0	0	03/01/22	No		25,665,000	59.0%	L(25),Grtr1%orYM(92),O(3)
12	JPMCB	SunTrust Bank Portfolio III	111	0	120	9	1	0	0	07/01/21	Yes	07/01/31	25,000,000	51.4%	L(12),Grtr1%orYM(105),O(3)
12.01	JPMCB	100 Northwest 12th Avenue											1,900,360
12.02	JPMCB	7405 Seminole Boulevard											1,746,276
12.03	JPMCB	2755 Cumberland Parkway											1,540,832
12.04	JPMCB	3191 University Boulevard											1,489,471
12.05	JPMCB	2231 Indian River Boulevard											1,438,110
12.06	JPMCB	2171 Pleasant Hill Road											1,386,749
12.07	JPMCB	9701 York Road											1,181,305
12.08	JPMCB	1184 Barrett Parkway											1,129,944
12.09	JPMCB	1100 South Tamiami Trail											1,027,221
12.10	JPMCB	3557 Plank Road											955,316
12.11	JPMCB	6001 Fort Avenue											950,180
12.12	JPMCB	511 West 23rd Street											924,499
12.13	JPMCB	815 South Parrott Avenue											770,416
12.14	JPMCB	320 South Battlefield Boulevard											706,215
12.15	JPMCB	5641 Fairburn Road											667,694
12.16	JPMCB	202 South Salem Street											667,694
12.17	JPMCB	107 Bushnell Plaza											616,333
12.18	JPMCB	4310 Nolensville Road											590,652
12.19	JPMCB	203 West Butler Avenue											590,652
12.20	JPMCB	308 West Alexander Street											564,972
12.21	JPMCB	4400 Bayou Boulevard											564,972
12.22	JPMCB	701 East Cone Boulevard											544,427
12.23	JPMCB	3005 Lakeland Highlands Road											462,250
12.24	JPMCB	4323 Ringgold Road											457,114
12.25	JPMCB	7840 Holcomb Bridge Road											410,889
12.26	JPMCB	3290 US Highway 441/27											410,889
12.27	JPMCB	101 Browns Ferry Road											385,208
12.28	JPMCB	2397 Hendersonville Road											359,527
12.29	JPMCB	1601 South Elm-Eugene Street											292,758
12.30	JPMCB	2070 Statesville Boulevard											267,078
13	JPMCB	Ace Hardware Headquarters	60	360	0	0	1	0	0	04/01/17	Yes	10/01/24	22,789,609	52.4%	L(25),Grtr1%orYM(32),O(3)
14	JPMCB	Peoria Crossing	120	0	120	0	1	0	0	04/01/22	No		24,131,000	59.0%	L(25),Grtr1%orYM(92),O(3)
15	LCF	Courtyard San Antonio Riverwalk	120	360	0	0	6	10	0	04/06/22	No		19,287,843	51.8%	L(24),Def(92),O(4)
16	JPMCB	21 SAC	120	360	0	0	1	0	0	04/01/22	Yes	04/01/32	19,388,747	59.1%	L(24),Def(93),O(3)
16.01	JPMCB	Belmont											3,034,760
16.02	JPMCB	Fremont											3,034,760
16.03	JPMCB	Northwest											2,950,462
16.04	JPMCB	Downtown											2,781,864
16.05	JPMCB	Inkster											2,528,967
16.06	JPMCB	Austin Highway											1,433,081
16.07	JPMCB	E T											1,348,782
16.08	JPMCB	Hendersonville											1,348,782
16.09	JPMCB	51st and Glendale											927,288
17	JPMCB	Southlake Corners	120	0	120	0	1	0	0	04/01/22	No		20,945,000	58.2%	L(25),Grtr1%orYM(92),O(3)
18	JPMCB	2200 West Loop	118	360	24	2	1	5	0	02/01/22	No		17,928,177	57.8%	L(25),Grtr1%orYM(93),O(2)
19	JPMCB	Heritage Commons IV	55	295	0	5	1	0	0	11/01/16	Yes	09/01/18	18,543,137	58.1%	L(25),Grtr1%orYM(34),O(1)
20	JPMCB	785 Market Street	120	360	36	0	1	0	0	04/01/22	No		17,761,919	51.3%	L(25),Grtr1%orYM(92),O(3)
21	JPMCB	Berry Plastics Expansion	119	269	0	1	1	0	0	03/01/22	Yes	12/01/32	12,560,253	41.9%	L(25),Grtr1%orYM(70),O(25)
22	JPMCB	Town Square Plaza	120	0	120	0	1	0	0	04/01/22	No		16,815,000	59.0%	L(25),Grtr1%orYM(92),O(3)
23	LCF	Walgreens/CVS Portfolio Pool I	120	0	120	0	6	0	0	04/06/22	Yes	04/06/37	16,757,000	55.0%	L(24),Grtr1%orYM(92),O(4)
23.01	LCF	CVS Virginia Beach											4,240,000
23.02	LCF	Walgreens Houston											3,822,000
23.03	LCF	CVS Raymore											3,382,000
23.04	LCF	CVS Kyle											2,948,000
23.05	LCF	CVS Thomasville											2,365,000

A-1-7

ANNEX A-1

			Rem.	Rem.			Payment	Grace Period	Grace Period			Final	Maturity/ARD	Maturity	Prepayment
Loan #	Seller(1)	Property Name	Term(11)	Amort	I/O Period(11)	Seasoning	Due Date	(Late Payment)	(Default)	Maturity Date(12)	ARD Loan(12)	Mat Date(12)	Balance ($)(6)	LTV %(4), (5)	Provision (Payments)(11), (13), (14)
24	JPMCB	Centerplace of Greeley	118	358	0	2	1	0	0	02/01/22	No		13,108,627	52.0%	L(25),Grtr1%orYM(92),O(3)
25	JPMCB	Hilton Suites Anaheim	58	358	0	2	1	0	0	02/01/17	No		14,023,787	48.7%	L(24),Grtr1%orYM(12),O(24)
26	JPMCB	One Jackson Place	120	360	0	0	1	0	0	04/01/22	No		12,431,677	62.2%	L(25),Grtr1%orYM(92),O(3)
27	JPMCB	Greenwich Center	119	0	120	1	1	0	0	03/01/22	No		14,475,000	57.9%	L(25),Grtr1%orYM(92),O(3)
28	JPMCB	One Park Ten Plaza	121	360	1	0	1	0	0	05/01/22	No		11,589,034	61.3%	L(26),Grtr1%orYM(92),O(3)
29	JPMCB	21c Museum Hotel	119	299	0	1	1	0	0	03/01/22	No		10,583,049	49.9%	L(25),Grtr1%orYM(93),O(2)
30	JPMCB	Crosstown Plaza	118	358	0	2	1	0	0	02/01/22	No		11,275,598	56.9%	L(26),Grtr1%orYM(92),O(2)
31	LCF	Walgreens/CVS Portfolio Pool III	120	0	120	0	6	0	0	04/06/22	Yes	04/06/37	13,035,000	55.0%	L(24),Grtr1%orYM(92),O(4)
31.01	LCF	Walgreens St George											4,194,000
31.02	LCF	CVS Lees Summit											3,134,000
31.03	LCF	Walgreens Nampa											2,958,000
31.04	LCF	Walgreens McPherson											2,749,000
32	JPMCB	Summit Point	57	357	0	3	1	0	0	01/01/17	No		11,675,924	63.7%	L(25),Grtr1%orYM(33),O(2)
33	JPMCB	IPCC National Retail Portfolio A	120	360	60	0	1	0	0	04/01/22	Yes	04/01/32	11,221,378	44.9%	L(25),Grtr1%orYM(92),O(3)
33.01	JPMCB	RBC Bank											2,560,397
33.02	JPMCB	Walgreens											1,978,068
33.03	JPMCB	Wells Fargo											1,525,146
33.04	JPMCB	Macaroni Grill											1,136,927
33.05	JPMCB	Kirkland’s											1,090,711
33.06	JPMCB	Advance Auto Parts											970,547
33.07	JPMCB	Zaxby’s											739,465
33.08	JPMCB	Verizon											730,221
33.09	JPMCB	Dollar General											489,895
34	LCF	Shadow Creek Business Center	120	360	0	0	6	0	0	04/06/22	No		10,082,277	59.0%	L(24),Def(93),O(3)
35	JPMCB	1900 Charles Bryan	57	357	0	3	1	0	0	01/01/17	No		10,296,207	68.6%	L(25),Grtr1%orYM(32),O(3)
36	JPMCB	Home Depot Plaza	120	0	120	0	1	0	0	04/01/22	Yes	12/01/26	10,750,000	53.5%	L(25),Grtr1%orYM(92),O(3)
37	LCF	Ukiah Crossroads	120	360	0	0	6	0	0	04/06/22	No		8,568,199	60.3%	L(24),Def(92),O(4)
38	JPMCB	IPCC National Retail Portfolio B	120	360	60	0	1	0	0	04/01/22	Yes	04/01/32	9,483,635	45.7%	L(25),Grtr1%orYM(92),O(3)
38.01	JPMCB	SunTrust											2,401,874
38.02	JPMCB	AT&T											1,489,559
38.03	JPMCB	Family Dollar - Tampa											1,098,105
38.04	JPMCB	Arby’s											1,009,369
38.05	JPMCB	Sonic											961,304
38.06	JPMCB	Family Dollar - Lake City											813,411
38.07	JPMCB	Dollar General - Elberta											614,680
38.08	JPMCB	Carl’s Jr.											573,085
38.09	JPMCB	Dollar General - Oklahoma City											522,247
39	JPMCB	Woodland West Marketplace	59	359	0	1	1	0	0	03/01/17	No		9,493,864	67.8%	L(25),Grtr1%orYM(33),O(2)
40	LCF	Walgreens/CVS Portfolio Pool II	120	0	120	0	6	0	0	04/06/22	Yes	04/06/37	9,395,000	55.0%	L(24),Grtr1%orYM(92),O(4)
40.01	LCF	CVS Newport News											3,611,000
40.02	LCF	CVS McAllen											3,200,000
40.03	LCF	Walgreens Dunkirk											2,584,000
41	JPMCB	Urban Outfitters Walnut Creek	120	360	36	0	1	0	0	04/01/22	Yes	01/01/27	7,389,505	58.2%	L(25),Grtr1%orYM(94),O(1)
42	LCF	317 6th Avenue	120	300	0	0	6	0	0	04/06/22	No		5,932,153	53.9%	L(24),Def(93),O(3)
43	LCF	Mission Valley Plaza	120	360	0	0	6	0	0	04/06/22	No		6,136,181	56.3%	L(24),Grtr1%orYM(92),O(4)
44	JPMCB	Turfway Commons	118	0	120	2	1	0	0	02/01/22	No		7,150,000	55.0%	L(25),Grtr1%orYM(92),O(3)
45	LCF	Country Club Corners	120	360	0	0	6	0	0	04/06/22	No		5,871,470	57.8%	L(24),Grtr1%orYM(95),O(1)
46	JPMCB	Courtyard Burlington Taft Corners	60	300	0	0	1	0	0	04/01/17	No		5,969,646	54.3%	L(25),Grtr1%orYM(34),O(1)
47	LCF	Palm Ridge MHC	120	360	0	0	6	0	0	04/06/22	No		4,860,930	59.3%	L(24),Def(93),O(3)
48	LCF	Huntington Club Apartments	119	299	0	1	6	0	0	03/06/22	No		3,112,889	50.2%	L(25),Def(92),O(3)
49	JPMCB	Extra Space Storage	118	358	0	2	1	0	0	02/01/22	No		2,655,421	54.2%	L(26),Def(93),O(1)

A-1-8

ANNEX A-1

																UW
			2009	2009 Total	2009	2010	2010 Total	2010	2011	2011	2011	Most Recent	Most Recent	Most Recent		Economic
Loan #	Seller(1)	Property Name	Revenues ($)	Expenses ($)	NOI ($)	Revenues ($)	Expenses ($)	NOI ($)	Revenues ($)	Expenses ($)	NOI ($)	Revenues ($)	Total Expenses ($)	NOI ($)	As of	Occupancy %
1	JPMCB	200 Public Square	20,891,357	10,603,604	10,287,753	21,894,111	10,184,640	11,709,471	22,355,929	9,852,542	12,503,387	22,344,792	9,596,555	12,748,237	02/29/12	83.7%
2	JPMCB	Arbor Place Mall	19,041,283	5,320,886	13,720,397	18,514,713	5,182,354	13,332,359	18,178,708	5,150,698	13,028,010	18,219,863	5,081,484	13,138,380	02/29/12	95.8%
3	JPMCB	Northwoods Mall	14,317,908	4,673,226	9,644,682	13,276,570	4,674,221	8,602,349	13,764,100	4,824,433	8,939,667					92.1%
4	JPMCB	8080 & 9400 North Central Expressway	11,745,209	4,826,811	6,918,398	11,476,029	4,407,756	7,068,273				10,600,415	5,214,153	5,386,262	T-9 Ann. 12/31/11	82.0%
4.01	JPMCB	8080 North Central Expressway
4.02	JPMCB	9400 North Central Expressway
5	LCF	Innisfree Hotel Portfolio	15,620,683	10,219,693	5,400,990	13,920,033	9,360,094	4,559,939	16,820,406	10,960,133	5,860,273					71.8%
5.01	LCF	Hampton Inn - Pensacola Beach	6,482,268	4,016,617	2,465,651	5,824,103	3,692,860	2,131,243	6,881,247	4,543,025	2,338,222					76.0%
5.02	LCF	Hilton Garden Inn - Orange Beach	4,870,509	3,332,390	1,538,119	4,456,297	3,146,947	1,309,350	5,156,704	3,395,549	1,761,155					66.2%
5.03	LCF	Holiday Inn Express - Orange Beach	4,267,906	2,870,686	1,397,220	3,639,633	2,520,287	1,119,346	4,782,455	3,021,559	1,760,896					71.8%
6	JPMCB	The Summit Las Colinas	7,318,859	3,948,739	3,370,120	6,699,033	3,184,043	3,514,990				7,247,928	3,649,194	3,598,735	11/30/11	85.0%
7	JPMCB	GTECH Center	6,021,300	2,695,511	3,325,789	6,250,342	2,757,909	3,492,433	7,052,967	2,990,815	4,062,151					92.4%
8	JPMCB	Interventure Industrial Portfolio	4,968,656	1,188,692	3,779,964	4,772,426	1,016,586	3,755,840	4,529,828	1,015,279	3,514,549					90.0%
8.01	JPMCB	Fountain Parkway	1,911,149	406,565	1,504,584	1,906,151	392,076	1,514,075	2,058,469	391,797	1,666,672					100.0%
8.02	JPMCB	Westwood Drive	1,167,947	331,745	836,202	1,209,609	325,723	883,886	1,037,030	332,221	704,809					98.0%
8.03	JPMCB	Morgan Court	985,061	212,460	772,601	844,452	142,000	702,452	640,221	143,521	496,700					56.0%
8.04	JPMCB	Commerce Drive	904,499	237,922	666,577	812,214	156,787	655,427	794,108	147,740	646,368					98.0%
9	JPMCB	Oak Ridge Office Portfolio	7,129,142	3,098,187	4,030,954	6,950,380	3,063,582	3,886,798	7,104,493	3,094,742	4,009,751					91.8%
9.01	JPMCB	Oak Ridge Technical Centers	4,359,193	1,656,030	2,703,163	4,383,503	1,704,308	2,679,196	4,445,115	1,702,698	2,742,417					94.0%
9.02	JPMCB	Oak Ridge Corporate Center I	2,769,949	1,442,158	1,327,791	2,566,877	1,359,274	1,207,602	2,659,378	1,392,044	1,267,334					88.5%
10	JPMCB	Continental Executive Parke	3,549,674	1,506,750	2,042,924	3,856,675	1,500,804	2,355,871				4,261,330	1,607,075	2,654,255	11/30/11	85.0%
11	JPMCB	Commons at Temecula	2,849,843	1,170,016	1,679,827	2,708,943	893,616	1,815,327	3,039,258	923,969	2,115,288					93.7%
12	JPMCB	SunTrust Bank Portfolio III														95.0%
12.01	JPMCB	100 Northwest 12th Avenue
12.02	JPMCB	7405 Seminole Boulevard
12.03	JPMCB	2755 Cumberland Parkway
12.04	JPMCB	3191 University Boulevard
12.05	JPMCB	2231 Indian River Boulevard
12.06	JPMCB	2171 Pleasant Hill Road
12.07	JPMCB	9701 York Road
12.08	JPMCB	1184 Barrett Parkway
12.09	JPMCB	1100 South Tamiami Trail
12.10	JPMCB	3557 Plank Road
12.11	JPMCB	6001 Fort Avenue
12.12	JPMCB	511 West 23rd Street
12.13	JPMCB	815 South Parrott Avenue
12.14	JPMCB	320 South Battlefield Boulevard
12.15	JPMCB	5641 Fairburn Road
12.16	JPMCB	202 South Salem Street
12.17	JPMCB	107 Bushnell Plaza
12.18	JPMCB	4310 Nolensville Road
12.19	JPMCB	203 West Butler Avenue
12.20	JPMCB	308 West Alexander Street
12.21	JPMCB	4400 Bayou Boulevard
12.22	JPMCB	701 East Cone Boulevard
12.23	JPMCB	3005 Lakeland Highlands Road
12.24	JPMCB	4323 Ringgold Road
12.25	JPMCB	7840 Holcomb Bridge Road
12.26	JPMCB	3290 US Highway 441/27
12.27	JPMCB	101 Browns Ferry Road
12.28	JPMCB	2397 Hendersonville Road
12.29	JPMCB	1601 South Elm-Eugene Street
12.30	JPMCB	2070 Statesville Boulevard
13	JPMCB	Ace Hardware Headquarters	3,076,610	0	3,076,610	3,084,302	0	3,084,302	3,168,908	605	3,168,303					95.0%
14	JPMCB	Peoria Crossing	4,287,899	1,325,672	2,962,227	4,383,254	1,330,123	3,053,131	4,323,592	1,247,779	3,075,813					92.5%
15	LCF	Courtyard San Antonio Riverwalk				8,188,035	5,687,434	2,500,601	8,732,841	6,065,126	2,667,715					74.7%
16	JPMCB	21 SAC	4,448,165	1,477,015	2,971,150	4,438,932	1,486,781	2,952,151				4,513,743	1,495,328	3,018,415	09/30/11	86.6%
16.01	JPMCB	Belmont	585,334	183,320	402,014	557,554	170,635	386,919				564,306	167,976	396,330	09/30/11	92.0%
16.02	JPMCB	Fremont	539,285	133,715	405,570	541,399	142,371	399,028				568,892	155,128	413,764	09/30/11	90.0%
16.03	JPMCB	Northwest	640,437	233,872	406,565	649,316	219,573	429,743				648,969	218,720	430,249	09/30/11	89.7%
16.04	JPMCB	Downtown	516,817	127,247	389,570	525,699	132,149	393,550				517,583	125,954	391,629	09/30/11	92.5%
16.05	JPMCB	Inkster	812,399	243,223	569,176	822,566	245,722	576,844				842,716	237,238	605,478	09/30/11	80.0%
16.06	JPMCB	Austin Highway	355,195	158,980	196,215	362,352	157,861	204,491				372,125	160,145	211,980	09/30/11	88.0%
16.07	JPMCB	E T	409,073	154,390	254,683	402,646	166,494	236,152				416,113	167,808	248,305	09/30/11	80.0%
16.08	JPMCB	Hendersonville	327,120	117,747	209,373	326,897	125,443	201,454				326,174	135,648	190,526	09/30/11	84.7%
16.09	JPMCB	51st and Glendale	262,505	124,521	137,984	250,503	126,533	123,970				256,865	126,711	130,154	09/30/11	78.2%
17	JPMCB	Southlake Corners	2,961,555	1,088,506	1,873,049	2,552,035	985,432	1,566,603	2,110,762	888,023	1,222,738					95.0%
18	JPMCB	2200 West Loop	5,371,988	2,218,457	3,153,531	5,285,134	2,413,282	2,871,852	3,827,656	2,103,343	1,724,313					84.7%
19	JPMCB	Heritage Commons IV														95.0%
20	JPMCB	785 Market Street	2,332,497	800,545	1,531,952	2,300,306	829,521	1,470,785	2,255,084	848,197	1,406,887					94.7%
21	JPMCB	Berry Plastics Expansion				1,907,819	0	1,907,819	2,705,522	2,960	2,702,562					90.0%
22	JPMCB	Town Square Plaza	3,065,575	1,095,785	1,969,790	3,047,868	1,056,274	1,991,594	3,025,376	972,252	2,053,124					92.1%
23	LCF	Walgreens/CVS Portfolio Pool I														97.0%
23.01	LCF	CVS Virginia Beach														97.0%
23.02	LCF	Walgreens Houston														97.0%
23.03	LCF	CVS Raymore														97.0%
23.04	LCF	CVS Kyle														97.0%
23.05	LCF	CVS Thomasville														97.0%

A-1-9

ANNEX A-1

																UW
			2009	2009 Total	2009	2010	2010 Total	2010	2011	2011	2011	Most Recent	Most Recent	Most Recent		Economic
Loan #	Seller(1)	Property Name	Revenues ($)	Expenses ($)	NOI ($)	Revenues ($)	Expenses ($)	NOI ($)	Revenues ($)	Expenses ($)	NOI ($)	Revenues ($)	Total Expenses ($)	NOI ($)	As of	Occupancy %
24	JPMCB	Centerplace of Greeley	2,111,394	707,787	1,403,607	2,744,586	892,398	1,852,188				2,738,956	968,795	1,770,161	10/31/11	89.9%
25	JPMCB	Hilton Suites Anaheim	8,327,606	6,823,050	1,504,556	8,297,513	6,929,181	1,368,332				8,872,798	7,214,025	1,658,773	11/30/11	78.9%
26	JPMCB	One Jackson Place	3,723,860	1,667,962	2,055,898	3,647,552	1,736,031	1,911,521	3,388,278	1,694,777	1,693,501					80.3%
27	JPMCB	Greenwich Center	941,299	627,373	313,927	1,459,950	715,381	744,569	2,194,103	934,238	1,259,865					92.7%
28	JPMCB	One Park Ten Plaza	3,276,136	1,712,378	1,563,759	3,285,571	1,752,327	1,533,244	3,272,232	1,708,814	1,563,418					90.5%
29	JPMCB	21c Museum Hotel	9,235,021	7,646,311	1,588,710	10,748,101	8,521,017	2,227,084	11,427,100	9,383,287	2,043,813					75.0%
30	JPMCB	Crosstown Plaza	2,588,199	1,127,811	1,460,388	2,536,122	869,396	1,666,726	2,434,814	878,053	1,556,761					89.6%
31	LCF	Walgreens/CVS Portfolio Pool III														97.0%
31.01	LCF	Walgreens St George														97.0%
31.02	LCF	CVS Lees Summit														97.0%
31.03	LCF	Walgreens Nampa														97.0%
31.04	LCF	Walgreens McPherson														97.0%
32	JPMCB	Summit Point	1,661,364	416,101	1,245,263	1,666,863	425,459	1,241,404				1,576,902	402,763	1,174,139	11/30/11	88.2%
33	JPMCB	IPCC National Retail Portfolio A														95.0%
33.01	JPMCB	RBC Bank														95.0%
33.02	JPMCB	Walgreens														95.0%
33.03	JPMCB	Wells Fargo														95.0%
33.04	JPMCB	Macaroni Grill														95.0%
33.05	JPMCB	Kirkland’s														95.0%
33.06	JPMCB	Advance Auto Parts														95.0%
33.07	JPMCB	Zaxby’s														95.0%
33.08	JPMCB	Verizon														95.0%
33.09	JPMCB	Dollar General														95.0%
34	LCF	Shadow Creek Business Center	200,000	126,331	73,669	1,242,225	672,350	569,875	1,507,444	963,717	543,727	1,516,633	760,909	755,723	02/29/12	90.0%
35	JPMCB	1900 Charles Bryan				1,009,120	724,259	284,860	1,279,538	797,388	482,150					87.4%
36	JPMCB	Home Depot Plaza	2,217,019	724,293	1,492,726	2,187,474	761,342	1,426,132	2,157,294	743,568	1,413,726					85.8%
37	LCF	Ukiah Crossroads				1,455,303	433,653	1,021,649	1,441,610	467,144	974,467	1,422,460	460,966	961,494	01/31/12	94.6%
38	JPMCB	IPCC National Retail Portfolio B														95.0%
38.01	JPMCB	SunTrust														95.0%
38.02	JPMCB	AT&T														95.0%
38.03	JPMCB	Family Dollar - Tampa														95.0%
38.04	JPMCB	Arby’s														95.0%
38.05	JPMCB	Sonic														95.0%
38.06	JPMCB	Family Dollar - Lake City														95.0%
38.07	JPMCB	Dollar General - Elberta														95.0%
38.08	JPMCB	Carl’s Jr.														95.0%
38.09	JPMCB	Dollar General - Oklahoma City														95.0%
39	JPMCB	Woodland West Marketplace	1,574,422	485,765	1,088,657	1,616,409	543,925	1,072,484	1,592,749	537,093	1,055,657					85.0%
40	LCF	Walgreens/CVS Portfolio Pool II														97.0%
40.01	LCF	CVS Newport News														97.0%
40.02	LCF	CVS McAllen														97.0%
40.03	LCF	Walgreens Dunkirk														97.0%
41	JPMCB	Urban Outfitters Walnut Creek	983,556	177,358	806,198	972,272	173,851	798,421	974,945	190,612	784,332					96.5%
42	LCF	317 6th Avenue	1,936,086	1,235,453	700,633	1,936,657	1,171,841	764,816	1,942,029	1,047,691	894,338	1,919,313	1,032,938	886,375	02/29/12	83.0%
43	LCF	Mission Valley Plaza	1,361,438	397,678	963,761	1,181,053	433,363	747,691	1,190,881	414,212	776,669	1,218,379	396,276	822,103	02/29/12	90.0%
44	JPMCB	Turfway Commons	1,321,213	397,603	923,610	1,420,047	381,573	1,038,474								90.9%
45	LCF	Country Club Corners	1,115,009	365,508	749,502	1,127,835	421,636	706,199	1,189,715	369,893	819,821	1,189,617	380,594	809,023	01/31/12	90.0%
46	JPMCB	Courtyard Burlington Taft Corners				2,440,075	1,771,572	668,503	2,655,303	1,874,003	781,300	2,770,768	1,935,155	835,613	02/29/12	65.0%
47	LCF	Palm Ridge MHC				968,884	210,396	758,488				955,035	242,666	712,370	11/30/11	86.9%
48	LCF	Huntington Club Apartments	1,314,007	800,885	513,122	1,303,777	790,273	513,504	1,292,588	817,681	474,907					80.5%
49	JPMCB	Extra Space Storage	747,616	343,149	404,467	718,572	334,835	383,737	700,305	315,007	385,298					84.6%

A-1-10

ANNEX A-1

			UW Revenues	UW Total	UW	UW Capital	UW NCF	UW NOI	UW NCF	UW NOI	UW NCF		Ground Lease	Ground Lease
Loan #	Seller(1)	Property Name	($)(15)	Expenses ($)	NOI ($)(15), (16)	Items ($)	($)(15), (16)	DSCR(15), (17)	DSCR(15), (17)	Debt Yield %	Debt Yield %	Title Type	Expiration	Extension Terms
1	JPMCB	200 Public Square	24,515,412	9,559,426	14,955,986	2,292,978	12,663,009	1.87	1.58	11.8%	10.0%	Fee
2	JPMCB	Arbor Place Mall	18,449,052	5,787,183	12,661,869	586,719	12,075,150	1.59	1.52	10.4%	9.9%	Fee
3	JPMCB	Northwoods Mall	13,279,470	5,260,969	8,018,501	878,921	7,139,580	1.69	1.51	11.0%	9.8%	Fee
4	JPMCB	8080 & 9400 North Central Expressway	11,414,889	5,060,293	6,354,596	886,867	5,467,728	1.58	1.36	11.4%	9.8%	Fee
4.01	JPMCB	8080 North Central Expressway										Fee
4.02	JPMCB	9400 North Central Expressway										Fee
5	LCF	Innisfree Hotel Portfolio	16,820,406	10,916,406	5,904,000	0	5,904,000	1.54	1.54	11.1%	11.1%	Fee/Leasehold
5.01	LCF	Hampton Inn - Pensacola Beach	6,881,247	4,541,869	2,339,378	0	2,339,378					Leasehold	05/01/90	None
5.02	LCF	Hilton Garden Inn - Orange Beach	5,156,704	3,368,473	1,788,231	0	1,788,231					Fee
5.03	LCF	Holiday Inn Express - Orange Beach	4,782,455	3,006,065	1,776,390	0	1,776,390					Fee
6	JPMCB	The Summit Las Colinas	8,315,228	3,994,113	4,321,115	486,949	3,834,165	1.71	1.52	12.4%	11.0%	Fee
7	JPMCB	GTECH Center	7,503,321	3,132,926	4,370,395	275,708	4,094,686	1.95	1.82	12.7%	11.9%	Leasehold	03/31/53	NAP
8	JPMCB	Interventure Industrial Portfolio	4,156,484	1,058,122	3,098,362	268,691	2,829,670	1.39	1.27	10.3%	9.4%	Fee
8.01	JPMCB	Fountain Parkway	1,842,038	405,302	1,436,736	92,198	1,344,538					Fee
8.02	JPMCB	Westwood Drive	1,043,470	346,373	697,097	83,761	613,335					Fee
8.03	JPMCB	Morgan Court	541,854	153,772	388,081	43,384	344,698					Fee
8.04	JPMCB	Commerce Drive	729,123	152,676	576,447	49,348	527,099					Fee
9	JPMCB	Oak Ridge Office Portfolio	6,758,405	3,081,647	3,676,758	633,176	3,043,581	1.99	1.65	13.1%	10.9%	Fee
9.01	JPMCB	Oak Ridge Technical Centers	4,214,641	1,694,227	2,520,415	502,014	2,018,400					Fee
9.02	JPMCB	Oak Ridge Corporate Center I	2,543,764	1,387,420	1,156,343	131,162	1,025,181					Fee
10	JPMCB	Continental Executive Parke	4,545,401	1,694,641	2,850,759	368,398	2,482,361	1.52	1.32	10.3%	9.0%	Fee
11	JPMCB	Commons at Temecula	3,930,334	933,776	2,996,558	313,929	2,682,629	2.43	2.18	11.7%	10.5%	Fee
12	JPMCB	SunTrust Bank Portfolio III	3,715,007	111,450	3,603,557	227,877	3,375,680	2.62	2.46	14.4%	13.5%	Fee/Leasehold
12.01	JPMCB	100 Northwest 12th Avenue										Fee
12.02	JPMCB	7405 Seminole Boulevard										Fee
12.03	JPMCB	2755 Cumberland Parkway										Fee
12.04	JPMCB	3191 University Boulevard										Fee
12.05	JPMCB	2231 Indian River Boulevard										Fee
12.06	JPMCB	2171 Pleasant Hill Road										Fee
12.07	JPMCB	9701 York Road										Fee
12.08	JPMCB	1184 Barrett Parkway										Fee
12.09	JPMCB	1100 South Tamiami Trail										Fee
12.10	JPMCB	3557 Plank Road										Fee
12.11	JPMCB	6001 Fort Avenue										Fee
12.12	JPMCB	511 West 23rd Street										Fee
12.13	JPMCB	815 South Parrott Avenue										Fee
12.14	JPMCB	320 South Battlefield Boulevard										Fee
12.15	JPMCB	5641 Fairburn Road										Fee
12.16	JPMCB	202 South Salem Street										Fee
12.17	JPMCB	107 Bushnell Plaza										Fee
12.18	JPMCB	4310 Nolensville Road										Fee
12.19	JPMCB	203 West Butler Avenue										Fee
12.20	JPMCB	308 West Alexander Street										Fee
12.21	JPMCB	4400 Bayou Boulevard										Fee
12.22	JPMCB	701 East Cone Boulevard										Fee
12.23	JPMCB	3005 Lakeland Highlands Road										Fee
12.24	JPMCB	4323 Ringgold Road										Fee
12.25	JPMCB	7840 Holcomb Bridge Road										Fee
12.26	JPMCB	3290 US Highway 441/27										Fee
12.27	JPMCB	101 Browns Ferry Road										Fee/Leasehold
12.28	JPMCB	2397 Hendersonville Road										Fee
12.29	JPMCB	1601 South Elm-Eugene Street										Fee
12.30	JPMCB	2070 Statesville Boulevard										Fee
13	JPMCB	Ace Hardware Headquarters	2,691,267	80,738	2,610,529	170,747	2,439,782	1.55	1.45	10.7%	10.0%	Fee
14	JPMCB	Peoria Crossing	3,995,471	1,214,199	2,781,272	258,660	2,522,612	2.36	2.14	11.5%	10.5%	Fee
15	LCF	Courtyard San Antonio Riverwalk	8,756,832	6,099,499	2,657,334	0	2,657,334	1.67	1.67	11.6%	11.6%	Fee
16	JPMCB	21 SAC	4,463,311	1,543,050	2,920,262	107,033	2,813,229	1.80	1.74	12.7%	12.2%	Fee
16.01	JPMCB	Belmont	617,760	178,057	439,704	3,134	436,570					Fee
16.02	JPMCB	Fremont	576,239	158,315	417,923	5,465	412,459					Fee
16.03	JPMCB	Northwest	676,663	231,060	445,603	24,916	420,687					Fee
16.04	JPMCB	Downtown	551,475	131,389	420,085	12,264	407,821					Fee
16.05	JPMCB	Inkster	687,830	235,760	452,071	21,229	430,842					Fee
16.06	JPMCB	Austin Highway	381,641	164,871	216,770	4,131	212,639					Fee
16.07	JPMCB	E T	387,637	170,633	217,004	27,122	189,882					Fee
16.08	JPMCB	Hendersonville	324,323	136,941	187,382	2,012	185,369					Fee
16.09	JPMCB	51st and Glendale	259,743	136,023	123,720	6,760	116,960					Fee
17	JPMCB	Southlake Corners	3,214,975	947,738	2,267,237	135,215	2,132,022	2.18	2.05	10.8%	10.2%	Fee
18	JPMCB	2200 West Loop	4,460,002	2,271,099	2,188,903	310,943	1,877,959	1.61	1.38	10.6%	9.1%	Fee
19	JPMCB	Heritage Commons IV	4,368,266	1,918,525	2,449,741	251,763	2,197,978	1.54	1.38	12.0%	10.8%	Fee
20	JPMCB	785 Market Street	2,989,478	1,008,951	1,980,527	184,494	1,796,033	1.51	1.37	9.9%	9.0%	Fee
21	JPMCB	Berry Plastics Expansion	2,750,618	363,761	2,386,857	105,235	2,281,622	1.71	1.63	13.7%	13.1%	Fee
22	JPMCB	Town Square Plaza	2,856,773	977,139	1,879,634	103,773	1,775,861	2.29	2.16	11.2%	10.6%	Fee/Leasehold	03/24/54	One 50-year extension
23	LCF	Walgreens/CVS Portfolio Pool I	1,937,487	58,125	1,879,362	6,623	1,872,740	2.26	2.25	11.2%	11.2%	Fee
23.01	LCF	CVS Virginia Beach	501,313	15,039	486,274	1,323	484,952					Fee
23.02	LCF	Walgreens Houston	438,440	13,153	425,287	1,365	423,922					Fee
23.03	LCF	CVS Raymore	388,513	11,655	376,858	1,290	375,568					Fee
23.04	LCF	CVS Kyle	338,066	10,142	327,924	1,323	326,602					Fee
23.05	LCF	CVS Thomasville	271,154	8,135	263,019	1,323	261,697					Fee

A-1-11

ANNEX A-1

			UW Revenues	UW Total	UW	UW Capital	UW NCF	UW NOI	UW NCF	UW NOI	UW NCF		Ground Lease	Ground Lease
Loan #	Seller(1)	Property Name	($)(15)	Expenses ($)	NOI ($)(15), (16)	Items ($)	($)(15), (16)	DSCR(15), (17)	DSCR(15), (17)	Debt Yield %	Debt Yield %	Title Type	Expiration	Extension Terms
24	JPMCB	Centerplace of Greeley	2,659,687	1,016,804	1,642,882	154,328	1,488,554	1.54	1.39	10.5%	9.5%	Fee
25	JPMCB	Hilton Suites Anaheim	8,872,798	7,245,036	1,627,762	0	1,627,762	1.52	1.52	10.9%	10.9%	Fee
26	JPMCB	One Jackson Place	3,662,831	1,776,247	1,886,584	348,198	1,538,386	1.87	1.52	12.7%	10.3%	Fee
27	JPMCB	Greenwich Center	2,797,991	1,205,756	1,592,235	142,176	1,450,058	2.25	2.05	11.0%	10.0%	Fee
28	JPMCB	One Park Ten Plaza	3,516,528	1,927,210	1,589,318	295,040	1,294,278	1.72	1.40	11.4%	9.2%	Fee
29	JPMCB	21c Museum Hotel	11,400,903	9,935,202	1,465,701	0	1,465,701	1.41	1.41	10.6%	10.6%	Leasehold	07/31/42	Five 5-year extensions
30	JPMCB	Crosstown Plaza	2,283,008	914,022	1,368,986	166,092	1,202,894	1.49	1.31	10.2%	8.9%	Fee
31	LCF	Walgreens/CVS Portfolio Pool III	1,496,814	44,904	1,451,909	5,553	1,446,356	2.24	2.23	11.1%	11.1%	Fee
31.01	LCF	Walgreens St George	481,120	14,434	466,686	1,449	465,237					Fee
31.02	LCF	CVS Lees Summit	360,944	10,828	350,115	1,290	348,825					Fee
31.03	LCF	Walgreens Nampa	339,500	10,185	329,315	1,449	327,866					Fee
31.04	LCF	Walgreens McPherson	315,250	9,458	305,793	1,365	304,428					Fee
32	JPMCB	Summit Point	1,684,330	408,233	1,276,097	107,110	1,168,987	1.44	1.32	10.2%	9.4%	Fee/Leasehold	12/31/64	NAP
33	JPMCB	IPCC National Retail Portfolio A	1,647,329	65,893	1,581,436	41,408	1,540,028	1.99	1.94	13.0%	12.7%	Fee
33.01	JPMCB	RBC Bank	299,982	11,999	287,983	5,702	282,281					Fee
33.02	JPMCB	Walgreens	282,010	11,280	270,729	7,570	263,159					Fee
33.03	JPMCB	Wells Fargo	180,500	7,220	173,280	0	173,280					Fee
33.04	JPMCB	Macaroni Grill	226,941	9,078	217,863	5,599	212,264					Fee
33.05	JPMCB	Kirkland’s	167,200	6,688	160,512	6,276	154,236					Fee
33.06	JPMCB	Advance Auto Parts	138,308	5,532	132,775	4,325	128,450					Fee
33.07	JPMCB	Zaxby’s	152,646	6,106	146,540	3,244	143,296					Fee
33.08	JPMCB	Verizon	112,210	4,488	107,722	2,709	105,012					Fee
33.09	JPMCB	Dollar General	87,532	3,501	84,031	5,983	78,048					Fee
34	LCF	Shadow Creek Business Center	2,049,885	803,503	1,246,382	91,258	1,155,124	1.49	1.38	10.4%	9.6%	Fee
35	JPMCB	1900 Charles Bryan	2,002,202	769,350	1,232,852	159,599	1,073,254	1.58	1.37	11.2%	9.8%	Fee
36	JPMCB	Home Depot Plaza	1,958,756	738,719	1,220,036	96,886	1,123,150	2.32	2.14	11.3%	10.4%	Fee
37	LCF	Ukiah Crossroads	1,464,556	438,339	1,026,217	100,920	925,297	1.48	1.34	10.0%	9.0%	Fee
38	JPMCB	IPCC National Retail Portfolio B	1,433,211	57,328	1,375,883	36,447	1,339,436	2.05	1.99	13.4%	13.1%	Fee/Leasehold
38.01	JPMCB	SunTrust	261,250	10,450	250,800	0	250,800					Leasehold	12/31/28	Two 5-year extensions
38.02	JPMCB	AT&T	202,001	8,080	193,921	5,094	188,828					Fee
38.03	JPMCB	Family Dollar - Tampa	159,339	6,374	152,965	6,164	146,801					Fee
38.04	JPMCB	Arby’s	191,357	7,654	183,703	3,690	180,013					Fee
38.05	JPMCB	Sonic	196,708	7,868	188,840	3,320	185,520					Fee
38.06	JPMCB	Family Dollar - Lake City	114,125	4,565	109,560	5,688	103,873					Fee
38.07	JPMCB	Dollar General - Elberta	109,965	4,399	105,566	5,525	100,042					Fee
38.08	JPMCB	Carl’s Jr.	110,687	4,427	106,259	2,335	103,925					Fee
38.09	JPMCB	Dollar General - Oklahoma City	87,780	3,511	84,268	4,632	79,636					Fee
39	JPMCB	Woodland West Marketplace	1,738,672	559,942	1,178,730	186,553	992,177	1.67	1.41	11.6%	9.7%	Fee
40	LCF	Walgreens/CVS Portfolio Pool II	1,101,696	33,051	1,068,645	4,008	1,064,637	2.29	2.28	11.4%	11.3%	Fee
40.01	LCF	CVS Newport News	427,103	12,813	414,290	1,323	412,967					Fee
40.02	LCF	CVS McAllen	378,743	11,362	367,380	1,320	366,060					Fee
40.03	LCF	Walgreens Dunkirk	295,850	8,876	286,975	1,365	285,610					Fee
41	JPMCB	Urban Outfitters Walnut Creek	972,042	208,911	763,131	27,789	735,342	1.36	1.31	9.2%	8.9%	Fee
42	LCF	317 6th Avenue	2,110,568	1,065,545	1,045,023	226,135	818,888	1.78	1.40	13.6%	10.6%	Fee
43	LCF	Mission Valley Plaza	1,225,861	383,507	842,354	93,336	749,018	1.66	1.47	11.5%	10.3%	Fee
44	JPMCB	Turfway Commons	1,296,092	443,054	853,038	99,608	753,430	2.33	2.06	11.9%	10.5%	Fee
45	LCF	Country Club Corners	1,186,654	378,701	807,954	76,866	731,088	1.67	1.51	11.5%	10.4%	Fee
46	JPMCB	Courtyard Burlington Taft Corners	2,609,866	1,844,463	765,404	0	765,404	1.50	1.50	11.6%	11.6%	Fee
47	LCF	Palm Ridge MHC	923,437	338,683	584,754	13,100	571,654	1.45	1.41	10.1%	9.9%	Fee
48	LCF	Huntington Club Apartments	1,295,597	829,076	466,521	50,304	416,217	1.56	1.39	11.4%	10.2%	Fee
49	JPMCB	Extra Space Storage	678,545	304,908	373,637	7,263	366,374	1.68	1.65	11.9%	11.7%	Fee

A-1-12

ANNEX A-1

UPFRONT ESCROW(18)

				Upfront Capex	Upfront Engin.	Upfront Envir.	Upfront TI/LC	Upfront RE Tax	Upfront Ins.	Upfront Other	Monthly Capex	Monthly Envir.
Loan #	Seller(1)	Property Name	PML %	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)
1	JPMCB	200 Public Square		21,100	102,500	0	165,000	976,790	0	12,564,247	21,100	0
2	JPMCB	Arbor Place Mall		9,104	0	0	31,862	290,000	0	2,342,396	9,104	0
3	JPMCB	Northwoods Mall		6,728	0	0	43,731	407,270	0	0	6,728	0
4	JPMCB	8080 & 9400 North Central Expressway		13,242	769,395	0	66,667	1,374,885	0	5,129,684	13,242	0
4.01	JPMCB	8080 North Central Expressway
4.02	JPMCB	9400 North Central Expressway
5	LCF	Innisfree Hotel Portfolio		0	0	0	0	135,644	185,685	35,000	4.0% of Monthly Gross Revenues	0
5.01	LCF	Hampton Inn - Pensacola Beach
5.02	LCF	Hilton Garden Inn - Orange Beach
5.03	LCF	Holiday Inn Express - Orange Beach
6	JPMCB	The Summit Las Colinas		4,692	2,075,000	0	37,500	0	0	297,092	4,692	0
7	JPMCB	GTECH Center		3,328	118,125	0	0	91,667	4,691	30,000	3,328	0
8	JPMCB	Interventure Industrial Portfolio		6,575	186,806	0	16,667	184,271	8,515	1,716,667	6,575	0
8.01	JPMCB	Fountain Parkway
8.02	JPMCB	Westwood Drive
8.03	JPMCB	Morgan Court
8.04	JPMCB	Commerce Drive
9	JPMCB	Oak Ridge Office Portfolio		982,000	6,500	0	48,650	379,684	50,417	0	7,483	0
9.01	JPMCB	Oak Ridge Technical Centers
9.02	JPMCB	Oak Ridge Corporate Center I
10	JPMCB	Continental Executive Parke		4,903	0	0	36,770	361,965	0	156,359	4,903	0
11	JPMCB	Commons at Temecula	14%	0	3,125	0	0	0	0	515,750	0	0
12	JPMCB	SunTrust Bank Portfolio III		0	0	0	0	0	0	0	0	0
12.01	JPMCB	100 Northwest 12th Avenue
12.02	JPMCB	7405 Seminole Boulevard
12.03	JPMCB	2755 Cumberland Parkway
12.04	JPMCB	3191 University Boulevard
12.05	JPMCB	2231 Indian River Boulevard
12.06	JPMCB	2171 Pleasant Hill Road
12.07	JPMCB	9701 York Road
12.08	JPMCB	1184 Barrett Parkway
12.09	JPMCB	1100 South Tamiami Trail
12.10	JPMCB	3557 Plank Road
12.11	JPMCB	6001 Fort Avenue
12.12	JPMCB	511 West 23rd Street
12.13	JPMCB	815 South Parrott Avenue
12.14	JPMCB	320 South Battlefield Boulevard
12.15	JPMCB	5641 Fairburn Road
12.16	JPMCB	202 South Salem Street
12.17	JPMCB	107 Bushnell Plaza
12.18	JPMCB	4310 Nolensville Road
12.19	JPMCB	203 West Butler Avenue
12.20	JPMCB	308 West Alexander Street
12.21	JPMCB	4400 Bayou Boulevard
12.22	JPMCB	701 East Cone Boulevard
12.23	JPMCB	3005 Lakeland Highlands Road
12.24	JPMCB	4323 Ringgold Road
12.25	JPMCB	7840 Holcomb Bridge Road
12.26	JPMCB	3290 US Highway 441/27
12.27	JPMCB	101 Browns Ferry Road
12.28	JPMCB	2397 Hendersonville Road
12.29	JPMCB	1601 South Elm-Eugene Street
12.30	JPMCB	2070 Statesville Boulevard
13	JPMCB	Ace Hardware Headquarters		0	0	0	0	0	0	0	0	0
14	JPMCB	Peoria Crossing		0	0	0	0	0	0	0	0	0
15	LCF	Courtyard San Antonio Riverwalk		0	0	0	0	183,379	0	175,522	5.0% of Monthly Gross Revenues	0
16	JPMCB	21 SAC	Various	220,724	100,510	0	0	207,000	0	0	8,904	0
16.01	JPMCB	Belmont	18%
16.02	JPMCB	Fremont	17%
16.03	JPMCB	Northwest
16.04	JPMCB	Downtown	19%
16.05	JPMCB	Inkster
16.06	JPMCB	Austin Highway
16.07	JPMCB	E T
16.08	JPMCB	Hendersonville
16.09	JPMCB	51st and Glendale
17	JPMCB	Southlake Corners		0	0	0	0	0	0	203,880	0	0
18	JPMCB	2200 West Loop		2,490	0	0	23,400	119,228	0	333,227	2,490	0
19	JPMCB	Heritage Commons IV		2,055	8,250	0	15,100	0	0	0	2,055	0
20	JPMCB	785 Market Street	15%	1,400	0	0	12,500	11,741	0	643,978	1,400	0
21	JPMCB	Berry Plastics Expansion		0	0	0	0	0	0	0	0	0
22	JPMCB	Town Square Plaza		0	0	0	0	0	0	0	0	0
23	LCF	Walgreens/CVS Portfolio Pool I		0	0	0	0	0	0	0	0	0
23.01	LCF	CVS Virginia Beach
23.02	LCF	Walgreens Houston
23.03	LCF	CVS Raymore
23.04	LCF	CVS Kyle
23.05	LCF	CVS Thomasville

A-1-13

ANNEX A-1

				UPFRONT ESCROW(18)

				Upfront Capex	Upfront Engin.	Upfront Envir.	Upfront TI/LC	Upfront RE Tax	Upfront Ins.	Upfront Other	Monthly Capex	Monthly Envir.
Loan #	Seller(1)	Property Name	PML %	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)
24	JPMCB	Centerplace of Greeley		0	0	0	0	396,905	0	0	0	0
25	JPMCB	Hilton Suites Anaheim	11%	2,538,145	0	0	0	36,678	0	0	29,576	0
26	JPMCB	One Jackson Place		3,675	17,500	0	24,678	93,338	0	1,285,684	3,675	0
27	JPMCB	Greenwich Center		0	0	0	0	0	0	0	0	0
28	JPMCB	One Park Ten Plaza		2,716	0	0	25,000	146,796	16,533	81,065	2,716	0
29	JPMCB	21c Museum Hotel		38,003	0	0	0	56,212	69,573	45,825	1/12 of 4% of Gross Income	0
30	JPMCB	Crosstown Plaza		2,055	0	0	100,000	120,034	0	500,000	2,055	0
31	LCF	Walgreens/CVS Portfolio Pool III	Various	0	0	0	0	0	0	0	0	0
31.01	LCF	Walgreens St George
31.02	LCF	CVS Lees Summit
31.03	LCF	Walgreens Nampa	7%
31.04	LCF	Walgreens McPherson
32	JPMCB	Summit Point		1,918	10,000	0	7,083	35,345	0	563,000	1,918	0
33	JPMCB	IPCC National Retail Portfolio A		0	0	0	0	0	0	0	0	0
33.01	JPMCB	RBC Bank
33.02	JPMCB	Walgreens
33.03	JPMCB	Wells Fargo
33.04	JPMCB	Macaroni Grill
33.05	JPMCB	Kirkland’s
33.06	JPMCB	Advance Auto Parts
33.07	JPMCB	Zaxby’s
33.08	JPMCB	Verizon
33.09	JPMCB	Dollar General
34	LCF	Shadow Creek Business Center		0	0	0	0	109,164	23,711	0	1,267	0
35	JPMCB	1900 Charles Bryan	6%	2,819	24,481	0	0	0	8,649	680,992	2,819	0
36	JPMCB	Home Depot Plaza		0	0	0	0	0	0	0	0	0
37	LCF	Ukiah Crossroads	16%	0	0	0	150,000	29,278	5,808	506,109	2,323	0
38	JPMCB	IPCC National Retail Portfolio B		0	0	0	0	0	0	0	0	0
38.01	JPMCB	SunTrust
38.02	JPMCB	AT&T
38.03	JPMCB	Family Dollar - Tampa
38.04	JPMCB	Arby’s
38.05	JPMCB	Sonic
38.06	JPMCB	Family Dollar - Lake City
38.07	JPMCB	Dollar General - Elberta
38.08	JPMCB	Carl’s Jr.
38.09	JPMCB	Dollar General - Oklahoma City
39	JPMCB	Woodland West Marketplace		5,431	25,875	0	10,500	70,050	0	0	5,431	0
40	LCF	Walgreens/CVS Portfolio Pool II		0	0	0	0	0	0	0	0	0
40.01	LCF	CVS Newport News
40.02	LCF	CVS McAllen
40.03	LCF	Walgreens Dunkirk
41	JPMCB	Urban Outfitters Walnut Creek	15%	200	12,500	0	0	11,556	4,694	0	200	0
42	LCF	317 6th Avenue		0	0	0	350,000	70,467	5,617	350,000	4,042	0
43	LCF	Mission Valley Plaza	14%	0	0	0	0	27,461	3,028	0	1,278	0
44	JPMCB	Turfway Commons		0	0	0	0	0	0	0	0	0
45	LCF	Country Club Corners		0	0	0	135,000	15,093	11,141	0	912	0
46	JPMCB	Courtyard Burlington Taft Corners		8,700	2,250	0	0	7,187	2,387	1,890,000	4% of Gross Income from Operations	0
47	LCF	Palm Ridge MHC		200,000	0	0	0	27,361	2,839	0	1,092	0
48	LCF	Huntington Club Apartments		0	15,813	0	0	56,065	31,525	0	4,192	0
49	JPMCB	Extra Space Storage		605	0	0	0	14,064	0	0	605	0

A-1-14

ANNEX A-1

MONTHLY ESCROW(19)

			Monthly TI/LC	Monthly RE Tax	Monthly Ins.	Monthly Other
Loan #	Seller(1)	Property Name	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)(20)
1	JPMCB	200 Public Square	165,000	255,356	0	0
2	JPMCB	Arbor Place Mall	31,862	47,433	0	0
3	JPMCB	Northwoods Mall	43,731	101,817	0	0
4	JPMCB	8080 & 9400 North Central Expressway	66,667	130,345	0	0
4.01	JPMCB	8080 North Central Expressway
4.02	JPMCB	9400 North Central Expressway
5	LCF	Innisfree Hotel Portfolio	0	24,329	46,421	Amount is Different in May, June, July, August and September
5.01	LCF	Hampton Inn - Pensacola Beach
5.02	LCF	Hilton Garden Inn - Orange Beach
5.03	LCF	Holiday Inn Express - Orange Beach
6	JPMCB	The Summit Las Colinas	37,500	130,356	0	0
7	JPMCB	GTECH Center	0	91,667	4,691	30,000
8	JPMCB	Interventure Industrial Portfolio	16,667	62,318	1,064	16,667
8.01	JPMCB	Fountain Parkway
8.02	JPMCB	Westwood Drive
8.03	JPMCB	Morgan Court
8.04	JPMCB	Commerce Drive
9	JPMCB	Oak Ridge Office Portfolio	48,650	52,812	4,201	0
9.01	JPMCB	Oak Ridge Technical Centers
9.02	JPMCB	Oak Ridge Corporate Center I
10	JPMCB	Continental Executive Parke	36,770	60,328	0	0
11	JPMCB	Commons at Temecula	0	0	0	0
12	JPMCB	SunTrust Bank Portfolio III	0	0	0	0
12.01	JPMCB	100 Northwest 12th Avenue
12.02	JPMCB	7405 Seminole Boulevard
12.03	JPMCB	2755 Cumberland Parkway
12.04	JPMCB	3191 University Boulevard
12.05	JPMCB	2231 Indian River Boulevard
12.06	JPMCB	2171 Pleasant Hill Road
12.07	JPMCB	9701 York Road
12.08	JPMCB	1184 Barrett Parkway
12.09	JPMCB	1100 South Tamiami Trail
12.10	JPMCB	3557 Plank Road
12.11	JPMCB	6001 Fort Avenue
12.12	JPMCB	511 West 23rd Street
12.13	JPMCB	815 South Parrott Avenue
12.14	JPMCB	320 South Battlefield Boulevard
12.15	JPMCB	5641 Fairburn Road
12.16	JPMCB	202 South Salem Street
12.17	JPMCB	107 Bushnell Plaza
12.18	JPMCB	4310 Nolensville Road
12.19	JPMCB	203 West Butler Avenue
12.20	JPMCB	308 West Alexander Street
12.21	JPMCB	4400 Bayou Boulevard
12.22	JPMCB	701 East Cone Boulevard
12.23	JPMCB	3005 Lakeland Highlands Road
12.24	JPMCB	4323 Ringgold Road
12.25	JPMCB	7840 Holcomb Bridge Road
12.26	JPMCB	3290 US Highway 441/27
12.27	JPMCB	101 Browns Ferry Road
12.28	JPMCB	2397 Hendersonville Road
12.29	JPMCB	1601 South Elm-Eugene Street
12.30	JPMCB	2070 Statesville Boulevard
13	JPMCB	Ace Hardware Headquarters	0	0	0	0
14	JPMCB	Peoria Crossing	0	0	0	0
15	LCF	Courtyard San Antonio Riverwalk	0	36,676	0	See Footnote 20
16	JPMCB	21 SAC	0	0	0	0
16.01	JPMCB	Belmont
16.02	JPMCB	Fremont
16.03	JPMCB	Northwest
16.04	JPMCB	Downtown
16.05	JPMCB	Inkster
16.06	JPMCB	Austin Highway
16.07	JPMCB	E T
16.08	JPMCB	Hendersonville
16.09	JPMCB	51st and Glendale
17	JPMCB	Southlake Corners	0	0	0	0
18	JPMCB	2200 West Loop	23,400	59,614	0	18,750
19	JPMCB	Heritage Commons IV	15,100	64,262	0	0
20	JPMCB	785 Market Street	12,500	11,741	0	0
21	JPMCB	Berry Plastics Expansion	0	0	0	0
22	JPMCB	Town Square Plaza	0	0	0	0
23	LCF	Walgreens/CVS Portfolio Pool I	0	0	0	0
23.01	LCF	CVS Virginia Beach
23.02	LCF	Walgreens Houston
23.03	LCF	CVS Raymore
23.04	LCF	CVS Kyle
23.05	LCF	CVS Thomasville

A-1-15

ANNEX A-1

			MONTHLY ESCROW(19)

			Monthly TI/LC	Monthly RE Tax	Monthly Ins.	Monthly Other
Loan #	Seller(1)	Property Name	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)(20)
24	JPMCB	Centerplace of Greeley	0	37,801	0	0
25	JPMCB	Hilton Suites Anaheim	0	36,677	0	0
26	JPMCB	One Jackson Place	24,768	46,669	0	0
27	JPMCB	Greenwich Center	0	0	0	0
28	JPMCB	One Park Ten Plaza	25,000	36,699	8,292	0
29	JPMCB	21c Museum Hotel	0	14,053	9,939	15,275
30	JPMCB	Crosstown Plaza	12,000	29,881	0	0
31	LCF	Walgreens/CVS Portfolio Pool III	0	0	0	0
31.01	LCF	Walgreens St George
31.02	LCF	CVS Lees Summit
31.03	LCF	Walgreens Nampa
31.04	LCF	Walgreens McPherson
32	JPMCB	Summit Point	7,083	11,782	0	1/12 of the Ground Rent for the ensuing twelve months to pay all such Ground Rent
33	JPMCB	IPCC National Retail Portfolio A	0	0	0	0
33.01	JPMCB	RBC Bank
33.02	JPMCB	Walgreens
33.03	JPMCB	Wells Fargo
33.04	JPMCB	Macaroni Grill
33.05	JPMCB	Kirkland’s
33.06	JPMCB	Advance Auto Parts
33.07	JPMCB	Zaxby’s
33.08	JPMCB	Verizon
33.09	JPMCB	Dollar General
34	LCF	Shadow Creek Business Center	6,337	18,194	3,952	0
35	JPMCB	1900 Charles Bryan	0	6,335	1,266	0
36	JPMCB	Home Depot Plaza	0	0	0	0
37	LCF	Ukiah Crossroads	4,467	9,759	1,162	0
38	JPMCB	IPCC National Retail Portfolio B	0	0	0	0
38.01	JPMCB	SunTrust
38.02	JPMCB	AT&T
38.03	JPMCB	Family Dollar - Tampa
38.04	JPMCB	Arby’s
38.05	JPMCB	Sonic
38.06	JPMCB	Family Dollar - Lake City
38.07	JPMCB	Dollar General - Elberta
38.08	JPMCB	Carl’s Jr.
38.09	JPMCB	Dollar General - Oklahoma City
39	JPMCB	Woodland West Marketplace	10,500	23,350	0	0
40	LCF	Walgreens/CVS Portfolio Pool II	0	0	0	0
40.01	LCF	CVS Newport News
40.02	LCF	CVS McAllen
40.03	LCF	Walgreens Dunkirk
41	JPMCB	Urban Outfitters Walnut Creek	0	11,556	2,347	0
42	LCF	317 6th Avenue	13,040	23,489	2,808	0
43	LCF	Mission Valley Plaza	7,083	6,865	757	0
44	JPMCB	Turfway Commons	0	0	0	0
45	LCF	Country Club Corners	4,700	7,546	1,238	0
46	JPMCB	Courtyard Burlington Taft Corners	0	7,187	2,387	0
47	LCF	Palm Ridge MHC	0	4,560	1,419	0
48	LCF	Huntington Club Apartments	0	11,213	5,254	0
49	JPMCB	Extra Space Storage	0	7,032	0	0

A-1-16

ANNEX A-1

RESERVE CAPS(21)

			CapEx	Envir.	TI/LC	RE Tax	Insur.	Debt Service	Other	Single
Loan #	Seller(1)	Property Name	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Tenant
1	JPMCB	200 Public Square			1,500,000					No
2	JPMCB	Arbor Place Mall	327,744		1,147,032					No
3	JPMCB	Northwoods Mall	242,208		1,574,316					No
4	JPMCB	8080 & 9400 North Central Expressway			2,400,000					No
4.01	JPMCB	8080 North Central Expressway								No
4.02	JPMCB	9400 North Central Expressway								No
5	LCF	Innisfree Hotel Portfolio								No
5.01	LCF	Hampton Inn - Pensacola Beach								No
5.02	LCF	Hilton Garden Inn - Orange Beach								No
5.03	LCF	Holiday Inn Express - Orange Beach								No
6	JPMCB	The Summit Las Colinas			1,350,000					No
7	JPMCB	GTECH Center								No
8	JPMCB	Interventure Industrial Portfolio								No
8.01	JPMCB	Fountain Parkway								Yes
8.02	JPMCB	Westwood Drive								Yes
8.03	JPMCB	Morgan Court								No
8.04	JPMCB	Commerce Drive								No
9	JPMCB	Oak Ridge Office Portfolio	179,592		1,167,600 (through 04/30/18); 1,751,400 (05/01/18 through 04/01/2022)					No
9.01	JPMCB	Oak Ridge Technical Centers								No
9.02	JPMCB	Oak Ridge Corporate Center I								No
10	JPMCB	Continental Executive Parke			1,323,720					No
11	JPMCB	Commons at Temecula								No
12	JPMCB	SunTrust Bank Portfolio III								Yes
12.01	JPMCB	100 Northwest 12th Avenue								Yes
12.02	JPMCB	7405 Seminole Boulevard								Yes
12.03	JPMCB	2755 Cumberland Parkway								Yes
12.04	JPMCB	3191 University Boulevard								Yes
12.05	JPMCB	2231 Indian River Boulevard								Yes
12.06	JPMCB	2171 Pleasant Hill Road								Yes
12.07	JPMCB	9701 York Road								Yes
12.08	JPMCB	1184 Barrett Parkway								Yes
12.09	JPMCB	1100 South Tamiami Trail								Yes
12.10	JPMCB	3557 Plank Road								Yes
12.11	JPMCB	6001 Fort Avenue								Yes
12.12	JPMCB	511 West 23rd Street								Yes
12.13	JPMCB	815 South Parrott Avenue								Yes
12.14	JPMCB	320 South Battlefield Boulevard								Yes
12.15	JPMCB	5641 Fairburn Road								Yes
12.16	JPMCB	202 South Salem Street								Yes
12.17	JPMCB	107 Bushnell Plaza								Yes
12.18	JPMCB	4310 Nolensville Road								Yes
12.19	JPMCB	203 West Butler Avenue								Yes
12.20	JPMCB	308 West Alexander Street								Yes
12.21	JPMCB	4400 Bayou Boulevard								Yes
12.22	JPMCB	701 East Cone Boulevard								Yes
12.23	JPMCB	3005 Lakeland Highlands Road								Yes
12.24	JPMCB	4323 Ringgold Road								Yes
12.25	JPMCB	7840 Holcomb Bridge Road								Yes
12.26	JPMCB	3290 US Highway 441/27								Yes
12.27	JPMCB	101 Browns Ferry Road								Yes
12.28	JPMCB	2397 Hendersonville Road								Yes
12.29	JPMCB	1601 South Elm-Eugene Street								Yes
12.30	JPMCB	2070 Statesville Boulevard								Yes
13	JPMCB	Ace Hardware Headquarters								Yes
14	JPMCB	Peoria Crossing								No
15	LCF	Courtyard San Antonio Riverwalk							175,522	No
16	JPMCB	21 SAC	221,000							No
16.01	JPMCB	Belmont								No
16.02	JPMCB	Fremont								No
16.03	JPMCB	Northwest								No
16.04	JPMCB	Downtown								No
16.05	JPMCB	Inkster								No
16.06	JPMCB	Austin Highway								No
16.07	JPMCB	E T								No
16.08	JPMCB	Hendersonville								No
16.09	JPMCB	51st and Glendale								No
17	JPMCB	Southlake Corners								No
18	JPMCB	2200 West Loop			1,000,000					No
19	JPMCB	Heritage Commons IV	49,320		543,600					Yes
20	JPMCB	785 Market Street			450,000					No
21	JPMCB	Berry Plastics Expansion								Yes
22	JPMCB	Town Square Plaza								No
23	LCF	Walgreens/CVS Portfolio Pool I								No
23.01	LCF	CVS Virginia Beach								Yes
23.02	LCF	Walgreens Houston								Yes
23.03	LCF	CVS Raymore								Yes
23.04	LCF	CVS Kyle								Yes
23.05	LCF	CVS Thomasville								Yes

A-1-17

ANNEX A-1

RESERVE CAPS(21)

			CapEx	Envir.	TI/LC	RE Tax	Insur.	Debt Service	Other	Single
Loan #	Seller(1)	Property Name	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Tenant
24	JPMCB	Centerplace of Greeley								No
25	JPMCB	Hilton Suites Anaheim								No
26	JPMCB	One Jackson Place								No
27	JPMCB	Greenwich Center								No
28	JPMCB	One Park Ten Plaza			900,000					No
29	JPMCB	21c Museum Hotel								No
30	JPMCB	Crosstown Plaza	24,600		250,000					No
31	LCF	Walgreens/CVS Portfolio Pool III								No
31.01	LCF	Walgreens St George								Yes
31.02	LCF	CVS Lees Summit								Yes
31.03	LCF	Walgreens Nampa								Yes
31.04	LCF	Walgreens McPherson								Yes
32	JPMCB	Summit Point	57,500		250,000					No
33	JPMCB	IPCC National Retail Portfolio A								No
33.01	JPMCB	RBC Bank								Yes
33.02	JPMCB	Walgreens								Yes
33.03	JPMCB	Wells Fargo								Yes
33.04	JPMCB	Macaroni Grill								Yes
33.05	JPMCB	Kirkland’s								Yes
33.06	JPMCB	Advance Auto Parts								Yes
33.07	JPMCB	Zaxby’s								Yes
33.08	JPMCB	Verizon								Yes
33.09	JPMCB	Dollar General								Yes
34	LCF	Shadow Creek Business Center								No
35	JPMCB	1900 Charles Bryan								No
36	JPMCB	Home Depot Plaza								No
37	LCF	Ukiah Crossroads								No
38	JPMCB	IPCC National Retail Portfolio B								No
38.01	JPMCB	SunTrust								Yes
38.02	JPMCB	AT&T								Yes
38.03	JPMCB	Family Dollar - Tampa								Yes
38.04	JPMCB	Arby’s								Yes
38.05	JPMCB	Sonic								Yes
38.06	JPMCB	Family Dollar - Lake City								Yes
38.07	JPMCB	Dollar General - Elberta								Yes
38.08	JPMCB	Carl’s Jr.								Yes
38.09	JPMCB	Dollar General - Oklahoma City								Yes
39	JPMCB	Woodland West Marketplace	195,000		350,000					No
40	LCF	Walgreens/CVS Portfolio Pool II								No
40.01	LCF	CVS Newport News								Yes
40.02	LCF	CVS McAllen								Yes
40.03	LCF	Walgreens Dunkirk								Yes
41	JPMCB	Urban Outfitters Walnut Creek								No
42	LCF	317 6th Avenue			500,000					No
43	LCF	Mission Valley Plaza								No
44	JPMCB	Turfway Commons								No
45	LCF	Country Club Corners	33,000		135,000					No
46	JPMCB	Courtyard Burlington Taft Corners								No
47	LCF	Palm Ridge MHC	200,000							No
48	LCF	Huntington Club Apartments								No
49	JPMCB	Extra Space Storage	21,780							No

A-1-18

ANNEX A-1

			LARGEST TENANT(22), (23), (24)			2ND LARGEST TENANT(22), (23), (24)			3RD LARGEST TENANT(22), (23), (24)

					Lease			Lease			Lease
Loan #	Seller(1)	Property Name	Largest Tenant	Unit Size	Expiration	2nd Largest Tenant	Unit Size	Expiration	3rd Largest Tenant	Unit Size	Expiration
1	JPMCB	200 Public Square	Cliffs Natural Resources	185,920	12/31/21	Benesch, Friedlander, Coplan & Aronoff LLP	124,087	07/31/19	Huntington National Bank	96,721	10/31/31
2	JPMCB	Arbor Place Mall	JCPenney	80,000	10/31/18	Regal Cinemas	72,903	10/31/19	Bed Bath & Beyond	37,686	01/31/20
3	JPMCB	Northwoods Mall	JCPenney	114,425	02/28/14	Books-A-Million	20,642	01/31/14	Planet Fitness	16,037	03/31/21
4	JPMCB	8080 & 9400 North Central Expressway
4.01	JPMCB	8080 North Central Expressway	Healthtexas Provider Network	92,167	11/30/22	Compass Bank	53,938	03/31/13	Northpark Management Company	17,166	04/30/13
4.02	JPMCB	9400 North Central Expressway	The Promotion Network	40,799	03/31/16	Benefit Partners, Inc.	29,609	11/30/14	Borden Dairy Company	25,980	04/30/17
5	LCF	Innisfree Hotel Portfolio
5.01	LCF	Hampton Inn - Pensacola Beach
5.02	LCF	Hilton Garden Inn - Orange Beach
5.03	LCF	Holiday Inn Express - Orange Beach
6	JPMCB	The Summit Las Colinas	JPMorgan Chase Bank, N.A.	65,993	11/30/14	Insperity Support Services, L.P.	48,612	10/31/16	Dow Jones & Company	23,216	05/31/14
7	JPMCB	GTECH Center	GTECH Corporation	117,315	07/31/27	Columbia Management	20,535	03/31/18	Ruth’s Chris Steak House	10,178	12/31/14
8	JPMCB	Interventure Industrial Portfolio
8.01	JPMCB	Fountain Parkway	Arrow Electronics	224,600	01/31/16
8.02	JPMCB	Westwood Drive	Archway	246,140	07/31/16
8.03	JPMCB	Morgan Court	aNETorder, Inc	51,000	07/31/16	aNETorder, Inc	48,875	02/28/14
8.04	JPMCB	Commerce Drive	Keefe Supply Company	100,172	11/30/16	Magna Seating	41,880	01/31/15
9	JPMCB	Oak Ridge Office Portfolio
9.01	JPMCB	Oak Ridge Technical Centers	BWXT Y-12, L.L.C.	65,000	09/30/12	UT-Battelle, LLC	53,759	06/30/13	Energy Solutions	36,582	03/31/14
9.02	JPMCB	Oak Ridge Corporate Center I	SAIC	123,420	05/31/19	All Meds	7,800	10/31/13	Cowperwood Company	2,794	02/28/15
10	JPMCB	Continental Executive Parke	Baxter Credit Union	101,353	04/30/20	CDW Corp	75,444	02/29/16	Parkson Corporation	39,803	04/30/18
11	JPMCB	Commons at Temecula	Jo Ann Fabrics	46,553	01/31/16	Sports Chalet, Inc.	41,408	12/31/15	Nordstrom Rack	35,700	03/31/22
12	JPMCB	SunTrust Bank Portfolio III
12.01	JPMCB	100 Northwest 12th Avenue	SunTrust Bank	10,444	12/31/17
12.02	JPMCB	7405 Seminole Boulevard	SunTrust Bank	9,396	12/31/17
12.03	JPMCB	2755 Cumberland Parkway	SunTrust Bank	6,000	12/31/17
12.04	JPMCB	3191 University Boulevard	SunTrust Bank	6,832	12/31/17
12.05	JPMCB	2231 Indian River Boulevard	SunTrust Bank	6,561	12/31/17
12.06	JPMCB	2171 Pleasant Hill Road	SunTrust Bank	5,695	12/31/17
12.07	JPMCB	9701 York Road	SunTrust Bank	2,415	12/31/17
12.08	JPMCB	1184 Barrett Parkway	SunTrust Bank	6,619	12/31/17
12.09	JPMCB	1100 South Tamiami Trail	SunTrust Bank	5,398	12/31/17
12.10	JPMCB	3557 Plank Road	SunTrust Bank	2,250	12/31/17
12.11	JPMCB	6001 Fort Avenue	SunTrust Bank	5,986	12/31/17
12.12	JPMCB	511 West 23rd Street	SunTrust Bank	5,982	12/31/17
12.13	JPMCB	815 South Parrott Avenue	SunTrust Bank	7,500	12/31/17
12.14	JPMCB	320 South Battlefield Boulevard	SunTrust Bank	3,870	12/31/17
12.15	JPMCB	5641 Fairburn Road	SunTrust Bank	6,680	12/31/17
12.16	JPMCB	202 South Salem Street	SunTrust Bank	3,835	12/31/17
12.17	JPMCB	107 Bushnell Plaza	SunTrust Bank	12,394	12/31/17
12.18	JPMCB	4310 Nolensville Road	SunTrust Bank	5,498	12/31/17
12.19	JPMCB	203 West Butler Avenue	SunTrust Bank	3,500	12/31/17
12.20	JPMCB	308 West Alexander Street	SunTrust Bank	3,350	12/31/17
12.21	JPMCB	4400 Bayou Boulevard	SunTrust Bank	3,246	12/31/17
12.22	JPMCB	701 East Cone Boulevard	SunTrust Bank	3,181	12/31/17
12.23	JPMCB	3005 Lakeland Highlands Road	SunTrust Bank	2,654	12/31/17
12.24	JPMCB	4323 Ringgold Road	SunTrust Bank	3,213	12/31/17
12.25	JPMCB	7840 Holcomb Bridge Road	SunTrust Bank	2,288	12/31/17
12.26	JPMCB	3290 US Highway 441/27	SunTrust Bank	2,329	12/31/17
12.27	JPMCB	101 Browns Ferry Road	SunTrust Bank	3,940	12/31/17
12.28	JPMCB	2397 Hendersonville Road	SunTrust Bank	2,653	12/31/17
12.29	JPMCB	1601 South Elm-Eugene Street	SunTrust Bank	2,400	12/31/17
12.30	JPMCB	2070 Statesville Boulevard	SunTrust Bank	2,124	12/31/17
13	JPMCB	Ace Hardware Headquarters	Ace Hardware	206,030	11/30/24
14	JPMCB	Peoria Crossing	Kohl’s	88,408	01/31/24	Ross Dress for Less	30,171	01/31/14	Michaels	24,063	02/28/17
15	LCF	Courtyard San Antonio Riverwalk
16	JPMCB	21 SAC
16.01	JPMCB	Belmont
16.02	JPMCB	Fremont
16.03	JPMCB	Northwest
16.04	JPMCB	Downtown
16.05	JPMCB	Inkster
16.06	JPMCB	Austin Highway
16.07	JPMCB	E T
16.08	JPMCB	Hendersonville
16.09	JPMCB	51st and Glendale
17	JPMCB	Southlake Corners	Toys/Babies “R” Us	33,812	01/31/27	HomeGoods	28,098	02/28/22	Staples	20,825	09/30/15
18	JPMCB	2200 West Loop	Tenaris Global Services USA	73,608	11/30/17	Morgan Stanley Smith Barney	32,748	04/30/13	Tecpetrol Operating LLC	16,326	11/30/17
19	JPMCB	Heritage Commons IV	Mercedes-Benz Financial Services USA LLC	164,333	09/30/18
20	JPMCB	785 Market Street	St Giles Colleges, Inc	23,615	01/31/20	Positive Resource Center	13,313	02/28/15	The Men’s Wearhouse, Inc	6,720	06/30/21
21	JPMCB	Berry Plastics Expansion	Berry Plastics	263,088	03/31/32
22	JPMCB	Town Square Plaza	Lowe’s	134,574	01/31/30	Michaels	21,562	02/29/16	PetSmart	20,075	12/31/15
23	LCF	Walgreens/CVS Portfolio Pool I
23.01	LCF	CVS Virginia Beach	CVS	13,225	01/31/35
23.02	LCF	Walgreens Houston	Walgreens	13,650	03/31/34
23.03	LCF	CVS Raymore	CVS	12,900	01/31/34
23.04	LCF	CVS Kyle	CVS	13,225	01/31/34
23.05	LCF	CVS Thomasville	CVS	13,225	01/31/34

A-1-19

ANNEX A-1

			LARGEST TENANT(22), (23), (24)			2ND LARGEST TENANT(22), (23), (24)			3RD LARGEST TENANT(22), (23), (24)

					Lease			Lease			Lease
Loan #	Seller(1)	Property Name	Largest Tenant	Unit Size	Expiration	2nd Largest Tenant	Unit Size	Expiration	3rd Largest Tenant	Unit Size	Expiration
24	JPMCB	Centerplace of Greeley	Safeway	58,374	07/31/23	Ross Dress for Less	30,089	01/31/15	Famous Footwear	10,212	03/31/14
25	JPMCB	Hilton Suites Anaheim
26	JPMCB	One Jackson Place	Balch & Bingham LLP	27,168	04/30/22	Bradley Arant Boult Cummings LLP	26,570	09/30/19	Godwin Advertising Agency	16,892	04/30/22
27	JPMCB	Greenwich Center	Best Buy	32,819	01/31/21	Ashley Furniture Homestore	32,670	05/31/20	Michaels	20,626	03/31/13
28	JPMCB	One Park Ten Plaza	J. Connor Consulting	38,524	11/14/15	Spectrum Energy	21,888	03/31/15	Amromco, LLC	18,447	05/31/17
29	JPMCB	21c Museum Hotel
30	JPMCB	Crosstown Plaza	Publix	56,510	04/30/14	Beall’s Outlet	18,510	04/30/14	OP # 2 Asian Fusion Buffet, LLC	5,792	05/31/16
31	LCF	Walgreens/CVS Portfolio Pool III
31.01	LCF	Walgreens St George	Walgreens	14,490	01/31/34
31.02	LCF	CVS Lees Summit	CVS	12,900	01/31/34
31.03	LCF	Walgreens Nampa	Walgreens	14,490	02/28/34
31.04	LCF	Walgreens McPherson	Walgreens	13,650	07/31/34
32	JPMCB	Summit Point	Publix	54,379	09/30/24	Partners Pizza II	4,200	08/31/15	Vitasource	4,200	12/31/14
33	JPMCB	IPCC National Retail Portfolio A
33.01	JPMCB	RBC Bank	RBC Bank	4,128	12/31/25
33.02	JPMCB	Walgreens	Walgreens	12,500	10/31/21
33.03	JPMCB	Wells Fargo	Wells Fargo	4,030	04/30/28
33.04	JPMCB	Macaroni Grill	Macaroni Grill	7,448	12/17/28
33.05	JPMCB	Kirkland’s	Kirkland’s	8,000	09/30/21
33.06	JPMCB	Advance Auto Parts	Advance Auto Parts	6,292	02/29/24
33.07	JPMCB	Zaxby’s	Zaxby’s	3,459	07/31/26
33.08	JPMCB	Verizon	Verizon	2,287	07/31/21
33.09	JPMCB	Dollar General	Dollar General	9,211	07/31/26
34	LCF	Shadow Creek Business Center	ZT Wealth	19,523	10/31/26	Shadow Creek Executive Suites, L.P.	11,839	10/31/26	Delta Rigging	7,783	05/31/16
35	JPMCB	1900 Charles Bryan	Regional Adjustment Bureau	47,830	11/30/24	Yusen Logistics (Americas) Inc.	35,652	11/30/20	NYK Services	30,207	10/31/19
36	JPMCB	Home Depot Plaza	Home Depot	103,658	01/31/27	Work N Gear	3,500	01/31/13	Five Guys Burgers & Fries	3,485	11/30/15
37	LCF	Ukiah Crossroads	Raley’s Supermarket	61,046	06/30/23	Dollar Tree	10,196	03/31/14	Fashion Bug	8,800	01/31/14
38	JPMCB	IPCC National Retail Portfolio B
38.01	JPMCB	SunTrust	SunTrust	4,125	12/31/28
38.02	JPMCB	AT&T	AT&T	4,560	07/31/21
38.03	JPMCB	Family Dollar - Tampa	Family Dollar	8,000	06/30/21
38.04	JPMCB	Arby’s	Arby’s	3,045	05/31/28
38.05	JPMCB	Sonic	Sonic	1,645	06/30/31
38.06	JPMCB	Family Dollar - Lake City	Family Dollar	8,340	06/30/22
38.07	JPMCB	Dollar General - Elberta	Dollar General	10,556	08/31/26
38.08	JPMCB	Carl’s Jr.	Carl’s Jr.	2,390	08/31/31
38.09	JPMCB	Dollar General - Oklahoma City	Dollar General	9,014	07/31/26
39	JPMCB	Woodland West Marketplace	Tom Thumb	58,834	06/25/22	Wishes and Dreams	11,000	02/29/16	Ameri-Tech Kidney Center, P A	10,220	06/30/14
40	LCF	Walgreens/CVS Portfolio Pool II
40.01	LCF	CVS Newport News	CVS	13,225	01/31/35
40.02	LCF	CVS McAllen	CVS	13,204	01/31/35
40.03	LCF	Walgreens Dunkirk	Walgreens	13,650	07/31/33
41	JPMCB	Urban Outfitters Walnut Creek	Urban Outfitters	15,330	01/31/17	Free People	1,993	03/31/18
42	LCF	317 6th Avenue	Whitfield & Eddy	37,204	01/31/16	Bank of America	12,417	06/30/16	Startup City Des Moines	9,997	09/30/14
43	LCF	Mission Valley Plaza	Siegel, Moreno & Stettler	6,356	09/30/14	CDTA	5,427	04/30/13	Falconwood, Inc.	4,985	06/14/14
44	JPMCB	Turfway Commons	Babies R Us	33,148	01/31/17	Michaels	24,000	04/30/17	Guitar Center	15,087	04/30/17
45	LCF	Country Club Corners	ERA Shields Real Estate	5,692	12/31/15	Walters Bistro	4,478	12/31/14	Carlos Miguel’s Mexican Grill	3,920	06/30/15
46	JPMCB	Courtyard Burlington Taft Corners
47	LCF	Palm Ridge MHC
48	LCF	Huntington Club Apartments
49	JPMCB	Extra Space Storage

A-1-20

ANNEX A-1

			4TH LARGEST TENANT(22), (23), (24)			5TH LARGEST TENANT(22), (23), (24)

					Lease			Lease	Loan
Loan #	Seller(1)	Property Name	4th Largest Tenant	Unit Size	Expiration	5th Largest Tenant	Unit Size	Expiration	Purpose	Principal / Carveout Guarantor(25)
1	JPMCB	200 Public Square	GSA - Department of Health	74,345	04/30/16	Hahn Loeser & Parks	70,977	05/31/23	Refinance	HGGP Capital, LLC, HGGP Capital II, LLC, HGGP Capital III, LLC, et al
2	JPMCB	Arbor Place Mall	Forever 21	25,841	10/31/22	H&M	21,000	10/31/22	Refinance	CBL & Associates Properties, Inc.
3	JPMCB	Northwoods Mall	Finish Line	10,035	01/31/13	Express	7,517	01/31/16	Refinance	CBL & Associates Properties, Inc.
4	JPMCB	8080 & 9400 North Central Expressway							Acquisition	Rosemont Realty, LLC
4.01	JPMCB	8080 North Central Expressway	IPS Advisors	16,277	09/30/12	Browning Oil Company	12,290	04/30/16
4.02	JPMCB	9400 North Central Expressway	Smith, Jackson, Boyer	13,817	09/30/16	Bradford Realty	13,515	05/31/15
5	LCF	Innisfree Hotel Portfolio							Refinance	Julian MacQueen
5.01	LCF	Hampton Inn - Pensacola Beach
5.02	LCF	Hilton Garden Inn - Orange Beach
5.03	LCF	Holiday Inn Express - Orange Beach
6	JPMCB	The Summit Las Colinas	Felcor Lodging Trust	22,968	11/30/16	LaSalle Equity	22,349	03/31/16	Acquisition	Rosemont Realty, LLC
7	JPMCB	GTECH Center	Koffler Real Estate, LLC	8,508	02/28/18	Fidelity Brokerage Services	7,332	09/30/16	Acquisition	Brandon D. Kelly, Scott R. Kelly
8	JPMCB	Interventure Industrial Portfolio							Refinance	Prism Industrial Holdings LLC
8.01	JPMCB	Fountain Parkway
8.02	JPMCB	Westwood Drive
8.03	JPMCB	Morgan Court
8.04	JPMCB	Commerce Drive
9	JPMCB	Oak Ridge Office Portfolio							Refinance	John C. Harvey, Edward J. Sussi
9.01	JPMCB	Oak Ridge Technical Centers	UT-Battelle, LLC	35,100	03/31/14	Sitel	35,000	03/31/15
9.02	JPMCB	Oak Ridge Corporate Center I	Kay’s Bistro	1,694	10/31/12	Bartlett Services	807	10/31/12
10	JPMCB	Continental Executive Parke	Wonderlic	26,116	12/31/18	Mercury Insurance Services	23,654	04/30/18	Acquisition	John M. Schneider
11	JPMCB	Commons at Temecula	Buy Buy Baby	28,897	01/31/22	Pacific Sales	28,445	01/31/22	Refinance	Retail Properties of America, Inc.
12	JPMCB	SunTrust Bank Portfolio III							Refinance	Inland American Real Estate Trust, Inc.
12.01	JPMCB	100 Northwest 12th Avenue
12.02	JPMCB	7405 Seminole Boulevard
12.03	JPMCB	2755 Cumberland Parkway
12.04	JPMCB	3191 University Boulevard
12.05	JPMCB	2231 Indian River Boulevard
12.06	JPMCB	2171 Pleasant Hill Road
12.07	JPMCB	9701 York Road
12.08	JPMCB	1184 Barrett Parkway
12.09	JPMCB	1100 South Tamiami Trail
12.10	JPMCB	3557 Plank Road
12.11	JPMCB	6001 Fort Avenue
12.12	JPMCB	511 West 23rd Street
12.13	JPMCB	815 South Parrott Avenue
12.14	JPMCB	320 South Battlefield Boulevard
12.15	JPMCB	5641 Fairburn Road
12.16	JPMCB	202 South Salem Street
12.17	JPMCB	107 Bushnell Plaza
12.18	JPMCB	4310 Nolensville Road
12.19	JPMCB	203 West Butler Avenue
12.20	JPMCB	308 West Alexander Street
12.21	JPMCB	4400 Bayou Boulevard
12.22	JPMCB	701 East Cone Boulevard
12.23	JPMCB	3005 Lakeland Highlands Road
12.24	JPMCB	4323 Ringgold Road
12.25	JPMCB	7840 Holcomb Bridge Road
12.26	JPMCB	3290 US Highway 441/27
12.27	JPMCB	101 Browns Ferry Road
12.28	JPMCB	2397 Hendersonville Road
12.29	JPMCB	1601 South Elm-Eugene Street
12.30	JPMCB	2070 Statesville Boulevard
13	JPMCB	Ace Hardware Headquarters							Refinance	Inland Private Capital Corporation
14	JPMCB	Peoria Crossing	Ulta	10,793	04/30/15	Famous Footwear	10,030	01/31/13	Refinance	Retail Properties of America, Inc.
15	LCF	Courtyard San Antonio Riverwalk							Refinance	Richard I. Finvarb, Ronald Finvarb
16	JPMCB	21 SAC							Refinance	SAC Holding Corporation, Blackwater Investments, Inc.
16.01	JPMCB	Belmont
16.02	JPMCB	Fremont
16.03	JPMCB	Northwest
16.04	JPMCB	Downtown
16.05	JPMCB	Inkster
16.06	JPMCB	Austin Highway
16.07	JPMCB	E T
16.08	JPMCB	Hendersonville
16.09	JPMCB	51st and Glendale
17	JPMCB	Southlake Corners	Colonial Bank (BB&T)	5,098	05/31/20	Kincaid’s Hamburgers	5,046	04/30/15	Acquisition	Retail Properties of America, Inc.
18	JPMCB	2200 West Loop	Live Oak aka Grandbridge	10,083	10/31/12	White Mackillop Gallant PC	10,056	06/30/17	Acquisition	Parmenter Realty Fund IV Investments, Inc.
19	JPMCB	Heritage Commons IV							Acquisition	Global Income, LP
20	JPMCB	785 Market Street	De La Pena & McDonald LLP	6,673	10/31/12	Chaiken Clothing	6,672	12/31/16	Refinance	Seligman & Associates, Inc.
21	JPMCB	Berry Plastics Expansion							Refinance	Corporate Property Associates 17 - Global Incorporated
22	JPMCB	Town Square Plaza	Rite Aid Store	13,813	01/31/25	Sleepy’s The Mattress Professionals	5,900	11/30/15	Refinance	Retail Properties of America, Inc.
23	LCF	Walgreens/CVS Portfolio Pool I							Acquisition	Inland Private Capital Corporation
23.01	LCF	CVS Virginia Beach
23.02	LCF	Walgreens Houston
23.03	LCF	CVS Raymore
23.04	LCF	CVS Kyle
23.05	LCF	CVS Thomasville

A-1-21

ANNEX A-1

			4TH LARGEST TENANT(22), (23), (24)			5TH LARGEST TENANT(22), (23), (24)

					Lease			Lease	Loan
Loan #	Seller(1)	Property Name	4th Largest Tenant	Unit Size	Expiration	5th Largest Tenant	Unit Size	Expiration	Purpose	Principal / Carveout Guarantor(25)
24	JPMCB	Centerplace of Greeley	Dress Barn	7,021	12/31/12	Maurice’s	4,659	06/30/15	Refinance	Inland American Real Estate Trust, Inc.
25	JPMCB	Hilton Suites Anaheim							Refinance	Long Cedar Plank LLC
26	JPMCB	One Jackson Place	Parkway Properties, Inc.	16,653	03/31/15	Haddox Reid Burkes & Calhoun	14,177	12/31/19	Acquisition	William Hertz, Isaac Hertz, Sarah Hertz
27	JPMCB	Greenwich Center	Staples	20,388	01/31/18	Dollar Tree	16,075	07/31/17	Refinance	Retail Properties of America, Inc.
28	JPMCB	One Park Ten Plaza	COC Park Ten, LLC	16,674	01/31/20	InVentiv Clinical Solutions, LLC	14,844	09/30/13	Refinance	Investment Properties Holdings (US), LLLP
29	JPMCB	21c Museum Hotel							Refinance	Laura Lee Brown
30	JPMCB	Crosstown Plaza	Ramses	3,740	10/31/12	Butterfield’s Southern Café - Gun Club	3,639	12/31/13	Refinance	Andrew Brock, Peter Brock
31	LCF	Walgreens/CVS Portfolio Pool III							Acquisition	Inland Private Capital Corporation
31.01	LCF	Walgreens St George
31.02	LCF	CVS Lees Summit
31.03	LCF	Walgreens Nampa
31.04	LCF	Walgreens McPherson
32	JPMCB	Summit Point	Master Shim’s World Class Tae Kwon Do, Inc.	3,660	10/31/14	Zen Massage	2,147	07/31/13	Acquisition	TNP Strategic Retail Trust, Inc.
33	JPMCB	IPCC National Retail Portfolio A							Acquisition	Inland Private Capital Corporation
33.01	JPMCB	RBC Bank
33.02	JPMCB	Walgreens
33.03	JPMCB	Wells Fargo
33.04	JPMCB	Macaroni Grill
33.05	JPMCB	Kirkland’s
33.06	JPMCB	Advance Auto Parts
33.07	JPMCB	Zaxby’s
33.08	JPMCB	Verizon
33.09	JPMCB	Dollar General
34	LCF	Shadow Creek Business Center	J. Enrique Tabarii, DDS, MS, P.C.	7,252	01/31/21	Altus Healthcare Management, L.P.	7,109	02/28/27	Refinance	Taseer A. Badar, Kraig Killough
35	JPMCB	1900 Charles Bryan							Refinance	Mark D. Jordan
36	JPMCB	Home Depot Plaza							Refinance	Retail Properties of America, Inc.
37	LCF	Ukiah Crossroads	O’Reilly Auto Parts	5,674	07/31/14	Rent-A-Center	4,332	10/31/15	Refinance	Brian Shirken, Richard Margolis
38	JPMCB	IPCC National Retail Portfolio B							Acquisition	Inland Private Capital Corporation
38.01	JPMCB	SunTrust
38.02	JPMCB	AT&T
38.03	JPMCB	Family Dollar - Tampa
38.04	JPMCB	Arby’s
38.05	JPMCB	Sonic
38.06	JPMCB	Family Dollar - Lake City
38.07	JPMCB	Dollar General - Elberta
38.08	JPMCB	Carl’s Jr.
38.09	JPMCB	Dollar General - Oklahoma City
39	JPMCB	Woodland West Marketplace	DFW Premium Outlet, LLC	8,470	12/15/16	CS Lee Tire & Auto/Goodyear	8,000	03/31/15	Acquisition	TNP Strategic Retail Trust, Inc.
40	LCF	Walgreens/CVS Portfolio Pool II							Acquisition	Inland Private Capital Corporation
40.01	LCF	CVS Newport News
40.02	LCF	CVS McAllen
40.03	LCF	Walgreens Dunkirk
41	JPMCB	Urban Outfitters Walnut Creek							Acquisition	Wai Yee Lee Yick
42	LCF	317 6th Avenue	Brooks Borg Skiles	9,710	12/31/14	Iowa League of Cities	9,701	11/30/12	Refinance	Daniel L. Goldberg
43	LCF	Mission Valley Plaza	Hosaka Rotherham & Co.	4,176	10/31/16	MVI Administrators	4,152	09/30/12	Refinance	Daniel S. Weber, The Payne Family Trust
44	JPMCB	Turfway Commons	Half Price Books	11,236	02/29/20	Cici’s Pizza	4,570	08/31/15	Acquisition	INP Retail, L.P.
45	LCF	Country Club Corners	Lotus Salon	3,216	04/30/14	Chopsticks	3,132	02/28/13	Refinance	Jeffrey P. Dunn
46	JPMCB	Courtyard Burlington Taft Corners							Acquisition	Jeffrey D. Long, Jerry D. Cox
47	LCF	Palm Ridge MHC							Acquisition	William V. Castellano, Stephen A. Chetek
48	LCF	Huntington Club Apartments							Refinance	Ross H. Partrich
49	JPMCB	Extra Space Storage							Refinance	Kenneth High, Ann Maureen King, Thomas Pecht

A-1-22

ANNEX A-1

									Total Debt	Total Debt		Total Debt
			Lockbox	Lockbox	Additional Debt	Additional Debt	Additional Debt	Additional Debt	Current	UW NCF	Total Debt	UW NOI
Loan #	Seller(1)	Property Name	(Y/N)	Type(26)	Permitted (Y/N)(27)	Exist (Y/N)(27)	Amount ($)	Type	Balance ($)	DSCR	Current LTV %	Debt Yield %
1	JPMCB	200 Public Square	Yes	Hard	No	No	NAP	NAP	NAP	NAP	NAP	NAP
2	JPMCB	Arbor Place Mall	Yes	CMA	No	No	NAP	NAP	NAP	NAP	NAP	NAP
3	JPMCB	Northwoods Mall	Yes	CMA	No	No	NAP	NAP	NAP	NAP	NAP	NAP
4	JPMCB	8080 & 9400 North Central Expressway	Yes	Hard	No	No	NAP	NAP	NAP	NAP	NAP	NAP
4.01	JPMCB	8080 North Central Expressway
4.02	JPMCB	9400 North Central Expressway
5	LCF	Innisfree Hotel Portfolio	Yes	CMA	No	Yes	4,000,000	Mezzanine Loan	57,000,000	1.43	63.4%	10.4%
5.01	LCF	Hampton Inn - Pensacola Beach
5.02	LCF	Hilton Garden Inn - Orange Beach
5.03	LCF	Holiday Inn Express - Orange Beach
6	JPMCB	The Summit Las Colinas	Yes	Hard	No	No	NAP	NAP	NAP	NAP	NAP	NAP
7	JPMCB	GTECH Center	Yes	CMA	No	No	NAP	NAP	NAP	NAP	NAP	NAP
8	JPMCB	Interventure Industrial Portfolio	Yes	Hard	No	No	NAP	NAP	NAP	NAP	NAP	NAP
8.01	JPMCB	Fountain Parkway
8.02	JPMCB	Westwood Drive
8.03	JPMCB	Morgan Court
8.04	JPMCB	Commerce Drive
9	JPMCB	Oak Ridge Office Portfolio	Yes	Hard	No	No	NAP	NAP	NAP	NAP	NAP	NAP
9.01	JPMCB	Oak Ridge Technical Centers
9.02	JPMCB	Oak Ridge Corporate Center I
10	JPMCB	Continental Executive Parke	Yes	CMA	No	No	NAP	NAP	NAP	NAP	NAP	NAP
11	JPMCB	Commons at Temecula	Yes	Springing	No	No	NAP	NAP	NAP	NAP	NAP	NAP
12	JPMCB	SunTrust Bank Portfolio III	Yes	Hard	No	No	NAP	NAP	NAP	NAP	NAP	NAP
12.01	JPMCB	100 Northwest 12th Avenue
12.02	JPMCB	7405 Seminole Boulevard
12.03	JPMCB	2755 Cumberland Parkway
12.04	JPMCB	3191 University Boulevard
12.05	JPMCB	2231 Indian River Boulevard
12.06	JPMCB	2171 Pleasant Hill Road
12.07	JPMCB	9701 York Road
12.08	JPMCB	1184 Barrett Parkway
12.09	JPMCB	1100 South Tamiami Trail
12.10	JPMCB	3557 Plank Road
12.11	JPMCB	6001 Fort Avenue
12.12	JPMCB	511 West 23rd Street
12.13	JPMCB	815 South Parrott Avenue
12.14	JPMCB	320 South Battlefield Boulevard
12.15	JPMCB	5641 Fairburn Road
12.16	JPMCB	202 South Salem Street
12.17	JPMCB	107 Bushnell Plaza
12.18	JPMCB	4310 Nolensville Road
12.19	JPMCB	203 West Butler Avenue
12.20	JPMCB	308 West Alexander Street
12.21	JPMCB	4400 Bayou Boulevard
12.22	JPMCB	701 East Cone Boulevard
12.23	JPMCB	3005 Lakeland Highlands Road
12.24	JPMCB	4323 Ringgold Road
12.25	JPMCB	7840 Holcomb Bridge Road
12.26	JPMCB	3290 US Highway 441/27
12.27	JPMCB	101 Browns Ferry Road
12.28	JPMCB	2397 Hendersonville Road
12.29	JPMCB	1601 South Elm-Eugene Street
12.30	JPMCB	2070 Statesville Boulevard
13	JPMCB	Ace Hardware Headquarters	Yes	CMA	No	No	NAP	NAP	NAP	NAP	NAP	NAP
14	JPMCB	Peoria Crossing	Yes	Springing	No	No	NAP	NAP	NAP	NAP	NAP	NAP
15	LCF	Courtyard San Antonio Riverwalk	Yes	CMA	No	Yes	4,350,000	Mezzanine Loan	27,350,000	1.26	73.5%	9.7%
16	JPMCB	21 SAC	Yes	Soft	No	No	NAP	NAP	NAP	NAP	NAP	NAP
16.01	JPMCB	Belmont
16.02	JPMCB	Fremont
16.03	JPMCB	Northwest
16.04	JPMCB	Downtown
16.05	JPMCB	Inkster
16.06	JPMCB	Austin Highway
16.07	JPMCB	E T
16.08	JPMCB	Hendersonville
16.09	JPMCB	51st and Glendale
17	JPMCB	Southlake Corners	Yes	Springing	No	No	NAP	NAP	NAP	NAP	NAP	NAP
18	JPMCB	2200 West Loop	Yes	Hard	Yes	No	NAP	Permitted Mezzanine Loan	NAP	NAP	NAP	NAP
19	JPMCB	Heritage Commons IV	Yes	Hard	No	Yes	4,000,000	Mezzanine Loan	24,357,916	1.08	76.4%	10.1%
20	JPMCB	785 Market Street	Yes	Hard	No	No	NAP	NAP	NAP	NAP	NAP	NAP
21	JPMCB	Berry Plastics Expansion	Yes	Springing	No	No	NAP	NAP	NAP	NAP	NAP	NAP
22	JPMCB	Town Square Plaza	Yes	Springing	No	No	NAP	NAP	NAP	NAP	NAP	NAP
23	LCF	Walgreens/CVS Portfolio Pool I	Yes	CMA	No	Yes	6,097,000	Mezzanine Loan	22,854,000	1.29	75.0%	8.2%
23.01	LCF	CVS Virginia Beach
23.02	LCF	Walgreens Houston
23.03	LCF	CVS Raymore
23.04	LCF	CVS Kyle
23.05	LCF	CVS Thomasville

A-1-23

ANNEX A-1

									Total Debt	Total Debt		Total Debt
			Lockbox	Lockbox	Additional Debt	Additional Debt	Additional Debt	Additional Debt	Current	UW NCF	Total Debt	UW NOI
Loan #	Seller(1)	Property Name	(Y/N)	Type(26)	Permitted (Y/N)(27)	Exist (Y/N)(27)	Amount ($)	Type	Balance ($)	DSCR	Current LTV %	Debt Yield %
24	JPMCB	Centerplace of Greeley	Yes	CMA	No	No	NAP	NAP	NAP	NAP	NAP	NAP
25	JPMCB	Hilton Suites Anaheim	Yes	Hard	Yes	No	NAP	Permitted Mezzanine Loan	NAP	NAP	NAP	NAP
26	JPMCB	One Jackson Place	Yes	Springing	No	No	NAP	NAP	NAP	NAP	NAP	NAP
27	JPMCB	Greenwich Center	Yes	Springing	No	No	NAP	NAP	NAP	NAP	NAP	NAP
28	JPMCB	One Park Ten Plaza	Yes	Hard	Yes	No	NAP	Permitted Mezzanine Loan	NAP	NAP	NAP	NAP
29	JPMCB	21c Museum Hotel	Yes	CMA	No	No	NAP	NAP	NAP	NAP	NAP	NAP
30	JPMCB	Crosstown Plaza	Yes	CMA	No	No	NAP	NAP	NAP	NAP	NAP	NAP
31	LCF	Walgreens/CVS Portfolio Pool III	Yes	CMA	No	Yes	4,743,000	Mezzanine Loan	17,778,000	1.28	75.0%	8.2%
31.01	LCF	Walgreens St George
31.02	LCF	CVS Lees Summit
31.03	LCF	Walgreens Nampa
31.04	LCF	Walgreens McPherson
32	JPMCB	Summit Point	Yes	Hard	No	No	NAP	NAP	NAP	NAP	NAP	NAP
33	JPMCB	IPCC National Retail Portfolio A	Yes	CMA	No	Yes	6,505,000	Mezzanine Loan	18,645,000	1.06	74.6%	8.5%
33.01	JPMCB	RBC Bank
33.02	JPMCB	Walgreens
33.03	JPMCB	Wells Fargo
33.04	JPMCB	Macaroni Grill
33.05	JPMCB	Kirkland’s
33.06	JPMCB	Advance Auto Parts
33.07	JPMCB	Zaxby’s
33.08	JPMCB	Verizon
33.09	JPMCB	Dollar General
34	LCF	Shadow Creek Business Center	Yes	CMA	No	No	NAP	NAP	NAP	NAP	NAP	NAP
35	JPMCB	1900 Charles Bryan	Yes	CMA	No	No	NAP	NAP	NAP	NAP	NAP	NAP
36	JPMCB	Home Depot Plaza	Yes	Springing	No	No	NAP	NAP	NAP	NAP	NAP	NAP
37	LCF	Ukiah Crossroads	Yes	CMA	No	No	NAP	NAP	NAP	NAP	NAP	NAP
38	JPMCB	IPCC National Retail Portfolio B	Yes	CMA	No	Yes	5,400,000	Mezzanine Loan	15,660,000	1.10	75.5%	8.8%
38.01	JPMCB	SunTrust
38.02	JPMCB	AT&T
38.03	JPMCB	Family Dollar - Tampa
38.04	JPMCB	Arby’s
38.05	JPMCB	Sonic
38.06	JPMCB	Family Dollar - Lake City
38.07	JPMCB	Dollar General - Elberta
38.08	JPMCB	Carl’s Jr.
38.09	JPMCB	Dollar General - Oklahoma City
39	JPMCB	Woodland West Marketplace	Yes	Hard	No	Yes	1,300,000	Mezzanine Loan	11,490,701	1.15	82.1%	10.3%
40	LCF	Walgreens/CVS Portfolio Pool II	Yes	CMA	No	Yes	3,419,000	Mezzanine Loan	12,814,000	1.31	75.0%	8.3%
40.01	LCF	CVS Newport News
40.02	LCF	CVS McAllen
40.03	LCF	Walgreens Dunkirk
41	JPMCB	Urban Outfitters Walnut Creek	Yes	Hard	No	No	NAP	NAP	NAP	NAP	NAP	NAP
42	LCF	317 6th Avenue	Yes	CMA	No	No	NAP	NAP	NAP	NAP	NAP	NAP
43	LCF	Mission Valley Plaza	Yes	Springing	No	No	NAP	NAP	NAP	NAP	NAP	NAP
44	JPMCB	Turfway Commons	Yes	Springing	No	No	NAP	NAP	NAP	NAP	NAP	NAP
45	LCF	Country Club Corners	Yes	Springing	No	No	NAP	NAP	NAP	NAP	NAP	NAP
46	JPMCB	Courtyard Burlington Taft Corners	Yes	Hard	No	No	NAP	NAP	NAP	NAP	NAP	NAP
47	LCF	Palm Ridge MHC	Yes	Springing	No	No	NAP	NAP	NAP	NAP	NAP	NAP
48	LCF	Huntington Club Apartments	Yes	Soft	No	No	NAP	NAP	NAP	NAP	NAP	NAP
49	JPMCB	Extra Space Storage	Yes	Springing	No	No	NAP	NAP	NAP	NAP	NAP	NAP

A-1-24

ANNEX A-1

			HOTEL OPERATING STATISTICS

			2009	2009	2009	2010	2010	2010	2011	2011	2011	Most Recent	Most Recent	Most Recent	UW	UW	UW
Loan #	Seller(1)	Property Name	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Loan #
1	JPMCB	200 Public Square																1
2	JPMCB	Arbor Place Mall																2
3	JPMCB	Northwoods Mall																3
4	JPMCB	8080 & 9400 North Central Expressway																4
4.01	JPMCB	8080 North Central Expressway																4.01
4.02	JPMCB	9400 North Central Expressway																4.02
5	LCF	Innisfree Hotel Portfolio	65.9%	143.41	94.50	64.7%	130.47	84.41	71.8%	142.45	102.25				71.8%	142.45	102.25	5
5.01	LCF	Hampton Inn - Pensacola Beach	68.7%	140.85	96.70	67.2%	129.69	87.19	76.0%	135.34	102.85				76.0%	135.34	102.85	5.01
5.02	LCF	Hilton Garden Inn - Orange Beach	62.6%	144.74	90.65	63.2%	131.04	82.88	66.2%	146.22	96.78				66.2%	146.22	96.78	5.02
5.03	LCF	Holiday Inn Express - Orange Beach	65.4%	146.05	95.58	62.5%	131.08	81.94	71.8%	149.88	107.64				71.8%	149.88	107.64	5.03
6	JPMCB	The Summit Las Colinas																6
7	JPMCB	GTECH Center																7
8	JPMCB	Interventure Industrial Portfolio																8
8.01	JPMCB	Fountain Parkway																8.01
8.02	JPMCB	Westwood Drive																8.02
8.03	JPMCB	Morgan Court																8.03
8.04	JPMCB	Commerce Drive																8.04
9	JPMCB	Oak Ridge Office Portfolio																9
9.01	JPMCB	Oak Ridge Technical Centers																9.01
9.02	JPMCB	Oak Ridge Corporate Center I																9.02
10	JPMCB	Continental Executive Parke																10
11	JPMCB	Commons at Temecula																11
12	JPMCB	SunTrust Bank Portfolio III																12
12.01	JPMCB	100 Northwest 12th Avenue																12.01
12.02	JPMCB	7405 Seminole Boulevard																12.02
12.03	JPMCB	2755 Cumberland Parkway																12.03
12.04	JPMCB	3191 University Boulevard																12.04
12.05	JPMCB	2231 Indian River Boulevard																12.05
12.06	JPMCB	2171 Pleasant Hill Road																12.06
12.07	JPMCB	9701 York Road																12.07
12.08	JPMCB	1184 Barrett Parkway																12.08
12.09	JPMCB	1100 South Tamiami Trail																12.09
12.10	JPMCB	3557 Plank Road																12.10
12.11	JPMCB	6001 Fort Avenue																12.11
12.12	JPMCB	511 West 23rd Street																12.12
12.13	JPMCB	815 South Parrott Avenue																12.13
12.14	JPMCB	320 South Battlefield Boulevard																12.14
12.15	JPMCB	5641 Fairburn Road																12.15
12.16	JPMCB	202 South Salem Street																12.16
12.17	JPMCB	107 Bushnell Plaza																12.17
12.18	JPMCB	4310 Nolensville Road																12.18
12.19	JPMCB	203 West Butler Avenue																12.19
12.20	JPMCB	308 West Alexander Street																12.20
12.21	JPMCB	4400 Bayou Boulevard																12.21
12.22	JPMCB	701 East Cone Boulevard																12.22
12.23	JPMCB	3005 Lakeland Highlands Road																12.23
12.24	JPMCB	4323 Ringgold Road																12.24
12.25	JPMCB	7840 Holcomb Bridge Road																12.25
12.26	JPMCB	3290 US Highway 441/27																12.26
12.27	JPMCB	101 Browns Ferry Road																12.27
12.28	JPMCB	2397 Hendersonville Road																12.28
12.29	JPMCB	1601 South Elm-Eugene Street																12.29
12.30	JPMCB	2070 Statesville Boulevard																12.30
13	JPMCB	Ace Hardware Headquarters																13
14	JPMCB	Peoria Crossing																14
15	LCF	Courtyard San Antonio Riverwalk				72.5%	127.31	92.28	74.7%	128.12	95.67				74.7%	128.12	95.67	15
16	JPMCB	21 SAC																16
16.01	JPMCB	Belmont																16.01
16.02	JPMCB	Fremont																16.02
16.03	JPMCB	Northwest																16.03
16.04	JPMCB	Downtown																16.04
16.05	JPMCB	Inkster																16.05
16.06	JPMCB	Austin Highway																16.06
16.07	JPMCB	E T																16.07
16.08	JPMCB	Hendersonville																16.08
16.09	JPMCB	51st and Glendale																16.09
17	JPMCB	Southlake Corners																17
18	JPMCB	2200 West Loop																18
19	JPMCB	Heritage Commons IV																19
20	JPMCB	785 Market Street																20
21	JPMCB	Berry Plastics Expansion																21
22	JPMCB	Town Square Plaza																22
23	LCF	Walgreens/CVS Portfolio Pool I																23
23.01	LCF	CVS Virginia Beach																23.01
23.02	LCF	Walgreens Houston																23.02
23.03	LCF	CVS Raymore																23.03
23.04	LCF	CVS Kyle																23.04
23.05	LCF	CVS Thomasville																23.05

A-1-25

ANNEX A-1

			HOTEL OPERATING STATISTICS

			2009	2009	2009	2010	2010	2010	2011	2011	2011	Most Recent	Most Recent	Most Recent	UW	UW	UW
Loan #	Seller(1)	Property Name	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Loan #
24	JPMCB	Centerplace of Greeley																24
25	JPMCB	Hilton Suites Anaheim	73.9%	106.69	78.83	74.6%	105.97	79.05				78.9%	111.94	88.35	78.9%	111.94	88.35	25
26	JPMCB	One Jackson Place																26
27	JPMCB	Greenwich Center																27
28	JPMCB	One Park Ten Plaza																28
29	JPMCB	21c Museum Hotel	69.3%	180.12	124.85	72.2%	205.16	148.06	75.2%	213.61	160.57				75.0%	213.61	160.21	29
30	JPMCB	Crosstown Plaza																30
31	LCF	Walgreens/CVS Portfolio Pool III																31
31.01	LCF	Walgreens St George																31.01
31.02	LCF	CVS Lees Summit																31.02
31.03	LCF	Walgreens Nampa																31.03
31.04	LCF	Walgreens McPherson																31.04
32	JPMCB	Summit Point																32
33	JPMCB	IPCC National Retail Portfolio A																33
33.01	JPMCB	RBC Bank																33.01
33.02	JPMCB	Walgreens																33.02
33.03	JPMCB	Wells Fargo																33.03
33.04	JPMCB	Macaroni Grill																33.04
33.05	JPMCB	Kirkland’s																33.05
33.06	JPMCB	Advance Auto Parts																33.06
33.07	JPMCB	Zaxby’s																33.07
33.08	JPMCB	Verizon																33.08
33.09	JPMCB	Dollar General																33.09
34	LCF	Shadow Creek Business Center																34
35	JPMCB	1900 Charles Bryan																35
36	JPMCB	Home Depot Plaza																36
37	LCF	Ukiah Crossroads																37
38	JPMCB	IPCC National Retail Portfolio B																38
38.01	JPMCB	SunTrust																38.01
38.02	JPMCB	AT&T																38.02
38.03	JPMCB	Family Dollar - Tampa																38.03
38.04	JPMCB	Arby’s																38.04
38.05	JPMCB	Sonic																38.05
38.06	JPMCB	Family Dollar - Lake City																38.06
38.07	JPMCB	Dollar General - Elberta																38.07
38.08	JPMCB	Carl’s Jr.																38.08
38.09	JPMCB	Dollar General - Oklahoma City																38.09
39	JPMCB	Woodland West Marketplace																39
40	LCF	Walgreens/CVS Portfolio Pool II																40
40.01	LCF	CVS Newport News																40.01
40.02	LCF	CVS McAllen																40.02
40.03	LCF	Walgreens Dunkirk																40.03
41	JPMCB	Urban Outfitters Walnut Creek																41
42	LCF	317 6th Avenue																42
43	LCF	Mission Valley Plaza																43
44	JPMCB	Turfway Commons																44
45	LCF	Country Club Corners																45
46	JPMCB	Courtyard Burlington Taft Corners				64.4%	107.16	69.00	66.2%	114.05	75.45	68.5%	114.48	78.45	65.0%	114.00	74.10	46
47	LCF	Palm Ridge MHC																47
48	LCF	Huntington Club Apartments																48
49	JPMCB	Extra Space Storage																49

A-1-26

Footnotes to Annex A-1

(1)	“JPMCB” denotes JPMorgan Chase Bank, National Association, as Mortgage Loan Seller; “LCF” denotes Ladder Capital Finance LLC, as Mortgage Loan Seller.

(2)	In certain cases, the Street Address was shortened for spacing purposes.

With respect to Loan No. 10, Continental Executive Parke, the full address is 300 & 340 North Milwaukee Avenue, 400 North Lakeview Parkway and 560 East Bunker Court.

(3)	Certain of the mortgage loans include parcels ground leased to tenants in the calculation of the total square footage and the occupancy of the mortgaged property.

(4)
With respect to all mortgage loans with exception of Loan No. 46, Courtyard Burlington Taft Corners, the Current LTV % and the Maturity LTV % are based on the “as-is” appraisal value even though for certain mortgage loans the appraiser provided “as-stabilized” values based on certain criteria being met.

With respect to Loan No. 46, Courtyard Burlington Taft Corners, the appraiser provided an “as-completed” value of $11,000,000 as of January 1, 2013 reflecting the prospective market value of the property upon the completion of a property improvement plan required by the franchisor in the total amount of $1,890,000. The Courtyard Burlington Taft Corners loan has a reserve established under the related mortgage loan documents to complete the plan in the amount of $1,890,000. Calculated on the basis of the “as-is” appraisal value of $8,000,000 as of January 1, 2012, the Current LTV % is 82.5% and the Maturity LTV % is 74.6%.

(5)
With respect to Loan No. 1, 200 Public Square, the Current LTV % of 71.1% and the Maturity LTV % of 61.3% are based on the “Alternate Valuation Scenario – Escrowed Concessions – As Is” as of February 15, 2012. This valuation methodology incorporates certain reserves that were escrowed under the related mortgage loan documents. Based on the “as-is” value of the property as of February 15, 2012 of $172,000,000, the Current LTV % is 73.8% and the Maturity LTV % is 63.6%.

(6)
For mortgage loans secured by multiple mortgaged properties, each mortgage loan’s Original Balance ($), Current Balance ($), and Maturity/ARD Balance ($) is allocated to the respective mortgaged property based on the mortgage loan’s documentation, or if no such allocation is provided in the mortgage loan documentation, the mortgage loan seller’s determination of the appropriate allocation.

(7)	Each number identifies a group of related borrowers.

(8)
For each mortgage loan, the excess of the related Interest Rate % over the related Servicing Fee Rate, the Certificate Administrator Fee Rate, the Trustee Fee Rate, and the Senior Trust Advisor Fee Rate (together, the “Admin. Fee %”).

(9)
For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.

(10)	Annual Debt Service ($) is calculated by multiplying the Monthly Debt Service ($) by 12.

(11)
With respect to Loan Nos. 2, Arbor Place, and 28, One Park Ten Plaza, the First Payment Date for the loans is according to the mortgage loan documents is June 1, 2012. On the Closing Date, JPMCB will deposit funds sufficient to pay the interest associated with the interest due for the May 2012 payment for these loans. Consequently, in the Annex A-1, the mortgage loans have been represented as having a First Payment Date of May 1, 2012. Additionally, the Rem. Term, I/O Period, and Prepayment Provision (Payments) for these mortgage loans have been adjusted to reflect the additional payment of interest that the trust will receive on behalf of these mortgage loans.

(12)
With respect to Loan No. 7, GTECH Center, the mortgage loan has an ARD feature with an anticipated repayment date of 4/1/2022, with an increase in the interest rate to 3.000% per annum plus the greater of (i) 5.094% per annum, and (ii) the then current 10-year swap yield plus 5.000% per annum, until the final maturity date of 4/1/2042. In no event shall the increased interest rate exceed the initial interest rate plus 5.000% per annum.

With respect to Loan No. 12, SunTrust Bank Portfolio III, the mortgage loan has an ARD feature with an anticipated repayment date of 7/1/2021, with an increase in the interest rate to 3.000% per annum plus the greater of (i) 5.420% per annum, and (ii) the then current 10-year swap yield plus 2.185% per annum, until the final maturity date of 7/1/2031. In no event shall the increased interest rate exceed the initial interest rate plus 5.000% per annum.

With respect to Loan No. 13, Ace Hardware Headquarters, the mortgage loan has an ARD feature with an anticipated repayment date of 4/1/2017, with an increase in the interest rate to 3.000% per annum plus the greater of (i) 5.588% per annum, and (ii) the then current 10-year swap yield plus 5.000% per annum, until the final maturity date of 10/1/2024. In no event shall the increased interest rate exceed the initial interest rate plus 5.000% per annum.

With respect to Loan No. 16, 21 SAC, the mortgage loan has an ARD feature with an anticipated repayment date of 4/1/2022, with an increase in the interest rate to 3.000% per annum plus the greater of (i) 5.800% per annum, and (ii) the then current 10-year swap yield plus 3.900% per annum, until the final maturity date of 4/1/2032. In no event shall the increased interest rate exceed the initial interest rate plus 5.000% per annum.

With respect to Loan No. 19, Heritage Commons IV, the mortgage loan has an ARD feature with an anticipated repayment date of 11/1/2016, with an increase in the interest rate to 3.000% per annum plus the greater of (i) 6.018% per annum and (ii) the then current 5-year swap yield plus 4.600% per annum, until the final maturity date of 9/1/2018. In no event shall the increased interest rate exceed the initial interest rate plus 5.000% per annum.

With respect to Loan No. 21, Berry Plastics Expansion, the mortgage loan has an ARD feature with an anticipated repayment date of 3/1/2022, with an increase in the interest rate to 3.000% per annum plus the greater of (i) 5.813% per annum, and (ii) the then current 10-year swap yield plus 5.000% per annum, until the final maturity date of 12/1/2032. In no event shall the increased interest rate exceed the initial interest rate plus 5.000% per annum.

With respect to Loan No. 23, Walgreens/CVS Portfolio Pool I, the mortgage loan has an ARD feature with an anticipated repayment date of 4/6/2022, with an increase in the interest rate to a Revised Rate of 6.900% per annum until the final maturity date of 4/6/2037.

With respect to Loan No. 31, Walgreens/CVS Portfolio Pool III, the mortgage loan has an ARD feature with an anticipated repayment date of 4/6/2022, with an increase in the interest rate to a Revised Rate of 6.900% per annum until the final maturity date of 4/6/2037.

With respect to Loan No. 33, IPCC National Retail Portfolio A, the mortgage loan has an ARD feature with an anticipated repayment date of 4/1/2022, with an increase in the interest rate to 3.000% per annum plus the greater of (i) 5.150% per annum, and (ii) the then current 10-year swap yield plus 5.000% per annum, until the final maturity date of 4/1/2032. In no event shall the increased interest rate exceed the initial interest rate plus 5.000% per annum.

A-1-27

With respect to Loan No. 36, Home Depot Plaza, the mortgage loan has an ARD feature with an anticipated repayment date of 4/1/2022, with an increase in the interest rate to 3.000% per annum plus the greater of (i) 4.818% per annum, and (ii) the then current 10-year swap yield plus 5.000% per annum, until the final maturity date of 12/1/2026. In no event shall the increased interest rate exceed the initial interest rate plus 5.000% per annum.

With respect to Loan No. 38, IPCC National Retail Portfolio B, the mortgage loan has an ARD feature with an anticipated repayment date of 4/1/2022, with an increase in the interest rate to 3.000% per annum plus the greater of (i) 5.150% per annum, and (ii) the then current 10-year swap yield plus 5.000% per annum, until the final maturity date of 4/1/2032. In no event shall the increased interest rate exceed the initial interest rate plus 5.000% per annum.

With respect to Loan No. 40, Walgreens/CVS Portfolio Pool II, the mortgage loan has an ARD feature with an anticipated repayment date of 4/6/2022, with an increase in the interest rate to a Revised Interest Rate of 6.900% per annum until the final maturity date of 4/6/2037.

With respect to Loan No. 41, Urban Outfitters Walnut Creek, the mortgage loan has an ARD feature with an anticipated repayment date of 4/1/2022, with an increase in the interest rate to 3.000% per annum plus the greater of (i) 5.491% per annum, and (ii) the then current 10-year swap yield plus 5.000% per annum, until the final maturity date of 1/1/2027. In no event shall the increased interest rate exceed the initial interest rate plus 5.000% per annum.

(13)	The “L” component of the prepayment provision represents lockout payments.
The “Def” component of the prepayment provision represents defeasance payments.

The “Grtr1%orYM” component of the prepayment provision represents yield maintenance payments in which a borrower is required to pay the greater of (i) 1% of the related mortgage loan’s outstanding balance and (ii) a yield maintenance premium as calculated based on the related mortgage loan’s loan documents.

(14)
With respect to Loan No. 5, Innisfree Hotel Portfolio, the mortgage loan allows for the sale of individual properties, a severance of the debt and the assumption by the transferee of such portion of the mortgage loan as is allocable to the individual property acquired by that transferee, provided that, among other conditions, the transferor prepays an amount equal to 25% of the allocated loan amount for the individual property to be transferred, together with a yield maintenance charge. Such sale, partial assumption and partial prepayment could occur notwithstanding the existence of an otherwise applicable lockout period. The partial prepayment will be applied as described under “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Severance of Cross-Collateralization” in this free writing prospectus.

With respect to Loan No. 12, SunTrust Bank Portfolio III, the mortgage loan allows for partial releases of individual mortgaged properties during a lockout period or during such time as a yield maintenance charge would otherwise be payable that could result in a cumulative prepayment of up to 10% of the initial principal balance of the related mortgage loans without payment of a yield maintenance charge or prepayment premium. The mortgage loan also allow for voluntary prepayments in the event of certain tenant lease rollover events and tenant sale events and the failure to meet certain debt service coverage ratio thresholds with payment of the applicable yield maintenance charge or prepayment premium.  See “Risk Factors—Risks Relating to Prepayments and Repurchases” in the free writing prospectus.

With respect to Loan No. 38, IPCC National Retail Portfolio B, there is one mortgaged property, 38.05 - Sonic, which may be acquired by the sole tenant, Sonic, if such Sonic exercises its option to purchase such mortgaged property for $3,196,243, representing approximately 115% of the gross purchase price paid by the related borrower for the related mortgaged property, which right expires on September 14, 2012. The exercise of such purchase option by Sonic may result in a partial prepayment during a period when voluntary prepayments are otherwise prohibited.

(15)
With respect to loan No. 32, Summit Point, the loan is underwritten including a tenant that vacated its space and is not paying rent, Cheers Family Sports Grill, which resulted in a stated debt service coverage ratio of 1.32x. The debt service coverage ratio excluding the related rental income is 1.26x. The mortgage loan was structured with an upfront reserve of $550,000, which represents the allocated loan amount attributable to the vacant tenant, and will be released upon sufficient lease-up of the mortgaged property such that the net cash flow, including incremental rental revenue from a replacement tenant (or tenants), results in a UW NCF DSCR in excess of 1.30x.

(16)	With respect to all hotel properties, the UW NOI ($) is shown after taking a deduction for an FF&E reserve, and as such, the UW NOI ($) and UW NCF ($) for these properties is the same.

With respect to certain single tenant properties, historical net operating income figures were not made available by the borrower to the lender. The actual net operating income for the respective single tenant properties are equal to the base rent due under the lease less, in some cases, the sum of (i) a management fee and (ii) certain non reimbursable expenses.

(17)
The UW NOI DSCR and UW NCF DSCR for all partial interest-only mortgage loans were calculated based on the first principal and interest payment made after the Note Date during the term of the mortgage loan.

(18)	Represents the amount deposited by the borrower at origination. All or a portion of this amount may have been released pursuant to the terms of the related loan documents.

(19)	Represents the monthly amounts required to be deposited by the borrower.

With respect to Loan No. 15, Courtyard San Antonio Riverwalk, the Monthly Capex Reserve ($)  is equal to 4% of monthly gross revenues from operations until September 2012, at which point the Monthly Capex Reserve ($) becomes 5% of monthly gross revenues.

(20)
With respect to Loan No. 15, Courtyard San Antonio Riverwalk, the Monthly Other Reserve ($)  is equal to the difference between Seasonality Reserve Initial Deposit and Seasonality Reserve Current Balance, Parking Rent Funds for following month.

(21)	Represents a cap on the amount required to be deposited by the borrower pursuant to the related mortgage loan documents.

(22)
In certain cases, the data for tenants occupying multiple spaces include square footage only from the primary spaces sharing the same expiration date, and may not include smaller spaces with different expiration dates.

(23)	In certain cases, mortgaged properties may have tenants that have executed leases that were included in the underwriting, but have not yet commenced paying rent and/or are not in occupancy.

For example, with respect to Loan No. 3, Asheville Mall, the fourth largest tenant by square footage, Ulta Salon, has an executed lease and is paying rent, and is expected to take occupancy no later than November 2011. The mortgage loan is structured with an upfront reserve of $653,820 for tenant improvements and obligations due under the lease.

A-1-28

With respect to Loan No. 1, 200 Public Square, the second largest tenant by net rentable area, has executed a lease to expand its space at the property by 8,697 square feet with a lease commencement date of 6/1/2012 for the expansion space. In addition, two tenants, the 23nd and 32nd largest by net rentable area who cumulatively represent 1.1% of the net rentable area, have executed leases with lease commencement dates of May 1, 2012. The mortgage loan is structured with an upfront reserve of $7,180,323 for free rent due to these tenants and other tenants that have executed leases and are currently in occupancy.

With respect to Loan No. 2, Arbor Place Mall, the fourth and fifth largest tenants by net rentable area, Forever 21 and H&M, respectively, which cumulatively represent 8.6% of the net rentable area, have executed leases and are not currently paying rent. Forever 21 and H&M are expected to take occupancy on July 1, 2012 and November 1, 2012, respectively. In addition, there are three other tenants that cumulatively represent 1.7% of the net rentable area that are underwritten as occupied and expected to take occupancy from May to August of 2012. The mortgage loan is structured with an upfront reserve of $2,342,396 for tenant improvements and leasing commissions due to tenants in occupancy and those with executed leases the tenants described above.

With respect to Loan No. 8, Interventure Industrial Portfolio, the fourth largest tenant by net rentable area, aNETorder, Inc., recently went dark at the Morgan Court property. The Occupancy % reported on Annex A-1 for the Interventure Industrial Portfolio and the Morgan Court property includes aNETorder, Inc. as being in occupancy. In connection with aNETorder, Inc. going dark at the property, an upfront reserve of $1,700,000 was taken at closing, of which the first $600,000 will be released through the mortgage loan’s cash management account and all remaining amounts will be disbursed to the borrower upon satisfaction of leasing subject to terms and conditions specified in the mortgage loan’s loan documents.

With respect to Loan No. 11, Commons at Temecula, the third and eighth largest tenants by net rentable area, Nordstrom Rack and Cost Plus World Market, respectively, have executed leases but are not currently occupying the related space and/or are not paying rent. Nordstrom, Inc. is not yet in occupancy of its space, however, it is expected to open its store in May 2012. The mortgage loan is structured with an upfront reserve of $205,250 to be released to the related borrower upon, among other requirements, delivery to the related lender of an estoppel from Nordstrom, Inc. confirming that its lease is in full force and effect, no default exists under its lease and it is in occupancy, conducting business in its space and paying full unabated rent. Cost Plus, Inc. is not paying rent due to a co-tenancy violation that is expected to be cured by the occupancy of Nordstrom, Inc. The mortgage loan is structured with an upfront reserve of $310,500 to be released to the related borrower upon, among other requirements, confirmation from the related borrower that the co-tenancy violation has been cured and delivery to the related lender of an estoppel from Cost Plus, Inc. confirming that its lease is in full force and effect, no default exists under its lease and it is in occupancy, conducting business in its space and paying full, unabated rent.

With respect to Loan No. 17, Southlake Corners, the second largest tenant by net rentable area, HomeGoods, has executed a lease but is not currently occupying the related space and is not currently paying rent. The mortgage loan is structured with an upfront reserve of $203,800, which is to be released to the related borrower upon, among other requirements, delivery to the related lender of an estoppel from HomeGoods confirming that its lease is in full force and effect, no default exists under its lease, all improvements required to be completed by the related borrower have been completed and it is in occupancy, conducting business in its space and paying full unabated rent.

With respect to Loan No. 42, 317 6th Avenue, the sixth largest tenant by net rentable area, University of Phoenix, has executed a lease but is not currently occupying the related space and is not currently paying rent.

(24)
The lease expirations shown are based on full lease terms, however, in some instances, the tenant may have the option to terminate its lease prior to the expiration date shown. In addition, in some instances, a tenant may have the right to assign its lease or sublease the leased premises and be released from its obligations under the subject lease.

With respect to Loan Nos. 23, Walgreens/CVS Portfolio I; 31, Walgreens/CVS Portfolio III;  and 40, Walgreens/CVS Portfolio II the lease expiration dates shown represent the first termination option the respective tenant has under its lease. The tenants may terminate on such date and any date after such date with twelve months notice.

(25)	In certain cases, the Principal / Carveout Guarantor name was shortened for spacing purposes.

With respect to Loan No. 1, 200 Public Square, the full principal/carveout guarantor name is HGGP Capital, LLC, HGGP Capital II, LLC, HGGP Capital III, LLC, HGGP Capital IV, LLC, HGGP Capital V, LLC, HGGP Capital VI, LLC, HGGP Capital VII, LLC, HGGP Capital VIII, LLC, and HGGP Capital-BD, LLC.

(26)	The classification of the lockbox types is described in the free writing prospectus. See “Description of the Mortgage Pool—Lockbox Accounts” for further details.

(27)	Refers to (a) debt secured by the mortgaged property and (b) mezzanine debt.

With respect to Loan No. 34, Shadow Creek Business Center, the related borrower may incur unsecured indebtedness to affiliates of borrower in an amount up to $250,000 in the aggregate, provided that such debt is subject to a subordination and standstill agreement.

With respect to Loan No. 42, 317  6th Avenue, two non-managing members in the related borrower currently hold preferred equity interests in the related borrower.  The holders of such preferred equity have executed a subordination and standstill agreement and have agreed, among other things, that:  (i) payments on such preferred equity will only be permitted to the extent that net cash flow is available after all other payments required pursuant to the loan documents have been made: and (ii) failure to make payments on the preferred equity would not result in a change of control with respect to the related borrower.

A-1-29

ANNEX A-2

CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

(THIS PAGE INTENTIONALLY LEFT BLANK)

										ANNEX A-2

Trust Cut-off Date Balances

						Weighted Averages

				Aggregate	% of		Stated			Cut-off
			Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
Trust			Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at Maturity/
Cut-off Date Balances			Loans	Balance	Balance	Rate	(Mos.)(1)(2)	DSCR(3)	DY(3)	Ratio(4)	ARD(4)
$3,143,466	-	$9,999,999	10	$66,417,626	5.9%	5.52635%	114	1.63x	11.4%	63.7%	55.7%
$10,000,000	-	$24,999,999	27	430,971,353	38.0	5.37854%	106	1.67x	11.3%	62.0%	55.7%
$25,000,000	-	$49,999,999	7	205,824,212	18.2	5.38002%	118	1.72x	12.1%	66.0%	57.7%
$50,000,000	-	$99,999,999	3	181,737,217	16.0	5.64010%	100	1.47x	11.2%	66.1%	57.4%
$100,000,000	-	$127,000,000	2	249,000,000	22.0	4.95670%	120	1.55x	11.1%	71.0%	59.9%
Total / Wtd. Avg:			49	$1,133,950,409	100.0%	5.33675%	111	1.62x	11.4%	65.5%	57.3%

Mortgage Rates

						Weighted Averages

				Aggregate	% of		Stated			Cut-off
			Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
			Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at Maturity/
Mortgage Rates			Loans	Balance	Balance	Rate	(Mos.)(1)(2)	DSCR(3)	DY(3)	Ratio(4)	ARD(4)
4.73900%	-	4.74999%	1	$25,665,000	2.3%	4.73900%	119	2.18x	11.7%	59.0%	59.0%
4.75000%	-	4.99999%	9	253,303,000	22.3	4.83748%	120	1.87x	11.5%	64.1%	59.2%
5.00000%	-	5.24999%	10	341,650,000	30.1	5.12153%	120	1.58x	11.2%	66.9%	56.7%
5.25000%	-	5.49999%	8	119,378,473	10.5	5.45031%	117	1.60x	11.4%	66.2%	57.2%
5.50000%	-	5.74999%	8	127,772,082	11.3	5.63228%	104	1.44x	10.9%	65.9%	55.0%
5.75000%	-	6.04100%	13	266,181,853	23.5	5.95297%	90	1.49x	11.7%	65.2%	57.1%
Total / Wtd. Avg:			49	$1,133,950,409	100.0%	5.33675%	111	1.62x	11.4%	65.5%	57.3%

Original Term to Maturity/ARD in Months(1)(2)

						Weighted Averages

				Aggregate	% of		Stated			Cut-off
			Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
Original Term to			Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at Maturity/
Maturity/ARD in Months			Loans	Balance	Balance	Rate	(Mos.)(1)(2)	DSCR(3)	DY(3)	Ratio(4)	ARD(4)
	60		8	$155,812,117	13.7%	5.89017%	57	1.40x	11.2%	64.6%	60.2%
	120		41	978,138,292	86.3	5.24860%	119	1.65x	11.4%	65.6%	56.8%
Total / Wtd. Avg:			49	$1,133,950,409	100.0%	5.33675%	111	1.62x	11.4%	65.5%	57.3%

Remaining Term to Maturity/ARD in Months(1)(2)

						Weighted Averages

				Aggregate	% of		Stated			Cut-off
			Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
Remaining Term to			Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at Maturity/
Maturity/ARD in Months			Loans	Balance	Balance	Rate	(Mos.)(1)(2)	DSCR(3)	DY(3)	Ratio(4)	ARD(4)
55	-	60	8	$155,812,117	13.7%	5.89017%	57	1.40x	11.2%	64.6%	60.2%
85	-	120	41	978,138,292	86.3	5.24860%	119	1.65x	11.4%	65.6%	56.8%
Total / Wtd. Avg:			49	$1,133,950,409	100.0%	5.33675%	111	1.62x	11.4%	65.5%	57.3%

A-2-1

Annex A-2
Original Amortization Term in Months

				Weighted Averages

		Aggregate	% of		Stated			Cut-off
	Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
Original Amortization	Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at Maturity/
Term in Months	Loans	Balance	Balance	Rate	(Mos.)(1)(2)	DSCR(3)	DY(3)	Ratio(4)	ARD(4)
Interest Only	11	$184,118,000	16.2%	4.92315%	118	2.19x	11.7%	56.5%	56.5%
270	1	17,471,275	1.5	5.81300%	119	1.63x	13.7%	58.2%	41.9%
300	6	82,533,458	7.3	5.76839%	99	1.36x	11.2%	67.5%	54.6%
360	31	849,827,677	74.9	5.37465%	110	1.52x	11.3%	67.4%	58.0%
Total / Wtd. Avg:	49	$1,133,950,409	100.0%	5.33675%	111	1.62x	11.4%	65.5%	57.3%

Remaining Amortization Term in Months

						Weighted Averages

				Aggregate	% of		Stated			Cut-off
			Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
Remaining Amortization			Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at Maturity/
Term in Months			Loans	Balance	Balance	Rate	(Mos.)(1)(2)	DSCR(3)	DY(3)	Ratio(4)	ARD(4)
Interest Only			11	$184,118,000	16.2%	4.92315%	118	2.19x	11.7%	56.5%	56.5%
269	-	300	7	100,004,732	8.8	5.77618%	102	1.40x	11.7%	65.9%	52.4%
301	-	360	31	849,827,677	74.9	5.37465%	110	1.52x	11.3%	67.4%	58.0%
Total / Wtd. Avg:			49	$1,133,950,409	100.0%	5.33675%	111	1.62x	11.4%	65.5%	57.3%

Amortization Types(2)

						Weighted Averages

				Aggregate	% of		Stated			Cut-off
			Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
			Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at Maturity/
Amortization Types			Loans	Balance	Balance	Rate	(Mos.)(1)(2)	DSCR(3)	DY(3)	Ratio(4)	ARD(4)

Balloon			27	$631,743,218	55.7%	5.52663%	108	1.47x	11.1%	68.3%	57.7%
IO-Balloon			3	167,600,000	14.8	4.91004%	120	1.53x	11.4%	68.9%	59.7%
Interest Only			6	109,181,000	9.6	4.82805%	120	2.12x	11.3%	58.4%	58.4%
ARD-Balloon			4	85,329,191	7.5	5.79380%	87	1.55x	12.2%	62.2%	53.4%
ARD-Interest Only			5	74,937,000	6.6	5.06172%	117	2.30x	12.3%	53.6%	53.6%
ARD-IO-Balloon			4	65,160,000	5.7	5.16358%	120	1.80x	12.4%	58.9%	54.2%
Total / Wtd. Avg:			49	$1,133,950,409	100.0%	5.33675%	111	1.62x	11.4%	65.5%	57.3%

Partial Interest Only Periods(2)

						Weighted Averages

				Aggregate	% of		Stated			Cut-off
			Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
Partial Interest			Mortgage	Date	Pool	Mortgage	Term	UW	NOI	LTV	at Maturity/
Only Periods			Loans	Balance	Balance	Rate	(Mos.)(1)(2)	DSCR(3)	DY(3)	Ratio(4)	ARD(4)
1	-	24	2	$147,600,000	13.0%	4.87834%	120	1.55x	11.6%	70.5%	60.8%
25	-	36	2	28,260,000	2.5	5.24542%	120	1.35x	9.7%	59.9%	53.3%
37	-	60	3	56,900,000	5.0	5.11605%	120	1.88x	12.9%	58.0%	53.6%
Total / Wtd. Avg:			7	$232,760,000	20.5%	4.98102%	120	1.61x	11.7%	66.1%	58.1%

Underwritten Net Cash Flow Debt Service Coverage Ratios

						Weighted Averages

Underwritten				Aggregate	% of		Stated			Cut-off
Net Cash Flow			Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
Debt Service			Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at Maturity/
Coverage Ratios			Loans	Balance	Balance	Rate	(Mos.)(1)(2)	DSCR(3)	DY(3)	Ratio(4)	ARD(4)
1.27x	-	1.40x	16	$283,330,131	25.0%	5.62342%	97	1.35x	10.8%	68.4%	59.3%
1.40x	-	1.55x	13	387,987,538	34.2	5.46342%	111	1.51x	11.0%	67.1%	56.5%
1.55x	-	1.70x	5	198,614,740	17.5	5.07338%	120	1.61x	12.1%	68.1%	57.5%
1.70x	-	2.00x	4	79,900,000	7.0	5.31293%	120	1.84x	12.8%	61.5%	55.2%
2.00x	-	2.30x	10	159,118,000	14.0	4.84509%	120	2.15x	11.3%	57.3%	57.3%
2.30x	-	2.46x	1	25,000,000	2.2	5.42000%	111	2.46x	14.4%	51.4%	51.4%
Total / Wtd. Avg:			49	$1,133,950,409	100.0%	5.33675%	111	1.62x	11.4%	65.5%	57.3%

A-2-2

  ANNEX A-2

Cut-off Date LTV Ratios

						Weighted Averages

				Aggregate	% of		Stated			Cut-off
			Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
Cut-off Date			Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at Maturity/
LTV Ratios			Loans	Balance	Balance	Rate	(Mos.)(1)(2)	DSCR(3)	DY(3)	Ratio(4)	ARD(4)
48.5%	-	49.9%	2	$22,400,000	2.0%	5.15000%	120	1.96x	13.2%	49.0%	45.3%
50.0%	-	54.9%	3	50,719,758	4.5	5.44883%	97	2.11x	12.7%	52.0%	51.0%
55.0%	-	59.9%	13	263,339,275	23.2	5.24292%	114	1.87x	11.3%	57.8%	54.0%
60.0%	-	64.9%	6	103,266,830	9.1	5.53549%	103	1.61x	11.9%	62.9%	55.7%
65.0%	-	69.9%	11	243,706,774	21.5	5.47275%	102	1.44x	11.2%	67.9%	58.5%
70.0%	-	74.6%	14	450,517,772	39.7	5.26915%	117	1.50x	11.3%	71.6%	60.2%
Total / Wtd. Avg:			49	$1,133,950,409	100.0%	5.33675%	111	1.62x	11.4%	65.5%	57.3%

LTV Ratio at Maturity/ARD(1)(4)

						Weighted Averages

				Aggregate	% of		Stated			Cut-off
			Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
Maturity Date/ARD			Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at Maturity/
LTV Ratios			Loans	Balance	Balance	Rate	(Mos.)(1)(2)	DSCR(3)	DY(3)	Ratio(4)	ARD(4)
41.9%	-	44.9%	2	$29,611,275	2.6%	5.54118%	119	1.76x	13.4%	54.2%	43.1%
45.0%	-	49.9%	3	39,011,139	3.4	5.65587%	96	1.60x	11.5%	55.9%	48.3%
50.0%	-	54.9%	12	221,453,073	19.5	5.57301%	110	1.66x	11.7%	59.5%	52.0%
55.0%	-	59.9%	22	525,631,267	46.4	5.17675%	117	1.69x	11.1%	65.8%	57.8%
60.0%	-	64.9%	8	297,060,095	26.2	5.35183%	105	1.48x	11.6%	71.2%	62.0%
65.0%	-	68.6%	2	21,183,559	1.9	5.75247%	58	1.39x	11.4%	73.1%	68.2%
Total / Wtd. Avg:			49	$1,133,950,409	100.0%	5.33675%	111	1.62x	11.4%	65.5%	57.3%

Type of Mortgaged Properties

						Weighted Averages

				Aggregate	% of				Cut-off
			Number of	Cut-off	Initial			UW	Date	LTV Ratio
			Mortgaged	Date	Pool		UW NCF	NOI	LTV	at Maturity/
Property Type			Properties	Balance	Balance	Occupancy	DSCR(3)	DY(3)	Ratio(4)	ARD(4)
Retail
Anchored			14	$377,021,164	33.2%	94.6%	1.68x	10.8%	66.1%	58.3%
Freestanding			58	82,338,500	7.3	100.0%	2.25x	12.6%	52.6%	51.8%
Unanchored			1	8,260,000	0.7	100.0%	1.31x	9.2%	65.0%	58.2%
Subtotal:			73	$467,619,664	41.2%	95.7%	1.78x	11.1%	63.7%	57.1%

Office
CBD			6	$224,700,000	19.8%	85.4%	1.57x	11.8%	68.6%	59.5%
Suburban			11	207,858,690	18.3	90.9%	1.45x	11.7%	67.5%	59.9%
Subtotal:			17	$432,558,690	38.1%	88.1%	1.51x	11.7%	68.1%	59.7%

Hotel
Limited Service			5	$82,600,000	7.3%	72.4%	1.57x	11.3%	59.9%	50.9%
Full Service			2	28,751,139	2.5	77.1%	1.47x	10.8%	58.2%	49.3%
Subtotal:			7	$111,351,139	9.8%	73.6%	1.55x	11.1%	59.4%	50.5%

Industrial
Flex			3	$33,664,046	3.0%	93.2%	1.46x	12.1%	65.0%	48.3%
Warehouse/Distribution			2	13,807,229	1.2	100.0%	1.27x	10.3%	72.3%	55.2%
Subtotal:			5	$47,471,274	4.2%	95.1%	1.40x	11.6%	67.1%	50.3%

Mixed Use
Office/Flex			1	$27,688,515	2.4%	93.6%	1.32x	10.3%	74.6%	62.4%
Office/Retail			1	7,000,000	0.6	87.9%	1.51x	11.5%	69.0%	57.8%
Subtotal:			2	$34,688,515	3.1%	92.4%	1.36x	10.5%	73.5%	61.5%

Self Storage			10	$26,143,466	2.3%	87.0%	1.73x	12.6%	69.5%	58.5%

Manufactured Housing			1	$5,775,000	0.5%	87.4%	1.41x	10.1%	70.4%	59.3%

Leased Fee			2	$4,248,500	0.4%	100.0%	1.97x	13.2%	49.1%	45.4%

Multifamily
Garden			1	$4,094,160	0.4%	92.7%	1.39x	11.4%	66.0%	50.2%
Subtotal:			1	$4,094,160	0.4%	92.7%	1.39x	11.4%	66.0%	50.2%
Total / Wtd. Avg:			118	$1,133,950,409	100.0%	90.2%	1.62x	11.4%	65.5%	57.3%

A-2-3

  ANNEX A-2

Mortgaged Properties by Location

				Weighted Averages

		Aggregate	% of				Cut-off
	Number of	Cut-off	Initial			UW	Date	LTV Ratio
	Mortgaged	Date	Pool		UW NCF	NOI	LTV	at Maturity/
Location	Properties	Balance	Balance	Occupancy	DSCR(3)	DY(3)	Ratio(4)	ARD(4)
Texas	19	$233,476,998	20.6%	88.6%	1.55x	11.5%	66.5%	59.7%
Ohio	7	159,830,000	14.1	84.0%	1.53x	11.5%	71.1%	60.0%
Georgia	9	141,279,772	12.5	95.5%	1.54x	10.6%	69.7%	58.5%
California	9	96,994,758	8.6	93.6%	1.65x	10.9%	61.4%	55.7%
South Carolina	2	73,590,652	6.5	96.3%	1.52x	11.0%	69.4%	57.3%
Florida	21	62,759,118	5.5	88.4%	1.72x	11.8%	59.0%	51.9%
Illinois	2	52,188,515	4.6	96.6%	1.38x	10.5%	66.0%	57.7%
Tennessee	7	42,025,832	3.7	91.8%	1.61x	12.6%	67.8%	58.5%
Rhode Island	1	34,500,000	3.0	92.3%	1.82x	12.7%	63.9%	59.0%
Alabama	4	32,595,000	2.9	70.1%	1.56x	11.2%	58.6%	49.9%
Arizona	2	25,231,000	2.2	91.9%	2.12x	11.6%	59.5%	59.0%
Colorado	2	22,665,448	2.0	89.9%	1.43x	10.8%	64.3%	53.8%
Kentucky	2	20,931,381	1.8	81.9%	1.63x	11.0%	61.6%	51.6%
Indiana	1	17,471,275	1.5	100.0%	1.63x	13.7%	58.2%	41.9%
Pennsylvania	1	16,815,000	1.5	98.9%	2.16x	11.2%	59.0%	59.0%
New Jersey	2	16,615,000	1.5	94.1%	2.04x	11.3%	56.7%	56.2%
Mississippi	1	14,900,000	1.3	79.8%	1.52x	12.7%	74.5%	62.2%
Connecticut	1	10,750,000	0.9	81.6%	2.14x	11.3%	53.5%	53.5%
Virginia	5	10,462,710	0.9	100.0%	2.31x	12.1%	54.1%	54.1%
Iowa	1	7,700,000	0.7	89.8%	1.40x	13.6%	70.0%	53.9%
Michigan	2	7,094,160	0.6	86.3%	1.54x	11.9%	67.8%	54.0%
Vermont	1	6,600,000	0.6	68.5%	1.50x	11.6%	60.0%	54.3%
Missouri	2	6,516,000	0.6	100.0%	2.24x	11.2%	55.0%	55.0%
North Carolina	7	5,546,484	0.5	100.0%	2.27x	12.8%	52.4%	51.7%
Utah	1	4,194,000	0.4	100.0%	2.23x	11.1%	55.0%	55.0%
Idaho	1	2,958,000	0.3	100.0%	2.23x	11.1%	55.0%	55.0%
Kansas	1	2,749,000	0.2	100.0%	2.23x	11.1%	55.0%	55.0%
New York	1	2,584,000	0.2	100.0%	2.28x	11.4%	55.0%	55.0%
Oklahoma	2	1,745,000	0.2	100.0%	1.96x	13.1%	48.8%	45.2%
Maryland	1	1,181,305	0.1	100.0%	2.46x	14.4%	51.4%	51.4%
Total / Wtd. Avg:	118	$1,133,950,409	100.0%	90.2%	1.62x	11.4%	65.5%	57.3%

Prepayment Protection(5)

				Weighted Averages

		Aggregate	% of		Stated			Cut-off
	Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
Prepayment	Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at Maturity/
Protection	Loans	Balance	Balance	Rate	(Mos.)(1)(2)	DSCR(3)	DY(3)	Ratio(4)	ARD(4)
Yield Maintenance	38	$827,229,868	73.0%	5.30750%	112	1.65x	11.3%	63.9%	56.1%
Defeasance	11	306,720,541	27.0	5.41566%	108	1.53x	11.7%	69.7%	60.3%
Total / Wtd. Avg:	49	$1,133,950,409	100.0%	5.33675%	111	1.62x	11.4%	65.5%	57.3%

Loan Purpose

				Weighted Averages

		Aggregate	% of		Stated			Cut-off
	Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
Loan	Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at Maturity/
Purpose	Loans	Balance	Balance	Rate	(Mos.)(1)(2)	DSCR(3)	DY(3)	Ratio(4)	ARD(4)
Refinance	30	$792,224,696	69.9%	5.26930%	116	1.62x	11.3%	65.8%	56.4%
Acquisition	19	341,725,713	30.1	5.49314%	100	1.63x	11.5%	64.8%	59.2%
Total / Wtd. Avg:	49	$1,133,950,409	100.0%	5.33675%	111	1.62x	11.4%	65.5%	57.3%

(1) In the case of the 13 mortgage loans with an anticipated repayment date, Stated Remaining Loan Term (Mos.) is as of the related anticipated repayment date.
(2) With respect to Loan Nos. 2 and 28, the first payment date for the loans is June 1, 2012. On the Closing Date, JPMCB will deposit funds sufficient to pay the interest associated with the interest due for the May 2012 payment for these loans. The tables presented herein reflect each loan’s contractual loan terms.

(3) With respected to Loan No. 32,  the UW DSCR and UW NOI was calculated including income from a tenant that vacated its space and is not paying rent. In connection with the tenant, a reserve of $550,000 was taken at closing, which represents the allocated loan amount attributable to such tenant.

(4) With respect to Loan No. 46, the LTV is based on an “as-completed” value.
(5) With respect to Loan No. 12, the loan allows for partial releases of individual mortgaged properties during a lockout period or during such time as a yield maintenance charge would otherwise be payable that could result in a cumulative prepayment of up to 10% of the initial principal balance of the related mortgage loan without payment of a yield maintenance charge or prepayment premium. The mortgage loan also allows for voluntary prepayments in the event of certain tenant lease rollover events and tenant sale events and the failure to meet certain debt service coverage ratio thresholds with payment of the applicable yield maintenance charge or prepayment premium.

A-2-4

ANNEX A-3

DESCRIPTION OF TOP TEN MORTGAGE LOANS AND ADDITIONAL MORTGAGE LOAN INFORMATION

Annex A-3	JPMCC 2012-C6

Mortgage Loan No. 1 - 200 Public Square

A-3-1

Annex A-3	JPMCC 2012-C6

Mortgage Loan No. 1 - 200 Public Square

A-3-2

Annex A-3	JPMCC 2012-C6

Mortgage Loan No. 1 - 200 Public Square

A-3-3

Annex A-3	JPMCC 2012-C6

Mortgage Loan No. 1 - 200 Public Square

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset/Portfolio:	Single Asset
Original Principal Balance:	$127,000,000	Title:	Fee
Cut-off Date Principal Balance:	$127,000,000	Property Type - Subtype:	Office - CBD
% of Pool by IPB:	11.2%	Net Rentable Area (SF):	1,265,289
Loan Purpose:	Refinance	Location:	Cleveland, OH
Borrower:	Cleveland Financial Associates, LLC	Year Built/Renovated:	1985 / N/A
		Occupancy(1):	81.9%
Sponsor(2):	Harbor Group International, LLC	Occupancy Date:	2/14/2012
Interest Rate:	4.82000%	Number of Tenants:	51
Note Date:	3/14/2012	2009 NOI:	$10,287,753
Maturity Date:	4/1/2022	2010 NOI:	$11,709,471
Interest-only Period:	24 months	2011 NOI(3):	$12,503,387
Original Term:	120 months	UW Economic Occupancy:	83.7%
Original Amortization:	360 months	UW Revenues:	$24,515,412
Amortization Type:	IO-Balloon	UW Expenses:	$9,559,426
Call Protection:	L(24),Def(92),O(4)	UW NOI(3):	$14,955,986
Lock Box:	Hard	UW NCF:	$12,663,009
Additional Debt:	N/A	Appraised Value(4):	$178,500,000
Additional Debt Balance:	N/A	Appraisal Date:	2/15/2012
Additional Debt Type:	N/A

Escrows and Reserves(5)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan/SF:	$100
Taxes:	$976,790	$255,356	N/A	Maturity Date Loan/SF:	$86
Insurance:	$0	Springing	N/A	Cut-off Date LTV(4):	71.1%
Replacement Reserves:	$21,100	$21,100	N/A	Maturity Date LTV(4):	61.3%
TI/LC:	$165,000	$165,000	$1,500,000	UW NCF DSCR:	1.58x
Other:	$12,666,747	Springing	N/A	UW NOI Debt Yield:	11.8%

(1) Occupancy is inclusive of two recently executed leases and a Benesch, Friedlander, Coplan & Aronoff LLP expansion totaling, in the aggregate, approximately 22,111 or 1.7% of the Net Rentable Area. The new tenants are expected to take occupancy of their respective spaces, and Benesch, Friedlander, Coplan & Aronoff LLP of its expansion space, by June 2012.
(2) The nonrecourse carve-out guarantors for the loan are HGGP Capital, LLC; HGGP Capital II, LLC; HGGP Capital III, LLC; HGGP Capital IV, LLC; HGGP Capital V, LLC; HGGP Capital VI, LLC;  HGGP Capital VII, LLC, HGGP Capital VIII, LLC and HGGP Capital-BD, LLC.
(3) The UW NOI is higher than the historical 2009-2011 NOI’s due to new leases at the property and the burn off of free rent. Full contractual rent was underwritten for all tenants, including those that had executed leases but were not yet in occupancy, and an escrow of approximately $7.2 million was taken at closing, which represents the remaining free rents on executed leases. On a monthly basis, during a free rent or rent abatement period, a portion of the free rent will be released from the loan’s cash management waterfall.
(4) Appraised Value of $178,500,000 represents the “Alternate Valuation Scenario – Escrowed Concessions – As-Is” value. The appraiser also provided a “Market Value As-Is” value of $172,000,000. Cut-Off Date LTV and Maturity Date LTV are based on the “Alternate Valuation Scenario – Escrowed Concessions – As-Is” value. The Cut-Off Date LTV and Maturity Date LTV based on the Market Value As-Is are 73.8% and 63.6%, respectively.
(5) For a full description of Escrows and Reserves, please refer to the “Escrows and Reserves” section herein.

The Loan. The 200 Public Square loan has a balance of $127.0 million and is secured by a first mortgage lien on an approximately 1.3 million square foot, Class A office tower located in downtown Cleveland, Ohio. Subsequent to an initial 24 month interest-only period, the ten year loan will amortize based on a 30-year schedule. The proceeds of the loan were used to refinance the previously existing debt of approximately $109.8 million, fund upfront reserves and holdbacks of $13.8 million, pay closing costs of $1.7 million and return $1.7 million of equity to the sponsor. The sponsor, Harbor Group International, LLC (“Harbor Group”), purchased the property in June 2005 for a price of approximately $141.3 million and reports a total cost basis of approximately $177.4 million. The previously existing debt on the property was securitized in WBCMT 2005-C20.

The Borrower. The borrowing entity for the loan is Cleveland Financial Associates, LLC, a Virginia limited liability company and special purpose entity.

The Sponsor. The sponsor is Harbor Group, a provider of global real estate investment opportunities to accredited individual and institutional investors. Controlling more than $3.5 billion in real estate investment properties, Harbor Group currently owns approximately 9.5 million square feet of commercial property and 20,000 multifamily units. Harbor Group employs approximately 830 employees to facilitate its acquisition, asset management and property management operations.

A-3-4

Annex A-3	JPMCC 2012-C6

Mortgage Loan No. 1 - 200 Public Square

The Property.  200 Public Square is a 1,265,289 square foot, 45-story, Class A office tower located on Public Square within downtown Cleveland, Ohio that was developed in 1985. Amenities include an eight-story atrium with landscaped interior gardens, various conference facilities, a fitness center, retail and dining options and an attached 757-car parking garage. The property, the third tallest building in Cleveland, is located in the middle of Cleveland’s central business district, near the RTA Rapid Transit Terminal that provides access to Hopkins International Airport and the Cleveland suburbs. Cleveland’s primary bus lines stop at the property and the main downtown streets leading to Public Square provide access to all major freeways including Interstate 77, Interstate 71 and Interstate 90. The property was developed in 1985 as the headquarters of Standard Oil of Ohio, which subsequently was acquired by British Petroleum America (“BP America”) and the property was re-named in 1987 as the BP Tower. BP America vacated the property in 2000 when it left the Cleveland market. As of February 14, 2012, 200 Public Square was 81.9% occupied by 51 tenants. Since January 2011 approximately 160,154 square feet of space has been leased with several tenants currently in free rent periods and various tenants owed tenant improvements and leasing commissions by the borrower. The loan is structured with upfront reserves of $7,180,323 for free rent and $5,383,924 for outstanding tenant improvements and leasing commissions. According to the sponsor, there are no currently contemplated capital improvement plans.

The three largest tenants at the property are Cliffs Natural Resources (“Cliffs”), Benesch, Friedlander, Coplan & Aronoff LLP (“Benesch”) and Huntington National Bank. The leases with respect to Cliffs and Benesch both expire within the loan term with lease expiration dates of December 2021 and July 2019, respectively. For a full description of loan structure related to these tenants’ lease expiration dates, refer to the “Escrows and Reserves” section herein. Cliffs has the right to terminate its lease or contract its space on any day after November 1, 2017 with 12 months notice and payment of the landlord’s unamortized costs. Cliffs has two, five-year lease extension options at fair market value with a nine month notice period. Cliffs is a Cleveland-based, international mining and natural resources company. A member of the S&P 500 index, Cliffs (rated Baa3 by Moody’s and BBB- by S&P) is a producer of iron ore and metallurgical coal. Traded on the New York Stock Exchange with a ticker of “CLF,” Cliffs had a market capitalization of approximately $10.1 billion as of April 2, 2012. In total, Cliffs leases approximately 185,920 square feet (14.7% of net rentable area) and has been in occupancy at the property since 2008. Benesch is a corporate law firm with six domestic offices and an international office in Shanghai, China. Benesch serves national and international clients that include public and private, middle market and emerging companies as well as private equity funds, entrepreneurs, non-profit organizations, trusts and estates. The 2011 edition of the Best Lawyers in America ranked Benesch number one in Cleveland in the areas of administrative, corporate, government relations, health care, real estate, venture capital and non-profit/charities law. Benesch has been a tenant at the property since 1994 and recently executed a lease to expand at the property by approximately 8,697 square feet in February 2012 and is expected to take occupancy of the expansion space in June 2012. In total, Benesch leases approximately 124,087 square feet (9.8% of net rentable area) and has a lease expiration date of July 2019. Huntington National Bank is a subsidiary of Huntington Bancshares Incorporated (“Huntington Bancshares”), a multi-state diversified regional bank holding company. As of April 2, 2012, Huntington Bancshares (NASDAQ: HBAN) had a market capitalization of approximately $5.68 billion. Huntington National Bank recently consolidated its Cleveland operations into 200 Public Square in November 2011 and leases approximately 96,721 (7.6% of net rentable area) square feet through October 2031.

200 Public Square is within walking distance of a variety of shopping, dining and entertainment options including Tower City Center Mall and the Cleveland Browns’, Cleveland Cavaliers’ and the Cleveland Indians’ stadiums. In addition, the property is in close proximity to two of Cleveland’s newest developments, the Cleveland Medical Mart & Convention Center (the “Cleveland MMCC”) and Caesar’s Horseshoe Casino.  The Cleveland MMCC is a new convention and medical merchandise center that is being developed by Vornado at an estimated cost of $425 million. The project is targeted towards the medical and healthcare industries and is expected to be completed in 2013. The new Caesar’s Horseshoe Casino is located diagonally across Public Square and is expected to open in May 2012. The new casino is expected to create up to 1,600 new jobs and 8 million visits to downtown Cleveland annually. The new project is being developed by a joint venture between Rock Gaming LLC and Caesars Entertainment Corporation.  In addition, approximately one mile west from the property, the Wolstein Group and Fairmount Properties are developing a mixed use, waterfront development known as the Flats East Bank. The mixed-use development commenced in December 2010 with the first phase, which is expected to cost $275 million, consisting of a 95% pre-leased office tower, a 150-key Aloft hotel and a variety of restaurant and entertainment offerings. The hotel and the office building are expected to open in the spring of 2013.

According to market resources, as of the fourth quarter of 2011, the overall Cleveland office market was comprised of approximately 140.5 million square feet of office space and was 12.3% vacant.  In the fourth quarter of 2011, the Cleveland market absorbed approximately 361,700 square feet of office space. As of the fourth quarter of 2011, the Cleveland Class A office market is comprised of approximately 22.9 million square feet and is 11.8% vacant with average rental rates of $21.32 per square foot gross. 200 Public Square is located in the Class A CBD submarket, which is comprised of 16 buildings containing approximately 9.7 million square feet.  The submarket is approximately 12.9% vacant with rental rates averaging $20.68 per square foot gross. The overall Downtown submarket is approximately 16.8% vacant with average rental rates of $17.23 per square foot. The appraiser identified four properties that are most comparable to 200 Public Square: Key Centre, a 95.2% occupied, approximately 1.3 million square foot property that was built in 1991; North Point Tower, an 88.2% occupied, approximately 591,000 square foot property that was built in 1990; One Cleveland Center, a 77.3% occupied, approximately 542,000 square foot property that was built in 1982; and Fifth Third Center, an 86.0% occupied, approximately 508,000 square foot property that was built in 1991. The properties in the competitive set have rental rates that range from $19.54 per square foot for North Point Tower to $27.46 per square foot for Key Centre with an average of $23.42 per square foot.

A-3-5

Annex A-3	JPMCC 2012-C6

Mortgage Loan No. 1 - 200 Public Square

Historical and Current Occupancy
2007	2008	2009	2010	2011	Current(1)
84.3%	80.8%	85.6%	84.1%	84.1%	81.9%

(1) Current Occupancy is as of February 14, 2012. Occupancy is inclusive of two recently executed leases and a Benesch, Friedlander, Coplan & Aronoff LLP expansion totaling, in the aggregage, approximately 22,111 or 1.7% of the net rentable area The new tenants are expected to take occupancy of their respective spaces, and Benesch, Friedlander, Coplan & Aronoff LLP of its expansion space, by June 2012.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Cliffs Natural Resources(3)	Baa3 / BBB- / NA	185,920	14.7%	$22.57	12/31/2021(4)
Benesch	NA / NA / NA	124,087	9.8%	$22.75	7/31/2019
Huntington National Bank	Baa1 / BBB / BBB+	96,721	7.6%	$19.50	10/31/2031(5)
GSA – Department of Health(6)	Aaa / AA+ / AAA	74,345	5.9%	$23.90	4/30/2016(7)
Hahn Loeser & Parks	NA / NA / NA	70,977	5.6%	$22.11	5/31/2023
Taft, Stettinius, & Hollister	NA / NA / NA	55,782	4.4%	$21.85	10/31/2016
PricewaterhouseCoopers	NA / NA / NA	50,749	4.0%	$22.00	10/31/2016(8)
Marsh USA	Baa2 / BBB- / BBB	43,200	3.4%	$23.75	9/30/2015(9)
Dix & Eaton	NA / NA / NA	41,216	3.3%	$20.80	6/30/2014
McKinsey & Company	NA / NA / NA	39,100	3.1%	$24.57	12/31/2013
(1) Based on the underwritten rent roll.
(2) Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3) Of Cliffs’ 185,920 square feet of net rentable area, 51,242 square feet is through a sublease with PNC Bank. The PNC Bank lease expires in September 2013 and Cliffs has executed a direct lease for the space that will commence October 1, 2013 and will have a lease expiration date of December 31, 2021.
(4) Represents contractual lease maturity date. Cliffs Natural Resources may terminate its lease any day after November 1, 2017 with twelve months notice and the payment of a required termination fee (which starts at $3.4 million and reduces over time leading up to Cliffs’ final lease expiration date), which must be deposited over the twelve month notice period. Cliffs also has a limited contraction option that is limited to (i) the fifth floor; (ii) one full floor or (iii) up to 20% of the net rentable area, but not less than one floor.
(5) Huntington National Bank has the right to contract by 15% on or after November 1, 2017 with twelve months notice plus a contraction fee equal to 50% of the remaining rent plus unamortized landlord costs. If Huntington National Bank were to execute its contraction right on November 1, 2017, the estimated contraction fee that Huntington National Bank would be required to pay would be approximately $3.4 million.
(6) Does business as the Department of Health and Human Services – Office of Medicare Hearings and Appeals.
(7) The General Services Administration has the right to terminate its lease on or after January 2013 with 120 days notice.
(8) PricewaterhouseCoopers has the option to terminate its lease on January 31, 2014 with twelve months notice and payment of unamortized leasing costs, six months of rent abatement and two months of rent calculated at $23.73 per square foot. Tenant also has the right to contract by the 17th floor on January 31, 2014 subject to a contraction fee of unamortized leasing costs and six months of rent abatement.
(9) Marsh USA has the right to terminate its lease on up to all of its space on July 31, 2013 with twelve months notice and a payment of $17.12 per square foot plus unamortized leasing costs.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative NRA Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	228,440	18.1%	NAP	NAP	228,440	18.1%	NAP	NAP
2012 & MTM	13	77,282	6.1	$539,731	2.4%	305,722	24.2%	$539,731	2.4%
2013	5	51,617	4.1	1,263,998	5.7	357,339	28.2%	$1,803,729	8.2%
2014	7	74,939	5.9	1,696,440	7.7	432,278	34.2%	$3,500,168	15.8%
2015	8	86,494	6.8	2,119,446	9.6	518,772	41.0%	$5,619,613	25.4%
2016	7	204,076	16.1	4,516,445	20.4	722,848	57.1%	$10,136,058	45.8%
2017	4	38,745	3.1	916,985	4.1	761,593	60.2%	$11,053,043	50.0%
2018	0	0	0.0	0	0.0	761,593	60.2%	$11,053,043	50.0%
2019	4	150,078	11.9	3,418,650	15.5	911,671	72.1%	$14,471,693	65.4%
2020	0	0	0.0	0	0.0	911,671	72.1%	$14,471,693	65.4%
2021	1	185,920	14.7	4,195,733	19.0	1,097,591	86.7%	$18,667,426	84.4%
2022	0	0	0.0	0	0.0	1,097,591	86.7%	$18,667,426	84.4%
2023 & Beyond	2	167,698	13.3	3,455,384	15.6	1,265,289	100.0%	$22,122,809	100.0%
Total	51	1,265,289	100.0%	$22,122,809	100.0%
(1) Based on the underwritten rent roll.

A-3-6

Annex A-3	JPMCC 2012-C6

Mortgage Loan No. 1 - 200 Public Square

Operating History and Underwritten Net Cash Flow
	2009	2010	2011	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$24,677,986	$24,981,904	$25,868,130	$26,002,552	$22,122,809	$17.48	82.7%
Vacant Income	0	0	0	0	4,307,671	3.40	16.1
Gross Potential Rent	$24,677,986	$24,981,904	$25,868,130	$26,002,552	$26,430,480	$20.89	98.8%
Total Reimbursements	920,641	598,806	278,086	181,409	310,000	0.25	1.2
Net Rental Income	$25,598,627	$25,580,710	$26,146,216	$26,183,961	$26,740,480	$21.13	100.0%
(Vacancy/Credit Loss)	(7,005,260)	(6,106,853)	(6,926,745)	(6,947,153)	(4,773,549)	(3.77)	(17.9)
Other Income(3)	2,297,990	2,420,254	3,136,458	3,107,984	2,548,481	2.01	9.5
Effective Gross Income	$20,891,357	$21,894,111	$22,355,929	$22,344,792	$24,515,412	$19.38	91.7%

Total Expenses	$10,603,604	$10,184,640	$9,852,542	$9,596,555	$9,559,426	$7.56	39.0%

Net Operating Income(4)	$10,287,753	$11,709,471	$12,503,387	$12,748,237	$14,955,986	$11.82	61.0%

Total TI/LC, Capex/RR	0	0	0	0	2,292,978	1.81	9.4
Net Cash Flow	$10,287,753	$11,709,471	$12,503,387	$12,748,237	$12,663,009	$10.01	51.7%

Average Annual Rent PSF(5)	$16.32	$17.73	$17.80
(1) TTM represents the trailing twelve months ending February 29, 2012.
(2) Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3) Other income represents parking and other rental storage income. Parking has ranged from approximately $1.9 million in 2009 to $2.1 million in the TTM period. Underwritten parking income is grossed up for vacancy.
(4) The UW NOI is higher than the historical 2009-2011 NOI’s due to new leases at the property and the burn off of free rent. Full contractual rent was underwritten for all tenants, including those that had executed leases but were not yet in occupancy, and an escrow of approximately $7.2 million was taken at closing, which represents the remaining free rents on executed leases. On a monthly basis, during a free rent or rent abatement period, a portion of the free rent will be released from the loan’s cash management waterfall.
(5) Average Annual Rent PSF is based on historical financial statements and leased square footage. Vacant space is excluded from the calculation.

Property Management. The manager of 200 Public Square is Harbor Group Management Co., a Virginia corporation and an affiliate of the loan’s sponsor.

Escrows and Reserves. At closing, the borrower was required to deposit into escrow $7,180,323 for a free rent reserve, $5,383,924 for outstanding tenant improvements and leasing commissions, $976,790 for real estate taxes, $165,000 for tenant improvements and leasing commissions, $102,500 for deferred maintenance and $21,100 for replacement reserves. In addition, the borrower is required to post 1/12th of the estimated annual real estate taxes on a monthly basis. The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as no event of default has occurred and is continuing and the borrower provides satisfactory evidence that the property is insured pursuant to a blanket policy in accordance with the loan documents. The borrower is also required to make monthly deposits of $21,100 for replacement reserves. The loan is structured with ongoing collections for tenant improvements and leasing commissions of $165,000 per month (the “Monthly TI/LC Reserve Collection”), subject to an initial cap of $1.5 million (the “TI/LC Reserve Cap”). The borrower is required to deposit all lease termination payments with the lender. These lease termination payments (other than the fees paid in connection with the Cliffs termination and contraction options) are not counted towards the TI/LC Reserve Cap. If Cliffs exercises its termination option, the borrower is required to escrow $460,000 per month with lender for 12 consecutive months and deposit with lender all lease termination payments. Provided Cliffs has not exercised its termination option, if Cliffs does not deliver notice of its intent to renew on or before March 31, 2021, then on each payment date commencing April 1, 2021 through and including December 1, 2021, the borrower is required to escrow $611,000 per month with lender (subject to reduction in an amount equal to any deposits being made by reason of a Cliffs contraction, which is described below), which will not be counted towards the TI/LC Reserve Cap. Furthermore, if either of the foregoing termination or non-renewal events occur, the TI/LC Reserve Cap increases by $5.5 million (a “Cliffs TI/LC Reserve Cap Increase Event”). Finally, if Cliffs exercises its contraction option, (i) the borrower is required to escrow 1/12th of the product of (x) the square footage of Cliffs contraction space, and (y) $30.00, with lender for 12 consecutive months, and (ii) the TI/LC Reserve Cap is required to increase by an amount equal to the aggregate amount of such deposits. In addition, in the event that Cliffs exercises its lease renewal option, on each payment date commencing on April 1, 2021 through and including December 1, 2021, the borrower will be required to post $308,000 per month, which will be held by lender for tenant improvement obligations in connection with the extension. If Benesch does not deliver notice of its intent to renew on or before January 31, 2018, then on each payment date commencing February 1, 2018 through and including July 1, 2019, the Monthly TI/LC Reserve Collection increases by $220,000 and the TI/LC Reserve Cap increases by $3.9 million (the “Benesch TI/LC Reserve Cap Increase Event”). In the event that a Cliffs TI/LC Reserve Cap Increase Event and a Bensech TI/LC Reserve Cap Increase Event both occur, then the TI/LC Reserve Cap will be $10.9 million.

Lock Box / Cash Management. The 200 Public Square loan is structured with a Hard lockbox and in-place cash management. The borrower was required to send tenant direction letters to all tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during each interest period of the loan term in accordance with the loan documents. To the extent the (i) DSCR falls below 1.10x based on a trailing three month period, (ii) there is an event of default under the loan documents, or (iii) the borrower or property manager becomes party to a bankruptcy, insolvency or similar action, then the excess cash flow shall be swept and held as additional collateral for the loan.

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Annex A-3	JPMCC 2012-C6

Mortgage Loan No. 2 – Arbor Place Mall

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Annex A-3	JPMCC 2012-C6

Mortgage Loan No. 2 – Arbor Place Mall

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Annex A-3	JPMCC 2012-C6

Mortgage Loan No. 2 – Arbor Place Mall

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Annex A-3	JPMCC 2012-C6

Mortgage Loan No. 2 – Arbor Place Mall

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset/Portfolio:	Single Asset
Original Principal Balance:	$122,000,000	Title:	Fee
Cut-off Date Principal Balance:	$122,000,000	Property Type - Subtype:	Retail - Anchored
% of Pool by IPB:	10.8%	Net Rentable Area (SF):	546,374
Loan Purpose:	Refinance	Location:	Douglasville, GA
Borrower:	Arbor Place II, LLC	Year Built/Renovated:	1999 / N/A
Sponsor:	CBL & Associates Properties, Inc.	Occupancy(1):	96.1%
Interest Rate:	5.09900%	Occupancy Date:	3/1/2012
Note Date:	4/2/2012	Number of Tenants:	116
Maturity Date:	5/1/2022	2009 NOI:	$13,720,397
Interest-only Period:	None	2010 NOI:	$13,332,359
Original Term:	120 months	2011 NOI:	$13,028,010
Original Amortization:	360 months	UW Economic Occupancy:	95.8%
Amortization Type:	Balloon	UW Revenues:	$18,449,052
Call Protection:	L(26),Grtr1%orYM(91),O(4)	UW Expenses:	$5,787,183
Lock Box:	CMA	UW NOI:	$12,661,869
Additional Debt:	N/A	UW NCF:	$12,075,150
Additional Debt Balance:	N/A	Appraised Value:	$172,000,000
Additional Debt Type:	N/A	Appraisal Date:	3/19/2012

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan/SF:	$223
Taxes:	$290,000	$47,433	N/A	Maturity Date Loan/SF:	$184
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	70.9%
Replacement Reserves:	$9,104	$9,104	$327,744	Maturity Date LTV:	58.5%
TI/LC:	$31,862	$31,862	$1,147,032	UW NCF DSCR:	1.52x
Other:	$2,342,396	$0	N/A	UW NOI Debt Yield:	10.4%

(1) Occupancy includes five tenants that have executed leases but are not currently in occupancy or paying rent. The tenants, Forever 21, H&M, Ashley Stewart, Crazy 8 and P.S. by Aeropostale, are expected to take occupancy between May and November 2012 and represent 7.1% of Underwritten Rents in Place.
(2) For a full description of Escrows and Reserves, please refer to the “Escrows and Reserves” section herein.

The Loan. The Arbor Place Mall loan has an outstanding principal balance of $122.0 million and is secured by a first mortgage lien on a super regional mall located in Douglasville, Georgia. In total, the mall has approximately 1.16 million square feet, of which 546,374 square feet serves as collateral for the loan. The ten year loan amortizes on a 30-year schedule. The property was developed in 1999 by CBL & Associates Properties, Inc., a real estate investment trust with a focus on regional malls. The proceeds from the loan were used to refinance previously existing debt of approximately $64.2 million, pay closing costs of $716,226, fund upfront reserves of $2.7 million and return $54.4 million of equity to the sponsor. The previously existing debt was securitized as a part of the CSFB 2002-CKS4 transaction.

The Borrower. The borrowing entity for the loan is Arbor Place II, LLC, a Delaware limited liability company and special purpose entity.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is CBL & Associates Properties, Inc. (“CBL”), a real estate investment trust based in Chattanooga, Tennessee. CBL is one of the largest mall REITs in the US and it currently holds interests in or manages 160 properties, including 87 regional and open air malls, across 26 states. As of December 31, 2011, CBL listed total assets of approximately $6.7 billion with total shareholders’ equity of $1.3 billion. As of April 2, 2012, CBL (NYSE: CBL) had a market capitalization of approximately $2.84 billion and traded at a price of $19.09 per share.

The Property.  Arbor Place Mall is an approximately 1.16 million square foot super regional mall, of which 546,374 square feet serves as collateral for the loan, located in Douglasville, Georgia, approximately 20 miles west of downtown Atlanta. The property was developed by the sponsor in 1999. Anchors at the property include Dillard’s (199,852 square feet), Belk (144,236 square feet), Macy’s (140,000 square feet), Sears (132,912 square feet) and JCPenney (80,000 square feet). Collateral for the loan excludes the square footage of all anchors other than JCPenney, as each respective anchor tenant owns its own pad and improvements. Additionally, there are approximately 5,344 surface parking spaces which are included in the collateral of the loan.

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Annex A-3	JPMCC 2012-C6

Mortgage Loan No. 2 – Arbor Place Mall

As of March 2012, the space serving as collateral for the loan is approximately 96.1% leased by tenants including Bed Bath & Beyond, Forever 21, H&M, Old Navy, Gap/Gap Kids and Abercrombie & Fitch and an 18-screen Regal Cinemas. In-line occupancy at the mall during 2009, 2010 and 2011 was 96.1%, 99.8% and 97.6%, respectively, while comparable in-line store sales per square foot were $352, $332 and $365, respectively. In 2011, average in-line sales for all tenants less than 10,000 square feet were approximately $330 per square foot, with occupancy costs of 13.4%.

Arbor Place Mall is located immediately off I-20 (Exit 36) which serves as the major thoroughfare connecting Atlanta to the east with Alabama to the west. The property is the only super regional mall within a 19-mile radius and competes mainly with big box and community/strip centers. The Landing at Arbor Place, which is owned by affiliates of CBL, is located immediately adjacent to the property and includes tenants such as Toys “R” Us, Michael’s and Shoe Carnival. According to the appraiser, the property is located in the Gwinnett submarket of the Atlanta metro area. According to the appraiser, as of the fourth quarter of 2011, the Gwinnett submarket had a vacancy rate of approximately 11.0%. Per the appraisal, the primary trade area, which consists of 12 zip codes, contained approximately 385,705 people with an average household income of $65,656 while the secondary trade area, consisting of an additional 34 zip codes, contained a population of approximately 375,500 people with an average household income of $57,975. Within 20 minutes of the property there are six institutions of higher learning with more than 30,000 students including University of West Georgia, West Georgia Technical College, Morehouse College, Morehouse School of Medicine, Clark Atlanta University and Atlanta Technical College. The appraiser identified three properties that serve as the competitive set for property. The properties in the competitive set range in size from 257,064 square feet to 1,282,000 square feet and were built between 1973 and 2003. The competitive set for the property has an average vacancy of 4.6%.

Historical and Current Occupancy
2007(1)	2008(1)	2009(1)	2010(1)	2011(1)	Current(2)
99.6%	98.8%	97.9%	99.9%	93.8%	96.1%
(1) Historical occupancies are as of December 31 of each respective year.
(2) Current Occupancy includes five tenants that have executed leases but are not currently in occupancy or paying rent. The tenants are Forever 21, H&M, Ashley Stewart, Crazy 8 and P.S. by Aeropostale. Forever 21 is currently in possession of its space and is in the process of building out its space; it is expected to open for business on July 1, 2012. H&M is expected to open for business on November 1, 2012. Ashley Stewart is expected to open on August 1, 2012. Crazy 8 is expected to open for business on May 1, 2012. P.S. by Aeropostale is expected to open for business on May 1, 2012.

In-line Sales and Occupancy Costs(1)
	2008	2009	2010	2011
In-line Sales PSF	$337	$322	$321	$330
Occupancy Costs	13.7%	13.6%	13.5%	13.4%
(1) In-line Sales Per Square Foot and Occupancy Costs are for tenants less than 10,000 square feet who were in occupancy for twelve months in each respective year.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Sales PSF(3)	Occupancy Costs	Lease Expiration Date
JCPenney(4)	NA / BB / BB+	80,000	14.6%	$4.00	$119	3.9%	10/31/2018
Regal Cinemas(5)	NA / NA / NA	72,903	13.3%	$16.50	$335,618	23.1%	10/31/2019
Bed Bath & Beyond	NA / BBB+ / NA	37,686	6.9%	$11.28	NAV	NAV	1/31/2020
Forever 21(6)	NA / NA / NA	25,841	4.7%	$16.45	NAV	NAV	10/31/2022
H&M(7)	NA / NA / NA	21,000	3.8%	$5.71	NAV	NAV	10/31/2022
Old Navy	Baa3 / BB+ / BBB-	15,734	2.9%	$10.50	$228	6.0%	4/30/2016
Gap/GapKids	Baa3 / BB+ / BBB-	10,504	1.9%	$15.00	$126	12.1%	1/31/2013
Abercrombie & Fitch(8)	NA / NA / NA	8,982	1.6%	$8.76	$146	6.0%	1/31/2013
The Shoe Dept.	NA / NA / NA	8,442	1.5%	$18.37	$235	14.6%	10/31/2013
Charming Charlie	NA / NA / NA	7,973	1.5%	$20.69	$169	12.2%	4/30/2020
(1) Based on the underwritten rent roll.
(2) Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3) Sales PSF represents 2011 sales for all tenants.
(4) Sales figures are estimates as provided to the sponsor by the store manager.
(5) Sales PSF reflects sales per screen for Regal Cinemas. Sales per screen is based on a total of 18 screens.
(6) Forever 21, which represents 4.0% of Underwritten Rents in Place, recently executed its lease and is not yet in occupancy. Forever 21 took possession of its space on February 2, 2012 and they are expected to be open and commence paying rent no later than July 1, 2012.
(7) H&M, which represents 1.1% of Underwritten Rents in Place, recently executed its lease and is not yet in occupancy. H&M’s lease requires them to pay percentage rent of 7.0% of gross sales in lieu of base rent with a minimum of base rent of $5.71 per square foot and were underwritten at their minimum base rent.
(8) Abercrombie & Fitch pays percentage rent of 6.0% of gross sales in lieu of base rent. Figure shown in Base Rent PSF represents percentage rent based on sales as of December 31, 2011, which represents, on a square foot basis, the rent amount underwritten.

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Annex A-3	JPMCC 2012-C6

Mortgage Loan No. 2 – Arbor Place Mall

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	21,309	3.9%	NAP	NAP	21,309	3.9%	NAP	NAP
2012 & MTM	16	22,398	4.1	$488,326	4.5%	43,707	8.0%	$488,326	4.5%
2013	20	64,370	11.8	1,519,154	14.1	108,077	19.8%	$2,007,481	18.7%
2014	11	17,292	3.2	829,249	7.7	125,369	22.9%	$2,836,729	26.4%
2015	12	20,065	3.7	835,717	7.8	145,434	26.6%	$3,672,446	34.2%
2016	13	49,920	9.1	1,042,283	9.7	195,354	35.8%	$4,714,729	43.8%
2017	7	13,239	2.4	664,426	6.2	208,593	38.2%	$5,379,156	50.0%
2018	3	91,033	16.7	629,471	5.9	299,626	54.8%	$6,008,627	55.9%
2019	10	81,593	14.9	1,809,890	16.8	381,219	69.8%	$7,818,517	72.7%
2020	11	81,286	14.9	1,513,717	14.1	462,505	84.6%	$9,332,234	86.8%
2021	4	17,385	3.2	409,169	3.8	479,890	87.8%	$9,741,403	90.6%
2022	7	60,014	11.0	894,304	8.3	539,904	98.8%	$10,635,706	98.9%
2023 & Beyond	2	6,470	1.2	118,001	1.1	546,374	100.0%	$10,753,707	100.0%
Total	116	546,374	100.0%	$10,753,707	100.0%
(1) Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow
	2009	2010	2011	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$11,070,008	$10,798,734	$10,759,768	$10,710,293	$10,753,707	$19.68	61.5%
Vacant Income	0	0	0	0	723,370	1.32	4.1
Gross Potential Rent	$11,070,008	$10,798,734	$10,759,768	$10,710,293	$11,477,077	$21.01	65.7%
Total Reimbursements	6,391,754	5,942,799	5,849,879	5,950,452	6,003,939	10.99	34.3
Net Rental Income	$17,461,762	$16,741,534	$16,609,648	$16,660,745	$17,481,016	$31.99	100.0%
(Vacancy/Credit Loss)	(272,092)	(283,346)	(206,460)	(263,304)	(806,528)	(1.48)	(4.6)
Other Income	1,851,613	2,056,526	1,775,519	1,822,422	1,774,564	3.25	10.2
Effective Gross Income	$19,041,283	$18,514,713	$18,178,708	$18,219,863	$18,449,052	$33.77	105.5%

Total Expenses	$5,320,886	$5,182,354	$5,150,698	$5,081,484	$5,787,183	$10.59	31.4%

Net Operating Income	$13,720,397	$13,332,359	$13,028,010	$13,138,380	$12,661,869	$23.17	68.6%

Total TI/LC, Capex/RR	0	0	0	0	586,719	1.07	3.2
Net Cash Flow	$13,720,397	$13,332,359	$13,028,010	$13,138,380	$12,075,150	$22.10	65.5%

Average Annual Rent PSF(4)	$20.44	$19.55	$21.56
(1) TTM column represents the trailing twelve month period ending February 29, 2012.
(2) Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3) Rents in Place includes five tenants, Forever 21, H&M, Ashley Stewart, Crazy 8 and P.S. by Aeropostale, who are not currently in occupancy or paying rent. The tenants not currently in occupancy are expected to take occupancy between May and November 2012 and represent 7.1% of Underwritten Rents in Place.
(4) Average Annual Rent PSF is based on historical financial statements and occupancy rates as of December 31 of each respective year. Vacant space is excluded from the calculation.

Property Management. The property is managed by CBL & Associates Management, Inc., an affiliate of the sponsor.

Escrows and Reserves. At closing the borrower was required to deposit into escrow $2,342,396 for outstanding tenant improvements and leasing commissions, $290,000 for real estate taxes, $31,862 for tenant improvements and leasing commissions and $9,104 for replacement reserves. The borrower is required to escrow 1/12 of the annual estimated tax payments monthly, which currently equates to $47,433. The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as no event of default or cash sweep trigger event has occurred and is continuing and the borrower provides satisfactory evidence that the property is insured in accordance with the loan documents. At origination and on a monthly basis thereafter, the borrower is required to deposit $31,863 for tenant improvements and leasing commissions and $9,104 for replacement reserves. The tenant improvement/leasing commission reserve and replacement reserves are capped at $1,147,032 and $327,744, respectively.

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Annex A-3	JPMCC 2012-C6

Mortgage Loan No. 2 – Arbor Place Mall

Lock Box / Cash Management. The loan is structured with a CMA lockbox. The borrower was required to send tenant direction letters to all tenants instructing them to deposit all rents and other payments into the lockbox account. The funds are then returned to an account controlled by the borrower until the occurrence of a Cash Sweep Event (herein defined). In the event of a Cash Sweep Event, the borrower will establish a segregated cash management account to be held in trust and for the benefit of lender. Lender will have a first priority security interest in the cash management account. “Cash Sweep Event” means the occurrence of: (i) an event of default; (ii) any bankruptcy action of the borrower or manager; or (iii) the DSCR based on the trailing twelve month period immediately preceding the date of such determination falling below 1.15x. Upon the occurrence of a Cash Sweep Event all funds deposited to the lockbox shall be deemed additional security for the loan.

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Annex A-3	JPMCC 2012-C6

Mortgage Loan No. 3 – Northwoods Mall

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Annex A-3	JPMCC 2012-C6

Mortgage Loan No. 3 – Northwoods Mall

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Annex A-3	JPMCC 2012-C6

Mortgage Loan No. 3 – Northwoods Mall

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Annex A-3	JPMCC 2012-C6

Mortgage Loan No. 3 – Northwoods Mall

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset/Portfolio:	Single Asset
Original Principal Balance:	$73,000,000	Title:	Fee
Cut-off Date Principal Balance:	$73,000,000	Property Type - Subtype:	Retail - Anchored
% of Pool by IPB:	6.4%	Net Rentable Area (SF):	403,671
Loan Purpose:	Refinance	Location:	North Charleston, SC
Borrower:	Northwoods Mall CMBS, LLC	Year Built/Renovated:	1972 / 2004
Sponsor:	CBL & Associates Properties, Inc.	Occupancy(1):	96.3%
Interest Rate:	5.07500%	Occupancy Date:	3/15/2012
Note Date:	3/30/2012	Number of Tenants:	113
Maturity Date:	4/1/2022	2009 NOI:	$9,644,682
Interest-only Period:	None	2010 NOI:	$8,602,349
Original Term:	120 months	2011 NOI:	$8,939,667
Original Amortization:	360 months	UW Economic Occupancy:	92.1%
Amortization Type:	Balloon	UW Revenues:	$13,279,470
Call Protection:	L(25),Grtr1%orYM(91),O(4)	UW Expenses:	$5,260,969
Lock Box:	CMA	UW NOI:	$8,018,501
Additional Debt:	N/A	UW NCF:	$7,139,580
Additional Debt Balance:	N/A	Appraised Value:	$105,000,000
Additional Debt Type:	N/A	Appraisal Date:	3/14/2012

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan/SF:	$181
Taxes:	$407,270	$101,817	N/A	Maturity Date Loan/SF:	$149
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	69.5%
Replacement Reserves:	$6,728	$6,728	$242,208	Maturity Date LTV:	57.3%
TI/LC:	$43,731	$43,731	$1,574,316	UW NCF DSCR:	1.51x
Other:	$0	$0	N/A	UW NOI Debt Yield:	11.0%

(1) Occupancy includes one tenant that has executed a lease but is not currently in occupancy or paying rent. The tenant, La Biotique, is expected to take occupancy by May 2012 and represents 0.3% of the Net Rentable Area.
(2) For a full description of Escrows and Reserves, please refer to the “Escrows and Reserves” section herein.

The Loan. The Northwoods Mall loan has an outstanding principal balance of $73.0 million and is secured by a first mortgage lien on a regional mall located in North Charleston, South Carolina. In total the mall has approximately 791,598 square feet, of which 403,671 square feet serves as collateral for the loan. The ten year loan amortizes on a 30-year schedule. The property, originally constructed in 1972, was acquired by CBL & Associates Properties, Inc. in 2001 for $64.2 million, and renovated in 2004. Proceeds from the loan were used to repay previously existing debt of approximately $51.4 million, fund upfront reserves of approximately $457,729, pay closing costs of $221,439 and return $20.9 million of equity to the sponsors. The previously existing debt was securitized as a part of the CSFB 2002-CP3 transaction.

The Borrower. The borrowing entity for the loan is Northwoods Mall CMBS, LLC, a Delaware limited liability company and special purpose entity.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is CBL & Associates Properties, Inc. (“CBL”), a real estate investment trust based in Chattanooga, Tennessee. CBL is one of the largest mall REIT’s in the US and currently holds interests in or manages 160 properties, including 87 regional and open air malls, across 26 states with a focus on locations in the southeastern and midwestern United States. As of December 31, 2011, CBL listed total assets of approximately $6.7 billion with total shareholders equity of $1.3 billion. As of April 2, 2012, CBL (NYSE: CBL) had a market capitalization of approximately $2.84 billion and traded at a price of $19.09 per share.

The Property.  Northwoods Mall is an approximately 791,598 square foot regional mall, of which 403,671 square feet serves as collateral for this loan, located in North Charleston, South Carolina. The property was constructed in 1972, acquired by the sponsor in 2001 and renovated in 2004. Anchors at the mall are JCPenney, which serves as collateral for the loan, along with Sears, Dillard’s and Belk, which each own their own pad and improvements. Additionally, there is an outparcel that contains a 13-screen Southeast Cinema with stadium seating. The space serving as collateral for the loan is approximately 96.3% leased by 113 tenants. Additionally, there are three ground leased outparcels which are leased to Olive Garden, O Charley’s and BB&T. The square footage of the ground leased outparcels are not included in the reported square footage statistics.

A-3-20

Annex A-3	JPMCC 2012-C6

Mortgage Loan No. 3 – Northwoods Mall

Total sales per square foot for in-line tenants less than 10,000 square feet were $287 and $309 with occupancy costs of 12.4% and 12.0% in 2010 and 2011, respectively. In-line occupancy at the mall during 2009, 2010 and 2011 was 94.0%, 98.3% and 98.4%, respectively, while comparable in-line store sales per square foot were $283, $298 and $315, respectively.

Northwoods Mall is located in the North Charleston submarket within the larger Charleston metro area. According to the appraisal,  within a five- and ten-mile radius of the property the population is approximately 127,110 and 335,810, respectively, and the average household income is approximately $53,128 and $56,989, respectively. The property is located at the confluence of I-26, State Routes 52/78 and Ashley Phosphate Road, providing access from the north, south and west with traffic counts of approximately 118,000 per day. Per the sponsor, North Charleston is South Carolina’s largest and highest volume retail market with sales over $6.4 billion. According to the appraiser the North Charleston retail submarket contains a total of 10.5 million square feet and had a vacancy rate of 5.2% as of the fourth quarter of 2011. The property is the only enclosed mall serving the North Charleston, Goose Creek and Summerville market. The appraiser identified three retail properties, Mount Pleasant Towne Center (a lifestyle center), Citadel Mall (an enclosed regional mall) and Tanger Outlet Center that serve as the competitive set for the property. Citadel Mall, located approximately 10 miles from the property, is owned by affiliates of CBL. The appraiser has estimated in-line market rents to be approximately $27.00 per square foot.

Historical and Current Occupancy
2009	2010	2011	Current(1)
96.4%	99.0%	99.0%	96.3%
(1) Current Occupancy is as of March 15, 2012. Occupancy includes one tenant that has executed a lease but is not currently in occupancy or paying rent. The tenant, La Biotique, is expected to take occupancy by May 2012 and represents 0.3% of the Net Rentable Area.

In-line Sales and Occupancy Costs(1)
	2008	2009	2010	2011
In-line Sales PSF	$299	$280	$287	$309
In-line Occupancy Costs	13.0%	13.8%	12.4%	12.0%
(1) In-line Sales Per Square Foot and Occupancy costs are for tenants smaller than 10,000 who were in occupancy for twelve months in each respective year.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Sales PSF(3)	Occupancy Costs	Lease Expiration Date
JCPenney(4)	NA / BB / BB+	114,425	28.4%	$7.27	$227	NAV	2/28/2014
Books-A-Million	NA / NA / NA	20,642	5.1%	$12.11	$86	14.1%	1/31/2014
Planet Fitness	NA / NA / NA	16,037	4.0%	$13.40	NAV	NAV	3/31/2021
Finish Line	NA / NA / NA	10,035	2.5%	$19.89	$195	12.1%	1/31/2013
Express	NA / BB / NA	7,517	1.9%	$22.00	$234	14.5%	1/31/2016
Charlotte Russe(5)	NA / NA / NA	7,000	1.7%	$25.23	$210	12.1%	1/31/2014
Hollister	NA / NA / NA	6,529	1.6%	$20.00	$251	7.9%	1/31/2016
American Eagle Outfitters	NA / NA / NA	6,358	1.6%	$24.00	$372	11.3%	1/31/2017
Deb	NA / NA / NA	5,881	1.5%	$8.10	$130	14.2%	1/31/2014
New York & Company	NA / NA / NA	5,864	1.5%	$13.13	$186	8.9%	1/31/2013
(1) Based on the underwritten rent roll.
(2) Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3) Sales PSF represents 2011 sales for all tenants.
(4) Sales figures are estimates as provided to the sponsor by the store manager.
(5) Charlotte Russe pays percentage rent of 12.0% of gross sales in lieu of base rent. Figure shown in Base Rent PSF represents percentage rent based on sales as of December 31, 2011.

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Annex A-3	JPMCC 2012-C6

Mortgage Loan No. 3 – Northwoods Mall

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	14,779	3.7%	NAP	NAP	14,779	3.7%	NAP	NAP
2012 & MTM	18	29,877	7.4	$835,119	10.1%	44,656	11.1%	$835,119	10.1%
2013	26	61,722	15.3	1,309,829	15.9	106,378	26.4%	$2,144,948	26.0%
2014	14	166,240	41.2	1,860,813	22.6	272,618	67.5%	$4,005,761	48.6%
2015	10	17,564	4.4	666,338	8.1	290,182	71.9%	$4,672,099	56.7%
2016	11	32,335	8.0	911,439	11.1	322,517	79.9%	$5,583,538	67.7%
2017	11	31,792	7.9	907,259	11.0	354,309	87.8%	$6,490,797	78.7%
2018	6	10,171	2.5	478,392	5.8	364,480	90.3%	$6,969,189	84.5%
2019	4	4,673	1.2	324,354	3.9	369,153	91.4%	$7,293,543	88.5%
2020	6	15,342	3.8	411,963	5.0	384,495	95.2%	$7,705,506	93.5%
2021	2	16,903	4.2	263,955	3.2	401,398	99.4%	$7,969,461	96.7%
2022	2	2,273	0.6	207,327	2.5	403,671	100.0%	$8,176,788	99.2%
2023 & Beyond	3	0	0.0	68,292	0.8	403,671	100.0%	$8,245,080	100.0%
Total	113	403,671	100.0%	$8,245,080	100.0%
(1) Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow
	2009	2010	2011	Underwritten	Per Square Foot	%(1)
Rents in Place	$8,065,356	$7,848,176	$8,136,061	$8,245,077	$20.43	61.9%
Vacant Income	0	0	0	707,495	1.75	5.3
Gross Potential Rent	$8,065,356	$7,848,176	$8,136,061	$8,952,572	$22.18	67.2%
Total Reimbursements	5,057,465	4,509,962	4,602,789	4,364,640	10.81	32.8
Net Rental Income	$13,122,821	$12,358,138	$12,738,850	$13,317,212	$32.99	100.0%
(Vacancy/Credit Loss)	(10,678)	(31,975)	0	(1,137,018)	(2.82)	(8.5)
Other Income	1,205,764	950,408	1,025,252	1,099,275	2.72	8.3
Effective Gross Income	$14,317,908	$13,276,570	$13,764,100	$13,279,470	$32.90	99.7%

Total Expenses	$4,673,226	$4,674,221	$4,824,433	$5,260,969	$13.03	39.6%

Net Operating Income	$9,644,682	$8,602,349	$8,939,667	$8,018,501	$19.86	60.4%

Total TI/LC, Capex/RR	0	0	0	878,921	2.18	6.6
Net Cash Flow	$9,644,682	$8,602,349	$8,939,667	$7,139,580	$17.69	53.8%
(1) Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

Property Management. The property is managed by CBL & Associates Management, Inc., an affiliate of the sponsor.

Escrows and Reserves. At closing the borrower was required to deposit into escrow $407,270 for real estate taxes. The borrower is required to escrow 1/12 of the annual estimated tax payments monthly, which currently equates to $101,871. The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as no event of default or cash sweep trigger event has occurred and is continuing and the borrower provides satisfactory evidence that the property is insured in accordance with the loan documents. At origination and on a monthly basis thereafter, the borrower is required to deposit $43,731 for tenant improvements and leasing commissions and $6,728 for replacement reserves. The tenant improvement/leasing commission reserve is capped at $1,574,316 and the replacement reserve is capped at $242,208.

Lock Box / Cash Management. The loan is structured with CMA lockbox. The borrower was required to send tenant direction letters to all tenants instructing them to deposit all rents and other payments into the lockbox account. The funds are then returned to an account controlled by borrower until the occurrence of a Cash Sweep Event (herein defined). In the event of a Cash Sweep Event, the borrower will establish a segregated cash management account to be held in trust and for the benefit of lender. Lender will have a first priority security interest in the cash management account. “Cash Sweep Event” means the occurrence of: (i) an event of default; (ii) any bankruptcy action of the borrower or manager; or (iii) the DSCR based on the trailing twelve month period immediately preceding the date of such determination falling below 1.15x. Upon the occurrence of a Cash Sweep Event all funds deposited to the lockbox shall be deemed additional security for the loan.

A-3-22

Annex A-3	JPMCC 2012-C6

Mortgage Loan No. 4 - 8080 & 9400 North Central Expressway

A-3-23

Annex A-3	JPMCC 2012-C6

Mortgage Loan No. 4 - 8080 & 9400 North Central Expressway

A-3-24

Annex A-3	JPMCC 2012-C6

Mortgage Loan No. 4 - 8080 & 9400 North Central Expressway

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset/Portfolio:	Portfolio
Original Principal Balance:	$56,000,000	Title:	Fee
Cut-off Date Principal Balance:	$55,737,217	Property Type - Subtype:	Office - Suburban
% of Pool by IPB:	4.9%	Net Rentable Area (SF):	673,188
Loan Purpose:	Acquisition	Location:	Dallas, TX
Borrower:	Dallas NCX Properties LLC	Year Built/Renovated:	Various / Various
Sponsor:	Rosemont Realty, LLC	Occupancy:	80.4%
Interest Rate:	5.99900%	Occupancy Date:	1/23/2012
Note Date:	10/28/2011	Number of Tenants:	85
Maturity Date:	11/1/2016	2009 NOI:	$6,918,398
Interest-only Period:	None	2010 NOI:	$7,068,273
Original Term:	60 months	2011 NOI(1):	$5,386,262
Original Amortization:	360 months	UW Economic Occupancy:	82.0%
Amortization Type:	Balloon	UW Revenues(2):	$11,414,889
Call Protection:	L(29),Def(29),O(2)	UW Expenses:	$5,060,293
Lock Box:	Hard	UW NOI(2):	$6,354,596
Additional Debt:	N/A	UW NCF(2):	$5,467,728
Additional Debt Balance:	N/A	Appraised Value:	$81,350,000
Additional Debt Type:	N/A	Appraisal Date:	9/14/2011

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan/SF:	$83
Taxes:	$1,374,885	$130,345	N/A	Maturity Date Loan/SF:	$78
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	68.5%
Replacement Reserves:	$13,242	$13,242	N/A	Maturity Date LTV:	64.4%
TI/LC:	$66,667	$66,667	$2,400,000	UW NCF DSCR:	1.36x
Other:	$5,899,078	$0	N/A	UW NOI Debt Yield:	11.4%

(1) Represents the period from April 1, 2011 to December 31, 2011 annualized. The borrower has incomplete 2011 statements due to the acquisition.
(2) UW Revenues, UW NOI and UW NCF are inclusive of full contractual rent for all tenants in occupancy, regardless of the whether or not the respective tenant is currently receiving free rent. Healthtexas Provider Network recently expanded by 28,127 square feet and received five months of free rent followed by seven months of reduced rent on the entirety of its leased space. Borden Dairy Company recently signed a lease for 25,980 square feet and received eight months of free rent. A free rent reserve of $1,923,358 was taken at closing, representing all outstanding free rent for tenants at the property, and will be released to the borrower on a monthly basis pursuant to the loan agreement. In addition, the UW NOI incorporates expected expense reduction as a result of the installation of new chillers at the property.
(3) For a full description of Escrows and Reserves, please refer to the “Escrows and Reserves” section herein.

The Loan. The 8080 & 9400 North Central Expressway loan has an outstanding principal balance of approximately $55.7 million and is secured by a first mortgage lien on two Class A office properties totaling approximately 673,188 square feet that are located in Dallas, Texas. The five-year loan amortizes on a 30-year schedule. The properties are located approximately one mile from each other along the North Central Expressway. The borrower acquired the properties in April 2011 on an all cash basis for $80.0 million. Proceeds from the loan were used to fund upfront reserves of approximately $7.4 million, pay closing costs of $2.1 million and return $56.0 million to the borrower who will retain approximately $33.5 million in the transaction.

The Borrower. The borrowing entity for the loan is Dallas NCX Properties LLC, a Delaware limited liability company and special purpose entity.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is Rosemont Realty, LLC (“Rosemont”). Rosemont is a fully integrated property acquisition and management company that currently has a portfolio spanning 28 states totaling approximately 16 million square feet of predominantly office space, including 35 properties in the state of Texas. As of June 30, 2011, the company had total assets of approximately $249.1 million. Rosemont is a repeat J.P. Morgan and CMBS borrower, having closed loans totaling approximately $200.2 million since 2010. Rosemont owns the properties in a joint venture with Red Raven Holdings L.L.C., an entity held by King Street Capital, L.P., which is a wholly-owned subsidiary of a multi-billion dollar hedge fund.

The Properties. The 8080 & 9400 North Central Expressway loan collateral consists of two Class A office buildings in suburban Dallas, Texas. 8080 & 9400 North Central Expressway, which are seventeen and sixteen story buildings, respectively, with a total combined square footage of 673,188 feet and a current occupancy of 80.4%. At acquisition, the buildings had occupancies of 94.3% and 59.2%, respectively, which have subsequently been improved to 98.3% and 67.2%, respectively, through a combination of new lease signings, renewals and expansions. This loan is structured so that neither property may be individually released from the mortgage.

A-3-25

Annex A-3	JPMCC 2012-C6

Mortgage Loan No. 4 - 8080 & 9400 North Central Expressway

The properties are located on North Central Expressway, a major thoroughfare leading to downtown Dallas, approximately 5 miles to the south, and Plano, approximately 13 miles to the north. The North Central Expressway went through reconstruction in 2001, and in 2005 underwent structural improvements including a $261 million, High-Five Interchange at US-75 and I-635. The resulting convenience and capital invested has led to the establishment of an important business corridor for the suburban Dallas office market. According to appraisal, the 2011 population within one, three and five miles of the properties was 36,233, 169,098 and 444,748, respectively, and the median household income was $41,251, $51,648 and $48,652, respectively. According to the appraiser, both properties are located in the Central Expressway office submarket, which consists of approximately 13.4 million square feet of space with an average vacancy rate of approximately 18.0% and asking rents of $21.47 among Class A buildings.

8080 North Central Expressway. 8080 North Central Expressway is a seventeen story, Class A office building with a total of 285,335 square feet situated on an approximately 1.7 acre site that was constructed in 1984. The property is currently 98.3% occupied by 28 tenants. The largest tenant at the property, Healthtexas Provider Network (“Healthtexas”), is a physician-directed patient-centered healthcare organization with approximately 530 physicians, 178 healthcare centers and 1.5 million patients. Healthtexas recently signed an 11-year lease renewal that expanded their space from 64,040 square feet to 92,167 square feet and they now occupy 32.3% of the net rentable area. Healthtexas’ lease expires after the loan maturity in November 30, 2022. The second largest tenant, Compass Bank, is a global group that offers individual and corporate customers a range of financial and non-financial products and services. Compass Bank (NYSE: BBVA), occupying 18.9% of the net rentable area with a lease expiration date of March 31, 2013, has a market cap of $37.7 billion and a market price of $7.97 per share as of April 2, 2012.

9400 North Central Expressway. 9400 North Central Expressway is a sixteen story, Class A office building with a total of 387,853 square feet situated on an approximately 6.1 acre site that was constructed in 1981 and most recently renovated in 2006. The property is currently 67.2% occupied by 58 tenants. The largest tenant at the property, The Promotion Network, is a marketing and sales promotion company that offers brand building, retail merchandising, and trade marketing services. The Promotion Network occupies 10.5% of the net rentable area and has a lease expiration date of March 31, 2016 with an option to terminate its lease on January 31, 2014. The second largest tenant, Benefit Partners, Inc., is a benefits, outsourcing, compensation, and human resource consulting company. Benefit Partners, Inc. currently occupies 7.6% of the net rentable area and has a lease expiration date of November 30, 2014.

Property Summary
Property	Location	Net Rentable Area (SF)	Largest Tenants	Allocated Cut- off Date Balance	Appraised Value	Occupancy(1)
8080 North Central Expressway	Dallas, TX	285,335	Healthtexas Provider Network Compass Bank Northpark Management Company	$32,442,007	$47,350,000	98.3%

9400 North Central Expressway	Dallas, TX	387,853	The Promotion Network Benefit Partners, Inc. Borden Dairy Company	23,295,211	34,000,000	67.2%
Total/Weighted Average		673,188		$55,737,217	$81,350,000	80.4%
(1) Occupancy is as of January 23, 2012.

Historical and Current Occupancy
Property	2009	2010	2011	Current(1)
8080 North Central Expressway	95.8%	94.8%	94.3%	98.3%
9400 North Central Expressway	72.2%	68.6%	59.2%	67.2%
Total	82.3%	79.8%	74.1%	80.4%
(1) Current Occupancy is as of January 23, 2012.

A-3-26

Annex A-3	JPMCC 2012-C6

Mortgage Loan No. 4 - 8080 & 9400 North Central Expressway

Tenant Summary(1)
Tenant	Property Name	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Healthtexas Provider Network(3)	8080 North Central Expressway	NA / NA / NA	92,167	13.7%	$17.94	11/30/2022
Compass Bank	8080 North Central Expressway	A3 / A- / A-	53,938	8.0%	$20.20	3/31/2013
The Promotion Network(4)	9400 North Central Expressway	NA / NA / NA	40,799	6.1%	$15.47	3/31/2016
Benefit Partners, Inc.	9400 North Central Expressway	NA / NA / NA	29,609	4.4%	$17.00	11/30/2014
Borden Dairy Company	9400 North Central Expressway	NA / NA / NA	25,980	3.9%	$17.25	4/30/2017
Northpark Management Company	8080 North Central Expressway	NA / NA / NA	17,166	2.6%	$23.50	4/30/2013
IPS Advisors	8080 North Central Expressway	NA / NA / NA	16,277	2.4%	$20.95	9/30/2012
Smith, Jackson, Boyer	9400 North Central Expressway	NA / NA / NA	13,817	2.1%	$17.32	9/30/2016
Bradford Realty	9400 North Central Expressway	NA / NA / NA	13,515	2.0%	$17.56	5/31/2015
Redeemed Christian Church	9400 North Central Expressway	NA / NA / NA	12,506	1.9%	$15.00	5/31/2016
(1) Based on the underwritten rent roll.
(2) Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3) Healthtexas Provider Network may terminate its lease on January 31, 2020 with no less than twelve months prior notice subject to a termination fee.
(4) The Promotion Network has a lease termination option on January 31, 2014, and two options to reduce its leased space by 10,000 square feet per option on January 31, 2013 and November 30, 2014, respectively.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	131,874	19.6%	NAP	NAP	131,874	19.6%	NAP	NAP
2012 & MTM	22	60,255	9.0	$1,134,173	11.4%	192,129	28.5%	$1,134,173	11.4%
2013	15	111,777	16.6	2,316,412	23.4	303,906	45.1%	$3,450,585	34.8%
2014	20	127,510	18.9	2,233,912	22.5	431,416	64.1%	$5,684,497	57.4%
2015	6	21,335	3.2	365,353	3.7	452,751	67.3%	$6,049,850	61.1%
2016	12	82,084	12.2	1,444,787	14.6	534,835	79.4%	$7,494,636	75.6%
2017	3	36,614	5.4	627,341	6.3	571,449	84.9%	$8,121,977	82.0%
2018	1	2,866	0.4	41,557	0.4	574,315	85.3%	$8,163,534	82.4%
2019	1	5,229	0.8	91,508	0.9	579,544	86.1%	$8,255,042	83.3%
2020	0	0	0.0	0	0.0	579,544	86.1%	$8,255,042	83.3%
2021	0	0	0.0	0	0.0	579,544	86.1%	$8,255,042	83.3%
2022	1	92,167	13.7	1,653,900	16.7	671,711	99.8%	$9,908,942	100.0%
2023 & Beyond	4	1,477	0.2	0	0.0	673,188	100.0%	$9,908,942	100.0%
Total	85	673,188	100.0%	$9,908,942	100.0%
(1) Based on the underwritten rent roll.

A-3-27

Annex A-3	JPMCC 2012-C6

Mortgage Loan No. 4 - 8080 & 9400 North Central Expressway

Operating History and Underwritten Net Cash Flow
	2009	2010	2011(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$10,075,531	$9,916,371	$9,271,916	$9,908,942	$14.72	72.9%
Vacant Income	0	0	0	2,181,207	3.24	16.0
Gross Potential Rent	$10,075,531	$9,916,371	$9,271,916	$12,090,149	$17.96	88.9%
Total Reimbursements	1,432,244	1,338,909	1,110,577	1,506,047	2.24	11.1
Net Rental Income	$11,507,775	$11,255,280	$10,382,493	$13,596,196	$20.20	100.0%
(Vacancy/Credit Loss)	0	0	0	(2,492,538)	(3.70)	(18.3)
Other Income	237,434	220,749	217,921	311,231	0.46	2.3
Effective Gross Income	$11,745,209	$11,476,029	$10,600,415	$11,414,889	$16.96	84.0%

Total Expenses	$4,826,811	$4,407,756	$5,214,153	$5,060,293	$7.52	44.3%

Net Operating Income(4)	$6,918,398	$7,068,273	$5,386,262	$6,354,596	$9.44	55.7%

Total TI/LC, Capex/RR	0	0	0	886,867	1.32	7.8
Net Cash Flow	$6,918,398	$7,068,273	$5,386,262	$5,467,728	$8.12	47.9%
(1) Represents the period from April 1, 2011 to December 31, 2011 annualized. The borrower has incomplete 2011 statements due to the acquisition. The NOI does not reflect the full effect of lease up done by the sponsor.
(2) Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3) UW Rents in Place are inclusive of full contractual rent for all tenants in occupancy, regardless of the whether or not respective tenants are currently receiving free rent. Healthtexas recently expanded by 28,127 square feet and received five months of free rent followed by seven months of reduced rent on the entirety of its leased space. Borden Dairy Company recently signed a lease for 25,980 square feet and received eight months of free rent. A free rent reserve of $1,923,358 was taken at closing, representing all outstanding free rent for tenants at the property, and will be released to the borrower on a monthly basis pursuant to the loan agreement.
(4) UW NOI incorporates expected expense reduction as a result of the installation of new chillers at the property.

Property Management. The properties will be managed by Rosemont Property Management of Texas, LLC, a subsidiary of the sponsor.

Escrows and Reserves. At closing the borrower was required to deposit into escrow $3,206,325 for outstanding tenant improvements allowances and leasing commission obligations, $1,923,358 for outstanding free rent credits and $769,395 for immediate repairs. In addition, the borrower deposited $1,374,885 in escrow for annual real estate taxes at loan origination and is required to escrow 1/12 of the annual estimated tax payments monthly, which currently equates to $129,092. The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as no event of default or cash sweep trigger event has occurred and is continuing and the borrower provides satisfactory evidence that the property is insured in accordance with the loan documents. At origination and on a monthly basis thereafter, the borrower is required to deposit $66,667 to the tenant improvement/leasing commission reserve and $13,242 to the replacement reserves escrow. The tenant improvement/leasing commission reserve is subject to a cap of $2,400,000.

Lock Box / Cash Management. The loan is structured with a Hard lockbox and in-place cash management. The borrower was required to send tenant direction letters to all tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during each interest period of the loan term in accordance with the loan documents. To the extent (i) the DSCR based on the immediately preceding trailing three month period falls below 1.05x, (ii) there is an event of default under the loan documents or (iii) the borrower or property manager becomes the subject of a bankruptcy, insolvency or similar action, all excess cash flow will be trapped and held as additional collateral for the loan.

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Annex A-3	JPMCC 2012-C6

Mortgage Loan No. 5 – Innisfree Hotel Portfolio

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Annex A-3	JPMCC 2012-C6

Mortgage Loan No. 5 – Innisfree Hotel Portfolio

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Annex A-3	JPMCC 2012-C6

Mortgage Loan No. 5 – Innisfree Hotel Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	LCF	Single Asset/Portfolio:	Portfolio
Original Principal Balance:	$53,000,000	Title:	Fee/Leasehold
Cut-off Date Principal Balance:	$53,000,000	Property Type - Subtype:	Hotel – Limited Service
% of Pool by IPB:	4.7%	Rooms:	437
Loan Purpose:	Refinance	Location:	Various
Borrower:	CRR Hospitality, L.L.C.; Seaside Hospitality, L.L.C.; H&S Development, LLC	Year Built/Renovated:	Various/Various
		Occupancy:	71.8%
		Occupancy Date:	12/31/2011
Sponsor:	Innisfree Hotels	Number of Tenants:	N/A
Interest Rate:	6.04100%	2009 NOI:	$5,400,990
Note Date:	3/26/2012	2010 NOI:	$4,559,939
Maturity Date:	4/6/2022	2011 NOI:	$5,860,273
Interest-only Period:	None	UW Economic Occupancy:	71.8%
Original Term:	120 months	UW Revenues:	$16,820,406
Original Amortization:	360 months	UW Expenses:	$10,916,406
Amortization Type:	Balloon	UW NOI:	$5,904,000
Call Protection:	L(36),Grtr1%orYM(80),O(4)	UW NCF:	$5,904,000
Lock Box:	CMA	Appraised Value:	$89,900,000
Additional Debt:	Yes	Appraisal Date:	3/1/2012
Additional Debt Balance:	$4,000,000
Additional Debt Type:	Mezzanine Loan

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan/Room:	$121,281
Taxes:	$135,644	$24,329	N/A	Maturity Date Loan/Room:	$102,973
Insurance:	$185,685	$46,421	N/A	Cut-off Date LTV:	59.0%
FF&E Reserve:	$0	4% of Gross Revenues	N/A	Maturity Date LTV:	50.1%
Other:	$35,000	Variable	N/A	UW NCF DSCR:	1.54x
				UW NOI Debt Yield:	11.1%

(1) For a full description of Escrows and Reserves, please refer to the “Escrows and Reserves” section herein.

The Loan. The Innisfree Hotel Portfolio loan is a $53,000,000 ($121,281/Room) first mortgage secured by three limited-service beachfront hotels, including a 181-room Hampton Inn located in Pensacola Beach, Florida, a 137-room Hilton Garden Inn located in Orange Beach, Alabama, and a 119-room Holiday Inn Express located in Orange Beach, Alabama.  The properties, all located along the Gulf Coast, benefit from direct access to the beach as well as direct water views from many of the properties’ rooms. The proceeds of the loan were used to refinance the previously existing debt on the properties, which totaled $49,096,718.  The remaining proceeds were used to fund closing costs, fees, and reserves, and return approximately $7.0 million in equity to the sponsor of the borrowers.  The borrowers acquired the properties in June 2003 (with respect to the Hilton Garden Inn and Holiday Inn Express properties in Orange Beach, Alabama) and in December 2005 (with respect to the Hampton Inn in Pensacola Beach, Florida ) for a total cost of $59.5 million.  The borrowers have invested approximately $12.0 million in hard costs and furniture, fixtures and equipment (“FF&E”) and $1.1 million in soft costs since acquisition of the properties. Including closing costs, reserves and fees of $868,203, the borrowers had a total cost basis of approximately $73.4 million at closing of the loan, with the borrowers maintaining $16,438,503 in hard equity in the properties. The  sponsor is Innisfree Hotels.

The Borrowers. The borrowing entities for the loan are H&S Development, LLC, CRR Hospitality, L.L.C. and Seaside Hospitality, L.L.C. Each borrower is a single purpose entity and an Alabama limited liability company, except for H&S Development, LLC, which is a Florida limited liability company.

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Annex A-3	JPMCC 2012-C6

Mortgage Loan No. 5 – Innisfree Hotel Portfolio

The Sponsor.  The sponsor of the borrowers is Innisfree Hotels.  Innisfree Hotels was founded in 1985 by Julian MacQueen.  Innisfree Hotels is a closely held and managed hotel operator that focuses on the development, operation and management of gulf region hospitality properties, currently owning and managing eight hotels in the region totaling approximately 1,248 rooms and third party managing an additional four hotels totaling 442 rooms. Innisfree Hotels has relationships with both InterContinental Hotels Group and Hilton.

The Properties. The Innisfree Hotel Portfolio consists of three beachfront limited-service hotel properties totaling 437 rooms, located in Pensacola Beach, Florida and Orange Beach, Alabama, along the Gulf Coast. The hotel properties include the 181 room Hampton Inn – Pensacola Beach, the 137 room Hilton Garden Inn – Orange Beach and the 119 room Holiday Inn Express – Orange Beach.  The properties are all beachfront hotels with direct access to the Gulf of Mexico shores, the primary amenity for both the properties and their respective markets.  The properties were all constructed in the mid-1990’s and were renovated at various times between 2009 and 2011. The properties are all interior corridor hotels and feature property amenities in addition to the direct beach access including outdoor pools, poolside food and beverage services, fitness centers, business centers, and meeting spaces. Guestrooms at all of the properties feature flat-screen televisions, microwaves, refrigerators, and other amenities typical for limited service hotels of similar quality.  All of the properties feature balconies along their Gulf-Coast (ocean view) rooms.

The Pensacola Beach, Florida and Orange Beach, Alabama areas are driving vacation destinations for families and groups from the Southeast United States up through the Midwest United States and Canada. The areas experience high season for leisure travelers during the summer months with group business travel dominating the fall shoulder seasons. The British Petroleum oil spill from 2010 caused significant declines in transient reservations during the peak summer months. The markets have since demonstrated recovery of approximately 8.2% year-over-year RevPAR growth in 2011.

Property Summary
Property/Flag	Location	Allocated Loan Amount	Rooms	Occupancy	Year Built	Year Renovated	Franchise Expiration Date
Hampton Inn	Pensacola Beach, FL	$21,600,000	181	76.0%	1995	2011	Dec 2025
Hilton Garden Inn	Orange Beach, AL	16,000,000	137	66.2%	1997	2009	July 2017
Holiday Inn Express	Orange Beach, AL	15,400,000	119	71.8%	1996	2011	June 2018
Total/Weighted Average		$53,000,000	437	71.8%

Hampton Inn – Pensacola Beach.  The Hampton Inn - Pensacola Beach property is located along approximately 600 feet of Gulf of Mexico beachfront at 2 Via De Luna Drive, within Escambia County, Florida. The site consists of a 4.38-acre irregular-shaped parcel, developed with a four-story limited service Hampton Inn hotel with a total of 181 rooms. The property is the first hotel along Via De Luna Drive, when entering Pensacola Beach from mainland Pensacola.  Considering the significant drive-in business generated at the property, this location provides an advantage to the other beachfront properties in the market.  The beach and Gulf of Mexico are the main demand generators for the area along with local retail outlets and restaurants within walking distance of the property. The property opened as a Hampton Inn in 1995 and consists of 181 rooms in an interior corridor, 4-story rectangular-shape structure.  The building was completely renovated in 2006 after Hurricane Ivan forced the property to close in 2004. The property was again renovated in 2011. The entrance of the hotel and porte cochere are located in the northern end of the building which houses the front desk, management offices, meeting space, fitness center, business center and breakfast area/restaurant.

Guestrooms are located on all 4 floors of the interior corridor property.  The guestrooms consist of 113 double queen rooms, 67 king rooms, and 1 suite with full kitchen.  Each of the 181 rooms is equipped with either a single king bed or two queen beds.  King bedded guestrooms also include a sleep sofa. Each guestroom is provided with a high-definition LCD flat panel television, work desk, high-speed internet access, coffee maker, microwave oven, mini-refrigerator, tea maker and iron w/ ironing board.  Gulf-front (ocean view) rooms feature a balcony.

The property is operated as a Hampton Inn under a franchise agreement with Promus Hotels, Inc. dated as of December 16, 2005.  The franchise agreement has an original 20-year term and will expire in December 2025.  The franchise agreement stipulates a franchise fee of five percent (5%) of the hotel’s gross room revenues.  The franchise agreement additionally stipulates monthly program fees equal to four percent (4%) (subject to annual increases of 1% provided that cumulative increases will not exceed 5%) of the hotel’s gross room revenues will be taken.  These program fees are included in the marketing expense within the underwriting.

The Hampton Inn – Pensacola Beach property is ground leased to the applicable borrower by the Santa Rosa Island Authority (“SRIA”).  The entirety of Pensacola Beach is owned by Escambia County, Florida and is under the direction of the SRIA.  The ground lease, dated November 17, 1968 runs through May 1, 2090 (approximately 68 years beyond the term of the Loan).  The ground lease provides for a restricted use of the property as either a hotel or amusement park.  Additionally, the ground lease provides that the leasehold owner, the applicable borrower, will pay percentage rent based upon a percentage of gross receipts from room revenues and other revenue sources  (with a minimum annual payment of $50,000). It is noted that all percentage rent to become payable under the ground lease is billed directly to hotel guests on their individual folios, so that the ground lease fees are passed directly through to the guests.  This practice is in line with that of the other hotel properties along Pensacola Beach.

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Annex A-3	JPMCC 2012-C6

Mortgage Loan No. 5 – Innisfree Hotel Portfolio

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			Hampton Inn Pensacola Beach(2)			Penetration Factor(3)

Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR

2009	64.7%	$130.03	$84.12	68.7%	$140.85	$96.76	106.2%	108.3%	115.0%

2010	62.1%	$122.90	$76.30	67.2%	$129.69	$87.19	108.2%	105.5%	114.3%

2011	64.9%	$130.98	$84.99	76.0%	$135.34	$102.85	117.1%	103.3%	121.0%
(1) Competitive Set Data based upon information provided in the appraisal. Competitive set contains the following properties: Hampton Inn Pensacola Beach (181 rooms, opened in 1995), Days Inn Pensacola Beach (123 rooms, opened in 1991), Holiday Inn Express Pensacola Beach (76 rooms, opened in 1989), Travelodge Pensacola Beach (100 rooms, opened in 1995), and Springhill Suites Pensacola Beach (117 rooms, opened in 1997).
(2) Based on operating statements provided by the borrower.
(3) Penetration Factor is calculated based on data provided in the appraisal for the competitive set and based on operating statements provided by the borrower for the Hampton Inn Pensacola Beach.

Hilton Garden Inn – Orange Beach. The property is located directly on the Gulf of Mexico at 23092 Perdido Beach Blvd., within Baldwin County, Alabama. The site consists of a 3.20-acre slightly irregular-shaped parcel, developed with a six-story limited service Hilton Garden Inn hotel with a total of 137 rooms. The property was built in 1997 and most recently underwent a renovation in 2009.  The beach and Gulf of Mexico are the main demand generators for the area.  Amenities at the property include an indoor/outdoor swimming pool and whirlpool, poolside snack bar, beach access, fitness facility, business center, and 2,000 square feet of meeting space that can be divided into two rooms and hold a combined 120 people. The property features one restaurant, Gulf Breeze Café, which is open for breakfast daily. Additionally, a poolside snack bar is open seasonally for drinks and light snacks.

Guestrooms were updated with flat-screen TVs in 2011, and are considered to be in overall good physical condition.  Each of the 137 rooms is equipped with either a single king bed or two queen beds. King bedded guestrooms also include a chair and ottoman.  All guestrooms include a work desk, flat-screen TV, microwave, refrigerator, and other amenities typically associated with a limited service hotel. Gulf-front (pool and/or ocean view) rooms feature a balcony.

The property is operated as a Hilton Garden Inn under a franchise agreement with Hilton Inns, Inc. dated as of December 16, 1996.  The franchise agreement has an original 20-year term and will expire in July 2017.  The franchise agreement stipulates a franchise fee of five percent (5%) of the hotel’s gross room revenue.  Additionally the franchisee is required to pay a monthly advertising fee for each fractional or full calendar month in the amount of one percent (1%) of the gross revenues of the hotel which is included in the marketing expense within the underwriting.

Historical Occupancy, ADR, RevPAR

	Competitive Set(1)			Hilton Garden Inn Orange Beach(2)			Penetration Factor(3)

Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR

2009	51.2%	$127.12	$65.13	62.6%	$144.74	$90.65	122.3%	113.9%	139.2%

2010	54.6%	$114.72	$62.66	63.2%	$131.04	$82.88	115.8%	114.2%	132.3%

2011	60.5%	$134.36	$81.33	66.2%	$146.34	$96.78	109.4%	108.9%	119.0%
(1) Competitive Set Data based upon information provided in the appraisal. Competitive set contains the following properties: Hilton Garden Inn Orange Beach (137 rooms, opened in 1997), Sleep Inn Orange Beach (117 rooms, opened in 1994), Courtyard Gulf Shores Craft Farms (90 rooms, opened in 1997), Holiday Inn Express Orange Beach (119 rooms, opened in 1996), Fairfield Inn and Suites Orange Beach (116 rooms, opened in 2008), Holiday Inn Express Gulf Shores (89 rooms, opened in 2009), and Hampton Inn and Suites Orange Beach (160 rooms, opened in 2011).
(2) Based on operating statements provided by the borrower.
(3) Penetration Factor is calculated based on data provided in the appraisal for the competitive set and based on operating statements provided by the borrower for the Hilton Garden Inn Orange Beach.

Holiday Inn Express – Orange Beach. The property is located directly on the Gulf of Mexico at 24700 Perdido Beach Blvd., within Baldwin County, Alabama. The site consists of a 3.60-acre slightly irregular-shaped parcel, developed with a six-story limited service Holiday Inn Express hotel with a total of 119 rooms. The beach and Gulf of Mexico are the main demand generators for the area. The entrance to the hotel and porte cochere are located on the northern end of the building. Amenities at the property include complimentary continental breakfast, outdoor swimming pool and whirlpool, poolside snack bar, beach access, fitness facility, business center, and 920 square feet of meeting space. Internet access is available throughout the property free of charge.

Guestrooms were renovated in 2010 and were updated with flat-screen TVs in 2011. Each of the 119 rooms is equipped with either a single king bed or two queen beds. King bedded guestrooms also include a sleep sofa. All guestrooms include a work desk, flat-screen TV, microwave, refrigerator, and other amenities typically associated with a limited service hotel. Gulf-front (ocean view) rooms feature a balcony.

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Annex A-3	JPMCC 2012-C6

Mortgage Loan No. 5 – Innisfree Hotel Portfolio

The property is operated as a Holiday Inn Express under a franchise agreement with Holiday Hospitality Franchising, Inc. dated as of April 8, 2008.  The franchise agreement has an original 10-year term and will expire in June 2018.  The franchise agreement stipulates a franchise fee of six percent (6%) of the hotel’s gross rooms revenue payable monthly in advance. Along with the base franchise fee the franchisor charges a marketing and technology fee of $11.91 per guest room per month and a “services contribution” fee of three percent (3%) of the hotel’s gross room revenues which are included in the marketing expense within the underwriting.

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			Holiday Inn Express Orange Beach(2)			Penetration Factor(3)

Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2009	52.6%	$130.53	$68.67	65.4%	$146.05	$95.58	124.3%	111.9%	139.2%
2010	54.9%	$117.84	$64.66	62.5%	$131.08	$81.94	113.8%	111.2%	126.7%
2011	61.5%	$138.23	$85.07	71.8%	$149.88	$107.64	116.7%	108.4%	126.5%
(1) Competitive Set Data based upon information provided in the appraisal. Competitive set contains the following properties: Holiday Inn Express Orange Beach (119 rooms, opened in 1996), Sleep Inn Orange Beach (117 rooms, opened in 1994), Hilton Garden Inn Orange Beach (137 rooms, opened in 1997), Fairfield Inn and Suites Orange Beach (116 rooms, opened in 2008), Holiday Inn Express and Suites Gulf Shores (89 rooms, opened in 2009), and Hampton Inn and Suites Orange Beach (160 rooms, opened in 2011).
(2) Based on operating statements provided by the borrower.
(3)  Penetration Factor is calculated based on data provided in the appraisal for the competitive set and based on operating statements provided by the borrower for the Holiday Inn Express Orange Beach.

Operating History and Underwritten Net Cash Flow
	2008	2009	2010	2011	Underwritten	Per Room	% of Total Revenue
Occupancy	67.5%	65.9%	64.7%	71.8%	71.8%
ADR	$144.22	$143.41	$130.47	$142.45	$142.45
RevPar	$97.33	$94.50	$84.41	$102.25	$102.25

Room Revenue	$15,525,243	$15,073,359	$13,463,999	$16,309,824	$16,309,824	$37,322	97.0%
Other Revenue	547,734	547,324	456,034	510,582	510,582	1,168	3.0
Total Revenue	$16,072,977	$15,620,683	$13,920,033	$16,820,406	$16,820,406	$38,491	100.0%

Departmental Expenses	3,637,538	3,473,041	3,150,763	3,811,852	3,811,852	8,723	22.7%
Departmental Profit	$12,435,439	$12,147,642	$10,769,270	$13,008,554	$13,008,554	$29,768	77.3%

Operating Expenses	4,119,262	4,110,224	3,796,370	4,304,888	4,304,888	9,851	25.6
Gross Operating Profit	$8,316,177	$8,037,418	$6,972,900	$8,703,666	$8,703,666	$19,917	51.7%

Fixed Expenses	1,064,951	810,111	772,327	733,548	759,994	1,739	4.5
Management Fee	670,096	469,655	431,387	574,595	504,612	1,155	3.0
Franchise Fee	747,665	731,835	652,446	862,434	862,244	1,973	5.1
FF&E(1)	642,919	624,827	556,801	672,816	672,816	1,540	4.0
Total Other Expenses	$3,125,631	$2,636,428	$2,412,961	$2,843,393	$2,799,666	$6,407	16.6%

Net Operating Income	$5,190,546	$5,400,990	$4,559,939	$5,860,273	$5,904,000	$13,510	35.1%
Net Cash Flow	$5,190,546	$5,400,990	$4,559,939	$5,860,273	$5,904,000	$13,510	35.1%
(1) A 4% FF&E charge has been assumed for display purposes in each year from 2008 through 2011.

Property Management. The property is managed by Innisfree Hotels Inc., an affiliate of the sponsor.

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Annex A-3	JPMCC 2012-C6

Mortgage Loan No. 5 – Innisfree Hotel Portfolio

Escrows and Reserves. The borrowers deposited $135,644 in escrow for annual real estate taxes at loan origination and are required to escrow 1/12 of the annual estimated tax payments monthly, which currently equates to $24,329. The borrowers also deposited $185,685 in escrow for insurance at loan origination and are required to escrow (i) 1/12 of the annual insurance premiums monthly or (ii) to the extent any coverage is being maintained under a blanket insurance policy approved by lender, 1/12 of the product of (x) 125% and (y) the annual insurance premiums allocable to the properties in order to accumulate sufficient funds to pay all such insurance premiums. The current monthly escrow for insurance premiums equates to $46,421. If any of the insurance policies are subject to an approved premium finance agreement, the lender will release, absent an event of default, a portion of the insurance reserve allocable to the required payment under such agreement upon receipt of evidence that the borrowers have paid such amount for the succeeding quarterly period. The borrowers are required to deposit 4% of monthly gross revenues each month in the FF&E reserve.  An upfront ground rent reserve in the amount of $35,000 (calculated as approximately 110% of the highest monthly percentage rent payment due under the ground lease in 2011) was taken at loan origination with respect to the Hilton Garden Inn – Orange Beach property. The borrowers are required to deposit on a monthly basis an amount sufficient to make the associated monthly payment under the ground lease, provided, however, so long as (i) no event of default or Cash Management Event (as defined below) has occurred and is continuing and (ii) the borrowers have paid all ground rent directly to the ground lessor and the borrowers provide the lender with evidence of the payment of the prior month’s ground rent payment, the borrowers are not required to make deposits to the ground rent reserve. A seasonality reserve was also established at loan origination to fund shortfalls of mortgage and mezzanine loan debt service, reserves and operating expenses during low season at the properties.  During the term of the loan, the borrowers will be required to make monthly deposits into the seasonality reserve during the high season months based upon the following schedule: May - $185,000, June - $185,000, July - $650,000, August - $650,000, and September - $180,000, with a cumulative amount of $1,850,000 being swept during the high season months.  The franchise agreements for the Hilton Garden Inn – Orange Beach property and the Holiday Inn Express – Orange Beach property expire in July 2017 and June 2018, respectively. On the date that is 18 months prior to the expiration of the respective franchise agreements, all excess cash flow will be swept into a PIP reserve (a “PIP Reserve Trigger”). The lender will deposit into the PIP reserve all excess cash until such time as (i) the borrower has delivered either a renewal of the expiring franchise agreement or a replacement franchise agreement for that property in form and substance acceptable to the lender for a term of at least 10 years, (ii) the borrower has delivered, if required by the franchisor, an acceptable property improvement plan (“PIP”), (iii) the borrower has delivered an acceptable comfort letter from the applicable franchisor and (iv) 125% of the cost of the PIP, as determined based on the average of two cost bids for the PIP work acceptable to lender (the “PIP Reserve Amount”), is accumulated in the PIP reserve or deposited by borrower into the PIP reserve ((i) through (iv) the “Cure Conditions”).  Upon determination of the PIP Reserve Amount, the borrower may request funds held in the FF&E reserve in excess of $1.0 million to be reallocated to such PIP reserve.  Funds in the PIP reserve may be used to pay for all costs associated with the PIP.  Upon receipt of documentation from the respective franchisor stating that all PIP work is complete, and satisfaction of the Cure Conditions, excess proceeds in the PIP reserve will first be used to refill the FF&E reserve to the extent funds were drawn from the FF&E reserve, and any excess proceeds after refilling the FF&E reserve will be released to the borrowers so long as no event of default or Cash Management Event has occurred and remains uncured.

Lock Box / Cash Management. The Innisfree Hotel Portfolio loan is structured with a CMA lockbox and springing cash management. Each account debtor and each credit card clearing bank will be required to remit all amounts due with respect to the property directly to a clearing account controlled by the lender during the term of the loan. All funds in the lockbox account are swept daily to the borrowers. Cash management will spring upon the occurrence of a “Cash Management Event”, which will occur if and when: (i) an event of default occurs under the loan or the property management agreement (“Default Trigger”), (ii) DSCR for the properties falls below 1.215x (“DSCR Cash Management Trigger”), (iii) the property manager (or such manager’s parent, if applicable) becomes insolvent and/or files for bankruptcy (“Manager Event”) or (iv) a PIP Reserve Trigger occurs, as described under the heading “Escrows and Reserves” above.  In the event that there is a Cash Sweep Event, all excess cash flow will be trapped. A “Cash Sweep Event” means the occurrence of (i) a Default Trigger, (ii) DSCR for the properties falls below 1.114x (“DSCR Sweep Trigger”), (iii) a Manager Event, or (iv) a PIP Reserve Trigger.

Release of Properties. The borrower has the right to a release of an individual property (a “Release Property”) from the cross-collateralization provisions of the mortgage, a severance of the mortgage loan and a partial assumption of the portion of the mortgage loan to be secured by the Release Property, all in connection with a third-party, arms-length sale of the Release Property, provided the following conditions are met for the first release: (i) no event of default exists, (ii) a Combined LTV of the Release Property no greater than 63%, (iii) a Combined LTV of the remaining crossed properties no greater than 63%, (iv) a Combined DSCR of the Release Property no less than 1.43x, (v) a Combined DSCR of the remaining crossed properties no less than 1.43x, (vi) the purchaser of the Release Property assumes the relevant portion of the mortgage loan subject to the lender’s customary loan assumption requirements, and (vii) payment of all other costs and expenses of the lender in connection with the release. The conditions for the second release are: (i) no event of default, (ii) a Combined LTV of the Release Property no greater than 60%, (iii) a Combined LTV of the remaining property no greater than 60%, (iv)  a Combined DSCR of the Release Property no less than 1.50x, (v) a Combined DSCR of the remaining property no less than 1.50x, (vi) the purchaser of the Release Property assumes the relevant portion of the mortgage loan subject to lender’s customary loan assumption requirements, and (vii) payment of all other costs and expenses of lender in connection with the release.

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Annex A-3	JPMCC 2012-C6

Mortgage Loan No. 5 – Innisfree Hotel Portfolio

The release of any property from the cross-collateralization provisions (as detailed above) will require the borrower to pay down the mortgage loan in an amount equal to 25% of the allocated loan amount for the Release Property and to pay a yield maintenance charge. In connection with the release of any property from the cross collateralization provisions, there will also be a similar requirement to pay down the mezzanine loan. The borrower must also pay for any assumption fees.

References to the “Combined LTV” and “Combined DSCR” in second preceding paragraph are references to the loan-to-value ratio and debt service coverage ratio, respectively, based upon the respective portions of the mortgage loan and mezzanine loan, collectively, that are to be directly or indirectly secured by either (i) the Release Property or (ii) the remaining property or properties, as the case may be.

Hilton Garden Inn Release Parcel. A 1.30 acre portion along the eastern portion of the Hilton Garden Inn – Orange Beach property is included in the collateral (the “HI PB Release Parcel”).  The HI PB Release Parcel currently houses a miniature golf operation and landscaped areas.  The HI PB Release Parcel may be released from the collateral upon request from the borrowers, without payment of any consideration, subject to certain conditions, including no event of default, proper subdivision, conformance with zoning, and other standard lender requirements.

Additional Debt. A mezzanine loan of $4.0 million secured by the equity interest in the borrower was provided by an affiliate of LCF. The mezzanine loan has a coterminous maturity with the mortgage loan. The total debt of $57.0 million will amortize based on a 30-year schedule. The mortgage loan and the mezzanine loan, together have a Cut-off Date LTV equal to 63.4%, a Maturity Date LTV equal to 53.8%, a UW DSCR equal to 1.43x and an UW NCF Debt Yield equal to 10.4%.

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Annex A-3	JPMCC 2012-C6

Mortgage Loan No. 6 – The Summit Las Colinas

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Annex A-3	JPMCC 2012-C6

Mortgage Loan No. 6 – The Summit Las Colinas

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Annex A-3	JPMCC 2012-C6

Mortgage Loan No. 6 – The Summit Las Colinas

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset/Portfolio:	Single Asset
Original Principal Balance:	$35,100,000	Title:	Fee
Cut-off Date Principal Balance:	$34,970,698	Property Type - Subtype:	Office - Suburban
% of Pool by IPB:	3.1%	Net Rentable Area (SF):	373,874
Loan Purpose:	Acquisition	Location:	Irving, TX
Borrower:	Rosemont Summit Operating LLC	Year Built/Renovated:	1984 / 2004
Sponsor:	Rosemont Realty, LLC	Occupancy:	86.0%
Interest Rate:	5.99000%	Occupancy Date:	1/24/2012
Note Date:	11/22/2011	Number of Tenants:	31
Maturity Date:	12/1/2021	2009 NOI:	$3,370,120
Interest-only Period:	None	2010 NOI:	$3,514,990
Original Term:	120 months	2011 NOI(1):	$3,598,735
Original Amortization:	360 months	UW Economic Occupancy:	85.0%
Amortization Type:	Balloon	UW Revenues(2):	$8,315,228
Call Protection:	L(28),Def(90),O(2)	UW Expenses:	$3,994,113
Lock Box:	Hard	UW NOI(2):	$4,321,115
Additional Debt:	N/A	UW NCF(2):	$3,834,165
Additional Debt Balance:	N/A	Appraised Value:	$49,000,000
Additional Debt Type:	N/A	Appraisal Date:	10/20/2011

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan/SF:	$94
Taxes:	$0	$130,356	N/A	Maturity Date Loan/SF:	$80
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	71.4%
Replacement Reserves:	$4,692	$4,692	N/A	Maturity Date LTV:	60.7%
TI/LC:	$37,500	$37,500	$1,350,000	UW NCF DSCR:	1.52x
Other:	$2,372,092	$0	N/A	UW NOI Debt Yield:	12.4%

(1) 2011 represents the trailing twelve month period ending November 30, 2011. Full year 2011 statements are not available due to the timing of the acquisition of the property.
(2) UW Revenues, UW NOI and UW NCF are inclusive of full contractual rent for all tenants in occupancy, regardless of whether or not the respective tenants are currently receiving free rent. LaSalle Equity leases 22,349 square feet and is receiving free rent through May 31, 2012 and Tricolor Auto Group, LLC leases 12,901 square feet and is receiving free rent through April 30, 2012. A free rent reserve of $242,767 was taken at closing for both tenants and will be released to borrower on a monthly basis pursuant to the loan agreement.
(3) For a full description of Escrows and Reserves, please refer to the “Escrows and Reserves” section herein.

The Loan. The Summit Las Colinas loan has an outstanding principal balance of approximately $35.0 million and is secured by a first mortgage lien on a 373,874 square foot Class A office building located in Irving, Texas. The ten year fixed rate loan amortizes based on a 30-year schedule. Proceeds of the loan, along with approximately $18.6 million of additional borrower equity, were used to finance the acquisition of the property, fund reserves of approximately $2.4 million and pay closing costs of $2.7 million.

The Borrower. The borrowing entity for the loan is Rosemont Summit Operating LLC, a Delaware limited liability company and special purpose entity.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is Rosemont Realty, LLC (“Rosemont”). Rosemont is a fully integrated property acquisition and management company that currently has a portfolio spanning 28 states totaling approximately 16 million square feet of predominantly office space, including 35 properties in the state of Texas. Since 1991, Rosemont has acquired over 30 million square feet of commercial space across the United States with a focus on assets in secondary growth markets. As of June 30, 2011, the company had total assets of $249.1 million. Rosemont is a repeat J.P. Morgan and CMBS borrower, having closed loans totaling approximately $200.2 million since 2010.

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Annex A-3	JPMCC 2012-C6

Mortgage Loan No. 6 – The Summit Las Colinas

The Property. The Summit Las Colinas is a 373,874 square foot Class A office building located in the Las Colinas/DFW Freeport submarket of Irving, Texas. The property, a 19-story Energy Star rated and LEED certified building, is situated on approximately 4.1 acres and also includes a detached one-story retail building that contains a nine-level parking garage on top. Many of the property’s amenities, including the fitness center, conference center and a café are located in the adjacent retail/parking building. JPMorgan Chase Bank, N.A. (“JPMCB”) is the largest tenant at the property, occupying 17.7% of the net rentable area, and has a lease expiration of November 30, 2014. JPMCB is the consumer and commercial banking unit of J.P. Morgan Chase & Co. (NYSE: JPM), a leading global financial services firm with assets of over $2.2 trillion. For additional information regarding JPMCB’s various roles in the JPMCC 2012-C6 transaction, please see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in the Free Writing Prospectus. JPMCB is currently subleasing 20,954 square feet of its total 65,993 square feet to Regus Executive Suites. The second largest tenant, Insperity Support Services, L.P. (NYSE: NSP), offers full service human resources, recruiting services, performance management, retirement services, insurance services and organizational planning to small and mid-size businesses. Insperity Support Services, L.P. occupies 13.0% of the net rentable area and has a lease expiration of October 31, 2016.

The property is located in the Urban Center of Las Colinas, a master planned mixed-use development, in Irving, Texas along John W. Carpenter Freeway (State Highway 114). John W. Carpenter Freeway provides regional access to local interstates and attractions including downtown Dallas, approximately 13 miles southeast of the property, and Dallas Fort Worth International Airport approximately, 12 miles northwest of the property. The property is located along the Dallas Area Rapid Transportation orange line that is currently under construction between DFW Airport and downtown Dallas. The property is located within walking distance of one of the new orange line stations that is expected to open in 2012. According to the appraiser, the property is located in the Las Colinas/DFW Freeport submarket which is the largest non-central business district submarket in Dallas with approximately 27.3 million square feet. As of June 2011, the Las Colinas/DFW Freeport submarket consisted of 37 buildings totaling approximately 10.5 million square feet of Class A office space with an average vacancy of 18.9% and asking rents of $22.72 per square foot. Additionally the appraiser provided six comparable properties that serve as the competitive set for the property. The comparable properties range from 134,592 to 844,113 square feet and were constructed between 1979 and 1988. The competitive set had an average rent per square foot of $18.93 to $21.21 and an average vacancy rate of 21.4%. The appraiser concluded a market rent for office space at the property of approximately $21.50.

Historical and Current Occupancy
2009	2010	2011	Current(1)
87.7%	89.6%	91.6%	86.0%
(1) Current Occupancy is as of January 24, 2012.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
JPMorgan Chase Bank, N.A.	Aa3 / A / AA-	65,993(3)	17.7%	$20.12	11/30/2014
Insperity Support Services, L.P.	NA / NA / NA	48,612	13.0%	$24.00	10/31/2016
Dow Jones & Company	NA / NA / BBB+	23,216	6.2%	$23.77	5/31/2014
Felcor Lodging Trust	B3 / B- / NA	22,968	6.1%	$22.59	11/30/2016
LaSalle Equity	NA / NA / NA	22,349	6.0%	$19.74	5/31/2019(4)
Highgate Holdings	NA / NA / NA	19,840	5.3%	$23.50	10/31/2017(5)
Ackerman McQueen, Inc.	NA / NA / NA	18,361	4.9%	$23.06	7/31/2013
Tricolor Auto Group, LLC	NA / NA / NA	12,901	3.5%	$21.92	7/31/2016
Adea, Inc.	NA / NA / NA	11,106	3.0%	$25.00	1/31/2014
Crown Imports, LLC	NA / NA / NA	8,328	2.2%	$22.29	12/31/2017(6)
(1) Based on the underwritten rent roll.
(2) Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3) JPMorgan Chase Bank, N.A. is currently subleasing 20,954 square feet of its space to Regus Executive Suites.
(4) LaSalle Equity has the right to terminate its lease on March 31, 2016 with nine months notice, subject to a termination fee equal to the sum of approximately $114,436 and the landlord’s unamortized leasing costs.
(5) Highgate Holdings has the right to terminate between 50% and 100% of the space demised under its lease on September 30, 2013 subject to a termination fee equal to the unamortized portion of the leasing costs associated with the most recent lease amendment.
(6) Crown Imports, LLC has two leases at the property and the lease expiration date listed above reflects the expiration date of the larger space that Crown Imports, LLC occupies. In total, Crown Imports, LLC has 2,390 square feet expiring on June 30, 2015 and 5,938 square feet expiring on December 31, 2017. Crown Imports, LLC has the right to terminate its lease on the 5,938 square foot space on December 31, 2012 and June 30, 2015, with nine months notice, subject to a termination fee equal to terms specified in its lease.

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Annex A-3	JPMCC 2012-C6

Mortgage Loan No. 6 – The Summit Las Colinas

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	52,381	14.0%	NAP	NAP	52,381	14.0%	NAP	NAP
2012 & MTM	6	12,638	3.4	$44,066	0.6%	65,019	17.4%	$44,066	0.6%
2013	8	54,053	14.5	1,254,939	18.2	119,072	31.8%	$1,299,005	18.8%
2014	5	110,388	29.5	2,405,926	34.8	229,460	61.4%	$3,704,931	53.6%
2015	3	9,842	2.6	215,619	3.1	239,302	64.0%	$3,920,550	56.8%
2016	9	128,634	34.4	2,854,868	41.3	367,936	98.4%	$6,775,418	98.1%
2017	1	5,938	1.6	132,340	1.9	373,874	100.0%	$6,907,758	100.0%
2018	0	0	0.0	0	0.0	373,874	100.0%	$6,907,758	100.0%
2019	0	0	0.0	0	0.0	373,874	100.0%	$6,907,758	100.0%
2020	0	0	0.0	0	0.0	373,874	100.0%	$6,907,758	100.0%
2021	0	0	0.0	0	0.0	373,874	100.0%	$6,907,758	100.0%
2022	0	0	0.0	0	0.0	373,874	100.0%	$6,907,758	100.0%
2023 & Beyond	0	0	0.0	0	0.0	373,874	100.0%	$6,907,758	100.0%
Total	32	373,874	100.0%	$6,907,758	100.0%
(1) Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow
	2009	2010	2011(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$5,849,471	$5,781,050	$5,891,071	$6,907,754	$18.48	73.6%
Vacant Income	0	0	0	1,127,302	3.02	12.0
Gross Potential Rent	$5,849,471	$5,781,050	$5,891,071	$8,035,056	$21.49	85.7%
Total Reimbursements	1,144,007	611,300	982,188	1,345,045	3.60	14.3
Net Rental Income	$6,993,478	$6,392,350	$6,873,259	$9,380,101	$25.09	100.0%
(Vacancy/Credit Loss)	0	0	0	(1,407,015)	(3.76)	(15.0)
Other Income	325,381	306,683	374,669	342,142	0.92	3.6
Effective Gross Income	$7,318,859	$6,699,033	$7,247,928	$8,315,228	$22.24	88.6%

Total Expenses	$3,948,739	$3,184,043	$3,649,194	$3,994,113	$10.68	48.0%

Net Operating Income	$3,370,120	$3,514,990	$3,598,735	$4,321,115	$11.56	52.0%

Total TI/LC, Capex/RR	0	0	0	486,949	1.30	5.9
Net Cash Flow	$3,370,120	$3,514,990	$3,598,735	$3,834,165	$10.26	46.1%
(1) 2011 represents the trailing twelve month period ending November 30, 2011.
(2) Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3) UW Rents in Place are inclusive of full contractual rent for all tenants in occupancy, regardless of whether or not the respective tenants are currently receiving free rent. LaSalle Equity leases 22,349 square feet and is receiving free rent through May 31, 2012 and Tricolor Auto Group, LLC leases 12,901 square feet and is receiving free rent through April 30, 2012. A free rent reserve of $242,767 was taken at closing for both tenants and will be released to borrower on a monthly basis pursuant to the loan agreement.

Property Management. The property will be managed by Rosemont Property Management of Texas, LLC, a subsidiary of the sponsor.

Escrows and Reserves. At closing, the borrower was required to deposit into escrow $2,075,000 for required repairs at the property, $242,767 for outstanding free rent credits and $54,325 for outstanding tenant improvements allowances. The borrower is required to escrow 1/12 of the annual estimated tax payments monthly, which currently equates to $130,356 monthly. The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as no event of default has occurred and is continuing and the borrower provides satisfactory evidence that the property is insured in accordance with the loan documents. At origination and on a monthly basis thereafter, the borrower is required to deposit $37,500 to the tenant improvement/leasing commission reserve and $4,692 to the replacement reserve. The tenant improvement/leasing commission reserve is capped at $1,350,000.

Lock Box / Cash Management. The loan is structured with a Hard lockbox and in-place cash management. The borrower was required to send tenant direction letters to all tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. All funds in the lockbox account in excess of a specified amount are swept daily to a cash management account under the control of the lender and disbursed during each interest period of the loan term in accordance with the loan documents. To the extent (i) the DSCR falls below 1.10x, (ii) there is an event of default under the loan documents or (iii) the borrower or property manager becomes party to a bankruptcy, insolvency or similar action, then all excess cash flow will be trapped and held as additional collateral for the loan.

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Annex A-3	JPMCC 2012-C6

Mortgage Loan No. 7 – GTECH Center

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Annex A-3	JPMCC 2012-C6

Mortgage Loan No. 7 – GTECH Center

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Annex A-3	JPMCC 2012-C6

Mortgage Loan No. 7 – GTECH Center

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Annex A-3	JPMCC 2012-C6

Mortgage Loan No. 7 – GTECH Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset/Portfolio:	Single Asset
Original Principal Balance:	$34,500,000	Title:	Leasehold
Cut-off Date Principal Balance:	$34,500,000	Property Type - Subtype:	Office - CBD
% of Pool by IPB:	3.0%	Net Rentable Area (SF):	199,558
Loan Purpose:	Acquisition	Location:	Providence, RI
Borrower:	10 Memorial Boulevard Owner LLC	Year Built/Renovated:	2006 / N/A
		Occupancy:	92.3%
Sponsors:	Brandon D. Kelly, Scott R. Kelly	Occupancy Date:	2/13/2012
Interest Rate(1):	5.09400%	Number of Tenants:	10
Note Date:	3/30/2012	2009 NOI:	$3,325,789
Anticipated Repayment Date(1):	4/1/2022	2010 NOI:	$3,492,433
Interest-only Period:	60 months	2011 NOI(2):	$4,062,151
Original Term(3):	120 months	UW Economic Occupancy:	92.4%
Original Amortization:	360 months	UW Revenues:	$7,503,321
Amortization Type:	ARD-IO-Balloon	UW Expenses:	$3,132,926
Call Protection:	L(25),Grtr1%orYM(92),O(3)	UW NOI(2):	$4,370,395
Lock Box:	CMA	UW NCF:	$4,094,686
Additional Debt:	N/A	Appraised Value:	$54,000,000
Additional Debt Balance:	N/A	Appraisal Date:	2/27/2012
Additional Debt Type:	N/A

Escrows and Reserves(4)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan/SF:	$173
Taxes:	$91,667	$91,667	N/A	ARD Balance/SF:	$160
Insurance:	$4,691	$4,691	N/A	Cut-off Date LTV:	63.9%
Replacement Reserves:	$3,328	$3,328	N/A	ARD LTV:	59.0%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.82x
Other:	$148,125	$30,000	N/A	UW NOI Debt Yield:	12.7%

(1) The loan will be structured with an ARD of 120 months after the initial payment date. In the event that the loan is not paid off on or before the ARD (as defined below), the borrower is required to make monthly payments to the lender of principal and interest in the amount of an assumed constant amount calculated using the current outstanding principal balance of the loan, the loan’s initial interest rate of 5.09400% (the “Initial Interest Rate”), and a 30-year amortization schedule, such payment to be applied to interest in an amount equal to interest that would have accrued on the outstanding principal balance of the loan (without adjustment for accrued interest) at the Initial Interest Rate and the remainder to the principal balance of the loan and additional interest will accrue based on a step up in the interest rate of 3.00% per annum plus the greater of (i) the Initial Interest Rate, and (ii) the 10 year swap yield as of the ARD plus 5.00% per annum, provided, however, that in no event shall the revised Interest Rate exceed the Initial Interest Rate plus 5.00%.
(2) UW NOI is higher than the historical NOI’s due to rent escalations, the expiration of free rent periods and increased underwritten parking income.
(3) Represents initial loan term to the ARD. The final maturity date of the loan is 4/1/2042.
(4) For a full description of Escrows and Reserves, please refer to the “Escrows and Reserves” section herein.

The Loan. The GTECH Center loan has an outstanding principal balance of $34.5 million and is secured by a first lien mortgage on a leasehold interest in a Class A office building located in Providence, Rhode Island. The 199,558 square foot property was developed in 2006. The loan is structured with a ten year term to its anticipated repayment date (“ARD”) of April 1, 2022, and has a final maturity date of April 1, 2042. The loan requires interest only payments for the first five years and subsequently amortizes based on a 30-year schedule. The borrower is owned by a joint venture between R.J. Kelly Co., Inc. (“R.J. Kelly”) and Independencia S.A. The proceeds of the loan, sponsor equity of approximately $18.0 million and seller credits of approximately $302,105 were used to acquire the property from USAA Real Estate Company for $51.5 million and pay closings costs of $737,495 and fund upfront reserves of $247,811.

The Borrower. The borrowing entity for the loan is 10 Memorial Boulevard Owner LLC, a Delaware limited liability company and special purpose entity.

The Sponsor. The loan’s sponsors and nonrecourse carve-out guarantors are Brandon D. Kelly and Scott R. Kelly of R.J. Kelly, a Massachusetts-based developer and manager of commercial real estate. Brandon D. Kelly is the President and CEO of R.J. Kelly and Scott R. Kelly is the Senior Vice President. Since its founding in 1951, R.J. Kelly has developed and/or acquired in excess of five million square feet of real estate, primarily commercial, across New England. The company is an integrated real estate company with internal capabilities in leasing/managing, investment/development and construction. The borrower is owned by a joint venture comprised of entities affiliated with R.J. Kelly (10%) and Independencia S.A. (90%). Independencia S.A. is a Chilean real estate investment fund that has a portfolio of approximately 23 U.S. commercial real estate investments, including several properties in the greater Boston area.

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Annex A-3	JPMCC 2012-C6

Mortgage Loan No. 7 – GTECH Center

The Property. The GTECH Center is a 199,558 square foot Class A office building located the intersection of Memorial Boulevard and Francis Street in downtown Providence, Rhode Island. Constructed in 2006 as the world headquarters of GTECH Corporation, the 10-story building includes an approximately 250-space parking garage on the second through fourth floors. The ground floor consists of the property’s main lobby, a designated entrance for GTECH, Ruth’s Chris Steak House and a Fidelity Brokerage Services branch. The typical floor plate is approximately 28,500 square feet and site area totals 1.643 acres. The GTECH Center is located in the northern portion of downtown Providence adjacent to the entrance to I-95 and in close proximity to the Providence Place Mall and the Providence Amtrak station. GTECH Center is also located within walking distance from Johnson & Whales University, the Providence Performing Arts Center, the Rhode Island Convention Center, the Dunkin Donuts Center and the State Capitol.

As of February 13, 2012, the property was 92.3% occupied by nine tenants and the management office. Approximately 72.8% of the net rentable area is occupied by investment grade tenants or their affiliates. The largest tenant is GTECH Corporation (“GTECH”), which moved into the property as its headquarters in 2007 and accounts for 58.8% of the net rentable area. GTECH is an operator and provider of a range of services, technology and products to government sponsored online, instant and traditional lotteries. The company is a subsidiary of Italy-based Lottomatica S.p.A. GTECH may terminate its lease any time after June 30, 2023 if its contract with the Rhode Island State Lottery is not renewed, with a payment of a termination fee equal to six months of rent and reimbursements under its lease or approximately $3.0 million. GTECH’s lease is structured as a triple net lease, which includes a contribution for ground lease payments. GTECH is responsible for paying for $240,000 of the current annual $360,000 ground rent expense. GTECH’s lease provides contractual rent esclations of 2.0% per annum and the tenant has two, ten year lease extension options. The second largest tenant, Columbia Management, a subsidiary of Ameriprise Financial, Inc. (“Ameriprise”), was founded over 100 years ago and, as of December 31, 2011, was the eighth largest U.S. based manager of long-term mutual fund assets. Ameriprise is a holding company that operates in the areas of advice and wealth management, asset management, annuities and protection. As of April 2, 2012, Amerprise (NYSE: AMP) closed at $57.76 per share and had a market capitalization of approximately $12.8 billion. Ruth’s Chris Steak House (“Ruth’s Chris”) is a subsidiary of Ruth’s Hospitality Group, Inc. (Nasdaq: RUTH) and occupies 10,178 square feet of retail space at the property. As of December 25, 2011, the company operated 153 restaurants, including 63 company-owned Ruth’s Chris Steak House restaurants, 68 Ruth’s Chris Steak House franchised restaurants, 19 company-owned Mitchell’s Fish Markets, and 3 company-owned Cameron’s Steakhouse restaurants.

According to the appraiser, the property is located within the Capital Center submarket, which is part of the downtown Providence office market. The downtown Providence office market consists of approximately 6.2 million square feet and, as of year end 2011, had a vacancy rate of 16.0%, down from 18.9% at the end of 2010. The overall Downtown Providence Class A office market vacancy rate is at 15.0% and the average Class A asking rent is $30.05 per square foot. The Capital Center submarket consists of approximately 615,190 square feet with an average vacancy rate of 16.8% and an average lease rate of $31.70. In 2011, there was positive net absorption of 10,582 square feet in the Capital Center submarket. The appraiser identified eight Class A office properties located within Providence that serve as a competitive set for the property. The properties range from 134,949 to 390,000 square feet and were constructed between 1927 and 2009. The competitive set has a weighted average occupancy rate of 93.5%.

Historical and Current Occupancy
2009	2010	2011	Current(1)
74.9%	76.5%	91.3%	92.3%
(1) Current Occupancy is as of February 13, 2012.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Type	Lease Expiration Date
GTECH Corporation	Baa3 / BBB- / NA	117,315	58.8%	$24.79	NNN	7/31/2027(3)
Columbia Management	A3 / A / A-	20,535	10.3%	$28.56	Modified Gross	3/31/2018
Ruth’s Chris Steak House	NA / NA / NA	10,178	5.1%	$19.80(4)	NNN	12/31/2014
Koffler Real Estate, LLC	NA / NA / NA	8,508	4.3%	$36.50	Modified Gross	2/28/2018
Fidelity Brokerage Services	A2 / A+ / NA	7,332	3.7%	$38.00	NNN	9/30/2016(5)
Brown Rudnick LLP	NA / NA / NA	6,357	3.2%	$29.87	Modified Gross	4/30/2018
East Hill Holding Co.	NA / NA / NA	5,941	3.0%	$41.00	Modified Gross	10/31/2015
Virtus Group	NA / NA / NA	4,111	2.1%	$30.60	Modified Gross	9/30/2020
Rockland Trust Co.	NA / NA / NA	3,623	1.8%	$32.00	Modified Gross	1/31/2017
(1) Based on the underwritten rent roll. Tenant Summary chart does not present information relating to the Management Office, which occupies 210 square feet.
(2) Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3) GTECH may terminate its lease on or any time after June 30, 2023 if its contract with the Rhode Island State Lottery is not renewed with the payment of a termination fee equal to six months of rent and reimbursements under its lease, which is estimated to equal approximately $3.0 million. In the event that GTECH terminates, its termination fee would be deposited into the lease termination reserve account.
(4) Ruth’s Chris is currently paying rent of $100,000 per annum plus percentage rent equal to 50.0% of their operating income. 2011 year-end operating income for Ruth’s Chris was approximately $203,135. Underwritten NOI and NCF is inclusive of both components of Ruth’s Chris’s required rent payments.
(5) Fidelity Brokerage Services (“Fidelity”) may terminate its lease any time after September 1, 2013 with six months notice and a fee equal to six months rent plus unamortized leasing costs. In the event that Fidelity terminates, its termination fee would be deposited into the lease termination reserve account.

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Annex A-3	JPMCC 2012-C6

Mortgage Loan No. 7 – GTECH Center

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Square Feet Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative NRA Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	15,448	7.7%	NAP	NAP	15,448	7.7%	NAP	NAP
2012 & MTM	0	0	0.0	$0	0.0%	15,448	7.7%	$0	0.0%
2013	0	0	0.0	0	0.0	15,448	7.7%	$0	0.0%
2014	1	10,178	5.1	100,000	2.1	25,626	12.8%	$100,000	2.1%
2015	1	5,941	3.0	243,581	5.0	31,567	15.8%	$343,581	7.1%
2016	1	7,332	3.7	278,616	5.7	38,899	19.5%	$622,197	12.8%
2017	1	3,623	1.8	115,936	2.4	42,522	21.3%	$738,133	15.2%
2018	3	35,400	17.7	1,086,906	22.4	77,922	39.0%	$1,825,039	37.6%
2019	0	0	0.0	0	0.0	77,922	39.0%	$1,825,039	37.6%
2020	1	4,111	2.1	125,797	2.6	82,033	41.1%	$1,950,836	40.1%
2021	0	0	0.0	0	0.0	82,033	41.1%	$1,950,836	40.1%
2022	0	0	0.0	0	0.0	82,033	41.1%	$1,950,836	40.1%
2023 & Beyond	2	117,525	58.9	2,908,238	59.9	199,558	100.0%	$4,859,074	100.0%
Total	10	199,558	100.0%	$4,859,074	100.0%
(1) Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow
	2009	2010	2011	Underwritten	Per Square Foot	%(1)
Rents in Place	$3,882,014	$3,930,618	$4,636,991	$4,859,074	$24.35	64.3%
Vacant Income	0	0	0	397,676	1.99	5.3
Gross Potential Rent	$3,882,014	$3,930,618	$4,636,991	$5,256,750	$26.34	69.6%
Total Reimbursements(2)	1,614,062	1,893,925	2,031,468	2,297,663	11.51	30.4
Net Rental Income	$5,496,076	$5,824,543	$6,668,459	$7,554,413	$37.86	100.0%
(Vacancy/Credit Loss)	0	0	0	(614,086)	(3.08)	(8.1)
Other Income(3)	525,224	425,799	384,508	562,994	2.82	7.5
Effective Gross Income(4)	$6,021,300	$6,250,342	$7,052,967	$7,503,321	$37.60	99.3%

Total Expenses	$2,695,511	$2,757,909	$2,990,815	$3,132,926	$15.70	41.8%

Net Operating Income	$3,325,789	$3,492,433	$4,062,151	$4,370,395	$21.90	58.2%

Total TI/LC, Capex/RR	0	0	0	275,708	1.38	3.7
Net Cash Flow	$3,325,789	$3,492,433	$4,062,151	$4,094,686	$20.52	54.6%
(1) Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2) Underwritten Total Reimbursements are inclusive of $101,567 for percentage rent for Ruth’s Chris, which equates to 50% of Ruth’s Chris Steak House’s 2011 operating income.
(3) Other Income is comprised of parking income.
(4) Effective Gross Income is higher than the historical NOI’s due to rent escalations, the expiration of free rent periods and increased underwritten parking income.

Ground Lease.  The borrower has a leasehold interest in the property. The ground lease commenced April 1, 2004 for a term of 149 years and expires on March 31, 2153. Ground rent due under the ground lease is currently $360,000 annually and ground rent increases 5% every five years through March 31, 2031 with the next escalation occurring in April 2016. From April 1, 2031 through the ground lease expiration date, ground rent is determined based on a formula that either corresponds to CPI or the fair market value of the vacant land (without the value of any of the improvements constructed thereon).

Property Management. GTECH Center is managed by R.J. Kelly, an affiliate of the sponsors and borrower.

Escrows and Reserves. At closing, the borrower was required to deposit $91,667 in escrow for real estate taxes and is required to escrow 1/12 of the annual estimated tax payments monthly, which is currently $91,667. The borrower was required to deposit $118,125 in escrow at closing for deferred maintenance. At closing, the borrower also was required to deposit $4,691 in escrow for insurance, $3,328 for replacement reserves and $30,000 for ground rent. On a monthly basis, the borrower is required to escrow monthly ground rent payments (currently $30,000) and 1/12th of estimated annual insurance premiums (currently $4,691) as well as $3,328 for replacement reserves. In the event that any tenant at the property terminates its lease and pays any consideration in connection with such termination, the borrower is required to pay to the lender the termination fees which will be retained by the lender in a lease termination fee reserve. Funds in the lease termination fee reserve may be used by the borrower to pay for approved tenant improvement and leasing commission obligations incurred by the borrower in connection with re-letting space vacated by a tenant that paid a lease termination fee.

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Mortgage Loan No. 7 – GTECH Center

Lock Box / Cash Management. The loan is structured with a CMA lockbox. The borrower was required to set up a lockbox account at closing and to send tenant direction letters to all tenants instructing them to deposit all rent and reimbursement payments into the lockbox account controlled by the lender. However, funds in the lockbox account are returned to an account designated by the borrower until the occurrence of a Cash Sweep Event (as defined below). In the event of a Cash Sweep Event, the borrower will establish a segregated cash management account to be held in trust and for the benefit of lender. Lender will have a first priority security interest in the cash management account. “Cash Sweep Event” means the occurrence of: (i) an event of default; (ii) any bankruptcy action of the borrower or manager; (iii) the DSCR based on the trailing three month period immediately preceding the date of such determination falling below 1.25x or (iv) the payment date that is one month prior to the ARD (March 1, 2022).

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Annex A-3	JPMCC 2012-C6

Mortgage Loan No. 8 – Interventure Industrial Portfolio

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Annex A-3	JPMCC 2012-C6

Mortgage Loan No. 8 – Interventure Industrial Portfolio

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Annex A-3	JPMCC 2012-C6

Mortgage Loan No. 8 – Interventure Industrial Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset/Portfolio:	Portfolio
Original Principal Balance:	$30,000,000	Title:	Fee
Cut-off Date Principal Balance:	$30,000,000	Property Type - Subtype:	Industrial - Various
% of Pool by IPB:	2.6%	Net Rentable Area (SF):	788,292
Loan Purpose:	Refinance	Location:	Various, OH
Borrower:	Cleveland Owner Corp.	Year Built/Renovated:	Various / N/A
Sponsor:	Prism Industrial Holdings LLC	Occupancy(1):	90.4%
Interest Rate:	5.59400%	Occupancy Date:	1/1/2012
Note Date:	3/12/2012	Number of Tenants(1):	5
Maturity Date:	4/1/2022	2009 NOI:	$3,779,964
Interest-only Period:	None	2010 NOI:	$3,755,840
Original Term:	120 months	2011 NOI:	$3,514,549
Original Amortization:	300 months	UW Economic Occupancy:	90.0%
Amortization Type:	Balloon	UW Revenues(2):	$4,156,484
Call Protection:	L(24),Grtr1%orYM(92),O(4)	UW Expenses:	$1,058,122
Lock Box:	Hard	UW NOI(2):	$3,098,362
Additional Debt:	N/A	UW NCF(2):	$2,829,670
Additional Debt Balance:	N/A	Appraised Value:	$41,500,000
Additional Debt Type:	N/A	Appraisal Date:	1/5/2012

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan/SF:	$38
Taxes:	$184,271	$62,318	N/A	Maturity Date Loan/SF:	$29
Insurance:	$8,515	$1,064	N/A	Cut-off Date LTV:	72.3%
Replacement Reserves:	$6,575	$6,575	N/A	Maturity Date LTV:	55.2%
TI/LC:	$16,667	$16,667	Springing	UW NCF DSCR:	1.27x
Other:	$1,903,473	$16,667	Springing	UW NOI Debt Yield:	10.3%

(1) Occupancy and Number of Tenants includes aNETorder, Inc. which recently went dark at the property. aNETorder, Inc., which represents approximately 12.7% of the net rentable area of the portfolio, has been paying rent and has notified the borrower that it intends to remain in compliance with its obligations under the lease. Excluding aNETorder, Inc.’s space, the portfolio is 77.7% physically occupied.
(2) UW Revenues, UW NOI and UW NCF include contractual rent due under aNETorder, Inc.’s lease.
(3) For a full description of Escrows and Reserves, please refer to the “Escrows and Reserves” section herein.

The Loan. The Interventure Industrial Portfolio loan has an outstanding principal balance of $30.0 million and is secured by first mortgage liens on four industrial properties totaling approximately 788,292 square feet located in suburban Cleveland, Ohio. The loan proceeds, along with the borrower’s equity contribution of approximately $5.0 million, were used to refinance previously existing debt, net of outstanding reserves, of $32.2 million, fund upfront reserves of approximately $2.1 million and pay closing costs of $654,141. The loan is structured as a Shari’ah compliant loan to comply with Islamic law. For further detail regarding this structure, please refer to “Shari’ah Compliant Loans” in the Free Writing Prospectus.

The Borrower. The borrowing entity for the loan is Cleveland Owner Corp., a Delaware corporation and special purpose entity.

The Sponsor. Interventure Advisors LP (“Interventure”) is acting as advisor for the borrower and nonrecourse carve-out guarantor, Prism Industrial Holdings LLC. Interventure, launched in 2010, is a privately held advisory firm headquartered in New York City that manages approximately 26 million square feet of office, warehouse, industrial and residential properties across the United States. Prism is indirectly owned by two trusts, the beneficiaries of which are certain high net worth individuals and/or families. As of year end 2011, Prism reported total assets of approximately $831.3 million and total liabilities of $582.7 million, resulting in member’s equity of $248.7 million.

The Properties. The Interventure Industrial Portfolio consists of four properties totaling approximately 788,292 square feet, with uses consisting of warehouse/distribution and flex, and are all located in Ohio. Three of the properties are located within a three mile radius of each other in Strongsville, Ohio, approximately 25 miles southwest of Cleveland, and the fourth property is located in Solon, Ohio, approximately 21 miles southeast of Cleveland. The properties were constructed between 1989 and 2005 and range in size from 142,052 to 246,140 square feet. The properties are 90.4% leased and 77.7% physically occupied by four tenants.

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Mortgage Loan No. 8 – Interventure Industrial Portfolio

According to the appraiser, the Fountain Parkway property is located in the Solon/Glenwillow submarket, which as of the third quarter of 2011 had an industrial vacancy of 8.0% with asking rents ranging from $2.45 to $6.00 per square foot. According to the appraiser, the three remaining properties are located in the Strongsville submarket, which as of the third quarter of 2011 had an industrial vacancy rate of 5.0% with current asking rents ranging from $2.50 to $6.50 per square foot. The loan is structured so that no individual property can be released from the collateral of the loan.

Property Summary
Property	Property Subtype	Location	Allocated Loan Amount	Net Rentable Area (SF)	% Leased	Occupancy	Year Built
Fountain Parkway	Flex	Solon, Ohio	$10,843,373	224,600	100.0%	100.0%	1998
Westwood Drive	Warehouse/Distribution	Strongsville, Ohio	9,397,590	246,140	100.0%	100.0%	1989
Morgan Court	Flex	Strongsville, Ohio	5,349,398	175,500	56.9%(1)	0.0%(1)	2005
Commerce Drive	Warehouse/Distribution	Strongsville, Ohio	4,409,639	142,052	100.0%	100.0%	2002
Total/Weighted Average			$30,000,000	788,292	90.4%	77.7%
(1) Sole tenant at Morgan Court, aNETorder, recently went dark. aNETorder has notified the borrower that it intends to remain in compliance with its obligations under the lease.

Fountain Parkway. Located in Solon, Ohio, the Fountain Parkway property was constructed in 1998 with a total of 224,600 square feet and is 100% occupied by a single tenant, Arrow Electronics (NYSE: ARW). The property was built-to-suit for Arrow Electronics which has been in occupancy since construction and has a lease expiration of January 31, 2016. Arrow Electronics, a global provider of products, services and solutions to industrial and commercial users of electronic components and enterprise computing solutions, uses this facility as a regional distribution center. Arrow Electronics has a market capitalization of $4.7 billion based on a market share price of $42.04 as of April 2, 2012. Of the total property square footage, approximately 12.7%, or 28,560 square feet, is used as office space. The improvements include 16 loading docks, one of which is a drive-in dock, and approximately 24 foot clear ceiling heights.

Westwood Drive. Located in Strongsville, Ohio, the Westwood Drive property was constructed in 1989 with a total of 246,140 square feet and is 100% occupied by a single tenant, Archway. The property was built-to-suit for a company that Archway acquired in 2009. Archway recently renewed its lease for five years and has a lease expiration of July 31, 2016. Archway, a provider of outsourced marketing supply chain services to business-to-business and business-to-consumer companies in the United States and Canada, uses this facility as a regional distribution center. Of the total property square footage, approximately 6.4%, or 15,785 square feet, is used as office space. The improvements include 23 loading docks, three of which are drive-in docks, and approximately 14 to 33 foot clear ceiling heights.

Morgan Court. Located in Strongsville, Ohio, the Morgan Court property was constructed in 2005 and is 56.9% leased, however, the property is currently unoccupied. The sole tenant at the property, aNETorder, Inc. (“aNETorder”) which leases 99,875 of the 175,500 square feet, recently went dark. aNETorder has lease expirations of February 28, 2014 for 27.8% of the net rentable area and July 31, 2016 for 29.1% of the net rentable area. Despite the fact that it is no longer in occupancy, aNETorder has informed the borrower that it intends to remain in compliance with its obligations under the lease. At closing the borrower escrowed $1.7 million, which represents the remaining rent and reimbursement payments due through expiration under aNETorder’s lease and continues to pay rent. The borrower may obtain disbursements from the escrow upon satisfaction of conditions which are further described in the “Escrows and Reserves” section below. Of the total property square footage, approximately 16.2%, or 28,462 square feet, is used as office space. The improvements include 15 loading docks, two of which are drive-in docks, and approximately 32 foot clear ceiling heights.

Commerce Drive. Located in Strongsville, Ohio, the Commerce Drive property was constructed in 2002 with a total of 142,052 square feet and is 100% occupied by two tenants. The property is 70.5% occupied by Keefe Supply Company and 29.5% occupied by Magna Seating. Keefe Supply Company is the nation’s leading supplier of food products, personal care products and electronics to prison and jail commissaries. Keefe Supply Company recently renewed its lease for five years and has a lease expiration of November 30, 2016. Magna Seating is a leader in the development and manufacture of high quality complete seating systems, seat structure and mechanism solutions as well as foam and trim products for the global automotive industry and has a lease expiration of January 31, 2015. Of the total property square footage, approximately 9.1%, or 12,876 square feet, is used as office space. The improvements include 28 loading docks, four of which are drive-in docks, and approximately 24 foot clear ceiling heights.

Historical and Current Occupancy
2009	2010(1)	2011	Current(2)
100.0%	90.4%	90.4%	90.4%
(1) 2010 Occupancy is not average occupancy. It represents the occupancy as of December 31, 2010.
(2) Current Occupancy is as of January 1, 2012 and includes aNETorder which recently went dark at the property. aNETorder has been paying rent and notified the borrower that it intends to remain in compliance with its obligations under the lease. Excluding aNETorder’s space, the portfolio is 77.7% physically occupied.

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Mortgage Loan No. 8 – Interventure Industrial Portfolio

Tenant Summary(1)
Tenant	Property Name	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Type	Lease Expiration Date
Archway	Westwood Drive	NA / NA / NA	246,140	31.2%	$3.90	NN(3)	7/31/2016(4)
Arrow Electronics	Fountain Parkway	Baa3 / BBB- / BBB-	224,600	28.5%	$6.50	NNN	1/31/2016
Keefe Supply Company	Commerce Drive	NA / NA / NA	100,172	12.7%	$3.75	NNN	11/30/2016
aNETorder, Inc.(5)	Morgan Court	NA / NA / NA	99,875	12.7%	$4.58	NNN	7/31/2016(6)
Magna Seating	Commerce Drive	Baa2 / BBB+ / NA	41,880	5.3%	$5.15	NNN	1/31/2015
(1) Based on the underwritten rent roll.
(2) Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3) Tenant is responsible for all common area maintenance and insurance expenses but only pays tax expenses above the amount paid in the base year of the lease.
(4) Archway has the right to terminate its lease on or after July 31, 2014 with nine months notice subject to a termination fee of $142,650.
(5) aNETorder recently went dark at the property. aNETorder has notified the borrower that it intends to remain in compliance with its obligations under the lease.
(6) aNETorder has multiple leases at the property and the lease expiration date listed above reflects the expiration date of the largest space that aNETorder occupies. In total, aNETorder has 48,875 square feet expiring on February 28, 2014 and 51,000 square feet expiring on July 31, 2016.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	75,625	9.6%	NAP	NAP	75,625	9.6%	NAP	NAP
2012 & MTM	0	0	0.0	$0	0.0%	75,625	9.6%	$0	0.0%
2013	0	0	0.0	0	0.0	75,625	9.6%	$0	0.0%
2014	1	48,875	6.2	223,848	6.5	124,500	15.8%	$223,848	6.5%
2015	1	41,880	5.3	215,682	6.2	166,380	21.1%	$439,530	12.7%
2016	4	621,912	78.9	3,029,071	87.3	788,292	100.0%	$3,468,601	100.0%
2017	0	0	0.0	0	0.0	788,292	100.0%	$3,468,601	100.0%
2018	0	0	0.0	0	0.0	788,292	100.0%	$3,468,601	100.0%
2019	0	0	0.0	0	0.0	788,292	100.0%	$3,468,601	100.0%
2020	0	0	0.0	0	0.0	788,292	100.0%	$3,468,601	100.0%
2021	0	0	0.0	0	0.0	788,292	100.0%	$3,468,601	100.0%
2022	0	0	0.0	0	0.0	788,292	100.0%	$3,468,601	100.0%
2023 & Beyond	0	0	0.0	0	0.0	788,292	100.0%	$3,468,601	100.0%
Total	6	788,292	100.0%	$3,468,601	100.0%
(1) Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow
	2009	2010	2011	Underwritten	Per Square Foot	%(1)
Rents in Place	$3,846,922	$3,635,950	$3,720,311	$3,468,601	$4.40	75.1%
Vacant Income	0	0	0	359,219	0.46	7.8
Gross Potential Rent	$3,846,922	$3,635,950	$3,720,311	$3,827,819	$4.86	82.9%
Total Reimbursements	1,121,734	1,136,476	770,974	790,359	1.00	17.1
Net Rental Income	$4,968,656	$4,772,426	$4,491,285	$4,618,178	$5.86	100.0%
(Vacancy/Credit Loss)	0	0	0	(461,694)	(0.59)	(10.0)
Other Income	0	0	38,543	0	0.00	0.0
Effective Gross Income	$4,968,656	$4,772,426	$4,529,828	$4,156,484	$5.27	90.0%

Total Expenses	$1,188,692	$1,016,586	$1,015,279	$1,058,122	$1.34	25.5%

Net Operating Income	$3,779,964	$3,755,840	$3,514,549	$3,098,362	$3.93	74.5%

Total TI/LC, Capex/RR	0	0	0	268,691	0.34	6.5
Net Cash Flow	$3,779,964	$3,755,840	$3,514,549	$2,829,670	$3.59	68.1%
(1) Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

Property Management. The properties will be managed by Colliers Ostendorf-Morris, a third party management firm that is not affiliated with the sponsor.

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Mortgage Loan No. 8 – Interventure Industrial Portfolio

Escrows and Reserves. At closing, the borrower was required to deposit $1,700,000 into escrow for the aNETorder reserve, which represents the remaining rent and reimbursement payments due through expiration under aNETorder’s lease, and $186,806 for required repairs at the properties. The borrower was also required to deposit $184,271 for real estate taxes and $8,515 for insurance in escrow at loan origination, and is required to escrow 1/12 of the annual estimated tax and insurance payments monthly, which currently amounts to $62,318 and $1,064, respectively. At origination and on a monthly basis thereafter, the borrower is required to deposit in escrow $16,667 to the tenant improvement/leasing commission reserve, $16,667 to the debt service reserve and $6,575 to the replacement reserve. The tenant improvement/leasing commission reserve and the debt service reserve have caps that are subject to change based upon the occurrence of events outlined in the loan documents. Provided that no event of default is occurring or continuing under the loan documents, the lender is required to make disbursements from the aNETorder Reserve Fund as follows (i) on every payment date, an amount equal to monthly rent and reimbursements payable by aNETorder under its lease is required to be deposited in the cash management account and applied in the same manner as rents until $600,000 has been deposited in the cash management account and (ii) all remaining amounts in the aNETorder reserve fund are required to be disbursed to the borrower when the entire aNETorder space is occupied by aNETorder, one or more replacement tenants reasonably approved by the lender and/or one or more subleases reasonably approved by lender. In order to disburse remaining funds in the aNETorder reserve fund to borrower as result of satisfaction of (ii) above, lender must receive an acceptable estoppel certificate as detailed in the loan documents. The borrower is entitled to partial disbursements for leases of subleases of not less than 25,000 square feet, which satisfy the requirements above in an amount equal to $1,100,000 multiplied by the proportion of aNETorder space demised pursuant to such lease or sublease.

Lock Box / Cash Management. The loan is structured with a Hard lockbox and in-place cash management. The borrower was required to send tenant direction letters to all tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during each interest period of the loan term in accordance with the loan documents. In the event (i) the DSCR based on the immediately preceding trailing three month period falls below 1.10x, (ii) there is an event of default under the loan documents, (iii) the borrower or property manager becomes the subject of a bankruptcy, insolvency or similar action, (iv) on April 1, 2015 unless (a) the property is 72.0% occupied by tenants pursuant to leases expiring on or after January 1, 2021 and otherwise satisfying the requirements set forth in the loan documents and (b) the lender has received an acceptable estoppel from each tenant or (v) on April 1, 2020 unless (a) the property is 72.0% occupied by tenants pursuant to leases expiring on or after January 1, 2026 and otherwise satisfying the requirements set forth in the loan documents and (b) the lender has received an acceptable estoppel from each tenant, then all excess cash shall be swept and held as additional collateral for the loan.

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Mortgage Loan No. 9 – Oak Ridge Office Portfolio

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Mortgage Loan No. 9 – Oak Ridge Office Portfolio

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Annex A-3	JPMCC 2012-C6

Mortgage Loan No. 9 – Oak Ridge Office Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset/Portfolio:	Portfolio
Original Principal Balance:	$28,000,000	Title:	Fee
Cut-off Date Principal Balance:	$28,000,000	Property Type - Subtype:	Office – Suburban
% of Pool by IPB:	2.5%	Net Rentable Area (SF):	448,966
Loan Purpose:	Refinance	Location:	Oak Ridge, TN
Borrower(1):	Various	Year Built/Renovated:	1991-1999 / N/A
Sponsors:	John C. Harvey; Edward J. Sussi	Occupancy(2):	93.4%
Interest Rate:	5.22400%	Occupancy Date:	4/1/2012
Note Date:	3/30/2012	Number of Tenants(3):	15
Maturity Date:	4/1/2022	2009 NOI:	$4,030,954
Interest-only Period:	None	2010 NOI:	$3,886,798
Original Term:	120 months	2011 NOI:	$4,009,751
Original Amortization:	360 months	UW Economic Occupancy:	91.8%
Amortization Type:	Balloon	UW Revenues(2):	$6,758,405
Call Protection:	L(25),Gtr1%orYM(91),O(4)	UW Expenses:	$3,081,647
Lock Box:	Hard	UW NOI(2):	$3,676,758
Additional Debt:	N/A	UW NCF(2):	$3,043,581
Additional Debt Balance:	N/A	Appraised Value:	$42,200,0000
Additional Debt Type:	N/A	Appraisal Date:	3/2/2012

Escrows and Reserves(4)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan/SF:	$62
Taxes:	$379,684	$52,812	N/A	Maturity Date Loan/SF:	$52
Insurance:	$50,417	$4,201	N/A	Cut-off Date LTV:	66.4%
Replacement Reserves:	$982,000	$7,483	$179,592	Maturity Date LTV:	54.9%
TI/LC:	$48,650	$48,650	$1,167,600	UW NCF DSCR:	1.65x
Other:	$6,500	$0	N/A	UW NOI Debt Yield:	13.1%

(1) For a full description of the Borrower, please see below.
(2) Occupancy calculation is net of SAIC’s contraction space of 11,369 square feet. SAIC is expected to contract from 134,789 square feet to 123,420 square feet on May 31, 2012. SAIC’s contraction space is underwritten as vacant.
(3) Certain tenants occupy multiple spaces at the properties with varying lease expiration dates and for the purposes of Number of Tenants are counted as one tenant.
(4) For a full description of Escrows and Reserves, please refer to the “Escrows and Reserves” section herein.

The Loan. The Oak Ridge Office Portfolio has an outstanding balance of $28.0 million and is secured by a first mortgage lien on a portfolio of seven office buildings totaling approximately 448,966 square feet located in Oak Ridge, Tennessee. The portfolio consists of Oak Ridge Corporate Center I, an approximately 158,600 square foot, Class A office building that was constructed in 1991, and Oak Ridge Technical Center, an approximately 290,366 square foot, six building complex that was constructed between 1991 and 1999. The proceeds of the loan were used to refinance previously existing debt of approximately $23.2 million, fund upfront reserves of $1.5 million, pay closing costs of $541,253 and return equity to the sponsor of $2.8 million. The previously existing debt on the portfolio was split between a two loans: (i) a securitized 15-year loan secured by Oak Ridge Corporate Center I and five of the six Oak Ridge Technical Center buildings and (ii) a balance sheet loan secured by Oak Ridge Technical Center V. The securitized 15-year loan had an original balance of approximately $31.5 million, a payoff amount at debt retirement of $21.4 million and was securitized in the CSFB 2002-CKP1 transaction. The loan secured by Oak Ridge Technical Center V was originated in 2000 with an original balance of approximately $3.2 million and had a balance prior to retirement of $1.7 million. The sponsors are the original developers of the portfolio and have owned the properties since construction with a reported current cost basis of approximately $34.4 million.

The Borrowers. The borrowing entities for the loan are Oak Ridge Corporate Partners-I, L.P., a Tennessee limited partnership; Oak Ridge Technical Center Partners-One, L.P., a Tennessee limited partnership; Oak Ridge Technical Center Partners-Two, L.P., a Tennessee limited partnership; Oak Ridge Technical Center Partners-Three, L.P., a Tennessee limited partnership; Oak Ridge Technical Center Partners-Four, L.P., a Tennessee limited partnership; Oak Ridge Technical Center Partners-Five, LLC, a Tennessee limited liability company and Oak Ridge Technical Center Partners-Six, L.P., a Tennessee limited partnership. Each borrower is a special purpose entity.

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Annex A-3	JPMCC 2012-C6

Mortgage Loan No. 9 – Oak Ridge Office Portfolio

The Sponsors. The loan’s sponsors and nonrecourse carve-out guarantors are John C. Harvey and Edward J. Sussi, executives of the Cowperwood Company (“Cowperwood”), a New York-based national commercial real estate development company that currently manages in excess of approximately 2 million square feet. John C. Harvey is the President and Chief Executive Officer of Cowperwood. Mr. Harvey has approximately 47 years of commercial real estate experience, 37 of which were served with Cowperwood. Edward J. Sussi is the Executive Vice President and Chief Operating Officer of Cowperwood. Mr. Sussi has approximately 35 years of commercial real estate experience, 33 of which were served with Cowperwood. Along with its construction partners, Cowperwood has constructed over 5 million square feet of commercial office projects including properties in Colorado, Florida, New Mexico, New York, South Carolina, Tennessee, Texas, Virginia and Washington.

The Properties. The Oak Ridge Office Portfolio is a seven building office portfolio located in Oak Ridge, Tennessee, approximately 25 miles west of Knoxville. The portfolio consists of Oak Ridge Corporate Center I and Oak Ridge Technical Center. As of April 1, 2012, the portfolio was 93.4% occupied by 15 tenants. Oak Ridge Technical Center (“ORTC”) is a six-building, one story Class B multi-tenanted business park that was constructed between 1991 and 1999. Oak Ridge Corporate Center I (“ORCC I”) is a four story, Class A multi-tenant office building that was constructed in 1991. Amenities at ORCC I include a coffee-shop, a common area fitness room and a decorative retention pond with walking trails. According to the sponsor, ORCC I was initially developed as an outgrowth of the Cowperwood and Science Applications International Corporation’s (“SAIC”) desire to produce a quality corporate environment to accommodate SAIC and other national firms residing in substandard space. The city of Oak Ridge was established in 1942 as a site for a single purpose – the secret production of the atomic bomb. Since then, the community has evolved into a center of scientific research and technology with four predominant economic drivers: (i) Oak Ridge National Laboratory (the “ORNL”); (ii) Y-12 National Security Complex; (iii) Oak Ridge Associated Universities and (iv) environmental management.

The tenancy at the properties is representative of the local area’s focus in specialized sciences including nuclear physics, environmental technology, advanced materials, information technology, biomedical technology, transportation research and measures and controls. The three largest tenants at the properties are SAIC, UT-Battelle, LLC and BWXT Y-12, L.L.C. SAIC, located at ORCC I, currently occupies approximately 134,789 square feet, although it will contract by 11,369 square feet on May 31, 2012. SAIC is a provider of scientific, engineering, systems integration and technical services and solutions to all branches of the U.S. Military, the U.S. Department of Defense, the intelligence community, the U.S. Department of Homeland Security and other public and private entities. SAIC recently entered into a settlement agreement and a deferred prosecution agreement with the U.S. Attorney’s Office for the Southern District of New York and the City of New York (“NYC”) relating to investigations surrounding an automated time and attendance and workforce management system (“CityTime”) that SAIC developed and implemented for certain NYC agencies. The settlement agreement and the deferred prosecution agreement is further described under “Litigation or Other Legal Proceedings Could Adversely Affect the Mortgage Loans” in the Free Writing Prospectus.  In 1989, SAIC purchased a 32-acre parcel of land from the city of Oak Ridge and retained Cowperwood’s services to design and construct its southeastern regional headquarters. The remaining portion of the 32-acre parcel was purchased by Cowperwood to develop the ORCC I, which, upon completion in 1991, was 100% leased, with Bechtel National, Inc. as the major tenant. In 1999, SAIC outgrew its southeastern headquarters facility and leased additional space in ORCC I. SAIC is headquartered in McLean, VA and employs, along with its subsidiaries, approximately 41,000 employees worldwide. At the close of trading on April, 2, 2012, SAIC’s (NYSE: SAI) share price was $13.21 with a market capitalization of approximately $4.51 billion.

UT-Battelle, LLC (“UT-Battalle”), a 50-50 partnership between the University of Tennessee and Battelle Memorial Institute, was established in 2000 for the purpose of managing and operating the ORNL on behalf of the U.S. Department of Energy (“DOE”). UT-Battelle occupies 88,859 square feet at ORTC and assumed management responsibility for ORNL in April 2000, after winning a competitive procurement process. At the end of the first five-year term, the contract was renewed for a second five-year period. In June 2010, the DOE elected to extend the contract for an additional five years ending in 2015. Battelle Memorial Institute is a 501(c)(3) private nonprofit charitable trust headquartered in Columbus, Ohio. The institute opened in 1929 and since has focused on contract research and development work in the areas of metals and material science. The ORNL was established in 1943 to produce and separate plutonium for the World War II Manhattan Project. Today, ORNL is the DOE’s largest science and energy laboratory.

BWXT Y-12, L.L.C., is a partnership established between the Babcock & Wilcox Company and Bechtel Corporation for the sole purpose of managing and operating the Y-12 National Security Complex under a contract to the U.S. DOE and the National Nuclear Security Administration (“NNSA”). The Y-12 National Security Complex is one of four production facilities in the NNSA’s Nuclear Security Enterprise and is responsible for the production and maintenance of all uranium parts for nuclear weapons in the U.S. arsenal, as well as the development of technologies associated with those activities. The Babcock & Wilcox Company (B&W) is an energy products and services provider that services a wide spectrum of industries and markets including modular nuclear power, renewable energy, government services, fossil power, environmental power and commercial nuclear power. Bechtel Corporation is a privately owned engineering, construction and project management company. Completed in February 1943, the initial mission of the Y-12 National Security Complex was the separation of uranium-235 from natural uranium for use in an atomic bomb. Today, the Y-12 National Security Complex is one of four production facilities in the NNSA’s Nuclear Security Enterprise.

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Annex A-3	JPMCC 2012-C6

Mortgage Loan No. 9 – Oak Ridge Office Portfolio

Oak Ridge Associated Universities is a consortium of 101 Ph.D.–granting academic institutions. The organization manages the Oak Ridge Institute for Science and Education for the U.S. Department of Energy, whose mission is to research health risks from occupational hazards, assess environmental cleanup, respond to radiation medical emergencies, support national security and emergency preparedness, and educate the next generation of scientists. Oak Ridge Associated Universities has over 750 employees in Oak Ridge and revenues of approximately $345.1 million annually. In 1989, the Department of Energy established the Office of Environmental Management to oversee the cleanup of hazardous materials, including at Oak Ridge. The Oak Ridge cleanup has a target completion date of 2030.

Regional ingress and egress access to the portfolio is provided by I-40 and I-75, with the nearest access points 10 miles to the south at the Pellissippi Parkway interchange and 13 miles to the northeast at the Oak Ridge Highway interchange. I-40 provides regional transportation from Knoxville to Nashville, Tennessee to the west and North Carolina to the east. Additionally, I-40 connects with I-81 to the east of Knoxville. According to the appraiser, the property is located within the Anderson County submarket of the Knoxville Office market. During 2011, a total of approximately 150,309 square feet of new space was delivered to the Knoxville market area. There was no new office construction within the properties’ Anderson County submarket in 2011. As of year end 2011, the Anderson County submarket contained a total inventory of approximately 3.1 million square feet with a vacancy rate of 6.0% and a quoted rental rate of $12.27. There is 7,500 square feet of space currently under construction in the submarket.

Property Summary
Property	Location	Net Rentable Area (SF)	Largest Tenants	Allocated Cut-off Date Balance	Appraised Value	Occupancy(1)

ORTC(2)	Oak Ridge, TN	290,366	UT-Battelle, LLC BWXT Y-12, L.L.C. Energy Solutions	$18,900,000	$28,500,000	96.2%

ORCC I	Oak Ridge, TN	158,600	SAIC All Meds Cowperwood Company	9,100,000	13,700,000	88.2%
Total/Weighted Average		448,966		$28,000,000	$42,200,000	93.4%
(1) Occupancy is as of April 1, 2012.
(2) ORTC is comprised of six properties. The properties were appraised on an aggregate basis, though the loan documents stipulate allocated loan amounts for each of the six properties. The allocated loan amounts for each of the properties is as follows: ORTC I - $2,239,700; ORTC II - $2,559,600; ORTC III - $4,735,700; ORTC IV - $3,369,800; ORTC V - $2,598,000 and ORTC VI - $3,397,200.

Historical and Current Occupancy
Property	2009	2010	2011	Current(1)
ORTC	100.0%	100.0%	96.2%	96.2%
ORCC I	100.0%	95.3%	95.3%	88.2%
Weighted Average	100.0%	98.3%	95.9%	93.4%
(1) Current occupancy is as of April 1, 2012 with the exception of the SAIC contraction space. Occupancy calculation is net of SAIC’s contraction space of 11,369 square feet. SAIC is expected to contract its leased space at the portfolio on May 31, 2012.

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Annex A-3	JPMCC 2012-C6

Mortgage Loan No. 9 – Oak Ridge Office Portfolio

Tenant Summary(1)
Tenant	Property Name	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
SAIC	ORCC I	A3 / A- / NA	123,420(3)	27.5%	$9.95	5/31/2019(3)
UT-Battelle, LLC	ORTC	NA / NA / NA	88,859	19.8%	$14.00	6/30/2013(4)
BWXT Y-12, L.L.C.	ORTC	Ba1 / BB+ / NA	65,000	14.5%	$15.74	9/30/2012
Energy Solutions	ORTC	B3 / BB- / NA	36,582	8.1%	$12.35	3/31/2014
Sitel	ORTC	NA / B / NA	35,000	7.8%	$13.00	3/31/2015
Merrick & Company	ORTC	NA / NA / NA	21,714	4.8%	$8.43	10/31/2012
Tetra Tech, Inc.	ORTC	NA / NA / NA	15,526	3.5%	$9.25	1/23/2015(5)
URS	ORTC	Baa3 / BBB- / NA	13,646	3.0%	$8.75	1/31/2013
All Meds	ORCC I	NA / NA / NA	7,800	1.7%	$15.00	10/31/2013
Cowperwood Company	ORCC I	NA / NA / NA	2,794	0.6%	$10.00	2/28/2015
(1) Based on the underwritten rent roll.
(2) Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3) SAIC recently submitted their 120 day notice to terminate a portion of their space (11,369 square feet) effective May 31, 2012. SAIC’s Net Rentable Area is reflective of its total space at the property as of June 1, 2012. SAIC has two remaining lease contraction/lease termination options. At any time after May 31, 2014, SAIC may contract by up to approximately 45,631 square feet and on May 31, 2017, SAIC may terminate the remainder of its space, with 120 days notice in either case.
(4) UT-Battalle, LLC (“UT-Battalle”) has multiple lease expiration dates. The largest space, totaling 53,759 square feet, is located in ORTC VI and expires on June 30, 2013. The remainder of the space, totaling 35,100 square feet, is located in ORTC I and expires March 8, 2014. UT-Battelle may terminate its space at ORTC I at any time with 365 days notice and may terminate its space at ORTC VI at any time with 365 days notice.
(5) Tetra Tech, Inc. may terminate its space at ORTC between May 24, 2013 and October 23, 2013 with six months notice.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	29,788	6.6%	NAP	NAP	29,788	6.6%	NAP	NAP
2012 & MTM	6	93,131	20.7	$1,212,582	24.2%	122,919	27.4%	$1,212,582	24.2%
2013	4	77,625	17.3	1,000,412	19.9	200,544	44.7%	$2,212,993	44.1%
2014	2	71,682	16.0	951,981	19.0	272,226	60.6%	$3,164,974	63.1%
2015	3	53,320	11.9	626,556	12.5	325,546	72.5%	$3,791,529	75.5%
2016	0	0	0.0	0	0.0	325,546	72.5%	$3,791,529	75.5%
2017	0	0	0.0	0	0.0	325,546	72.5%	$3,791,529	75.5%
2018	0	0	0.0	0	0.0	325,546	72.5%	$3,791,529	75.5%
2019	1	123,420	27.5	1,227,840	24.5	448,966	100.0%	$5,019,369	100.0%
2020	0	0	0.0	0	0.0	448,966	100.0%	$5,019,369	100.0%
2021	0	0	0.0	0	0.0	448,966	100.0%	$5,019,369	100.0%
2022	0	0	0.0	0	0.0	448,966	100.0%	$5,019,369	100.0%
2023 & Beyond	0	0	0.0	0	0.0	448,966	100.0%	$5,019,369	100.0%
Total	16	448,966	100.0%	$5,019,369	100.0%
(1) Based on the underwritten rent roll.

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Annex A-3	JPMCC 2012-C6

Mortgage Loan No. 9 – Oak Ridge Office Portfolio

Operating History and Underwritten Net Cash Flow
	2009	2010	2011	Underwritten	Per Square Foot	%(1)
Rents in Place	$5,333,482	$4,938,349	$5,087,075	$5,019,369	$11.18	68.3%
Vacant Income	0	0	0	331,417	0.74	4.5
Gross Potential Rent	$5,333,482	$4,938,349	$5,087,075	$5,350,786	$11.92	72.8%
Total Reimbursements	1,735,757	1,960,842	1,990,246	2,001,977	4.46	27.2
Net Rental Income	$7,069,239	$6,899,191	$7,077,321	$7,352,763	$16.38	100.0%
(Vacancy/Credit Loss)	0	0	0	(599,359)	(1.33)	(8.2)
Other Income	59,903	51,188	27,172	5,000	0.01	0.1
Effective Gross Income	$7,129,142	$6,950,380	$7,104,493	$6,758,405	$15.05	91.9%

Total Expenses	$3,098,187	$3,063,582	$3,094,742	$3,081,647	$6.86	45.6%

Net Operating Income	$4,030,954	$3,886,798	$4,009,751	$3,676,758	$8.19	54.4%

Total TI/LC, Capex/RR	0	0	0	633,177	1.41	9.4
Net Cash Flow	$4,030,954	$3,886,798	$4,009,751	$3,043,581	$6.78	45.0%
(1) Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

Property Management. The properties are managed by an affiliate of the sponsors, Cowperwood Company Inc., a Texas Corporation.

Escrows and Reserves. At closing, the borrowers were required to deposit $982,000 in escrow for replacement reserves and $48,650 for tenant improvements and leasing commissions. On a monthly basis, the borrowers are required to deposit $7,483 and $48,650 for replacement reserves and tenant improvements and leasing commissions, respectively. Upon and after the date on which the amount of the replacement reserves is less than $179,592, the replacement reserves fund will replenished and subsequently capped at $179,592. The tenant improvements and leasing commissions fund is subject to a cap of $1,167,600 from the loan’s closing date through April 30, 2018 and $1,751,400 from May 1, 2018 through the loan’s maturity date. At closing, the borrowers were required to deposit in escrow $379,684 for real estate taxes and $50,417 for insurance premiums. On a monthly basis, the borrowers are required to escrow 1/12 of the estimated annual tax and insurance payments, which currently equal to $52,812 and $4,201, respectively. The borrowers were required to deposit $6,500 in escrow at closing for deferred maintenance.

Lock Box / Cash Management. The loan is structured with a Hard lockbox and in-place cash management. The borrowers were required to send tenant direction letters to all tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. All funds in the lockbox account balance are swept daily to a cash management account under the control of the lender and disbursed during each interest period of the loan term in accordance with the loan documents. In the event of a Cash Sweep Event (herein defined), all excess cash flow will be swept and held as additional collateral for the loan. “Cash Sweep Event” means the occurrence of (i) an event of default under the loan documents; (ii) any bankruptcy action of an individual borrower or manager, or (iii) the DSCR based on the immediately preceding trailing three month period falls below 1.20x.

Release of Property. On June 1, 2014 and on any business day thereafter through the related maturity date, the related borrowers may prepay a portion of the loan subject to certain terms and conditions including the payment of a yield maintenance premium and the related borrowers may obtain the release of the ORCC I property from the lien. In connection with such partial prepayment and release, certain terms and conditions of the loan agreement must be satisfied including, but not limited to: (a) the amount of the outstanding principal balance of the loan to be prepaid shall equal or exceed the 115.0% of the allocated loan amount; (b) no event of default has occurred and is continuing; (c) subsequent to such release, each remaining related borrower will continue to be a special purpose entity; (d) after giving effect to the release of the ORCC I property, the debt service coverage ratio for all of the properties then remaining subject to the liens of the mortgages based on the trailing 12-month period immediately preceding the release of the ORCC I property is equal to or greater than the greater of (i) 1.59x and (ii) the debt service coverage ratio for all of the mortgaged properties then subject to the liens of the mortgages (including the ORCC I property) immediately preceding the release of the ORCC I property based on the trailing 12-month period immediately preceding the release of the ORCC I property; and (e) the related borrower reimburses the related lender and the servicer for any costs and expenses incurred in conjunction with such release.

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Annex A-3	JPMCC 2012-C6

Mortgage Loan No. 10 – Continental Executive Parke

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Annex A-3	JPMCC 2012-C6

Mortgage Loan No. 10 – Continental Executive Parke

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Annex A-3	JPMCC 2012-C6

Mortgage Loan No. 10 – Continental Executive Parke

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset/Portfolio:	Single Asset
Original Principal Balance:	$27,750,000	Title:	Fee
Cut-off Date Principal Balance:	$27,688,515	Property Type - Subtype:	Mixed Use – Office / Flex
% of Pool by IPB:	2.4%	Net Rentable Area (SF):	294,153
Loan Purpose:	Acquisition	Location:	Vernon Hills, IL
Borrower:	PWA Continental Executive Parke, LP	Year Built/Renovated:	1990, 1999-2001 / 2008-2010
		Occupancy:	93.6%
Sponsor:	John M. Schneider	Occupancy Date:	1/1/2012
Interest Rate:	5.45000%	Number of Tenants:	6
Note Date:	1/26/2012	2009 NOI:	$2,042,924
Maturity Date:	2/1/2022	2010 NOI:	$2,355,871
Interest-only Period:	None	2011 NOI(1):	$2,654,255
Original Term:	120 months	UW Economic Occupancy:	85.0%
Original Amortization:	360 months	UW Revenues:	$4,545,401
Amortization Type:	Balloon	UW Expenses:	$1,694,641
Call Protection:	L(25),Grtr1%orYM(94),O(1)	UW NOI:	$2,850,759
Lock Box:	CMA	UW NCF:	$2,482,361
Additional Debt:	N/A	Appraised Value:	$37,100,000
Additional Debt Balance:	N/A	Appraisal Date:	12/14/2011
Additional Debt Type:	N/A

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan/SF:	$94
Taxes:	$361,965	$60,328	N/A	Maturity Date Loan/SF:	$79
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	74.6%
Replacement Reserves:	$4,903	$4,903	N/A	Maturity Date LTV:	62.4%
TI/LC:	$36,770	$36,770	$1,323,720	UW NCF DSCR:	1.32x
Other:	$156,359	$0	N/A	UW NOI Debt Yield:	10.3%

(1) 2011 NOI represents year-to-date annualized through November 30, 2011. Full year 2011 financial statements have not yet been provided by the borrower.
(2) For a full description of Escrows and Reserves, please refer to the “Escrows and Reserves” section herein.

The Loan. The Continental Executive Parke loan has an outstanding balance of approximately $27.7 million and is secured by a first mortgage lien on four buildings located in Vernon Hills, Illinois totaling approximately 294,153 square feet. The original $27.75 million first mortgage loan, along with borrower equity of approximately $9.0 million and seller credits of $803,974, was used to finance the acquisition of Continental Executive Parke for $36.5 million and pay for upfront reserves and closings costs of $1.1 million. The loan is structured such that individual buildings may not be released from the collateral.

The Borrower. The borrowing entity for the loan is PWA Continental Executive Parke, LP, a Pennsylvania limited partnership and special purpose entity.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is John M. Schneider, Chief Executive Officer of PWA Real Estate (“PWA”), a subsidiary of Private Wealth Advisors (the “Company”), a private company specializing in asset management and financial planning for high net worth individuals. As of October 2011, John M. Schneider reported a net worth of approximately $20.5 million and liquidity of $2.2 million. The Company is headquartered in Pittsburgh, PA and was founded in 2003. The Company focuses their investment strategy on long-term holds and currently has approximately $770 million in total assets under management. The Company provides its clients with the opportunity to invest in commercial real estate investments that are not generally available to individual investors. PWA’s real estate arm, founded by the Sponsor, John M. Schneider, acquires and manages integrated multi-tenant, office, retail, and industrial properties ranging from $10 to $30 million throughout the Midwest. PWA Real Estate also operates several multifamily, student housing, and medical office properties in Pennsylvania, Georgia, Ohio and Indiana.

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Mortgage Loan No. 10 – Continental Executive Parke

The Property. The four buildings were constructed between 1990 and 2001 and range from 44,336 square feet to 101,353 square feet. The buildings are situated within the larger Continental Executive Business Parke, a two million square foot office/industrial park that provides tenants with immediate access to I-94, the main thoroughfare serving Chicago’s central business district. The buildings are Continental Executive Parke I (“CEP I”), Continental Executive Parke II (“CEP II”), Continental Executive Parke III (“CEP III”) and Continental Executive Parke IV (“CEP IV”). The collateral is currently 93.6% occupied and is leased to six tenants. Since 2006 approximately $8.0 million has been spent on capital improvements across the buildings.

The three largest tenants at the property are Baxter Credit Union (“Baxter”), CDW Corp (“CDW”) and Parkson Corporation (“Parkson”). Baxter, a non-profit organization and one of the nation’s top 100 credit unions, is headquartered at the property. Baxter provides customers access to VISA credit and checkcards, home equity loans, ATMs, and online banking. Baxter serves over 140,000 members and has service centers across the country and in Puerto Rico. Baxter has been in occupancy at the property since 1999, expanded into the CEP IV building from CEP I in 2007 and has a lease expiration date of April 30, 2020. CDW’s is the second largest tenant and occupies 75,444 square feet at the property. Though CDW’s corporate headquarters are located across the street, the executive offices are located in CEP III. CDW is a reseller of computer hardware, software and supplies. CDW was acquired by Chicago-based Madison Dearborn Partners, LLC in 2007. They have been in occupancy since 2005 with a lease expiration date of February 29, 2016. The third largest tenant is Parkson, which is headquartered in Florida. Parkson occupies 39,803 square feet and is a provider of advanced solutions in water, wastewater recycling and treatment. Parkson has offices in Florida, Illinois, Quebec, Mumbai and the United Arab Emirates. They have been in occupancy in CEP II since 2004 and have a lease expiration date of April 30, 2018.

Continental Executive Parke is located within the Central Northwest office submarket, which is part of the Chicago MSA. According to the appraisal, the area immediately surrounding the collateral is a high income suburb of Chicago. As of 2011, population and median household income were approximately 49,262 and $95,645 within a three-mile radius, respectively, and 135,458 and $96,455 within a five-mile radius, respectively. As of year-end 2011, the Central Northwest submarket had an overall inventory of approximately 5.9 million square feet, of which 1.5 million square feet or 25.4% were Class A properties. During the same period, the submarket reported a vacancy rate of 11.6% and a quoted rental rate of $18.75 per square foot for Class A properties. Total absorption and completed construction within the submarket were 65,681 square feet and 24,341 square feet, respectively.

Building Summary
Building	Building Type – Subtype	Net Rentable Area (SF)	Occupancy(1)	Year Built	Type	Largest Tenant	Largest Tenant Expiration Date

CEP IV	Office – Suburban	101,353	100.0%	2001	Single-tenant	Baxter Credit Union	4/30/2020

CEP III	Office – Suburban	75,444	100.0%	2000	Single-tenant	CDW Corp	2/29/2016

CEP II	Industrial – Flex	73,020	99.0%	1990	Multi-tenant	Parkson Corporation	4/30/2018

CEP I	Office – Suburban	44,336	59.0%	1999	Multi-tenant	Wonderlic	12/31/2018
Total/Weighted Average		294,153	93.6%
(1) Occupancy is as of January 1, 2012.

Historical and Current Occupancy
2009	2010	2011(1)	Current(2)
74.2%	79.4%	93.6%	93.6%
(1) 2011 Occupancy represents year-to-date annualized through November 30, 2011. (2) Current Occupancy is as of January 1, 2012.

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Annex A-3	JPMCC 2012-C6

Mortgage Loan No. 10 – Continental Executive Parke

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Baxter Credit Union	NA / NA / NA	101,353	34.5%	$15.48	4/30/2020
CDW Corp	B2 / B / NA	75,444	25.6%	$13.73	2/29/2016
Parkson Corporation	NA / NA / NA	39,803	13.5%	$7.00	4/30/2018(3)
Wonderlic	NA / NA / NA	26,116	8.9%	$13.06	12/31/2018
Mercury Insurance Services	NA / NA / A	23,654	8.0%	$10.00	4/30/2018(4)
R.A. Pearson Co	NA / NA / NA	9,038	3.1%	$12.00	2/28/2015
(1) Based on the underwritten rent roll.
(2) Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3) Parkson can terminate its lease at any time after June 30, 2013 with 365-days notice and a termination fee equal to 6 months base rent, operating expenses and the unamortized landlord leasing costs. The lease termination fee will be required to be deposited by the borrower into a termination fee reserve.
(4) Mercury Insurance Services can accelerate the expiration date of its lease to the day before the fifth anniversary of its lease commencement by delivering written notice to the borrower on or before the fourth anniversary of its lease start date. If Mercury elects to accelerate its lease expiration date, it is required to pay an acceleration payment equal to unamortized leasing costs associated with its space and the amortized rent due in the last three months prior to the fifth anniversary of the lease commencement. The lease termination fee will be required to be deposited by the borrower into a termination fee reserve.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	18,745	6.4%	NAP	NAP	18,745	6.4%	NAP	NAP
2012 & MTM	0	0	0.0	$0	0.0%	18,745	6.4%	$0	0.0%
2013	0	0	0.0	0	0.0	18,745	6.4%	$0	0.0%
2014	0	0	0.0	0	0.0	18,745	6.4%	$0	0.0%
2015	1	9,038	3.1	108,456	3.0	27,783	9.4%	$108,456	3.0%
2016	1	75,444	25.6	1,035,967	29.0	103,227	35.1%	$1,144,423	32.1%
2017	0	0	0.0	0	0.0	103,227	35.1%	$1,144,423	32.1%
2018	3	89,573	30.5	856,309	24.0	192,800	65.5%	$2,000,732	56.1%
2019	0	0	0.0	0	0.0	192,800	65.5%	$2,000,732	56.1%
2020	1	101,353	34.5	1,568,513	43.9	294,153	100.0%	$3,569,245	100.0%
2021	0	0	0.0	0	0.0	294,153	100.0%	$3,569,245	100.0%
2022	0	0	0.0	0	0.0	294,153	100.0%	$3,569,245	100.0%
2023 & Beyond	0	0	0.0	0	0.0	294,153	100.0%	$3,569,245	100.0%
Total	6	294,153	100.0%	$3,569,245	100.0%
(1) Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow
	2009	2010	2011(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$2,288,719	$2,892,065	$3,081,241	$3,569,245	$12.13	66.7%
Vacant Income	0	0	0	222,315	0.76	4.2
Gross Potential Rent	$2,288,719	$2,892,065	$3,081,241	$3,791,560	$12.89	70.9%
Total Reimbursements	1,260,955	1,049,152	1,188,425	1,555,970	5.29	29.1
Net Rental Income	$3,549,674	$3,941,217	$4,269,666	$5,347,530	$18.18	100.0%
(Vacancy/Credit Loss)	0	(84,542)	(8,336)	(802,130)	(2.73)	(15.0)
Other Income	0	0	0	0	0.00	0.0
Effective Gross Income	$3,549,674	$3,856,675	$4,261,330	$4,545,401	$15.45	85.0%

Total Expenses	$1,506,750	$1,500,804	$1,607,075	$1,694,641	$5.76	37.3%

Net Operating Income	$2,042,924	$2,355,871	$2,654,255	$2,850,759	$9.69	62.7%

Total TI/LC, Capex/RR	0	0	0	368,398	1.25	8.1
Net Cash Flow	$2,042,924	$2,355,871	$2,654,255	$2,482,361	$8.44	54.6%

(1) The 2011 column represents the year-to-date through November 30, 2011 annualized.
(2) Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

A-3-69

Annex A-3	JPMCC 2012-C6

Mortgage Loan No. 10 – Continental Executive Parke

Property Management. The properties are managed by PWA Real Estate, LLC, an affiliate of the sponsor. PWA Real Estate, LLC. has sub-management agreement with NAI Hiffman Asset Management, LLC, a third-party manager who has managed the buildings for over 10 years.

Escrows and Reserves. At closing the borrower was required to deposit $361,965 for property taxes, $36,770 for tenant improvements and leasing commissions, and $4,903 in escrow for replacement reserves. In addition, the borrower was required to deposit $156,359 for a free rent reserve associated with the Wonderlic lease. Wonderlic is currently paying 50% abated rent through January 2013, at which point it commences paying full rent. In light of the collected reserve, full contractual rent has been underwritten for Wonderlic. On a monthly basis, the borrower is required to deposit $36,770 for tenant improvements and leasing commissions and $4,903 for replacement reserves. The tenant improvements and leasing commissions reserve fund is subject to a cap of $1,323,720. On a monthly basis, the borrower is required to escrow 1/12 of the estimated annual real estate tax which currently is $60,328. The requirement to make monthly deposits for insurance premiums is waived so long as (i) no event of default has occurred and is continuing; (ii) the borrower has provided the lender with satisfactory evidence that the property is insured pursuant to a blanket policy in accordance with the loan documents.

Lock Box / Cash Management. The loan is structured with a CMA lockbox. The borrower was required to set up a lockbox account at closing and send tenant direction letters to all tenants instructing them to deposit all rent and payments into the lockbox account controlled by the lender. However, funds in the lockbox account are returned to an account designated by the borrower until the occurrence of a Cash Sweep Event (as defined below). In a Cash Sweep Event, the borrower will establish a segregated cash management account to be held in trust and for the benefit of the lender. The lender will have a first priority security interest in the cash management account. Cash Sweep Event means the occurrence of (i) an event of default under the loan documents, (ii) any bankruptcy action of the borrower or manager, (iii) the DSCR based on the immediately preceding trailing three month period falls below 1.10x, (iv) a Baxter trigger event as outlined in the loan documents or (v) a CDW trigger event has occurred as outlined in the loan documents.

A-3-70

Annex A-3	JPMCC 2012-C6

Mortgage Loan No. 11 – Commons at Temecula

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset/Portfolio:	Single Asset
Original Principal Balance:	$25,665,000	Title:	Fee
Cut-off Date Principal Balance:	$25,665,000	Property Type - Subtype:	Retail - Anchored
% of Pool by IPB:	2.3%	Net Rentable Area (SF):	292,545
Loan Purpose:	Refinance	Location:	Temecula, CA
Borrower:	Inland Western Temecula Commons, L.L.C.	Year Built/Renovated:	1999 / N/A
		Occupancy(1):	96.3%
Sponsor:	Retail Properties of America, Inc.	Occupancy Date:	2/20/2012
Interest Rate:	4.73900%	Number of Tenants(1):	14
Note Date:	3/1/2012	2009 NOI:	$1,679,827
Maturity Date:	3/1/2022	2010 NOI:	$1,815,327
Interest-only Period:	120 months	2011 NOI:	$2,115,288
Original Term:	120 months	UW Economic Occupancy:	93.7%
Original Amortization:	None	UW Revenues(1):	$3,930,334
Amortization Type:	Interest Only	UW Expenses:	$933,776
Call Protection:	L(25),Grtr1%orYM(92),O(3)	UW NOI(1):	$2,996,558
Lock Box:	Springing	UW NCF(1):	$2,682,629
Additional Debt:	N/A	Appraised Value:	$43,500,000
Additional Debt Balance:	N/A	Appraisal Date:	2/7/2012
Additional Debt Type:	N/A

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan/SF:	$88
Taxes:	$0	Springing	N/A	Maturity Date Loan/SF:	$88
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	59.0%
Replacement Reserves:	$0	$0	N/A	Maturity Date LTV:	59.0%
TI/LC:	$0	Springing	N/A	UW NCF DSCR:	2.18x
Other(2):	$518,875	$0	N/A	UW NOI Debt Yield:	11.7%

(1) Occupancy, Number of Tenants, UW Revenues, UW NOI and UW NCF include Nordstrom Rack, which has executed its lease, but is not yet in occupancy or paying rent and Cost Plus World Market, which is currently paying percentage rent in lieu of base rent as a result of a co-tenancy provision related to a pre-existing co-tenancy provision that was triggered and is expected to be cured upon Nodstrom Rack taking occupancy. Nordstrom Rack, which represents 12.2% of the Net Rentable Area, is expected to take occupancy and commence rent payments May 3, 2012. Cost Plus World Market, which represents 6.2% of the Net Rentable Area, will commence full contractual rent payments upon Nordstrom Rack taking occupancy. UW NOI is higher than historical NOI’s primarily due to lease up of the property related to Nordstrom Rack and other tenants.
(2) The Initial Other Escrows and Reserves represents (i) the World Market reserve fund of $310,500, (ii) the Nordstrom Rack reserve fund of $205,250 and (iii) $3,125 for deferred maintenance.

The Loan. The approximately $25.7 million first mortgage loan is secured by the Commons at Temecula, an approximately 292,545 square foot retail center located in Temecula, California. Proceeds from the loan were used to pay down a line of credit held by the sponsor. The property was acquired by the sponsor in 2005 for approximately $51.5 million, resulting in a loan to original cost of 49.8%. The borrower is sponsored by Retail Properties of America, Inc., a self-managed REIT with a portfolio of 259 properties totaling in excess of 34 million square feet as of December 31, 2011, and a repeat JPMCB borrower.

The Property. The property is a 292,545 square foot retail center that is currently occupied by 14 tenants including Jo Ann Fabrics (sales of $156 per square foot, lease expiration of January 31, 2016), Sports Chalet, Inc. (sales of $135 per square foot, lease expiration of December 31, 2015) and Nordstrom Rack (sales NAV, lease expiration of March 31, 2022). Sales figures in 2011 for reporting tenants were approximately $178 per square foot with occupancy costs of 8.0%. The property is located in a predominantly retail corridor adjacent to the Promenade Mall, which is anchored by JCPenney, Macy’s and Sears. At closing, $310,500 was reserved for Cost Plus World Market, which is currently paying percentage rent in lieu of base rent due to a pre-existing co-tenancy provision that was triggered and is expected to be cured upon Nordstrom Rack taking occupancy. Additionally, $205,250 was reserved for Nordstrom Rack and will not be released until the tenant is in occupancy, conducting business and paying rent.

The Market. As of the fourth quarter of 2011, the South Riverside submarket had an average vacancy rate of approximately 8.6% with a quoted rental rate of approximately $17.55. The property currently has a vacancy of 3.7% with rental rates ranging from $10.00 for anchors to $29.00 for in-line tenants.

A-3-71

Annex A-3	JPMCC 2012-C6

Mortgage Loan No. 11 – Commons at Temecula

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Sales PSF(3)	Occupancy Costs	Lease Expiration Date
Jo Ann Fabrics	NA / NA / NA	46,553	15.9%	$11.99	$155	9.6%	1/31/2016
Sports Chalet, Inc.	NA / NA / NA	41,408	14.2%	$10.30	$134	9.9%	12/31/2015
Nordstrom Rack	Baa1 / A- / A-	35,700	12.2%	$11.50	NAV	NAV	3/31/2022
Buy Buy Baby	NA / BBB+ / NA	28,897	9.9%	$9.50	NAV	NAV	1/31/2022
Pacific Sales(4)	NA / NA / NA	28,445	9.7%	$8.25	NAV	NAV	1/31/2022
Office Depot Inc.	NA / NA / NA	25,127	8.6%	$12.00	NAV	NAV	9/30/2014
Health Zone	NA / NA / NA	18,537	6.3%	$12.00	$336	3.8%	1/31/2022
Cost Plus World Market	NA / NA / NA	18,000	6.2%	$12.00	$129	9.3%	1/31/2016
Petco	NA / NA / NA	15,961	5.5%	$11.50	NAV	NAV	1/31/2015
Party City	NA / NA / NA	12,000	4.1%	$12.00	$104	12.9%	1/31/2015
(1) Based on the underwritten rent roll.
(2) Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3) Sales PSF represents 2011 sales for all tenants.
(4) Pacific Sales may terminate its lease with no less than 180 days notice prior to October 31, 2015.

Operating History and Underwritten Net Cash Flow
	2009	2010	2011	Underwritten	Per Square Foot	%(1)
Rents in Place	$1,970,517	$2,172,761	$2,449,350	$3,235,211	$11.06	77.1%
Vacant Income	0	0	0	192,217	0.66	4.6
Gross Potential Rent	$1,970,517	$2,172,761	$2,449,350	$3,427,428	$11.72	81.7%
Total Reimbursements	655,559	461,214	537,853	767,165	2.62	18.3
Net Rental Income	$2,626,077	$2,633,975	$2,987,203	$4,194,593	$14.34	100.0%
(Vacancy/Credit Loss)	(18,482)	(17,120)	(7,407)	(264,259)	(0.90)	(6.3)
Other Income	242,248	92,088	59,462	0	0.00	0.0
Effective Gross Income	$2,849,843	$2,708,943	$3,039,258	$3,930,334	$13.43	93.7%

Total Expenses	$1,170,016	$893,616	$923,969	$933,776	$3.19	23.8%

Net Operating Income(2)	$1,679,827	$1,815,327	$2,115,288	$2,996,558	$10.24	76.2%

Total TI/LC, Capex/RR	0	0	0	313,929	1.07	8.0
Net Cash Flow	$1,679,827	$1,815,327	$2,115,288	$2,682,629	$9.17	68.3%

Occupancy	67.3%	64.7%	83.2%	96.3%
(1) Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2) UW NOI is higher than historical NOI’s due to lease up of the property related to Nordstrom Rack and other tenants.

A-3-72

Annex A-3	JPMCC 2012-C6

Mortgage Loan No. 12 – SunTrust Bank Portfolio III

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset/Portfolio:	Portfolio
Original Principal Balance:	$25,000,000	Title:	Fee/Leasehold
Cut-off Date Principal Balance:	$25,000,000	Property Type - Subtype:	Retail - Freestanding
% of Pool by IPB:	2.2%	Net Rentable Area (SF):	148,233
Loan Purpose:	Refinance	Location:	Various
Borrower(1):	Various	Year Built/Renovated:	Various / Various
Sponsor:	Inland American Real Estate Trust, Inc.	Occupancy:	100.0%
		Occupancy Date:	3/29/2012
Interest Rate(2):	5.42000%	Number of Tenants:	30
Note Date:	6/30/2011	2009 NOI(3):	NAV
Anticipated Repayment Date(2):	7/1/2021	2010 NOI(3):	NAV
Interest-only Period:	120 months	2011 NOI(3):	NAV
Original Term(4):	120 months	UW Economic Occupancy:	95.0%
Original Amortization:	None	UW Revenues:	$3,715,007
Amortization Type:	ARD-Interest Only	UW Expenses:	$111,450
Call Protection:	L(12),Grtr1%orYM(105),O(3)	UW NOI:	$3,603,557
Lock Box:	Hard	UW NCF:	$3,375,680
Additional Debt:	N/A	Appraised Value:	$48,675,000
Additional Debt Balance:	N/A	Appraisal Date:	Various
Additional Debt Type:	N/A

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan/SF:	$169
Taxes:	$0	Springing	N/A	ARD Loan/SF:	$169
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	51.4%
Replacement Reserves:	$0	$0	N/A	ARD LTV:	51.4%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	2.46x
Other(5):	$0	Springing	N/A	UW NOI Debt Yield:	14.4%

(1) The borrowers are Inland American ST Portfolio JP3, L.L.C. and Inland American ST Florida Portfolio JP3, L.L.C.
(2) The loan is structured with an anticipated repayment date (“ARD”) of July 1, 2021. In the event that the loan is not paid off on or before the ARD, the borrower is required to make monthly payments to the lender of principal and interest in the amount of an assumed constant amount calculated using the current outstanding principal balance of the loan, 5.4200% (the “Initial Interest Rate”), and 30 year amortization schedule, such payment to be applied to interest in an amount equal to interest that would have accrued on the outstanding principal balance of the loan (without adjustment for accrued interest) at the Initial Interest Rate and the remainder to the principal balance of the loan and additional interest will accrue based on a step up in the interest rate of 3.00% per annum plus the greater of (i) the Initial Interest Rate, and (ii) a rate as calculated by the lender in accordance with the loan documents in its sole discretion; provided, however, that in no event shall the revised Interest Rate exceed the Initial Interest Rate plus 5.00%. The final maturity date of the loan is July 1, 2031.
(3) Given the single tenant nature of the property, certified historical financial statements were not made available by the borrower to the lender.
(4) Represents the Original Term to the ARD.
(5) The Springing Monthly Other Escrows and Reserves represents the rollover reserve, the tenant sale reserve and the environmental reserve. In the event that (a) SunTrust Bank or any other tenant has failed to provide notice of its exercise of its option to renew its lease on or before the date required or (b) the DSCR falls below 1.80x, the borrower will be required to deposit to the rollover reserve an amount equal to 125% of the monthly rent attributable to the lease or leases that SunTrust Bank or any other tenant fails to renew. In the event that (a) SunTrust has been acquired by another entity, (b) SunTrust Bank has failed to provide notice of its exercise of its option to renew at least 90% of its leases on or before the date required to be delivered under such lease or (c) the DSCR falls below 1.80x, the borrower will be required to deposit to the tenant sale reserve account an amount as defined in the loan agreement, which shall be held by lender as additional security for the loan. The borrower may eliminate a DSCR shortfall trigger by partial prepayment of the loan together with the applicable yield maintenance premium. In the event that SunTrust Bank does not timely renew its lease at any of 14 properties that potentially have environmental issues, the borrower shall be required to deposit to the environmental reserve an amount equal to 125% of the estimated costs for remediating the environmental issue at the related property. Such amount will be held as additional security for the loan. See “Risk Factors – Environmental Risks Relating to the Mortgaged Properties” in the Free Writing Prospectus.

The Loan. The $25.0 million first mortgage loan was used to refinance existing debt on 30 SunTrust Bank branches located in the southeastern and Middle-Atlantic states. The loan has an ARD of July 1, 2021 and a final maturity date of July 1, 2031. In June 2011, JPMCB provided three uncrossed loans totaling $150 million (consisting of the subject loan and two other loans securitized in JPMCC 2011-C5 totaling $125 million, which are secured by 151 properties in the aggregate) to refinance $97.9 million of existing debt on a portfolio of 218 SunTrust Bank properties (the “SunTrust Bank 218 Property Portfolio”) and return equity to the sponsor. The remaining 37 properties, which were not financed by JPMCB as part of the three loan, $150.0 million financing package, are currently unencumbered. Subsidiaries of Inland American Real Estate Trust, Inc. acquired the SunTrust Bank 218 Property Portfolio for $374.9 million as part of a larger 432 asset sale-leaseback transaction with SunTrust Bank that closed in 2007. The total consideration for the 432 asset transaction was $694.8 million. The allocated cost for the sponsor’s acquisition of the 30 properties is approximately $51.6 million representing implied borrower equity of $26.6 million.

A-3-73

Annex A-3	JPMCC 2012-C6

Mortgage Loan No. 12 – SunTrust Bank Portfolio III

The Properties. The collateral consists of 30 bank branch locations located in Florida, Georgia, Virginia, North Carolina, Tennessee, Maryland and South Carolina.

Portfolio Composition by State
State	Number of Properties	Net Rentable Area (Square Footage)	Average Base Rent Per Square Foot	Allocated Cut-off Date Balance	% of Allocated Cut-off Date Balance	Appraised Value	Approximate Avg. Deposits per Property (in Millions)(1)
Florida	12	76,086	$24.27	$11,915,768	47.7%	$23,200,000	$59.7
Georgia	5	27,282	29.33	5,136,107	20.5	10,000,000	64.0
Virginia	3	12,106	31.86	2,611,710	10.4	5,085,000	54.4
North Carolina	5	14,193	26.88	2,131,484	8.5	4,150,000	39.5
Tennessee	3	12,651	21.04	1,432,974	5.7	2,790,000	64.9
Maryland	1	2,415	74.30	1,181,305	4.7	2,300,000	64.4
South Carolina	1	3,500	26.53	590,652	2.4	1,150,000	30.7
Total / Weighted Average	30	148,233	$26.66	$25,000,000	100.0%	$48,675,000	$53.9
(1) Deposit information is on an annual basis and is as of June 30, 2011.

The Master Agreement.  The properties are subject to individual absolute triple net lease agreements, each with a lease expiration date of December 31, 2017 with one ten year extension option and six additional five-year extension options. The leases provide annual 1.5% base rent increases during the term of the lease as well as 1.5% annual base rent increases during the term of the first three extension options. During the fourth through seventh extension options, base rent will be equal to the fair market rental value of the property as determined by the sponsor and tenant, or in the absence of an agreement, as determined in accordance with the appraisal procedure set forth in the lease. In addition to individual leases, each property is bound by a master agreement. The SunTrust Bank 218 Property Portfolio was split into 10 separate lease pools (collectively, the “SunTrust Bank Lease Pools” and individually, a “SunTrust Bank Lease Pool”) with each SunTrust Lease Pool consisting of 22 or 21 leases. For any given SunTrust Bank Lease Pool, if SunTrust Bank exercises an extension of a single lease in that specific pool, it must extend leases equal to at least 75.0% of the annual base rent for all of the properties in that specific SunTrust Bank Lease Pool. The properties that collateralize the SunTrust Bank Portfolio III loan do not represent 100.0% of any individual SunTrust Bank Lease Pool. For further information on the individual properties in the master agreement, refer to “Certain Tenant Information for SunTrust Bank” in the Free Writing Prospectus.

Operating History and Underwritten Net Cash Flow
	Underwritten	Per Square Foot	%(1)
Rents in Place	$3,910,534	$26.38	100.0%
Vacant Income	0	0.00	0.0
Gross Potential Rent	$3,910,534	$26.38	100.0%
Total Reimbursements	0	0.00	0.0
Net Rental Income	$3,910,534	$26.38	100.0%
(Vacancy/Credit Loss)	(195,527)	(1.32)	(5.0)
Other Income	0	0.00	0.0
Effective Gross Income	$3,715,007	$25.06	95.0%

Total Expenses(2)	$111,450	$0.75	3.0%

Net Operating Income	$3,603,557	$24.31	97.0%

Total TI/LC, Capex/RR	227,877	1.54	6.1
Net Cash Flow	$3,375,680	$22.77	90.9%

Occupancy	95.0%
(1) Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2) Total expenses represents assumed management fee of 3.0% of Effective Gross Income. The contractual management fee is 4.5%, which is paid by the borrower to an affiliated party. SunTrust Bank is responsible for payment of all expenses.

A-3-74

Annex A-3	JPMCC 2012-C6

Mortgage Loan No. 13 - Ace Hardware Headquarters

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset/Portfolio:	Single Asset
Original Principal Balance:	$24,500,000	Title:	Fee
Cut-off Date Principal Balance:	$24,500,000	Property Type - Subtype:	Office - Suburban
% of Pool by IPB:	2.2%	Net Rentable Area (SF):	206,030
Loan Purpose:	Refinance	Location:	Oak Brook, IL
Borrower:	Oak Brook Kensington, L.L.C.	Year Built/Renovated:	1974 / 1995
Sponsor:	Inland Private Capital Corporation	Occupancy:	100.0%
Interest Rate(1):	5.58800%	Occupancy Date:	3/29/2012
Note Date:	3/30/2012	Number of Tenants:	1
Anticipated Repayment Date(1):	4/1/2017	2009 NOI:	$3,076,610
Interest-only Period:	None	2010 NOI:	$3,084,302
Original Term(2):	60 months	2011 NOI:	$3,168,303
Original Amortization:	360 months	UW Economic Occupancy:	95.0%
Amortization Type:	ARD-Balloon	UW Revenues:	$2,691,267
Call Protection:	L(25),Grtr1%orYM(32),O(3)	UW Expenses:	$80,738
Lock Box:	CMA	UW NOI:	$2,610,529
Additional Debt:	N/A	UW NCF:	$2,439,782
Additional Debt Balance:	N/A	Appraised Value:	$43,500,000
Additional Debt Type:	N/A	Appraisal Date:	1/1/2012

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan/SF:	$119
Taxes:	$0	Springing	N/A	ARD Loan/SF:	$111
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	56.3%
Replacement Reserves:	$0	$0	N/A	ARD LTV:	52.4%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.45x
Other:	$0	$0	N/A	UW NOI Debt Yield:	10.7%

(1) The loan is structured with an anticipated repayment date (“ARD”) of April 1, 2017. In the event that the loan is not paid off on or before the ARD, the borrower is required to make monthly payments to the lender of principal and interest in the amount of the monthly debt service payment at the initial interest rate, and additional interest will accrue based on a step up in the interest rate of 300 basis points plus the greater of (i) the initial interest rate (5.58800%) or (ii) 500 basis points plus the then current ten year swap yield (the “Revised Interest Rate”); but in no event shall the Revised Interest Rate exceed 500 basis points plus the initial interest rate. The final maturity date of the loan is October 1, 2024.
(2) Represents the Original Term to the ARD.

The Loan. The $24.5 million first mortgage loan, is secured by a 206,030 square foot Class B single-tenant office property located in Oakbrook, Illinois, a suburb of Chicago. Proceeds of the loan along with borrower’s equity of approximately $1.9 million, were used to refinance previously existing debt of $21.5 million, and pay closing costs of approximately $4.9 million. The previously existing debt, securitized in the MSC 2006-T21 transaction, had an anticipated repayment date in December 2011 and was in its anticipated repayment date period prior to its repayment. The sponsor purchased the property in 2004 as part of a sale-leaseback for approximately $40.2 million. The borrower is sponsored by Inland Private Capital Corporation (“IPCC”). IPCC provides alternative strategies for deferring capital gains that may arise form the sale of a business or investment property through 1031 transactions.

The Property. The property consists of two adjacent buildings totaling approximately 206,030 square feet, which are 100.0% occupied by a single tenant, Ace Hardware, which has a lease expiration of November 30, 2024. The property serves as the corporate headquarters for the tenant. The improvements were originally constructed in 1974 and substantially renovated in 1995. Founded in 1924, Ace Hardware is a chain of individually owned and operated hardware stores serving local communities across the United States. There are currently 4,400 stores offering a wide variety of hardware and fix-and-replace products, as well as niche items and services. Ace Hardware recently signed a 10 year lease extension, in addition to the three years remaining on the current term prior to the loan closing. The sponsor paid $4.0 million to the tenant at closing to facilitate a renovation project estimated to total approximately $9.5 million.

The Market. The property is located in Oakbrook, Illinois, approximately 20 miles west of Chicago, along I-88 which provides access to the regional freeway system as well as O’Hare International Airport. According to the appraiser, as of the third quarter of 2011, the East/West Tollway submarket had an average vacancy rate of approximately 20.6% and effective rental rate of $21.05. The property is currently 100.0% occupied at a rental rate of $13.75.

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Annex A-3	JPMCC 2012-C6

Mortgage Loan No. 13 - Ace Hardware Headquarters

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Ace Hardware	NA / BB- / NA	206,030	100.0%	$13.75	11/30/2024
(1) Based on the underwritten rent roll.
(2) Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

Operating History and Underwritten Net Cash Flow
	2009	2010	2011	Underwritten	Per Square Foot	%(1)
Rents in Place	$3,076,610	$3,084,302	$3,168,908	$2,832,913	$13.75	100.0%
Vacant Income	0	0	0	0	0.00	0.0
Gross Potential Rent	$3,076,610	$3,084,302	$3,168,908	$2,832,913	$13.75	100.0%
Total Reimbursements	0	0	0	0	0.00	0.0
Net Rental Income	$3,076,610	$3,084,302	$3,168,908	$2,832,913	$13.75	100.0%
(Vacancy/Credit Loss)	0	0	0	(141,646)	(0.69)	(5.0)
Other Income	0	0	0	0	0.00	0.0
Effective Gross Income	$3,076,610	$3,084,302	$3,168,908	$2,691,267	$13.06	95.0%

Total Expenses	$0	$0	$605	$80,738	$0.39	3.0%

Net Operating Income	$3,076,610	$3,084,302	$3,168,303	$2,610,529	$12.67	97.0%

Total TI/LC, Capex/RR	0	0	0	170,747	0.83	6.3
Net Cash Flow	$3,076,610	$3,084,302	$3,168,303	$2,439,782	$11.84	90.7%

Occupancy	100.0%	100.0%	100.0%	100.0%
(1) Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

A-3-76

Annex A-3	JPMCC 2012-C6

Mortgage Loan No. 14 - Peoria Crossing

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset/Portfolio:	Single Asset
Original Principal Balance:	$24,131,000	Title:	Fee
Cut-off Date Principal Balance:	$24,131,000	Property Type - Subtype:	Retail - Anchored
% of Pool by IPB:	2.1%	Net Rentable Area (SF):	238,004
Loan Purpose:	Refinance	Location:	Glendale, AZ
Borrower(1):	Various	Year Built/Renovated:	2002-2004 / N/A
Sponsor:	Retail Properties of America, Inc.	Occupancy:	92.5%
Interest Rate:	4.81800%	Occupancy Date:	1/19/2012
Note Date:	3/5/2012	Number of Tenants:	26
Maturity Date:	4/1/2022	2009 NOI:	$2,962,227
Interest-only Period:	120 months	2010 NOI:	$3,053,131
Original Term:	120 months	2011 NOI:	$3,075,813
Original Amortization:	None	UW Economic Occupancy:	92.5%
Amortization Type:	Interest Only	UW Revenues:	$3,995,471
Call Protection:	L(25),Grtr1%orYM(92),O(3)	UW Expenses:	$1,214,199
Lock Box:	Springing	UW NOI:	$2,781,272
Additional Debt:	N/A	UW NCF:	$2,522,612
Additional Debt Balance:	N/A	Appraised Value:	$40,900,000
Additional Debt Type:	N/A	Appraisal Date:	2/17/2012

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan/SF:	$101
Taxes:	$0	Springing	N/A	Maturity Date Loan/SF:	$101
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	59.0%
Replacement Reserves:	$0	$0	N/A	Maturity Date LTV:	59.0%
TI/LC:	$0	Springing	N/A	UW NCF DSCR:	2.14x
Other:	$0	$0	N/A	UW NOI Debt Yield:	11.5%

(1) The borrowers are Inland Western Glendale, L.L.C., Inland Western Glendale Peoria II, L.L.C. and Inland Western Glendale Outlot D, L.L.C.

The Loan. The approximately $24.1 million first mortgage loan is secured by Peoria Crossing, an approximately 238,004 square foot power center located in Glendale, Arizona. Proceeds from the loan were used to pay down a line of credit held by the sponsor. The property was purchased by the sponsor in three phases between 2004 and 2007 for a combined purchase price of approximately $45.9 million. The borrower is owned by affiliates of Retail Properties of America, Inc., a self-managed REIT with a portfolio of 259 properties totaling in excess of 34 million square feet, and a repeat JPMCB borrower.

The Property. The property, shadow anchored by Target, is 92.5% occupied by 26 tenants including Kohl’s (sales NAV, lease expiration of January 31, 2024), Ross Dress for Less (sales of $314 per square foot, lease expiration of January 31, 2014) and Michaels (sales of $109 per square foot, lease expiration of February 28, 2017). No other tenant occupies more than 4.5% of the net rentable area. Sales figures in 2011 for reporting tenants were approximately $230 per square foot with occupancy costs of 8.3%. Petco, currently in occupancy with a lease expiration of October 31, 2012, has informed the borrower that it will vacate the property if it does not receive a lease renewal at a reduced rent and thus was underwritten vacant. The property is located in close proximity to the Westgate City Center, a mixed-use entertainment center which is home of to the NHL’s Phoenix Coyotes, and University of Phoenix Stadium, a state of the art football venue opened in 2006, which is home to the NFL’s Arizona Cardinals.

The Market. Peoria Crossing is located approximately one mile north of the Glendale Sports and Entertainment District’s Westgate City Center, Jobing.com Arena and the University of Phoenix stadium in Glendale, Arizona. In addition, Luke Air Force Base is located along the western boundary of the property’s market area. Downtown Phoenix and Sky Harbor International Airport are located 13 miles and 16 miles from the property, respectively. According to the appraiser, as of the fourth quarter of 2011, the Glendale submarket had an average vacancy rate of approximately 12.9% and average rental rate of approximately $16.83. The property currently has a vacancy of 7.5% and an average rental rate of approximately $13.99.

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Annex A-3	JPMCC 2012-C6

Mortgage Loan No. 14 - Peoria Crossing

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Sales PSF(3)	Occupancy Costs	Lease Expiration Date
Kohl’s	Baa1 / BBB+ / BBB+	88,408	37.1%	$8.79	NAV	NAV	1/31/2024
Ross Dress for Less	NA / NA / NA	30,171	12.7%	$10.00	$314	3.8%	1/31/2014
Michaels	NA / NA / NA	24,063	10.1%	$12.10	$109	12.7%	2/28/2017
Ulta	NA / NA / NA	10,793	4.5%	$27.50	$272	11.5%	4/30/2015
Famous Footwear	NA / NA / NA	10,030	4.2%	$16.00	$169	10.6%	1/31/2013
Anna’s Linens	NA / NA / NA	8,000	3.4%	$15.40	$160	12.5%	9/30/2013
Dress Barn	NA / NA / NA	8,000	3.4%	$16.00	$157	13.0%	6/30/2013
Sleep America	NA / NA / NA	4,500	1.9%	$27.00	NAV	NAV	4/30/2013
Catherine’s	NA / NA / NA	4,050	1.7%	$15.00	$144	14.8%	2/28/2013
Payless Shoes	NA / NA / NA	4,042	1.7%	$20.00	$129	19.0%	1/31/2013
(1) Based on the underwritten rent roll.
(2) Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3) Sales PSF represents 2011 sales for all tenants.

Operating History and Underwritten Net Cash Flow
	2009	2010	2011	Underwritten	Per Square Foot	%(1)
Rents in Place	$3,342,447	$3,315,808	$3,329,828	$3,078,513	$12.93	73.1%
Vacant Income	0	0	0	250,308	1.05	5.9
Gross Potential Rent	$3,342,447	$3,315,808	$3,329,828	$3,328,821	$13.99	79.1%
Total Reimbursements	850,753	925,387	892,879	881,636	3.70	20.9
Net Rental Income	$4,193,200	$4,241,196	$4,222,707	$4,210,457	$17.69	100.0%
(Vacancy/Credit Loss)	0	0	0	(316,602)	(1.33)	(7.5)
Other Income	94,699	142,058	100,886	101,616	0.43	2.4
Effective Gross Income	$4,287,899	$4,383,254	$4,323,592	$3,995,471	$16.79	94.9%

Total Expenses	$1,325,672	$1,330,123	$1,247,779	$1,214,199	$5.10	30.4%

Net Operating Income	$2,962,227	$3,053,131	$3,075,813	$2,781,272	$11.69	69.6%

Total TI/LC, Capex/RR	0	0	0	258,660	1.09	6.5
Net Cash Flow	$2,962,227	$3,053,131	$3,075,813	$2,522,612	$10.60	63.1%

Occupancy	98.1%	97.6%	98.6%	92.5%
(1) Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

A-3-78

Annex A-3	JPMCC 2012-C6

Mortgage Loan No. 15 - Courtyard San Antonio Riverwalk

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	LCF	Single Asset/Portfolio:	Single Asset
Original Principal Balance:	$23,000,000	Title:	Fee
Cut-off Date Principal Balance:	$23,000,000	Property Type - Subtype:	Hotel – Limited Service
% of Pool by IPB:	2.0%	Rooms:	220
Loan Purpose:	Refinance	Location:	San Antonio, TX
Borrower:	Riverwalk CY, LLC	Year Built/Renovated:	2009 / N/A
Sponsor:	Richard I. Finvarb; Ronald Finvarb	Occupancy:	74.7%
Interest Rate:	5.62800%	Occupancy Date:	12/31/2011
Note Date:	3/23/2012	2009 NOI(1):	NAV
Maturity Date:	4/6/2022	2010 NOI:	$2,500,601
Interest-only Period:	None	2011 NOI:	$2,667,715
Original Term:	120 months	UW Economic Occupancy:	74.7%
Original Amortization:	360 months	UW Revenues:	$8,756,832
Amortization Type:	Balloon	UW Expenses:	$6,099,499
Call Protection:	L(24),Def(92),O(4)	UW NOI:	$2,657,334
Lock Box(2):	CMA	UW NCF:	$2,657,334
Additional Debt(3):	Yes	Appraised Value:	$37,200,000
Additional Debt Balance:	$4,350,000	Appraisal Date:	2/22/2012
Additional Debt Type:	Mezzanine Loan

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan/Room:	$104,545
Taxes:	$183,379	$36,676	N/A	Maturity Date Loan/Room:	$87,672
Insurance:	$0	$0	N/A	Cut-off Date LTV:	61.8%
FF&E(4):	$0	5% of Gross Revenues	N/A	Maturity Date LTV:	51.8%
Other(5):	$175,522	Springing	N/A	UW NCF DSCR:	1.67x
				UW NOI Debt Yield:	11.6%

(1) 2009 NOI number is not available given that the asset opened in August 2009.
(2) The Courtyard San Antonio Riverwalk loan is structured with a CMA lockbox, which for purposes of this loan, means that all operating revenue from the hotel is deposited into an account controlled by Courtyard Management Corporation (“Marriott Manager”) and amounts due from Marriott Manager (after the payment of certain expenses and reserves) to the borrower are deposited into a lender controlled lockbox account.
(3) A mezzanine loan has been provided by an affiliate of LCF to Riverwalk CY Mezz, LLC in the amount of $4,350,000.  It is a 10-year loan with a 73.5% LTV (when combined with the mortgage loan) on a 30 year amortization schedule carrying an 11.50% rate.
(4) Monthly FF&E is calculated as 4% of the gross revenues for Marriott Manager’s prior 4 week accounting period until the monthly payment date in September 2012 and 5% of the gross revenues for Marriott Manager’s prior 4 week accounting period thereafter.  The FF&E account is maintained by Marriott Manager, and the lender is in the process of obtaining a security interest over such account.
(5) Includes a seasonality reserve and a parking rent reserve. Any draws from the seasonality reserve will be replenished with excess cash flow (to the extent available) until such time as the seasonality reserve is replenished to the amount reserved at closing. The requirement to make deposits to the parking rent reserve is waived so long as there is no event of default under the loan and the lender receives evidence on a monthly basis that the parking rent is being paid by Marriott Manager.

The Loan. The $23.0 million first mortgage loan along with a $4.35 million mezzanine loan was used to refinance an existing loan of $26.4 million as well as fund reserves and pay closing costs. The loan is secured by a 220-room Courtyard by Marriott Hotel.  The property is located at 207 North Saint Mary’s Street along the San Antonio Riverwalk (the “Riverwalk”).  The borrower acquired the land for the property in 2005 and was the original developer of the hotel.  The hotel was completed in August 2009 for a total cost of approximately $37.3 million. Including financing closing costs and fees of approximately $777,221 for the loan, the borrower had a total cost basis of approximately $38.1 million at closing of the loan.

The Property. The property is a 17-story limited service Courtyard by Marriott hotel with a total of 220 rooms.  Guestrooms at the property consists of 115 king rooms (42 of which include balconies overlooking the Riverwalk) and 105 double queen rooms (14 of which include balconies overlooking the Riverwalk).  Amenities at the property include a 53-seat full service restaurant called “The Bistro,” which is operated by Marriott and serves three meals per day, and a 32 seat Lobby Lounge, also operated by Marriott.  The property additionally includes seven indoor meeting/banquet facilities totaling 8,658 square feet.  Other amenities at the property include an outdoor rooftop swimming pool and whirlpool, exercise room, business center, and market pantry.

The Market. The property is located on the Riverwalk tourist destination area of the San Antonio central business district. The Riverwalk, one of the largest tourism attractions in San Antonio, runs approximately five miles through the heart of the San Antonio central business district, providing riverfront walkways lined with restaurants, shops, bars and hotels.  The property is situated in close proximity to several major attractions in the San Antonio market, including the Alamo, Alamodome and Rivercenter Mall, all located less

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Annex A-3	JPMCC 2012-C6

Mortgage Loan No. 15 - Courtyard San Antonio Riverwalk

than a half mile from the property, as well as the Henry B. Gonzalez Convention Center, a 1.3 million square feet convention hall, including a 2,500-seat performing arts center, also located approximately one quarter mile from the property.

Operating History and Underwritten Net Cash Flow
	2010	2011	Underwritten	Per Room	% of Total Revenue
Occupancy	72.5%	74.7%	74.7%
ADR	$127.31	$128.12	$128.12
RevPar	$92.28	$95.67	$95.67

Room Revenue	$7,389,386	$7,661,188	$7,682,235	$34,919	87.7%
Other Revenue	798,649	1,071,653	1,074,597	4,885	12.3
Total Revenue	$8,188,035	$8,732,841	$8,756,832	$39,804	100.0%

Departmental Expenses	2,174,393	2,318,176	2,286,849	10,395	26.1%
Departmental Profit	$6,013,642	$6,414,665	$6,469,984	$29,409	73.9%

Operating Expenses	2,039,944	2,309,294	2,227,251	10,124	25.4%
Gross Operating Profit	$2,531,226	$2,858,452	$2,840,229	$12,910	32.4%

Fixed Expenses	711,241	498,969	534,579	2,429	6.1

Management Fee	491,282	549,159	612,978	2,786	7.0
FF&E	270,574	389,529	437,842	1,990	5.0
Total Other Expenses	$761,856	$938,688	$1,050,820	$4,776	12.0%

Net Operating Income	$2,500,601	$2,667,715	$2,657,334	$12,079	30.3%
Net Cash Flow	$2,500,601	$2,667,715	$2,657,334	$12,079	30.3%

A-3-80

Annex A-3	JPMCC 2012-C6

Mortgage Loan No. 16 – 21 SAC

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset/Portfolio:	Portfolio
Original Principal Balance:	$23,000,000	Title:	Fee
Cut-off Date Principal Balance:	$23,000,000	Property Type - Subtype:	Self Storage – Self Storage
% of Pool by IPB:	2.0%	Units:	4,133
Loan Purpose:	Refinance	Location:	Various
Borrower:	Twenty-One SAC Self-Storage Corporation	Year Built/Renovated:	Various / Various
		Occupancy:	84.0%
Sponsor(1):	Various	Occupancy Date:	12/5/2011
Interest Rate(2):	5.80000%	Number of Tenants:	N/A
Note Date:	3/7/2012	2009 NOI:	$2,971,150
Anticipated Repayment Date(2):	4/1/2022	2010 NOI:	$2,952,151
Interest-only Period:	None	2011 NOI(3):	$3,018,415
Original Term(4):	120 months	UW Economic Occupancy:	86.6%
Original Amortization:	360 months	UW Revenues:	$4,463,311
Amortization Type:	ARD-Balloon	UW Expenses:	$1,543,050
Call Protection:	L(24),Def(93),O(3)	UW NOI:	$2,920,262
Lock Box:	Soft	UW NCF:	$2,813,229
Additional Debt:	N/A	Appraised Value:	$32,780,000
Additional Debt Balance:	N/A	Appraisal Date:	Various
Additional Debt Type:	N/A

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan/Unit:	$5,565
Taxes:	$207,000	Springing	N/A	Maturity Date Loan/Unit:	$4,691
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	70.2%
Replacement Reserves:	$220,724	$8,904	$221,000	Maturity Date LTV:	59.1%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.74x
Other(5):	$100,510	$0	N/A	UW NOI Debt Yield:	12.7%

(1) The sponsors are SAC Holding Corporation and Blackwater Investments, Inc.
(2) The loan is structured with an anticipated repayment date (“ARD”) of April 1, 2022. In the event that the loan is not paid off on or before the ARD, the borrower is required to make monthly payments to the lender of principal and interest in the amount of the monthly debt service payment at the initial interest rate and additional interest will accrue based on a step up in the interest rate of 300 basis points plus the greater of (i) the initial interest rate (5.80000%) or (ii) 390 basis points plus the then current ten year swap yield (the “Revised Interest Rate”); but in no event shall the Revised Interest Rate exceed 500 basis points plus the initial interest rate. The final maturity date of the loan is April 1, 2032.
(3) 2011 NOI represents the trailing twelve month period ending September 30, 2011. Year end 2011 statements have not yet been provided by the borrower.
(4) Represents the Original Term to the ARD.
(5) The Initial Other Escrows and Reserves represent required repairs the borrower is obligated to perform at the property as defined in the loan documents.

The Loan. The $23.0 million first mortgage loan was used to refinance previously existing debt of approximately $13.2 million, fund upfront reserves of $528,234, pay closing costs of $261,093 and return equity of approximately $9.0 million on a portfolio of nine self-storage properties located in Texas, California, Ohio, Michigan, Tennessee and Arizona. The borrower is owned by affiliates of AMERCO which serves as the holding company for U-Haul International. A shareholder of AMERCO has filed a shareholder derivative lawsuit against one of the sponsors, which is described in more detail under “Litigation or Other Legal Proceedings Could Adversely Affect the Mortgage Loans” in the Free Writing Prospectus.

The Properties. The properties are comprised of nine self-storage properties located across six states with a total of 4,133 units. The portfolio consists of two properties located in Texas (24.5% of total units), three in California (22.1% of total units), one in Ohio (19.5% of total units), one in Michigan (18.5% of total units), one in Tennessee (8.3% of total units) and one in Arizona (7.1% of total units). In total, approximately 17.5% of the total units in the portfolio are climate controlled and there are an additional 15 RV/boat parking spots. U-Haul International, Inc. (“U-Haul”), founded in 1945, is a moving equipment and storage rental company with a current network of more than 15,950 locations in all 50 US States and 10 Canadian provinces. U-Haul locations provide customers with moving and storage supplies including self-storage, packing supplies and truck and trailer rentals.

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Annex A-3	JPMCC 2012-C6

Mortgage Loan No. 16 – 21 SAC

Property Summary
Property	Location	Units	Occupancy	Year Built / Renovated	Allocated Loan Amount	Appraised Value	Underwritten Cash Flow
Belmont	Belmont, CA	207	92.3%	1955 / 1986	$3,600,000	$5,000,000	$436,570
Fremont	Fremont, CA	403	90.8	1978 / N/A	3,600,000	5,060,000	412,459
Northwest	Dallas, TX	634	89.3	1978-1980 / N/A	3,500,000	5,130,000	420,687
Downtown	Los Angeles, CA	302	92.1	1914 / 1963	3,300,000	4,700,000	407,821
Inkster	Inkster, MI	765	77.5	1961, 1964, 1996, 2000 / N/A	3,000,000	4,300,000	430,842
Austin Highway	San Antonio, TX	380	88.2	1953, 1980 / 1978, 1985	1,700,000	2,400,000	212,639
E T	Dayton, OH	806	77.8	1900,1917-1922,1955 / N/A	1,600,000	2,190,000	189,882
Hendersonville	Hendersonville, TN	344	83.4	1985 / N/A	1,600,000	2,300,000	185,369
51st and Glendale	Glendale, AZ	292	78.4	1977-1979 / 1989	1,100,000	1,700,000	116,960
Total		4,133	84.0%		$23,000,000	$32,780,000	$2,813,229

Operating History and Underwritten Net Cash Flow
	2009	2010	2011(1)	Underwritten	Per Unit	%(2)
Rents in Place	$3,165,018	$3,143,561	$3,306,350	$3,493,173	$845.19	72.7%
Vacant Income	0	0	0	593,349	143.56	12.4
Gross Potential Rent	$3,165,018	$3,143,561	$3,306,350	$4,086,522	$988.75	85.1%
Total Reimbursements	795,526	796,782	715,320	715,320	173.08	14.9
Net Rental Income	$3,960,544	$3,940,343	$4,021,670	$4,801,842	$1,161.83	100.0%
(Vacancy/Credit Loss)	(12,955)	(7,829)	(4,808)	(692,249)	(167.49)	(14.4)
Other Income	500,576	506,418	496,881	353,718	85.58	7.4
Effective Gross Income	$4,448,165	$4,438,932	$4,513,743	$4,463,311	$1,079.92	92.9%

Total Expenses	$1,477,015	$1,486,781	$1,495,328	$1,543,050	$373.35	34.6%

Net Operating Income	$2,971,150	$2,952,151	$3,018,415	$2,920,262	$706.57	65.4%

Total TI/LC, Capex/RR	0	0	0	107,033	25.90	2.4
Net Cash Flow	$2,971,150	$2,952,151	$3,018,415	$2,813,229	$680.67	63.0%

Occupancy	74.0%	78.1%	84.1%	84.0%
(1) 2011 NOI represents the trailing twelve month period ending September 30, 2011.
(2) Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

A-3-82

Annex A-3	JPMCC 2012-C6

Mortgage Loan No. 17 – Southlake Corners

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset/Portfolio:	Single Asset
Original Principal Balance:	$20,945,000	Title:	Fee
Cut-off Date Principal Balance:	$20,945,000	Property Type - Subtype:	Retail - Anchored
% of Pool by IPB:	1.8%	Net Rentable Area (SF):	134,894
Loan Purpose:	Acquisition	Location:	Southlake, TX
Borrower:	Inland Western Southlake Corners Kimball Limited Partnership	Year Built/Renovated:	2004, 2006 / N/A
		Occupancy:	98.5%
		Occupancy Date:	2/16/2012
Sponsor:	Retail Properties of America, Inc.	Number of Tenants:	21
Interest Rate:	4.88800%	2009 NOI:	$1,873,049
Note Date:	3/22/2012	2010 NOI:	$1,566,603
Maturity Date:	4/1/2022	2011 NOI(1):	$1,222,738
Interest-only Period:	120 months	UW Economic Occupancy:	95.0%
Original Term:	120 months	UW Revenues:	$3,214,975
Original Amortization:	0 months	UW Expenses:	$947,738
Amortization Type:	Interest Only	UW NOI(1):	$2,267,237
Call Protection:	L(25),Grtr1%orYM(92),O(3)	UW NCF:	$2,132,022
Lock Box:	Springing	Appraised Value:	$36,000,000
Additional Debt:	N/A	Appraisal Date:	2/27/2012
Additional Debt Balance:	N/A
Additional Debt Type:	N/A

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan/SF:	$155
Taxes:	$0	Springing	N/A	Maturity Date Loan/SF:	$155
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	58.2%
Replacement Reserves:	$0	$0	N/A	Maturity Date LTV:	58.2%
TI/LC:	$0	Springing	N/A	UW NCF DSCR:	2.05x
Other(2):	$203,880	$0	N/A	UW NOI Debt Yield:	10.8%

(1) UW NOI is higher than historical NOI’s primarily due to lease up of property. UW NOI includes full contractual rent for HomeGoods.
(2) The Initial Other Escrows and Reserves represents the HomeGoods reserve fund. The HomeGoods reserve fund will be released to the borrower upon satisfaction certain terms and conditions including, but not limited: (i) no event of default has occurred or is continuing; (ii) borrower has delivered to lender an acceptable estoppel letter from HomeGoods and (iii) HomeGoods is paying full unabated rent under its lease.

The Loan. The approximately $20.9 million first mortgage loan was used to recapitalize Southlake Corners, a 134,894 square foot anchored retail property located in Southlake, Texas. The sponsor, Retail Properties of America, Inc. (“RPA”) has owned the property since 2006 in a joint venture with the state Board of Florida (“Florida JV”). The Florida JV hired HFF, L.P. to market the property for sale in the open market. RioCan Holdings USA, Inc. (“RioCan”) was the winning bidder with a bid of approximately $35.4 million. As a result of RPA and RioCan already having a joint venture partnership in place (the “RPA-RioCan JV”), the decision was made to contribute the asset to the RPA-RioCan JV. The RPA-RioCan JV is structured such that RPA contributed 20% equity and RioCan contributed 80% equity.

The Property. Southlake Corners is located at the intersection of Interstate Highway 114 and North Kimball Avenue with frontage along Southlake Boulevard, a retail corridor in Southlake, Texas. Southlake is located approximately 25 miles northwest of Dallas. The property was constructed in 2004 and is currently 98.5% occupied by 21 tenants including HomeGoods, who is expected to open for business in May 2012. Southlake Corners is shadow anchored by Lowe’s and additional retail tenants in the vicinity of Southlake Boulevard include Home Depot, Costco, HEB’s Central Market and Kroger. The property has suffered from below market stabilized occupancy levels since 2009 after Circuit City declared bankruptcy and moved out of the property and dropped from an occupancy of 96.7% in 2008 to as low as 65.3% in 2010. Toys/Babies “R” Us replaced the vacant Circuit City space and HomeGoods is going to occupy two spaces that were formerly occupied by American Backyard and Home Depot Flooring.

The Market. According to the appraiser, the population and average household income as of 2011 within a three-mile radius from the property was approximately 58,356 and $121,633, respectively. According to the appraiser, the property is located within the Southlake City submarket of the Dallas/Fort Worth retail market. As of year end 2011, the Southlake City submarket had an inventory of approximately 2.1 million square feet with an average occupancy rate of 84.8% and an average asking rent of $26.70.

A-3-83

Annex A-3	JPMCC 2012-C6

Mortgage Loan No. 17 – Southlake Corners

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Sales PSF(3)	Lease Expiration Date
Toys/Babies “R” Us	NA / B / B	33,812	25.1%	$12.75	NAV	1/31/2027
HomeGoods	A3 / A / NA	28,098	20.8%	$10.50	NAV	2/28/2022
Staples	Baa2 / BBB / BBB	20,825	15.4%	$13.00	$212	9/30/2015
Colonial Bank (BB&T)	A2 / A- / A+	5,098	3.8%	$34.50	NAV	5/31/2020
Kincaid’s Hamburgers	NA / NA / NA	5,046	3.7%	$31.00	$272	4/30/2015
McAlisters Deli	NA /NA / NA	4,556	3.4%	$27.50	NAV	3/31/2016
Planet Tan	NA / NA / NA	4,320	3.2%	$25.75	$318	4/30/2016
Mattress Firm	NA / NA / NA	4,000	3.0%	$33.60	$440	12/31/2014
Massage Envy	NA / NA / NA	3,222	2.4%	$28.00	$482	2/28/2017
Leather Sofa Co.	NA / NA / NA	3,200	2.4%	$28.00	$102	1/31/2013
(1) Based on the underwritten rent roll.
(2) Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3) Sales PSF represents 2011 sales for all tenants except for Staples, Massage Envy and Leather Sofa Co. For Staples, Sales PSF represents sales per square foot as of trailing twelve months ending September 30, 2011. For Massage Envy and Leather Sofa Co., sales PSF represent sales per square foot as of 2010.

Operating History and Underwritten Net Cash Flow
	2009	2010	2011	Underwritten	Per Square Foot	%(1)
Rents in Place	$2,180,461	$1,904,108	$1,660,651	$2,455,486	$18.20	72.6%
Vacant Income	0	0	0	56,000	0.42	1.7
Gross Potential Rent	$2,180,461	$1,904,108	$1,660,651	$2,511,486	$18.62	74.2%
Total Reimbursements	739,287	647,927	534,177	872,699	6.47	25.8
Net Rental Income	$2,919,748	$2,552,035	$2,194,828	$3,384,185	$25.09	100.0%
(Vacancy/Credit Loss)	0	0	(152,983)	(169,209)	(1.25)	(5.0)
Other Income	41,806	0	68,917	0	0.00	0.0
Effective Gross Income	$2,961,555	$2,552,035	$2,110,762	$3,214,975	$23.83	95.0%

Total Expenses	$1,088,506	$985,432	$888,023	$947,738	$7.03	29.5%

Net Operating Income(2)	$1,873,049	$1,566,603	$1,222,738	$2,267,237	$16.81	70.5%

Total TI/LC, Capex/RR	0	0	0	135,215	1.00	4.2
Net Cash Flow	$1,873,049	$1,566,603	$1,222,738	$2,132,022	$15.81	66.3%

Occupancy	72.8%	65.3%	80.5%	98.5%
(1) Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2) UW NOI is higher than historical NOI’s primarily due to lease up of property. UW NOI includes full contractual rent for HomeGoods.

A-3-84

Annex A-3	JPMCC 2012-C6

Mortgage Loan No. 18 – 2200 West Loop

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset/Portfolio:	Single Asset
Original Principal Balance:	$20,600,000	Title:	Fee
Cut-off Date Principal Balance:	$20,600,000	Property Type - Subtype:	Office - CBD
% of Pool by IPB:	1.8%	Net Rentable Area (SF):	201,720
Loan Purpose:	Acquisition	Location:	Houston, TX
Borrower:	Parmenter 2200 West Loop, LLC	Year Built/Renovated:	1974 / 2000, 2008
Sponsor:	Parmenter Realty Fund IV Investments, Inc.	Occupancy:	85.1%
		Occupancy Date:	3/2/2012
Interest Rate:	5.23800%	Number of Tenants:	11
Note Date:	1/30/2012	2009 NOI:	$3,153,531
Maturity Date:	2/1/2022	2010 NOI:	$2,871,852
Interest-only Period:	24 months	2011 NOI(1):	$1,724,313
Original Term:	120 months	UW Economic Occupancy:	84.7%
Original Amortization:	360 months	UW Revenues:	$4,460,002
Amortization Type:	IO-Balloon	UW Expenses:	$2,271,099
Call Protection:	L(25),Grtr1%orYM(93),O(2)	UW NOI(1):	$2,188,903
Lock Box:	Hard	UW NCF:	$1,877,959
Additional Debt(2):	Permitted Mezzanine Loan	Appraised Value:	$31,000,000
Additional Debt Balance:	N/A	Appraisal Date:	1/12/2012
Additional Debt Type:	N/A

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan/SF:	$102
Taxes:	$119,228	$59,614	N/A	Maturity Date Loan/SF:	$89
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	66.5%
Replacement Reserves:	$2,490	$2,490	N/A	Maturity Date LTV:	57.8%
TI/LC:	$23,400	$23,400	$1,000,000	UW NCF DSCR:	1.38x
Other(3):	$333,227	$18,750	N/A	UW NOI Debt Yield:	10.6%

(1) UW NOI is higher than 2011 NOI primarily due to the burn off of tenants’ free rent periods, tenants that were not in occupancy for a full year in 2011 and contractual rent escalations.
(2) A mezzanine loan may be obtained by owners of a qualified transferee under a third party sale provided certain terms and conditions are satisfied including: (i) the LTV of the mortgage and mezzanine loans does not exceed 67.0% based on a newly commissioned appraisal; (ii) the debt service coverage ratio (taking into account the mezzanine loan) is not less than 1.25x; (iii) the mezzanine loan shall be evidenced by lender in its sole discretion and (iv) the maturity date of the mezzanine shall be no earlier than the maturity date of the loan.
(3) The Initial Other Escrows and Reserves represents the outstanding TI/LC reserve of $197,247, the parking abatement reserve of $85,980 and the Grandbridge reserve of $50,000.

The Loan. The $20.6 million first mortgage loan, along with borrower equity of approximately $11.0 million, was used to finance the acquisition of 2200 West Loop for approximately $30.9 million, fund upfront reserves of $478,345 and pay closing costs of $342,892. 2200 West Loop is a 201,720 square foot, Class A office property located in Galleria/West Loop North office submarket of Houston, Texas. Parmenter Realty Fund IV Investments, Inc. is the loan’s nonrecourse carve-out guarantor and is an affiliate of Parmenter Realty Partners, a privately held investment owner/manager and a repeat JPMCB borrower.

The Property. 2200 West Loop is located at 2200 West Loop South in the Galleria/Upton area of Houston, Texas. The high-rise, 10 story building was constructed in 1974 and is 85.1% occupied by 11 tenants. The property underwent two major renovations in 2000 and 2008. The 2000 renovation, an approximately $8.4 million renovation, focused on building modernization including a new garage, improvements to the driveway, and upgrades to the lobby and elevators. The 2008 renovation was focused on elevator modernization and chiller replacement and cost approximately $2.0 million. The largest tenants at the property are Tenaris Global Services USA (“Tenaris”), Morgan Stanley Smith Barney and Tecpetrol Operating LLC. No other tenant occupies more than 8.0% of the net rentable area. Tenaris is a subsidiary of Tenaris S.A., a supplier of tubes and related services for the energy industry and other industrial applications. In the event that Tenaris does not renew its lease, excess cash flow will be swept up to a cap of $400,000. In the event that Morgan Stanley Smith Barney does not renew its lease, excess cash flow will be swept up to a cap of $500,000. Funds will be swept into separate accounts to be used to re-lease the respective spaces.

The Market. Primary access to the property is provided by West Loop South, a major artery that crosses the Houston area in a north-south direction. Public transportation is provided to the property via Houston Metro. According to the appraiser, as of the third quarter of 2011, the Galleria/West Loop North office submarket had an average vacancy rate of approximately 12.1% and effective rental rate of approximately $29.12 for Class A properties. The property currently has a physical vacancy of 14.9% and an average rental rate of $21.68.

A-3-85

Annex A-3	JPMCC 2012-C6

Mortgage Loan No. 18 – 2200 West Loop

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Tenaris Global Services USA	NA / NA / A-	73,608	36.5%	$18.64	11/30/2017
Morgan Stanley Smith Barney	A2 / A- / A	32,748	16.2%	$26.00	4/30/2013
Tecpetrol Operating LLC	NA / NA / NA	16,326	8.1%	$22.50	11/30/2017
Live Oak aka Grandbridge	A1 / A / A+	10,083	5.0%	$22.34	10/31/2012
White Mackillop Gallant PC	NA / NA / NA	10,056	5.0%	$26.15	6/30/2017
Westney Consulting Group Inc.	NA / NA / NA	9,257	4.6%	$25.94	2/18/2015
Montgomery Roth Architecture	NA / NA / NA	6,478	3.2%	$22.20	1/31/2014
Boyd Commercial	NA / NA / NA	5,486	2.7%	$15.35	12/31/2013(3)
Magellan E & P Holdings Inc	NA / NA / NA	3,188	1.6%	$26.00	2/28/2017
Consulate General of Argentina	B3 / BU / B	3,082	1.5%	$25.50	6/30/2019(4)
(1) Based on the underwritten rent roll.
(2) Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3) Boyd Commercial has the right to terminate its lease effective December 31, 2013 with 180 days notice subject to payment of a termination fee.
(4) The Consulate General of Argentina has a 90 day termination option in the event the Argentine government no longer wants a consulate office in Houston, Texas. The termination fee equals the unamortized portion of all the costs associated with the lease amortized at 10%.

Operating History and Underwritten Net Cash Flow
	2009	2010	2011	Underwritten	Per Square Foot	%(1)
Rents in Place	$3,986,917	$4,083,955	$3,454,898	$3,720,432	$18.44	75.0%
Vacant Income	0	0	0	672,984	3.34	13.6
Gross Potential Rent	$3,986,917	$4,083,955	$3,454,898	$4,393,416	$21.78	88.5%
Total Reimbursements	1,079,558	934,259	575,475	570,318	2.83	11.5
Net Rental Income	$5,066,475	$5,018,214	$4,030,373	$4,963,734	$24.61	100.0%
(Vacancy/Credit Loss)	(8,288)	(3,184)	(373,813)	(806,764)	(4.00)	(16.3)
Other Income	313,801	270,104	171,096	303,031	1.50	6.1
Effective Gross Income	$5,371,988	$5,285,134	$3,827,656	$4,460,002	$22.11	89.9%

Total Expenses	$2,218,457	$2,413,282	$2,103,343	$2,271,099	$11.26	50.9%

Net Operating Income(2)	$3,153,531	$2,871,852	$1,724,313	$2,188,903	$10.85	49.1%

Total TI/LC, Capex/RR	0	0	0	310,943	1.54	7.0
Net Cash Flow	$3,153,531	$2,871,852	$1,724,313	$1,877,959	$9.31	42.1%

Occupancy	99.0%	100.0%	83.0%	85.1%
(1) Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2) UW NOI is higher than 2011 NOI primarily due to the burn off of tenants’ free rent periods, tenants that were not in occupancy for a full year in 2011 and contractual rent escalations.

A-3-86

Annex A-3	JPMCC 2012-C6

Mortgage Loan No. 19 – Heritage Commons IV

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset/Portfolio:	Single Asset
Original Principal Balance:	$20,500,000	Title:	Fee
Cut-off Date Principal Balance:	$20,357,916	Property Type - Subtype:	Office - Suburban
% of Pool by IPB:	1.8%	Net Rentable Area (SF):	164,333
Loan Purpose:	Acquisition	Location:	Fort Worth, TX
Borrower:	GIT Heritage IV TX, LLC	Year Built/Renovated:	2008 / N/A
Sponsor:	Global Income, LP	Occupancy:	100.0%
Interest Rate(1):	6.01800%	Occupancy Date:	9/19/2011
Note Date:	10/27/2011	Number of Tenants:	1
Anticipated Repayment Date(1):	11/1/2016	2009 NOI(2):	NAV
Interest-only Period:	None	2010 NOI(2):	NAV
Original Term(3):	60 months	2011 NOI(2):	NAV
Original Amortization:	300 months	UW Economic Occupancy:	95.0%
Amortization Type:	ARD-Balloon	UW Revenues(4):	$4,368,266
Call Protection:	L(25),Grtr1%orYM(34),O(1)	UW Expenses(4):	$1,918,525
Lock Box:	Hard	UW NOI(4):	$2,449,741
Additional Debt:	Yes	UW NCF(4):	$2,197,978
Additional Debt Balance:	$4,000,000	Appraised Value:	$31,900,000
Additional Debt Type:	Mezzanine Loan	Appraisal Date:	5/3/2011

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan/SF:	$124
Taxes:	$0	$64,262	N/A	ARD Date Loan/SF:	$113
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	63.8%
Replacement Reserves:	$2,055	$2,055	$49,320	ARD Date LTV:	58.1%
TI/LC:	$15,100	$15,100	$543,600	UW NCF DSCR:	1.38x
Other(5):	$8,250	$0	N/A	UW NOI Debt Yield:	12.0%

(1) The loan is structured with an anticipated repayment date (“ARD”) of November 1, 2016. In the event that the loan is not paid off on or before the ARD, the borrower is required to make monthly payments to the lender of principal and interest in the amount of the monthly debt service payment at the initial interest rate and additional interest will accrue based on a step up in the interest rate of 300 basis points plus the greater of (i) the initial interest rate (6.01800%) or (ii) 460 basis points plus the then current five year swap yield (the “Revised Interest Rate”); but in no event shall the Revised Interest Rate exceed 500 basis points plus the initial interest rate. The final maturity date of the loan is September 1, 2018.
(2) Given the single tenant nature of the property, certified historical financial statements were not made available by the borrower to the lender.
(3) Represents the Original Term to the ARD.
(4) Refer to “Operating History and Underwritten Net Cash Flow” below for general descriptions of the assumptions made in underwriting the asset.
(5) The Initial Other Escrows and Reserves represents the deferred maintenance reserve.

The Loan. The five-year first mortgage loan of $20.5 million, along with a $4.0 million mezzanine loan and $7.1 million of sponsor’s equity, were used to finance the acquisition of Heritage Commons IV, an approximately 164,333 square foot, Class A office property located in Fort Worth, Texas. The property was purchased for total consideration of approximately $31.0 million resulting, in a loan to cost ratio of 66.1%. The borrower is owned by affiliates of Global Income Trust, a newly formed private REIT formed through a partnership of CNL Financial Group Inc. and Macquarie Group Limited. JPMCB previously provided the Global Income Trust with a $12.4 million loan in June 2011 to finance the acquisition of Heritage Commons III, which was securitized in JPMCC 2011-C5.

The Property. The property is 100% occupied by a single tenant, Mercedes-Benz Financial Services USA LLC (“Mercedes-Benz”), with a lease expiration of September 30, 2018. The Class A property was built-to-suit for Mercedes-Benz in 2008 and includes amenities such as conference facilities, a cafeteria/dining area and multiple fitness areas. Mercedes-Benz, a subsidiary of Daimler Group AG, provides financing for dealers and buyers of Daimler-brand cars and trucks in the US, Canada, Argentina, Brazil, and Mexico, with a current loan portfolio of approximately $32.0 billion. The property is part of a larger master-planned, mixed-use development complex called Alliance Texas.

The Market. The property is located in North Fort Worth within the Alliance Texas development, a 17,000 acre master-planned, mixed-use development. The development serves as a central location for office, retail, industrial and residential communities in North Fort Worth. Alliance Texas offers a variety of commercial real estate options, including industrial, office and retail properties. Alliance Texas is home to 290 companies serving over 30,000 employees and 7,700 single-family homes, and is home to a variety of companies such as Fidelity Investments, Bell Helicopter, Deloitte University and TD Ameritrade. According to the appraiser, the property is located in the Alliance Texas submarket which, as of the first quarter of 2011, had an average vacancy rate of approximately 4.4%, compared to the broader Metroplex submarket which had a vacancy rate of 17.0%.

A-3-87

Annex A-3	JPMCC 2012-C6

Mortgage Loan No. 19 – Heritage Commons IV

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Mercedes-Benz Financial Services USA LLC	A3 / A- / A-	164,333	100.0%	$20.90	9/30/2018
(1) Based on the underwritten rent roll.
(2) Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

Operating History and Underwritten Net Cash Flow
	Underwritten	Per Square Foot	%(1)
Rents in Place(2)	$3,682,045	$22.41	80.1%
Vacant Income	0	0.00	0.0
Gross Potential Rent	$3,682,045	$22.41	80.1%
Total Reimbursements(3)	916,130	5.57	19.9
Net Rental Income	$4,598,175	$27.98	100.0%
(Vacancy/Credit Loss)	(229,909)	(1.40)	(5.0)
Other Income	0	0.00	0.0
Effective Gross Income	$4,368,266	$26.58	95.0%

Total Expenses(4)	$1,918,525	$11.67	43.9%

Net Operating Income	$2,449,741	$14.91	56.1%

Total TI/LC, Capex/RR	251,763	1.53	5.8
Net Cash Flow	$2,197,978	$13.38	50.3%

Occupancy	100.0%
(1) Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2) UW Rents In Place are based off of Mercedez-Benz Financial Services USA LLC’s average rent per square foot over the term of the loan, which includes a rent escalation from $20.90 to $23.41 per square foot in October 2013.
(3) UW Total Reimbursements are based off of the sum of (i) the appraiser’s calculation of expense reimbursements and (ii) the underwritten electricity expenses, which the borrower expects to be higher than the appraiser’s estimate.
(4) Total Expenses are based on the higher of the borrower’s budget and the appraiser’s expense estimates with a 3% underwritten management fee.

A-3-88

Annex A-3	JPMCC 2012-C6

Mortgage Loan No. 20 – 785 Market Street

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset/Portfolio:	Single Asset
Original Principal Balance:	$20,000,000	Title:	Fee
Cut-off Date Principal Balance:	$20,000,000	Property Type - Subtype:	Office - CBD
% of Pool by IPB:	1.8%	Net Rentable Area (SF):	93,321
Loan Purpose:	Refinance	Location:	San Francisco, CA
Borrower:	785 Market Street LLC	Year Built/Renovated:	1906 / 1980
Sponsor:	Seligman & Associates, Inc.	Occupancy:	99.0%
Interest Rate:	5.14400%	Occupancy Date:	2/29/2012
Note Date:	3/29/2012	Number of Tenants:	23
Maturity Date:	4/1/2022	2009 NOI:	$1,531,952
Interest-only Period:	36 months	2010 NOI:	$1,470,785
Original Term:	120 months	2011 NOI(1):	$1,406,887
Original Amortization:	360 months	UW Economic Occupancy:	94.7%
Amortization Type:	IO-Balloon	UW Revenues:	$2,989,478
Call Protection:	L(25),Grtr1%orYM(92),O(3)	UW Expenses:	$1,008,951
Lock Box:	Hard	UW NOI(1):	$1,980,527
Additional Debt:	N/A	UW NCF:	$1,796,033
Additional Debt Balance:	N/A	Appraised Value:	$34,600,000
Additional Debt Type:	N/A	Appraisal Date:	2/21/2012

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan/SF:	$214
Taxes:	$11,741	$11,741	N/A	Maturity Date Loan/SF:	$190
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	57.8%
Replacement Reserves:	$1,400	$1,400	N/A	Maturity Date LTV:	51.3%
TI/LC:	$12,500	$12,500	$450,000	UW NCF DSCR:	1.37x
Other(2):	$643,978	$0	N/A	UW NOI Debt Yield:	9.9%

(1) The increase in UW NOI over 2011 NOI is the result of five tenants totaling 22,149 square feet commencing their lease terms throughout 2011 and early 2012, as well as St. Giles’ 7,860 square foot expansion taking effect in August of 2012.
(2) The Initial Other Escrows and Reserves represent the free rent reserve for outstanding rent abatements and underwritten rent escalations where tenants are not yet paying their full underwritten rent.

The Loan. The $20.0 million first mortgage loan was used to refinance previously existing debt of approximately $13.3 million, fund upfront reserves of $669,619, pay closing costs of $327,118 and return equity of approximately $5.6 million to the sponsor. The loan is secured by an approximately 93,321 square foot, Class B office property located in San Francisco, California. The previously existing debt was securitized in the JPMCC 2007-LDP10 transaction.

The Property.  785 Market Street is a 93,321 square foot office building comprised of 18 stories as well as a basement and a penthouse.  The Property was built in 1906 and substantially renovated in the 1980. The property is 99.0% occupied by 22 office tenants and one retail tenant.  The top tenant at the property is St. Giles Colleges, Inc, an English language speaking and teacher-training organization with locations in San Francisco, New York, the UK, Canada and Brazil, which currently occupies 15,755 square feed and will expand its space to 23,615 square feet in August 2012 (25.3% of net rentable area).

The Market.  The property is located just west of San Francisco’s central business district, between 3rd and 4th Streets in the Union Square submarket.  According to the appraiser, as of the fourth quarter of 2011 the Union Square submarket had an inventory of approximately $4.2 million square feet with an average vacancy rate of 5.3% and average asking rents of $32.96.  The property currently has a physical vacancy rate of 1.0% and an average rental rate of $31.42.

A-3-89

Annex A-3	JPMCC 2012-C6

Mortgage Loan No. 20 – 785 Market Street

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
St Giles Colleges, Inc	NA / NA / NA	23,615	25.3%	$30.00	1/31/2020
Positive Resource Center	NA / NA / NA	13,313	14.3%	$26.25	2/28/2015
The Men’s Wearhouse, Inc	NA / NA / NA	6,720	7.2%	$82.72	6/30/2021
De La Pena & Mcdonald LLP	NA / NA / NA	6,673	7.2%	$34.00	10/31/2012
Chaiken Clothing, LP	NA / NA / NA	6,672	7.1%	$27.88	12/31/2016
Lea + Elliott, Inc.	NA / NA / NA	6,066	6.5%	$34.71	10/31/2012
Family Caregiver Alliance	NA / NA / NA	3,872	4.1%	$31.50	12/31/2016
San Francisco Suicide Prevention	NA / NA / NA	3,179	3.4%	$37.50	12/31/2015
Concept Art House Inc.	NA / NA / NA	3,006	3.2%	$26.00	4/30/2014
Baykeeper	NA / NA / NA	2,708	2.9%	$21.00	1/31/2015
(1) Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow
	2009	2010	2011	Underwritten(1)	Per Square Foot	%(2)
Rents in Place	$2,330,209	$2,299,635	$2,253,585	$3,085,838	$33.07	97.8%
Vacant Income	0	0	0	0	0.00	0.0
Gross Potential Rent	$2,330,209	$2,299,635	$2,253,585	$3,085,838	$33.07	97.8%
Total Reimbursements	0	0	0	70,316	0.75	2.2
Net Rental Income	$2,330,209	$2,299,635	$2,253,585	$3,156,154	$33.82	100.0%
(Vacancy/Credit Loss)	0	0	0	(167,276)	(1.79)	(5.3)
Other Income	2,288	671	1,499	600	0.01	0.0
Effective Gross Income	$2,332,497	$2,300,306	$2,255,084	$2,989,478	$32.03	94.7%

Total Expenses	$800,545	$829,521	$848,197	$1,008,951	$10.81	33.8%

Net Operating Income	$1,531,952	$1,470,785	$1,406,887	$1,980,527	$21.22	66.2%

Total TI/LC, Capex/RR	0	0	0	184,494	1.98	6.2
Net Cash Flow	$1,531,952	$1,470,785	$1,406,887	$1,796,033	$19.25	60.1%

Occupancy	97.3%	91.9%	86.1%	99.0%
(1) The increase in rents in place from 2011 to Underwritten is the result of five tenants totaling 22,149 square feet commencing their lease terms throughout 2011 and early 2012, as well as St. Giles’ 7,860 square foot expansion taking effect in August of 2012.
(2) Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

A-3-90

ANNEX A-4

CERTAIN ADDITIONAL TENANT INFORMATION FOR SUNTRUST BANK PORTFOLIO III

(THIS PAGE INTENTIONALLY LEFT BLANK)

Annex A-4: Certain Additional Tenant Information For SunTrust Bank

Certain Tenant Information

Sequence #	Lease Pool	Mortgage Loan Name	Property Name	Property Address	City	State	Zip Code	Annual Rent 2012	Annual Rent 2017
N/A	Pool 1	Not a Trust Asset	3020 Peachtree Road NW	3020 Peachtree Road NW	Atlanta	GA	30305	$612,538	$659,878
N/A	Pool 1	Not a Trust Asset	4212 Washington Road	4212 Washington Road	Evans	GA	30809	$195,885	$211,024
N/A	Pool 1	Not a Trust Asset	200 East Fifth Avenue	200 East Fifth Avenue	Mount Dora	FL	32757	$168,690	$181,727
N/A	Pool 1	Not a Trust Asset	1411 Woodward Avenue	1411 Woodward Avenue	Muscle Shoals	AL	35661	$154,017	$165,920
N/A	Pool 1	Not a Trust Asset	408 South US Highway 41	408 South US Highway 41	Inverness	FL	34450	$156,233	$168,307
N/A	Pool 1	Not a Trust Asset	299 Bill France Boulevard	299 Bill France Boulevard	Daytona Beach	FL	32114	$148,814	$160,315
N/A	Pool 1	Not a Trust Asset	160 North Nova Road	160 North Nova Road	Ormond Beach	FL	32174	$144,356	$155,512
N/A	Pool 1	Not a Trust Asset	3301 Gulf Breeze Parkway	3301 Gulf Breeze Parkway	Gulf Breeze	FL	32563	$125,918	$135,649
N/A	Pool 1	Not a Trust Asset	2300 South Atlantic Avenue	2300 South Atlantic Avenue	Daytona Beach	FL	32118	$131,376	$141,529
N/A	Pool 1	Not a Trust Asset	5303 Southwest 91st Drive	5303 Southwest 91st Drive	Gainesville	FL	32608	$117,281	$126,345
N/A	Pool 1	Not a Trust Asset	5727 Gantt Road	5727 Gantt Road	Sarasota	FL	34233	$116,708	$125,727
N/A	Pool 1	Not a Trust Asset	7879 West Commercial Boulevard	7879 West Commercial Boulevard	Tamarac	FL	33351	$142,438	$153,447
N/A	Pool 1	Not a Trust Asset	7061 South US Highway 1	7061 South US Highway 1	Port St. Lucie	FL	34952	$120,534	$129,849
N/A	Pool 1	Not a Trust Asset	4125 State Road 60	4125 State Road 60	Vero Beach	FL	32960	$96,465	$103,920
N/A	Pool 1	Not a Trust Asset	2150 Cleveland Street	2150 Cleveland Street	Clearwater	FL	33765	$175,150	$188,687
N/A	Pool 1	Not a Trust Asset	7319 Spring Hill Drive	7319 Spring Hill Drive	Spring Hill	FL	34606	$166,345	$179,201
N/A	Pool 1	Not a Trust Asset	444 East Michigan Avenue	444 East Michigan Avenue	Orlando	FL	32806	$249,491	$268,773
13.06	Pool 1	SunTrust Bank Portfolio III	2171 Pleasant Hill Road	2171 Pleasant Hill Road	Duluth	GA	30096	$215,364	$232,009
N/A	Pool 1	Not a Trust Asset	6422 Georgia Avenue	6422 Georgia Avenue	Washington	DC	20012	$203,941	$219,702
N/A	Pool 1	Not a Trust Asset	2500 North McMullen Booth Road	2500 North McMullen Booth Road	Clearwater	FL	34621	$89,556	$96,477
13.23	Pool 1	SunTrust Bank Portfolio III	3005 Lakeland Highlands Road	3005 Lakeland Highlands Road	Lakeland	FL	33803	$79,952	$86,131
N/A	Pool 1	Not a Trust Asset	31050 Cortez Boulevard	31050 Cortez Boulevard	Brooksville	FL	34602	$33,964	$36,588
N/A	Pool 2	Not a Trust Asset	152 Main Street	152 Main Street	Annapolis	MD	21401	$281,792	$303,570
N/A	Pool 2	Not a Trust Asset	103 City Circle	103 City Circle	Peachtree City	GA	30269	$190,143	$204,838
N/A	Pool 2	Not a Trust Asset	3850 Rockbridge Road	3850 Rockbridge Road	Stone Mountain	GA	30083	$126,591	$136,374
N/A	Pool 2	Not a Trust Asset	4986 North Henry Boulevard	4986 North Henry Boulevard	Stockbridge	GA	30281	$110,945	$119,520
N/A	Pool 2	Not a Trust Asset	180 Gaines School Road	180 Gaines School Road	Athens	GA	30605	$85,705	$92,329
N/A	Pool 2	Not a Trust Asset	4441 The Plaza	4441 The Plaza	Charlotte	NC	28215	$105,287	$113,424
N/A	Pool 2	Not a Trust Asset	658 Main Street	658 Main Street	Thomson	GA	30824	$54,036	$58,212
N/A	Pool 2	Not a Trust Asset	624 West Main Street	624 West Main Street	Sylva	NC	28779	$52,729	$56,804
N/A	Pool 2	Not a Trust Asset	4306 North Liberty Street	4306 North Liberty Street	Winston-Salem	NC	27105	$72,911	$78,546
N/A	Pool 2	Not a Trust Asset	7801 Pineville-Matthews Road	7801 Pineville-Matthews Road	Charlotte	NC	28226	$82,871	$89,276
N/A	Pool 2	Not a Trust Asset	5705 High Point Road	5705 High Point Road	Greensboro	NC	27407	$99,694	$107,399
N/A	Pool 2	Not a Trust Asset	804 North Madison Boulevard	804 North Madison Boulevard	Roxboro	NC	27573	$88,305	$95,130
N/A	Pool 2	Not a Trust Asset	88 Hillsboro Street	88 Hillsboro Street	Pittsboro	NC	27312	$48,143	$51,864
13.03	Pool 2	SunTrust Bank Portfolio III	2755 Cumberland Parkway	2755 Cumberland Parkway	Atlanta	GA	30339	$222,886	$240,112
N/A	Pool 2	Not a Trust Asset	8211 Ardmore-Ardwick Road	8211 Ardmore-Ardwick Road	Landover	MD	20785	$133,732	$144,067
13.15	Pool 2	SunTrust Bank Portfolio III	5641 Fairburn Road	5641 Fairburn Road	Douglasville	GA	30134	$113,439	$122,206
N/A	Pool 2	Not a Trust Asset	909 Main Street	909 Main Street	Savannah	TN	38372	$109,776	$118,260
13.19	Pool 2	SunTrust Bank Portfolio III	203 West Butler Avenue	203 West Butler Avenue	Mauldin	SC	29662	$92,869	$100,047
N/A	Pool 2	Not a Trust Asset	135 North Main Street	135 North Main Street	Waynesville	NC	28786	$74,656	$80,426
13.24	Pool 2	SunTrust Bank Portfolio III	4323 Ringgold Road	4323 Ringgold Road	East Ridge	TN	37412	$68,203	$73,474
13.29	Pool 2	SunTrust Bank Portfolio III	1601 South Elm-Eugene Street	1601 South Elm-Eugene Street	Greensboro	NC	27406	$66,229	$71,348
N/A	Pool 2	Not a Trust Asset	8401 Ivan Street	8401 Ivan Street	Stokesdale	NC	27357	$56,380	$60,737
N/A	Pool 3	Not a Trust Asset	1030 Wilmer Avenue	1030 Wilmer Avenue	Richmond	VA	23228	$610,052	$657,199
N/A	Pool 3	Not a Trust Asset	1409 East Atlantic Boulevard	1409 East Atlantic Boulevard	Pompano Beach	FL	33060	$195,868	$211,005
N/A	Pool 3	Not a Trust Asset	1470 West Granada Boulevard	1470 West Granada Boulevard	Ormond Beach	FL	32174	$187,789	$202,302
N/A	Pool 3	Not a Trust Asset	3800 South Semoran Boulevard	3800 South Semoran Boulevard	Orlando	FL	32822	$155,932	$167,983
N/A	Pool 3	Not a Trust Asset	113 East Granada Boulevard	113 East Granada Boulevard	Ormond Beach	FL	32176	$168,415	$181,431
N/A	Pool 3	Not a Trust Asset	496 Mclaws Circle	496 Mclaws Circle	Williamsburg	VA	23185	$77,440	$83,425
N/A	Pool 3	Not a Trust Asset	300 US Highway 43	300 US Highway 43	Killen	AL	35645	$67,995	$73,250
N/A	Pool 3	Not a Trust Asset	112 McClanahan Street	112 McClanahan Street	Roanoke	VA	24014	$70,521	$75,971
N/A	Pool 3	Not a Trust Asset	1301 Taft Highway	1301 Taft Highway	Signal Mountain	TN	37377	$63,920	$68,860
N/A	Pool 3	Not a Trust Asset	1213 Greenland Drive	1213 Greenland Drive	Murfreesboro	TN	37130	$45,216	$48,711
N/A	Pool 3	Not a Trust Asset	7133 Forest Hill Avenue	7133 Forest Hill Avenue	Richmond	VA	23225	$41,393	$44,592
N/A	Pool 3	Not a Trust Asset	400 West Main Street	400 West Main Street	Radford	VA	24141	$26,148	$28,169
N/A	Pool 3	Not a Trust Asset	4240 West Lake Mary Boulevard	4240 West Lake Mary Boulevard	Lake Mary	FL	32746	$310,710	$334,723
N/A	Pool 3	Not a Trust Asset	26627 US Highway 19 North	26627 US Highway 19 North	Clearwater	FL	33761	$203,845	$219,599
N/A	Pool 3	Not a Trust Asset	4425 Lafayette Street	4425 Lafayette Street	Marianna	FL	32446	$183,704	$197,901

A-4-1

Annex A-4: Certain Additional Tenant Information For SunTrust Bank

Certain Tenant Information

Sequence #	Lease Pool	Mortgage Loan Name	Property Name	Property Address	City	State	Zip Code	Annual Rent 2012	Annual Rent 2017
N/A	Pool 3	Not a Trust Asset	1850 US Highway 1 South	1850 US Highway 1 South	St. Augustine	FL	32084	$165,573	$178,369
N/A	Pool 3	Not a Trust Asset	6548 Main Street	6548 Main Street	Gloucester	VA	23061	$161,603	$174,093
13.02	Pool 3	SunTrust Bank Portfolio III	7405 Seminole Boulevard	7405 Seminole Boulevard	Seminole	FL	34642	$249,314	$268,582
13.05	Pool 3	SunTrust Bank Portfolio III	2231 Indian River Boulevard	2231 Indian River Boulevard	Vero Beach	FL	32960	$214,030	$230,571
13.11	Pool 3	SunTrust Bank Portfolio III	6001 Fort Avenue	6001 Fort Avenue	Lynchburg	VA	24502	$139,773	$150,575
13.14	Pool 3	SunTrust Bank Portfolio III	320 South Battlefield Boulevard	320 South Battlefield Boulevard	Chesapeake	VA	23320	$102,687	$110,623
13.17	Pool 3	SunTrust Bank Portfolio III	107 Bushnell Plaza	107 Bushnell Plaza	Bushnell	FL	33513	$91,153	$98,198
N/A	Pool 4	Not a Trust Asset	3300 Northside Parkway NW	3300 Northside Parkway NW	Atlanta	GA	30327	$415,588	$447,706
N/A	Pool 4	Not a Trust Asset	110 Mulberry Street NW	110 Mulberry Street NW	Lenoir	NC	28645	$281,219	$302,953
N/A	Pool 4	Not a Trust Asset	1075 Carpenters Way	1075 Carpenters Way	Lakeland	FL	33809	$153,998	$165,900
N/A	Pool 4	Not a Trust Asset	140 West Main Street	140 West Main Street	Oxford	NC	27565	$137,553	$148,183
N/A	Pool 4	Not a Trust Asset	344 Monument Road	344 Monument Road	Jacksonville	FL	32225	$102,528	$110,451
N/A	Pool 4	Not a Trust Asset	2815 Skidaway Road	2815 Skidaway Road	Savannah	GA	31404	$84,909	$91,471
N/A	Pool 4	Not a Trust Asset	3814 Northwest 43rd Street	3814 Northwest 43rd Street	Gainesville	FL	32606	$74,295	$80,037
N/A	Pool 4	Not a Trust Asset	111 North Causeway	111 North Causeway	New Smyrna Beach	FL	32169	$88,025	$94,828
N/A	Pool 4	Not a Trust Asset	4601 Jonesboro Road	4601 Jonesboro Road	Union City	GA	30291	$63,796	$68,727
N/A	Pool 4	Not a Trust Asset	3990 Southwest State Road 200	3990 Southwest State Road 200	Ocala	FL	34474	$125,386	$135,076
N/A	Pool 4	Not a Trust Asset	892 Deltona Boulevard	892 Deltona Boulevard	Deltona	FL	32725	$126,525	$136,303
N/A	Pool 4	Not a Trust Asset	5370 Peachtree Industrial Boulevard	5370 Peachtree Industrial Boulevard	Chamblee	GA	30341	$139,062	$149,809
N/A	Pool 4	Not a Trust Asset	286 Hancock Street	286 Hancock Street	Madison	GA	30650	$112,989	$121,721
N/A	Pool 4	Not a Trust Asset	100 Flagler Plaza Drive	100 Flagler Plaza Drive	Palm Coast	FL	32137	$116,668	$125,685
N/A	Pool 4	Not a Trust Asset	5473 East Mountain Street	5473 East Mountain Street	Stone Mountain	GA	30083	$82,643	$89,030
13.07	Pool 4	SunTrust Bank Portfolio III	9701 York Road	9701 York Road	Cockeysville	MD	21030	$179,424	$193,290
N/A	Pool 4	Not a Trust Asset	3170 Greenbriar Parkway, Southwest	3170 Greenbriar Parkway, Southwest	Atlanta	GA	30331	$120,040	$129,317
13.20	Pool 4	SunTrust Bank Portfolio III	308 West Alexander Street	308 West Alexander Street	Plant City	FL	33566	$99,556	$107,250
N/A	Pool 4	Not a Trust Asset	11704 U.S. Highway 301	11704 U.S. Highway 301	Dade City	FL	33525	$92,832	$100,007
13.25	Pool 4	SunTrust Bank Portfolio III	7840 Holcomb Bridge Road	7840 Holcomb Bridge Road	Norcross	GA	30092	$72,852	$78,482
13.26	Pool 4	SunTrust Bank Portfolio III	3290 US Highway 441/27	3290 US Highway 441/27	Fruitland Park	FL	34731	$70,161	$75,583
N/A	Pool 4	Not a Trust Asset	10520 Middle Beach Road	10520 Middle Beach Road	Panama City Beach	FL	32407	$66,123	$71,233
N/A	Pool 5	Not a Trust Asset	8226 North Wickham Road	8226 North Wickham Road	Melbourne	FL	32940	$166,178	$179,021
N/A	Pool 5	Not a Trust Asset	1725 Mallory Lane	1725 Mallory Lane	Brentwood	TN	37027	$158,727	$170,994
N/A	Pool 5	Not a Trust Asset	2503 Lebanon Road	2503 Lebanon Road	Nashville	TN	37214	$175,125	$188,659
N/A	Pool 5	Not a Trust Asset	55 Farrs Bridge Road	55 Farrs Bridge Road	Greenville	SC	29617	$132,670	$142,924
N/A	Pool 5	Not a Trust Asset	222 South Main Street	222 South Main Street	Hendersonville	NC	28792	$109,768	$118,252
N/A	Pool 5	Not a Trust Asset	62 Market Street	62 Market Street	Onancock	VA	23417	$141,352	$152,277
N/A	Pool 5	Not a Trust Asset	2915 Nolensville Road	2915 Nolensville Road	Nashville	TN	37211	$77,347	$83,325
N/A	Pool 5	Not a Trust Asset	234 North Main Street	234 North Main Street	Walnut Cove	NC	27052	$79,602	$85,754
N/A	Pool 5	Not a Trust Asset	1611 South Miami Boulevard	1611 South Miami Boulevard	Durham	NC	27703	$52,431	$56,483
N/A	Pool 5	Not a Trust Asset	110 West 10th Street	110 West 10th Street	Chattanooga	TN	37402	$47,307	$50,963
N/A	Pool 5	Not a Trust Asset	5716 West Andrew Johnson Highway	5716 West Andrew Johnson Highway	Morristown	TN	37814	$39,801	$42,877
N/A	Pool 5	Not a Trust Asset	869 North Lee Highway	869 North Lee Highway	Lexington	VA	24450	$32,265	$34,759
N/A	Pool 5	Not a Trust Asset	33287 Railroad Avenue	33287 Railroad Avenue	Painter	VA	23420	$24,900	$26,824
N/A	Pool 5	Not a Trust Asset	1605 21st Avenue South	1605 21st Avenue South	Nashville	TN	37212	$148,591	$160,075
N/A	Pool 5	Not a Trust Asset	114 West Blue Ridge Street	114 West Blue Ridge Street	Stuart	VA	24171	$131,015	$141,140
N/A	Pool 5	Not a Trust Asset	240 West Main Street	240 West Main Street	Lebanon	TN	37087	$144,345	$155,501
N/A	Pool 5	Not a Trust Asset	201 South Peterson Avenue	201 South Peterson Avenue	Douglas	GA	31533	$76,173	$82,060
13.22	Pool 5	SunTrust Bank Portfolio III	701 East Cone Boulevard	701 East Cone Boulevard	Greensboro	NC	27405	$108,038	$116,388
N/A	Pool 5	Not a Trust Asset	201 Trade Street	201 Trade Street	Fountain Inn	SC	29644	$95,596	$102,984
N/A	Pool 5	Not a Trust Asset	818 Church Street, North	818 Church Street, North	Concord	NC	28025	$89,436	$96,348
13.28	Pool 5	SunTrust Bank Portfolio III	2397 Hendersonville Road	2397 Hendersonville Road	Arden	NC	28704	$56,316	$60,668
13.30	Pool 5	SunTrust Bank Portfolio III	2070 Statesville Boulevard	2070 Statesville Boulevard	Salisbury	NC	28145	$45,087	$48,571
N/A	Pool 6	Not a Trust Asset	5898 Roswell Road NE	5898 Roswell Road NE	Atlanta	GA	30328	$290,941	$313,426
N/A	Pool 6	Not a Trust Asset	5775 Red Bug Lake Road	5775 Red Bug Lake Road	Casselberry	FL	32708	$199,435	$214,848
N/A	Pool 6	Not a Trust Asset	3577 Fruitville Road	3577 Fruitville Road	Sarasota	FL	34237	$185,700	$200,052
N/A	Pool 6	Not a Trust Asset	827 Joe Frank Harris Parkway	827 Joe Frank Harris Parkway	Cartersville	GA	30120	$209,963	$226,190
N/A	Pool 6	Not a Trust Asset	1331 Johnson Ferry Road	1331 Johnson Ferry Road	Marietta	GA	30068	$182,432	$196,532
N/A	Pool 6	Not a Trust Asset	214 West Broadway Street	214 West Broadway Street	Fort Meade	FL	33841	$155,511	$167,530
N/A	Pool 6	Not a Trust Asset	1235 Southlake Circle	1235 Southlake Circle	Morrow	GA	30260	$161,599	$174,088
N/A	Pool 6	Not a Trust Asset	2458 North Wickham Road	2458 North Wickham Road	Melbourne	FL	32935	$143,457	$154,544

A-4-2

Annex A-4: Certain Additional Tenant Information For SunTrust Bank

Certain Tenant Information

Sequence #	Lease Pool	Mortgage Loan Name	Property Name	Property Address	City	State	Zip Code	Annual Rent 2012	Annual Rent 2017
N/A	Pool 6	Not a Trust Asset	4800 Northwest Blichton Road	4800 Northwest Blichton Road	Ocala	FL	34482	$111,263	$119,862
N/A	Pool 6	Not a Trust Asset	4142 Sixth Street South	4142 Sixth Street South	St. Petersburg	FL	33705	$114,627	$123,486
N/A	Pool 6	Not a Trust Asset	3720 3rd Street South	3720 3rd Street South	Jacksonville Beach	FL	32250	$94,079	$101,350
N/A	Pool 6	Not a Trust Asset	745 South Broad Street	745 South Broad Street	Brooksville	FL	34601	$73,234	$78,894
N/A	Pool 6	Not a Trust Asset	111 Southwest 17th Street	111 Southwest 17th Street	Ocala	FL	34471	$166,914	$179,814
13.04	Pool 6	SunTrust Bank Portfolio III	3191 University Boulevard	3191 University Boulevard	Winter Park	FL	32792	$234,819	$252,967
N/A	Pool 6	Not a Trust Asset	422 Belvedere Road	422 Belvedere Road	West Palm Beach	FL	33405	$192,168	$207,020
N/A	Pool 6	Not a Trust Asset	1751 Alafaya Trail	1751 Alafaya Trail	Orlando	FL	32826	$171,852	$185,134
13.09	Pool 6	SunTrust Bank Portfolio III	1100 South Tamiami Trail	1100 South Tamiami Trail	Osprey	FL	34229	$157,121	$169,264
N/A	Pool 6	Not a Trust Asset	700 Virginia Avenue	700 Virginia Avenue	Fort Pierce	FL	34982	$150,760	$162,412
N/A	Pool 6	Not a Trust Asset	900 East Semoran Boulevard	900 East Semoran Boulevard	Apopka	FL	32703	$135,435	$145,902
13.12	Pool 6	SunTrust Bank Portfolio III	511 West 23rd Street	511 West 23rd Street	Panama City	FL	32405	$131,849	$142,039
N/A	Pool 6	Not a Trust Asset	667 U.S. Highway 1	667 U.S. Highway 1	North Palm Beach	FL	33408	$127,945	$137,833
N/A	Pool 6	Not a Trust Asset	13502 North Florida Avenue	13502 North Florida Avenue	Tampa	FL	33613	$75,995	$81,868
N/A	Pool 7	Not a Trust Asset	100 Crain Highway SW	100 Crain Highway SW	Glen Burnie	MD	21061	$253,899	$273,522
N/A	Pool 7	Not a Trust Asset	47 Whitlock Avenue	47 Whitlock Avenue	Marietta	GA	30064	$206,122	$222,052
N/A	Pool 7	Not a Trust Asset	5030 Thoroughbred Lane	5030 Thoroughbred Lane	Brentwood	TN	37027	$176,452	$190,089
N/A	Pool 7	Not a Trust Asset	930 Main Street	930 Main Street	Conyers	GA	30012	$144,804	$155,995
N/A	Pool 7	Not a Trust Asset	1610 Woodruff Road	1610 Woodruff Road	Greenville	SC	29607	$126,082	$135,826
N/A	Pool 7	Not a Trust Asset	4410 Altama Avenue	4410 Altama Avenue	Brunswick	GA	31520	$107,410	$115,711
N/A	Pool 7	Not a Trust Asset	1935 Galleria Boulevard	1935 Galleria Boulevard	Charlotte	NC	28270	$125,363	$135,052
N/A	Pool 7	Not a Trust Asset	189 South Lowry Street	189 South Lowry Street	Smyrna	TN	37167	$100,951	$108,752
N/A	Pool 7	Not a Trust Asset	610 East Derenne Avenue	610 East Derenne Avenue	Savannah	GA	31405	$88,889	$95,759
N/A	Pool 7	Not a Trust Asset	1821 Hillandale Road	1821 Hillandale Road	Durham	NC	27705	$94,090	$101,362
N/A	Pool 7	Not a Trust Asset	2100 West Cumberland Street	2100 West Cumberland Street	Dunn	NC	28334	$97,043	$104,542
N/A	Pool 7	Not a Trust Asset	7804 National Service Road	7804 National Service Road	Greensboro	NC	27409	$84,884	$91,444
N/A	Pool 7	Not a Trust Asset	201 North Isabella Street	201 North Isabella Street	Sylvester	GA	31791	$71,403	$76,922
N/A	Pool 7	Not a Trust Asset	272 North Fayetteville Street	272 North Fayetteville Street	Asheboro	NC	27204	$81,513	$87,812
N/A	Pool 7	Not a Trust Asset	2111 Wade Hampton Boulevard	2111 Wade Hampton Boulevard	Greenville	SC	29615	$65,309	$70,356
N/A	Pool 7	Not a Trust Asset	300 South Mock Road	300 South Mock Road	Albany	GA	31705	$46,464	$50,055
N/A	Pool 7	Not a Trust Asset	201 South Main Street	201 South Main Street	Creedmoor	NC	27522	$60,434	$65,105
N/A	Pool 7	Not a Trust Asset	2122 Generals Highway	2122 Generals Highway	Annapolis	MD	21401	$219,320	$236,270
N/A	Pool 7	Not a Trust Asset	330 Mall Boulevard	330 Mall Boulevard	Savannah	GA	31406	$123,984	$133,566
N/A	Pool 7	Not a Trust Asset	1807 Knight Avenue	1807 Knight Avenue	Waycross	GA	31501	$120,992	$130,343
N/A	Pool 7	Not a Trust Asset	201 Jackson Street	201 Jackson Street	Thomson	GA	30824	$103,929	$111,961
N/A	Pool 7	Not a Trust Asset	910 Kildaire Farm Road	910 Kildaire Farm Road	Cary	NC	27511	$83,686	$90,154
N/A	Pool 8	Not a Trust Asset	880 East Palmetto Park Road	880 East Palmetto Park Road	Boca Raton	FL	33432	$185,547	$199,887
N/A	Pool 8	Not a Trust Asset	4290 13th Street	4290 13th Street	St. Cloud	FL	34769	$171,852	$185,134
N/A	Pool 8	Not a Trust Asset	5025 West Colonial Drive	5025 West Colonial Drive	Orlando	FL	32808	$157,167	$169,313
N/A	Pool 8	Not a Trust Asset	6300 Central Avenue	6300 Central Avenue	St. Petersburg	FL	33707	$144,660	$155,839
N/A	Pool 8	Not a Trust Asset	1301 Northwest Saint Lucie West Boulevard	1301 Northwest Saint Lucie West Boulevard	Port St. Lucie	FL	34986	$150,667	$162,312
N/A	Pool 8	Not a Trust Asset	9955 Southeast Federal Highway	9955 Southeast Federal Highway	Hobe Sound	FL	33455	$140,043	$150,866
N/A	Pool 8	Not a Trust Asset	234 Barton Boulevard	234 Barton Boulevard	Rockledge	FL	32955	$126,037	$135,777
N/A	Pool 8	Not a Trust Asset	1250 South Church Street	1250 South Church Street	Murfreesboro	TN	37130	$90,343	$97,325
N/A	Pool 8	Not a Trust Asset	4830 Jefferson Davis Highway	4830 Jefferson Davis Highway	Richmond	VA	23234	$43,256	$46,599
N/A	Pool 8	Not a Trust Asset	23364 Front Street	23364 Front Street	Accomac	VA	23301	$36,840	$39,687
N/A	Pool 8	Not a Trust Asset	10000 Taft Street	10000 Taft Street	Pembroke Pines	FL	33024	$154,782	$166,744
N/A	Pool 8	Not a Trust Asset	7612 State Road 52	7612 State Road 52	Bayonet Point	FL	34667	$127,618	$137,481
N/A	Pool 8	Not a Trust Asset	3000 Virginia Avenue	3000 Virginia Avenue	Collinsville	VA	24078	$54,359	$58,560
N/A	Pool 8	Not a Trust Asset	426 West Walnut Street	426 West Walnut Street	Johnson City	TN	37604	$28,657	$30,872
N/A	Pool 8	Not a Trust Asset	9600 Collins Avenue	9600 Collins Avenue	Bal Harbour	FL	33154	$606,394	$653,259
13.01	Pool 8	SunTrust Bank Portfolio III	100 Northwest 12th Avenue	100 Northwest 12th Avenue	Miami	FL	33128	$304,724	$328,274
N/A	Pool 8	Not a Trust Asset	705 East Third Avenue	705 East Third Avenue	New Smyrna Beach	FL	32169	$249,548	$268,834
N/A	Pool 8	Not a Trust Asset	2140 Country Club Road	2140 Country Club Road	Winston-Salem	NC	27104	$151,388	$163,087
13.13	Pool 8	SunTrust Bank Portfolio III	815 South Parrott Avenue	815 South Parrott Avenue	Okeechobee	FL	34974	$135,430	$145,896
N/A	Pool 8	Not a Trust Asset	1051 Ashland Terrace	1051 Ashland Terrace	Chattanooga	TN	37415	$69,625	$75,006
N/A	Pool 8	Not a Trust Asset	2929 Keagy Road	2929 Keagy Road	Salem	VA	24153	$67,735	$72,970
N/A	Pool 8	Not a Trust Asset	16131 Washington Highway	16131 Washington Highway	Doswell	VA	23047	$48,955	$52,739
N/A	Pool 9	Not a Trust Asset	403 Academy Street	403 Academy Street	Cambridge	MD	21613	$166,558	$179,430

A-4-3

Annex A-4: Certain Additional Tenant Information For SunTrust Bank

Certain Tenant Information

Sequence #	Lease Pool	Mortgage Loan Name	Property Name	Property Address	City	State	Zip Code	Annual Rent 2012	Annual Rent 2017
N/A	Pool 9	Not a Trust Asset	1900 Queens Chapel Road	1900 Queens Chapel Road	Avondale	MD	20782	$161,080	$173,529
N/A	Pool 9	Not a Trust Asset	314 East Eau Gallie Boulevard	314 East Eau Gallie Boulevard	Indian Harbour Beach	FL	32937	$120,929	$130,275
N/A	Pool 9	Not a Trust Asset	204 West Center Street	204 West Center Street	Mebane	NC	27302	$122,209	$131,653
N/A	Pool 9	Not a Trust Asset	21744 State Road 54	21744 State Road 54	Lutz	FL	33549	$103,483	$111,481
N/A	Pool 9	Not a Trust Asset	4041 Rowan Road	4041 Rowan Road	New Port Richey	FL	34653	$100,392	$108,151
N/A	Pool 9	Not a Trust Asset	9601 East Dr. Martin Luther King Junior Boulevard	9601 East Dr. Martin Luther King Junior Boulevard	Tampa	FL	33610	$88,798	$95,661
N/A	Pool 9	Not a Trust Asset	1104 Gray Highway	1104 Gray Highway	Macon	GA	31211	$74,975	$80,769
N/A	Pool 9	Not a Trust Asset	200 South State Street	200 South State Street	Yadkinville	NC	27055	$111,146	$119,736
N/A	Pool 9	Not a Trust Asset	2843 Panola Road	2843 Panola Road	Lithonia	GA	30058	$85,588	$92,203
N/A	Pool 9	Not a Trust Asset	125 East Virginia Avenue	125 East Virginia Avenue	Bessemer City	NC	28016	$71,324	$76,836
N/A	Pool 9	Not a Trust Asset	5980 Imperial Parkway	5980 Imperial Parkway	Mulberry	FL	33860	$68,595	$73,896
N/A	Pool 9	Not a Trust Asset	416 Highway 27 South	416 Highway 27 South	Stanley	NC	28164	$48,398	$52,139
N/A	Pool 9	Not a Trust Asset	597 Solomons Island Road North	597 Solomons Island Road North	Prince Frederick	MD	20678	$197,923	$213,219
N/A	Pool 9	Not a Trust Asset	1645 Bradley Park Drive	1645 Bradley Park Drive	Columbus	GA	31904	$156,753	$168,867
N/A	Pool 9	Not a Trust Asset	1710 Mount Vernon Road	1710 Mount Vernon Road	Dunwoody	GA	30338	$218,896	$235,813
13.08	Pool 9	SunTrust Bank Portfolio III	1184 Barrett Parkway	1184 Barrett Parkway	Kennesaw	GA	30144	$175,629	$189,202
N/A	Pool 9	Not a Trust Asset	1661 East West Connector	1661 East West Connector	Austell	GA	30106	$131,795	$141,980
13.16	Pool 9	SunTrust Bank Portfolio III	202 South Salem Street	202 South Salem Street	Apex	NC	27502	$105,829	$114,007
13.21	Pool 9	SunTrust Bank Portfolio III	4400 Bayou Boulevard	4400 Bayou Boulevard	Pensacola	FL	32503	$78,389	$84,448
N/A	Pool 9	Not a Trust Asset	4600 US 220 North	4600 US 220 North	Summerfield	NC	27358	$56,554	$60,924
N/A	Pool 10	Not a Trust Asset	7500 Wisconsin Avenue	7500 Wisconsin Avenue	Bethesda	MD	20814	$422,593	$455,252
N/A	Pool 10	Not a Trust Asset	4250 John Marr Drive	4250 John Marr Drive	Annandale	VA	22003	$233,075	$251,088
N/A	Pool 10	Not a Trust Asset	160 Garrisonville Road	160 Garrisonville Road	Stafford	VA	22554	$209,725	$225,934
N/A	Pool 10	Not a Trust Asset	4110 Brambleton Avenue SW	4110 Brambleton Avenue SW	Roanoke	VA	24018	$192,064	$206,908
N/A	Pool 10	Not a Trust Asset	3620 Six Forks Road	3620 Six Forks Road	Raleigh	NC	27609	$175,029	$188,556
N/A	Pool 10	Not a Trust Asset	7001 Lee Highway	7001 Lee Highway	Chattanooga	TN	37421	$107,346	$115,642
N/A	Pool 10	Not a Trust Asset	201 South Pleasantburg Drive	201 South Pleasantburg Drive	Greenville	SC	29607	$86,262	$92,929
N/A	Pool 10	Not a Trust Asset	9627 Dayton Pike	9627 Dayton Pike	Soddy Daisy	TN	37379	$67,078	$72,262
N/A	Pool 10	Not a Trust Asset	414 Wharf Street	414 Wharf Street	Loudon	TN	37774	$65,274	$70,318
N/A	Pool 10	Not a Trust Asset	4233 West Stone Drive	4233 West Stone Drive	Kingsport	TN	37660	$54,342	$58,542
N/A	Pool 10	Not a Trust Asset	4720 Highway 49 South	4720 Highway 49 South	Harrisburg	NC	28075	$45,978	$49,532
N/A	Pool 10	Not a Trust Asset	7880 Broad Street	7880 Broad Street	Rural Hall	NC	27045	$42,030	$45,278
N/A	Pool 10	Not a Trust Asset	4394 South NC Highway 150	4394 South NC Highway 150	Lexington	NC	27295	$28,020	$30,186
N/A	Pool 10	Not a Trust Asset	5 West Main Street	5 West Main Street	Liberty	SC	29657	$80,182	$86,379
13.10	Pool 10	SunTrust Bank Portfolio III	3557 Plank Road	3557 Plank Road	Fredericksburg	VA	22401	$143,284	$154,358
N/A	Pool 10	Not a Trust Asset	1188 Oak Ridge Turnpike	1188 Oak Ridge Turnpike	Oak Ridge	TN	37831	$123,543	$133,091
13.18	Pool 10	SunTrust Bank Portfolio III	4310 Nolensville Road	4310 Nolensville Road	Nashville	TN	37211	$114,308	$123,143
N/A	Pool 10	Not a Trust Asset	9397 Congress Street	9397 Congress Street	New Market	VA	22824	$89,685	$96,616
13.27	Pool 10	SunTrust Bank Portfolio III	101 Browns Ferry Road	101 Browns Ferry Road	Chattanooga	TN	37419	$83,635	$90,099
N/A	Pool 10	Not a Trust Asset	600 Gallatin Road	600 Gallatin Road	Nashville	TN	37206	$59,606	$64,213
N/A	Pool 10	Not a Trust Asset	210 East Washington Avenue	210 East Washington Avenue	Vinton	VA	24179	$34,325	$36,977

A-4-4

ANNEX B

FORM OF REPORT TO CERTIFICATEHOLDERS

(THIS PAGE INTENTIONALLY LEFT BLANK)

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	J.P. Morgan Chase Commercial Mortgage Securities Trust Commercial Mortgage Pass-Through Certificates Series 2012-C6	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	05/17/2012
		Record Date:	04/30/2012
		Determination Date:	05/11/2012

DISTRIBUTION DATE STATEMENT

	STATEMENT SECTIONS	PAGE(s)

	Certificate Distribution Detail	2
	Certificate Factor Detail	3
	Reconciliation Detail	4
	Other Required Information	5
	Cash Reconciliation Detail	6
	Current Mortgage Loan and Property Stratification Tables	7 - 9
	Mortgage Loan Detail	10
	NOI Detail	11
	Principal Prepayment Detail	12
	Historical Detail	13
	Delinquency Loan Detail	14
	Specially Serviced Loan Detail	15 - 16
	Advance Summary	17
	Modified Loan Detail	18
	Historical Liquidated Loan Detail	19
	Historical Bond / Collateral Realized Loss Reconciliation	20
	Interest Shortfall Reconciliation Detail	21 - 22
	Defeased Loan Detail	23
	Supplemental Reporting	24

Depositor	Master Servicer	Special Servicer	Senior Trust Advisor

J.P. Morgan Chase Commercial Mortgage Securities Corp. 383 Madison Avenue New York, NY 10179 Contact: Brian Baker Phone Number: (212) 834-3813	Wells Fargo Bank, National Association 550 S. Tryon Street, 14th Floor Charlotte, NC 28202 Contact: REAM_InvestorRelations@wellsfargo.com Phone Number: (866) 898-1615	Midland Loan Services A Division of PNC Bank, N.A. 10851 Mastin Street, Building 82 Overland Park, KS 66210 Contact: Kevin Donahue Phone Number: (913) 253-9000	Pentalpha Surveillance LLC 375 North French Rd, Suite 100 Amherst, NY 14228 Contact: Don Simon Phone Number: (203) 660-6100

This report has been compiled from information provided to Wells Fargo Bank, N.A. by various third parties, which may include the Master Servicer, Special Servicer and others. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties. Please visit www.ctslink.com for additional information and special notices. In addition, certificateholders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	J.P. Morgan Chase Commercial Mortgage Securities Trust Commercial Mortgage Pass-Through Certificates Series 2012-C6	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	05/17/2012
		Record Date:	04/30/2012
		Determination Date:	05/11/2012

Certificate Distribution Detail
Class	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Total Distribution	Ending Balance	Current Subordination Level (1)
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
NR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Class	CUSIP	Pass-Through Rate	Original Notional Amount	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Total Distribution	Ending Notional Amount
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	J.P. Morgan Chase Commercial Mortgage Securities Trust Commercial Mortgage Pass-Through Certificates Series 2012-C6	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	05/17/2012
		Record Date:	04/30/2012
		Determination Date:	05/11/2012

Certificate Factor Detail
Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Ending Balance
A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-SB		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
H		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
NR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Class	CUSIP	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Ending Notional Amount
X-A		0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	J.P. Morgan Chase Commercial Mortgage Securities Trust Commercial Mortgage Pass-Through Certificates Series 2012-C6	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	05/17/2012
		Record Date:	04/30/2012
		Determination Date:	05/11/2012

Reconciliation Detail
Principal Reconciliation
	Stated Beginning Principal Balance	Unpaid Beginning Principal Balance	Scheduled Principal	Unscheduled Principal	Principal Adjustments	Realized Loss	Stated Ending Principal Balance	Unpaid Ending Principal Balance	Current Principal Distribution Amount
Total	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Certificate Interest Reconciliation
Class	Accrual Dates	Accrual Days	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Distributable Certificate Interest Adjustment	WAC CAP Shortfall	Additional Trust Fund Expenses	Interest Distribution	Remaining Unpaid Distributable Certificate Interest
A-1	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals		0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	J.P. Morgan Chase Commercial Mortgage Securities Trust Commercial Mortgage Pass-Through Certificates Series 2012-C6	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	05/17/2012
		Record Date:	04/30/2012
		Determination Date:	05/11/2012

Other Required Information

Available Distribution Amount (1)	0.00

Master Servicing Fee Summary

Current Period Accrued Master Servicing Fees	0.00
Less Delinquent Master Servicing Fees	0.00
Less Reductions to Master Servicing Fees	0.00	Appraisal Reduction Amount
Plus Master Servicing Fees for Delinquent Payments Received	0.00		Appraisal	Cumulative	Most Recent
Plus Adjustments for Prior Master Servicing Calculation	0.00	Loan	Reduction	ASER	App. Red.
Total Master Servicing Fees Collected	0.00	Number	Effected	Amount	Date

		Total
(1) The Available Distribution Amount includes any Prepayment Premiums.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	J.P. Morgan Chase Commercial Mortgage Securities Trust Commercial Mortgage Pass-Through Certificates Series 2012-C6	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	05/17/2012
		Record Date:	04/30/2012
		Determination Date:	05/11/2012

Cash Reconciliation Detail

Total Funds Collected			Total Funds Distributed
Interest:			Fees:
Interest paid or advanced	0.00		Master Servicing Fee	0.00
Interest reductions due to Non-Recoverability Determinations	0.00		Trustee Fee	0.00
Interest Adjustments	0.00		Certificate Administration Fee	0.00
Deferred Interest	0.00		Insurer Fee	0.00
Net Prepayment Interest Shortfall	0.00		Miscellaneous Fee	0.00
Net Prepayment Interest Excess	0.00		Total Fees		0.00
Extension Interest	0.00		Additional Trust Fund Expenses:
Interest Reserve Withdrawal	0.00
Total Interest Collected		0.00	Reimbursement for Interest on Advances	0.00
			ASER Amount	0.00
Principal:			Special Servicing Fee	0.00
Scheduled Principal	0.00		Rating Agency Expenses	0.00
Unscheduled Principal	0.00		Attorney Fees & Expenses	0.00
Principal Prepayments	0.00		Bankruptcy Expense	0.00
Collection of Principal after Maturity Date	0.00		Taxes Imposed on Trust Fund	0.00
Recoveries from Liquidation and Insurance Proceeds	0.00		Non-Recoverable Advances	0.00
Excess of Prior Principal Amounts paid	0.00		Other Expenses	0.00
Curtailments	0.00
Negative Amortization	0.00		Total Additional Trust Fund Expenses		0.00
Principal Adjustments	0.00
Total Principal Collected		0.00	Interest Reserve Deposit		0.00

Other:			Payments to Certificateholders & Others:
Prepayment Penalties/Yield Maintenance	0.00		Interest Distribution	0.00
Repayment Fees	0.00		Principal Distribution	0.00
Borrower Option Extension Fees	0.00		Prepayment Penalties/Yield Maintenance	0.00
Equity Payments Received	0.00		Borrower Option Extension Fees	0.00
Net Swap Counterparty Payments Received	0.00		Equity Payments Paid	0.00
			Net Swap Counterparty Payments Paid	0.00
Total Other Collected		0.00
Total Funds Collected		0.00	Total Payments to Certificateholders & Others		0.00
			Total Funds Distributed		0.00

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	J.P. Morgan Chase Commercial Mortgage Securities Trust Commercial Mortgage Pass-Through Certificates Series 2012-C6	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	05/17/2012
		Record Date:	04/30/2012
		Determination Date:	05/11/2012

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Scheduled Balance							State (3)

Scheduled Balance	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	State	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Debt Yield Ratio (4)

Debt Yield Ratio	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals

See footnotes on last page of this section.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	J.P. Morgan Chase Commercial Mortgage Securities Trust Commercial Mortgage Pass-Through Certificates Series 2012-C6	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	05/17/2012
		Record Date:	04/30/2012
		Determination Date:	05/11/2012

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Debt Service Coverage Ratio							Property Type (3)

Debt Service Coverage Ratio	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Property Type	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Note Rate							Seasoning

Note Rate	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Seasoning	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

See footnotes on last page of this section.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	J.P. Morgan Chase Commercial Mortgage Securities Trust Commercial Mortgage Pass-Through Certificates Series 2012-C6	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	05/17/2012
		Record Date:	04/30/2012
		Determination Date:	05/11/2012

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)							Remaining Stated Term (Fully Amortizing Loans)

Anticipated Remaining Term (2)	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Remaining Stated Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Remaining Amortization Term (ARD and Balloon Loans)							Age of Most Recent NOI

Remaining Amortization Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Age of Most Recent NOI	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

(4) Debt Yield Ratios are calculated using the ending scheduled loan balance and the most recent available NOI as provided by the Servicer.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	J.P. Morgan Chase Commercial Mortgage Securities Trust Commercial Mortgage Pass-Through Certificates Series 2012-C6	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	05/17/2012
		Record Date:	04/30/2012
		Determination Date:	05/11/2012

Mortgage Loan Detail
Loan Number	ODCR	Property Type (1)	City	State	Interest Payment	Principal Payment	Gross Coupon	Anticipated Repayment Date	Maturity Date	Neg. Amort (Y/N)	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Thru Date	Appraisal Reduction Date	Appraisal Reduction Amount	Res. Strat. (2)	Mod. Code (3)

Totals

(1) Property Type Code						(2) Resolution Strategy Code									(3) Modification Code

MF	-	Multi-Family	OF	-	Office	1	-	Modification	6	-	DPO	10	-	Deed in Lieu Of	1	-	Maturity Date Extension
RT	-	Retail	MU	-	Mixed Use	2	-	Foreclosure	7	-	REO			Foreclosure	2	-	Amortization Change
HC	-	Health Care	LO	-	Lodging	3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff	3	-	Principal Write-Off
IN	-	Industrial	SS	-	Self Storage	4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties	4	-	Combination
WH	-	Warehouse	OT	-	Other	5	-	Note Sale			to Master Servicer	13	-	Other or TBD
MH	-	Mobile Home Park

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	J.P. Morgan Chase Commercial Mortgage Securities Trust Commercial Mortgage Pass-Through Certificates Series 2012-C6	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	05/17/2012
		Record Date:	04/30/2012
		Determination Date:	05/11/2012

NOI Detail

Loan Number	ODCR	Property Type	City	State	Ending Scheduled Balance	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date

Total

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	J.P. Morgan Chase Commercial Mortgage Securities Trust Commercial Mortgage Pass-Through Certificates Series 2012-C6	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	05/17/2012
		Record Date:	04/30/2012
		Determination Date:	05/11/2012

Principal Prepayment Detail

Loan Number	Loan Group	Offering Document Cross-Reference	Principal Prepayment Amount		Prepayment Penalties
			Payoff Amount	Curtailment Amount	Prepayment Premium	Yield Maintenance Premium

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	J.P. Morgan Chase Commercial Mortgage Securities Trust Commercial Mortgage Pass-Through Certificates Series 2012-C6	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	05/17/2012
		Record Date:	04/30/2012
		Determination Date:	05/11/2012

Historical Detail

Delinquencies							Prepayments		Rate and Maturities
Distribution Date	30-59 Days # Balance	60-89 Days # Balance	90 Days or More # Balance	Foreclosure # Balance	REO # Balance	Modifications # Balance	Curtailments # Balance	Payoff # Balance	Next Weighted Avg. Coupon Remit	WAM

Note: Foreclosure and REO Totals are excluded from the delinquencies.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	J.P. Morgan Chase Commercial Mortgage Securities Trust Commercial Mortgage Pass-Through Certificates Series 2012-C6	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	05/17/2012
		Record Date:	04/30/2012
		Determination Date:	05/11/2012

Delinquency Loan Detail

Loan Number	Offering Document Cross-Reference	# of Months Delinq.	Paid Through Date	Current P & I Advances	Outstanding P & I Advances **	Status of Mortgage Loan (1)	Resolution Strategy Code (2)	Servicing Transfer Date	Foreclosure Date	Actual Principal Balance	Outstanding Servicing Advances	Bankruptcy Date	REO Date

Totals

(1) Status of Mortgage Loan									(2) Resolution Strategy Code

A	-	Payment Not Received	0	-	Current	4	-	Assumed Scheduled Payment	1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of
		But Still in Grace Period	1	-	One Month Delinquent			(Performing Matured Balloon)	2	-	Foreclosure	7	-	REO			Foreclosure
		Or Not Yet Due	2	-	Two Months Delinquent	5	-	Non Performing Matured Balloon	3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff
B	-	Late Payment But Less	3	-	Three or More Months Delinquent				4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties
		Than 1 Month Delinquent							5	-	Note Sale			to Master Servicer	13	-	Other or TBD

** Outstanding P & I Advances include the current period advance.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	J.P. Morgan Chase Commercial Mortgage Securities Trust Commercial Mortgage Pass-Through Certificates Series 2012-C6	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	05/17/2012
		Record Date:	04/30/2012
		Determination Date:	05/11/2012

Specially Serviced Loan Detail - Part 1
Distribution Date	Loan Number	Offering Document Cross-Reference	Servicing Transfer Date	Resolution Strategy Code (1)	Scheduled Balance	Property Type (2)	State	Interest Rate	Actual Balance	Net Operating Income	NOI Date	DSCR	Note Date	Maturity Date	Remaining Amortization Term

(1) Resolution Strategy Code									(2) Property Type Code

1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of	MF	-	Multi-Family	OF	-	Office
2	-	Foreclosure	7	-	REO			Foreclosure	RT	-	Retail	MU	-	Mixed use
3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff	HC	-	Health Care	LO	-	Lodging
4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties	IN	-	Industrial	SS	-	Self Storage
5	-	Note Sale			to Master Servicer	13	-	Other or TBD	WH MH	- -	Warehouse Mobile Home Park	OT	-	Other

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	J.P. Morgan Chase Commercial Mortgage Securities Trust Commercial Mortgage Pass-Through Certificates Series 2012-C6	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	05/17/2012
		Record Date:	04/30/2012
		Determination Date:	05/11/2012

Specially Serviced Loan Detail - Part 2

Distribution Date	Loan Number	Offering Document Cross-Reference	Resolution Strategy Code (1)	Site Inspection Date	Phase 1 Date	Appraisal Date	Appraisal Value	Other REO Property Revenue	Comment

(1) Resolution Strategy Code

1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of
2	-	Foreclosure	7	-	REO			Foreclosure
3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff
4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties
5	-	Note Sale			to Master Servicer	13		Other or TBD

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	J.P. Morgan Chase Commercial Mortgage Securities Trust Commercial Mortgage Pass-Through Certificates Series 2012-C6	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	05/17/2012
		Record Date:	04/30/2012
		Determination Date:	05/11/2012

Advance Summary

	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicing Advances	Current Period Interest on P&I and Servicing Advances Paid

Totals	0.00	0.00	0.00	0.00

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	J.P. Morgan Chase Commercial Mortgage Securities Trust Commercial Mortgage Pass-Through Certificates Series 2012-C6	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	05/17/2012
		Record Date:	04/30/2012
		Determination Date:	05/11/2012

Modified Loan Detail

Loan Number	Offering Document Cross-Reference	Pre-Modification Balance	Post-Modification Balance	Pre-Modification Interest Rate	Post-Modification Interest Rate	Modification Date	Modification Description

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	J.P. Morgan Chase Commercial Mortgage Securities Trust Commercial Mortgage Pass-Through Certificates Series 2012-C6	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	05/17/2012
		Record Date:	04/30/2012
		Determination Date:	05/11/2012

Historical Liquidated Loan Detail

Distribution Date	ODCR	Beginning Scheduled Balance	Fees, Advances, and Expenses *	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Trust	Date of Current Period Adj. to Trust	Current Period Adjustment to Trust	Cumulative Adjustment to Trust	Loss to Loan with Cum Adj. to Trust

Current Total
Cumulative Total

* Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	J.P. Morgan Chase Commercial Mortgage Securities Trust Commercial Mortgage Pass-Through Certificates Series 2012-C6	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	05/17/2012
		Record Date:	04/30/2012
		Determination Date:	05/11/2012
Historical Bond/Collateral Loss Reconciliation Detail
Distribution Date	Offering Document Cross-Reference	Beginning Balance at Liquidation	Aggregate Realized Loss on Loans	Prior Realized Loss Applied to Certificates	Amounts Covered by Credit Support	Interest (Shortages)/ Excesses	Modification /Appraisal Reduction Adj.	Additional (Recoveries) /Expenses	Realized Loss Applied to Certificates to Date	Recoveries of Realized Losses Paid as Cash	(Recoveries)/ Losses Applied to Certificate Interest

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	J.P. Morgan Chase Commercial Mortgage Securities Trust Commercial Mortgage Pass-Through Certificates Series 2012-C6	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	05/17/2012
		Record Date:	04/30/2012
		Determination Date:	05/11/2012
Interest Shortfall Reconciliation Detail - Part 1
Offering Document Cross-Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Special Servicing Fees					Non-Recoverable (Scheduled Interest)	Interest on Advances	Modified Interest Rate (Reduction) /Excess
			Monthly	Liquidation	Work Out	ASER	(PPIS) Excess

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	J.P. Morgan Chase Commercial Mortgage Securities Trust Commercial Mortgage Pass-Through Certificates Series 2012-C6	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	05/17/2012
		Record Date:	04/30/2012
		Determination Date:	05/11/2012

Interest Shortfall Reconciliation Detail - Part 2

Offering	Stated Principal	Current Ending	Reimb of Advances to the Servicer
Document	Balance at	Scheduled	Current Month	Left to Reimburse	Other (Shortfalls)/	Comments
Cross-Reference	Contribution	Balance		Master Servicer	Refunds

Totals
Interest Shortfall Reconciliation Detail Part 2 Total				0.00
Interest Shortfall Reconciliation Detail Part 1 Total				0.00
Total Interest Shortfall Allocated to Trust				0.00

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	J.P. Morgan Chase Commercial Mortgage Securities Trust Commercial Mortgage Pass-Through Certificates Series 2012-C6	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	05/17/2012
		Record Date:	04/30/2012
		Determination Date:	05/11/2012

Defeased Loan Detail

Loan Number	Offering Document Cross-Reference	Ending Scheduled Balance	Maturity Date	Note Rate	Defeasance Status

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	J.P. Morgan Chase Commercial Mortgage Securities Trust Commercial Mortgage Pass-Through Certificates Series 2012-C6	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	05/17/2012
		Record Date:	04/30/2012
		Determination Date:	05/11/2012

Supplemental Reporting

ANNEX C

FORM OF SENIOR TRUST ADVISOR ANNUAL REPORT1

Report Date: After the occurrence and during the continuance of a Control Event, this report will be delivered annually no later than [INSERT DATE], pursuant to the terms and conditions of the Pooling and Servicing Agreement.
Transaction: J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2012-C6
Senior Trust Advisor: Pentalpha Surveillance LLC
Special Servicer: Midland Loan Services, a Division of PNC Bank, National Association
Directing Certificateholder: BlackRock Financial Management, Inc.

Population of Mortgage Loans that Were Considered in Compiling this Report

The Special Servicer has notified the Senior Trust Advisor that [●] Specially Serviced Mortgage Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].

[●] of those Specially Serviced Mortgage Loans are still being analyzed by the Special Servicer as part of the development of an Asset Status Report.

Asset Status Reports were issued with respect to [●] of such Specially Serviced Mortgage Loans. This report is based only on the Specially Serviced Mortgage Loans in respect of which an Asset Status Report has been issued. The Asset Status Reports may not yet be fully implemented.

Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Senior Trust Advisor has undertaken a limited review of the Special Servicer’s operational activities to service certain Specially Serviced Mortgage Loans in accordance with the Servicing Standard and the Senior Trust Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement. Based on such limited review, the Senior Trust Advisor [does, does not] believe there are material violations of the Special Servicer’s compliance with its obligations under the Pooling and Servicing Agreement. In addition, the Senior Trust Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

In connection with the assessment set forth in this report, the Senior Trust Advisor:

Reviewed the Asset Status Reports, the Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations and net present value calculations and Appraisal Reduction calculations and [LIST OTHER REVIEWED INFORMATION] for the following [●] Specially Serviced Mortgage Loans: [List applicable mortgage loans]

Consulted with the Special Servicer as provided under the Pooling and Servicing Agreement.

The Senior Trust Advisor’s analysis of the Asset Status Reports (including related net present value calculations and Appraisal Reduction calculations) related to the Specially Serviced Mortgage Loans should be considered a limited investigation

1      This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Senior Trust Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

Annex C-1

and not be considered a full or limited audit. For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), re-engineer the quantitative aspects of their net present value calculator, visit the property, visit the Special Servicer, visit the Directing Certificateholder or interact with the borrower.

During the discussion with the Special Servicer, the Senior Trust Advisor referenced mortgage loans from other assignments (where applicable) unrelated to this Trust to explore techniques or approaches that may be useful to the Special Servicer’s activities with respect to certain of the Specially Serviced Mortgage Loans. Other than general procedural benchmarking, all opinions outlined herein are limited to the Specially Serviced Mortgage Loans of this mortgage loan pool. Confidentiality and other provisions prohibit the Senior Trust Advisor from using information it is privy to from other assignments in facilitating the activities of this assignment.

Specific Items of Review

The Senior Trust Advisor reviewed the following items in connection with the generation of this report: [LIST MATERIAL ITEMS].

During the prior year, the Senior Trust Advisor consulted with the Special Servicer regarding its strategy plan for a limited number of issues related to the following Specially Serviced Mortgage Loans: [LIST]. The Senior Trust Advisor participated in discussions and made strategic observations and recommended alternative courses of action to the extent it deemed such observations and recommendations appropriate. The Special Servicer [agreed with/did not agree with] the material recommendations made by the Senior Trust Advisor. Such recommendations generally included the following: [LIST].

Appraisal Reduction calculations and net present value calculations:

The Senior Trust Advisor [did/did not receive] information necessary to recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the applicable formulas required to be utilized in connection with any Appraisal Reduction or net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Mortgage Loan prior to the utilization by the special servicer.

The senior trust advisor [does/does not] agree with the [mathematical calculations] [and/or] [the application of the applicable non-discretionary portions of the formula] required to be utilized for such calculation.

After consultation with the special servicer to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations, such inaccuracy [has been/ has not been] resolved.

The following is a general discussion of certain concerns raised by the Senior Trust Advisor discussed in this report: [LIST CONCERNS].

In addition to the other information presented herein, the Senior Trust Advisor notes the following additional items, if any: [LIST ADDITIONAL ITEMS].

Annex C-2

Qualifications Related to the Work Product Undertaken and Opinions Related to this Report

The Senior Trust Advisor did not participate in, or have access to, the Special Servicer’s and Directing Certificateholder’s discussion(s) regarding any Specially Serviced Mortgage Loan. The Senior Trust Advisor does not have authority to speak with the Directing Certificateholder directly. As such, the Senior Trust Advisor generally relied upon the information delivered to it by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report.

The Special Servicer has the legal authority and responsibility to service the Specially Serviced Mortgage Loans pursuant to the Pooling and Servicing Agreement. The Senior Trust Advisor has no responsibility or authority to alter such standards set forth therein.

Confidentiality and other contractual limitations limit the Senior Trust Advisor’s ability to outline the details or substance of the discussions held between it and the Special Servicer regarding any Specially Serviced Mortgage Loans and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Senior Trust Advisor is given access to by the Special Servicer.

There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Mortgage Loans. These include, but are not limited to, assumptions, ownership changes, collateral substitutions, capital reserve changes, etc. The Senior Trust Advisor does not participate in any of those discussions. As such, Senior Trust Advisor has not assessed the Special Servicer’s operational compliance with respect to those types of actions.

The Senior Trust Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the certificate administrator through the certificate administrator’s website.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement dated April 1, 2012.

Annex C-3

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX D-1

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

The mortgage loan seller will make the representations and warranties set forth below as of the date specified below or, if no such date is specified, generally as of the Closing Date, in each case subject to the exceptions to those representations and warranties that are described on Annex D-1 to this prospectus supplement. Prior to the execution of the related final mortgage loan purchase agreement (the “MLPA”), there may be additions, subtractions or other modifications to the representations, warranties and exceptions. These representations, warranties and exceptions should not be read alone, but should only be read in conjunction with the prospectus supplement.

 Each MLPA, together with the related representations and warranties (subject to the exceptions thereto), serves to contractually allocate risk between the mortgage loan seller, on the one hand, and the trust fund, on the other. The representations and warranties are not intended to be disclosure statements regarding the characteristics of the related mortgage loans, mortgaged properties or other subjects discussed therein, but rather are intended as a risk allocation mechanism. We cannot assure you that the mortgage loans actually conform to the statements made in the representations and warranties that are presented below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the mortgage loans, mortgaged properties and certificates relating to the trust fund, you should read and rely solely on the prospectus supplement. None of the depositor or the underwriters or their respective affiliates makes any representation regarding the accuracy or completeness of the representations, warranties and exceptions.

1.      Complete Servicing File. All documents comprising the Servicing File will be or have been delivered to the Master Servicer with respect to each Mortgage Loan by the deadlines set forth in the Pooling and Servicing Agreement and/or Mortgage Loan Purchase Agreement.

2.      Whole Loan; Ownership of Mortgage Loans. Except with respect to each Participation Loan, each Mortgage Loan is a whole loan and not a participation interest in a Mortgage Loan. Each Participation Loan is a senior portion (or a pari passu portion of a senior portion) of a whole mortgage loan evidenced by a senior note. Immediately prior to the sale, transfer and assignment to depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller), participation (other than with respect to Participation Loans) or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to Participation Loans), any other ownership interests and other interests on, in or to such Mortgage Loan other than any servicing rights appointment, subservicing or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

3.      Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance premiums) may be further

Annex D-1-1

limited or rendered unenforceable by applicable law, but (subject to the limitations set forth above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Insolvency Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by the Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

4.      Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Insolvency Qualifications.

5.      Hospitality Provisions. The Mortgage Loan documents for each Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise agreement includes an executed comfort letter or similar agreement signed by the Mortgagor and franchisor of such property enforceable by the Trust against such franchisor, either directly or as an assignee of the originator. The Mortgage or related security agreement for each Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office.

6.      Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of such Mortgaged Property; and (c) neither borrower nor guarantor has been released from its obligations under the Mortgage Loan. The material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect since April 5, 2012.

7.      Lien; Valid Assignment. Subject to the Insolvency Qualifications, each endorsement and assignment of Mortgage and assignment of Assignment of Leases from the Mortgage Loan Seller constitutes a legal, valid and binding endorsement or assignment from the Mortgage Loan Seller. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below)), except as the enforcement thereof may be limited by the Insolvency Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances) as of origination was, and as of the Cut-off Date to the Mortgage Loan Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances, and to the Mortgage Loan Seller’s knowledge and subject to the rights of tenants, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are insured against by a lender’s title insurance policy (as described below). Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid and enforceable lien on property described therein subject to Permitted Encumbrances, except as such enforcement may be limited by Insolvency Qualifications subject to the limitations described in clause (11) below. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other

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personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required in order to effect such perfection.

At the time of the assignment of the Mortgage Loans to the Depositor, the Mortgage Loan Seller had good and marketable title to and was the sole owner and holder of, each Mortgage Loan, free and clear of any pledge, lien, encumbrance or security interest (subject to certain agreements regarding servicing as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and that certain Servicing Rights Purchase Agreement, dated as of the Closing Date between the Master Servicer and the Mortgage Loan Seller) and such assignment validly and effectively transfers and conveys all legal and beneficial ownership of the Mortgage Loans to the Depositor free and clear of any pledge, lien, encumbrance or security interest (subject to certain agreements regarding servicing as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and that certain Servicing Rights Purchase Agreement, dated as of the Closing Date between the Master Servicer and the Mortgage Loan Seller).

8.      Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property which the Mortgage Loan documents do not require to be subordinated to the lien of such Mortgage; and (f) if the related Mortgage Loan constitutes a Cross-Collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same Cross-Collateralized Group, provides that none of which items (a) through (f), individually or in the aggregate, materially interferes with the value, current use or operation of the Mortgaged Property or the security intended to be provided by such Mortgage or with the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clause (f) of the preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), (a) that the Mortgaged Property shown on the survey is the same as the property legally described in the Mortgage, and (b) to the extent that the Mortgaged Property consists of two or more adjoining parcels, such parcels are contiguous.

9.      Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, there are no subordinate mortgages or junior liens encumbering the related Mortgaged Property. The Mortgage Loan Seller has no knowledge of any mezzanine debt related to the Mortgaged Property and secured directly by the ownership interests in the Mortgagor.

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10.    Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Insolvency Qualifications; no person other than the related Mortgagor owns any interest in any payments due under such lease or leases that is superior to or of equal priority with the lender’s interest therein. The related Mortgage or related Assignment of Leases, subject to applicable law, provides for, upon an event of default under the Mortgage Loan, a receiver to be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

11.    Financing Statements. Each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC 1 financing statement has been filed (except, in the case of fixtures, the Mortgage constitutes a fixture filing) in all places necessary to perfect a valid security interest in, the personal property (the creation and perfection of which is governed by the UCC) owned by the Mortgagor and necessary to operate any Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC 1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC 2 or UCC 3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed.

12.    Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within four months of origination of the Mortgage Loan and within twelve months of the Cut-Off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-Off Date, which indicates that, except as set forth in such engineering report or with respect to which repairs were required to be reserved for or made, all building systems for the improvements of each related Mortgaged Property are in good working order, and further indicates that each related Mortgaged Property (a) is free of any material damage, (b) is in good repair and condition, and (c) is free of structural defects, except to the extent (i) any damage or deficiencies that would not materially and adversely affect the use, operation or value of the Mortgaged Property or the security intended to be provided by such Mortgage or repairs with respect to such damage or deficiencies estimated to cost less than $50,000 in the aggregate per Mortgaged Property; (ii) such repairs have been completed; or (iii) escrows in an aggregate amount consistent with the standards utilized by the Mortgage Loan Seller with respect to similar loans it originates for securitization have been established, which escrows will in all events be in an aggregate amount not less than the estimated cost of such repairs. The Mortgage Loan Seller has no knowledge of any material issues with the physical condition of the Mortgaged Property that the Mortgage Loan Seller believes would have a material adverse effect on the use, operation or value of the Mortgaged Property other than those disclosed in the engineering report and those addressed in sub-clauses (i), (ii) and (iii) of the preceding sentence.

13.    Taxes and Assessments. As of the date of origination and as of the Closing Date, all taxes and governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or if left unpaid could become a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that became due and delinquent and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real property taxes, governmental assessments and other outstanding

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governmental charges shall not be considered delinquent until the date on which interest and/or penalties would be payable thereon.

14.    Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Closing Date, there is no proceeding pending or threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the use or operation of the Mortgaged Property.

15.    Actions Concerning Mortgage Loan. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Closing Date, there was no pending, filed or threatened action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the use, operation or value of the Mortgaged Property, (f) the principal benefit of the security intended to be provided by the Mortgage Loan documents, (g) the current ability of the Mortgaged Property to generate net cash flow sufficient to service such Mortgage Loan, or (h) the current principal use of the Mortgaged Property.

16.    Escrow Deposits. All escrow deposits and payments required pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to depositor or its servicer and identified as such with appropriate detail. Any and all requirements under the Mortgage Loan as to completion of any material improvements and as to disbursements of any funds escrowed for such purpose, which requirements were to have been complied with on or before Closing Date, have been complied with in all material respects or the funds so escrowed have not been released unless such release was consistent with proper and prudent commercial mortgage servicing practices or such released funds were otherwise used for their intended purpose. No other escrow amounts have been released except in accordance with the terms and conditions of the related Mortgage Loan documents.

17.    No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property), and any requirements or conditions to disbursements of any loan proceeds held in escrow have been satisfied with respect to any disbursement of any such escrow fund prior to the Cut-off Date.

18.    Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating of at least “A-:VIII” (for a Mortgage Loan with a principal balance below $35 million) and “A:VIII” (for a Mortgage Loan with a principal balance of $35 million or more) from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from Standard & Poor’s Ratings Service (collectively the “Insurance Rating Requirements”), in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

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Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (i) covers a period of not less than 12 months (or with respect to each Mortgage Loan with a principal balance of $35 million or more, 18 months); (ii) for a Mortgage Loan with a principal balance of $50 million or more contains a 180-day “extended period of indemnity”; and (iii) covers the actual loss sustained during restoration.

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by the Mortgage Loan Seller originating mortgage loans for securitization.

If windstorm and/or windstorm related perils and/or “named storms” are excluded from the primary property damage insurance policy the Mortgaged Property is insured by a separate windstorm insurance policy issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount at least equal to 100% of the full insurable value on a replacement cost basis of the Improvements and personalty and fixtures owned by the mortgagor and included in the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including broad-form coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML or equivalent was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML or equivalent would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by Standard & Poor’s Ratings Service in an amount not less than 100% of the PML or the equivalent.

The Mortgage Loan documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Mortgage Loan, the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the trustee. Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the lender to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

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19.    Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

20.    No Encroachments. To the Mortgage Loan Seller’s knowledge and based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property, or are insured by applicable provisions of the Title Policy, (b) no improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property, or are insured by applicable provisions of the Title Policy and (c) no improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or are insured by applicable provisions of the Title Policy.

21.    No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Mortgage Loan Seller.

22.    REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

23.    Compliance. The terms of the Mortgage Loan documents evidencing such Mortgage Loan, comply in all material respects with all applicable local, state and federal laws and regulations, and the

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Seller has complied with all material requirements pertaining to the origination of the Mortgage Loans, including but not limited to, usury and any and all other material requirements of any federal, state or local law to the extent non-compliance would have a material adverse effect on the Mortgage Loan.

24.    Authorized to do Business. To the extent required under applicable law, as of the Closing Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan.

25.    Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related mortgagee, and except in connection with a trustee’s sale after a default by the related Mortgagor or in connection with any full or partial release of the related Mortgaged Property or related security for such Mortgage Loan, and except in connection with a trustee’s sale after a default by the related Mortgagor, no fees are payable to such trustee except for de minimis fees paid.

26.    Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based solely upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use or operation of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Mortgage Loan Seller for loans originated for securitization that provides coverage for additional costs to rebuild and/or repair the property to current Zoning Regulations, (c) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property, or (d) title insurance coverage has been obtained for such nonconformity.

27.    Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits, franchises, certificates of occupancy, consents, and other approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy, consents, and other approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan. The Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located and for the Mortgagor and the Mortgaged Property to be in compliance in all material respects with all regulations, zoning and building laws.

28.    Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan provide that such Mortgage Loan (a) becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events: (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law,

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or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) Mortgagor or guarantor shall have colluded with other creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) transfers of either the Mortgaged Property or equity interests in Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions providing for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages sustained in the case of (i) (A) misapplication, misappropriation or conversion of rents, insurance proceeds or condemnation awards, or (B) any security deposits not delivered to lender upon foreclosure or action in lieu thereof (except to the extent applied in accordance with leases prior to a Mortgage Loan event of default); (ii) the Mortgagor’s fraud or intentional misrepresentation; (iii) willful misconduct by the Mortgagor or guarantor; (iv) breaches of the environmental covenants in the Mortgage Loan documents; or (v) commission of material physical waste at the Mortgaged Property, which may, with respect to this clause (v), in certain instances, be limited to acts or omissions of the related Mortgagor, guarantor, property manager or their affiliates, employees or agents.

29.    Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment of not less than a specified percentage at least equal to 115% of the related allocated loan amount of such portion of the Mortgaged Property, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance defined in (34) below, (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), for any Mortgage Loan originated after December 6, 2010, if the fair market value of the real property constituting such Mortgaged Property after the release is not equal to at least 80% of the principal balance of the Mortgage Loan outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan originated after December 6, 2010, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the REMIC Provisions and, to such extent, may not be required to be applied to the restoration of the Mortgaged Property or released to the Borrower, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property is not equal to at least 80% of the remaining principal balance of the Mortgage Loan.

In the case of any Mortgage Loan originated after December 6, 2010, no such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties, other than in compliance with the REMIC Provisions.

30.    Financial Reporting and Rent Rolls. Each Mortgage requires the Mortgagor to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases

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contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements (i) with respect to each Mortgage Loan with more than one Mortgagor are in the form of an annual combined balance sheet of the Mortgagor entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis and (ii) for each Mortgage Loan with an original principal balance greater than $50 million shall be audited by an independent certified public accountant upon the request of the owner or holder of the Mortgage.

31.    Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other Mortgage Loan, the related special all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the Mortgage Loan, and, to the Mortgage Loan Seller’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto, except to the extent that any right to require such coverage may be limited by availability on commercially reasonable terms.

32.    Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the lender which are customarily acceptable to the Mortgage Loan Seller lending on the security of property comparable to the related Mortgaged Property, such as transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any controlling equity interest in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than a controlling interest in a Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) transfers of common stock in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraph 29 and 34 in this Annex D-1, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan, or future permitted mezzanine debt or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Interest of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

33.    Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Both the Mortgage Loan documents and the organizational documents of the Mortgagor with respect to each Mortgage Loan with a Cut-Off Date Principal Balance in excess of $5 million provide that the Mortgagor is a Single-Purpose Entity, and each Mortgage Loan with a Cut-Off Date Principal Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an

Annex D-1-10

entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-Off Date Principal Balance equal to $5 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

34.    Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date, and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to 115% of the allocated loan amount for the real property to be released; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in (iii) above, (vi) if the Mortgagor would continue to own assets in addition to the defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed by a Single-Purpose Entity; (vii) the Mortgagor is required to deliver an opinion of counsel that the trustee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

35.    Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD loans and situations where default interest is imposed.

36.    Ground Leases. For purposes of the MLPA, a “Ground Lease” shall mean a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a ground leasehold estate in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the ground lease and any estoppel or other agreement received from the ground lessor in favor of the Mortgage Loan Seller, its successors and assigns, the Mortgage Loan Seller represents and warrants that:

(A)    The ground lease or a memorandum regarding such ground lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The ground lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related

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Mortgaged Property by such lessee, its successors or assigns in a manner that would adversely affect the security provided by the related Mortgage. To the Mortgage Loan Seller’s knowledge, no material change in the terms of the ground lease had occurred since its recordation, except by any written instruments which are included in the related Mortgage File;

(B)    The lessor under such ground lease has agreed in a writing included in the related Mortgage File (or in such ground lease) that the ground lease may not be amended, modified, canceled or terminated without the prior written consent of the lender and that any such action without such consent is not binding on the lender, its successors or assigns;

(C)    The ground lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either borrower or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(D)    The ground lease is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances;

(E)    The ground lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the ground lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor;

(F)    The Mortgage Loan Seller has not received any written notice of default under or notice of termination of such ground lease. To the Mortgage Loan Seller’s knowledge, there is no default under such ground lease and no condition that, but for the passage of time or giving of notice, would result in a default under the terms of such ground lease. Such ground lease is in full force and effect as of the Closing Date;

(G)    The ground lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, provides that no notice of default or termination is effective unless such notice is given to the lender, and requires that the ground lessor will supply an estoppel;

(H)    A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the ground lease through legal proceedings) to cure any default under the ground lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the ground lease;

(I)     The ground lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with loans originated for securitization;

(J)     Under the terms of the ground lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (K)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

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(K)    In the case of a total or substantial taking or loss, under the terms of the ground lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(L)    Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the ground lease for any reason, including rejection of the ground lease in a bankruptcy proceeding.

37.    Servicing. The servicing and collection practices used by the Mortgage Loan Seller in respect of each Mortgage Loan complied in all material respects with all applicable laws and regulations and was in all material respects legal, proper and prudent, in accordance with Mortgage Loan Seller’s customary commercial mortgage servicing practices.

38.    ARD Loans. Each Mortgage Loan identified in the Mortgage Loan Schedule as an ARD Loan starts to amortize no later than the Due Date of the calendar month immediately after the calendar month in which such ARD Loan closed and substantially fully amortizes over its stated term, which term is at least 60 months after the related Anticipated Repayment Date. Each ARD Loan has an Anticipated Repayment Date not less than five years following the origination of such Mortgage Loan. If the related Mortgagor elects not to prepay its ARD Loan in full on or prior to the Anticipated Repayment Date pursuant to the existing terms of the Mortgage Loan or a unilateral option (as defined in Treasury Regulations under Section 1001 of the Code) in the Mortgage Loan exercisable during the term of the Mortgage Loan, (i) the Mortgage Loan’s interest rate will step up to an interest rate per annum as specified in the related Mortgage Loan documents; provided, however, that payment of such Excess Interest shall be deferred until the principal of such ARD Loan has been paid in full; (ii) all or a substantial portion of the Excess Cash Flow as defined below) (which is net of certain costs associated with owning, managing and operating the related Mortgaged Property) collected after the Anticipated Repayment Date shall be applied towards the prepayment of such ARD Loan and once the principal balance of an ARD Loan has been reduced to zero all Excess Cash Flow will be applied to the payment of accrued Excess Interest; and (iii) if the property manager for the related Mortgaged Property can be removed by or at the direction of the mortgagee on the basis of a debt service coverage test, the subject debt service coverage ratio shall be calculated without taking account of any increase in the related Mortgage Interest Rate on such Mortgage Loan’s Anticipated Repayment Date. No ARD Loan provides that the property manager for the related Mortgaged Property can be removed by or at the direction of the mortgagee solely because of the passage of the related Anticipated Repayment Date.

39.    Rent Rolls; Operating Histories. The Mortgage Loan Seller has obtained a rent roll (the “Certified Rent Roll(s)”) other than with respect to hospitality properties certified by the related Mortgagor or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related Mortgage Loan. The Mortgage Loan Seller has obtained operating histories (the “Certified Operating Histories”) with respect to each Mortgaged Property certified by the related Mortgagor or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related Mortgage Loan. The Certified Operating Histories collectively report on operations for a period equal to (a) at least a continuous three-year period or (b) in the event the Mortgaged Property was owned, operated or constructed by the Mortgagor or an affiliate for less than three years then for such shorter period of time, it being understood that for mortgaged properties acquired with the proceeds of a Mortgage Loan, Operating Histories may not have been available.

40.    No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and as of the Closing Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Mortgage Loan Seller’s knowledge, there is (a) no, and since origination there has been no, material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which,

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with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in Exhibit C to the MLPA. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

41.    Bankruptcy. In respect of each Mortgage Loan, the related Mortgagor is not a debtor in any bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or similar proceeding.

42.    Organization of Mortgagor. The Mortgage Loan Seller has obtained an organizational chart or other description of each Mortgagor which identifies all beneficial controlling owners of the Mortgagor (i.e., managing members, general partners or similar controlling person for such Mortgagor) (the “Controlling Owner”) and all owners that hold a 20% or greater direct ownership share (i.e., the “Major Sponsors”). The Mortgage Loan Seller (1) required questionnaires to be completed by each Controlling Owner and guarantor or performed other processes designed to elicit information from each Controlling Owner and guarantor regarding such Controlling Owner’s or guarantor’s prior history for at least 10 years regarding any bankruptcies or other insolvencies, any felony convictions, and (2) performed or caused to be performed searches of the public records or services such as Lexis/Nexis, or a similar service designed to elicit information about each Controlling Owner, Major Sponsor and guarantor regarding such Controlling Owner’s, Major Sponsor’s or guarantor’s prior history for at least 10 years regarding any bankruptcies or other insolvencies, any felony convictions, and provided, however, that records searches were limited to the last 10 years. ((1) and (2) collectively, the “Sponsor Diligence”). Based solely on the Sponsor Diligence, to the knowledge of the Mortgage Loan Seller, no Major Sponsor or guarantor (i) was in a state of federal bankruptcy or insolvency proceeding, (ii) had a prior record of having been in a state of federal bankruptcy or insolvency, or (iii) had been convicted of a felony.

43.    Environmental Conditions. At origination, each Mortgagor represented and warranted that to its knowledge no hazardous materials or any other substances or materials which are included under or regulated by Environmental Laws are located on, or have been handled, manufactured, generated, stored, processed, or disposed of on or released or discharged from the Mortgaged Property, except as disclosed by a Phase I environmental assessment (or a Phase II environmental assessment, if applicable) delivered in connection with the origination of the Mortgage Loan or except for those substances commonly used in the operation and maintenance of properties of kind and nature similar to those of the Mortgaged Property in compliance with all Environmental Laws and in a manner that does not result in contamination of the Mortgaged Property. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not reveal any known circumstance or condition that rendered the Mortgaged Property at the date of the ESA in material noncompliance with applicable Environmental Laws or the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) or the need for further investigation, or (ii) if any material noncompliance with Environmental Laws or the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) 125% of the funds reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint, or lead in drinking water, and the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the Cut-off Date, and, as appropriate, a no further action or closure letter was obtained from the applicable

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governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as administratively “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s, S&P and/or Fitch; (E) a party not related to the Mortgagor with assets reasonably estimated to be adequate to effect all necessary remediation was identified as the responsible party for such condition or circumstance; or (F) a party related to the Mortgagor with assets reasonably estimated to be adequate to effect all necessary remediation was identified as the responsible party for such condition or circumstance is required to take action. The ESA will be part of the Servicing File; and to the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no (1) known circumstance or condition that rendered the Mortgaged Property in material noncompliance with applicable Environmental Laws, (ii) Environmental Conditions (as such term is defined in ASTM E1527-05 or its successor), or (iii) need for further investigation.

In the case of each Mortgage Loan set forth on Schedule I to the MLPA, (i) such Mortgage Loan is the subject of an environmental insurance policy, issued by the issuer set forth on Schedule I (the “Policy Issuer”) and effective as of the date thereof (the “Environmental Insurance Policy”), (ii) as of the Cut-Off Date the Environmental Insurance Policy is in full force and effect, there is no deductible and the trustee is a named insured under such policy, (iii)(a) a property condition or engineering report was prepared, if the related Mortgaged Property was constructed prior to 1985, with respect to asbestos-containing materials (“ACM”) and, if the related Mortgaged Property is a multifamily property, with respect to radon gas (“RG”) and lead-based paint (“LBP”), and (b) if such report disclosed the existence of a material and adverse LBP, ACM or RG environmental condition or circumstance affecting the related Mortgaged Property, the related Mortgagor (A) was required to remediate the identified condition prior to closing the Mortgage Loan or provide additional security or establish with the mortgagee a reserve in an amount deemed to be sufficient by the Mortgage Loan Seller, for the remediation of the problem, and/or (B) agreed in the Mortgage Loan documents to establish an operations and maintenance plan after the closing of the Mortgage Loan that should reasonably be expected to mitigate the environmental risk related to the identified LBP, ACM or RG condition, (iv) on the effective date of the Environmental Insurance Policy, the Mortgage Loan Seller as originator had no knowledge of any material and adverse environmental condition or circumstance affecting the Mortgaged Property (other than the existence of LBP, ACM or RG) that was not disclosed to the Policy Issuer in one or more of the following: (a) the application for insurance, (b) a Mortgagor questionnaire that was provided to the Policy Issuer, or (c) an engineering or other report provided to the Policy Issuer, and (v) the premium of any Environmental Insurance Policy has been paid through the maturity of the policy’s term and the term of such policy extends at least five years beyond the maturity of the Mortgage Loan.

44.    Lease Estoppels. With respect to each Mortgage Loan predominantly secured by a retail, office or industrial property leased to a single tenant, the Mortgage Loan Seller reviewed such estoppel obtained from such tenant no earlier than 90 days prior to the origination date of the related Mortgage Loan, and to the Mortgage Loan Seller’s knowledge based solely on the related estoppel certificate, the related lease is in full force and effect or if not in full force and effect the related space was underwritten as vacant, subject to customary reservations of tenant’s rights, such as, without limitation, with respect to CAM and pass-through audits and verification of landlord’s compliance with co-tenancy provisions. With respect to each Mortgage Loan predominantly secured by a retail, office or industrial property, the Mortgage Loan Seller has received lease estoppels executed within 90 days of the origination date of the related Mortgage Loan that collectively account for at least 65% of the in-place base rent for the Mortgaged Property or set of cross-collateralized properties that secure a Mortgage Loan that is represented on the Certified Rent Roll. To the Mortgage Loan Seller’s knowledge, each lease represented on the Certified Rent Roll is in full force and effect, subject to customary reservations of tenant’s rights, such as with respect to CAM and pass-through audits and verification of landlord’s compliance with co-tenancy provisions.

45.    Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the

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Closing Date. The appraisal is signed by an appraiser who is a Member of the Appraisal Institute (“MAI”) and, to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

46.    Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the MLPA is true and correct in all material respects as of the Cut-Off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

47.    Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other Mortgage Loan that is outside the Mortgage Pool.

48.    Advance of Funds by the Mortgage Loan Seller. No advance of funds has been made by the Mortgage Loan Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller, indirectly for, or on account of, payments due on the Mortgage Loan. Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the Closing Date.

49.    Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied with its internal procedures with respect to all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 in connection with the origination of the Mortgage Loan.

50.    Litigation. Whether or not a Mortgage Loan was originated by the Mortgage Loan Seller, to the Mortgage Loan Seller’s knowledge, with respect to each Mortgage Loan originated by the Mortgage Loan Seller and each Mortgage Loan originated by any Person other than the Mortgage Loan Seller, as of the date of origination of the related Mortgage Loan, and, to the Mortgage Loan Seller’s actual knowledge, with respect to each Mortgage Loan originated by the Mortgage Loan Seller and any prior holder of the Mortgage Loan, as of the Closing Date, there are no actions, suits, arbitrations or governmental investigations or proceedings by or before any court or other governmental authority or agency now pending against or affecting the Mortgagor under any Mortgage Loan or any of the Mortgaged Properties which, if determined against such Mortgagor or such Mortgaged Property, would materially and adversely affect the value of such Mortgaged Property, the security intended to be provided with respect to the related Mortgage Loan, or the ability of such Mortgagor and/or the current use of such Mortgaged Property to generate net cash flow to pay principal, interest and other amounts due under the related Mortgage Loan; and to the Mortgage Loan Seller’s actual knowledge there are no such actions, suits or proceedings threatened against such Mortgagor.

For purposes of these representations and warranties, the phrases “the Mortgage Loan Seller’s knowledge” or “the Mortgage Loan Seller’s belief” and other words and phrases of like import shall mean, except where otherwise expressly set forth herein, the actual state of knowledge or belief of the officers and employees of the Mortgage Loan Seller directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth herein. All information contained in documents which are part of or required to be part of a Servicing File, as specified in the Pooling and Servicing Agreement (to the extent such documents exist or existed), shall be deemed to be within the Mortgage Loan Seller’s knowledge including but not limited to any written notices from or on behalf of the borrower.

“Servicing File.” A copy of the Mortgage File and documents and records not otherwise required to be contained in the Mortgage File that (i) relate to the origination and/or servicing and administration of the Mortgage Loans, (ii) are reasonably necessary for the ongoing administration and/or servicing of the Mortgage Loans or for evidencing or enforcing any of the rights of the holder of the Mortgage Loans or holders of interests therein and (iii) are in the possession or under the control of the Mortgage Loan

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Seller, provided that the Mortgage Loan Seller shall not be required to deliver any draft documents, privileged or other communications, credit underwriting, due diligence analyses or data or internal worksheets, memoranda, communications or evaluations.

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ANNEX D-2

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Rep. No. on Annex D-1	Mortgage loan and Number as Identified on Annex A-1	Description of Exception
5	Hilton Suites Anaheim (Loan No. 25)
(Hospitality Provisions) – A comfort letter was issued for the benefit of lender.  Pursuant to the terms of the comfort letter, the related licensor will recognize the Trust, provided the related mortgage loan seller notifies such licensor within thirty 30 days of assignment of the related mortgage loan to the trust.

5	Courtyard Burlington Taft Corners (Loan No. 46)
(Hospitality Provisions) – A comfort letter was issued for the benefit of lender.  The comfort letter is not assignable.  Pursuant to the terms of the comfort letter, the trust may obtain a replacement letter upon request within 90 days of assignment of the related mortgage loan to the trust.

5	Innisfree Hotel Portfolio (Loan No. 5)
(Hospitality Provisions) – The comfort letters provided at origination are not assignable to the trust, but does obligate the franchisor to issue a new comfort letter to the trust, or to recognize the trust as the new lender, upon timely request.

6	Innisfree Hotel Portfolio (Loan No. 5)
(Mortgage Status; Waivers and Modifications) – Since April 5, 2012, the related mortgage loan was modified to allow for a $4,000,000 mezzanine loan, with such proceeds used to pay down the principal balance of the related mortgage loan.

7	Innisfree Hotel Portfolio, Walgreens/CVS Portfolio Pool I and Walgreens/CVS Portfolio Pool III (Loan Nos. 5, 23 and 31)
(Lien; Valid Assignment) – With respect to each related mortgage loan, tenants at (or, in the case of the Innisfree Hotel Portfolio mortgage loan, the franchisor with respect to) certain of the related Mortgaged Properties have rights of first refusal to purchase those Mortgaged Properties.

7	Courtyard San Antonio Riverwalk (Loan No. 15)	(Lien; Valid Assignment) – The property manager has a right of first offer and a right of first refusal with respect to the related Mortgaged Property.
7	Urban Outfitters Walnut Creek (Loan No. 41)
(Lien; Valid Assignment) – There is a pre-existing Deferred Improvement Agreement and Lien for Pedestrian Access Easement with the City of Walnut Creek which is a prior lien on the related Mortgaged Property.  The related Mortgagor is responsible for the cost and completion of all work under the Deferred Improvement Agreement and these obligations are recourse liabilities of the related Mortgagor and guarantor if they are not completed.

8	Innisfree Hotel Portfolio, Walgreens/CVS Portfolio Pool I and Walgreens/CVS Portfolio Pool III (Loan Nos. 5, 23 and 31)
(Permitted Liens; Title Insurance) – With respect to each related mortgage loan, tenants at (or, in the case of the Innisfree Hotel Portfolio mortgage loan, the franchisor with respect to) certain of the related Mortgaged Properties have rights of first refusal to purchase those Mortgaged Properties.

Annex D-2-1

Rep. No. on Annex D-1	Mortgage loan and Number as Identified on Annex A-1	Description of Exception
8	Courtyard San Antonio Riverwalk (Loan No. 15)
(Permitted Liens; Title Insurance) – Parking garage in which the related Mortgagor has a tenant’s interest pursuant to a lease is not insured by title insurance policy.  The mortgage lender will be recognized pursuant to an estoppel and recognition agreement executed by parking garage landlord in favor of the mortgage lender (and its successors and assigns).  The property manager has a right of first offer and a right of first refusal with respect to the related Mortgaged Property.

8	SunTrust Bank Portfolio III (Loan No. 12)
(Permitted Liens; Title Insurance) – The Title Policies issued in connection with the individual related Mortgaged Properties located in the State of North Carolina reflect that current property taxes are a lien now due and payable, but such current taxes are not yet delinquent.  Pursuant to the terms of the related mortgage loan documents, the related tenant at the Mortgaged Properties pays any and all taxes.

8	21 SAC (Loan No. 16)
(Permitted Liens; Title Insurance) – For the related Mortgaged Properties located in California and Arizona, current property taxes are a lien now due and payable, but such current taxes are not yet delinquent.  Pursuant to the terms of the related mortgage loan documents, the related Mortgagor must pay any and all property taxes ten (10) days prior to the taxes becoming delinquent.

The related Mortgaged Properties and equity owner of the related Mortgagor are subject to a pending shareholder derivative lawsuit filed by an affiliate of such equity owner.  Further detail is provided in the litigation disclosure for the related mortgage loan in this prospectus supplement.

8	Berry Plastics Expansion (Loan No. 21)
(Permitted Liens; Title Insurance) – The related Title Policy reflects that current property taxes are a lien now due and payable, but such current taxes are not yet delinquent.  Pursuant to the terms of the related mortgage loan documents, the related tenant at the related Mortgaged Property pays any and all taxes.

8	Centerplace of Greeley (Loan No. 24)
(Permitted Liens; Title Insurance) – The related Title Policy reflects that current property taxes and assessments are a lien now due and payable, but such current taxes are not yet delinquent.  Pursuant to the terms of the related mortgage loan documents, funds are being escrowed monthly for payment of any and all taxes and assessments.

8	Urban Outfitters Walnut Creek (Loan No. 41)
(Permitted Liens; Title Insurance) – There is a pre-existing Deferred Improvement Agreement and Lien for Pedestrian Access Easement with the City of Walnut Creek which is a prior lien on the related Mortgaged Property.  A recourse carve-out indemnity has been added to the related mortgage loan documents to mitigate risk.

9	Innisfree Hotel Portfolio (Loan No. 5)	(Junior Liens) – There is a mezzanine loan in the amount of $4,000,000 that is secured by a direct or indirect equity interest in the related Mortgagor.

Annex D-2-2

Rep. No. on Annex D-1	Mortgage loan and Number as Identified on Annex A-1	Description of Exception
9	Courtyard San Antonio Riverwalk (Loan No. 15)	(Junior Liens) – There is a mezzanine loan in the amount of $4,350,000 that is secured by a direct or indirect equity interest in the related Mortgagor.
9	2200 West Loop (Loan No. 18)
(Junior Liens) – In connection with a sale of the related Mortgaged Property pursuant to the terms of the related mortgage loan documents, the owners of the Transferee, as defined in the related mortgage loan documents, shall be permitted to obtain a mezzanine loan secured by ownership interests in the Transferee provided the requirements set forth in the related mortgage loan documents are satisfied.

9	Heritage Commons IV (Loan No. 19)	(Junior Liens) – There is a $4,000,000 mezzanine loan related to the related Mortgaged Property secured by the ownership interests in the related Mortgagor.
9	Walgreens/CVS Portfolio Pool I (Loan No. 23)	(Junior Liens) – There is a mezzanine loan in the amount of $6,097,000 that is secured by a direct or indirect equity interest in the related Mortgagor.
9	Hilton Suites Anaheim (Loan No. 25)
(Junior Liens) – In connection with a sale of the related Mortgaged Property pursuant to the terms of the related mortgage loan documents, the owners of the Transferee, as defined in the related mortgage loan documents, shall be permitted to obtain a mezzanine loan secured by ownership interests in the Transferee provided the requirements set forth in the related mortgage loan documents are satisfied.

9	One Park Ten Plaza (Loan No. 28)
(Junior Liens) – In connection with a sale of the related Mortgaged Property pursuant to the terms of the related mortgage loan documents, the owners of the Transferee, as defined in the related mortgage loan documents, shall be permitted to obtain a mezzanine loan secured by ownership interests in the Transferee provided the requirements set forth in the related mortgage loan documents are satisfied.

9	Walgreens/CVS Portfolio Pool III (Loan No. 31)	(Junior Liens) – There is a mezzanine loan in the amount of $4,743,000 that is secured by a direct or indirect equity interest in the related Mortgagor.

Annex D-2-3

Rep. No. on Annex D-1	Mortgage loan and Number as Identified on Annex A-1	Description of Exception
9	IPCC National Retail Portfolio A (Loan No. 33)
(Junior Liens) – There is a $6,505,000 mezzanine loan made by lender to National Net Lease Portfolio II, L.L.C., a Delaware limited liability company. The mezzanine loan is secured by a pledge by National Net Lease Portfolio II, L.L.C., a Delaware limited liability company, of 100% of the outstanding beneficial interests in National Net Lease Portfolio II DST, a Delaware statutory trust, which owns, directly or indirectly, (a) 100% of the outstanding beneficial interests in National Retail Portfolio IV DST, which in turn owns, directly or indirectly, 100% of the outstanding beneficial interests in each related Mortgagor under the IPCC National Retail Portfolio B mortgage loan, and (b) 100% of the outstanding beneficial interests in National Retail Portfolio V DST, which in turn owns, directly or indirectly, 100% of the outstanding beneficial interests in each related Mortgagor under the related mortgage loan.

9	IPCC National Retail Portfolio B (Loan No. 38)
(Junior Liens) – There is a $5,400,000 mezzanine loan made by lender to National Net Lease Portfolio II, L.L.C., a Delaware limited liability company. The mezzanine loan is secured by a pledge by National Net Lease Portfolio II, L.L.C., a Delaware limited liability company, of 100% of the outstanding beneficial interests in National Net Lease Portfolio II DST, a Delaware statutory trust, which owns, directly or indirectly, (a) 100% of the outstanding beneficial interests in National Retail Portfolio IV DST, which in turn owns, directly or indirectly, 100% of the outstanding beneficial interests in each related Mortgagor under the related mortgage loan, and (b) 100% of the outstanding beneficial interests in National Retail Portfolio V DST, which in turn owns, directly or indirectly, 100% of the outstanding beneficial interests in each related Mortgagor under the IPCC National Retail Portfolio A mortgage loan.

9	Woodland West Marketplace (Loan No. 39)	(Junior Liens) – There is a $1,300,000 mezzanine loan related to the related Mortgaged Property secured by the ownership interests in the related Mortgagor.
9	Walgreens/CVS Portfolio Pool II (Loan No. 40)	(Junior Liens) – There is a mezzanine loan in the amount of $3,419,000 that is secured by a direct or indirect equity interest in the related Mortgagor.
12	Town Square Plaza (Loan No. 22)
(Condition of Property) – No escrows were established for items not designated as life and safety repairs.  The estimated cost of non-life and safety repairs is $64,100.00.  If the related Mortgagor has not delivered to lender, on or before the date that is six (6) months from the related mortgage loan closing date (or, if the related Mortgagor is diligently pursuing completion of such repairs and lender has granted an extension, on or before the date that is twelve (12) months from the related mortgage loan closing date), photographic or such other reasonable evidence and an officer’s certificate certifying that the required repairs have been completed, the related mortgagor shall immediately deposit with lender $80,125.00, which amount is equal to 125% of the cost of such required repairs.

Annex D-2-4

Rep. No. on Annex D-1	Mortgage loan and Number as Identified on Annex A-1	Description of Exception
12	Home Depot Plaza (Loan No. 36)
(Condition of Property) – No escrows were established for items not designated as life and safety repairs.  The estimated cost of non-life and safety repairs is $98,000.00.  If the related Mortgagor has not delivered to lender, on or before the date that is six (6) months from the related mortgage loan closing date (or, if the related Mortgagor is diligently pursuing completion of such repairs and lender has granted an extension, on or before the date that is twelve (12) months from the related mortgage loan closing date), photographic or such other reasonable evidence and an officer’s certificate certifying that the required repairs have been completed, the related mortgagor shall immediately deposit with lender $122,500.00, which amount is equal to 125% of the cost of such required repairs.

13	21 SAC (Loan No. 16)
(Taxes and Assessments) – For the related Mortgaged Properties located in California and Arizona, property taxes for 2011/2012 are a lien due and payable, but not yet delinquent.  Pursuant to the terms of the related mortgage loan documents, the related Mortgagor must pay any and all property taxes ten (10) days prior to the taxes becoming delinquent.

14	Crosstown Plaza (Loan No. 30)
(Condemnation) – The County of Palm Beach, State of Florida, Board of County Commissioners proposes a condemnation of approximately a 5-foot wide unimproved strip of the Mortgaged Property for the purpose of widening the turning radius from Community Drive to Military Trail.  If following the release, the loan to value ratio is greater than 125%, the principal balance of the related mortgage loan must be paid down by the least of (i) the net condemnation proceeds, (ii) the fair market value of the released property at the time of the release, or (iii) an amount such that the loan to value ratio does not increase after the release, unless lender receives a REMIC compliance opinion.

15	200 Public Square (Loan No. 1)
(Actions Concerning Mortgage Loan) – The related Mortgagor is subject to the following litigation:  Cleveland Banquets, LLC et al. v. Cleveland Financial Assoc., LLC, No. 1:11 CV 1253 (N.D. Ohio, Eastern Div.).  The complaint filed by the former operator of the food services operations at the related Mortgaged Property alleged (1) breach of contract (management agreement), (2) bad faith breach of contract (management agreement), (3) promissory estoppel, (4) unjust enrichment, (5) tortious interference with prospective business relationships, (6) conspiracy, and (7) defamation and seeks damages in the amount of $13,000,000.  The related mortgage loan documents contain provisions providing for recourse against the related Mortgagor and guarantor for losses and damages from such litigation.

15	21 SAC (Loan No. 16)
(Actions Concerning Mortgage Loan) – The related Mortgaged Properties and equity owner of the related Mortgagor are subject to a pending shareholder derivative lawsuit filed by an affiliate of such equity owner.  Such action may affect, among other things, title to the related Mortgaged Properties.  Further detail is provided in the litigation disclosure for the related mortgage loan in this prospectus supplement.

Annex D-2-5

Rep. No. on Annex D-1	Mortgage loan and Number as Identified on Annex A-1	Description of Exception
16	Courtyard San Antonio Riverwalk (Loan No. 15)
(Escrow Deposit) – The furniture, fixture and equipment reserve held by the property manager is to be subject to mortgage lender’s right to control set forth in a deposit account control agreement expected to be executed within thirty (30) days of closing.

18
Innisfree Hotel Portfolio (Loan No. 5), Courtyard San Antonio Riverwalk (Loan No. 15), Walgreens/CVS Portfolio Pool I (Loan No. 23), Walgreens/CVS Portfolio Pool III (Loan No. 31), Shadow Creek Business Center (Loan No. 34), Ukiah Crossroads (Loan No. 37), Walgreens/CVS Portfolio Pool II (Loan No. 40), 317 6th Avenue (Loan No. 42), Mission Valley Plaza (Loan No. 43), Country Club Corners (Loan No. 45), Palm Ridge MHC (Loan No. 47), Huntington Club Apartments (Loan No. 48)

(Insurance) – Except with respect to mortgage loans where terrorism insurance is not required, if any of the Policies (as defined in the related loan agreement) contain exclusions for loss, cost, damage or liability caused by “terrorism” or “terrorist acts” (“Acts of Terrorism”), the Mortgagor must obtain and maintain terrorism coverage to cover such exclusions from a Qualified Carrier (as defined in the related loan agreement) or, in the event that such terrorism coverage is not available from a Qualified Carrier, the Mortgagor shall obtain such terrorism coverage from the highest rated insurance company providing such terrorism coverage.

18	200 Public Square (Loan No. 1)	(Insurance) – Business interruption or rental loss insurance does not cover the actual loss sustained during renovation.

Annex D-2-6

Rep. No. on Annex D-1	Mortgage loan and Number as Identified on Annex A-1	Description of Exception
18	Arbor Place Mall (Loan No. 2)
(Insurance) – (A) If more than one (1) but less than five (5) insurance companies issue the policies required by the related mortgage loan documents, then at least seventy-five percent (75%) of the applicable insurance coverage represented by the Policies required must be provided by insurance companies having a rating of “A:X” or better in the current Best’s Insurance Reports and a claims paying ability rating of “A2” or better by Moody’s or its equivalent by another Rating Agency, and the balance of the coverage must be provided by insurance companies having a credit rating of “BBB+” by Moody’s or its equivalent by another Rating Agency, or (B) if five (5) or more insurance companies issue the policies required by the related mortgage loan documents, then at least sixty percent (60%) of the applicable insurance coverage required must be provided by insurance companies having a rating of “A:X” or better in the current Best’s Insurance Reports and a claims paying ability rating of “A2” or better by Moody’s or its equivalent by another Rating Agency, and the balance of the coverage must be provided by insurance companies having a credit rating of “BBB+” by Moody’s or its equivalent by another Rating Agency.  Notwithstanding the foregoing, lender acknowledges and agrees Pennsylvania Manufacturers’ Association shall be an acceptable carrier for general liability insurance, provided Pennsylvania Manufacturers’ Association maintain a rating of “A3” or better by Moody’s; and (ii) FM Global companies shall be acceptable insurers on the related Mortgaged Property provided FM Global companies maintain a minimum rating of “AA” or better by Fitch, but if FM Global is downgraded but is still rated “BBB” or better by S&P or Fitch, FM Global companies shall be acceptable insurers provided FM Global companies are (i) not in the primary position; and (ii) FM Global companies provide less than twenty-five percent (25%) of total coverage if there are four (4) or fewer carriers or forty percent (40%) if there are five (5) or more carriers.

Annex D-2-7

Rep. No. on Annex D-1	Mortgage loan and Number as Identified on Annex A-1	Description of Exception
18	Northwoods Mall (Loan No. 3)
(Insurance) – (A) If more than one (1) but less than five (5) insurance companies issue the policies required by the related mortgage loan documents, then at least seventy-five percent (75%) of the applicable insurance coverage represented by the policies required must be provided by insurance companies having a rating of “A:X” or better in the current Best’s Insurance Reports and a claims paying ability rating of “A2” or better by Moody’s or its equivalent by another Rating Agency, and the balance of the coverage must be provided by insurance companies having a credit rating of “BBB+” by Moody’s or its equivalent by another Rating Agency, or (B) if five (5) or more insurance companies issue the policies required by the related mortgage loan documents, then at least sixty percent (60%) of the applicable insurance coverage required must be provided by insurance companies having a rating of “A:X” or better in the current Best’s Insurance Reports and a claims paying ability rating of “A2” or better by Moody’s or its equivalent by another Rating Agency, and the balance of the coverage must be provided by insurance companies having a credit rating of “BBB+” by Moody’s or its equivalent by another Rating Agency.  Notwithstanding the foregoing, lender acknowledges and agrees Pennsylvania Manufacturers’ Association shall be an acceptable carrier for general liability insurance, provided Pennsylvania Manufacturers’ Association maintain a rating of “A3” or better by Moody’s; and (ii) FM Global companies shall be acceptable insurers on the related Mortgaged Property provided FM Global companies maintain a minimum rating of “AA” or better by Fitch, but if FM Global is downgraded but is still rated “BBB” or better by S&P or Fitch, FM Global companies shall be acceptable insurers provided FM Global companies are (i) not in the primary position; and (ii) FM Global companies provide less than twenty-five percent (25%) of total coverage if there are four (4) or fewer carriers or forty percent (40%) if there are five (5) or more carriers.

18	Innisfree Hotel Portfolio (Loan No. 5)
(Insurance) – James River Insurance Company, rated “A-:IX” with AM Best, shall be an acceptable insurer under the Mortgagor’s property policy in their current participation amount and position within the syndicate of insurers, provided that if the rating of said insurer is withdrawn or downgraded below the rating existing as of the date of origination, the Mortgagor shall promptly notify the mortgage lender and shall replace said insurer with a Qualified Carrier (as defined in the related loan document).

The related Mortgagor was permitted to keep in force the existing premium finance agreement provided that the related Mortgagor submits to the mortgage lender evidence satisfactory to the mortgage lender of payments due under said premium finance agreement prior to the date that such payment becomes due and payable.  Further, as a condition of permitting said premium finance agreement, the premium financing company shall have agreed to provide the mortgage lender with the same notice of cancellation of the policies as set forth in the related loan document; provided, that no such notice will come from the insurer.

Annex D-2-8

Rep. No. on Annex D-1	Mortgage loan and Number as Identified on Annex A-1	Description of Exception
18	8080 & 9400 North Central Expressway (Loan No. 4)
(Insurance) – The Liberty Mutual companies (having a rating of A- with S&P and A:XV with Best’s Insurance Reports), Alterra (having a rating of A- with S&P and A:XV with Best’s Insurance Reports), and Landmark American (not rated by S&P and having a rating of A:XIII with Best’s Insurance Reports) shall be deemed to meet the requirements set forth in the related mortgage loan documents provided that they maintain such current ratings and are not downgraded or withdrawn.  In the event of either a downgrade or withdrawal, the then-current policies must be replaced within thirty (30) days of such downgrade or withdrawal with insurance companies meeting the requirements set forth in the related mortgage loan documents.

18	The Summit Las Colinas (Loan No. 6)
(Insurance) – The Liberty Mutual companies (having a rating of A- with S&P and A:XV with Best’s Insurance Reports), Alterra (having a rating of A- with S&P and A:XV with Best’s Insurance Reports), and Landmark American (not rated by S&P and having a rating of A:XIII with Best’s Insurance Reports) shall be deemed to meet the requirements set forth in the related mortgage loan documents provided that they maintain such current ratings and are not downgraded or withdrawn.  In the event of either a downgrade or withdrawal, the then-current policies must be replaced within thirty (30) days of such downgrade or withdrawal with insurance companies meeting the requirements set forth in the related mortgage loan documents.

18	Commons at Temecula (Loan No. 11)
(Insurance) – The related Mortgagor may maintain all-risk insurance with a deductible that does not exceed $10,000 for flood coverage and $100,000 for all such insurance coverage and a windstorm deductible of $250,000 or 5% of the insured value of the Mortgaged Property, whichever is higher.

The Policies shall be issued by financially sound and responsible insurance companies authorized to do business in the State and having a rating of “A:X” or better in the current Best’s Insurance Reports and a claims paying ability rating of “A” or better by S&P, or by a syndicate of insurers through which at least sixty percent (60%) of the applicable coverage limits is with carriers having such claims paying ability ratings (provided that all such carriers shall have claims paying ability ratings of not less than “BBB” by S&P).

Annex D-2-9

Rep. No. on Annex D-1	Mortgage loan and Number as Identified on Annex A-1	Description of Exception
18	SunTrust Bank Portfolio III (Loan No. 12)
(Insurance) – The related Mortgagor may maintain all-risk insurance with a deductible that does not exceed $10,000 for flood insurance and does not exceed $100,000 for all such insurance coverage and a windstorm deductible of $250,000 or 5% of the insured value of the Mortgaged Property, whichever is higher.

Lender has accepted the casualty insurance coverage provided by the tenant notwithstanding that pursuant to each lease, the tenant has a conditional right to terminate such lease following a material casualty and thereafter would not have an obligation to rebuild the improvements.  Lender has accepted such coverage because guarantor has provided to lender coverage pursuant to a “difference in conditions” policy that insures such improvements in accordance with the related mortgage loan documents in the event that the coverage provided by the tenant is ineffective upon termination of the applicable tenant lease or is otherwise deficient.  So long as the applicable lease shall remain in effect, the related Mortgagor shall, or shall cause guarantor to provide such “difference in conditions” coverage at all times with respect to the applicable individual Mortgaged Property, which coverage shall be identical in all material respects to the coverage in effect as of the date hereof (or otherwise acceptable to lender).

18	Ace Hardware Headquarters (Loan No. 13)
(Insurance) – With respect to windstorm coverage, and including loss caused directly by the peril of flood occurring in conjunction with a “Named Windstorm”, the deductible shall be satisfactory to lender in its sole discretion.

If Ace Hardware provides insurance satisfying the requirements of the related mortgage loan documents with respect to its improvements (including, without limitation, naming lender as an additional insured or loss payee, as applicable), such insurance shall satisfy the related Mortgagor’s obligations as to insurance under the related mortgage loan documents, provided that (x) such insurance shall provide for no deductible in excess of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00), (y) such insurance shall name each of the related Mortgagor and lender as an additional insured, and (z) the Tenant Insurance Conditions are satisfied.  For purposes hereof, “Tenant Insurance Conditions” shall mean that (i) no default shall exist under the Ace Hardware lease beyond the expiration of any applicable notice and cure periods, (ii) the Ace Hardware lease has not expired or been terminated and is in effect, (iii) no event of default shall exist, and (iv) the related Mortgagor timely provides to lender satisfactory evidence of all required insurance as to the Ace Hardware premises as required pursuant to the related mortgage loan documents.  In the event that the insurance coverage provided by Ace Hardware is ineffective upon termination of the Ace Hardware lease or otherwise fails to satisfy the requirements of the related mortgage loan documents, in whole or in part, the related Mortgagor shall, or shall cause guarantor to, provide a “difference in conditions” policy that insures the Tenant’s premises in accordance with the terms of the related mortgage loan documents.

Annex D-2-10

Rep. No. on Annex D-1	Mortgage loan and Number as Identified on Annex A-1	Description of Exception
18	Peoria Crossing (Loan No. 14)
(Insurance) – The related Mortgagor may maintain all-risk insurance with a deductible that does not exceed $10,000 for flood coverage and $100,000 for all such insurance coverage and a windstorm deductible of $250,000 or 5% of the insured value of the related Mortgaged Property, whichever is higher.

The policies shall be issued by financially sound and responsible insurance companies authorized to do business in the State and having a rating of “A:X” or better in the current Best’s Insurance Reports and a claims paying ability rating of “A” or better by S&P, or by a syndicate of insurers through which at least sixty percent (60%) of the applicable coverage limits is with carriers having such claims paying ability ratings (provided that all such carriers shall have claims paying ability ratings of not less than “BBB” by S&P).

The related Mortgagor’s obligation to maintain insurance with respect to the related Mortgaged Property is satisfied if (i) Kohl’s provides insurance satisfying the requirements of the related mortgage loan documents with respect to its premises, provided, that the Tenant Insurance Conditions are satisfied.  The “Tenant Insurance Conditions” are that (i) the Kohl’s lease has not expired or been terminated and is in full force and effect, (ii) no event of default shall exist, and (iii) the related Mortgagor timely provides to lender satisfactory evidence of all required insurance as to the Kohl’s premises as required pursuant to the related mortgage loan documents and, prior to the expiration thereof, evidence satisfactory to lender of payment of the premiums due thereunder.  At any time that Kohl’s maintains insurance coverage, the related Mortgagor shall, or shall cause guarantor to, maintain a “difference in conditions” policy that insures the Kohl’s premises in accordance with the related mortgage loan documents.

18	Courtyard San Antonio Riverwalk (Loan No. 15)
(Insurance) – Pursuant to the related management agreement, the property manager shall control insurance proceeds and condemnation awards during a restoration resulting from damages or condemnation, as applicable, of less than 50% of the replacement cost.

Pursuant to the related subordination, non-disturbance and attornment agreement, for restorations resulting from damage or condemnation, as applicable, equal to or exceeding 50% of the replacement cost, the property manager has agreed to pay the funds to the mortgage lender in accordance with the related loan document.

Annex D-2-11

Rep. No. on Annex D-1	Mortgage loan and Number as Identified on Annex A-1	Description of Exception
18	Southlake Corners (Loan No. 17)
(Insurance) – The related Mortgagor may maintain all-risk insurance with a deductible that does not exceed $10,000 for flood coverage and $100,000 for all such insurance coverage and a windstorm deductible of $250,000 or 5% of the insured value of the related Mortgaged Property, whichever is higher.

The policies shall be issued by financially sound and responsible insurance companies authorized to do business in the state and having a rating of “A:X” or better in the current Best’s Insurance Reports and a claims paying ability rating of “A” or better by S&P, or by a syndicate of insurers through which at least sixty percent (60%) of the applicable coverage limits is with carriers having such claims paying ability ratings (provided that all such carriers shall have claims paying ability ratings of not less than “BBB” by S&P).

If BB&T provides insurance satisfying the requirements of the related mortgage loan documents with respect to its premises (including, without limitation, naming lender as an additional insured or loss payee, as applicable), such insurance shall satisfy the related Mortgagor’s obligations as to insurance under the related mortgage loan documents, provided that the Tenant Insurance Conditions are satisfied.  For purposes hereof, “Tenant Insurance Conditions” shall mean that (i) [intentionally omitted], (ii) BB&T’s lease has not expired or been terminated and is in full force and effect, (iii) no event of default shall exist, and (iv) the related Mortgagor timely provides to lender satisfactory evidence of all required insurance as to BB&T’s premises as required pursuant to the related mortgage loan documents and, prior to the expiration thereof, evidence satisfactory to lender of payment of the premiums due thereunder.  At any time that BB&T maintains insurance coverage, the related Mortgagor shall, or shall cause guarantor to, maintain a “difference in conditions” policy that insures BB&T’s premises in accordance with the terms of the related mortgage loan documents.

18	Berry Plastics Expansion (Loan No. 21)
(Insurance) – So long as (i) the Berry Plastics Lease is in full force and effect and there are no amendments therein to Paragraph 16 (Insurance) or any provisions related to or connected to insurance under the Berry Plastics Lease, (ii) no default beyond any applicable notice and cure period has occurred and is continuing under the Berry Plastics Lease, and (iii) lender is named as mortgagee, additional insured, and/or loss payee as required under the Berry Plastics Lease, then the deductible under the comprehensive all risk “special form” insurance shall be acceptable to lender so long as it does not exceed $250,000.

In the event of a conflict between the terms and conditions of the Berry Plastics Lease and the related mortgage loan documents related to restoration of the related Mortgaged Property after a casualty or condemnation, then the terms of the Berry Plastics Lease shall control.

Annex D-2-12

Rep. No. on Annex D-1	Mortgage loan and Number as Identified on Annex A-1	Description of Exception
18	Town Square Plaza (Loan No. 22)
(Insurance) The related Mortgagor may maintain all-risk insurance with a deductible that does not exceed $10,000.00 for flood coverage and $100,000 for all such insurance coverage and a windstorm deductible of $250,000 or 5% of the insured value of the related Mortgaged Property, whichever is higher.

The policies shall be issued by financially sound and responsible insurance companies authorized to do business in the State and having a rating of “A:X” or better in the current Best’s Insurance Reports and a claims paying ability rating of “A” or better by S&P, or by a syndicate of insurers through which at least sixty percent (60%) of the applicable coverage limits is with carriers having such claims paying ability ratings (provided that all such carriers shall have claims paying ability ratings of not less than “BBB” by S&P).

18	Walgreens/CVS Portfolio Pool I, Walgreens/CVS Portfolio Pool III and Walgreens/CVS Portfolio Pool II (Loan Nos. 23, 31 and 40)
(Insurance) – In the event the sole tenant under the sole lease at any individual Mortgaged Property is providing the insurance coverage required under such lease and the related mortgage loan documents (including through self-insurance), then subject to the additional conditions set forth in the related mortgage loan documents (including rating of such tenant, no default under such lease, no changes under such lease, tenant obligation to restore under such lease), the related Mortgagor shall not be obligated to maintain such insurance.

18	Centerplace of Greeley (Loan No. 24)
(Insurance) – The related Mortgagor may maintain all-risk insurance with a deductible that does not exceed $10,000 for flood insurance and does not exceed $100,000 for all such insurance coverage and a windstorm deductible of $250,000 or 5% of the insured value of the Mortgaged Property, whichever is higher.

The policies shall be issued by financially sound and responsible insurance companies authorized to do business in the State and having a rating of “A:X” or better in the current Best’s Insurance Reports and a claims paying ability rating of “A” or better by at least two (2) of the Rating Agencies including, (i) S&P, (ii) Fitch, and (iii) Moody’s, if Moody’s is rating the Securities.  Notwithstanding the foregoing, related Mortgagor shall be permitted to maintain insurance that is issued by Maiden Specialty Insurance Company for so long as (x) the claims paying ability of Maiden Specialty Insurance Company is rated “BBB+” or above by S&P and (y) the coverage limit and placement secured through Maiden Specialty Insurance Company does not increase more than $7,500,000 within the excess $50,000,000 layer over the primary $50,000,000 layer.

Annex D-2-13

Rep. No. on Annex D-1	Mortgage loan and Number as Identified on Annex A-1	Description of Exception
18	Hilton Suites Anaheim (Loan No. 25)
(Insurance) – For multilayered policies, if four (4) or fewer insurance companies issue the policies, then at least seventy-five percent (75%) of the insurance coverage represented by the policies must be provided by insurance companies with a claims paying ability rating of “A-” or better by S&P, with no carrier below “BBB” or if five (5) or more insurance companies issue the policies, then at least sixty percent (60%) of the insurance coverage represented by the policies must be provided by insurance companies with a claims paying ability rating of “A-” or better by S&P, with no carrier below “BBB.”

18	Greenwich Center (Loan No. 27)
(Insurance) – The related Mortgagor may maintain all-risk insurance with a deductible that does not exceed $10,000 for flood coverage and $100,000 for all such insurance coverage and a windstorm deductible of $250,000 or 5% of the insured value of the related Mortgaged Property, whichever is higher.

The policies shall be issued by financially sound and responsible insurance companies authorized to do business in the State and having a rating of “A:X” or better in the current Best’s Insurance Reports and a claims paying ability rating of “A” or better by S&P, or by a syndicate of insurers through which at least sixty percent (60%) of the applicable coverage limits is with carriers having such claims paying ability ratings (provided that all such carriers shall have claims paying ability ratings of not less than “BBB” by S&P).

18	Crosstown Plaza (Loan No. 30)
(Insurance) – Pursuant to the related mortgage loan documents lender shall accept Seneca Insurance Company, currently unrated by the Rating Agencies and rated A:VIII in the Best’s Insurance Reports, as the related Mortgagor’s general liability insurance carrier until the renewal of such policy in July, 2012 (the “GL Policy Renewal Date”).  Upon the GL Policy Renewal Date, all Policies (including the general liability policy) shall be required to comply with the terms of the related mortgage loan documents.

Annex D-2-14

Rep. No. on Annex D-1	Mortgage loan and Number as Identified on Annex A-1	Description of Exception
18	IPCC National Retail Portfolio A (Loan No. 33)
(Insurance) – With respect to windstorm coverage, and including loss caused directly by the peril of flood occurring in conjunction with a “Named Windstorm”, the deductible shall be satisfactory to lender in its sole discretion

If (i) a tenant provides insurance satisfying the requirements of the related mortgage loan documents with respect to its improvements (including, without limitation, naming Lender as an additional insured or loss payee, as applicable), or (ii) a tenant (or the corporate guarantor of such tenant’s Lease) with a credit rating issued by S&P (or another Rating Agency) of BBB- or better (and no rating of less than BBB- or the equivalent issued by any Rating Agency) self-insures in accordance with its lease (without exclusion for any risk required to be insured under the related mortgage loan documents), such insurance or self-insurance shall satisfy the related Mortgagor’s obligations as to insurance under the related mortgage loan documents, provided, that the Tenant Insurance Conditions are satisfied.  For purposes hereof, “Tenant Insurance Conditions” shall mean that (i) no default shall exist under such tenant’s lease beyond the expiration of any applicable notice and cure periods, (ii) the tenant’s lease has not expired or been terminated and is in effect, (iii) no event of default shall exist, (iv) subject to the related mortgage loan documents, the related Mortgagor timely provides to Lender satisfactory evidence of all required insurance as to the tenant’s premises as required pursuant to the related mortgage loan documents, and (v) the related Mortgagor shall, or shall cause guarantor to, provide a “difference in conditions” policy that insures the tenant’s premises in accordance with the terms of the related mortgage loan documents.  Notwithstanding the forgoing, lender shall accept self-insurance from the tenant at the RBC Individual Property without obtaining a “difference in conditions” policy from the related Mortgagor.  In connection with the foregoing provisions the related Mortgagor shall use commercially reasonable efforts to provide evidence reasonably satisfactory to lender of payment of the insurance premiums by the applicable tenant in accordance with the related mortgage loan documents; provided, however, if lender shall have received evidence reasonably satisfactory to lender that such policies are in full force and effect in accordance with the related mortgage loan documents, any failure by the related Mortgagor to deliver such evidence of payment by tenant shall not constitute a default or event of default.

The related mortgage loan documents also provide that if a tenant leases all or substantially all of a building located on any related Mortgaged Property, upon a casualty or condemnation and satisfaction of other conditions, including no lease default, if the related lease requires restoration of the improvements, the related lease governs and controls in the event of a conflict with the related mortgage loan documents.  Certain leases at the related Mortgaged Properties are silent as to proceeds being held by lender or lender’s trustee or may require such proceeds to be paid to the related tenant for the tenant’s restoration of the improvements.

Annex D-2-15

Rep. No. on Annex D-1	Mortgage loan and Number as Identified on Annex A-1	Description of Exception
18	Home Depot Plaza (Loan No. 36)
(Insurance) – The related Mortgagor may maintain all-risk insurance with a deductible that does not exceed $10,000 for flood coverage and $100,000 for all such insurance coverage and a windstorm deductible of $250,000 or 5% of the insured value of the related Mortgaged Property, whichever is higher.

The policies shall be issued by financially sound and responsible insurance companies authorized to do business in the state and having a rating of “A:X” or better in the current Best’s Insurance Reports and a claims paying ability rating of “A” or better by S&P, or by a syndicate of insurers through which at least sixty percent (60%) of the applicable coverage limits is with carriers having such claims paying ability ratings (provided that all such carriers shall have claims paying ability ratings of not less than “BBB” by S&P).

If Home Depot provides insurance satisfying the requirements of the related mortgage loan documents with respect to its premises (including, without limitation, naming lender as an additional insured or loss payee, as applicable), such insurance shall satisfy the related Mortgagor’s obligations as to insurance in the related mortgage loan documents, provided that the Tenant Insurance Conditions are satisfied.  For purposes hereof, “Tenant Insurance Conditions” shall mean that (i) intentionally omitted, (ii) the Home Depot lease has not expired or been terminated and is in full force and effect, (iii) no event of default shall exist, and (iv) the related Mortgagor timely provides to lender satisfactory evidence of all required insurance as to the Home Depot premises as required pursuant to the related mortgage loan documents and, prior to the expiration thereof, evidence satisfactory to lender of payment of the premiums due thereunder.  At any time that Home Depot maintains insurance coverage, the related Mortgagor shall, or shall cause guarantor to, maintain a “difference in conditions” policy (the “DIC Policy”) that insures the Home Depot premises in accordance with the terms of the related mortgage loan documents.   Notwithstanding the foregoing, lender shall accept insurance provided by Home Depot notwithstanding its deductible of Five Million and No/100 Dollars ($5,000,000.00) so long as (A) Home Depot (or the corporate guarantor of the Home Depot lease) maintains a credit rating issued by S&P (or another Rating Agency) of BBB- or better (and no rating of less than BBB- or the equivalent issued by any Rating Agency), (B) the Tenant Insurance Conditions continue to be satisfied, and (C) the related Mortgagor (or guarantor, as applicable) continues to maintain the DIC Policy.

Annex D-2-16

Rep. No. on Annex D-1	Mortgage loan and Number as Identified on Annex A-1	Description of Exception
18	IPCC National Retail Portfolio B (Loan No. 38)
(Insurance) – With respect to windstorm coverage, and including loss caused directly by the peril of flood occurring in conjunction with a “Named Windstorm”, the deductible shall be satisfactory to lender in its sole discretion

If (i) a tenant provides insurance satisfying the requirements of the related mortgage loan documents with respect to its improvements (including, without limitation, naming lender as an additional insured or loss payee, as applicable), or (ii) a tenant (or the corporate guarantor of such tenant’s lease) with a credit rating issued by S&P (or another Rating Agency) of BBB- or better (and no rating of less than BBB- or the equivalent issued by any Rating Agency) self-insures in accordance with its lease (without exclusion for any risk required to be insured under the related mortgage loan documents), such insurance or self-insurance shall satisfy the related Mortgagor’s obligations as to insurance under the related mortgage loan documents, provided, that the Tenant Insurance Conditions are satisfied.  For purposes hereof, “Tenant Insurance Conditions” shall mean that (i) no default shall exist under such tenant’s lease beyond the expiration of any applicable notice and cure periods, (ii) the tenant’s lease has not expired or been terminated and is in effect, (iii) no event of default shall exist, (iv) subject to the related mortgage loan documents, the related Mortgagor timely provides to lender satisfactory evidence of all required insurance as to the tenant’s premises as required pursuant to the related mortgage loan documents, and (v) the related Mortgagor shall, or shall cause guarantor to, provide a “difference in conditions” policy that insures the tenant’s premises in accordance with the terms of the related mortgage loan documents.  In connection with the foregoing, the related Mortgagor shall use commercially reasonable efforts to provide evidence reasonably satisfactory to lender of payment of the insurance premiums by the applicable tenant in accordance with the related mortgage loan documents; provided, however, if lender shall have received evidence reasonably satisfactory to lender that such policies are in full force and effect in accordance with the related mortgage loan documents, any failure by the related Mortgagor to deliver such evidence of payment by tenant shall not constitute a default or event of default.

The related mortgage loan documents also provide that if a tenant leases all or substantially all of a building located on any related Mortgaged Property, upon a casualty or condemnation and satisfaction of other conditions, including no lease default, if the related lease requires restoration of the improvements, the related lease governs and controls in the event of a conflict with the related mortgage loan documents.  Certain leases at the related Mortgaged Properties are silent as to proceeds being held by lender or lender’s trustee or may require such proceeds to be paid to the related tenant for the tenant’s restoration of the improvements.

18	Walgreens/CVS Portfolio Pool II (Loan No. 40)	(Insurance) – The threshold below which proceeds will be delivered to the related Mortgagor is $500,000.

Annex D-2-17

Rep. No. on Annex D-1	Mortgage loan and Number as Identified on Annex A-1	Description of Exception
18	Turfway Commons (Loan No. 44)
(Insurance) – The related Mortgagor may maintain all-risk insurance with a deductible that does not exceed $10,000 for flood insurance and does not exceed $100,000 for all such insurance coverage and a windstorm deductible of $250,000 or 5% of the insured value of the Mortgaged Property, whichever is higher.

20	Courtyard San Antonio Riverwalk (Loan No. 15)
(No Encroachments) – Mortgagor’s balconies and a portion of a basement area encroach on the property of the City of San Antonio.  The city of San Antonio has granted a 10 year license to the related Mortgagor, which license is terminable upon 30 days’ notice by the City of San Antonio.

25	All LCF Mortgage Loans with deeds of trust	(Trustee under Deed of Trust) – Trustee’s fees must be reasonable.
26	One Park Ten Plaza (Loan No. 28)
(Local Law Compliance) – The zoning report indicates one open violation with the City of Houston Inspection Report.  The related mortgage loan documents obligate the related Mortgagor to remedy the open violation.

28
Innisfree Hotel Portfolio (Loan No. 5), Courtyard San Antonio Riverwalk (Loan No. 15), Walgreens/CVS Portfolio Pool I (Loan No. 23), Walgreens/CVS Portfolio Pool III (Loan No. 31), Shadow Creek Business Center (Loan No. 34), Ukiah Crossroads (Loan No. 37), Walgreens/CVS Portfolio Pool II (Loan No. 40), 317 6th Avenue (Loan No. 42), Mission Valley Plaza (Loan No. 43), Country Club Corners (Loan No. 45), Palm Ridge MHC (Loan No. 47), Huntington Club Apartments (Loan No. 48)

(Recourse Obligations) – The related Mortgagor is not liable for collusion, but is liable to the extent the Mortgagor or an affiliate of the Mortgagor solicits or causes to be solicited petitioning creditors for involuntary petition of bankruptcy.

28	8080 & 9400 North Central Expressway (Loan No. 4)
(Recourse Obligations) – In the event debt is paid in full or the related Mortgagor has transferred property to a transferee in accordance with the related mortgage loan documents, and the related Mortgagor, among other numerated conditions, delivers to lender a Phase I environmental assessment reasonably acceptable to lender, then indemnitor shall be released from its obligations.

Liability for losses and damages for material physical waste is limited to the extent that lender has not made funds available for operations and maintenance of the related Mortgaged Property following an event of default.

Annex D-2-18

Rep. No. on Annex D-1	Mortgage loan and Number as Identified on Annex A-1	Description of Exception
28	The Summit Las Colinas (Loan No. 6)
(Recourse Obligations) – In the event debt is paid in full or the related Mortgagor has transferred property to a transferee in accordance with the related mortgage loan documents, and the related Mortgagor, among other numerated conditions, delivers to lender a Phase I environmental assessment reasonably acceptable to lender, then indemnitor shall be released from its obligations.

Liability for losses and damages for material physical waste is limited to the extent that lender has not made funds available for operations and maintenance of the related Mortgaged Property following an event of default.

28	GTECH Center (Loan No. 7)
(Recourse Obligations) – Liabilities for losses for misapplication or conversion of insurance proceeds, condemnation awards, rents following an event of default or rents paid more than one month in advance are limited to misappropriations in violation of the terms of the related mortgage loan documents or conversion.  Obligations and liabilities of indemnitor shall terminate and be of no further force and effect with respect to any unasserted claim provided indemnitor provides acceptable Phase I environmental assessment dated within sixty (60) days of requested release and such request is no earlier than eighteen (18) months after the date that the related mortgage loan has been paid in full.

Liabilities for loss and damages for material physical waste is limited to intentional material physical waste of the related Mortgaged Property.

28	Interventure Industrial Portfolio (Loan No. 8)
(Recourse Obligations) – Liability for losses and damages for material physical waste excludes waste caused by the insufficiency of cash flow generated by the related Mortgaged Property and made available to the related Mortgagor.

28	Oak Ridge Office Portfolio (Loan No. 9)
(Recourse Obligations) – If indemnitor shall deliver to indemnified parties, following full repayment of the related mortgage loan, a Phase I environmental assessment acceptable to lender and any applicable Ratings Agencies, which does not indicate any environmental conditions relating to Hazardous Substances at an Individual Mortgaged Property in violation of any Environmental Law, such obligations and liabilities as to such individual Mortgaged Property shall only survive for a period of five (5) years following the full repayment of the related mortgage loan.

28	Courtyard San Antonio Riverwalk (Loan No. 15)	(Recourse Obligations) – The Mortgagor is only liable for “intentional misapplications” of rents, insurance proceeds or condemnation awards.

Annex D-2-19

Rep. No. on Annex D-1	Mortgage loan and Number as Identified on Annex A-1	Description of Exception
28	Berry Plastics Expansion (Loan No. 21)
(Recourse Obligations) – Liability for losses and damages for material physical waste is limited to waste by the related Mortgagor or any affiliate of the related Mortgagor.

Indemnitor shall be released from the obligations under the environmental indemnity provided that 3 years have passed since the loan was paid in full, the loan was paid in the ordinary course and Indemnitor delivers to lender an acceptable Phase I environmental assessment within 90 days of the proposed release date showing that there are no adverse environmental conditions at the Managed Property.

28	Walgreens/CVS Portfolio Pool I, Walgreens/CVS Portfolio Pool III and Walgreens/CVS Portfolio Pool II (Loan Nos. 23, 31 and 40)	(Recourse Obligations) – Loss carve-out for misapplication, misappropriation or conversion of rents is limited to “following an event of default”.
28	Hilton Suites Anaheim (Loan No. 25)
(Recourse Obligations) – Liability for losses and damages for fraud or intentional misrepresentation are limited to fraud and misrepresentations in connection with the execution and delivery of the related mortgage loan documents or any certificate, report, financial statement or other document furnished to the lender either at closing or during the term of the loan.  Obligations and liabilities of indemnitor shall terminate and be of no further force and effect with respect to any unasserted claim provided lender receives an acceptable Phase I environmental assessment dated within sixty (60) days of the requested release of the indemnitor and two (2) years have passed since the related mortgage loan has been paid in full.

Liability for losses and damages for material physical waste is limited to waste by the related Mortgagor or related guarantor.

28	One Park Ten Plaza (Loan No. 28)
(Recourse Obligations) – Indemnitor shall have no liability for any losses caused solely by, or arising solely from actions or conditions or events occurring more than three (3) years after the date of repayment of the related mortgage loan in full and performance in full of all other obligations of indemnitor under the related mortgage loan documents (the “Release Date”); provided, however, that indemnitor shall not be released from any such losses until such time, on or after the Release Date, as indemnitor, at its sole cost and expense, delivers to indemnitee an acceptable Phase I or Phase II environmental report in form and substance reasonably satisfactory to indemnitee, indicating that there exists no matter for which the indemnified parties are entitled to indemnification pursuant to the related mortgage loan documents.  Such environmental report shall be dated within ninety (90) days of the Release Date.

Annex D-2-20

Rep. No. on Annex D-1	Mortgage loan and Number as Identified on Annex A-1	Description of Exception
28	21c Museum Hotel (Loan No. 29)
(Recourse Obligations) – Obligations and liabilities of indemnitor shall terminate and be of no further force and effect with respect to any unasserted claim provided lender receives an acceptable Phase I environmental assessment dated within ninety (90) days of the requested release of the indemnitor and three (3) years have passed since date that the related mortgage loan has been paid in full.

28	Crosstown Plaza (Loan No. 30)
(Recourse Obligations) – Indemnitor shall have no liability for any losses caused solely or arising solely from actions or conditions occurring more than two (2) years after the date of repayment of the debt in full and performance of all other obligations of indemnitor under the loan documents; provided, however, that indemnitor shall not be released until such time after the release date indemnitor delivers to lender an acceptable Phase I or Phase II Environmental Report which report shall be dated within ninety (90) days of the release date.

28	Urban Outfitters Walnut Creek (Loan No. 41)
(Recourse Obligations) – Obligations and liabilities of indemnitor shall terminate and be of no further force and effect with respect to any unasserted claim provided indemnitor provides acceptable Phase I environmental assessment dated within sixty (60) days of requested release and such request is no earlier than two (2) years after date that the related mortgage loan has been paid in full.

28	Huntington Club Apartments (Loan No. 48)
(Recourse Obligations) – The Mortgagor is liable for “intentional physical waste” rather than “material waste”.

The misapplication of rents carve out was modified as follows:  after an event of default (which if non-monetary, is either known by the Mortgagor or is the subject of written notice from the related mortgage lender to the Mortgagor), any rents that are not either deposited with the mortgage lender or applied to the commercially reasonable out of pocket third party costs and expenses of the Mortgaged Property as they become due or payable  (which such costs and expenses shall not include payments to the related manager).

29	Innisfree Hotel Portfolio (Loan No. 5)
(Mortgage Releases) – The related loan documents provide for severance of the debt, and permit partial assumption of the mortgage loan with respect to an individual property, in connection with the transfer of that property to an entity that is not affiliated with the borrower, subject to, among other conditions, satisfaction of certain loan-to-value and debt service coverage tests and prepayment of an amount equal to 25% of the allocated loan amount for the transferred property.  The Mortgagor may obtain the release of an outparcel, subject to satisfaction of certain conditions contained in the related loan agreement, but without payment of any release price.

Annex D-2-21

Rep. No. on Annex D-1	Mortgage loan and Number as Identified on Annex A-1	Description of Exception
29	IPCC National Retail Portfolio A (Loan No. 33)
(Mortgage Releases) – The Adjusted Release Amount is (a) 115% of the Allocated Loan Amount for each of RBC Individual Property, Walgreens Individual Property, Wells Fargo Individual Property, Advanced Auto Individual Property, Verizon Individual Property, Dollar General Individual Property, and Kirkland’s Individual Property, and (b) 105% of the Allocated Loan Amount for each of Macaroni Grill Individual Property, and Zaxby’s Individual Property.  The Restaurant Individual Properties must be released before the remaining Mortgaged Properties may be released.

29	Ukiah Crossroads (Loan No. 37)
(Mortgage Releases) – The Mortgagor may obtain the release of an outparcel, subject to satisfaction of certain conditions contained in the related loan agreement, but without payment of any release price.

Annex D-2-22

Rep. No. on Annex D-1	Mortgage loan and Number as Identified on Annex A-1	Description of Exception
29	IPCC National Retail Portfolio B (Loan No. 38)
(Mortgage Releases) – The Adjusted Release Amount is (a) 115% of the Allocated Loan Amount for each of SunTrust Individual Property, AT&T Individual Property, Family Dollar I Individual Property, Family Dollar II Individual Property, Dollar General I Individual Property, and Dollar General II Individual Property and (b) 105% of the Allocated Loan Amount for each of Arby’s Individual Property, Sonic Individual Property, and Carl Jr’s. Individual Property.  At least two (2) of the Restaurant Individual Properties must be released before any one (1) of the non-restaurant Mortgaged Properties may be released.  The last remaining Restaurant Individual Property must be released before any of the remaining non-restaurant Mortgaged Properties may be released.

With respect to the Sonic Individual Property, Sonic has the right to purchase fee simple title to the Sonic Individual Property from the Sonic related Mortgagor pursuant to a right of first refusal granted under the Sonic Lease, which right of first refusal automatically becomes null and void on September 14, 2012 pursuant to the Sonic Lease.

In connection with an exercise of the rights of Sonic under the Sonic Purchase Option, the Sonic related Mortgagor may prepay a portion of the related mortgage loan and obtain the release of the Sonic Individual Property from the lien of the related mortgage loan thereon (and related mortgage loan documents) and the release of the Sonic related Mortgagor’s obligations under the related mortgage loan documents (other than those expressly stated to survive), provided the applicable requirements of the related mortgage loan documents have been satisfied.

The related Sonic Mortgagor and guarantor agree to pay any shortfall between (i) the Sonic Purchase Option Price and (ii) all amounts due under the related mortgage loan documents in connection with the exercise of the Sonic Purchase Option, including the Adjusted Release Amount for the Sonic Individual Property and any applicable Yield Maintenance Premium (if such payment is made prior to the Permitted Par Prepayment Date) (the “Sonic Shortfall Payment”).

There is a recourse carve-out for losses for any failure to pay the Sonic Shortfall Payment.

30	Arbor Place Mall (Loan No. 2)	(Financial Reporting and Rent Rolls) – With respect to audited financials, the related Mortgagor is only required to provide audited Annual Report (Form 10-K) of CBL & Associates Properties, Inc.
30	Northwoods Mall (Loan No. 3)	(Financial Reporting and Rent Rolls) – With respect to audited financials, the related Mortgagor is only required to provide audited Annual Report (Form 10-K) of CBL & Associates Properties, Inc.
30	Innisfree Hotel Portfolio (Loan No. 5)	(Financial Reporting and Rent Rolls) – Financial statements must be prepared and reviewed by an independent public accountant. Audited financials are not required.

Annex D-2-23

Rep. No. on Annex D-1	Mortgage loan and Number as Identified on Annex A-1	Description of Exception
31	Arbor Place Mall (Loan No. 2)
(Acts of Terrorism Exclusion) – If TRIA or a similar statute is not in effect, then provided that terrorism insurance is commercially available, the related Mortgagor shall be required to carry terrorism insurance throughout the term of the related mortgage loan as required by the related mortgage loan documents, but in such event related Mortgagor shall not be required to spend on terrorism insurance coverage more than two (2) times the amount of the insurance premium that is payable at such time in respect of the casualty and business interruption/rental loss insurance required by the related mortgage loan documents.

31	Northwoods Mall (Loan No. 3)
(Acts of Terrorism Exclusion) – If TRIA or a similar statute is not in effect, then provided that terrorism insurance is commercially available, the related Mortgagor shall be required to carry terrorism insurance throughout the term of the related mortgage loan as required by the related mortgage loan documents, but in such event related Mortgagor shall not be required to spend on terrorism insurance coverage more than two (2) times the amount of the insurance premium that is payable at such time in respect of the casualty and business interruption/rental loss insurance required by the related mortgage loan documents.

31	Walgreens/CVS Portfolio Pool I, Walgreens/CVS Portfolio Pool III and Walgreens/CVS Portfolio Pool II (Loan Nos. 23, 31 and 40)	(Acts of Terrorism Exclusion) – Same exceptions as for Representation and Warranty No. 18 titled “Insurance”.
31	Hilton Suites Anaheim (Loan No. 25)
(Acts of Terrorism Exclusion) – If TRIA is discontinued or not renewed, the insurance required by the related mortgage loan documents shall cover perils of terrorism (both foreign and domestic) and acts of terrorism (both foreign and domestic), but the related Mortgagor shall not be required to spend more than the Terrorism Insurance Cap for such terrorism coverage (in which case the scope, coverages, deductibles and carriers of such terrorism insurance shall be subject to lender’s approval).

“Terrorism Insurance Cap” shall mean an amount equal to three (3) times the amount of the then current cost to obtain a comprehensive special cause of loss form property insurance policy for the related Mortgaged Property on a stand alone basis (as opposed to as a part of a blanket policy), excluding coverage for the peril of earthquake, in accordance with the related mortgage loan documents.

Annex D-2-24

Rep. No. on Annex D-1	Mortgage loan and Number as Identified on Annex A-1	Description of Exception
32
Innisfree Hotel Portfolio (Loan No. 5), Courtyard San Antonio Riverwalk (Loan No. 15), Walgreens/CVS Portfolio Pool I (Loan No. 23), Walgreens/CVS Portfolio Pool III (Loan No. 31), Shadow Creek Business Center (Loan No. 34), Ukiah Crossroads (Loan No. 37), Walgreens/CVS Portfolio Pool II (Loan No. 40), 317 6th Avenue (Loan No. 42), Mission Valley Plaza (Loan No. 43), Country Club Corners (Loan No. 45), Palm Ridge MHC (Loan No. 47), Huntington Club Apartments (Loan No. 48)

(Due on Sale or Encumbrance) – Any pledge of a direct or indirect equity interest in the related Mortgagor would be permitted if the transfer of such equity interest to the pledgee would be a permitted transfer under the terms of Representation and Warranty 32 or as contemplated by any other exception to Representation and Warranty 32 set forth herein.

The mortgage lender’s consent may not be unreasonably withheld in connection with a related Mortgagor’s request to waive a due-on-sale clause.

32	All LCF Mortgage Loans as to which a principal or other equity owner of the related Mortgagor is a publicly traded company
(Due on Sale or Encumbrance) – Transfers and pledges of stock listed on nationally recognized stock exchanges, as well as transfers and pledges of stock and other equity interests that are publicly traded, are permitted.  Mergers and other business combinations involving a publicly traded company are permitted.

32	2200 West Loop (Loan No. 18)
(Due on Sale or Encumbrance) – In connection with the sale of the related Mortgaged Property pursuant to the terms of the related mortgage loan documents, the owners of the transferee shall be permitted to obtain a mezzanine loan secured by ownership interest in the transferee provided the requirements set forth in the related mortgage loan documents are satisfied.

32	Heritage Commons IV (Loan No. 19)	(Due on Sale or Encumbrance) – There is a $4,000,000 mezzanine loan related to the related Mortgaged Property secured by the ownership interests in the related Mortgagor.

Annex D-2-25

Rep. No. on Annex D-1	Mortgage loan and Number as Identified on Annex A-1	Description of Exception
32	Walgreens/CVS Portfolio Pool I, Walgreens/CVS Portfolio Pool III and Walgreens/CVS Portfolio Pool II (Loan Nos. 23, 31 and 40)
(Due on Sale or Encumbrance) – The related guarantor, Inland Private Capital Corporation, may be re-constituted into another form of entity subject to the conditions set forth in the loan documentation (including the related mortgage lender’s approval of the surviving entity, the surviving entity’s assumption of guarantor’s obligations, and the surviving entity controlling Mortgagor).

The related guarantor, Inland Private Capital Corporation, may be merged or otherwise combined with one of a list of related entities set forth in the loan documentation and subject to the conditions set forth in the loan documentation (including the surviving entity being acceptable to the related mortgage lender and having at least the same net worth as guarantor and the surviving entity controlling Mortgagor).

The related guarantor, Inland Private Capital Corporation, may be acquired by a third party subject to the conditions set forth in the loan documentation (guarantor is the surviving entity, and is acceptable to the mortgage lender and has at least the same net worth as guarantor, and the surviving entity controlling Mortgagor).

32	Hilton Suites Anaheim (Loan No. 25)
(Due on Sale or Encumbrance) – The following transfers are permitted:  any spin off, transfer of interest, or other transfer of any equity interests in a restricted party undertaken in connection with the Lehman Brothers Holdings Inc. bankruptcy case (whether pursuant to a plan of reorganization, Section 363 sale or otherwise).

In connection with a bona fide sale of the related Mortgaged Property to a third party pursuant to the related mortgage loan documents, the members of the related Mortgagor may pledge up to one hundred percent (100%) of their equity interest in the related Mortgagor as collateral for a mezzanine loan subject to the following restrictions:  (i) no event of default shall then be continuing, (ii) the ratio of the outstanding principal balance of the related mortgage loan and the mezzanine loan to the purchase price for the related Mortgaged Property, as such purchase price is confirmed by lender, shall not exceed seventy-five percent (75%), (iii) the debt service coverage ratio (as determined by lender in its sole, but reasonable, discretion, and taking into account the new mezzanine loan) shall be no less than 1.20 to 1.00, (iv) the maturity date of such mezzanine loan shall be no earlier than the Maturity Date, (v) such mezzanine loan shall be evidenced by terms and documentation approved by lender in its reasonable discretion, (vi) the holder of such mezzanine debt shall enter into an Intercreditor agreement acceptable to lender in its sole discretion, (vii) the mezzanine lender shall satisfy a customary “Qualified Transferee” definition, and (viii) if required by lender and if a securitization has occurred and is outstanding, the related Mortgagor shall deliver prior written confirmation from the applicable rating agencies that such additional advance will not cause a downgrade, withdrawal or qualification of the then-current rating of the securities or any class thereof, unless such written confirmation is waived or is not required by such rating agencies.

Annex D-2-26

Rep. No. on Annex D-1	Mortgage loan and Number as Identified on Annex A-1	Description of Exception
32	One Park Ten Plaza (Loan No. 28)
(Due on Sale or Encumbrance) – In connection with a sale of the related Mortgaged Property pursuant to the terms of the related mortgage loan documents, the owners of the Transferee, as defined in the related mortgage loan documents, shall be permitted to obtain a mezzanine loan secured by ownership interests in the Transferee provided the requirements set forth in the related mortgage loan documents are satisfied.

32	21c Museum Hotel (Loan No. 29)
(Due on Sale or Encumbrance) – Lender’s consent is not required in connection with the acquisition by AOP Stony Brook LLC (“AOP”) or the related Mortgagor (as AOP’s nominee) of the interest of Arthur G. Meyer, LLC (“AGM”) in the fee estate in the related Mortgaged Property (the “AOP Fee Acquisition Event”), provided lender receives notice, an endorsement to the title policy showing the related Mortgage as a valid first lien on the related Mortgaged Property, and the related Mortgagor’s payment of all costs incurred in connection with the transfer.

Lender’s consent is not required, following the AOP Fee Acquisition Event, in connection with the termination of the ground lease and transfer to the entire fee simple estate in the related Mortgaged Property to the related Mortgagor provided lender receives notice, an endorsement to the title policy showing the related Mortgage as a valid first lien on the related Mortgaged Property, and the related Mortgagor’s payment of all costs incurred in connection with the transfer.

32	IPCC National Retail Portfolio A (Loan No. 33)
(Due on Sale or Encumbrance) – There is a $6,505,000 mezzanine loan made by lender to National Net Lease Portfolio II, L.L.C., a Delaware limited liability company. The mezzanine loan is secured by a pledge by National Net Lease Portfolio II, L.L.C., a Delaware limited liability company, of 100% of the outstanding beneficial interests in National Net Lease Portfolio II DST, a Delaware statutory trust, which owns, directly or indirectly, (a) 100% of the outstanding beneficial interests in National Retail Portfolio IV DST, which in turn owns, directly or indirectly, 100% of the outstanding beneficial interests in each related Mortgagor under the IPCC National Retail Portfolio I mortgage loan, and (b) 100% of the outstanding beneficial interests in National Retail Portfolio V DST, which in turn owns, directly or indirectly, 100% of the outstanding beneficial interests in each related Mortgagor under the related mortgage loan.

Annex D-2-27

Rep. No. on Annex D-1	Mortgage loan and Number as Identified on Annex A-1	Description of Exception
32	IPCC National Retail Portfolio B (Loan No. 38)
(Due on Sale or Encumbrance) – There is a $5,400,000 mezzanine loan made by lender to National Net Lease Portfolio II, L.L.C., a Delaware limited liability company. The mezzanine loan is secured by a pledge by National Net Lease Portfolio II, L.L.C., a Delaware limited liability company, of 100% of the outstanding beneficial interests in National Net Lease Portfolio II DST, a Delaware statutory trust, which owns, directly or indirectly, (a) 100% of the outstanding beneficial interests in National Retail Portfolio IV DST, which in turn owns, directly or indirectly, 100% of the outstanding beneficial interests in each related Mortgagor under the related mortgage loan, and (b) 100% of the outstanding beneficial interests in National Retail Portfolio V DST, which in turn owns, directly or indirectly, 100% of the outstanding beneficial interests in each related Mortgagor under the IPCC National Retail Portfolio II mortgage loan.

32	Woodland West Marketplace (Loan No. 39)	(Due on Sale or Encumbrance) – There is a $1,300,000 mezzanine loan related to the related Mortgaged Property secured by the ownership interests in the related Mortgagor.
33
Oak Ridge Office Portfolio (Loan No. 9), Commons at Temecula (Loan No. 11), SunTrust Bank Portfolio III (Loan No. 12), Ace Hardware Headquarters (Loan No. 13), Peoria Crossing (Loan No. 14), Southlake Corners (Loan No. 17), Town Square Plaza (Loan No. 22), Centerplace of Greeley (Loan No. 24), Greenwich Center (Loan No. 27), IPCC National Retail Portfolio A (Loan No. 33), Home Depot Plaza (Loan No. 36), IPCC National Retail Portfolio B (Loan No. 38), Turfway Commons (Loan No. 44)

(Single-Purpose Entity) – The affiliated property manager maintains a custodial account on behalf of the related Mortgagor and certain affiliates of the related Mortgagor in which the funds have been and are separately accounted, and will continue to be separately accounted, for each item of income and expense applicable to each of the related Mortgaged Property and the related Mortgagor.

33	Courtyard San Antonio Riverwalk (Loan No. 15)	(Single-Purpose Entity) – No non-consolidation opinion was obtained in connection with the origination of the related mortgage loan.
34	Courtyard San Antonio Riverwalk (Loan No. 15)
(Defeasance) – The related Mortgagor is only required to pay reasonable costs and expenses incurred by the mortgage lender or its agents in connection with release and in connection with assignment and assumption by a successor Mortgagor.

Annex D-2-28

Rep. No. on Annex D-1	Mortgage loan and Number as Identified on Annex A-1	Description of Exception
33	Ace Hardware Headquarters (Loan No. 13)
(Single-Purpose Entity) – The related Mortgagor is to provide, within 30 days of the related mortgage loan closing, (i) an amendment to its operating agreement updating its single-purpose entity provisions to tailor such provisions to the related mortgage loan together with (ii) an opinion letter from counsel reasonably acceptable to lender regarding enforceability of such amendment.  There is a recourse carve-out for losses related to any failure by the related Mortgagor to so deliver to lender such amendment and the opinion.  Counsel to the related Mortgagor provided lender with a due authorization opinion in connection with origination of the related mortgage loan.

36	GTECH Center (Loan No. 7)
(Ground Leases) – The related ground lease contains typical mortgagee protection provisions, including notice and cure rights and a right to a new lease, but there are instances in which the landlord may terminate the lease without the prior written consent of the leasehold mortgage (e.g. a default by tenant and a failure of leasehold mortgagee to cure after notice).  However, the new lease provision would then apply.

The terms of the related ground lease provides that landlord receives payment of proceeds from business interruption insurance.

36	Town Square Plaza (Loan No. 22)
(Ground Leases) – The related Mortgagor holds a leasehold interest in an unimproved eighty foot (80’) wide strip located behind the shopping center on the related Mortgagor’s fee estate.  The leasehold estate is not used for access, parking, or the provisions of utilities to the related Mortgagor’s fee estate.  The ground lease has a remaining term of approximately forty-two (42) years for which ground rent is prepaid, and the related Mortgagor has an option to renew the ground lease for a further period of fifty (50) years.  The related mortgage loan documents contain provisions providing for recourse against the related Mortgagor and guarantor for losses and damages arising out of or in connection with any surrender, termination or forfeiture of the ground lease.

36	Summit Point (Loan No. 32)
(Ground Lease) – Neither the Ground Lease (the leasehold parcel is an access drive) nor the separate ground lessor agreements provides that any amendment, modification, cancellation or termination of the Ground Lease without the prior written consent of the related lender, or its successors or assigns is not binding on such lender, or its successors and assigns.  The amendment, modification or termination of the Ground Lease without lender’s prior written consent is an event of default and an indemnified matter under the nonrecourse provisions of the related mortgage loan documents.

38	GTECH Center (Loan No. 7)
(ARD Loans) – The Anticipated Repayment Date is April 1, 2022.  The maturity date is April 1, 2042.  The related mortgage loan is interest only until May 1, 2017.  The related mortgage loan may not substantially fully amortize over its stated term.

Annex D-2-29

Rep. No. on Annex D-1	Mortgage loan and Number as Identified on Annex A-1	Description of Exception
38	SunTrust Bank Portfolio III (Loan No. 12)
(ARD Loans) – The Anticipated Repayment Date is July 1, 2021.  The maturity date is July 1, 2031.  The related mortgage loan is interest only until the first payment date after the Anticipated Repayment Date, and may not substantially fully amortize over its stated term.

38	Ace Hardware Headquarters (Loan No. 13)
(ARD Loans) – The Anticipated Repayment Date is April 1, 2017.  The maturity date is October 1, 2024.  The related mortgage loan may not substantially fully amortize over its stated term.

A Cash Sweep Event caused solely by an ARD Trigger may be cured by the delivery by the related Mortgagor to lender of a fully-executed commitment to refinance the related mortgage loan in full in form and substance satisfactory to lender in its reasonable discretion.

An “ARD Trigger” means that the related mortgage loan has not been repaid in full pursuant to the terms of the related mortgage loan documents on or before the Payment Date that is one (1) month prior to the Anticipated Repayment Date.

38	21 SAC (Loan No. 16)	(ARD Loans) – The Anticipated Repayment Date is April 1, 2022. The maturity date is April 1, 2032. The related mortgage loan may not fully amortize over its stated term.
38	Heritage Commons IV (Loan No. 19)
(ARD Loans) – The Anticipated Repayment Date is November 1, 2016.  The maturity date is September 1, 2018.  The stated term remaining after the Aniticipated Repayment Date is less than 60 months. The definition of Debt Service Coverage Ratio does not exclude the increase in interest rate upon the Anticipated Repayment Date.  The related mortgage loan may not substantially fully amortize over its stated term.

38	Berry Plastics Expansion (Loan No. 21)	(ARD Loans) – The Anticipated Repayment Date is March 1, 2022. The maturity date is December 1, 2032. The related mortgage loan may not substantially fully amortize over its stated term.
38	Walgreens/CVS Portfolio Pool I, Walgreens/CVS Portfolio Pool III and Walgreens/CVS Portfolio Pool II (Loan Nos. 23, 31 and 40)	(ARD Loans) – Amortization payments commence on the Anticipated Repayment Date, which is April 6, 2022. The related mortgage loan may not substantially fully amortize.
38	IPCC National Retail Portfolio A (Loan No. 33)
(ARD Loans) – The Anticipated Repayment Date is April 1, 2022.  The maturity date is April 1, 2032.  The related mortgage loan is interest only until April 1, 2017.  The related mortgage loan may not substantially fully amortize over its stated term.  A cash sweep event caused solely by an ARD Trigger may be cured by the delivery by the related Mortgagor to lender of a fully-executed commitment to refinance the related mortgage loan in full in form and substance satisfactory to lender in its reasonable discretion.  An “ARD Trigger” means that the related mortgage loan has not been repaid in full pursuant to the terms of the related mortgage loan documents on or before the payment date that is one (1) month prior to the Anticipated Repayment Date.

Annex D-2-30

Rep. No. on Annex D-1	Mortgage loan and Number as Identified on Annex A-1	Description of Exception
38	Home Depot Plaza (Loan No. 36)
(ARD Loans) – The Anticipated Repayment Date is April 1, 2022.  The maturity date is December 1, 2026.  The related mortgage loan is interest only until the first payment date after the Anticipated Repayment Date.  The stated term remaining after the Anticipated Repayment Date is less than sixty (60) months.  The related mortgage loan may not substantially fully amortize over its stated term.

38	IPCC National Retail Portfolio B (Loan No. 38)
(ARD Loans) – The Anticipated Repayment Date is April 1, 2022.  The maturity date is April 1, 2032.  The related mortgage loan is interest only until April 1, 2017.  The related mortgage loan may not substantially fully amortize over its stated term.  A cash sweep event caused solely by an ARD Trigger may be cured by the delivery by the related Mortgagor to lender of a fully-executed commitment to refinance the related mortgage loan in full in form and substance satisfactory to lender in its reasonable discretion.  An “ARD Trigger” means that the related mortgage loan has not been repaid in full pursuant to the terms of the related mortgage loan documents on or before the payment date that is one (1) month prior to the Anticipated Repayment Date.

38	Urban Outfitters Walnut Creek (Loan No. 41)
(ARD Loans) – The Anticipated Repayment Date is April 1, 2022.  The maturity date is January 1, 2027. The stated term remaining after the Anticipated Repayment Date is less than 60 months. The related mortgage loan is interest only until April 1, 2015.  The definition of Debt Service Coverage Ratio does not exclude the increase in the interest rate upon the Anticipated Repayment Date.  The related mortgage loan may not substantially fully amortize over its stated term.

39	Walgreens/CVS Portfolio Pool I, Walgreens/CVS Portfolio Pool III and Walgreens/CVS Portfolio Pool II (Loan Nos. 23, 31 and 40)	(Rent Rolls) – Each property securing the related mortgage loan is a single-tenant property. No rent rolls were provided for the closing of the mortgage loan.
42	Walgreens/CVS Portfolio Pool I, Walgreens/CVS Portfolio Pool III and Walgreens/CVS Portfolio Pool II (Loan Nos. 23, 31 and 40)
(Organization of Mortgagor) – The organizational chart obtained in connection with the closing of the mortgage loan does not show the identity of the owners of (i) The Inland Group, Inc., which is the ultimate parent company of the guarantor, which controls the Mortgagor, or (ii) Inland Real Estate Corporation, which is a 50% joint venture member in the entity that serves as mezzanine borrower and as of closing of the related mortgage loan was the owner of 100% of the beneficial ownership interest in the Mortgagor.

42	Hilton Suites Anaheim (Loan No. 25)
(Organization of Mortgagor) – The indirect owner of the related Mortgagor, Lehman Brothers Holdings Inc., filed for bankruptcy on September 15, 2008, and its estate emerged from Chapter 11 protection on March 6, 2012 subject to a confirmed plan of reorganization.

Annex D-2-31

Rep. No. on Annex D-1	Mortgage loan and Number as Identified on Annex A-1	Description of Exception
43	8080 & 9400 North Central Expressway (Loan No. 4)
(Environmental Conditions) – In the event debt is paid in full or the related Mortgagor has transferred property to a transferee in accordance with the related mortgage loan documents, and the related Mortgagor, among other numerated conditions, delivers to lender a Phase I environmental assessment reasonably acceptable to lender, then indemnitor shall be released from its obligations.

43	The Summit Las Colinas (Loan No. 6)
(Environmental Conditions) – In the event debt is paid in full or the related Mortgagor has transferred property to a transferee in accordance with the related mortgage loan documents, and the related Mortgagor, among other numerated conditions, delivers to lender a Phase I environmental assessment reasonably acceptable to lender, then indemnitor shall be released from its obligations.

43	GTECH Center (Loan No. 7)
(Environmental Conditions) – Obligations and liabilities of indemnitor shall terminate and be of no further force and effect with respect to any unasserted claim provided indemnitor provides acceptable Phase I dated environmental assessment within sixty (60) days of requested release and such request is no earlier than eighteen (18) months after the date that the related mortgage loan has been paid in full.

43	Oak Ridge Office Portfolio (Loan No. 9)
(Environmental Conditions) – If indemnitor shall deliver to indemnified parties, following full repayment of the related mortgage loan, a Phase I environmental assessment acceptable to lender and any applicable Ratings Agencies, which does not indicate any environmental conditions relating to Hazardous Substances at an Individual Mortgaged Property in violation of any Environmental Law, such obligations and liabilities as to such individual Mortgaged Property shall only survive for a period of five (5) years following the full repayment of the related mortgage loan.

43	SunTrust Bank Portfolio III (Loan No. 12)
(Environmental Conditions) – Two (2) individual related Mortgaged Properties have been identified as potential environmental issue properties.  The single tenant at each such Mortgaged Property is responsible for addressing environmental issues under the terms of the respective leases.  Springing environmental reserves are required and will be held by lender if tenant does not timely renew its lease on any of the potential environmental issue properties.

43	Berry Plastics Expansion (Loan No. 21)
(Environmental Conditions) – Indemnitor shall be released from the obligations under the environmental indemnity provided that 3 years have passed since the loan was paid in full, the loan was paid in the ordinary course and Indemnitor delivers to lender an acceptable Phase I environmental assessment within 90 days of the proposed release date showing that there are no adverse environmental conditions at the Managed Property.

Annex D-2-32

Rep. No. on Annex D-1	Mortgage loan and Number as Identified on Annex A-1	Description of Exception
43	Hilton Suites Anaheim (Loan No. 25)
(Environmental Conditions) – Obligations and liabilities of indemnitor shall terminate and be of no further force and effect with respect to any unasserted claim provided lender receives an acceptable Phase I environmental assessment dated within sixty (60) days of the requested release of the indemnitor and two (2) years have passed since the related mortgage loan has been paid in full.

43	One Park Ten Plaza (Loan No. 28)
(Environmental Conditions) – Indemnitor shall have no liability for any losses caused solely by, or arising solely from actions or conditions or events occurring more than three (3) years after the date of repayment of the related mortgage loan in full and performance in full of all other obligations of indemnitor under the related mortgage loan documents (the “Release Date”); provided, however, that indemnitor shall not be released from any such losses until such time, on or after the Release Date, as indemnitor, at its sole cost and expense, delivers to indemnitee an acceptable Phase I or Phase II environmental report in form and substance reasonably satisfactory to indemnitee, indicating that there exists no matter for which the indemnified parties are entitled to indemnification pursuant to the related mortgage loan documents.  Such environmental report shall be dated within ninety (90) days of the Release Date.

43	21c Museum Hotel (Loan No. 29)
(Environmental Conditions) – Obligations and liabilities of indemnitor shall terminate and be of no further force and effect with respect to any unasserted claim provided lender receives an acceptable Phase I environmental assessment dated within ninety (90) days of the requested release of the indemnitor and three (3) years have passed since date that the related mortgage loan has been paid in full.

43	Crosstown Plaza (Loan No. 30)
(Environmental Conditions) – Indemnitor shall have no liability for any losses caused solely or arising solely from actions or conditions occurring more than two (2) years after the date of repayment of the debt in full and performance of all other obligations of indemnitor under the loan documents; provided, however, that indemnitor shall not be released until such time after the release date indemnitor delivers to lender an acceptable Phase I or Phase II Environmental Report which report shall be dated within 90 days of the release date.

43	Urban Outfitters Walnut Creek (Loan No. 41)
(Environmental Conditions) – Obligations and liabilities of indemnitor shall terminate and be of no further force and effect with respect to any unasserted claim provided indemnitor provides acceptable Phase I environmental assessment dated within sixty (60) days of requested release and such request is no earlier than two (2) years after date that the related mortgage loan has been paid in full.

44	Palm Ridge MHC (Loan No. 47), Huntington Club Apartments (Loan No. 48)
(Lease Estoppels) – For all mortgage loans secured by multifamily properties and manufactured housing community properties, certain tenants reflected in the certified rent rolls may no longer be an occupant.

Annex D-2-33

Rep. No. on Annex D-1	Mortgage loan and Number as Identified on Annex A-1	Description of Exception
44	Town Square Plaza (Loan No. 22)
(Lease Estoppels) – Pursuant to its estoppel, Lowe’s notes that the existence of a dispute with the related Mortgagor regarding the calculation of real property taxes.  Pursuant to the Lowe’s estoppel, the amount in dispute through the 2009 tax year is approximate $455,477.73 and the failure to resolve such dispute may result in Lowe’s sending a notice of default to the related Mortgagor.  Lowe’s has continued to pay its share of the real property taxes notwithstanding the dispute.

The related mortgage loan documents contain provisions providing for recourse against the related Mortgagor and guarantor for losses and damages relating directly to any dispute between the related Mortgagor and Lowe’s regarding the pro rata real estate tax calculation for the Lowe’s premises.

45	Berry Plastics Expansion (Loan No. 21)	(Appraisal) – The appraisal of the related Mortgaged Property is dated July 8, 2011, more than six (6) months prior to the related mortgage loan origination date on March 1, 2012.

Annex D-2-34

Rep. No. on Annex D-1	Mortgage loan and Number as Identified on Annex A-1	Description of Exception
50	200 Public Square (Loan No. 1)
(Litigation) – The related Mortgagor is subject to the following litigation:  Cleveland Banquets, LLC et al. v. Cleveland Financial Assoc., LLC, No. 1:11 CV 1253 (N.D. Ohio, Eastern Div.).  The complaint filed by the former operator of the food services operations at the related Mortgaged Property alleged (1) breach of contract (management agreement), (2) bad faith breach of contract (management agreement), (3) promissory estoppel, (4) unjust enrichment, (5) tortuous interference with prospective business relationships, (6) conspiracy, and (7) defamation and seeks damages in the amount of $13,000,000.  The related mortgage loan documents contain provisions providing for recourse against the related Mortgagor and guarantor for losses and damages from such litigation.

Annex D-2-35

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX E

CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

Distribution Date	Balance	Distribution Date	Balance
4/2012	$102,891,000.00	2/2016	102,891,000.00
5/2012	102,891,000.00	3/2016	102,891,000.00
6/2012	102,891,000.00	4/2016	102,891,000.00
7/2012	102,891,000.00	5/2016	102,891,000.00
8/2012	102,891,000.00	6/2016	102,891,000.00
9/2012	102,891,000.00	7/2016	102,891,000.00
10/2012	102,891,000.00	8/2016	102,891,000.00
11/2012	102,891,000.00	9/2016	102,891,000.00
12/2012	102,891,000.00	10/2016	102,890,009.60
1/2013	102,891,000.00	11/2016	101,721,746.73
2/2013	102,891,000.00	12/2016	100,535,224.71
3/2013	102,891,000.00	1/2017	99,457,673.47
4/2013	102,891,000.00	2/2017	98,402,478.06
5/2013	102,891,000.00	3/2017	97,035,306.33
6/2013	102,891,000.00	4/2017	95,999,772.21
7/2013	102,891,000.00	5/2017	94,833,430.11
8/2013	102,891,000.00	6/2017	93,771,645.83
9/2013	102,891,000.00	7/2017	92,595,402.65
10/2013	102,891,000.00	8/2017	91,523,341.58
11/2013	102,891,000.00	9/2017	90,446,358.22
12/2013	102,891,000.00	10/2017	89,255,338.38
1/2014	102,891,000.00	11/2017	88,167,939.90
2/2014	102,891,000.00	12/2017	86,966,794.39
3/2014	102,891,000.00	1/2018	85,868,885.98
4/2014	102,891,000.00	2/2018	84,765,936.01
5/2014	102,891,000.00	3/2018	83,333,171.23
6/2014	102,891,000.00	4/2018	82,218,572.93
7/2014	102,891,000.00	5/2018	80,990,983.51
8/2014	102,891,000.00	6/2018	79,865,627.66
9/2014	102,891,000.00	7/2018	78,627,579.67
10/2014	102,891,000.00	8/2018	77,491,368.36
11/2014	102,891,000.00	9/2018	76,349,938.67
12/2014	102,891,000.00	10/2018	75,096,263.54
1/2015	102,891,000.00	11/2018	73,943,832.05
2/2015	102,891,000.00	12/2018	72,679,460.87
3/2015	102,891,000.00	1/2019	71,515,927.41
4/2015	102,891,000.00	2/2019	70,347,049.45
5/2015	102,891,000.00	3/2019	68,854,461.93
6/2015	102,891,000.00	4/2019	67,673,355.13
7/2015	102,891,000.00	5/2019	66,381,105.52
8/2015	102,891,000.00	6/2019	65,188,635.64
9/2015	102,891,000.00	7/2019	63,885,338.73
10/2015	102,891,000.00	8/2019	62,681,402.30
11/2015	102,891,000.00	9/2019	61,471,934.81
12/2015	102,891,000.00	10/2019	60,152,112.65
1/2016	102,891,000.00	11/2019	58,931,023.82

Annex E-1

Distribution Date	Balance	Distribution Date	Balance
12/2019	57,599,903.27	1/2021	40,486,677.46
1/2020	56,367,087.26	2/2021	39,175,214.67
2/2020	55,128,606.84	3/2021	37,553,246.10
3/2020	53,676,720.15	4/2021	36,228,298.48
4/2020	52,425,876.01	5/2021	34,796,205.20
5/2020	51,065,827.02	6/2021	33,458,584.33
6/2020	49,802,984.70	7/2021	7,014,169.96
7/2020	48,431,270.93	8/2021	5,663,760.37
8/2020	47,156,321.13	9/2021	4,307,143.20
9/2020	45,875,512.33	10/2021	2,844,260.38
10/2020	44,486,331.35	11/2021	1,474,681.40
11/2020	43,193,251.42	12/2021 and thereafter	0.00
12/2020	41,792,140.30

Annex E-2

PROSPECTUS

MORTGAGE PASS-THROUGH CERTIFICATES
(ISSUABLE IN SERIES)

J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

DEPOSITOR

J.P. Morgan Chase Commercial Mortgage Securities Corp. will periodically offer certificates in one or more series. Each series of certificates will represent the entire beneficial ownership interest in a trust fund. Distributions on the certificates of any series will be made only from the assets of the related trust fund.

The certificates of each series will not represent an obligation of the depositor, the sponsor, any servicer or any of their respective affiliates. The certificates and any assets in the related trust fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person only to the extent as specified in the related prospectus supplement.

The primary assets of the trust fund may include:

●	multifamily and commercial mortgage loans;

●	mortgage-backed securities evidencing interests in or secured by multifamily and commercial mortgage loans, including participations therein, and other mortgage-backed securities;

●	direct obligations of the United States or other government agencies; or

●	a combination of the assets described above.

INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. YOU SHOULD REVIEW THE INFORMATION APPEARING UNDER THE CAPTION “RISK FACTORS” BEGINNING ON PAGE 9 OF THIS PROSPECTUS AND IN THE RELATED PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY OFFERED CERTIFICATE.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE CERTIFICATES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

April 9, 2012

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
PROSPECTUS AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) the accompanying prospectus supplement for each series, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the related prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms” beginning on page 126 in this prospectus.

In this prospectus, the terms “Depositor,” “we,” “us” and “our” refer to J.P. Morgan Chase Commercial Mortgage Securities Corp.

If you require additional information, the mailing address of our principal executive offices is J.P. Morgan Chase Commercial Mortgage Securities Corp., 383 Madison Avenue, 31st Floor, New York, New York 10179, and telephone number is (212) 272-6858.

SUMMARY OF PROSPECTUS	1	Investors to Greater Risks of
RISK FACTORS	9	Default and Loss	24
Your Ability to Resell Certificates		Limitations of Appraisals	25
May Be Limited Because of Their		Your Lack of Control Over Trust
Characteristics	9	Fund Can Create Risks	25
The Assets of the Trust Fund		One Action Jurisdiction May Limit
May Not Be Sufficient to Pay		the Ability of the Servicer to
Your Certificates	10	Foreclose on a Mortgaged
Prepayments of the Mortgage		Property	25
Assets Will Affect the Timing of		Rights Against Tenants May Be
Your Cash Flow and May Affect		Limited if Leases Are Not
Your Yield	10	Subordinate to Mortgage or Do
Ratings Do Not Guarantee Payment		Not Contain Attornment
and Do Not Address Prepayment		Provisions	25
Risks	11	If Mortgaged Properties Are Not in
Commercial and Multifamily		Compliance With Current Zoning
Mortgage Loans Have Risks That		Laws Restoration Following a
May Affect Payments on Your		Casualty Loss May Be Limited	26
Certificates	12	Inspections of the Mortgaged
The Borrower’s Form of Entity May		Properties Will Be Limited	26
Cause Special Risks	15	Compliance with Americans with
Ability to Incur Other Borrowings		Disabilities Act May Result in
Entails Risk	16	Additional Losses	27
Borrowers May Be Unable to Make		Litigation Concerns	27
Balloon Payments	18	Risks to the Financial Markets
Credit Support May Not Cover		Relating to Terrorist Attacks	27
Losses	19	Risks to the Mortgaged Properties
Tenant Concentration Entails Risk	19	Relating to Terrorist Attacks and
Certain Additional Risks Relating to		Foreign Conflicts	27
Tenants	20	Some Certificates May Not Be
Mortgaged Properties Leased to		Appropriate for Benefit Plans	28
Multiple Tenants Also Have Risks	20	Material Federal Tax Considerations
Mortgaged Properties Leased to		Regarding Residual Certificates	28
Borrowers or Borrower Affiliated		Material Federal Tax Considerations
Entities Also Have Risks	21	Regarding Original Issue
Tenant Bankruptcy Entails Risks	21	Discount	28
Assignment of Leases and Rents		Bankruptcy Proceedings Could
May Be Limited by State Law	21	Adversely Affect Payments on
Failure to Comply with		Your Certificates	29
Environmental Law May Result in		Risks Relating to Enforceability of
Additional Losses	22	Yield Maintenance Charges,
Hazard Insurance May Be		Prepayment Premiums or
Insufficient to Cover All Losses		Defeasance Provisions	30
on Mortgaged Properties	22	Risks Relating to Borrower Default	30
Poor Property Management		Risks Relating to Certain Payments	31
May Adversely Affect the		Risks Relating to Enforceability	31
Performance of the Related		Book-Entry System for Certain
Mortgaged Property	23	Classes May Decrease Liquidity
Property Value May Be Adversely		and Delay Payment	31
Affected Even When Current		Delinquent and Non-Performing
Operating Income Is Not	23	Mortgage Loans Could Adversely
Mortgage Loans Secured by		Affect Payments on Your
Leasehold Interests May Expose		Certificates	32

Changes to REMIC Restrictions on		Reports to Certificateholders	56
Loan Modifications May Impact		Voting Rights	58
an Investment in the Certificates	32	Termination	58
In The Event of an Early		Book-Entry Registration and
Termination of a Swap		Definitive Certificates	59
Agreement Due to Certain Swap		DESCRIPTION OF THE POOLING
Termination Events, a Trust May		AGREEMENTS	61
Be Required to Make a Large		General	61
Termination Payment to any		Assignment of Mortgage Loans;
Related Swap Counterparty	33	Repurchases	62
Your Securities Will Have Greater		Representations and Warranties;
Risk if an Interest Rate Swap		Repurchases	63
Agreement Terminates	33	Collection and Other Servicing
DESCRIPTION OF THE TRUST		Procedures	64
FUNDS	33	Sub-Servicers	64
General	33	Special Servicers	64
Mortgage Loans	34	Certificate Account	65
MBS	37	Modifications, Waivers and
Certificate Accounts	39	Amendments of Mortgage Loans	68
Other Accounts	39	Realization Upon Defaulted
Credit Support	39	Mortgage Loans	68
Cash Flow Agreements	39	Hazard Insurance Policies	68
YIELD AND MATURITY		Due-on-Sale and
CONSIDERATIONS	40	Due-on-Encumbrance Provisions	69
General	40	Servicing Compensation and
Pass-Through Rate	40	Payment of Expenses	69
Payment Delays	40	Evidence as to Compliance	70
Certain Shortfalls in Collections of		Certain Matters Regarding the
Interest	40	Master Servicer and the
Yield and Prepayment		Depositor	70
Considerations	41	Servicer Termination Events	71
Weighted Average Life and Maturity	42	Amendment	71
Controlled Amortization Classes and		List of Certificateholders	72
Companion Classes	43	The Trustee	72
Other Factors Affecting Yield,		Duties of the Trustee	72
Weighted Average Life and		Certain Matters Regarding the
Maturity	44	Trustee	72
THE SPONSOR	46	Resignation and Removal of the
THE DEPOSITOR	46	Trustee	73
THE ISSUING ENTITY	47	DESCRIPTION OF CREDIT SUPPORT	73
USE OF PROCEEDS	47	General	73
DESCRIPTION OF THE		Subordinate Certificates	74
CERTIFICATES	47	Cross-Support Provisions	74
General	47	Insurance or Guarantees with
Distributions	48	Respect to Mortgage Loans	74
Distributions of Interest on the		Letter of Credit	74
Certificates	49	Certificate Insurance and Surety
Determination of Interest Rates	50	Bonds	75
Distributions of Principal on the		Reserve Funds	75
Certificates	55	Credit Support with Respect to MBS	75
Distributions on the Certificates in		CERTAIN LEGAL ASPECTS OF
Respect of Prepayment		MORTGAGE LOANS	76
Premiums	55	General	76
Allocation of Losses and Shortfalls	55	Types of Mortgage Instruments	76
Advances in Respect of		Leases and Rents	76
Delinquencies	55	Personalty	77

Foreclosure	77	Backup Withholding	110
Bankruptcy Laws	80	Reporting Requirements	110
Environmental Risks	84	Federal Income Tax Consequences
Due-on-Sale and		for Certificates as to which No
Due-on-Encumbrance	86	REMIC Election Is Made	111
Subordinate Financing	86	Standard Certificates	111
Default Interest and Limitations on		Stripped Certificates	114
Prepayments	86	Reporting Requirements and
Applicability of Usury Laws	86	Backup Withholding	117
Servicemembers Civil Relief Act	87	Taxation of Certain Foreign
Type of Mortgaged Property	87	Investors	118
Americans with Disabilities Act	88	STATE AND OTHER TAX
Forfeiture for Drug, RICO and		CONSIDERATIONS	118
Money Laundering Violations	88	CERTAIN ERISA CONSIDERATIONS	119
MATERIAL FEDERAL INCOME TAX		General	119
CONSEQUENCES	88	Plan Asset Regulations	119
Federal Income Tax Consequences		Administrative Exemptions	120
for REMIC Certificates	89	Insurance Company General
General	89	Accounts	120
Characterization of Investments in		Unrelated Business Taxable
REMIC Certificates	89	Income; Residual Certificates	121
Qualification as a REMIC	90	LEGAL INVESTMENT	121
Taxation of Regular Certificates	92	METHOD OF DISTRIBUTION	123
Taxation of Residual Certificates	99	INCORPORATION OF CERTAIN
Taxes That May Be Imposed on the		INFORMATION BY REFERENCE	124
REMIC Pool	106	WHERE YOU CAN FIND MORE
Liquidation of the REMIC Pool	107	INFORMATION	124
Administrative Matters	108	LEGAL MATTERS	125
Limitations on Deduction of Certain		FINANCIAL INFORMATION	125
Expenses	108	RATING	125
Taxation of Certain Foreign		INDEX OF DEFINED TERMS	126
Investors	109

v

SUMMARY OF PROSPECTUS

This summary highlights selected information from this document and does not contain all of the information that you need to consider in making an investment decision. Please read this entire prospectus and the accompanying prospectus supplement as well as the terms and provisions of the related pooling and servicing agreement carefully to understand all of the terms of a series of certificates. An Index of Defined Terms is included at the end of this prospectus.

Title of Certificates	Mortgage pass-through certificates, issuable in series.

Depositor
J.P. Morgan Chase Commercial Mortgage Securities Corp., a wholly owned subsidiary of JPMorgan Chase Bank, National Association, a national banking association, which is a wholly owned subsidiary of JPMorgan Chase & Co., a Delaware corporation.

Sponsor
The related prospectus supplement will identify the sponsor for each series. JPMorgan Chase Bank, National Association, a national banking association may be a sponsor. For more information, see “The Sponsor” in this prospectus.

Issuing Entity
For each series of certificates, a New York common law trust to be established on the closing date of the securitization under the pooling and servicing agreement. For more information, see “Issuing Entity” in this prospectus.

Master Servicer
The master servicer, if any, for a series of certificates will be named in the related prospectus supplement. The master servicer for any series of certificates may be an affiliate of the depositor, sponsor or a special servicer.

Special Servicer
One or more special servicers, if any, for a series of certificates will be named, or the circumstances under which a special servicer will be appointed will be described, in the related prospectus supplement. A special servicer for any series of certificates may be an affiliate of the depositor, sponsor or the master servicer.

Trustee	The trustee for each series of certificates will be named in the related prospectus supplement.

The Trust Assets	Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund consisting primarily of:

A. Mortgage Assets	The mortgage assets with respect to each series of certificates will, in general, consist of a pool of loans secured by liens on, or security interests in:

● residential properties consisting of five or more rental or cooperatively-owned dwelling units or shares allocable to a number of those units and the related leases; or

● office buildings, shopping centers, retail stores and establishments, hotels or motels, nursing homes, hospitals or other health-care related facilities, mobile home parks and manufactured housing communities, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, mixed use or various other types of income-producing properties described in this prospectus or unimproved land.

If so specified in the related prospectus supplement, a trust fund may include mortgage loans secured by liens on real estate projects under construction. The mortgage loans will be guaranteed only to the extent specified in the related prospectus supplement. If so specified in the related prospectus supplement, some mortgage loans may be delinquent. In no event will delinquent mortgage loans comprise 20 percent or more of the trust fund at the time the mortgage loans are transferred to the trust fund.

As described in the related prospectus supplement, a mortgage loan:

●
may provide for no accrual of interest or for accrual of interest at a mortgage interest rate that is fixed over its term or that adjusts from time to time, or that the borrower may elect to convert from an adjustable to a fixed mortgage interest rate, or from a fixed to an adjustable mortgage interest rate;

●
may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the mortgage interest rate or to reflect the occurrence of certain events, and may permit negative amortization;

●	may be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date;

●	may prohibit prepayments over its term or for a certain period and/or require payment of a premium or a yield maintenance penalty in connection with certain prepayments;

●	may provide for defeasance of the mortgage loan; and

●	may provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at another interval specified in the related prospectus supplement.

Some or all of the mortgage loans in any trust fund may have been originated by an affiliate of the depositor. See “Description of the Trust Funds—Mortgage Loans” in this prospectus.

If so specified in the related prospectus supplement, the mortgage assets with respect to a series of certificates may also include, or consist of:

●	private mortgage participations, mortgage pass-through certificates or other mortgage-backed securities; or

●
certificates insured or guaranteed by any of the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Governmental National Mortgage Association, the Federal Agricultural Mortgage Corporation or any other agency of the United States of America.

Each of the above mortgage assets will evidence an interest in, or will be secured by a pledge of, one or more mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus. See “Description of the Trust Funds—MBS” in this prospectus.

B. Certificate Account
Each trust fund will include one or more certificate accounts established and maintained on behalf of the certificateholders. The person or persons designated in the related prospectus supplement will be required to, to the extent described in this prospectus and in that prospectus supplement, deposit all payments and other collections received or advanced with respect to the mortgage assets and any interest rate or currency swap or interest rate cap, floor or collar contracts in the trust fund into the certificate accounts. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and its funds may be held as cash or invested in certain obligations acceptable to the rating agencies rating one or more classes of the related series of offered certificates. See “Description of the Trust Funds—Certificate Accounts” and “Description of the Pooling Agreements—Certificate Account” in this prospectus.

C. Other Accounts	The prospectus supplement for each trust will also describe any other accounts established for such series.

D. Credit Support
If so provided in the related prospectus supplement, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of the related series in the form of subordination of one or more other classes of certificates of that series, which other classes may include one or more classes of offered certificates, or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support described in this prospectus, or a combination of these features. The amount and types of any credit support, the identification of any entity providing it and related information will be set forth in the prospectus supplement for a series of offered certificates. See “Risk Factors—Credit Support May Not Cover Losses,” “Description of the Trust Funds—Credit Support” and “Description of Credit Support” in this prospectus.

E. Cash Flow Agreements
If so provided in the related prospectus supplement, a trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, all of which are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets or on one or more classes of certificates. The principal terms of that guaranteed investment contract or other agreement, including, without limitation, provisions relating to the timing, manner and amount of any corresponding payments and provisions relating to their termination, will be described in the prospectus supplement for the related series. In addition, the related prospectus supplement will contain certain information that pertains to the obligor under any cash flow agreements of this type. See “Description of the Trust Funds—Cash Flow Agreements” in this prospectus.

Description of Certificates
We will offer certificates in one or more classes of a series of certificates issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement. The certificates will represent in the aggregate the entire beneficial ownership interest in the trust fund created by that agreement.

As described in the related prospectus supplement, the certificates of each series, may consist of one or more classes of certificates that, among other things:

	●	are senior or subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates;

	●	are principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest;

	●	are interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal;

●
provide for distributions of interest on, or principal of, the certificates that begin only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

●
provide for distributions of principal of the certificates to be made, from time to time or for designated periods, at a rate that is faster, or slower than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

	●	provide for controlled distributions of principal to be made based on a specified schedule or other methodology, subject to available funds; or

	●	provide for distributions based on collections of prepayment premiums or yield maintenance penalties on the mortgage assets in the related trust fund.

Each class of certificates, other than interest-only certificates and residual certificates which are only entitled to a residual interest in the trust fund, will have a stated principal balance. Each class of certificates, other than principal-only certificates and residual certificates, will accrue interest on its stated principal balance or, in the case of interest-only certificates, on a notional amount. Each class of certificates entitled to interest will accrue interest based on a fixed, variable or adjustable pass-through interest rate. The related prospectus supplement will specify the principal balance, notional amount and/or fixed pass-through interest rate, or, in the case of a variable or adjustable pass-through interest rate, the method for determining that rate, as applicable, for each class of offered certificates.

The certificates will be guaranteed or insured only to the extent specified in the related prospectus supplement. See “Risk Factors—The Assets of the Trust Fund May Not Be Sufficient to Pay Your Certificates” and “Description of the Certificates” in this prospectus.

Distributions of Interest on the Certificates
Interest on each class of offered certificates, other than certain classes of principal-only certificates and certain classes of residual certificates, of each series will accrue at the applicable fixed, variable or adjustable pass-through interest rate on the principal balance or, in the case of certain classes of interest-only certificates, on the notional amount, outstanding from time to time. Interest will be distributed to you as provided in the related prospectus supplement on specified distribution dates. Distributions of interest with respect to one or more classes of accrual certificates may not begin until the occurrence of certain events, such as the retirement of one or more other classes of certificates, and interest accrued with respect to a class of accrual certificates before the occurrence of that event will either be added to its principal balance or otherwise deferred. Distributions of interest with respect to one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and in the related prospectus supplement. See “Risk Factors—Prepayments of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield”; “Yield and Maturity Considerations” and “Description of the Certificates—Distributions of Interest on the Certificates” in this prospectus.

Distributions of Principal of the Certificates
Each class of certificates of each series, other than certain classes of interest-only certificates and certain classes of residual certificates, will have a principal balance. The principal balance of a class of certificates will represent the maximum amount that you are entitled to receive as principal from future cash flows on the assets in the related trust fund.

Distributions of principal with respect to one or more classes of certificates may:

	●	not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series;

	●	be made, subject to certain limitations, based on a specified principal payment schedule resulting in a controlled amortization class of certificates;

●
be contingent on the specified principal payment schedule for a controlled amortization class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received;

●
be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund; or

●
be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund.

See “Description of the Certificates—Distributions of Principal on the Certificates” in this prospectus.

Advances
If provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to make, or have the option of making, certain advances (i) with respect to delinquent scheduled payments of principal and/or interest on those mortgage loans and (ii) to pay delinquent real estate taxes, assessments and hazard insurance premiums and other similar costs and expenses in connection with the servicing of the mortgage loans. Any of the advances of principal and interest or servicing advances made with respect to a particular mortgage loan will be reimbursable from subsequent recoveries from the related mortgage loan and otherwise to the extent described in this prospectus and in the related prospectus supplement. If provided in the prospectus supplement for a series of certificates, any entity making these advances may be entitled to receive interest on those advances while they are outstanding, payable from amounts in the related trust fund. If a trust fund includes mortgage participations, pass-through certificates or other mortgage-backed securities, any comparable advancing obligation will be described in the related prospectus supplement. See “Description of the Certificates—Advances in Respect of Delinquencies” in this prospectus.

Termination
If so specified in the related prospectus supplement, the mortgage assets in the related trust fund may be sold, causing an early termination of a series of certificates in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, the party specified in the prospectus supplement may be authorized or required to bid for or solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of the mortgage assets to retire the class or classes, as described in the related prospectus supplement. See “Description of the Certificates—Termination” in this prospectus.

Registration of Book-Entry Certificates
If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be book-entry certificates offered through the facilities of The Depository Trust Company. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee of The Depository Trust Company. No person acquiring an interest in a class of book-entry certificates will be entitled to receive definitive certificates of that class in fully registered form, except under the limited circumstances described in this prospectus. See “Risk Factors—Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment” and “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in this prospectus.

Material Federal Income Tax Consequences
The federal income tax consequences to certificateholders will vary depending on whether one or more elections are made to treat the trust fund or specified portions of the trust fund as one or more “real estate mortgage investment conduits” (each, a “REMIC”) or grantor trusts under the provisions of the Internal Revenue Code. The prospectus supplement for each series of certificates will specify whether one or more REMIC elections will be made. See “Material Federal Income Tax Consequences” in this prospectus.

Certain ERISA Considerations
If you are a fiduciary of any retirement plans or certain other employee benefit plans and arrangements, including individual retirement accounts, annuities, Keogh plans, and collective investment funds and insurance company general and separate accounts in which those plans, accounts, annuities or arrangements are invested, that are subject to ERISA or Section 4975 of the Internal Revenue Code, you should carefully review with your legal advisors whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or the Internal Revenue Code. See “Certain ERISA Considerations” in this prospectus and in the related prospectus supplement.

Legal Investment
The applicable prospectus supplement will specify whether the offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability and consequences to you of the purchase, ownership and sale of the offered certificates. See “Legal Investment” in this prospectus and in the related prospectus supplement.

Rating
At their dates of issuance, each class of offered certificates will be rated at least investment grade by one or more nationally recognized statistical rating agencies. See “Rating” in this prospectus and “Ratings” in the related prospectus supplement.

RISK FACTORS

You should carefully consider the following risks and the risks described under “Risk Factors” in the prospectus supplement for the applicable series of certificates before making an investment decision.  In particular, distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans.  Thus, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

Your Ability to Resell Certificates May Be Limited Because of Their Characteristics

We cannot assure you that a secondary market for the certificates will develop or, if it does develop, that it will provide you with liquidity of investment or will continue for the life of your certificates.  The prospectus supplement for any series of offered certificates may indicate that an underwriter intends to make a secondary market in those offered certificates; however, no underwriter will be obligated to do so.  Any resulting secondary market may provide you with less liquidity than any comparable market for certificates that evidence interests in single-family mortgage loans.

The primary source of ongoing information regarding the offered certificates of any series, including information regarding the status of the related mortgage assets and any credit support for your certificates, will be the periodic reports delivered to you.  See “Description of the Certificates—Reports to Certificateholders” in this prospectus.  We cannot assure you that any additional ongoing information regarding your certificates will be available through any other source.  The limited nature of the available information in respect of a series of offered certificates may adversely affect its liquidity, even if a secondary market for those certificates does develop.

Even if a secondary market does develop with respect to any series or class of certificates, the market value of those certificates will be affected by several factors, including:

●	The perceived liquidity of the certificates;

●
The anticipated cash flow of the certificates, which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans and prevailing interest rates;

●
The price payable at any given time in respect of certain classes of offered certificates may be extremely sensitive to small fluctuations in prevailing interest rates, particularly, for a class with a relatively long average life, a companion class to a controlled amortization class, a class of interest-only certificates or principal-only certificates; and

●
The relative change in price for an offered certificate in response to an upward or downward movement in prevailing interest rates may not equal the relative change in price for that certificate in response to an equal but opposite movement in those rates.  Accordingly, the sale of your certificates in any secondary market that may develop may be at a discount from the price you paid.

We are not aware of any source through which price information about the offered certificates will be generally available on an ongoing basis.

You will generally have no redemption rights, and the certificates of each series will be subject to early retirement only under certain specified circumstances described in this prospectus and in the related prospectus supplement.  See “Description of the Certificates—Termination” in this prospectus.

The Assets of the Trust Fund May Not Be Sufficient to Pay Your Certificates

If not described in the related prospectus supplement,

●
The certificates of any series and the mortgage assets in the related trust fund will not be guaranteed or insured by the depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person or entity; and

●	The certificates of any series will not represent a claim against or security interest in the trust funds for any other series.

Accordingly, if the related trust fund has insufficient assets to make payments on a series of offered certificates, no other assets will be available to make those payments.  Additionally, certain amounts on deposit from time to time in certain funds or accounts constituting part of a trust fund may be withdrawn under certain conditions, as described in the related prospectus supplement, for purposes other than the payment of principal of or interest on the related series of certificates.  If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, if losses or shortfalls in collections have occurred with respect to any distribution date, all or a portion of the amount of these losses or shortfalls will be borne first by one or more classes of the subordinate certificates, and, thereafter, by the remaining classes of certificates in the priority and manner specified in the prospectus supplement.

Prepayments of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield

As a result of, among other things, prepayments on the mortgage loans in any trust fund, the amount and timing of distributions of principal and/or interest on the offered certificates of the related series may be highly unpredictable.  Prepayments on the mortgage loans in any trust fund will result in a faster rate of principal payments on one or more classes of the related series of certificates than if payments on those mortgage loans were made as scheduled.  Thus, the prepayment experience on the mortgage loans in a trust fund may affect the average life of one or more classes of offered certificates of the related series.

The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors.  For example, if prevailing interest rates fall significantly below the mortgage interest rates of the mortgage loans included in a trust fund, then, subject to, among other things, the particular terms of the mortgage loans and the ability of borrowers to get new financing, principal prepayments on those mortgage loans are likely to be higher than if prevailing interest rates remain at or above the rates on those mortgage loans.  Conversely, if prevailing interest rates rise significantly above the mortgage interest rates of the mortgage loans included in a trust fund, then principal prepayments on those mortgage loans are likely to be lower than if prevailing interest rates remain at or below the rates on those mortgage loans.  We cannot assure you as to the actual rate of prepayment on the mortgage loans in any trust fund or that the rate of prepayment will conform to any model described in this prospectus or in any prospectus supplement.  As a result, depending on the anticipated rate of prepayment for the mortgage loans in any trust fund, the retirement of any class of certificates of the related series could occur significantly earlier or later than expected.

The extent to which prepayments on the mortgage loans in any trust fund ultimately affect the average life of your certificates will depend on the terms of your certificates.

●
A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

●	A class of certificates that entitles the holders of the certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

As described in the related prospectus supplement, the respective entitlements of the various classes of certificate of any series to receive payments, especially prepayments, of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events such as the retirement of one or more classes of certificates of that series, or subject to certain contingencies such as the rate of prepayments and defaults with respect to those mortgage loans.

A series of certificates may include one or more controlled amortization classes, which will entitle you to receive principal distributions according to a specified principal payment schedule.  Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates.  Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates.  In general, and as more specifically described in the related prospectus supplement, a companion class may entitle you to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, or may entitle you to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow.  As described in the related prospectus supplement, a companion class absorbs some (but not all) of the “call risk” and/or “extension risk” that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

A series of certificates may include one or more classes of offered certificates offered at a premium or discount.  Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans in the related trust fund.  Where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of interest-only certificates, you might fail to recover your original investment under some prepayment scenarios.  The extent to which the yield to maturity of any class of offered certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the amount and timing of distributions on those certificates.  You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield.  See “Yield and Maturity Considerations” in this prospectus.

Ratings Do Not Guarantee Payment and Do Not Address Prepayment Risks

Any rating assigned to a class of offered certificates by a rating agency will only reflect its assessment of the probability that you will receive payments to which you are entitled.  This rating will not constitute an assessment of the probability that:

●	principal prepayments on the related mortgage loans will be made;

●	the degree to which the rate of prepayments might differ from the rate of prepayments that was originally anticipated; or

●	the likelihood of early optional termination of the related trust fund.

Furthermore, the rating will not address the possibility that prepayment of the related mortgage loans at a higher or lower rate than you anticipated may cause you to experience a lower than anticipated yield or that if you purchase a certificate at a significant premium you might fail to recover your initial investment under certain prepayment scenarios.

The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of that series.  These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group.  However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans.  In other cases, the criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans in the related trust fund.  However, we cannot assure you that those values will not decline in the future.  See “Description of Credit Support” and “Rating” in this prospectus.

Commercial and Multifamily Mortgage Loans Have Risks That May Affect Payments on Your Certificates

A description of risks associated with investments in mortgage loans is included under “Certain Legal Aspects of Mortgage Loans” in this prospectus.  Commercial and multifamily lending are generally thought to expose the lender to a greater risk of loss than one  to four family residential lending.  Commercial and multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than residential one to four family mortgage loans.  Further, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. See “Description of the Trust Funds—Mortgage Loans—Default and Loss Considerations with Respect to the Mortgage Loans” in this prospectus.  If the cash flow from the project is reduced (for example, if leases are not obtained or renewed or rental, hotel room or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower’s ability to repay the loan may be impaired.  Commercial and multifamily real estate can be affected significantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions.  Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender that impact the cash flow of the property.  For example, some laws, such as the Americans with Disabilities Act, may require modifications to properties, and rent control laws may limit rent collections in the case of multifamily properties.  A number of the mortgage loans may be secured by liens on owner occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of significant tenants.  Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from those mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors.  Some of these factors relate to the properties themselves, such as:

●	the age, design and construction quality of the properties;

●	perceptions regarding the safety, convenience and attractiveness of the properties;

●	the characteristics of the neighborhood where the property is located;

●	the proximity and attractiveness of competing properties;

●	the adequacy of the property’s management and maintenance;

●	increases in interest rates, real estate taxes and other operating expenses at the mortgaged property and in relation to competing properties;

●	an increase in the capital expenditures needed to maintain the properties or make improvements;

●	dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

●	a decline in the financial condition of a major tenant;

●	an increase in vacancy rates; and

●	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

●	national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

●	local real estate conditions, such as an oversupply of retail space, office space, multifamily housing or hotel capacity;

●	demographic factors;

●	consumer confidence;

●	consumer tastes and preferences;

●	retroactive changes in building codes;

●	changes or continued weakness in specific industry segments; and

●	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases;

●	the creditworthiness of tenants;

●	tenant defaults;

●	in the case of rental properties, the rate at which new rentals occur; and

●
the property’s “operating leverage”  which is generally  the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month to month leases, and may lead to higher rates of delinquency or defaults.

Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including:

●	Changes in general or local economic conditions and/or specific industry segments;

●	Declines in real estate values;

●	Declines in rental or occupancy rates;

●	Increases in interest rates, real estate tax rates and other operating expenses;

●	Changes in governmental rules, regulations and fiscal policies, including environmental legislation;

●	Acts of God; and

●	Other factors beyond the control of a master servicer or special servicer.

The type and use of a particular mortgaged property may present additional risk.  For instance:

●
Mortgaged properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions.

●
Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator.  Moreover, the transferability of a hotel’s operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements.

●
The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may depend on the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative.  Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building.

The economic performance of mortgage loans that are secured by full service hotels, limited service hotels, hotels associated with national franchise chains, hotels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity, are affected by various factors, including:

●	Adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

●	Construction of competing hotels or resorts;

●	Continuing expenditures for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives;

●	Deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

●	Changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors.

Additionally, the hotel and lodging industry is generally seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses.  The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

The viability of any hotel property that is the franchisee of a national or regional chain depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreements.  The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on that hotel property, the property would not have the right to use the franchise license without the franchisor’s consent.  Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure.  Further, in the event of a foreclosure on a hotel property, it is unlikely that the trustee (or servicer or special servicer) or purchaser of that hotel property would be entitled to the rights under any existing liquor license for that hotel property.  It is more likely that those persons would have to apply for new licenses.  We cannot assure you that a new license could be obtained or that it could be obtained promptly.

Other multifamily properties, hotels, retail properties, office buildings, mobile home parks and manufactured housing communities, nursing homes and self-storage facilities located in the areas of the mortgaged properties compete with the mortgaged properties to attract residents and customers.  The leasing of real estate is highly competitive.  The principal means of competition are price, location and the nature and condition of the facility to be leased.  A borrower under a mortgage loan competes with all lessors and developers of comparable types of real estate in the area in which the mortgaged property is located.  Those lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities.  While a borrower under a mortgage loan may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, that renovation, refurbishment or expansion may itself entail significant risk.  Increased competition could adversely affect income from and market value of the mortgaged properties.  In addition, the business conducted at each mortgaged property may face competition from other industries and industry segments.

Self-storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low.  The conversion of self-storage facilities to alternative uses would generally require substantial capital expenditures.  Thus, if the operation of any of the self-storage mortgaged properties becomes unprofitable due to decreased demand, competition, age of improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that self-storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than would be the case if the self-storage mortgaged property were readily adaptable to other uses.  Tenant privacy and lack of efficient access may heighten environmental risks.

It is anticipated that some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable.  As to that mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan.  However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we cannot assure you that enforcement of those recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property.  See “Certain Legal Aspects of Mortgage Loans—Foreclosure” in this prospectus.

Further, the concentration of default, foreclosure and loss risks in individual mortgage loans in a particular trust fund will generally be greater than for pools of single-family loans because mortgage loans in a trust fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

The Borrower’s Form of Entity May Cause Special Risks

Most of the borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally, but not in all cases, do not have personal assets and creditworthiness at stake. The terms of the mortgage loans generally, but not in all cases, require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions that typically are required in order for them to be viewed under standard rating agency criteria as “special purpose entities.” In general, but not in all cases, borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers’ ability to incur additional indebtedness and create or allow any encumbrance on the mortgaged properties to secure additional indebtedness or obligations of other entities. These provisions are designed to mitigate the possibility that the borrowers’ financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. Also, although a borrower may currently be a single purpose entity, that borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single purpose entity.” The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Borrowers that are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt, may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because the borrowers may be:

●	operating entities with a business distinct from the operation of the mortgaged property with the associated liabilities and risks of operating an ongoing business; or

●	entities or individuals that have liabilities unrelated to the mortgaged property.

However, any borrower, even a special purpose entity structured to be bankruptcy-remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against the borrower or corporate or individual general partner or managing member of the borrower.

The organizational documents of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced by certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, the independent directors, managers or trustees may determine in the exercise of their fiduciary duties to the applicable borrower that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower, such that the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.  In any event, we cannot assure you that a borrower will not file for bankruptcy protection or that creditors of a borrower will not initiate a bankruptcy or similar proceeding against such borrower.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of those borrowers with those of the parent. Consolidation of the assets of the borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws” in this prospectus.

Ability to Incur Other Borrowings Entails Risk

When a mortgage loan borrower (or its constituent members) also has one or more other outstanding loans (even if they are subordinated or mezzanine loans), the trust is subjected to additional risk.  The borrower may have difficulty servicing and repaying multiple loans.  The existence of another loan generally also will make it more difficult for the borrower to obtain refinancing of its mortgage loan and may thereby jeopardize repayment of the mortgage loan.  Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

Additionally, if a borrower, or its constituent members, defaults on its mortgage loan and/or any other loan, actions taken by other lenders such as a foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the trust, including the mortgaged property, or stay the trust’s ability to foreclose during the course of the bankruptcy case.  The bankruptcy of another lender also may operate to stay foreclosure by the trust. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

In this regard, the mortgage loans generally prohibit borrowers from incurring any additional debt secured by their mortgaged property without the consent of the lender. However, no investigations, searches or inquiries to determine the existence or status of any subordinate secured financing with respect to any of the mortgaged properties have been made at any time since origination of the related mortgage loan. We cannot assure you that any of the borrowers have complied with the restrictions on indebtedness in the related mortgage loan documents.

The mortgage loans will generally permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related mortgaged property.  In addition, the borrowers under certain of the mortgage loans have incurred, and/or may incur in the future, unsecured debt other than in the ordinary course of business.

Additionally, the terms of certain mortgage loans may permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

The mortgage loan documents generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgage loans generally permit, subject to certain limitations, the transfer or pledge of less than a controlling portion of the limited partnership or non-managing member equity or other interests in a borrower. Certain of the mortgage loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage or control limitation or requiring the consent of the mortgagee to any such transfer (which consent in certain instances would consist of the mortgagee ascertaining that certain specific transfer conditions have been satisfied). Moreover, in general, mortgage loans with borrowers that do not meet single purpose entity criteria may not restrict in any way the incurrence by the relevant borrower of mezzanine debt. See “—The Borrower’s Form of Entity May Cause Special Risks” above and “Risk Factors—The Borrower’s Form of Entity May Cause Special Risks” in the prospectus supplement. Certain of the mortgage loans permit mezzanine debt, secured by pledges of ownership interests in the borrower, to be incurred in the future subject to criteria set forth in the mortgage loan documents.

Mezzanine debt is debt that is incurred by the owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers. Because mezzanine debt is secured by the obligor’s equity interest in the related borrowers, such financing effectively reduces the obligor’s economic stake in the related mortgaged property. The existence of mezzanine debt may reduce cash flow on the borrower’s mortgaged property after the payment of debt service or result in liquidity pressures if the mezzanine debt matures or becomes payable prior to the maturity of the mortgage loan, and may thus increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to fall and may create a greater risk that a borrower will default on the mortgage loan secured by a mortgaged property whose value or income is relatively weak. In addition, the current and any future mezzanine lender may have cure rights with respect to the related mortgage loan and/or an option to purchase the mortgage loan after a default pursuant to an intercreditor agreement.

Generally, upon a default under mezzanine debt, the holder of such mezzanine debt would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such mezzanine debt, if permitted pursuant to the terms of the related intercreditor agreement, and provided that foreclosure is not stayed by the commencement of a bankruptcy proceeding involving the mezzanine borrowers. See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Laws” in this prospectus. Although such transfer of equity may not trigger the due on sale clause under the related mortgage loan, it could cause a change of control in the borrower and/or cause the obligor under such mezzanine debt to file for bankruptcy, which could negatively affect the operation of the related mortgaged property and such borrower’s ability to make payments on the related mortgage loan in a timely manner.

In addition, borrowers under certain of the mortgage loans have issued or are permitted to issue preferred equity in such borrowers.  Preferred equity in a borrower will generally require such borrower to make certain specified dividend payments to the preferred equity holder on a preferred basis. Since a borrower’s assets are generally limited to its mortgaged property, any preferred equity in the borrower effectively reduces the borrower’s economic stake in the related mortgaged property. The existence of preferred equity may reduce cash flow on the borrower’s mortgaged property after payment of debt service on the mortgage loans and any mezzanine loans, and may thus increase the likelihood that a borrower will permit the value or income producing potential of a mortgaged property to fall and may create a greater risk that a borrower will default on a mortgage loan secured by a mortgaged property whose value or income is relatively weak.

See “Description of the Mortgage Pool—General” in the prospectus supplement and “Certain Legal Aspects of Mortgage Loans—Subordinate Financing” in this prospectus.

Borrowers May Be Unable to Make Balloon Payments

Certain of the mortgage loans included in a trust fund may be non-amortizing or only partially amortizing over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

Mortgage loans of this type involve a greater degree of risk than self-amortizing mortgage loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property.  A borrower’s ability to repay a mortgage loan on its stated maturity date or anticipated repayment date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment.  A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	The fair market value of the related mortgaged property;

●	The level of available mortgage interest rates at the time of sale or refinancing;

●	The borrower’s equity in the related mortgaged property;

●	The borrower’s financial condition;

●	The operating history and occupancy level of the related mortgaged property;

●	Tax laws;

●	Reductions in government assistance/rent subsidy programs;

●	Medicaid and Medicare reimbursement rates, with respect to hospitals and nursing homes;

●	Prevailing general and regional economic conditions; and

●	The availability of, and competition for, credit for loans secured by multifamily or commercial real properties generally.

We cannot assure you that each borrower will have the ability to repay the remaining principal balances on the related maturity date.

Neither the depositor nor any of its affiliates will be required to refinance any mortgage loan.

If described in this prospectus and in the related prospectus supplement, to maximize recoveries on defaulted mortgage loans, the master servicer or a special servicer may, within prescribed limits, extend and modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable.  While a master servicer or a special servicer generally will be required to determine that any extension or modification is reasonably likely to produce a greater recovery, taking into account the time value of money, than liquidation, we cannot assure you that any extension or modification will in fact increase the present value of receipts from or proceeds of the affected mortgage loans.

Credit Support May Not Cover Losses

The prospectus supplement for a series of certificates will describe any credit support provided for those certificates.  Any use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement, and may not cover all potential losses or risks.  For example, it may or may not cover fraud or negligence by a mortgage loan originator or other parties.

A series of certificates may include one or more classes of subordinate certificates, if so provided in the related prospectus supplement.  Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances described in the related prospectus supplement.  In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the later paid classes of certificates of that series has been repaid in full.  As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those subordinate classes of certificates.  Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

The amount of any applicable credit support supporting one or more classes of offered certificates, including the subordination of one or more classes of certificates, will be determined on the basis of criteria established by each rating agency rating those classes of certificates.  Such criteria will be based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors.  However, we cannot assure you that the default, delinquency or loss experience on the related mortgage assets will not exceed the assumed levels.  See “—Ratings Do Not Guarantee Payment and Do Not Address Prepayment Risks,” “Description of the Certificates” and “Description of Credit Support” in this prospectus.

Tenant Concentration Entails Risk

A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is wholly or significantly owner–occupied or leased to a single tenant or if any tenant makes up a significant portion of the rental income.  Mortgaged properties that are wholly or significantly owner occupied or leased to a single tenant or tenants that make up a significant portion of the rental income also are more susceptible to interruptions of cash flow if the owner occupier’s business operations are negatively impacted or if such a tenant fails to renew its lease.  This is so because the financial effect of the absence of operating income or rental income may be severe; more time may be required to re-lease the space; and substantial capital costs may be incurred to make the space appropriate for replacement tenants.

Retail and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry.

Certain Additional Risks Relating to Tenants

The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●      space in the mortgaged properties could not be leased or re leased;

●      leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

●      substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

●      tenants were unwilling or unable to meet their lease obligations;

●      a significant tenant were to become a debtor in a bankruptcy case;

●      a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease; or

●      rental payments could not be collected for any other reason.

Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis.  Certain of the mortgaged properties may be leased in whole or in part by government sponsored tenants who have the right to rent reductions or to cancel their leases at any time or for lack of appropriations.  Additionally, mortgaged properties may have concentrations of leases expiring at varying rates in varying percentages.

In addition, certain properties may have tenants that are paying rent but are not in occupancy or may have vacant space that is not leased, and in certain cases, the occupancy percentage could be less than 80%.  Any such “dark” space may cause the property to be less desirable to other potential tenants and the related tenant may be more likely to default in its obligations under the lease. We cannot assure you that those tenants will continue to fulfill their lease obligations or that the space will be relet. Additionally, certain tenants may have a right to a rent abatement or the right to cancel their lease if certain major tenants at the mortgaged property vacate or go dark.

Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties.  Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the related mortgaged property.

Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions (provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.  Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments.  Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan. In some cases this affiliated lessee is physically occupying space related to its business; in other cases, the affiliated lessee is a tenant under a master lease with the borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. These master leases are typically used to bring occupancy to a “stabilized” level but may not provide additional economic support for the mortgage loan. We cannot assure you that the space “leased” by a borrower affiliate will eventually be occupied by third party tenants and consequently, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower’s ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. These risks may be mitigated when mortgaged properties are leased to unrelated third parties.

Tenant Bankruptcy Entails Risks

The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, office and industrial properties may adversely affect the income produced by a mortgaged property.  Under the federal bankruptcy code a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease.  If the tenant assumes its lease, the tenant must cure all defaults under the lease and provide the landlord with adequate assurance of its future performance under the lease.  If the tenant rejects the lease, the landlord’s claim for breach of the lease would be treated as a general unsecured claim against the tenant (absent collateral securing the claim).  In addition, a lessor’s damages for lease rejection are limited to the amount owed for the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises), which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining rent reserved under the lease (but not to exceed three years’ rent).  If the tenant assigns its lease, the tenant must cure all defaults under the lease and the proposed assignee must demonstrate adequate assurance of future performance under the lease.  Certain of the tenants may be, and may at any time during the term of the related mortgage loan become, a debtor in a bankruptcy proceeding.

We cannot assure you that tenants of mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants so file, that they will continue to make rental payments in a timely manner.

If the leased premises are located in a “shopping center” as such term has been interpreted under Section 365 of the federal bankruptcy code, the assignee may be required to agree to certain conditions that are protective of the property owner, such as compliance with specific lease terms relating to, among other things, exclusivity and the terms of reciprocal easement agreements.  However, we cannot assure you that any mortgaged property would be considered a shopping center by a court considering the question.

Assignment of Leases and Rents May Be Limited by State Law

Each mortgage loan included in any trust fund secured by mortgaged property that is subject to leases typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default.  If the borrower defaults, the license terminates and the lender is entitled to collect rents.  Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents.  In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected.  See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” in this prospectus.

Failure to Comply with Environmental Law May Result in Additional Losses

Under federal law and the laws of certain states, contamination of real property may give rise to a lien on the property to assure or reimburse the costs of cleanup.  In several states, that lien has priority over an existing mortgage lien on that property.  In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in or beneath the property.  This liability may be imposed without regard to whether the owner or operator knew of, or was responsible for, the presence of those hazardous or toxic substances.  The costs of any required remediation and the owner’s or operator’s liability for them as to any property are generally not limited under these laws, ordinances and regulations and could exceed the value of the mortgaged property and the aggregate assets of the owner or operator.  In addition, as to the owners or operators of mortgaged properties that generate hazardous substances that are disposed of at “off-site” locations, the owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where that person’s hazardous substances were disposed.

Under some environmental laws, such as the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, as well as some state laws, a secured lender (such as the trust) may be liable as an “owner” or “operator” for the costs of dealing with hazardous substances affecting a borrower’s or neighboring property, if agents or employees of the lender have participated in the management of the borrower’s property.  This liability could exist even if a previous owner caused the environmental damage.  The trust’s potential exposure to liability for cleanup costs may increase if the trust actually takes possession of a borrower’s property, or control of its day-to-day operations, as for example through the appointment of a receiver.  See “Certain Legal Aspects of Mortgage Loans—Environmental Risks” in this prospectus.

Hazard Insurance May Be Insufficient to Cover All Losses on Mortgaged Properties

The master servicer for the related trust fund will generally be required to cause the borrower on each mortgage loan in that trust fund to maintain the insurance coverage in respect of the related mortgaged property required under the related mortgage, including hazard insurance.  The master servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any mortgaged property through acquisition of a blanket policy. However, we cannot assure you that the amount of insurance maintained will be sufficient to insure against all losses on the mortgaged properties.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the mortgaged property by:

●	fire;

●	lightning;

●	explosion;

●	smoke;

●	windstorm and hail; and

●	riot, strike and civil commotion.

Each subject to the conditions and exclusions specified in each policy.

The policies covering the mortgaged properties will be underwritten by different insurers under different state laws, and therefore will not contain identical terms and conditions.  However, most policies do not typically cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin, domestic animals and certain other kinds of risks.  Unless the related mortgage specifically requires the mortgagor to insure against physical damage arising from those causes, those losses may be borne, at least in part, by the holders of one or more classes of offered certificates of the related series, to the extent they are not covered by any available credit support.  See “Description of the Pooling Agreements—Hazard Insurance Policies” in this prospectus.

Poor Property Management May Adversely Affect the Performance of the Related Mortgaged Property

The successful operation of a real estate project also depends upon the performance and viability of the property manager.  Properties deriving revenues primarily from short-term sources generally are more management intensive than properties leased to creditworthy tenants under long-term leases.  The property manager is generally responsible for:

●	operating the properties;

●	providing building services;

●	establishing and implementing the rental structure;

●	managing operating expenses;

●	responding to changes in the local market; and

●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Property managers may not be in a financial condition to fulfill their management responsibilities.

Certain of the mortgaged properties are managed by affiliates of the applicable mortgagor.  If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the underlying property.  This may adversely affect cash flow.  However, the mortgage loans may permit the lender to remove the property manager upon the occurrence of an event of default, a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

We make no representation or warranty as to the skills of any present or future managers.  In many cases, the property manager is an affiliate of the borrower and may not manage properties for non-affiliates.  Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

Property Value May Be Adversely Affected Even When Current Operating Income Is Not

Various factors may adversely affect the value of a mortgaged property without affecting the property’s current net operating income. These factors include, among others:

●      the existence of, or changes in, governmental regulations, fiscal policy, zoning or tax laws;

●      potential environmental legislation or liabilities or other legal liabilities;

●      the availability of refinancing; and

●      changes in interest rate levels.

Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower.  The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest.  Generally, each related ground lease requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease.  If a debtor lessor rejects the lease, the lessee has the right pursuant to Section 365(h) of the federal bankruptcy code to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease.  If a debtor lessee/borrower rejects the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right.  If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt lessee/borrower’s right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated.  In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgaged properties may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless the leasehold lender holds a fee mortgage, the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position.  Although not directly covered by the 1994 amendments to the federal bankruptcy code, such a result would be consistent with the purpose of the 1994 amendments to the federal bankruptcy code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor.  Although consistent with the federal bankruptcy code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the federal bankruptcy code (11 U.S.C. Section 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the federal bankruptcy code (11 U.S.C. Section 363(e)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under Section 363(f) of the federal bankruptcy code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1)–(4) of the federal bankruptcy code otherwise permits the sale), we cannot provide assurances that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot provide assurances that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the federal bankruptcy code, the lessee may be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender (to the extent it can obtain standing to intervene) will be able to recoup the full value of the leasehold interest in bankruptcy court.

Limitations of Appraisals

Appraisals will be obtained with respect to each of the mortgaged properties servicing mortgage loans of a series at or about the time of the origination of the applicable mortgage loan.  In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value.  One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property.  The values of the mortgaged properties may have fluctuated significantly since the appraisals were performed.  Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower.  That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale.  We cannot assure you that the information set forth in the prospectus supplement regarding appraised values or loan to value ratios accurately reflects past, present or future market values of the mortgaged properties.  Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items.

Your Lack of Control Over Trust Fund Can Create Risks

You and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the trust.  See “Servicing of the Mortgage Loans—General” in the prospectus supplement.  Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the trustee or the special servicer, as applicable.  Any decision made by one of those parties in respect of the trust, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

One Action Jurisdiction May Limit the Ability of the Servicer to Foreclose on a Mortgaged Property

The ability to realize upon the mortgage loans may be limited by the application of state and federal laws. Several states (including California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly.  Accordingly, the special servicer may need to obtain advice of counsel prior to enforcing any of the trust fund’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable.

In the case of a multi-property mortgage loan secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.  The application of other state and federal laws may delay or otherwise limit the ability to realize on defaulted mortgage loans.  See “Certain Legal Aspects of Mortgage Loans—Foreclosure” in this prospectus.

Rights Against Tenants May Be Limited if Leases Are Not Subordinate to Mortgage or Do Not Contain Attornment Provisions

Some of the tenant leases contain provisions that require the tenant to attorn to (that is, recognize as landlord under the lease) a successor owner of the property following foreclosure.  Some of the leases may be either subordinate to the liens created by the mortgage loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement.  In some states, if tenant leases are subordinate to the liens created by the mortgage loans and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.  Accordingly, in the case of the foreclosure of a mortgaged property located in such a state and leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated.  This is particularly likely if such tenants were paying above-market rents or could not be replaced.

If a mortgage is subordinate to a lease, the trust will not (unless it has otherwise agreed with the tenant) possess the right to dispossess the tenant upon foreclosure of the mortgaged property, and if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or that could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

If Mortgaged Properties Are Not in Compliance With Current Zoning Laws Restoration Following a Casualty Loss May Be Limited

Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed.  These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws are otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures.”  This means that the borrower is not required to alter its use or structure to comply with the existing or new law; however, the borrower may not be able to continue the non-conforming use or rebuild the non-conforming premises “as is” in the event of a substantial casualty loss.  Such limitations may adversely affect the ability of the mortgagor to meet its mortgage loan obligations from cash flow of the property following the loss.  If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full.  In addition, if a non-conforming use were to be discontinued and/or the mortgaged property were repaired or restored in conformity with the current law, the value of the property or the revenue producing potential of the property may not be equal to that before the casualty.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures.”  The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non conformities.

In addition, certain of the mortgaged properties may be subject to certain restrictions imposed pursuant to restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations.  Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius.  These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

Inspections of the Mortgaged Properties Will Be Limited

The mortgaged properties will generally be inspected by licensed engineers at the time the mortgage loans will be originated to assess the structure, exterior walls, roofing interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the mortgaged properties.  There can be no assurance that all conditions requiring repair or replacement will be identified in such inspections.

Compliance with Americans with Disabilities Act May Result in Additional Losses

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property. For example, under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act” in this prospectus.  To the extent the mortgaged properties do not comply with the act, the borrowers may be required to incur costs to comply with the act.  In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.  The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Litigation Concerns

There may be legal proceedings pending and, from time to time, threatened against, or other past or present adverse regulatory circumstances experienced by the borrowers, their sponsors and managers of the mortgaged properties or their respective affiliates relating to the business of or arising out of the ordinary course of business of the borrowers, their sponsors, managers and affiliates.  There can be no assurance that such litigation will not have a material adverse effect on the distributions to certificateholders. In certain cases, principals and/or affiliates of the borrowers are involved or may have been involved in prior litigation or property foreclosures or deed in lieu of foreclosures. We cannot assure you that any litigation, other legal proceedings, or other adverse situations will not have a material adverse effect on your investment.

Risks to the Financial Markets Relating to Terrorist Attacks

On September 11, 2001, the United States was subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in New York City, the Washington, D.C. area and Pennsylvania.  It is impossible to predict whether, or the extent to which, future terrorist activities may occur in the United States.

It is uncertain what effects any future terrorist activities in the United States or abroad and/or any consequent actions on the part of the United States Government and others, including military action, could have on general economic conditions, real estate markets, particular business segments (including those that are important to the performance of commercial mortgage loans) and/or insurance costs and the availability of insurance coverage for terrorist acts.  Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments.  In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

Risks to the Mortgaged Properties Relating to Terrorist Attacks and Foreign Conflicts

The terrorist attacks in 2001 on the World Trade Center and the Pentagon, as well as a number of reported thwarted planned attacks, suggest the possibility that large public areas such as shopping centers or large office buildings could become the target of terrorist attacks in the future.  The occurrence or the possibility of such attacks could (i) lead to damage to one or more of the mortgaged properties if any such attacks occur, (ii) result in higher costs for insurance premiums, particularly for large properties which could adversely affect the cash flow at such mortgaged properties, or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue, retail property traffic and percentage rent.  As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected.

With respect to shopping patterns, attacks in the United States, incidents of terrorism occurring outside the United States and the military conflicts in Iraq and Afghanistan may continue to significantly reduce air travel throughout the United States, and, therefore, continue to have a negative effect on revenues in areas heavily dependent on tourism. The decrease in air travel may have a negative effect on certain of the mortgaged properties located in areas heavily dependent on tourism, which could reduce the ability of the affected mortgaged properties to generate cash flow.

The United States continues to maintain a military presence in Iraq and Afghanistan. It is uncertain what effect the activities of the United States in Iraq, Afghanistan or any future conflict with any other country or group will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments. Foreign or domestic conflict of any kind could have an adverse effect on the performance of the mortgaged properties.

Some Certificates May Not Be Appropriate for Benefit Plans

Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans.  Even if ERISA does not apply, similar prohibited transaction rules may apply under Section 4975 of the Internal Revenue Code or materially similar federal, state or local laws.  Due to the complexity of regulations that govern those plans, if you are subject to ERISA or Section 4975 of the Internal Revenue Code or to any materially similar federal, state or local law, you are urged to consult your own counsel regarding consequences under ERISA, the Internal Revenue Code or such other similar law of acquisition, ownership and disposition of the offered certificates of any series.  See “Certain ERISA Considerations” in this prospectus.

Material Federal Tax Considerations Regarding Residual Certificates

If you hold certain classes of certificates that constitute a residual interest in a “real estate mortgage investment conduit” for federal income tax purposes, you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, as described in “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates” in this prospectus.  Accordingly, under certain circumstances, if you hold residual certificates you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the cash received during that period.  The requirement to report your pro rata share of the taxable income and net loss of the REMIC will continue until the principal balances of all classes of certificates of the related series have been reduced to zero, even though you, as a holder of residual certificates, have received full payment of your stated interest and principal.  A portion, or, in certain circumstances, all, of your share of the REMIC taxable income may be treated as “excess inclusion” income to you, which:

●	generally, will not be subject to offset by losses from other activities;

●	if you are a tax-exempt holder, will be treated as unrelated business taxable income; and

●	if you are a foreign holder, will not qualify for exemption from withholding tax.

If you are an individual and you hold a class of residual certificates, you may be limited in your ability to deduct servicing fees and other expenses of the REMIC. In addition, classes of residual certificates are subject to certain restrictions on transfer.  Because of the special tax treatment of classes of residual certificates, the taxable income arising in a given year on a class of residual certificates will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield.  As a result, the after-tax yield on the classes of residual certificates may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.

Material Federal Tax Considerations Regarding Original Issue Discount

Certain classes of certificates of a series may be issued with “original issue discount” for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of cash attributable to that income.  Accordingly, investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount.  See “Material

Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates” in this prospectus.

Bankruptcy Proceedings Could Adversely Affect Payments on Your Certificates

Under the federal bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the pending sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action and deficiency judgment proceedings.  In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property, subject to certain protections available to the lender.  As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property.  This action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness.

A bankruptcy court also may:

●	grant a debtor a reasonable time to cure a payment default on a mortgage loan;

●	reduce periodic payments due under a mortgage loan;

●	change the rate of interest due on a mortgage loan; or

●	otherwise alter the mortgage loan’s repayment schedule.

Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien.  Additionally, the borrower’s trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts.  In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower’s assignment of rents and leases.  The federal bankruptcy code also may interfere with the master servicer’s or special servicer’s ability to enforce lockbox requirements.  The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents.  Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions.  There can be no assurance that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinated lender.

In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the federal bankruptcy code. This holding, which at least one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender’s objections.

As a result of the foregoing, the trust’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.  See “Certain Legal Aspects of the Mortgage Loans—Foreclosure” in this prospectus.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges or prepayment premiums may not be enforceable in some states and under federal bankruptcy law.  Those provisions also may be interpreted as constituting the collection of interest for usury purposes.  Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable.  Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge or prepayment premium.  In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

Risks Relating to Borrower Default

The rate and timing of delinquencies or defaults on the mortgage loans will affect:

●      the aggregate amount of distributions on the offered certificates;

●      their yield to maturity;

●      the rate of principal payments; and

●      their weighted average life.

If losses on the mortgage loans exceed the aggregate principal amount of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess, up to the outstanding principal amount of that class.

If you calculate your anticipated yield based on assumed rates of defaults and losses that are lower than the default rate and losses actually experienced and those losses are allocated to your certificates, your actual yield to maturity will be lower than the assumed yield.  Under certain extreme scenarios, that yield could be negative.  In general, the earlier a loss borne by you on your certificates occurs, the greater the effect on your yield to maturity.

Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.  This may be so because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case and the related prepayment may affect the pass-through rate on your certificates.  The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

Delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any delinquency or default.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable.  See “Certain Legal Aspects of the Mortgage Loans—Foreclosure” in this prospectus.

Risks Relating to Certain Payments

To the extent described in the related prospectus supplement, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed P&I advances.  This interest will generally accrue from the date on which the related advance is made or the related expense is incurred through the date of reimbursement.  In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer is entitled to compensation for special servicing activities.  The right to receive interest on advances or special servicing compensation is generally senior to the rights of certificateholders to receive distributions on the offered certificates.  The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on the offered certificates.

Risks Relating to Enforceability

The mortgages will generally permit the lender to accelerate the debt upon default by the borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default. Courts, however, may refuse to permit foreclosure or acceleration if a default is deemed immaterial or the exercise of those remedies would be unjust or unconscionable.

If a mortgaged property has tenants, the borrower typically assigns its income as landlord to the lender as further security, while retaining a license to collect rents as long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. In certain jurisdictions, such assignments may not be perfected as security interests until the lender takes actual possession of the property’s cash flow. In some jurisdictions, the lender may not be entitled to collect rents until the lender takes possession of the property and secures the appointment of a receiver. In addition, as previously discussed, if bankruptcy or similar proceedings are commenced by or for the borrower, the lender’s ability to collect the rents may be adversely affected.

Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment

If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates.  Each class of book-entry  certificates will be initially represented by one or more certificates registered in the name of a nominee for The Depository Trust Company, or DTC. Since transactions in the classes of book-entry certificates of any series generally can be effected only through The Depository Trust Company, and its participating organizations:

●
the liquidity of book-entry certificates in secondary trading market that may develop may be limited because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates;

●
your ability to pledge certificates to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates;

●
your access to information regarding the certificates may be limited since conveyance of notices and other communications by The Depository Trust Company to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time; and

●
you may experience some delay in receiving distributions of interest and principal on your certificates because distributions will be made by the trustee to DTC and DTC will then be required to credit those distributions to the accounts of its participating organizations and only then will they be credited to your account either directly or indirectly through DTC’s participating organizations.

See “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in this prospectus.

Delinquent and Non-Performing Mortgage Loans Could Adversely Affect Payments on Your Certificates

If so provided in the related prospectus supplement, the trust fund for a particular series of certificates may include mortgage loans that are past due.  In no event will the mortgage loans that are past due comprise 20 percent or more of the trust fund at the time the mortgage loans are transferred to the trust fund.  None of the mortgage loans will be non-performing (i.e., more than 90 days delinquent or in foreclosure) at the time the mortgage loans are transferred by the Depositor to a trust fund for a series.  If so specified in the related prospectus supplement, a special servicer may perform the servicing of delinquent mortgage loans or mortgage loans that become non-performing after the time they are transferred to a trust fund.  Credit support provided with respect to a particular series of certificates may not cover all losses related to those delinquent or non-performing mortgage loans.  You should consider the risk that the inclusion of those mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage assets in the trust fund and the yield on your certificates of that series.  See “Description of the Trust Funds—Mortgage Loans—General” in this prospectus.

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

On September 15, 2009, the IRS issued Revenue Procedure 2009-45 easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC or grantor trust by interpreting the circumstances when default is “reasonably foreseeable” to include those where the servicer reasonably believes that there is a “significant risk of default” with respect to the mortgage loan upon maturity of the loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if the servicer or the special servicer determined that the mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the related pooling and servicing agreement, any such modification may impact the timing of payments and ultimate recovery on the mortgage loan, and likewise on one or more classes of certificates in the related series, and the tax status of the REMIC.

In addition, final regulations were issued under the REMIC provisions of the Code that modify the tax restrictions imposed on a servicer’s ability to modify the terms of mortgage loans held by a REMIC relating to changes in the collateral, credit enhancement and recourse features to permit those modifications so long as the mortgage loan remains “principally secured” by real property (within the meaning of the final regulations). The IRS has also issued Revenue Procedure 2010-30, describing circumstances in which it will not challenge the treatment of mortgage loans as “qualified mortgages” on the grounds that the mortgage loan is not “principally secured by real property”, that is, has a real property loan-to-value ratio greater than 125% following a release of liens on some or all of the real property securing such mortgage loan. The general rule is that a mortgage loan must continue to be “principally secured by real property” following any such lien release, unless the lien release is pursuant to a defeasance permitted under the original loan documents and occurs more than two years after the startup day of the REMIC, all in accordance with the REMIC provisions. Revenue Procedure 2010-30 also allows lien releases in certain “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction” even if the mortgage loan after the transaction might not otherwise be treated as principally secured by a lien on real property. If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the servicers’ actions in negotiating the terms of a workout or in allowing minor lien releases in circumstances in which, after giving effect to the release, the mortgage loan would not have a real property loan-to-value ratio of 125% or less. This could impact the timing and ultimate recovery on a mortgage loan, and likewise on one or more classes of certificates.

In The Event of an Early Termination of a Swap Agreement Due to Certain Swap Termination Events, a Trust May Be Required to Make a Large Termination Payment to any Related Swap Counterparty

To the extent described in the related prospectus supplement, a trust may enter into one or more interest rate swap agreements.  A swap agreement generally may not be terminated except upon the occurrence of enumerated termination events set forth in the applicable swap agreement which will be described in the related prospectus supplement.  Depending on the reason for the termination, however, a swap termination payment may be due from either the trust or the related swap counterparty.

If a termination event under any of these swap agreements occurs and the trust owes the related swap counterparty a large termination payment that is required to be paid pro rata with interest due to the related securities, the trust may not have sufficient available funds on that or future distribution dates to make required payments of interest or principal, and the holders of all classes of securities may suffer a loss.

Your Securities Will Have Greater Risk if an Interest Rate Swap Agreement Terminates

If on any distribution date a payment is due to the trust under an interest rate swap agreement, but the related swap counterparty defaults and the trust is unable to arrange for a replacement swap agreement, holders of such securities will remain entitled to the established rate of interest and principal, even though the related swap agreement has terminated.  If this occurs, amounts available to make payments on the related securities will be reduced to the extent the interest rates on those securities exceed the rates which the trust would have been required to pay to the swap counterparty under the terminated interest rate swap agreement.  In this event, the trust may not have sufficient available funds on that or future distribution dates to make required payments of interest or principal to all classes of securities and you may suffer a loss.

DESCRIPTION OF THE TRUST FUNDS

General

The primary assets of each trust fund will consist of:

1.      various types of multifamily or commercial mortgage loans,

2.      mortgage participations, pass-through certificates or other mortgage-backed securities (“MBS”) that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans, or

3.      a combination of mortgage loans and MBS.

J.P. Morgan Chase Commercial Mortgage Securities Corp. (the “Depositor”) will establish each trust fund.  Each mortgage asset will be selected by the Depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder of the mortgage asset (a “Mortgage Asset Seller”), which prior holder may or may not be the originator of that mortgage loan or the issuer of that MBS and may be our affiliate.  The mortgage assets will not be guaranteed or insured by the Depositor or any of its affiliates and will be guaranteed or insured by a governmental agency or instrumentality or by any other person only to the extent described in the related prospectus supplement.  The discussion under the heading “—Mortgage Loans” below, unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

Mortgage Loans

General.  The mortgage loans will be evidenced by promissory notes (the “Mortgage Notes”) secured by mortgages, deeds of trust or similar security instruments (the “Mortgages”) that create liens on fee or leasehold estates in properties (the “Mortgaged Properties”) consisting of

●	Residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures; or

●
Office buildings, retail stores and establishments, hotels or motels, nursing homes, assisted living facilities, continuum care facilities, day care centers, schools, hospitals or other healthcare related facilities, mobile home parks and manufactured housing communities, warehouse facilities, mini-warehouse facilities, self-storage facilities, distribution centers, transportation centers, industrial plants, parking facilities, entertainment and/or recreation facilities, mixed use properties, cell phone tower properties, automobile dealerships and/or unimproved land.

The multifamily properties may include mixed commercial and residential structures, apartment buildings owned by private cooperative housing corporations (“Cooperatives”), and shares of the Cooperative allocable to one or more dwelling units occupied by non-owner tenants or to vacant units.  Each Mortgage will create a first priority or junior priority mortgage lien on a borrower’s fee estate in a Mortgaged Property.  If a Mortgage creates a lien on a borrower’s leasehold estate in a property, then, the term of that leasehold will generally exceed the term of the Mortgage Note by at least two years.  Generally, a person other than the Depositor will have originated each mortgage loan, and the originator may be or may have been an affiliate of the Depositor. Each such unaffiliated originator that originated 10% or more of the mortgage loans of any series will be identified in the related prospectus supplement.

If so specified in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction.  In that case, the related prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed.  In addition, the mortgage assets for a particular series of certificates may include mortgage loans that are delinquent or non-performing as of the date those certificates are issued.  In that case, the related prospectus supplement will set forth, as to those mortgage loans, available information as to the period of the delinquency or non-performance of those loans, any forbearance arrangement then in effect, the condition of the related Mortgaged Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.

Default and Loss Considerations with Respect to the Mortgage Loans.  Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes.  The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of that property (that is, its ability to generate income).  Moreover, some or all of the mortgage loans included in a particular trust fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure repayment of the mortgage loan.

Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the risk of default on that loan. The “Debt Service Coverage Ratio” of a mortgage loan at any given time is generally the ratio of (1) the Net Operating Income derived from the related Mortgaged Property for a twelve-month period to (2) the annualized scheduled payments on the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged Property.  The prospectus supplement may describe certain variations in the calculation of Debt Service Coverage Ratio that are applicable to a specific series. “Net Operating Income” generally means, for any given period, the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than:

●	non-cash items such as depreciation and amortization,

●	capital expenditures, and

●	debt service on the related mortgage loan or on any other loans that are secured by that Mortgaged Property.

The Net Operating Income of a Mortgaged Property will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time.  The prospectus supplement may describe certain variations in the calculation of Net Operating Income that are applicable to a specific series.  As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income (and, with respect to a mortgage loan secured by a Cooperative apartment building, maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy.  In addition, properties typically leased, occupied or used on a short-term basis, such as certain healthcare-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants.  Commercial properties may be owner-occupied or leased to a small number of tenants.  Thus, the Net Operating Income of a commercial property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on those properties may pose greater risks than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a mortgage loan.  As may be further described in the related prospectus supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses (“Net Leases”).  However, the existence of these “net of expense” provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating risk of loss if a property must be liquidated following a default. The “Loan-to-Value Ratio” of a mortgage loan at any given time is generally the ratio (expressed as a percentage) of

●	the then outstanding principal balance of the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged Property to

●	the Value of the related Mortgaged Property.

The prospectus supplement may describe certain variations in the calculation of Loan-to-Value Ratio that are applicable to a specific series.

The “Value” of a Mortgaged Property is generally its fair market value determined in an appraisal obtained by the originator at the origination of that loan.  The lower the Loan-to-Value Ratio, the greater the percentage of the borrower’s equity in a Mortgaged Property, and thus

(a)      the greater the incentive of the borrower to perform under the terms of the related mortgage loan (in order to protect its equity); and

(b)      the greater the cushion provided to the lender against loss on liquidation following a default.

Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans.  For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions, the real estate market and other factors described in this prospectus.  Moreover, even when current, an appraisal is not necessarily a reliable estimate of value.  Appraised values of income-producing properties are generally based on:

●	the market comparison method (which compares recent resale value of comparable properties at the date of the appraisal),

●	the cost replacement method which calculates the cost of replacing the property at that date,

●	the income capitalization method which projects value based upon the property’s projected net cash flow, or

●	upon a selection from or interpolation of the values derived from those methods.

Each of these appraisal methods can present analytical difficulties.  It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.  Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, we cannot assure you that all of these factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant.  See “Risk Factors—Commercial and Multifamily Mortgage Loans Have Risks That May Affect Payments on Your Certificates” and “—Borrowers May Be Unable to Make Balloon Payments” in this prospectus.

Payment Provisions of the Mortgage Loans.  In general, each mortgage loan:

●	will provide for scheduled payments of principal, interest or both, to be made on specified dates (“Due Dates”) that occur monthly, quarterly, semi-annually or annually,

●
may provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower’s election from an adjustable to a fixed interest rate, or from a fixed to an adjustable interest rate,

●
may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization,

●	may be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, and

●
may prohibit over its term or for a certain period prepayments (the period of that prohibition, a “Lock-out Period” and its date of expiration, a “Lock-out Date”) and/or require payment of a premium or a yield maintenance penalty (a “Prepayment Premium”) in connection with certain prepayments, in each case as described in the related prospectus supplement.

Mortgage Loan Information in Prospectus Supplements.  Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund, which will generally be current as of a date specified in the related prospectus supplement and which, to the extent then applicable and specifically known to the Depositor, will include the following:

●	the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans,

●	the type or types of property that provide security for repayment of the mortgage loans,

●	the earliest and latest origination date and maturity date of the mortgage loans,

●
the original and remaining terms to maturity of the mortgage loans, or the respective ranges of remaining terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans,

●
the Loan-to-Value Ratios of the mortgage loans as of the cut-off date, or the range of the Loan-to-Value Ratios as of the cut-off date, and the weighted average Loan-to-Value Ratio of the mortgage loans as of the cut-off date,

●	the interest rates borne by the mortgage loans, or range of the interest rates, and the weighted average interest rate borne by the mortgage loans,

●
with respect to mortgage loans with adjustable mortgage interest rates (“ARM Loans”), the index or indices upon which those adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the ARM Loan,

●	information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums,

●
the Debt Service Coverage Ratios of the mortgage loans (either at origination or as of a more recent date), or the range of the Debt Service Coverage Ratios, and the weighted average of the Debt Service Coverage Ratios, and

●	the geographic distribution of the Mortgaged Properties on a state-by-state basis.

In appropriate cases, the related prospectus supplement will also contain certain information available to the Depositor that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties.  If we are unable to tabulate the specific information described above at the time offered certificates of a series are initially offered, we will provide more general information of the nature described above in the related prospectus supplement, and specific information will be set forth in a report which we will make available to purchasers of those certificates at or before the initial issuance of the certificates and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days following that issuance.

MBS

MBS may include:

●
private (that is, not guaranteed or insured by the United States or any agency or instrumentality of the United States) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or

●
certificates insured or guaranteed by the Federal Home Loan Mortgage Corporation (“FHLMC”), the Federal National Mortgage Association (“FNMA”), the Governmental National Mortgage Association (“GNMA”) or the Federal Agricultural Mortgage Corporation (“FAMC”) provided that, if so specified in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

Any MBS will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement (an “MBS Agreement”).  The issuer of the MBS (the “MBS Issuer”) and/or the servicer of the underlying mortgage loans (the “MBS Servicer”) will have entered into the MBS Agreement, generally with a trustee (the “MBS Trustee”) or, in the alternative, with the original purchaser or purchasers of the MBS.

The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus.  The MBS Issuer, the MBS Servicer or the MBS Trustee will make distributions in respect of the MBS on the dates specified in the related prospectus supplement.  The MBS Issuer or the MBS Servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

Reserve funds, subordination or other credit support similar to that described for the certificates under “Description of Credit Support” may have been provided with respect to the MBS. The type, characteristics and amount of credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available:

●	the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the trust fund,

●	the original and remaining term to stated maturity of the MBS, if applicable,

●	the pass-through or bond rate of the MBS or the formula for determining the rates,

●	the payment characteristics of the MBS,

●	the MBS Issuer, MBS Servicer and MBS Trustee, as applicable,

●	a description of the credit support, if any,

●	the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity,

●	the terms on which mortgage loans may be substituted for those originally underlying the MBS,

●
the type of mortgage loans underlying the MBS and, to the extent available to the Depositor and appropriate under the circumstances, the other information in respect of the underlying mortgage loans described under “—Mortgage Loans—Mortgage Loan Information in Prospectus Supplements” above, and

●	the characteristics of any cash flow agreements that relate to the MBS.

Any MBS either will have been previously registered under the Securities Act of 1933, as amended (the “Securities Act”), or each of the following will have been satisfied with respect to the MBS:

1.      neither the issuer of the MBS nor any of its affiliates has a direct or indirect agreement, arrangement, relationship or understanding relating to the MBS and the related series of securities to be issued;

2.      neither the issuer of the MBS nor any of its affiliates is an affiliate of the sponsor, Depositor, issuing entity or underwriter of the related series of securities to be issued; and

3.      the Depositor would be free to publicly resell the MBS without registration under the Securities Act.

If the issuer of the MBS is required to file reports under the Exchange Act of 1934, as amended (the “Exchange Act”), the related prospectus supplement will describe how to locate such reports of the MBS issuer.  The MBS issuer generally will be a financial institution or other entity engaged generally in the business of mortgage lending or the acquisition of mortgage loans, a public agency or instrumentality of a state, local or federal government, or a limited purpose or other corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to such trusts and selling beneficial interests in such trusts.  If the related prospectus supplement so specifies, the MBS issuer may be one of our affiliates where the MBS have been previously registered under the Securities Act or the MBS themselves are exempt from registration under Section 3 of the Securities Act.  The obligations of the MBS issuer generally will be limited to certain representations and warranties with respect to the assets it conveyed to the related trust or its assignment of the representations and warranties of another entity from which it acquired the assets.  The MBS issuer will not generally have guaranteed any of the assets conveyed to the related trust or any of the private mortgage backed securities issued under the MBS pooling and servicing agreement.  Additionally, although the mortgage loans underlying the MBS may be guaranteed by an agency or instrumentality of the United States, the MBS themselves will not be so guaranteed.

Certificate Accounts

Each trust fund will include one or more certificate accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in that prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and any interest rate or currency swap or interest rate cap, floor or collar contracts in the trust fund.  A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held in a certificate account may be held as cash or invested in certain obligations acceptable to each rating agency rating one or more classes of the related series of offered certificates.

Other Accounts

The prospectus supplement for each trust will also describe any other accounts established for such series.

Credit Support

If so provided in the prospectus supplement for a series of certificates, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of that series in the form of subordination of one or more other classes of certificates of that series or by one or more other types of credit support, such as letters of credit, overcollateralization, insurance policies, guarantees, surety bonds or reserve funds, or a combination of them.  The amount and types of credit support, the identification of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for a series of certificates.  See “Risk Factors—Credit Support May Not Cover Losses” and “Description of Credit Support” in this prospectus.

Cash Flow Agreements

If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for those series will be invested at a specified rate.  The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, which agreements are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets on one or more classes of certificates.  The principal terms of a guaranteed investment contract or other agreement (any of these agreements, a “Cash Flow Agreement”), and the identity of the Cash Flow Agreement obligor, will be described in the prospectus supplement for a series of certificates.

YIELD AND MATURITY CONSIDERATIONS

General

The yield on any offered certificate will depend on the price you paid, the fixed, variable rate or adjustable pass-through interest rate of the certificate and the amount and timing of distributions on the certificate.  See “Risk Factors—Prepayments of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield” in this prospectus.  The following discussion contemplates a trust fund that consists solely of mortgage loans.  While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect that the MBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

Pass-Through Rate

The certificates of any class within a series may have a fixed, variable or adjustable pass-through interest rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund.  The prospectus supplement with respect to any series of certificates will specify the pass-through interest rate for each class of offered certificates of that series or, in the case of a class of offered certificates with a variable or adjustable pass-through interest rate, the method of determining the pass-through interest rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through interest rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

Payment Delays

With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which those payments are passed through to certificateholders.  That delay will effectively reduce the yield that would otherwise be produced if payments on those mortgage loans were distributed to certificateholders on or near the date they were due.

Certain Shortfalls in Collections of Interest

When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of that prepayment only through the date of prepayment, instead of through the Due Date for the next succeeding scheduled payment.  However, interest accrued on any series of certificates and distributable on them on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective Due Dates during the related Due Period.  “Due Period” is a specified time period generally corresponding in length to the time period between distribution dates, and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a specified date (the “Determination Date”) or otherwise advanced by the related master servicer or other specified person, be distributed to the holders of the certificates of that series on the next succeeding distribution date.  Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but that prepayment is not accompanied by interest on it to the Due Date for that mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (that shortfall, a “Prepayment Interest Shortfall”) than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series.  If that shortfall is allocated to a class of offered certificates, their yield will be adversely affected.  The prospectus supplement for each series of certificates will describe the manner in which those shortfalls will be allocated among the classes of those certificates.  If so specified in the prospectus supplement for a series of certificates, the master servicer for that series will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of those shortfalls.  The related prospectus supplement will also describe any other amounts available to offset those shortfalls.  See “Description of the Pooling Agreements—Servicing Compensation and Payment of Expenses” in this prospectus.

Yield and Prepayment Considerations

A certificate’s yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of principal to reduce the principal balance (or notional amount, if applicable) of that certificate.  The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of ARM Loans, may change periodically to accommodate adjustments to their mortgage interest rates), the dates on which any balloon payments are due, and the rate of principal prepayments on them (including for this purpose, prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of mortgage loans out of the related trust fund).  Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as described more fully below), we cannot assure you as to that rate.

The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on those certificates, or, in the case of a class of interest-only certificates, result in the reduction of its notional amount.  An investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on those mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield.  In addition, if an investor purchases an offered certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of that investor’s offered certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, the consequent adverse effects on that investor’s yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of those certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on that date, to a disproportionately large share (which, in some cases, may be all) of those prepayments, or to a disproportionately small share (which, in some cases, may be none) of those prepayments.  As described in the related prospectus supplement, the respective entitlements of the various classes of certificates of any series to receive distributions in respect of payments (and, in particular, prepayments) of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events, such as, the retirement of one or more classes of certificates of that series, or subject to certain contingencies, such as, prepayment and default rates with respect to those mortgage loans.

In general, the notional amount of a class of interest-only certificates will either (1) be based on the principal balances of some or all of the mortgage assets in the related trust fund or (2) equal the principal balances of one or more of the other classes of certificates of the same series.  Accordingly, the yield on those interest-only certificates will be inversely related to the rate at which payments and other collections of principal are received on those mortgage assets or distributions are made in reduction of the principal balances of those classes of certificates, as the case may be.

Consistent with the foregoing, if a class of certificates of any series consists of interest-only certificates or principal-only certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in principal-only certificates, and a higher than anticipated rate of principal prepayments on those mortgage loans will negatively affect the yield to investors in interest-only certificates.  If the offered certificates of a series include those certificates, the related prospectus supplement will include a table showing the effect of various assumed levels of prepayment on yields on those certificates.  Those tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a group of multifamily or commercial mortgage loans.  However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by factors such as:

●	the availability of mortgage credit,

●	the relative economic vitality of the area in which the Mortgaged Properties are located,

●	the quality of management of the Mortgaged Properties,

●	the servicing of the mortgage loans,

●	possible changes in tax laws and other opportunities for investment,

●	the existence of Lock-out Periods,

●	requirements that principal prepayments be accompanied by Prepayment Premiums, and

●	by the extent to which these provisions may be practicably enforced.

The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level.  When the prevailing market interest rate is below a mortgage loan’s interest rate, a borrower may have an increased incentive to refinance its mortgage loan.  Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the mortgage interest rates on the ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby “locking in” that rate or (2) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Properties, to meet cash flow needs or to make other investments.  In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.  We will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans.

Weighted Average Life and Maturity

The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of that series.  Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term “prepayment” includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust fund), is paid to that class.  Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate (“CPR”) prepayment model or the Standard Prepayment Assumption (“SPA”) prepayment model.  CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of those loans.  SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month.  Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans.  Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans.  Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of those series and the percentage of the initial principal balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in that prospectus supplement.  Those tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

Controlled Amortization Classes and Companion Classes

A series of certificates may include one or more controlled amortization classes, which will entitle the holders of those certificates to receive principal distributions according to a specified principal payment schedule, which schedule is supported by creating priorities, as described in the related prospectus supplement, to receive principal payments from the mortgage loans in the related trust fund.  If so specified in the related prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class.  In general, a planned amortization class has a “prepayment collar,” that is, a range of prepayment rates that can be sustained without disruption, that determines the principal cash flow of those certificates.  That prepayment collar is not static, and may expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans.  Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion classes exist to absorb “excesses” or “shortfalls” in principal payments on the underlying mortgage loans.  If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, that event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class.  A targeted amortization class is structured so that principal distributions generally will be payable on it in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing that schedule.  A targeted amortization class will generally afford the holders of those certificates some protection against early retirement or some protection against an extended average life, but not both.

Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates.  Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates.  In general, and as more particularly described in the related prospectus supplement, a companion class will entitle the holders of those certificates to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and will entitle the holders of those certificates to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow.  A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, or call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles the holders of those certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, or extension risk, if the rate of prepayment is relatively slow.  Thus, as described in the related prospectus supplement, a companion class absorbs some (but not all) of the “call risk” and/or “extension risk” that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

Other Factors Affecting Yield, Weighted Average Life and Maturity

Balloon Payments; Extensions of Maturity.  Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity.  Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of that mortgage loan may be extended in connection with a workout.  In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located.  In order to minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent.  Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of your certificates and, if those certificates were purchased at a discount, reduce your yield.

Negative Amortization.  The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur.  A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on it would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant.  This slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series.  In addition, negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the certificates of the related series.  The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series.  The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable on them, which deferred interest may be added to the principal balance of the certificates.  Accordingly, the weighted average lives of mortgage loans that permit negative amortization and that of the classes of certificates to which the negative amortization would be allocated or that would bear the effects of a slower rate of amortization on those mortgage loans, may increase as a result of that feature.

Negative amortization also may occur in respect of an ARM Loan that limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate, provides that its scheduled payment will adjust less frequently than its mortgage interest rate or provides for constant scheduled payments notwithstanding adjustments to its mortgage interest rate.  Accordingly, during a period of declining interest rates, the scheduled payment on that mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate, thereby resulting in the accelerated amortization of that mortgage loan.  This acceleration in amortization of its principal balance will shorten the weighted average life of that mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on that mortgage loan.

The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon (1) whether that offered certificate was purchased at a premium or a discount and (2) the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on that certificate or, in the case of an interest-only certificate, delay or accelerate the amortization of the notional amount of that certificate.  See “—Yield and Prepayment Considerations” above.

Foreclosures and Payment Plans.  The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series.  Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

Losses and Shortfalls on the Mortgage Assets.  The yield on your certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of those losses and shortfalls.  In general, the earlier that any loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of the shortfall.

The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, if so specified in the related prospectus supplement.  As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

Additional Certificate Amortization.  In addition to entitling the holders of one or more classes of a series of certificates to a specified portion, which may during specified periods range from none to all, of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of those series, may provide for distributions of principal of those certificates from:

1.	amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates,

2.    Excess Funds, or

3.    any other amounts described in the related prospectus supplement.

“Excess Funds” will, in general, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent (1) interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates of that series, or (2) Prepayment Premiums or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest on, or principal of, those certificates.  The prospectus supplement may describe certain variations in the calculation of Excess Funds that are applicable to a specific series.

The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of those certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates.  The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of those sources would have any material effect on the rate at which those certificates are amortized.

Optional Early Termination.  If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the related prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement.  If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, the specified party may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire that class or classes, as set forth in the related prospectus supplement.  In the absence of other factors, any early retirement of a class of offered certificates would shorten the weighted average life of those certificates and, if those certificates were purchased at premium, reduce the yield on those certificates.

THE SPONSOR

The related  prospectus supplement will identify the sponsor or sponsors of the applicable series.  JPMorgan Chase Bank, National Association (“JPMCB”), a national banking association, may be a sponsor (in such capacity, the “Sponsor”).  JPMCB is a national bank and acquires and originates mortgage loans for public and private securitizations as well as being a commercial bank offering a wide range of banking services to its customers, both domestically and internationally.  JPMCB is a wholly owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation whose principal office is located in New York, New York.  JPMCB is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency.

Additional information, including the most recent Form 10-K and Annual Report of JPMorgan Chase & Co., and additional annual, quarterly and current reports filed or furnished with the Securities and Exchange Commission by JPMorgan Chase & Co., as they become available, may be obtained without charge by each person to whom this prospectus is delivered upon the written request of any such person to the Office of the Secretary, JPMorgan Chase & Co., 270 Park Avenue, New York, New York 10017 or at the Securities and Exchange Commission’s website at http://www.sec.gov.

JPMCB may also act as a Mortgage Asset Seller and may act as Servicer and/or a provider of any cashflow agreements with respect to  the offered certificates.  JPMCB is an affiliate of the Depositor and J.P. Morgan Securities Inc.

THE DEPOSITOR

J.P. Morgan Chase Commercial Mortgage Securities Corp., the Depositor, is a Delaware corporation organized on September 19, 1994.  The Depositor is a wholly owned subsidiary of JPMCB.  The Depositor maintains its principal office at 383 Madison Avenue, 31st Floor, New York, New York 10179.  Its telephone number is (212) 272-6858.  The Depositor does not have, nor is it expected in the future to have, any significant assets.

The Depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated thereto.

On December 22, 2009, the Depositor merged with its affiliate, Bear Stearns Commercial Mortgage Securities Inc.  Prior to the merger, Bear Stearns Commercial Mortgage Securities Inc. separately purchased commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets.  The Depositor is the surviving entity of the merger.

The Depositor remains responsible under the Pooling Agreement for providing the master servicer, special servicer and trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the Pooling Agreement.  The Depositor also remains responsible for mailing notices to the Certificateholders upon the appointment of certain successor entities under the Pooling Agreement.

THE ISSUING ENTITY

The Issuing Entity will be a New York common law trust, formed on the closing date of each series of certificates pursuant to a Pooling Agreement.  The trust will have no officers or directors and no continuing duties other than to hold the assets underlying the certificates and to issue the certificates.  The Issuing Entity will operate under a fiscal year ending each December 31st.  The trustee, the master servicer and the special servicer are the persons authorized to act on behalf of the Issuing Entity under the Pooling Agreement with respect to the mortgage loans and the certificates.

USE OF PROCEEDS

We will apply the net proceeds to be received from the sale of the certificates of any series to the purchase of trust assets.  We expect to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets we have acquired, prevailing interest rates, availability of funds and general market conditions.

DESCRIPTION OF THE CERTIFICATES

General

Each series of certificates will represent the entire beneficial ownership interest in a trust fund.  As described in the related prospectus supplement, the certificates of each series, including the offered certificates of that series, may consist of one or more classes of certificates that, among other things:

●	provide for the accrual of interest on the certificates at a fixed rate, variable rate or adjustable rate;

●
are senior (collectively, “Senior Certificates”) or subordinate (collectively, “Subordinate Certificates”) to one or more other classes of certificates in entitlement to certain distributions on the certificates;

●	are principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest;

●	are interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal;

●
provide for distributions of interest on, or principal of, those certificates that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

●
provide for distributions of principal of those certificates to be made, from time to time or for designated periods, at a rate that is faster, and, in some cases, substantially faster, or slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

●	provide for controlled distributions of principal of those certificates to be made based on a specified payment schedule or other methodology, subject to available funds; or

●	provide for distributions based on collections of Prepayment Premiums on the mortgage assets in the related trust fund.

Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of interest-only certificates or residual certificates, notional amounts or percentage interests, specified in the related prospectus supplement.  As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form (those certificates, “Definitive Certificates”) or may be offered in book-entry format (those certificates, “Book-Entry Certificates”) through the facilities of The Depository Trust Company (“DTC”).  The offered certificates of each series (if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith.  Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations.  See “Risk Factors—Your Ability to Resell Certificates May Be Limited Because of Their Characteristics” and “—Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment” in this prospectus.

Distributions

Distributions on the certificates of each series will be made on each distribution date as specified in the related prospectus supplement from the Available Distribution Amount for that series and that distribution date.  The “Available Distribution Amount” for any distribution date will generally refer to the total of all payments or other collections on or in respect of the mortgage assets and any interest rate or currency swap or interest rate cap, floor or collar contracts included in the related trust fund that are available for distribution to the holders of certificates of that series on that date.  The particular components of the Available Distribution Amount for any series on each distribution date will be more specifically described in the related prospectus supplement.

Distributions on the certificates, other than the final distribution in retirement of that certificate, will generally be made to the persons in whose names those certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs (the “Record Date”), and the amount of each distribution will be determined as of the close of business on the Determination Date specified in the related prospectus supplement.  The Record Date for each series will be set forth in the related prospectus supplement.  All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class.  Payments will be made either by wire transfer in immediately available funds to your account at a bank or other entity having appropriate facilities for the transfer, if you have provided the person required to make those payments with wiring instructions no later than the date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, that you hold certificates in the amount or denomination specified in the prospectus supplement), or by check mailed to the address of that certificateholder as it appears on the certificate register; provided, however, that the final distribution in retirement of any class of certificates (whether Definitive Certificates or Book-Entry

Certificates) will be made only upon presentation and surrender of those certificates at the location specified in the notice to certificateholders of the final distribution.

Distributions of Interest on the Certificates

Each class of certificates of each series, other than certain classes of principal-only certificates and residual certificates (“Residual Certificates”) that have no pass-through interest rate, may have a different pass-through interest rate, which in each case may be fixed, variable or adjustable.  The related prospectus supplement will specify the pass-through interest rate or, in the case of a variable or adjustable pass-through interest rate, the method for determining the pass-through interest rate, for each class.  If so specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Distributions of interest in respect of any class of certificates (other than certain classes of certificates that will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances specified in the related prospectus supplement (“Accrual Certificates”), and other than any class of principal-only certificates or Residual Certificates which are not entitled to distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for that class and that distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on that distribution date.  Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the principal balance of those certificates on each distribution date.  With respect to each class of certificates, other than certain classes of interest-only certificates and certain classes of residual certificates, the “Accrued Certificate Interest” for each distribution date will be equal to interest at the applicable pass-through interest rate accrued for a specified period of time, or accrual period, generally corresponding in length to the time period between distribution dates, on the outstanding principal balance of that class of certificates immediately prior to that distribution date.

The Accrued Certificate Interest for each distribution date on a class of interest-only certificates will be similarly calculated except that it will accrue on a notional amount that is either:

1.      based on the principal balances of some or all of the mortgage assets in the related trust fund,

2.      equal to the principal balances of one or more other classes of certificates of the same series, or

3.      an amount or amounts specified in the applicable prospectus supplement.

Reference to a notional amount with respect to a class of interest-only certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal.  If so specified in the related prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on, or, in the case of Accrual Certificates, that may otherwise be added to the principal balance of, one or more classes of the certificates of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under “Yield and Maturity Considerations—Certain Shortfalls in Collections of Interest” in this prospectus, exceed the amount of any sums that are applied to offset the amount of those shortfalls.  The particular manner in which those shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement.  The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the principal balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to that class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund may result in a corresponding increase in the principal balance of that class if so specified in the related prospectus supplement.  See “Risk Factors—Prepayments of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield” and “Yield and Maturity Considerations” in this prospectus.

Determination of Interest Rates

Day Count Basis; Interest Rate Change Dates; Interest Rate Determination Dates. The prospectus supplement for each series of certificates will specify the applicable interest rates (or the methods by which interest will be determined) and day count conventions for each class of certificates. For any class of certificates that bears interest at (i) a LIBOR-based rate, interest due for any accrual period generally will be determined on the basis of an Actual/360 day year, and (ii) a fixed rate, interest due for any accrual period will be determined on the basis of a 30/360 day year. The applicable day count convention will be determined in accordance with prevailing market conventions and existing market conditions, but generally will be limited to the following accrual methods:

●	“30/360” which means that interest is calculated on the basis of a 360-day year consisting of twelve 30-day months;

●	“Actual/360” which means that interest or any other relevant factor is calculated on the basis of the actual number of days elapsed in a year of 360 days;

●	“Actual/365 (fixed)“ which means that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days, regardless of whether accrual or payment occurs in a leap year;

●	“Actual/Actual (accrual basis)“ which means that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days, or 366 days for every day in a leap year;

●
“Actual/Actual (payment basis)“ which means that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days if the interest period ends in a non-leap year, or 366 days if the interest period ends in a leap year, as the case may be; and

●
“Actual/Actual (ISMA)” is a calculation in accordance with the definition of “Actual/Actual” adopted by the International Securities Market Association (“ISMA”), which means that interest is calculated on the following basis:

●
where the number of days in the relevant accrual period is equal to or shorter than the determination period during which such accrual period ends, the number of days in such accrual period divided by the product of (A) the number of days in such determination period and (B) the number of distribution dates that would occur in one calendar year; or

●	where the accrual period is longer than the determination period during which the accrual period ends, the sum of:

(1)
the number of days in such accrual period falling in the determination period in which the accrual period begins divided by the product of (x) the number of days in such determination period and (y) the number of distribution dates that would occur in one calendar year; and

(2)
the number of days in such accrual period falling in the next determination period divided by the product of (x) the number of days in such determination period and (y) the number of distribution dates that would occur in one calendar year;

where “determination period” means the period from and including one calculation date to but excluding the next calculation date and “calculation date” means, in each year, each of those days in the calendar year that are specified herein as being the scheduled distribution dates.

For any class of securities that bears interest at a LIBOR-based rate, the related interest rate determination dates will be LIBOR Determination Dates, as described under “—LIBOR” below.

LIBOR. The prospectus supplement for a series of certificates will set forth the definition of LIBOR, and how LIBOR will be determined. In most cases, we expect that LIBOR, for any accrual period, will be the London interbank offered rate for deposits in U.S. Dollars for a period equal to one month, which appears on the Reuters Screen LIBOR01 Page as of 11:00 a.m. London time, on the related LIBOR Determination Date. If an applicable rate does not appear on The Reuters Screen LIBOR01 Page, the rate for that accrual period will be determined on the basis of the rates at which deposits in U.S. Dollars, are offered at approximately 11:00 a.m., London time, on that LIBOR Determination Date, to prime banks in the London interbank market by the Reference Banks and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The trustee, the paying agent or another person performing similar functions will request the principal London office of each Reference Bank to provide a quotation of its rate. If the Reference Banks provide at least two quotations, the rate for that accrual period will be the arithmetic mean of the quotations. If the Reference Banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the trustee, the paying agent or another person performing similar functions, at approximately 11:00 a.m. New York time, on that LIBOR Determination Date, for loans in U.S. Dollars to leading European banks and in an amount that is representative for a single such transaction in the relevant market at the relevant time. If the Reference Banks are not providing quotations, LIBOR in effect for the applicable accrual period will be LIBOR for the specified maturity in effect for the previous accrual period.

For this purpose:

●	“LIBOR Determination Date” means, for each accrual period, the second business day before the beginning of that accrual period unless another day is specified in the related prospectus supplement.

●
“Reuters Screen LIBOR01 Page” means the display on the Reuters service, or any successor service, on the page designated as “LIBOR01” or any replacement page or pages on which London interbank rates of major banks for the relevant index currency are displayed.

●	“Reference Banks” means four major banks in the London interbank market selected by the trustee, the paying agent or another person performing similar functions.

For purposes of calculating LIBOR, a business day is any day on which banks in New York City and the City of London are open for the transaction of international business.

Commercial Paper Rate. If certificates of any series bear interest based on the commercial paper rate (the “Commercial Paper Rate”), the Commercial Paper Rate for any relevant interest determination date will be the Bond Equivalent Yield shown below of the rate for 90-day commercial paper, as published in H.15 (519) prior to 3:00 p.m., New York City time, on that interest determination date under the heading “Commercial Paper—Financial”.

If the commercial paper rate cannot be determined as described above, the following procedures will be observed:

●
If the rate described above is not published in H.15 (519) by 3:00 p.m., New York City time, on that interest determination date, unless the calculation is made earlier and the rate was available from that source at that time, then the commercial paper rate will be the bond equivalent yield of the rate on the relevant interest determination date, for commercial paper having a similar index maturity, as published in H.15 Daily Update or any other recognized electronic source used for displaying that rate under the heading “Commercial Paper— Financial”. The “Bond Equivalent Yield” will be calculated as follows:

Bond Equivalent Yield =	N x D	x 100
360 (D × 90)

where “D” refers to the per annum rate determined as set forth above, quoted on a bank discount basis and expressed as a decimal and “N” refers to 365 or 366, as the case may be.

●	If the rate described in the prior paragraph cannot be determined, the Commercial Paper Rate will remain the commercial paper rate then in effect on that interest determination date.

●	The Commercial Paper Rate will be subject to a lock-in period of six New York City business days.

CMT Rate. If the certificates of any series bear interest based on the Treasury constant maturity rate (the “CMT Rate”), the CMT Rate for any relevant interest determination date will be the rate displayed on the applicable Designated CMT Reuters Page shown below by 3:00 p.m., New York City time, on that interest determination date under the caption “Treasury Constant Maturities Federal Reserve Board Release H.15...Mondays Approximately 3:45 p.m.,” under the column for:

●	If the Designated CMT Reuters Page is the Reuters Screen FRBCMT Page, the rate on that interest determination date; or

●	If the Designated CMT Reuters Page is the Reuters Screen FEDCMT Page, the average for the month ended immediately before the week in which the related interest determination date occurs.

For this purpose:

“Designated CMT Reuters Page”  means the Reuters page specified in the applicable prospectus supplement that displays treasury constant maturities as reported in H.15 (519). If no Reuters page is so specified, then the applicable page will be the Reuters Screen FEDCMT Page. If the Reuters Screen FEDCMT Page applies but the applicable prospectus supplement does not specify whether the weekly or monthly average applies, the weekly average will apply.

“Reuters Screen FEDCMT page” means the display on the Reuters service, or any successor service, on the page designated as “FEDCMT” or any replacement page or pages on which CMT Rates are displayed.

“Reuters Screen FRBCMT Page” means the display on the Reuters service, or any successor service, on the page designated as “FRBCMT” or any replacement page or pages on which CMT Rates are displayed.

The following procedures will apply if the CMT Rate cannot be determined as described above:

●
If the rate described above is not displayed on the relevant page by 3:00 p.m., New York City time on that interest determination date, unless the calculation is made earlier and the rate is available from that source at that time on that interest determination date, then the CMT Rate will be the Treasury constant maturity rate having the designated index maturity, as published in H.15 (519) or another recognized electronic source for displaying the rate.

●
If the applicable rate described above is not published in H.15 (519) or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time on that interest determination date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the CMT Rate will be the Treasury constant maturity rate, or other United States Treasury rate, for the index maturity and with reference to the relevant interest determination date, that is published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury and that the trustee, the paying agent or another person performing similar functions determines to be comparable to the rate formerly displayed on the Designated CMT Reuters Page shown above and published in H.15 (519).

●
If the rate described in the prior paragraph cannot be determined, then the CMT Rate will be determined to be a yield to maturity based on the average of the secondary market closing offered rates as of approximately 3:30 p.m., New York City time, on the relevant interest determination date reported, according to their written records, by leading primary United States government securities dealers in New York City.  The trustee, the paying agent or another person performing similar functions will select five such securities dealers and will eliminate the highest and lowest quotations or, in the event of equality, one of the highest and lowest quotations, for the most recently issued direct nonmalleable fixed rate obligations of the United States Treasury (“Treasury Notes”) with an original maturity of approximately the designated index maturity and a remaining term to maturity of not less than the designated index maturity minus one year in a representative amount.

●
If three Treasury Note quotations of the kind described in the prior paragraph cannot be obtained, the CMT Rate will be determined to be the yield to maturity based on the average of the secondary market bid rates for Treasury Notes with an original maturity longer than the designated CMT index maturity which have a remaining term to maturity closest to the designated CMT index maturity and in a representative amount, as of approximately 3:30 p.m., New York City time, on the relevant interest determination date of leading primary United States government securities dealers in New York City. In selecting these offered rates, the trustee, the paying agent or another person performing similar functions will request quotations from at least five such securities dealers and will disregard the highest quotation (or if there is equality, one of the highest) and the lowest quotation (or if there is equality, one of the lowest). If two Treasury Notes with an original maturity longer than the designated CMT index maturity have remaining terms to maturity that are equally close to the designated CMT index maturity, quotations will be obtained for the Treasury Note with the shorter remaining term to maturity.

●
If three or four but not five leading primary United States government securities dealers are quoting as described in the prior paragraph, then the CMT Rate for the relevant interest determination date will be based on the average of the bid rates obtained and neither the highest nor the lowest of those quotations will be eliminated.

●
If fewer than three of the selected leading primary United States government securities dealers selected are quoting as described above, the CMT Rate will remain the CMT Rate then in effect on that interest determination date.

Federal Funds Rate. If the certificates of any series bear interest based on the federal funds rate (the “Federal Funds Rate”), the Federal Funds Rate for any relevant interest determination date will be the rate for U.S. dollar Federal funds, as published in H.15 (519) for that day opposite the caption “Federal Funds (Effective)” as that rate is displayed on that interest determination date on the display on the Reuters service, or any successor service, on the page designated as “FEDFUNDS1” or any replacement page or pages on which U.S. dollar federal funds rates are displayed (the “Reuters Screen FEDFUNDS1 Page”) under the heading “EFFECT”. The following procedures will be observed if the Federal Funds Rate cannot be determined as described above:

●
If the rate described above does not appear on Reuters Screen FEDFUNDS1 Page or is not yet published in H.15 (519) by 3:00 p.m., New York City time, on that interest determination date, unless the calculation is made earlier and the rate was available from that source at that time, then the Federal funds rate for the relevant interest determination date will be the rate described above in H.15 Daily Update, or any other recognized electronic source used for the purpose of displaying such rate, opposite the heading “Federal Funds (Effective)”.

●	If the rate described above does not appear on Reuters Screen FEDFUNDS1 Page or is not yet published in H.15 (519), H.15 Daily Update or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time, on that interest determination date, the Federal Funds Rate for that interest determination date will be the arithmetic mean of the rates for the last transaction in overnight U.S. Dollar Federal funds arranged by three leading brokers of Federal Funds transactions in New York City, selected by the trustee, the paying agent or another person performing similar functions, on that interest determination date.

●	If fewer than three of the selected brokers are quoting as described above, the Federal Funds Rate will remain the Federal Funds Rate then in effect on the relevant interest determination date.

91-day Treasury Bill Rate. If the certificates of any series bear interest at the 91-day Treasury Bill Rate (the “91-day Treasury Bill Rate”), the 91-day Treasury Bill Rate for any relevant interest determination date will be the rate equal to the weighted average per annum discount rate (expressed as a bond equivalent yield and applied on a daily basis) for direct obligations of the United States with a maturity of thirteen weeks (“91-day Treasury Bills”) sold at the applicable 91-day Treasury Bill auction, as published in H.15 (519) or otherwise or as reported by the U.S. Department of the Treasury.

In the event that the results of the auctions of 91-day Treasury Bills cease to be published or reported as provided above, or that no 91-day Treasury Bill auction is held in a particular week, then the 91-day Treasury Bill Rate in effect as a result of the last such publication or report will remain in effect until such time, if any, as the results of auctions of 91-day Treasury Bills will again be so published or reported or such auction is held, as the case may be.

The 91-day Treasury Bill Rate will be subject to a lock-in period of six New York City business days.

Prime Rate. If certificates of any series bear interest based on the prime rate (the “Prime Rate”), the Prime Rate for any relevant interest determination date is the prime rate or base lending rate on that date, as published in H.15 (519), prior to 3:00 p.m., New York City time, on that interest determination date under the heading “Bank Prime Loan.”

The following procedures will be observed if the Prime Rate cannot be determined as described above:

●
If the rate described above is not published in H.15 (519) prior to 3:00 p.m., New York City time, on the relevant interest determination date, unless the calculation is made earlier and the rate was available from that source at that time, then the Prime Rate will be the rate for that interest determination date, as published in H.15 Daily Update or another recognized electronic source for displaying such rate opposite the caption “Bank Prime Loan.”

●
If the above rate is not published in either H.15 (519), H.15 Daily Update or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time, on the relevant interest determination date, then the trustee, the paying agent or another person performing similar functions will determine the Prime Rate to be the average of the rates of interest publicly announced by each bank that appears on the display on the Reuters service, or any successor service, on the page designated as “US PRIME 1” or any replacement page or pages on which prime rates or base lending rates of major U.S. banks are displayed (the “Reuters Screen US PRIME 1 Page”), as that bank’s prime rate or base lending rate as in effect on that interest determination date.

●
If fewer than four rates appear on the Reuters Screen US PRIME 1 Page on the relevant interest determination date, then the Prime Rate will be the average of the prime rates or base lending rates quoted, on the basis of the actual number of days in the year divided by a 360-day year, as of the close of business on that interest determination date by three major banks in New York City selected by the trustee, the paying agent or another person performing similar functions.

●	If the selected banks are not quoting as mentioned above, the Prime Rate will remain the prime rate then in effect on that interest determination date.

Distributions of Principal on the Certificates

Each class of certificates of each series, other than certain classes of interest-only certificates and Residual Certificates, will have a principal balance which, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and any interest rate or currency swap or interest rate cap, floor or collar contracts included in the related trust fund.  The outstanding principal balance of a class of certificates will be reduced by distributions of principal made on the certificates from time to time and, if so provided in the related prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated thereto from time to time.  In turn, the outstanding principal balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated to that class from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the distribution date on which distributions of interest on the certificates are required to commence, by the amount of any Accrued Certificate Interest in respect of those certificates (reduced as described above).  The initial principal balance of each class of a series of certificates will be specified in the related prospectus supplement.  As described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of that series entitled thereto until the principal balances of those certificates have been reduced to zero.  Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund.  Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of certain events, including the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund.  Distributions of principal with respect to one or more classes of certificates may be made, subject to available funds, based on a specified principal payment schedule.  Distributions of principal with respect to one or more classes of certificates may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received.  If so specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class.

Distributions on the Certificates in Respect of Prepayment Premiums

If so provided in the related prospectus supplement, Prepayment Premiums received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in that prospectus supplement.

Allocation of Losses and Shortfalls

The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement.  As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among the classes of certificates.

Advances in Respect of Delinquencies

If provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each distribution date, from its or their own funds or from excess funds held in the related certificate account that are not part of the

Available Distribution Amount for the related series of certificates for that distribution date, an amount up to the aggregate of any payments of principal, other than any balloon payments, and interest that were due on or in respect of those mortgage loans during the related Due Period and were delinquent on the related Determination Date.

In addition, if a trust fund includes mortgage loans, the master servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, in respect of any mortgage loan in connection with the servicing and administration of any related Mortgaged Property or REO Property, amounts necessary to pay delinquent real estate taxes, assessments and hazard insurance premiums, and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related mortgage loan documents, or to protect, lease, manage and maintain the related Mortgaged Property or REO Property, as described in the related prospectus supplement.

Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses.  Accordingly, all advances made out of a specific entity’s own funds will be reimbursable out of related recoveries on the mortgage loans, including amounts received under any instrument of credit support, respecting which those advances were made (as to any mortgage loan, “Related Proceeds”) and those other specific sources as may be identified in the related prospectus supplement, including in the case of a series that includes one or more classes of Subordinate Certificates, collections on other mortgage loans in the related trust fund that would otherwise be distributable to the holders of one or more classes of those Subordinate Certificates.  No advance will be required to be made by a master servicer, special servicer or trustee if, in the good faith judgment of the master servicer, special servicer or trustee, as the case may be, that advance would not be recoverable from Related Proceeds or another specifically identified source (each, a “Nonrecoverable Advance”); and, if previously made by a master servicer, special servicer or trustee, a Nonrecoverable Advance will be reimbursable to the advancing party from any amounts in the related certificate account prior to any distributions being made to the related series of certificateholders.

If advances have been made by a master servicer, special servicer, trustee or other entity from excess funds in a certificate account, the advancing party will be required to replace those funds in that certificate account on any future distribution date to the extent that funds in that certificate account on that distribution date are less than payments required to be made to the related series of certificateholders on that date.  If so specified in the related prospectus supplement, the obligation of a master servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond.  If applicable, information regarding the characteristics of a surety bond, and the identity of any obligor on that surety bond, will be set forth in the related prospectus supplement.

If so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on those advances for the period that those advances are outstanding at the rate specified in that prospectus supplement, and that entity will be entitled to payment of that interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certificateholders or as described in the prospectus supplement.

The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation.

Reports to Certificateholders

On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer or trustee, as provided in the related prospectus supplement, will forward to each holder a statement (a “Distribution Date Statement”) that will set forth, among other things, in each case to the extent applicable:

●	the amount of that distribution to holders of that class of offered certificates that was applied to reduce the principal balance of those certificates, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

●
the amount of that distribution to holders of that class of offered certificates that is allocable to Accrued Certificate Interest, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

●
the amount, if any, of that distribution to holders of that class of offered certificates that is allocable to Prepayment Premiums expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

●	the amount, if any, by which that distribution is less than the amounts to which holders of that class of offered certificates are entitled;

●	if the related trust fund includes mortgage loans, the aggregate amount of advances included in that distribution;

●
if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer) and other customary information as the reporting party deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

●	information regarding the aggregate principal balance of the related mortgage assets on or about that distribution date;

●	if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of those mortgage loans that are delinquent in varying degrees;

●
if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to those mortgage loans during the specified period, generally equal in length to the time period between distribution dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular distribution date;

●
the principal balance or notional amount, as the case may be, of each class of certificates (including any class of certificates not offered hereby) at the close of business on that distribution date, separately identifying any reduction in that principal balance or notional amount due to the allocation of any losses in respect of the related mortgage assets, any increase in that principal balance or notional amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the principal balance of a class of Accrual Certificates, if any, in the event that Accrued Certificate Interest has been added to that balance;

●
if the class of offered certificates has a variable pass-through interest rate or an adjustable pass-through interest rate, the pass-through interest rate applicable to that class for that distribution date and, if determinable, for the next succeeding distribution date;

●	the amount deposited in or withdrawn from any reserve fund on that distribution date, and the amount remaining on deposit in that reserve fund as of the close of business on that distribution date;

●
if the related trust fund includes one or more instruments of credit support, like a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under that instrument as of the close of business on that distribution date; and

●	to the extent not otherwise reflected through the information furnished as described above, the amount of credit support being afforded by any classes of Subordinate Certificates.

The prospectus supplement for each series of certificates may describe variations or additions to the type of information to be included in reports to the holders of the offered certificates of that series.

Within a reasonable period of time after the end of each calendar year, the master servicer or trustee for a series of certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate of that series a statement containing the information set forth in the first three categories described above, aggregated for that calendar year or the applicable portion of that year during which that person was a certificateholder.  This obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue Code of 1986, as amended (the “Code”), as are from time to time in force.  See, however, “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in this prospectus.

If the trust fund for a series of certificates includes MBS, the ability of the related master servicer or trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying that MBS will depend on the reports received with respect to that MBS. In those cases, the related prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

Voting Rights

The voting rights evidenced by each series of certificates will be allocated among the respective classes of that series in the manner described in the related prospectus supplement.

Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the agreement pursuant to which the certificates are issued and as specified in the related prospectus supplement.  See “Description of the Pooling Agreements—Amendment” in this prospectus.  The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of certain events which if continuing would constitute a termination event with respect to the related master servicer.  See “Description of the Pooling Agreements—Servicer Termination Events,” and “—Resignation and Removal of the Trustee” in this prospectus.

Termination

The obligations created by the pooling and servicing or other agreement creating a series of certificates will terminate following:

●	the final payment or other liquidation of the last mortgage asset underlying the series or the disposition of all property acquired upon foreclosure of any mortgage loan underlying the series, and

●	the payment to the certificateholders of the series of all amounts required to be paid to them.

Written notice of termination will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of that series at the location to be specified in the notice of termination.

If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the prospectus supplement, in the manner set forth in the prospectus supplement.  If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the prospectus supplement may be authorized or required to bid for or solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire those class or classes, in the manner set forth in the prospectus supplement.

Book-Entry Registration and Definitive Certificates

If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of that series will be offered in book-entry format through the facilities of The Depository Trust Company, and that class will be represented by one or more global certificates registered in the name of DTC or its nominee.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking corporation” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.  DTC was created to hold securities for its participating organizations (“Participants”) and facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates.  “Direct Participants”, which maintain accounts with DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations.  DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system also is available to others like banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”).

Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry Certificates on DTC’s records.

The ownership interest of each actual purchaser of a Book-Entry Certificate (a “Certificate Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records.  Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of those transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which each Certificate Owner entered into the transaction.  Transfers of ownership interest in the Book-Entry Certificates are to be accomplished by entries made on the books of Participants acting on behalf of Certificate Owners.  Certificate Owners will not receive certificates representing their ownership interests in the Book-Entry Certificates, except in the event that use of the book-entry system for the Book-Entry Certificates of any series is discontinued as described below.

DTC has no knowledge of the actual Certificate Owners of the Book-Entry Certificates; DTC’s records reflect only the identity of the Direct Participants to whose accounts those certificates are credited, which may or may not be the Certificate Owners.  The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Distributions on the Book-Entry Certificates will be made to DTC. DTC’s practice is to credit Direct Participants’ accounts on the related distribution date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on that date.  Disbursement of those distributions by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of that Participant (and not of DTC, the Depositor or any trustee or master servicer), subject to any statutory or regulatory requirements as may be in effect from time to time.  Under a book-entry system, Certificate Owners may receive payments after the related distribution date.

Generally, with respect to Book-Entry Certificates, the only certificateholder of record will be the nominee of DTC, and the Certificate Owners will not be recognized as certificateholders under the agreement pursuant to which the certificates are issued.  Certificate Owners will be permitted to exercise the rights of certificateholders under that agreement only indirectly through the Participants who in turn will exercise their rights through DTC. The Depositor is informed that DTC will take action permitted to be taken by a certificateholder under that agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing that interest.

If so specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as Definitive Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee, only if

●
the Depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those certificates and the Depositor is unable to locate a qualified successor or

●
the Depositor notifies DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the Participants holding beneficial interests in the Book-Entry Certificates agree to initiate such termination.

Upon the occurrence of either of the events described above, DTC will be required to notify all Participants of the availability through DTC of Definitive Certificates.  Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in those instructions the Definitive Certificates to which they are entitled, and thereafter the holders of those Definitive Certificates will be recognized as certificateholders of record under the related agreement pursuant to which the certificates are issued.

Transfers between Participants of Euroclear Bank, as operator of the Euroclear System, in Europe (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”) will occur in accordance with their applicable rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures.  If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

Because of time-zone differences, it is possible that credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during this processing will be reported to the relevant Clearstream Participant or Euroclear Participant on that business day.  Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but, due to time-zone differences, may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Certificate Owners that are not Direct or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the offered certificates may do so only through Direct and

Indirect Participants.  In addition, Certificate Owners will receive all distributions of principal of and interest on the offered certificates from the Trustee through DTC and its Direct and Indirect Participants.  Accordingly, Certificate Owners may experience delays in their receipt of payments, since those payments will be forwarded by the Trustee to Cede & Co., as nominee of DTC.  DTC will forward those payments to its Participants, which thereafter will forward them to Indirect Participants or beneficial owners of offered certificates.  Except as otherwise provided under “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in the related prospectus supplement, Certificate Owners will not be recognized by the Trustee, the Special Servicer or the Master Servicer as holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Direct and Indirect Participants.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book entry transfers of the offered certificates among Participants and to receive and transmit distributions of principal of, and interest on, the offered certificates.  Direct and Indirect Participants with which Certificate Owners have accounts with respect to the offered certificates similarly are required to make book entry transfers and receive and transmit the distributions on behalf of their respective Certificate Owners.  Accordingly, although Certificate Owners will not possess physical certificates evidencing their interests in the offered certificates, the Rules provide a mechanism by which Certificate Owners, through their Direct and Indirect Participants, will receive distributions and will be able to transfer their interests in the offered certificates.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of Certificateholders to pledge the Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the Certificates, may be limited due to the lack of a physical certificate for the Certificates.

DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an offered certificate under the Pooling Agreement only at the direction of one or more Participants to whose accounts with DTC the offered certificates are credited.  DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of Participants whose holdings include the undivided interests.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of Euroclear and applicable Belgian law (collectively, the “Terms and Conditions”).  The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawal of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in global Certificates among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with the foregoing procedures, and the foregoing procedures may be discontinued at any time.

DESCRIPTION OF THE POOLING AGREEMENTS

General

The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement (in either case, a “Pooling Agreement”).  In general, the parties to a Pooling Agreement will include the Depositor, a trustee, a master servicer and, in some cases, a special servicer appointed as of the date of the Pooling Agreement.  However, a Pooling Agreement may include a Mortgage Asset Seller as a party, and a Pooling Agreement that relates to a trust fund that consists solely of MBS may not include a master servicer or other servicer as a party.  All parties to each Pooling Agreement under which certificates of a series are issued will be identified in the related prospectus supplement.  If so specified in the related prospectus supplement, an affiliate of the

Depositor, or the Mortgage Asset Seller or an affiliate of the Mortgage Asset Seller, may perform the functions of master servicer or special servicer.  Any party to a Pooling Agreement may own certificates.

A form of a Pooling Agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part.  However, the provisions of each Pooling Agreement will vary depending upon the nature of the certificates to be issued and the nature of the related trust fund.  The following summaries describe certain provisions that may appear in a Pooling Agreement under which certificates that evidence interests in mortgage loans will be issued.  The prospectus supplement for a series of certificates will describe any provision of the related Pooling Agreement that materially differs from the description contained in this prospectus and, if the related trust fund includes MBS, will summarize all of the material provisions of the related Pooling Agreement.  The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of certificates and the description of those provisions in the related prospectus supplement.  We will provide a copy of the Pooling Agreement that relates to any series of certificates without charge upon written request of a holder of a certificate of that series addressed to J.P. Morgan Chase Commercial Mortgage Securities Corp., 383 Madison Avenue, 31st Floor, New York, New York 10179, Attention: President.

Assignment of Mortgage Loans; Repurchases

At the time of issuance of any series of certificates, we will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund.  The trustee will, concurrently with the assignment, deliver the certificates to or at the direction of the Depositor in exchange for the mortgage loans and any interest rate or currency swap or interest rate cap, floor or collar contracts to be included in the trust fund for that series.  Each mortgage loan will be identified in a schedule.  That schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related Mortgaged Property and type of that property; the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; and the original and outstanding principal balance.

With respect to each mortgage loan to be included in a trust fund, we will deliver (or cause to be delivered) to the related trustee (or to a custodian appointed by the trustee) certain loan documents which will generally include the original Mortgage Note endorsed, without recourse, to the order of the trustee, the original Mortgage, or a certified copy, in each case with evidence of recording indicated on it and an assignment of the Mortgage to the trustee in recordable form.  The related Pooling Agreement will generally require us or another party to the agreement to promptly cause each assignment of Mortgage to be recorded in the appropriate public office for real property records.  In the event a particular Pooling Agreement differs with respect to the mortgage file delivery requirements for a particular series, the terms will be described in the related prospectus supplement.

The trustee (or a custodian appointed by the trustee) for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt of the mortgage loan documents, and the trustee (or that custodian) will hold those documents in trust for the benefit of the certificateholders of that series.  Generally, if that document is found to be missing or defective, and that omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series or the value of the mortgage loan affected by such document defect, the trustee (or that custodian) will be required to notify the master servicer and the Depositor, and one of those persons will be required to notify the relevant Mortgage Asset Seller.  In that case, and if the Mortgage Asset Seller cannot deliver the document or cure the defect within a specified number of days after receipt of that notice, then, the Mortgage Asset Seller will generally be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement.  A Mortgage Asset Seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will generally have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace those mortgage loans with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement.  This repurchase or substitution obligation will generally constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective loan documentation and neither the Depositor nor, unless it is the Mortgage Asset Seller, the master servicer will be obligated to purchase or replace a mortgage loan if a Mortgage Asset Seller defaults on its obligation to do so.  Notwithstanding the foregoing, if a document has not been delivered to the related trustee (or to a custodian appointed by the trustee) because that document has been submitted for recording, and neither that document nor a certified copy, in either case with evidence of recording on it, can be obtained because of delays on the part of the applicable recording office, then the Mortgage Asset Seller will generally not be required to repurchase or replace the affected mortgage loan on the basis of that missing document so long as it continues in good faith to attempt to obtain that document or that certified copy. In the event a particular Pooling Agreement differs with respect to the above requirements for a particular series, the terms will be described in the related prospectus supplement.

Representations and Warranties; Repurchases

The Depositor will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making those representations and warranties, the “Warranting Party”) covering, by way of example:

●	the accuracy of the information set forth for that mortgage loan on the schedule of mortgage loans delivered upon initial issuance of the certificates;

●	the enforceability of the related Mortgage Note and Mortgage and the existence of title insurance insuring the lien priority of the related Mortgage;

●	the Warranting Party’s title to the mortgage loan and the authority of the Warranting Party to sell the mortgage loan; and

●	the payment status of the mortgage loan.

A brief summary of additional representations and warranties that are applicable to a particular series will be described in the prospectus supplement.  It is expected that in most cases the Warranting Party will be the Mortgage Asset Seller; however, the Warranting Party may also be an affiliate of the Mortgage Asset Seller, the Depositor or an affiliate of the Depositor, the master servicer, a special servicer or another person acceptable to the Depositor.  The Warranting Party, if other than the Mortgage Asset Seller, will be identified in the related prospectus supplement.

Each Pooling Agreement will generally provide that the master servicer and/or trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders of the related series or the value of the related mortgage loan.  If that Warranting Party cannot cure that breach within a specified period following the date on which it was notified of the breach, then it will be obligated to repurchase that mortgage loan from the trustee at a price that will be specified in the related prospectus supplement.  If so provided in the prospectus supplement for a series of certificates, a Warranting Party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace that mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement.  This repurchase or substitution obligation will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and warranty by a Warranting Party and neither the Depositor nor the master servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a mortgage loan if a Warranting Party defaults on its obligation to do so.

In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made.  However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause us to believe that the representations and warranties made in respect of that mortgage loan will not be accurate in all material respects as of the date of issuance.  The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.

Collection and Other Servicing Procedures

The master servicer for any trust fund, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled payments under the mortgage loans in that trust fund, and will be required to follow the same collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans in that trust fund and held for its own account, provided those procedures are consistent with:

1.      the terms of the related Pooling Agreement and any related instrument of credit support included in that trust fund,

2.      applicable law, and

3.      the servicing standard specified in the related Pooling Agreement and prospectus supplement (the “Servicing Standard”).

The master servicer for any trust fund, directly or through sub-servicers, will also be required to perform as to the mortgage loans in that trust fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis; managing (or overseeing the management of) Mortgaged Properties acquired on behalf of that trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an “REO Property”); and maintaining servicing records relating to those mortgage loans. The master servicer will generally be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support.  See “Description of Credit Support” in this prospectus.

Sub-Servicers

A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers; provided that the master servicer will generally remain obligated under the related Pooling Agreement.  A sub-servicer for any series of certificates may be an affiliate of the Depositor or master servicer.  Each sub-servicing agreement between a master servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally provide that, if for any reason the master servicer is no longer acting in that capacity, the trustee or any successor master servicer may assume the master servicer’s rights and obligations under that Sub-Servicing Agreement.  A master servicer will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers removal to be in the best interests of certificateholders.

Generally, a master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer’s compensation pursuant to the related Pooling Agreement is sufficient to pay those fees.  Each sub-servicer will be reimbursed by the master servicer that retained it for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under a Pooling Agreement.  See “—Certificate Account” and “—Servicing Compensation and Payment of Expenses” in this prospectus.

Special Servicers

To the extent so specified in the related prospectus supplement, one or more special servicers may be a party to the related Pooling Agreement or may be appointed by the master servicer or another specified party.  A special servicer for any series of certificates may be an affiliate of the Depositor or the master servicer.  A special servicer may be entitled to any of the rights, and subject to any of the obligations, described in this prospectus in respect of a master servicer.  The related prospectus supplement will describe the rights, obligations and compensation of any special servicer for a particular series of certificates.  The master servicer will not be liable for the performance of a special servicer.

Certificate Account

General.  The master servicer, the trustee and/or a special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on or in respect of those mortgage loans, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series.  A certificate account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held in a certificate account may be invested pending each succeeding distribution date in United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series (“Permitted Investments”).  Any interest or other income earned on funds in a certificate account will generally be paid to the related master servicer, trustee or any special servicer as additional compensation.  A certificate account may be maintained with the related master servicer, special servicer or Mortgage Asset Seller or with a depository institution that is an affiliate of any of the foregoing or of the Depositor, provided that it complies with applicable rating agency standards.  If permitted by the applicable rating agency or agencies and so specified in the related prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or any special servicer or serviced by either on behalf of others.

Deposits.  A master servicer, trustee or special servicer will generally be required to deposit or cause to be deposited in the certificate account for each trust fund that includes mortgage loans, within a certain period following receipt (in the case of collections on or in respect of the mortgage loans) or otherwise as provided in the related Pooling Agreement, the following payments and collections received or made by the master servicer, the trustee or any special servicer subsequent to the cut-off date (other than payments due on or before the cut-off date):

1.      all payments on account of principal, including principal prepayments, on the mortgage loans;

2.      all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion retained by the master servicer or any special servicer as its servicing compensation or as compensation to the trustee;

3.      all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) (collectively, “Insurance and Condemnation Proceeds”) and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise (“Liquidation Proceeds”), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired by the trust fund through foreclosure or otherwise;

4.      any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under “Description of Credit Support” in this prospectus;

5. any advances made as described under “Description of the Certificates—Advances in Respect of Delinquencies” in this prospectus;

6.      any amounts paid under any Cash Flow Agreement, as described under “Description of the Trust Funds—Cash Flow Agreements” in this prospectus;

7.      all proceeds of the purchase of any mortgage loan, or property acquired in respect of a mortgage loan, by the Depositor, any Mortgage Asset Seller or any other specified person as described under “—Assignment of Mortgage Loans; Repurchases” and “—Representations and Warranties; Repurchases” in this prospectus, all proceeds of the purchase of any defaulted mortgage loan as described under “—Realization Upon Defaulted Mortgage Loans” in this prospectus, and all proceeds of any mortgage asset purchased as described under “Description of the Certificates—Termination” in this prospectus (all of the foregoing, also “Liquidation Proceeds”);

8.      any amounts paid by the master servicer to cover Prepayment Interest Shortfalls arising out of the prepayment of mortgage loans as described under “—Servicing Compensation and Payment of Expenses” in this prospectus;

9.      to the extent that this item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges or Prepayment Premiums with respect to the mortgage loans;

10.    all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under “—Hazard Insurance Policies” in this prospectus;

11.    any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

12.    any other amounts required to be deposited in the certificate account as provided in the related Pooling Agreement and described in the related prospectus supplement.

Withdrawals.  A master servicer, trustee or special servicer may generally make withdrawals from the certificate account for each trust fund that includes mortgage loans for any of the following purposes:

1.      to make distributions to the certificateholders on each distribution date;

2.      to pay the master servicer, the trustee or a special servicer any servicing fees not previously retained by them out of payments on the particular mortgage loans as to which those fees were earned;

3.      to reimburse the master servicer, a special servicer, the trustee or any other specified person for any unreimbursed amounts advanced by it as described under “Description of the Certificates—Advances in Respect of Delinquencies” in this prospectus, the reimbursement to be made out of amounts received that were identified and applied by the master servicer or a special servicer, as applicable, as late collections of interest on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to those mortgage loans;

4.      to reimburse the master servicer, the trustee or a special servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect of the mortgage loans, the reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance and Condemnation Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which those fees were earned or those expenses were incurred or out of amounts drawn under any form of credit support with respect to those mortgage loans and properties;

5.      to reimburse the master servicer, a special servicer, the trustee or other specified person for any advances described in clause (3) above made by it and/or any servicing expenses referred to in clause (4) above incurred by it that, in the good faith judgment of the master servicer, special servicer, trustee or other specified person, as applicable, will not be recoverable from the amounts described in clauses (3) and (4), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if so provided by the related Pooling Agreement and described in the related prospectus supplement, only from that portion of amounts collected on those other mortgage loans that is otherwise distributable on one or more classes of Subordinate Certificates of the related series;

6.      if described in the related prospectus supplement, to pay the master servicer, a special servicer, the trustee or any other specified person interest accrued on the advances described in clause (3) above made by it and the servicing expenses described in clause (4) above incurred by it while they remain outstanding and unreimbursed;

7.      if and as described in the related prospectus supplement, to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to Mortgaged Properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on those Mortgaged Properties;

8.      to reimburse the master servicer, the special servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under “—Certain Matters Regarding the Master Servicer and the Depositor” in this prospectus;

9.      if described in the related prospectus supplement, to pay the fees of trustee;

10.    to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under “—Certain Matters Regarding the Trustee” in this prospectus;

11.    if described in the related prospectus supplement, to pay the fees of any provider of credit support;

12.    if described in the related prospectus supplement, to reimburse prior draws on any form of credit support;

13.    to pay the master servicer, a special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the certificate account as additional compensation;

14.    to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any Mortgaged Property acquired by the trust fund by foreclosure or otherwise;

15.    if one or more elections have been made to treat the trust fund or designated portions of the trust fund as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as described under “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxes That May Be Imposed on the REMIC Pool” in this prospectus;

16.    to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect a defaulted mortgage loan in connection with the liquidation of that mortgage loan or property;

17.    to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the benefit of certificateholders;

18.    to make any other withdrawals permitted by the related Pooling Agreement and described in the related prospectus supplement; and

19.    to clear and terminate the certificate account upon the termination of the trust fund.

Modifications, Waivers and Amendments of Mortgage Loans

A master servicer or special servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable Servicing Standard and the REMIC provisions, or grantor trust provisions, as applicable.  For example, the related prospectus supplement may provide that a mortgage loan may be amended to extend the maturity date or change the interest rate.

Realization Upon Defaulted Mortgage Loans

A borrower’s failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt.  In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and insurance premiums and to otherwise maintain the related Mortgaged Property.  In general, the master servicer or the special servicer, if any, for a series of certificates will be required to monitor any mortgage loan in the related trust fund that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related Mortgaged Property and take any other actions as are consistent with the Servicing Standard.  A significant period of time may elapse before the servicer is able to assess the success of the corrective action or the need for additional initiatives.

The time within which the servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the certificateholders may vary considerably depending on the particular mortgage loan, the Mortgaged Property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the Mortgaged Property is located.  If a borrower files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the related Mortgaged Property for a considerable period of time, and that mortgage loan may be restructured in the resulting bankruptcy proceedings.  See “Certain Legal Aspects of Mortgage Loans” in this prospectus.

The related prospectus supplement will describe the remedies available to a servicer in connection with a default on a mortgage loan.  Such remedies include instituting foreclosure proceedings, exercising any power of sale contained in mortgage, obtaining a deed in lieu of foreclosure or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise.

Hazard Insurance Policies

Each Pooling Agreement will generally require the master servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for the coverage required under the related Mortgage or, if the Mortgage permits the mortgagee to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, the coverage consistent with the requirements of the Servicing Standard. The coverage generally will be in an amount equal to the lesser of the principal balance owing on that mortgage loan and the replacement cost of the related Mortgaged Property.  The ability of a master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers.  All amounts collected by a master servicer under that policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the master servicer’s normal servicing procedures and/or to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the related certificate account.  The Pooling Agreement may provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in a trust fund.  If the blanket policy contains a deductible clause, the master servicer will be required, in the event of a casualty covered by the blanket policy, to deposit in the related certificate account all sums that would have been deposited in that certificate account but for that deductible clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.  Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks.  Accordingly, a Mortgaged Property may not be insured for losses arising from that cause unless the related Mortgage specifically requires, or permits the mortgagee to require, that coverage.

The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss.  If the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related Mortgaged Property made without the lender’s consent.  Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the Mortgaged Property.  The master servicer will determine whether to exercise any right the trustee may have under that provision in a manner consistent with the Servicing Standard.  The master servicer will generally be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property.  See “Certain Legal Aspects of Mortgage Loans—Due-on-Sale and Due-on-Encumbrance” in this prospectus.

Servicing Compensation and Payment of Expenses

A master servicer’s primary servicing compensation with respect to a series of certificates generally will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund.  Because that compensation is generally based on a percentage of the principal balance of each mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans.  As additional compensation, the master servicer may retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account.  Any sub-servicer will receive a portion of the master servicer’s compensation as its sub-servicing compensation.

In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders.  Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on those expenses at the rate specified in the prospectus supplement, and the fees of any special servicer, may be required to be borne by the trust fund.

If provided in the related prospectus supplement, a master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to Prepayment Interest Shortfalls.  See “Yield and Maturity Considerations—Certain Shortfalls in Collections of Interest” in this prospectus.

Evidence as to Compliance

The related prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date specified in the related Pooling Agreement, an officer’s certificate stating that (i) a review of that party’s servicing activities during the preceding calendar year and of performance under the related Pooling Agreement has been made under the supervision of the officer, and (ii) to the best of the officer’s knowledge, based on the review, such party has fulfilled all its obligations under the related Pooling Agreement throughout the year, or, if there has been a default in the fulfillment of any obligation, specifying the default known to the officer and the nature and status of the default.

In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and any interest rate or currency swap or interest rate cap, floor or collar contracts comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an “Assessment of Compliance”) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 C.F.R. 229.1122) that contains the following:

(a)	a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

(b)	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

(c)
the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identified by the party; and

(d)
a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an “Attestation Report”) of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

Each Pooling Agreement will also require, on or before a specified date in each year, the master servicer to furnish to the trustee a statement signed by one or more officers of the master servicer to the effect that the master servicer has fulfilled its material obligations under that Pooling Agreement throughout the preceding calendar year or other specified twelve month period.

Certain Matters Regarding the Master Servicer and the Depositor

The related prospectus supplement will describe certain protections afforded to a servicer under the related Pooling Agreement.  For example, the Pooling Agreement may permit the servicer to resign from its obligations under the Pooling Agreement provided certain conditions are met.  In addition, the Pooling Agreement may provide that none of the master servicer, the Depositor or any director, officer, employee or agent of either of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment.  The Pooling Agreement may also provide that the master servicer, the Depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to the Pooling Agreement or the related series of certificates.  In addition, the Pooling Agreement may provide that none of the servicer, special servicer or the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its responsibilities under the Pooling Agreement.

Servicer Termination Events

Each prospectus supplement will describe the events which will trigger a termination event (each a “Servicer Termination Event”).  For example, the related prospectus supplement may provide that a servicer termination event will occur if a servicer fails to make remittance as required under the Pooling Agreement, if a special servicer fails to make the required deposit, or if either the servicer or special servicer materially fails to perform any of its obligations contained in the related Pooling Agreement.

The related prospectus supplement will describe the remedies available if a Servicer Termination Event occurs with respect to the master servicer under a Pooling Agreement, which remedies may include the termination of all of the rights and obligations of the master servicer as master servicer under the Pooling Agreement.

Amendment

Each Pooling Agreement generally may be amended, without the consent of any of the holders of the related series of certificates for those purposes described in the related prospectus supplement, which, among others, may include:

1.      to cure any ambiguity,

2.      to correct a defective provision in the Pooling Agreement or to correct, modify or supplement any of its provisions that may be inconsistent with any other of its provisions,

3.      to add any other provisions with respect to matters or questions arising under the Pooling Agreement that are not inconsistent with its provisions, or

4.      to comply with any requirements imposed by the Code;

provided that the amendment (other than an amendment for the specific purpose referred to in clause (4) above) may not (as evidenced by an opinion of counsel to an effect satisfactory to the trustee) adversely affect in any material respect the interests of any holder; and provided further that the amendment (other than an amendment for one of the specific purposes referred to in clauses (1) through (4) above) must be acceptable to each applicable rating agency.

Each Pooling Agreement may also be amended, with the consent of the holders of the related series of certificates entitled to not less than the percentage specified in the related prospectus supplement of the voting rights for that series allocated to the affected classes, for any purpose.  The related prospectus supplement may provide that these types of amendments may not:

1.      reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any certificate without the consent of the holder of that certificate,

2.      adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in clause (1), without the consent of the holders of all certificates of that class, or

3.      modify the amendment provisions of the Pooling Agreement described in this paragraph without the consent of the holders of all certificates of the related series.

Generally, the trustee will be prohibited from consenting to any amendment of a Pooling Agreement pursuant to which one or more REMIC elections are to be or have been made unless the trustee shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund, or the designated portion, to fail to qualify as a REMIC at any time that the related certificates are outstanding.

List of Certificateholders

Generally, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Pooling Agreement, the trustee or other specified person will afford those certificateholders access during normal business hours to the most recent list of certificateholders of that series held by that person.  If that list is of a date more than 90 days prior to the date of receipt of that certificateholder’s request, then that person, if not the registrar for that series of certificates, will be required to request from that registrar a current list and to afford those requesting certificateholders access thereto promptly upon receipt.

The Trustee

The trustee under each Pooling Agreement will be named in the related prospectus supplement.  The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the Depositor and its affiliates and with any master servicer or special servicer and its affiliates.

Duties of the Trustee

The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related Pooling Agreement, the certificates or any underlying mortgage loan or related document and will not be accountable for the use or application by or on behalf of the master servicer for that series of any funds paid to the master servicer or any special servicer in respect of the certificates or the underlying mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account for that series by or on behalf of the master servicer or any special servicer.  If no Servicer Termination Event has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related Pooling Agreement.  However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling Agreement, a trustee will be required to examine those documents and to determine whether they conform to the requirements of that agreement.

Certain Matters Regarding the Trustee

As described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

The trustee for each series of certificates will generally be entitled to indemnification, from amounts held in the certificate account for that series, for any loss, liability or expense incurred by the trustee in connection with the trustee’s acceptance or administration of its trusts under the related Pooling Agreement.  However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee pursuant to the related Pooling Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the Pooling Agreement, or by reason of its reckless disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the Pooling Agreement.

The trustee for each series of certificates will generally be entitled to execute any of its trusts or powers under the related Pooling Agreement or perform any of its duties under that Pooling Agreement either directly or by or through agents or attorneys, and the trustee will not be relieved of any of its duties or obligations by virtue of the appointment of any agents or attorneys.

Resignation and Removal of the Trustee

A trustee will be permitted at any time to resign from its obligations and duties under the related Pooling Agreement by giving written notice to the Depositor, the servicer, the special servicer and to all certificateholders.  Upon receiving this notice of resignation, the Depositor, or other person as may be specified in the related prospectus supplement, will be required to use its best efforts to promptly appoint a successor trustee.  If no successor trustee shall have accepted an appointment within a specified period after the giving of notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

If at any time a trustee ceases to be eligible to continue as trustee under the related Pooling Agreement, or if at any time the trustee becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee, the Depositor will be authorized to remove the trustee and appoint a successor trustee.  In addition, holders of the certificates of any series entitled to at least 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series may at any time, with or without cause, remove the trustee under the related Pooling Agreement and appoint a successor trustee.

Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

DESCRIPTION OF CREDIT SUPPORT

General

Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage assets.  Credit support may be in the form of letters of credit, overcollateralization, the subordination of one or more classes of certificates, insurance policies, surety bonds, guarantees or reserve funds, or any combination of the foregoing.  If so provided in the related prospectus supplement, any form of credit support may provide credit enhancement for more than one series of certificates to the extent described in that prospectus supplement.

The credit support will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related Pooling Agreement.  If losses or shortfalls occur that exceed the amount covered by the related credit support or that are not covered by that credit support, certificateholders will bear their allocable share of deficiencies.  Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series before the former receive their intended share of that coverage.

If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the related prospectus supplement will include a description of

●	the nature and amount of coverage under the credit support,

●	any conditions to payment under the credit support not otherwise described in this prospectus,

●	any conditions under which the amount of coverage under the credit support may be reduced and under which that credit support may be terminated or replaced and

●	the material provisions relating to the credit support.

Additionally, the related prospectus supplement will set forth certain information with respect to the obligor under any instrument of credit support, including

●	a brief description of its principal business activities;

●	its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

●	if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and

●
its total assets, and its stockholders’ equity or policyholders’ surplus, if applicable, as of a date that will be specified in the prospectus supplement.  See “Risk Factors—Credit Support May Not Cover Losses” in this prospectus.

Subordinate Certificates

If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates.  To the extent specified in the related prospectus supplement, the rights of the holders of Subordinate Certificates to receive distributions from the certificate account on any distribution date will be subordinated to the corresponding rights of the holders of Senior Certificates.  If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls.  The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which that subordination will be available.

Cross-Support Provisions

If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage assets prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage assets within the trust fund.  The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying those provisions.

Insurance or Guarantees with Respect to Mortgage Loans

If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees.  A copy of that instrument will accompany the Current Report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

Letter of Credit

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates may be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement (the “L/C Bank”).  Under a letter of credit, the L/C Bank will be obligated to honor draws under a letter of credit in an aggregate fixed dollar amount, net of unreimbursed payments, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets on the related cut-off date or of the initial aggregate principal balance of one or more classes of certificates.  If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls.  The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit and may otherwise be reduced as described in the related prospectus supplement.  The obligations of the L/C Bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund.  A copy of that letter of credit will accompany the Current Report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

Certificate Insurance and Surety Bonds

If so provided in the prospectus supplement for a series of certificates, insurance policies and/or surety bonds provided by one or more insurance companies or sureties of the insurance companies will cover deficiencies in amounts otherwise payable on those certificates or certain classes.  Those instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement.  The related prospectus supplement will describe any limitations on the draws that may be made under that instrument.  A copy of that instrument will accompany the Current Report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

Reserve Funds

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, short-term debt obligations, a demand note or a combination of those features will be deposited, in the amounts specified in the prospectus supplement.  If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

Amounts on deposit in any reserve fund for a series, together with the reinvestment income on those amounts, if any, will be applied for the purposes, in the manner, specified in the related prospectus supplement.  If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls.  Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained in that reserve fund may be released from it under the conditions specified in the related prospectus supplement.

Amounts deposited in any reserve fund will generally be invested in short-term debt obligations.  Any reinvestment income or other gain from those investments will generally be credited to the related reserve fund for that series, and any loss resulting from those investments will be charged to that reserve fund.  However, that income may be payable to any related master servicer or another service provider as additional compensation for its services.  The reserve fund, if any, for a series will not be a part of the trust fund.

Credit Support with Respect to MBS

If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus.  The related prospectus supplement will specify, as to each form of credit support, the information indicated above with respect to the credit support for each series, to the extent that information is material and available.

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties.  Because those legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans, or mortgage loans underlying any MBS, is situated.  Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states.  See “Description of the Trust Funds—Mortgage Loans” in this prospectus.

General

Each mortgage loan will be evidenced by a promissory note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located.  Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages.”  A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note.  The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office.  However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor who is the borrower and usually the owner of the subject property, and a mortgagee, who is the lender.  In contrast, a deed of trust is a three-party instrument, among a trustor who is the equivalent of a borrower, a trustee to whom the real property is conveyed, and a beneficiary, who is the lender, for whose benefit the conveyance is made.  Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related mortgage note.  A deed to secure debt typically has two parties.  The grantor (the borrower) conveys title to the real property to the grantee (the lender) generally with a power of sale, until the time the debt is repaid.  In a case where the borrower is a land trust, there would be an additional party because a land trustee holds legal title to the property under a land trust agreement for the benefit of the borrower.  At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note.  The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Servicemembers Civil Relief Act) and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived therefrom, while, unless rents are to be paid directly to the lender, retaining a revocable license to collect the rents for so long as there is no default.  If the borrower defaults, the license terminates and the lender is entitled to collect the rents.  Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel and motel room revenue are considered accounts receivable under the Uniform Commercial Code, also known as the UCC.  In cases where hotels or motels constitute loan security, the borrower as additional security for the loan generally pledges the revenue.  In general, the lender must file financing statements in order to perfect its security interest in the revenue and must file continuation statements, generally every five years, to maintain perfection of that security interest.  Even if the lender’s security interest in room revenue is perfected under the UCC, it may be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room revenue following a default.  See “—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, for instance hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security.  The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection.

Foreclosure

General.  Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage.  If the borrower defaults in payment or performance of its obligations under the mortgage note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure procedures vary from state to state.  Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument.  Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.  Moreover, as discussed below, even a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties’ intent, if a court determines that the sale was for less than fair consideration and that the sale occurred while the borrower was insolvent and within a specified period prior to the borrower’s filing for bankruptcy protection.

Judicial Foreclosure.  A judicial foreclosure proceeding is conducted in a court having jurisdiction over the Mortgaged Property.  Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.  Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants.  When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming.  Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the Mortgaged Property, the proceeds of which are used to satisfy the judgment.  Those sales are made in accordance with procedures that vary from state to state.

Equitable Limitations on Enforceability of Certain Provisions.  United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions.  These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair.  Relying on those principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan.  In some cases, courts have substituted their judgment for the lenders and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability.  In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property.  Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice.  For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

Non-Judicial Foreclosure/Power of Sale.  Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust.  A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits.  A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law.  In some states, prior to that sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale.  In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders.  A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers.  The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation.  In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale.  Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale.  A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings.  Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v.  Washington National Insurance Company and other decisions that have followed its reasoning.  The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal bankruptcy code, as amended from time to time (11 U.S.C. §§ 101-1532) (the “Bankruptcy Code”) and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration,” which is “reasonably equivalent value” under the Bankruptcy Code.  Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v.  Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett.  For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the lesser of fair market value and the underlying debt and accrued and unpaid interest plus the expenses of foreclosure.  Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender.  Thereafter, subject to the mortgagor’s right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property.  For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make those repairs at its own expense as are necessary to render the property suitable for sale.  Frequently, the lender employs a third party management company to manage and operate the property.  The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property.  The costs of management and operation of those mortgaged properties which are hotels, motels or restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes, hospitals or casinos, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations.  The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property.  Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount of the mortgage against the property.  Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings.  Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold.  In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated.  See “—Environmental Risks” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property.  In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption.  The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption.”  The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest.  Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption.  In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property.  In some states, statutory redemption may occur only upon payment of the foreclosure sale price.  In other states, redemption may be permitted if the former borrower pays only a portion of the sums due.  The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure.  Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired.  In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure.

Anti-Deficiency Legislation.  Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure the mortgage loan.  However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law.  For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.  A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender.  Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower.  In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security.  Consequently, lenders in those states where an election of remedy provision exists will usually proceed first against the security.  Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Risks.  Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease.  Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower.  The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security.  This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease.

Cooperative Shares.  Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants.  Those loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property.  This kind of loan typically is subordinate to the mortgage, if any, on the Cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the Cooperative.  Further, transfer of shares in a Cooperative are subject to various regulations as well as to restrictions under the governing documents of the Cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid.  Typically, a recognition agreement between the lender and the Cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares.  Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale.  Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest.  A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Generally.  The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment.  For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case.  The delay and the consequences of a delay caused by an automatic stay can be significant.  Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out a junior lien.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified.  In addition under certain circumstances, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of the lender’s security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between the value and the outstanding balance of the loan.  Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date.  Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.  Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s petition.  This may be done even if the plan of reorganization does not provide for payment in full of the amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of the mortgage may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case.”  The equities of a particular case may permit the discontinuance of security interests in pre-petition leases and rents. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will normally constitute “cash collateral” under the Bankruptcy Code.  Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code.  In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account would also constitute “cash collateral” under the Bankruptcy Code.  So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt.  It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to hotel revenues.

Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events.  This prohibition on so-called “ipso facto clauses” could limit the ability of the trustee to exercise certain contractual remedies with respect to the leases on any mortgaged property.  In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a trustee’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code.  For example, a mortgagee would be stayed from enforcing an assignment by a borrower of rents and leases related to a mortgaged property if the related borrower was in a bankruptcy proceeding.  The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents.  Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition.  While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

Rents and leases may also escape an assignment (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, or (iv) to the extent the bankruptcy court determines that the lender is adequately protected.

In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease.  If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor.  The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days.  If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance.  However, these remedies may, in fact, be insufficient and the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned.  If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition.  As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan.  In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law.  The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund.  Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain of the other defenses in the Bankruptcy Code are applicable.  Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case.  Generally, under federal and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured.  The measure of insolvency will vary depending on the law of the applicable jurisdiction.  However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

Under Sections 363(b) and (f) of the Bankruptcy Code, a trustee, or a borrower as debtor in possession, may, under certain circumstances, despite the provisions of the related mortgage to the contrary, sell the related mortgaged property free and clear of all liens, which liens would then attach to the proceeds of such sale.  Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

 Pursuant to Section 364 of the Bankruptcy Code, a bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien.  In the bankruptcy case of General Growth Properties filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level special purpose entities and secured by second liens on their properties.  Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, there can be no assurance that, in the event of a bankruptcy of the sponsor of the borrower, the sponsor of the borrower would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender.  In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept.  Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust.  Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

Certain of the Borrowers May Be Partnerships.  The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement.  This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable.  Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so.  In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets.  Those state laws, however, may not be enforceable or effective in a bankruptcy case.  The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil.  In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder.  Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property.  However, such an occurrence should not affect the trustee’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a special purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are special purpose entities.  A borrower that is a limited liability company may be required by the loan documents to have a special purpose member or a springing member.  All borrowers that are tenants-in-common may be required by the loan documents to be special purpose entities.  These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common.  However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Environmental Risks

Real property pledged as security for a mortgage loan may be subject to certain environmental risks.  Under federal law, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (also known as “CERCLA”) and the laws of certain states, failure to perform the remediation required or demanded by the state or federal government of any condition or circumstance that:

●	may pose an imminent or substantial endangerment to human health or welfare or the environment,

●	may result in a release or threatened release of any hazardous material,

●	may give rise to any environmental claim or demand, or

●
may give rise to a lien on the property to ensure the reimbursement of remedial costs incurred by the federal or state government.  In several states, the lien has priority over the lien of an existing mortgage against the property.  Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or hazardous material treatment, storage or disposal activity.  Those environmental risks may give rise to (a) a diminution in value of property securing a mortgage note or the inability to foreclose against the property or (b) in certain circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of the property, the aggregate assets of the owner or operator, or the principal balance of the related indebtedness.

The state of the law is currently unclear as to whether and under what circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender.  Under the laws of some states and under CERCLA, a lender may become liable as an “owner” or an “operator” of a contaminated mortgaged property for the costs of remediation of releases or threatened releases of hazardous substances at the mortgaged property.  The liability may attach if the lender or its agents or employees have participated in the management of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner, operator, or other third party.

Excluded from CERCLA’s definition of “owner or operator” is any person “who, without participating in the management of a vessel or facility, holds indicia of ownership primarily to protect his security interest” (the “secured-creditor exemption”).  This exemption for holders of a security interest such as a secured lender applies only in circumstances when the lender seeks to protect its security interest in the contaminated facility or property.  Thus, if a lender’s activities encroach on the actual management of that facility or property or of the borrower, the lender faces potential liability as an “owner or operator” under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), under some circumstances the lender may incur potential CERCLA liability.

Amendments to CERCLA provide examples of permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured-creditor exemption, subject to certain conditions and limitations.  Additionally, the amendments provide certain protections from CERCLA liability as an “owner or operator” to a lender who forecloses on contaminated property, as long as it seeks to divest itself of the facility at the earliest practicable commercially reasonable time on commercially reasonable terms.  The amendments also limit the potential liability of lenders under the federal Solid Waste Disposal Act for costs of responding to leaking underground storage tanks.  However, the protections afforded lenders under the amendments are subject to terms and conditions that have not been clarified by the courts.  Moreover, the CERCLA secured-creditor exemption does not necessarily affect the potential for liability in actions under other federal or state laws which may impose liability on “owners or operators” but do not incorporate the secured-creditor exemption.  Furthermore, the secured-creditor exemption does not protect lenders from other bases of CERCLA liability, such as that imposed on “generators” or “transporters” of hazardous substances.

Environmental clean-up costs may be substantial.  It is possible that those costs could become a liability of the applicable trust fund and occasion a loss to certificateholders if those remedial costs were incurred.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer.  It is possible that a property securing a mortgage loan could be subject to these transfer restrictions.  If this occurs, and if the lender becomes the owner upon foreclosure, the lender may be required to clean up the contamination before selling the property.

The cost of remediating hazardous substance contamination at a property can be substantial.  If a lender is or becomes liable, it can bring an action for contribution against the owner or operator that created the environmental hazard, but that person or entity may be without substantial assets.  Accordingly, it is possible that these costs could become a liability of a trust fund and occasion a loss to certificateholders of the related series.

To reduce the likelihood of this kind of loss, the related Pooling Agreement may provide that the master servicer may not, on behalf of the trust fund, acquire title to a Mortgaged Property or take over its operation unless the master servicer, based on a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so.  There can be no assurance that any environmental site assessment obtained by the master servicer will detect all possible environmental contamination or conditions or that the other requirements of the related pooling and servicing agreement, even if fully observed by the master servicer, will in fact insulate the related trust fund from liability with respect to environmental matters.

Even when a lender is not directly liable for cleanup costs on property securing loans, if a property securing a loan is contaminated, the value of the security is likely to be affected.  In addition, a lender bears the risk that unanticipated cleanup costs may jeopardize the borrower’s repayment.  Neither of these two issues is likely to pose risks exceeding the amount of unpaid principal and interest of a particular loan secured by a contaminated property, particularly if the lender declines to foreclose on a mortgage secured by the property.

If a lender forecloses on a mortgage secured by a property the operations of which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations.  Compliance could be complicated and may entail substantial expense.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure.  That disclosure may decrease the amount that prospective buyers are willing to pay for the affected property and thereby lessen the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property.  The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses by providing, among other things, that “due-on-sale” clauses in certain loans are enforceable within certain limitations as set forth in the Garn Act.  Therefore, subject to those limitations, a master servicer may have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, whether or not the master servicer can demonstrate that the transfer threatens its security interest in the property.

Subordinate Financing

Certain of the mortgage loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans.  Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk.  First, the borrower may have difficulty servicing and repaying multiple loans.  Moreover, if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan.  Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender.  For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened.  Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender.  Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Mortgage notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties.  In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments.  Certain states also limit the amounts that a lender may collect from a borrower as an additional charge or fee if the loan is prepaid.  In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations shall not apply to certain types of residential, including multifamily but not commercial, first mortgage loans originated by certain lenders after March 31, 1980.  A similar Federal statute was in effect with respect to mortgage loans made during the first three months of 1980.  The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.  In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, no mortgage loan originated after the date of that state action will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (1) the mortgage loan provides for an interest rate, discount points and charges as are permitted in that state or (2) the mortgage loan provides that the terms are to be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the borrower’s counsel has rendered an opinion that the choice of law provision would be given effect.

Statutes differ in their provisions as to the consequences of a usurious loan.  One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty.  Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest.  A second group of statutes is more severe.  A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act (the “Relief Act”), a borrower who enters military service after the origination of that borrower’s mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, upon notification by such borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of that borrower’s active duty status.  In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender.  The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military.  Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.  Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans.  Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, any form of credit support provided in connection with those certificates.  In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

Type of Mortgaged Property

The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question.  For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions.  Mortgages on Mortgaged Properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association.  Mortgaged Properties which are hotels or motels may present additional risk to the lender in that:

1.      hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and

2.      the transferability of the hotel’s operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements.

In addition, Mortgaged Properties which are multifamily properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of those properties.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated under this act (the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable.” In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals.  The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person.  In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose these requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord.  Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Forfeiture for Drug, RICO and Money Laundering Violations

Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America.  The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, also known as the USA Patriot Act, and the regulations issued pursuant to the USA Patriot Act, as well as the narcotic drug laws.  In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture.”  However, there is no assurance that such defense will be successful.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates.  The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules.  Further, the authorities on which this discussion is based are subject to change or differing interpretations, and any change or interpretation could apply retroactively.  No rulings have been or will be sought from the Internal Revenue Service (the “IRS”) with respect to any of the federal income tax consequences discussed below.  Accordingly, the IRS may take contrary positions.  This discussion reflects the applicable provisions of the Code as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of Treasury (the “Treasury”).  Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

For purposes of this discussion, (1) references to the mortgage loans include references to the mortgage loans underlying MBS included in the mortgage assets and (2) where the applicable prospectus supplement provides for a fixed retained yield with respect to the mortgage loans underlying a series of certificates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the Retained Interest.  References to a “holder” or “certificateholder” in this discussion generally mean the beneficial owner of a certificate.

Federal Income Tax Consequences for REMIC Certificates

General

With respect to a particular series of certificates, an election may be made to treat the trust fund or one or more segregated pools of assets in the trust fund as one or more REMICs within the meaning of Code Section 860D. A trust fund or a portion of a trust fund as to which a REMIC election is made will be referred to as a “REMIC Pool.”  For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as “REMIC Certificates” and will consist of one or more classes of “Regular Certificates” and one class of Residual Certificates in the case of each REMIC Pool.  Qualification as a REMIC requires ongoing compliance with certain conditions.  With respect to each series of REMIC Certificates, Cadwalader, Wickersham & Taft LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming:

1.      the making of an election,

2.      compliance with the Pooling Agreement and any other governing documents and

3.      compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations under the Code, each REMIC Pool will qualify as a REMIC.

In that case, the Regular Certificates will be considered to be “regular interests” in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be “residual interests” in the REMIC Pool.  The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections with respect to the related trust fund will be made, in which event references to “REMIC” or “REMIC Pool” below shall be deemed to refer to that REMIC Pool.  If so specified in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes.  See “—Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made” below.

Characterization of Investments in REMIC Certificates

REMIC Certificates held by a domestic building and loan association will constitute “a regular or residual interest in a REMIC” within the meaning of Code Section 7701(a)(19)(C)(xi), but only in the same proportion that the assets of the REMIC Pool would be treated as “loans .  .  .  secured by an interest in real property which is .  .  .  residential real property” (such as single family or multifamily properties, but not commercial properties) within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C), and otherwise will not qualify for that treatment.  REMIC Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest, including original issue discount, on the Regular Certificates and income with respect to Residual Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) if received by a real estate investment trust in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated.  If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety.  Mortgage Loans held by the REMIC Pool that have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments.  For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC Certificates qualify for that treatment.  Where two

REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%.  Regular Certificates will be “qualified mortgages” for another REMIC for purposes of Code Section 860G(a)(3).  REMIC Certificates held by a regulated investment company will not constitute “Government Securities” within the meaning of Code Section 851(b)(3)(A)(i).  REMIC Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Qualification as a REMIC

In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code.  The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the “Startup Day” (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments.”  The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool’s assets.  An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets.  A REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” and must furnish applicable tax information to transferors or agents that violate this requirement.  The Pooling Agreement for each series will contain a provision designed to meet this requirement.  See “—Taxation of Residual Certificates—Tax-Related Restrictions on Transfer of Residual Certificates—Disqualified Organizations” below.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day in exchange for regular or residual interests, or is either purchased by the REMIC Pool within a three-month period thereafter or represents an increase in the loan advanced to the obligor under its original terms, in each case pursuant to a fixed price contract in effect on the Startup Day.  Qualified mortgages include (i) whole mortgage loans, such as the mortgage loans, (ii) certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain of the MBS, (iii) regular interests in another REMIC, such as MBS in a trust as to which a REMIC election has been made, (iv) loans secured by timeshare interests and (v) loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general:

1.      the fair market value of the real property security (including buildings and structural components) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the mortgage certificate either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security), or

2.      substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (1) of the preceding sentence as of the date of the last modification or at closing.  A qualified mortgage includes a qualified replacement mortgage, which is any obligation that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (1) in exchange for any qualified mortgage within a three-month period thereafter or (2) in exchange for a defective obligation within a two-year period thereafter.  A “defective obligation” includes

●	a mortgage in default or as to which default is reasonably foreseeable,

●	mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached,

●	a mortgage that was fraudulently procured by the mortgagor, and

●	a mortgage that was not in fact principally secured by real property (but only if the mortgage is disposed of within 90 days of discovery).

A mortgage loan that is defective as described in the 4th clause in the immediately preceding sentence that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period.

Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property.  A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool.  A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies.  In addition, a reserve fund (limited to not more than 50% of the REMIC Pool’s initial assets) may be used to provide a source of funds for the purchase of increases in the balances of qualified mortgages pursuant to their terms.  A reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages.  A reserve fund must be reduced “promptly and appropriately” to the extent no longer required.  Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage, provided the Depositor had no knowledge that the mortgage loan would go into default at the time it was transferred to the REMIC Pool.  Foreclosure property generally must be disposed of prior to the close of the third calendar year following the acquisition of the property by the REMIC Pool, with an extension that may be granted by the IRS.

In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements.  All of the interests in a REMIC Pool must be either of the following: (1) one or more classes of regular interests or (2) a single class of residual interests on which distributions, if any, are made pro rata.  A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages.  The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate.  The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero.  A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest.  An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls.  Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates for each REMIC Pool of that series will constitute a single class of residual interests on which distributions are made pro rata.

If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter.  In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests in the REMIC Pool.  The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief.  Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “Reform Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool’s income for the period of time in which the requirements for REMIC status are not satisfied.

Taxation of Regular Certificates

General.

A regular interest will be treated as a newly originated debt instrument for federal income tax purposes.  In general, interest, original issue discount and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the “Regular Certificateholder”) as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder’s basis in the Regular Certificate allocable thereto (other than accrued market discount not yet reported as ordinary income).  Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by those Regular Certificateholders.

Original Issue Discount.

Accrual Certificates and principal-only certificates will be, and other classes of Regular Certificates may be, issued with “original issue discount” within the meaning of Code Section 1273(a).  Holders of any class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to that income.  The following discussion is based in part on Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1275 and in part on the provisions of the Reform Act.  Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates.  To the extent those issues are not addressed in those regulations, the Depositor intends to apply the methodology described in the Conference Committee Report to the Reform Act.  We cannot assure you that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations.  Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions.  A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer’s tax liability.  Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

Each Regular Certificate, except to the extent described below with respect to a Regular Certificate on which principal is distributed by random lot (“Random Lot Certificates”), will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder’s income.  The total amount of original issue discount on a Regular Certificate is the excess of the “stated redemption price at maturity” of the Regular Certificate over its “issue price.”  The issue price of a class of Regular Certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of Regular Certificates of that class is sold to the public (excluding bond houses, brokers and underwriters).  Although unclear under the OID Regulations, the Depositor intends to treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of that class as of the issue date.  The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date.  The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if those interest distributions constitute “qualified stated interest.”  Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that those interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate.  Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any class of Regular Certificates will be treated as qualified stated interest.  However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, we intend to treat interest with respect to the Regular Certificates as qualified stated interest.  Distributions of interest on an Accrual Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the Regular Certificates includes all distributions of interest as well as principal on those Regular Certificates.  Likewise, we intend to treat an “interest only” class, or a class on which interest is substantially disproportionate to its principal amount, a so-called “super-premium” class, as having no qualified stated interest.  Where the interval between the issue date and the first distribution date on a Regular Certificate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate.  For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate.  The Conference Committee Report to the Reform Act provides that the schedule of distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the “Prepayment Assumption”) and the anticipated reinvestment rate, if any, relating to the Regular Certificates.  The Prepayment Assumption with respect to a Series of Regular Certificates will be set forth in the related prospectus supplement.  Holders generally must report de minimis original issue discount pro rata as principal payments are received, and that income will be capital gain if the Regular Certificate is held as a capital asset.  However, under the OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method.  See “—Election to Treat All Interest Under the Constant Yield Method” below.

A Regular Certificateholder generally must include in gross income for any taxable year the sum of the “daily portions,” as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition.  We intend to treat the monthly period ending on the day before each distribution date as the accrual period.  With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period, or shorter period from the date of original issue, that ends on the day before the related distribution date on the Regular Certificate.  The Conference Committee Report to the Reform Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption.  Other than as discussed below with respect to a Random Lot Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of:

1.      the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period that are included in the Regular Certificate’s stated redemption price at maturity and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate’s stated redemption price at maturity, over

2.      the adjusted issue price of the Regular Certificate at the beginning of the accrual period.

The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

1.      the yield to maturity of the Regular Certificate at the issue date,

2.      events (including actual prepayments) that have occurred prior to the end of the accrual period, and

3.      the Prepayment Assumption.

For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate’s stated redemption price at maturity that were made on the Regular Certificate in those prior periods.  The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.  With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease, but not below zero for any period, if the prepayments are slower than the Prepayment Assumption.  An increase in prepayments on the mortgage loans with respect to a series of Regular Certificates can result in both a change in the priority of principal payments with respect to certain classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to those Regular Certificates.

In the case of a Random Lot Certificate, we intend to determine the yield to maturity of that certificate based upon the anticipated payment characteristics of the class as a whole under the Prepayment Assumption.  In general, the original issue discount accruing on each Random Lot Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph.  However, in the case of a distribution in retirement of the entire unpaid principal balance of any Random Lot Certificate, or portion of that unpaid principal balance, (a) the remaining unaccrued original issue discount allocable to that certificate (or to that portion) will accrue at the time of that distribution, and (b) the accrual of original issue discount allocable to each remaining certificate of the class (or the remaining unpaid principal balance of a partially redeemed Random Lot Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance of the class that was distributed.  We believe that the foregoing treatment is consistent with the “pro rata prepayment” rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the class as a whole.  You are advised to consult your tax advisors as to this treatment.

The Treasury proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on Regular Certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the Regular Certificateholder’s right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates.  If the proposed regulations are adopted in the same form as proposed, taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date.  The proposed regulations are limited to Regular Certificates with delayed payment for periods of fewer than 32 days.  The proposed regulations are proposed to apply to any Regular Certificate issued after the date the final regulations are published in the Federal Register.

Acquisition Premium.

A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price.  Alternatively, a subsequent purchaser may elect to treat all of the acquisition premium under the constant yield method, as described below under the heading “—Election to Treat All Interest Under the Constant Yield Method” below.

Variable Rate Regular Certificates.

Regular Certificates may provide for interest based on a variable rate.  Under the OID Regulations, interest is treated as payable at a variable rate if, generally:

1.      the issue price does not exceed the original principal balance by more than a specified amount, and

2.           the interest compounds or is payable at least annually at current values of

(a)     one or more “qualified floating rates,”

(b)     a single fixed rate and one or more qualified floating rates,

(c)     a single “objective rate,” or

(d)     a single fixed rate and a single objective rate that is a “qualified inverse floating rate.”

A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35.  The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly.  An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the depositor or a related party or (2) unique to the circumstances of the depositor or a related party.  A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate.  A class of Regular Certificates may be issued under this prospectus that does not have a variable rate under the OID Regulations, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly “front-loaded” or “back-loaded” within the meaning of the OID Regulations.  It is possible that a class of this type may be considered to bear “contingent interest” within the meaning of the OID Regulations.  The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates.  However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the current regulations, those regulations may lead to different timing of income inclusion than would be the case under the variable interest regulations.  Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income.  Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

Under the REMIC Regulations, a Regular Certificate (1) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (2) bearing one or more of these variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC. Accordingly, if so indicated in the related prospectus supplement, we intend to treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under “—Original Issue Discount” with the yield to maturity and future payments on that Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. Generally, we intend to treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity.  Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, we intend to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or mortgage certificates having fixed or adjustable rates, as having qualified stated interest, except to the extent that initial “teaser” rates cause sufficiently “back-loaded” interest to create more than de minimis original issue discount.  The yield on those Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial “teaser rates” followed by fully indexed rates, in the case of adjustable rate mortgage loans.  In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans will be the index in effect on the pricing date (or possibly the issue date), and in the case of initial teaser rates, will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs.  Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through interest rate on the Regular Certificates.

Deferred Interest.

Under the OID Regulations, all interest on a Regular Certificate as to which there may be deferred interest is includible in the stated redemption price at maturity thereof.  Accordingly, any deferred interest that accrues with respect to a class of Regular Certificates may constitute income to the holders of such Regular Certificates prior to the time distributions of cash with respect to such deferred interest are made.

Market Discount.

A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278.  Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Certificate (exclusive of accrued qualified stated interest) (1) is exceeded by the then-current principal amount of the Regular Certificate or (2) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of that Regular Certificate at the time of purchase.  The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on the Regular Certificate as distributions includible in the stated redemption price at maturity of the Regular Certificate are received, in an amount not exceeding that distribution.  The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption.  The Conference Committee Report to the Reform Act provides that until regulations are issued, the market discount would accrue either (1) on the basis of a constant interest rate or (2) in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of that period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period.  You also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received.  You will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable on those Regular Certificates.  The deferred portion of an interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for that year.  The deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of.  As an alternative to the inclusion of market discount in income on the foregoing basis, you may elect to include market discount in income currently as it accrues on all market discount instruments you acquired in that taxable year or thereafter, in which case the interest deferral rule will not apply.  See “—Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which that election may be deemed to be made.

Market discount with respect to a Regular Certificate will be considered to be zero if the market discount is less than 0.25% of the remaining stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under “—Original Issue Discount”) remaining after the date of purchase.  It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount.  See “—Original Issue Discount” above.  Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules.  You should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium.

A Regular Certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium.  If you hold a Regular Certificate as a “capital asset” within the meaning of Code Section 1221, you may elect under Code Section 171 to amortize that premium under the constant yield method.  Final regulations with respect to amortization of bond premium do not by their terms apply to prepayable obligations such as the Regular Certificates.  However, the Conference Committee Report to the Reform Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under “—Market Discount” are available.  Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item.  See “—Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

Election to Treat All Interest Under the Constant Yield Method.

A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest.  For purposes of applying the constant yield method to a debt instrument subject to an election, (1) ”interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (2) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition.  It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply.  A holder generally may make an election on an instrument by instrument basis or for a class or group of debt instruments.  However, if the holder makes an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter.  The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. You should consult their own tax advisors regarding the advisability of making an election.

Sale or Exchange of Regular Certificates.

If you sell or exchange a Regular Certificate, you will recognize gain or loss equal to the difference, if any, between the amount received (other than amounts allocable to accrued interest) and your adjusted basis in the Regular Certificate.  The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the applicable holding period (described below).  That gain will be treated as ordinary income as follows:

1.      if a Regular Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction,

2.      in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or

3.      to the extent that the gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on the Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of that holder with respect to the Regular Certificate.

In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).  Long-term capital gains of certain non-corporate taxpayers generally are taxed at lower rates than ordinary income or short-term capital gains of those taxpayers for property held for more than one year.  The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Treatment of Losses.

Holders of Regular Certificates will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of Regular Certificates, except to the extent it can be established that those losses are uncollectible.  Accordingly, the holder of a Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year.  In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.

Under Code Section 166, holders of Regular Certificates that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct, as an ordinary loss, a loss sustained during the taxable year on account of those Regular Certificates becoming wholly or partially worthless, and, in general, holders of Regular Certificates that are not corporations and do not hold the Regular Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of those Regular Certificates becoming wholly worthless.  Although the matter is not free from doubt, non-corporate holders of Regular Certificates should be allowed a bad debt deduction at that time as the principal balance of any class or subclass of those Regular Certificates is reduced to reflect losses resulting from any liquidated mortgage loans below a holder’s basis in the Regular Certificates.  The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all mortgage loans remaining in the trust fund have been liquidated or that class of Regular Certificates has been otherwise retired.  The IRS could also assert that losses on the Regular Certificates are deductible based on some other method that may defer those deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount.  This may have the effect of creating “negative” original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class. Notwithstanding the foregoing, it is not clear whether holders of interest-only certificates are entitled to any deduction under Code Section 166 for bad debt losses. You are urged to consult your own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to the Regular Certificates. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts.  Banks and thrift institutions are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

Taxation of Residual Certificates

Taxation of REMIC Income.

Generally, the “daily portions” of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates (“Residual Certificateholders”), and will not be taxed separately to the REMIC Pool.  The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool’s taxable income or net loss for each calendar quarter ratably to each day in that quarter and by allocating that daily portion among the Residual Certificateholders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on that day.  REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

1.      the limitations on deductibility of investment interest expense and expenses for the production of income do not apply,

2.      all bad loans will be deductible as business bad debts, and

3.      the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

The REMIC Pool’s gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates.  The REMIC Pool’s deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans.  The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certificates of any class of the related series outstanding.

The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates or income from amortization of issue premium on the Regular Certificates, on the other hand.  In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of those mortgage loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (1) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (2) the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon those distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates.  When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that those classes are not issued with substantial discount.  If taxable income attributable to that kind of mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made.  Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, whereas to the extent that the REMIC Pool includes fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan.  Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of “excess inclusions” below under “—Limitations on Offset or Exemption of REMIC Income.”  The timing of that mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the Residual Certificateholder’s after-tax rate of return.

Basis and Losses.

The amount of any net loss of the REMIC Pool that you may take into account is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter.  The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for that Residual Certificate.  The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder.  Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom that loss was disallowed and may be used by that Residual Certificateholder only to offset any income generated by the same REMIC Pool.

You will not be permitted to amortize directly the cost of your Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool.  However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool’s basis in its assets.  That recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life.  However, in view of the possible acceleration of the income of Residual Certificateholders described under “—Taxation of REMIC Income” above, the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows.  The REMIC Regulations appear to treat the issue price of a residual interest as zero rather than a negative amount for purposes of determining the REMIC Pool’s basis in its assets.  Regulations have been issued addressing the federal income tax treatment of “inducement fees” received by transferees of noneconomic REMIC residual interests.  These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder.  Under two safe harbor methods, inducement fees are permitted to be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment Assumption.  If the holder of a residual interest sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition.  Prospective purchasers of the Residual Certificates should consult with their tax advisors regarding the effect of these regulations.

Further, to the extent that your initial adjusted basis (other than an original holder) in the Residual Certificate is greater than the corresponding portion of the REMIC Pool’s basis in the mortgage loans, you will not recover a portion of that basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by that holder.  The REMIC Regulations currently in effect do not so provide.  See “—Treatment of Certain Items of REMIC Income and Expense—Market Discount” below regarding the basis of mortgage loans to the REMIC Pool and “—Sale or Exchange of a Residual Certificate” below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

Treatment of Certain Items of REMIC Income and Expense.

Although we intend to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations.  We make no representation as to the specific method that will be used for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to you or differences in capital gain versus ordinary income.

Original Issue Discount and Premium.  Generally, the REMIC Pool’s deductions for original issue discount and income from amortization of issue premium on the Regular Certificates will be determined in the same manner as original issue discount income on Regular Certificates as described under “—Taxation of Regular Certificates—Original Issue Discount” and “—Variable Rate Regular Certificates,” without regard to the de minimis rule described in that section, and “—Premium” above.

Deferred Interest.  Any deferred interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner similar to the deferred interest that accrues with respect to Regular Certificates as described under “—Taxation of Regular Certificates—Deferred Interest” above.

Market Discount.  The REMIC Pool will have market discount income in respect of mortgage loans if, in general, their unpaid principal balances exceed the basis of the REMIC Pool allocable to those mortgage loans.  The REMIC Pool’s basis in those mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer of the mortgage loans to the REMIC Pool.  The REMIC Regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or the fair market value at the closing date, in the case of a retained class).  In respect of mortgage loans that have market discount to which Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount.  Market discount income generally should accrue in the manner described under “—Taxation of Regular Certificates—Market Discount” above.

Premium.  Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances of the mortgage loans, the REMIC Pool will be considered to have acquired those mortgage loans at a premium equal to the amount of that excess.  As stated above, the REMIC Pool’s basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after the transfer of the mortgage loans to the REMIC Pool.  In a manner analogous to the discussion above under “—Taxation of Regular Certificates—Premium,” a REMIC Pool that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are REMIC regular interests under the constant yield method.  Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item.  To the extent that the borrowers with respect to the mortgage loans are individuals, Code Section 171 will not be available for premium on mortgage loans, including underlying mortgage loans, originated on or prior to September 27, 1985.  Premium with respect to those mortgage loans may be deductible in accordance with a reasonable method regularly employed by the related holder.  The allocation of the premium pro rata among principal payments should be considered a reasonable method; however, the IRS may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

Limitations on Offset or Exemption of REMIC Income.

A portion or all of the REMIC taxable income includible in determining your federal income tax liability will be subject to special treatment.  That portion, referred to as the “excess inclusion,” is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for that quarterly period of (1) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate if it were a debt instrument, on the Startup Day under Code Section 1274(d), multiplied by (2) the adjusted issue price of such Residual Certificate at the beginning of that quarterly period.  For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of those daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to that Residual Certificate prior to the beginning of that quarterly period.  Accordingly, the portion of the REMIC Pool’s taxable income that will be treated as excess inclusions will be a larger portion of that income as the adjusted issue price of the Residual Certificates diminishes and all such taxable income will be so treated if the adjusted price of the Residual Certificate is zero.

The portion of your REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on your return.  However, net operating loss carryovers are determined without regard to excess inclusion income.  Further, if you are an organization subject to the tax on unrelated business income imposed by Code Section 511, the excess inclusions will be treated as unrelated business taxable income to you for purposes of Code Section 511.  In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons, as defined below under “—Tax-Related Restrictions on Transfer of Residual Certificates—Foreign Investors” below, and that portion attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax, by treaty or otherwise.  See “—Taxation of Certain Foreign Investors—Residual Certificates” below.  Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

In addition, the Code provides three rules for determining the effect of excess inclusions on your alternative minimum taxable income of a Residual Certificateholder.  First, your alternative minimum taxable income is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions.  Second, your alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year.  Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

Tax-Related Restrictions on Transfer of Residual Certificates.

Disqualified Organizations.  If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (1) the present value of the total anticipated excess inclusions with respect to that Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations.  The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption.  The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue.  The tax generally would be imposed on the transferor of the Residual Certificate, except that where the transfer is through an agent, including a broker, nominee or other middleman, for a Disqualified Organization, the tax would instead be imposed on that agent.  However, a transferor of a Residual Certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.  The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

In addition, if a Pass-Through Entity (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in that entity, then a tax is imposed on the entity equal to the product of (1) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period the interest is held by the Disqualified Organization, and (2) the highest marginal federal corporate income tax rate.  This tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year.  The Pass-Through Entity would not be liable for the tax if it has received an affidavit from the record holder that it is not a Disqualified Organization or stating the holder’s taxpayer identification number and, during the period that person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

If an “electing large partnership” holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by Code Section 860E(c).  An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing partnership.

For these purposes:

1.      “Disqualified Organization” means the United States, any state or one of their political subdivisions, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that the term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by one of those governmental entities), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers’ cooperative described in Code Section 521) that is exempt from taxation under the Code unless that organization is subject to the tax on unrelated business income imposed by Code Section 511,

2.      “Pass-Through Entity” means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis.  Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to that interest, be treated as a Pass-Through Entity, and

3.      an “electing large partnership” means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.

The Pooling Agreement with respect to a series of certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless (1) the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing the Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or other middleman), and (2) the transferor provides a statement in writing to the Depositor and the trustee that it has no actual knowledge that the affidavit is false.  Moreover, the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee.  Each Residual Certificate with respect to a series will bear a legend referring to the restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership of the Residual Certificates, to any amendments to the related Pooling Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions.  Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the Depositor or the trustee may charge a fee for computing and providing that information.

Noneconomic Residual Interests.  The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool.  Under the REMIC Regulations, a transfer of a “noneconomic residual interest” (as defined below) to a Residual Certificateholder (other than a Residual Certificateholder who is not a U.S. Person, as defined under “—Foreign Investors” below) is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax.  A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a “noneconomic residual interest” unless, at the time of the transfer, (1) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.  The anticipated excess inclusions and the present value rate are determined in the same manner as set forth under “—Disqualified Organizations” above.  The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the REMIC Regulations, a safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (2) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (3) the transferee represents to the transferor that it will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other person and (4) either the “formula test” or the “assets test,” (each described below) is satisfied.  The Pooling Agreement with respect to each series of certificates will require the transferee of a Residual Certificate to certify to the matters in clauses (1), (2) and (3) of the preceding sentence as part of the affidavit described under the heading “—Disqualified Organizations” above.  The transferor must have no actual knowledge or reason to know that those statements are false.

The formula test is satisfied if the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest cannot exceed the sum of

(i)       the present value of any consideration given to the transferee to acquire the interest;

(ii)      the present value of the expected future distributions on the interest; and

(iii)     the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of these computations, the transferee is assumed to pay tax at the highest rate of tax specified in Code Section 11(b)(1) (currently 35%) or, in certain circumstances, the alternative minimum tax rate.  Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Code Section 1274(d) for the month of the transfer and the compounding period used by the transferee.

The assets test is satisfied if (i) the transferee must be a domestic “C” corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years); (ii) the transferee must agree in writing that any subsequent transferee of the residual interest would meet the requirements for a safe harbor transfer; and (iii) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

Foreign Investors.  The REMIC Regulations provide that the transfer of a Residual Certificate that has “tax avoidance potential” to a “foreign person” will be disregarded for all federal tax purposes.  This rule appears intended to apply to a transferee who is not a U.S. Person (a “Non-U.S. Person”), unless the transferee’s income is effectively connected with the conduct of a trade or business within the United States.  A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (1) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (2) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid.  If the Non-U.S. Person transfers the Residual Certificates back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

Unless otherwise stated in the related prospectus supplement, a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person.  The term “U.S. Person” means a citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury regulations) created or organized in or under the laws of the United States, any state, or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to United States federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of that trust, and one or more such U.S. Persons have the authority to control all substantial decisions of that trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons).

In addition, under temporary and final Treasury regulations, effective August 1, 2006, a U.S. partnership having a partner who is not a U.S. Person will be required to pay withholding tax in respect of excess inclusion income allocable to such non-U.S. partner, even if no cash distributions are made to such partner.  Accordingly, the Pooling Agreement will prohibit transfer of a Residual Certificate to a U.S. Person treated as a partnership for federal income tax purposes, any beneficial owner of which (other than through a U.S. corporation) is (or is permitted to be under the related partnership agreement) a non-U.S. Person.

Sale or Exchange of a Residual Certificate.

Upon the sale or exchange of a Residual Certificate, you will recognize gain or loss equal to the excess, if any, of the amount realized over your adjusted basis, as described under “—Basis and Losses” above, in the Residual Certificate at the time of the sale or exchange.  In addition to reporting the taxable income of the REMIC Pool, you will have taxable income to the extent that any cash distribution to you from the REMIC Pool exceeds the adjusted basis on that distribution date.  That income will be treated as gain from the sale or exchange of the Residual Certificates.  It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of Residual Certificates, in which case, you will have an adjusted basis in the Residual Certificates remaining when your interest in the REMIC Pool terminates, and if you hold the Residual Certificate as a capital asset under Code Section 1221, then you will recognize a capital loss at that time in the amount of the remaining adjusted basis.

Any gain on the sale of Residual Certificates will be treated as ordinary income (1) if you hold the Residual Certificates as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on your net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) if you are a non-corporate taxpayer, to the extent that you have made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.  In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

The Conference Committee Report to the Reform Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code Section 1091 will apply to dispositions of Residual Certificates where the seller of those certificates, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a “taxable mortgage pool” (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

Mark to Market Regulations.

The Treasury has issued regulations, the “Mark to Market Regulations,” under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers.  This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment.  The Mark to Market Regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market.

Taxes That May Be Imposed on the REMIC Pool

Prohibited Transactions.

Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate.  Prohibited transactions generally include

1.       the disposition of a qualified mortgage other than for:

(a)      substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day,

(b)      foreclosure, default or imminent default of a qualified mortgage,

(c)      bankruptcy or insolvency of the REMIC Pool, or

(d)      a qualified (complete) liquidation,

2.       the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold,

3.       the receipt of compensation for services or

4.       the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

Notwithstanding (1) and (4) it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call, generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding.  The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

Contributions to the REMIC Pool After the Startup Day.

In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day.  Exceptions are provided for cash contributions to the REMIC Pool:

1.      during the three months following the Startup Day,

2.      made to a qualified reserve fund by a Residual Certificateholder,

3.      in the nature of a guarantee,

4.      made to facilitate a qualified liquidation or clean-up call, and

5.      as otherwise permitted in Treasury regulations yet to be issued.

Net Income from Foreclosure Property.

The REMIC Pool will be subject to federal income tax at the highest corporate rate on “net income from foreclosure property,” determined by reference to the rules applicable to real estate investment trusts.  Generally, property acquired by foreclosure or deed in lieu of foreclosure would be treated as “foreclosure property” for a period ending with the third calendar year following the year of acquisition of that property, with a possible extension.  Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan.  In addition, if so disclosed in the applicable prospectus supplement, it is not anticipated that any material state income or franchise tax will be imposed on a REMIC Pool.

Liquidation of the REMIC Pool

If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool’s final tax return a date on which that adoption is deemed to occur, and sells all of its assets (other than cash) within a

90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Certificateholders within the 90-day period.

Administrative Matters

The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership.  The form for that income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return.  The trustee will be required to sign the REMIC Pool’s returns.  Treasury regulations provide that, except where there is a single Residual Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding.  The Residual Certificateholder owning the largest percentage interest in the Residual Certificates will be obligated to act as “tax matters person,” as defined in applicable Treasury regulations, with respect to the REMIC Pool.  Each Residual Certificateholder will be deemed, by acceptance of the Residual Certificates, to have agreed (1) to the appointment of the tax matters person as provided in the preceding sentence and (2) to the irrevocable designation of the trustee as agent for performing the functions of the tax matters person.

Limitations on Deduction of Certain Expenses

An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that those itemized deductions, in the aggregate, do not exceed 2% of the investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over a statutory threshold or (2) 80% of the amount of itemized deductions otherwise allowable for that year. Under current law, the applicable limitation is reduced to zero in taxable years 2010, 2011 and 2012.  For taxable years beginning after December 31, 2012 and thereafter, the overall limitation on itemized deductions is reinstated. In the case of a REMIC Pool, those deductions may include deductions under Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Those investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of those expenses allocated to them as additional gross income, but may be subject to those limitations on deductions. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, that additional gross income and limitation on deductions will apply to the allocable portion of those expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where those Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, that allocable portion will be determined based on the ratio that a REMIC Certificateholder’s income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates.  If so indicated in the related prospectus supplement, all those expenses will be allocable to the Residual Certificates.

Taxation of Certain Foreign Investors

Regular Certificates.

Interest, including original issue discount, distributable to Regular Certificateholders who are non-resident aliens, foreign corporations, or other Non-U.S. Persons, will be considered “portfolio interest” and, therefore, generally will not be subject to 30% United States withholding tax, provided that the Non-U.S. Person (1) is not a “10-percent shareholder” within the meaning of Code Section 871(h)(3)(B) of, or a controlled foreign corporation described in Code Section 881(c)(3)(C) related to, the REMIC (or possibly one or more borrowers) and (2) provides the trustee, or the person who would otherwise be required to withhold tax from those distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person.  The appropriate documentation includes Form W-8BEN if the Non-U.S. Person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Certificate being effectively connected to a United States trade or business; Form W-8BEN or Form W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership.  An intermediary (other than a partnership) must provide Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification.  A non-”qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Certificate.  A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If that statement, or any other required statement, is not provided, 30% withholding will apply unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Person.  In that latter case, the Non-U.S. Person will be subject to United States federal income tax at regular rates.  Prepayment Premiums distributable to Regular Certificateholders who are Non-U.S. Persons may be subject to 30% United States withholding tax.  Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate.

Residual Certificates.

The Conference Committee Report to the Reform Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax.  Treasury regulations provide that amounts distributed to Residual Certificateholders may qualify as “portfolio interest,” subject to the conditions described in “—Regular Certificates” above, but only to the extent that (1) the mortgage loans (including mortgage loans underlying certain MBS) were issued after July 18, 1984 and (2) the trust fund or segregated pool of assets in the trust fund (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in “registered form” within the meaning of Code Section 163(f)(1).  Generally, whole mortgage loans will not be, but MBS and regular interests in another REMIC Pool will be, considered obligations issued in registered form.  Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an “excess inclusion.”  See “—

Taxation of Residual Certificates—Limitations on Offset or Exemption of REMIC Income” above.  If the amounts paid to Residual Certificateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply.  Instead, the amounts paid to Non-U.S. Persons will be subject to United States federal income tax at regular rates.  If 30% (or lower treaty rate) withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount.  See “—Tax-Related Restrictions on Transfer of Residual Certificates—Foreign Investors” above concerning the disregard of certain transfers having “tax avoidance potential” and the withholding tax obligations of U.S. partnerships having Non-U.S. Persons as partners.  Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

Legislation enacted in March 2010 requires “foreign financial institutions” to enter into an agreement with the IRS requiring them to obtain and to disclose to the IRS information about certain of their U.S. investors, if any. The legislation also requires certain other foreign entities to obtain and disclose information about their investors to the relevant withholding agent who would, in turn, be required to provide such information to the IRS.  The legislation imposes a 30% withholding tax on certain payments of income and capital gains to an applicable foreign entity (which includes foreign financial institutions as well as certain other financial entities) if that foreign entity fails to enter into an information sharing agreement with the IRS or otherwise fails to comply with the requirements of the legislation.  The legislation generally is effective for payments of income made after December 31, 2013, and for capital gains realized after December 31, 2014, but would not apply to obligations, such as any Regular Certificates, outstanding at any time before March 18, 2012.  If, with respect to any Regular Certificates issued on or before March 18, 2012, a Non-U.S. Person that is subject to the legislation fails to comply with the requirements of the legislation, payments with respect to a Regular Certificate held by such Non-U.S. Person would be subject to a 30% withholding tax.  Non-U.S. Persons should consult their tax advisors regarding their requirements with respect to the new legislation.

Backup Withholding

Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 at a current rate of 28% (which rate will be increased to 31% commencing after 2012) on “reportable payments” (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder is a U.S. Person and provides Form W-9 with the correct taxpayer identification number; is a Non-U.S. Person and provides Form W-8BEN identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii).  Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the IRS or allowed as a credit against the Regular Certificateholder’s federal income tax liability.  The New Regulations will change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding.  Information reporting requirements may also apply regardless of whether withholding is required.  Non-U.S. Persons are urged to contact their own tax advisors regarding the application to them of backup and withholding and information reporting.

Reporting Requirements

Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular Certificates will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee.  All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request that information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular series of Regular Certificates.  Holders through nominees must request that information from the nominee.

Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation.  Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the IRS concerning Code Section 67 expenses, see “—Limitations on Deduction of Certain Expenses” above, allocable to those holders.  Furthermore, under those regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the IRS concerning the percentage of the REMIC Pool’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

Federal Income Tax Consequences
for Certificates as to which No REMIC Election Is Made

Standard Certificates

General.

In the event that no election is made to treat a trust fund (or a segregated pool of assets in the trust fund) with respect to a series of certificates that are not designated as “—Stripped Certificates,” as described below, as a REMIC (certificates of that kind of series are referred to as “Standard Certificates”), in the opinion of Cadwalader, Wickersham & Taft LLP the trust fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a “taxable mortgage pool” within the meaning of Code Section 7701(i). Where there is no fixed retained yield with respect to the mortgage loans underlying the Standard Certificates, the holder of a Standard Certificate (a “Standard Certificateholder”) in that series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion under “—Recharacterization of Servicing Fees” below. Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard Certificate, including interest at the coupon rate on those mortgage loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the master servicer, in accordance with that Standard Certificateholder’s method of accounting. A Standard Certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that those amounts are reasonable compensation for services rendered to that trust fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the servicing fee and all the administrative and other expenses of the trust fund, to the extent that those deductions, in the aggregate, do not exceed two percent of an investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over a statutory threshold, or (2) 80% of the amount of itemized deductions otherwise allowable for that year. Under current law, the applicable limitation is reduced to zero for taxable years beginning in 2010, 2011 and 2012. For taxable years beginning after December 31, 2012 and thereafter, the overall limitation on itemized deductions is reinstated. As a result, those investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on those Standard Certificates with respect to interest at the pass-through rate on those Standard Certificates. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of Standard Certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the “stripped bond” and “stripped coupon” rules of the Code, as described under “—Stripped Certificates” and “—Recharacterization of Servicing Fees,” below.

Tax Status.

In the opinion of Cadwalader, Wickersham & Taft LLP, Standard Certificates will have the following status for federal income tax purposes:

1.      Standard Certificate owned by a “domestic building and loan association” within the meaning of Code Section 7701(a)(19) will be considered to represent “loans....secured by an interest in real property which is .  .  .  residential real property” within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Certificate is of the type described in that section of the Code.

2.      Standard Certificate owned by a real estate investment trust will be considered to represent “real estate assets” within the meaning of Code Section 856(c)(5)(B) to the extent that the assets of the related trust fund consist of qualified assets, and interest income on those assets will be considered “interest on obligations secured by mortgages on real property” to such extent within the meaning of Code Section 856(c)(3)(B).

3.      Standard Certificate owned by a REMIC will be considered to represent an “obligation .  .  .  which is principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related trust fund consist of “qualified mortgages” within the meaning of Code Section 860G(a)(3).

Premium and Discount.

Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.

Premium.  The treatment of premium incurred upon the purchase of a Standard Certificate will be determined generally as described under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Residual Certificates—Treatment of Certain Items of REMIC Income and Expense—Premium” above.

Original Issue Discount.  The original issue discount rules will be applicable to a Standard Certificateholder’s interest in those mortgage loans as to which the conditions for the application of those sections are met.  Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984.  Under the OID Regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of “teaser rates” on the mortgage loans.

Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to that income.  If so indicated in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual.  However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal.  Accordingly, if the mortgage loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by that holder.

Market Discount.  Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met.  Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Market Discount” above, except that the ratable accrual methods described there will not apply and it is unclear whether a Prepayment Assumption would apply.  Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected.  If so indicated in the related prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual.

Recharacterization of Servicing Fees.

If the servicing fee paid to the master servicer were deemed to exceed reasonable servicing compensation, the amount of that excess would represent neither income nor a deduction to certificateholders.  In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis.  If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased.  IRS guidance indicates that a servicing fee in excess of reasonable compensation (“excess servicing”) will cause the mortgage loans to be treated under the “stripped bond” rules.  That guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of those amounts is not greater than the value of the services provided.

Accordingly, if the IRS’ approach is upheld, a servicer who receives a servicing fee in excess of those amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans.  Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of those mortgage loans as “stripped coupons” and “stripped bonds.” Subject to the de minimis rule discussed under “—Stripped Certificates” below, each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to that holder.  While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the master servicer, or as including that portion as a second class of equitable interest.  Applicable Treasury regulations treat that arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose.  In general, a recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated.  See “—Stripped Certificates” below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

Sale or Exchange of Standard Certificates.

Upon sale or exchange of a Standard Certificate, a Standard Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale (other than amounts allocable to accrued interest) and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certificate.  In general, the aggregate adjusted basis will equal the Standard

Certificateholder’s cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received on those Standard Certificates.  Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), that gain or loss would be capital gain or loss if the Standard Certificate was held as a capital asset.  However, gain on the sale of a Standard Certificate will be treated as ordinary income (1) if a Standard Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.  Long-term capital gains of certain non-corporate taxpayers generally are subject to lower tax rates than ordinary income or short-term capital gains of those taxpayers for property held for more than one year.  The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Stripped Certificates

General.

Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments.  For purposes of this discussion, certificates that are subject to those rules will be referred to as “Stripped Certificates.” Stripped Certificates include interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal and principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest as to which no REMIC election is made.

The certificates will be subject to those rules if:

1.      we or any of our affiliates retain, for our own account or for purposes of resale, in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans,

2.      the master servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid, or retains, servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (See “—Standard Certificates—Recharacterization of Servicing Fees” above), and

3.      certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

In general, a holder of a Stripped Certificate will be considered to own “stripped bonds” with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or “stripped coupons” with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certificate’s allocable share of the servicing fees paid to the master servicer, to the extent that those fees represent reasonable compensation for services rendered.  See discussion under “—Standard Certificates—Recharacterization of Servicing Fees” above.  Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class, or subclass, of Stripped Certificates for the related period or periods.  The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described under “—Standard Certificates—General” above, subject to the limitation described there.

Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased.  Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where the Stripped Certificates are issued with respect to a mortgage pool containing variable-rate mortgage loans, in the opinion of Cadwalader, Wickersham & Taft LLP (1) the trust fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of  the Code and not as an association taxable as a corporation or a “taxable mortgage pool” within the meaning of Code Section 7701(i), and (2) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition.  This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations.  While under Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described under “—Taxation of Stripped Certificates—Possible Alternative Characterizations” below, the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes.  The applicable Pooling Agreement will require that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

Furthermore, Treasury regulations provide for the treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount.  In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount, as described below, at a de minimis original issue discount, or, presumably, at a premium.  This treatment suggests that the interest component of that Stripped Certificate would be treated as qualified stated interest under the OID Regulations, other than in the case of an interest-only Stripped Certificate or a Stripped Certificate on which the interest is substantially disproportionate to the principal amount.  Further, these final regulations provide that the purchaser of a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (1) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule, or (2) no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans.  This market discount would be reportable as described under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Market Discount” above, without regard to the de minimis rule there, assuming that a prepayment assumption is employed in that computation.

Status of Stripped Certificates.

No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the mortgage loans.  Although the issue is not free from doubt, in the opinion of Cadwalader, Wickersham & Taft LLP, Stripped Certificates owned by applicable holders should be considered to represent “real estate assets” within the meaning of Code Section 856(c)(5)(B), “obligation[s] principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A), and “loans .  .  .  secured by an interest in real property which is .  .  .  residential real property” within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent “interest on obligations secured by mortgages on real property” within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on those mortgage loans qualify for that treatment.

Taxation of Stripped Certificates.

Original Issue Discount.  Except as described under “—General” above, each Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes.  Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to that income.  Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the Reform Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a “Stripped Certificateholder”) in any taxable year likely will be computed generally as described under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” and “—Variable Rate Regular Certificates” above.  However, with the apparent exception of a Stripped Certificate qualifying as a market discount obligation, as described under “—General” above, the issue price of a Stripped Certificate will be the purchase price paid by each holder of the Stripped Certificate, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the Stripped Certificate to that Stripped Certificateholder, presumably under the Prepayment Assumption.

If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder’s recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that Stripped Certificateholder’s Stripped Certificate.  While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in that Stripped Certificate to recognize an ordinary loss, if it is a corporation, or a short-term capital loss, if it is not a corporation and does not hold the Stripped Certificate in connection with a trade or business, equal to that portion of unrecoverable basis.

As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are “contingent” within the meaning of the OID Regulations.  The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates.  However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion that would be the case under the OID Regulations.  Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income.  Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

In light of the application of Code Section 1286, a beneficial owner of a Stripped Certificate generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption.  The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee.  Accordingly, any information reporting provided by the trustee with respect to the Stripped Certificates, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates.  Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a Stripped Certificate generally will be different than that reported to holders and the IRS. Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do so.

Sale or Exchange of Stripped Certificates.  Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder’s adjusted basis in that Stripped Certificate, as described under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Sale or Exchange of Regular Certificates” above.  To the extent that a subsequent purchaser’s purchase price is exceeded by the remaining payments on the Stripped Certificates by more than the statutory de minimis amount, that subsequent purchaser will be required for federal income tax purposes to accrue and report that excess as if it were original issue discount in the manner described above.  It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

Purchase of More Than One Class of Stripped Certificates.  Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes those classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

Possible Alternative Characterizations.  The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions.  For example, the Stripped Certificateholder may be treated as the owner of

1.      one installment obligation consisting of that Stripped Certificate’s pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of that Stripped Certificate’s pro rata share of the payments attributable to interest on each mortgage loan,

2.      as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan or

3.      a separate installment obligation for each mortgage loan, representing the Stripped Certificate’s pro rata share of payments of principal and/or interest to be made with respect thereto.

Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on that mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder.  Final regulations issued regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable.  The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

Reporting Requirements and Backup Withholding

The trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder at any time during that year, the information, prepared on the basis described above, as the trustee deems to be necessary or desirable to enable those certificateholders to prepare their federal income tax returns.  The information will include the amount of original issue discount accrued on certificates held by persons other than certificateholders exempted from the reporting requirements.  The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price.  In particular, in the case of Stripped Certificates, if so provided in the applicable prospectus supplement, the reporting will be based upon a representative initial offering price of each class of Stripped Certificates.  The trustee will also file the original issue discount information with the IRS. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding at a current rate of 28% (which rate will be increased to 31% commencing after 2012) may be required in respect of any reportable payments, as described under “—Federal Income Tax Consequences for REMIC Certificates—Backup Withholding” above.

The IRS has published final regulations which establish a reporting framework for interests in “widely held fixed investment trusts” and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner.  A widely-held fixed investment trust is defined as an arrangement classified as an “investment trust” under Treasury Regulations Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person’s account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name.

Under these regulations, in connection with a grantor trust, the trustee will be required to file Form 1099 (or any successor form) with the IRS with respect to holders of the certificates who are not “exempt recipients” (a term that includes corporations, trusts, securities dealers, middlemen and certain other non-individuals) and do not hold such certificates through a middleman, to report, in accordance with the provisions of the pooling and servicing agreement, the grantor trust’s gross income and, in certain circumstances, unless the trustee reports under the safe harbor as described in the last sentence of this paragraph, if any trust assets were disposed of or certificates are sold in secondary market sales, the portion of the gross proceeds relating to the trust assets that are attributable to such holder.  The same requirements would be imposed on middlemen holding certificates on behalf of holders.  Under certain circumstances, the trustee may report under the safe harbor for widely-held mortgage trusts, as such term is defined under Treasury Regulations Section 1.671-5.

These regulations also require that the trustee make available information regarding interest income and information necessary to compute any original issue discount to (i) exempt recipients (including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the regulations and (ii) holders who do not hold their certificates through a middleman.  The information must be provided to parties specified in clause (i) on or before (a) the later of the 44th day after the close of the calendar year to which the request relates and 28 days after the receipt of the request if any trust assets are interests in another widely-held fixed investment trust or REMIC regular interests, and otherwise (b) the later of the 30th day after the close of the calendar year to which the request relates and 14 days after the receipt of the request. The information must be provided to parties specified in clause (ii) on or before March 15th of the calendar year for which the statement is being furnished.

Taxation of Certain Foreign Investors

To the extent that a certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or a lower rate as may be provided for interest by an applicable tax treaty.  Accrued original issue discount recognized by the Standard Certificateholder or Stripped Certificateholder on the sale or exchange of that certificate also will be subject to federal income tax at the same rate.

Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be “portfolio interest” and will be treated in the manner, and those persons will be subject to the same certification and reporting requirements, described under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Certain Foreign Investors—Regular Certificates” above.

STATE AND OTHER TAX CONSIDERATIONS

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences”, you should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates.  State and local tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction.  Thus, you should consult your own tax advisors with respect to the various tax consequences of investments in the offered certificates.

CERTAIN ERISA CONSIDERATIONS

General

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and the Code impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets.  Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.  However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code.  Moreover, those plans, if qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, are subject to the prohibited transaction rules set forth in Section 503 of the Code.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan.  In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available.  Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available.  These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.  Special caution should be exercised before the assets of a Plan are used to purchase an offered certificate if, with respect to those assets, the Depositor, the master servicer or the trustee or one of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any offered certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Section 4975 of the Code, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable prospectus supplement relating to that series of offered certificates.  Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Plan Asset Regulations

A Plan’s investment in offered certificates may cause the trust assets to be deemed Plan assets.  Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant.” For this purpose, in general, equity participation in a trust fund will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan.  If the trust assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code.  In addition, if the Trust Assets constitute Plan assets, the purchase of offered certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA or the Code.

Administrative Exemptions

Several underwriters of mortgage-backed securities have applied for and obtained individual administrative ERISA prohibited transaction exemptions (the “Exemptions”) which can only apply to the purchase and holding of mortgage-backed securities which, among other conditions, are sold in an offering with respect to which that underwriter serves as the sole or a managing underwriter, or as a selling or placement agent.  If one of the Exemptions might be applicable to a series of certificates, the related prospectus supplement will refer to the possibility, as well as provide a summary of the conditions to the applicability.

The DOL has promulgated amendments (the “Amendments”) to the Exemptions that, among other changes, permit Plans to purchase subordinated certificates rated in any of the four highest ratings categories (provided that all other requirements of the Exemptions are met).  Plan fiduciaries should, and other potential investors who may be analyzing the potential liquidity of their investment may wish to, consult with their advisors regarding the Amendments.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code transactions in connection with the acquisition of a security (such as a certificate issued by a trust fund) as well as the servicing, management and operation of a trust (such as the trust fund) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied.  If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemptions.  All other conditions of the Exemptions would have to be satisfied in order for PTCE 95-60 to be available.  Before purchasing any class of offered certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account.  Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insured’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets.  Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets.  In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account.  Insurance companies contemplating the investment of general account assets in the offered certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Unrelated Business Taxable Income; Residual Certificates

The purchase of a Residual Certificate by any employee benefit plan qualified under Code Section 401(a) and exempt from taxation under Code Section 501(a), including most varieties of Plans, may give rise to “unrelated business taxable income” as described in Code Sections 511-515 and 860E. Further, prior to the purchase of Residual Certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a Residual Certificate on behalf of, a “Disqualified Organization,” which term as defined above includes certain tax-exempt entities not subject to Code Section 511 including certain governmental plans, as discussed above under the caption “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Residual Certificates—Tax-Related Restrictions on Transfer of Residual Certificates—Disqualified Organizations.”

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

The sale of certificates to a Plan is in no respect a representation by the Depositor or the Underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or that this investment is appropriate for Plans generally or for any particular Plan.

LEGAL INVESTMENT

If so specified in the related prospectus supplement, certain classes of offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”).  Generally, the only classes of offered certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.  The appropriate characterization of those offered certificates not qualifying as “mortgage related securities” for purposes of SMMEA (“Non-SMMEA Certificates”) under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such certificates, may be subject to significant interpretive uncertainties.  Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

Those classes of offered certificates qualifying as “mortgage related securities” will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities, including depository institutions, insurance companies, trustees, and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cut-off for those enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in “mortgage related securities” secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of “mortgage related security” to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for “mortgage related securities,” but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of offered certificates.  Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as “mortgage related securities” only to the extent provided in that legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell, or otherwise deal in “mortgage related securities” without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe.  In this connection, a rule of the Office of the Comptroller of the Currency (the “OCC”), codified at 12 C.F.R. Section 1.3(e)(1), authorizes national banks to purchase and sell for their own account, without limitation as to a percentage of the bank’s capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. Section 1.5 concerning “safety and soundness” and retention of credit information), certain “Type IV securities,” which are defined in 12 C.F.R. Section 1.2(m) to include certain “residential mortgage-related securities” and “commercial mortgage-related securities.” As so defined, “residential mortgage-related security” and “commercial mortgage-related security” mean, in relevant part, “mortgage related security” within the meaning of SMMEA, provided that, in the case of a “commercial mortgage-related security,” it “represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors.” In the absence of any rule or administrative interpretation by the OCC defining the term “numerous obligors,” no representation is made as to whether any class of offered certificates will qualify as “commercial mortgage-related securities” and thus as “Type IV securities,” for investment by national banks.  The National Credit Union Administration (the “NCUA”) has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in “mortgage related securities,” other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. Section 703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA’s “investment pilot program” under C.F.R. Section 703.19 may be able to invest in those prohibited forms of securities, while “RegFlex credit unions” may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(a)(9).  The Office of Thrift Supervision (the “OTS”) has issued Thrift Bulletin 13a (December 1, 1998), “Management of Interest Rate Risk, Investment Securities, and Derivatives Activities,” and Thrift Bulletin 73a (December 18, 2001), “Investing in Complex Securities,” which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

All depository institutions considering an investment in the offered certificates should review the “Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities” (the “1998 Policy Statement”) of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation, the OTS and the NCUA. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, “prudent investor” provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not “interest bearing” or “income paying,” and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

Except as to the status of certain classes of offered certificates as “mortgage related securities,” no representations are made as to the proper characterization of offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions.  The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital, or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

METHOD OF DISTRIBUTION

The offered certificates offered by this prospectus and by the related prospectus supplements will be offered in series through one or more of the methods described below.  The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state our net proceeds from that sale.

We intend that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of certificates may be made through a combination of two or more of these methods.  Those methods are as follows:

1.      by negotiated firm commitment underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

2.      by placements through one or more placement agents specified in the related prospectus supplement primarily with institutional investors and dealers; and

3.      through direct offerings by the Depositor.

If underwriters are used in a sale of any offered certificates (other than in connection with an underwriting on a best efforts basis), those certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment.  The underwriters may be broker-dealers affiliated with us.  Their identities and material relationships to us will be set forth in the related prospectus supplement.  The managing underwriter or underwriters with respect to the offer and sale of a particular series of certificates will be set forth in the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in that prospectus supplement.

In connection with the sale of the offered certificates, underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions.  Underwriters and dealers participating in the distribution of the offered certificates may be deemed to be underwriters in connection with those offered certificates, and any discounts or commissions received by them from us and any profit on the resale of offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

It is anticipated that the underwriting agreement pertaining to the sale of any series of certificates will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all offered certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that we will indemnify the several underwriters, and each person, if any, who controls that underwriter within the meaning of Section 15 of the Securities Act, against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect of these liabilities.

The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of that offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

We anticipate that the offered certificates offered by this prospectus and the related prospectus supplement will be sold primarily to institutional investors.  Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and sales by them of offered certificates.  You should consult with your legal advisors in this regard prior to any similar reoffer or sale.

As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered by this prospectus.  We may initially retain any unrated class and we may sell it at any time to one or more institutional investors.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

With respect to each series of certificates offered by this prospectus, there are incorporated in this prospectus and in the related prospectus supplement by reference all documents and reports (other than annual reports on Form 10-K) filed or caused to be filed by the Depositor with respect to a trust fund before the end of the related offering pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act, that relate specifically to the related series of certificates.  The Depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to one or more of the classes of offered certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents).  Requests to the Depositor should be directed in writing to its principal executive offices at 383 Madison Avenue, 31st Floor, New York, New York 10179, Attention: President, or by telephone at (212) 272-6858.  The Depositor has determined that its financial statements will not be material to the offering of any offered certificates.

The Depositor filed a registration statement (the “Registration Statement”) relating to the certificates with the Securities and Exchange Commission.  This prospectus is part of the Registration Statement, but the Registration Statement includes additional information.

WHERE YOU CAN FIND MORE INFORMATION

Copies of the Registration Statement and other filed materials, including distribution reports on Form 10-D, annual reports on Form 10-K, current reports on Form 8-K, and any amendments for these reports may be read and copied at the Public Reference Section of the Securities and Exchange Commission, 100 F Street N.W., Washington, D.C. 20549.  Information regarding the operation of the Public Reference Room may be obtained by calling The Securities and Exchange Commission at 1-800-SEC-0330.  The Securities and Exchange Commission also maintains a site on the World Wide Web at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.  The Depositor has filed the Registration Statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission’s Web site.  The Securities and Exchange Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

If so specified in the related prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Forms 10-D, 10-K and 8-K will be made available on the applicable Trustee’s or other identified party’s website.

LEGAL MATTERS

The validity of the certificates of each series and material federal income tax matters will be passed upon for us by Cadwalader, Wickersham & Taft LLP or such other counsel as may be specified in the applicable prospectus supplement.

FINANCIAL INFORMATION

A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates.  Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

RATING

It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of those certificates of all collections on the underlying mortgage assets to which those holders are entitled.  These ratings address the structural, legal and issuer-related aspects associated with those certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any.  Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which those prepayments might differ from those originally anticipated.  As a result, you might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.  Each security rating should be evaluated independently of any other security rating.

INDEX OF DEFINED TERMS

1998 Policy Statement	122	Exemptions	120
30/360	50	FAMC	37
401(c) Regulations	120	Federal Funds Rate	53
91-day Treasury Bill Rate	54	FHLMC	37
91-day Treasury Bills	54	FNMA	37
Accrual Certificates	49	Garn Act	86
Accrued Certificate Interest	49	GNMA	37
Actual/360	50	Indirect Participants	59
Actual/365 (fixed)	50	Insurance and Condemnation Proceeds	65
Actual/Actual (accrual basis)	50	IRS	88
Actual/Actual (ISMA)	50	ISMA	50
Actual/Actual (payment basis)	50	JPMCB	46
ADA	88	L/C Bank	74
Amendments	120	LIBOR Determination Date	51
ARM Loans	37	Liquidation Proceeds	65, 66
Assessment of Compliance	70	Loan-to-Value Ratio	35
Attestation Report	70	Lock-out Date	36
Available Distribution Amount	48	Lock-out Period	36
Bankruptcy Code	78	MBS	33
Bond Equivalent Yield	51	MBS Agreement	37
Book-Entry Certificates	48	MBS Issuer	37
calculation date	50	MBS Servicer	37
Cash Flow Agreement	39	MBS Trustee	38
CERCLA	84	Mortgage Asset Seller	33
Certificate Owner	59	Mortgage Notes	34
Clearstream	60	Mortgaged Properties	34
CMT Rate	52	Mortgages	34
Code	58	NCUA	122
Commercial Paper Rate	51	Net Leases	35
Cooperatives	34	Net Operating Income	34
CPR	43	Nonrecoverable Advance	56
Debt Service Coverage Ratio	34	Non-SMMEA Certificates	121
defective obligation	90	Non-U.S. Person	105
Definitive Certificates	48	OCC	122
Depositor	33	OID Regulations	92
Designated CMT Reuters Page	52	OTS	122
Determination Date	40	Participants	59
determination period	50	Parties in Interest	119
Direct Participants	59	Pass-Through Entity	103
Disqualified Organization	103, 121	Permitted Investments	65
Distribution Date Statement	56	Plans	119
DOL	119	Pooling Agreement	61
DTC	48	prepayment	43
Due Dates	36	Prepayment Assumption	93
Due Period	40	Prepayment Interest Shortfall	40
EDGAR	125	Prepayment Premium	36
electing large partnership	104	Prime Rate	54
Euroclear	60	PTCE	120
Excess Funds	46	Random Lot Certificates	92
excess servicing	113	Record Date	48
Exchange Act	39	Reference Banks	51

Reform Act	92	Servicer Termination Event	71
Registration Statement	124	Servicing Standard	64
Regular Certificateholder	92	Similar Law	119
Regular Certificates	89	SMMEA	121
Related Proceeds	56	SPA	43
Relief Act	87	Sponsor	46
REMIC	7, 89	Standard Certificateholder	111
REMIC Certificates	89	Standard Certificates	111
REMIC Pool	89	Startup Day	90
REMIC Regulations	88	Stripped Certificateholder	116
REO Property	64	Stripped Certificates	114
Residual Certificateholders	99	Subordinate Certificates	47
Residual Certificates	49	Sub-Servicing Agreement	64
Reuters Screen FEDCMT Page	52	Terms and Conditions	61
Reuters Screen FEDFUNDS1 Page	53	Title V	86
Reuters Screen FRBCMT Page	52	Treasury	88
Reuters Screen LIBOR01 Page	51	Treasury Notes	53
Reuters Screen US PRIME 1 Page	54	U.S. Person	105
secured-creditor exemption	85	Value	35
Securities Act	38	Warranting Party	63
Senior Certificates	47

IMPORTANT NOTICE TO ALL POTENTIAL INVESTORS

The attached CD-ROM relates to this prospectus supplement. The CD-ROM contains Annex A-1 to this prospectus supplement, which will be included with and form part of the paper version of this prospectus supplement. Defined terms used in Annex A-1, but not otherwise defined therein, shall have the respective meanings assigned to them in the paper portion of this prospectus supplement. All of the information contained in the CD-ROM is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read the paper portion of this prospectus supplement in its entirety prior to accessing the CD-ROM, and if the CD-ROM is received separately, any information on the CD-ROM will be supplemented in its entirety by the paper portion of this prospectus supplement. If the CD-ROM was not received in a sealed package, there can be no assurance that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact Kunal Singh of J.P. Morgan Securities LLC at (212) 834-5467 to receive an original copy of the CD-ROM.

The delivery of this CD-ROM is not an offer to sell or a solicitation of an offer to buy any securities, nor an offer of any securities to any person in any country, state or other jurisdiction in which such offer would be unlawful. The delivery of this CD-ROM does not imply that the information set forth herein is correct as of any date subsequent to the date of such information.

No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus supplement. You must not rely on any unauthorized information or representations. This prospectus supplement is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement is current only as of its date.

Prospectus supplement

$1,003,546,000
(Approximate)

J.P. Morgan Chase
Commercial Mortgage
Securities Corp.
Depositor

J.P. Morgan Chase
Commercial Mortgage
Securities Trust 2012-C6
Issuing Entity

Commercial Mortgage Pass-Through
Certificates, Series 2012-C6

Summary of Certificates	S-2
Summary of Terms	S-9
Risk Factors	S-35
Description of the Mortgage Pool	S-95
Transaction Parties	S-123
Description of the Certificates	S-161
Servicing of the Mortgage Loans	S-195
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	S-222
Pending Legal Proceedings Involving Transaction Parties	S-224
Use of Proceeds	S-224
Yield and Maturity Considerations	S-225
Material Federal Income Tax Consequences	S-237
Certain State and Local Tax Considerations	S-239	Class A-1	$54,007,000
Method of Distribution (Underwriter Conflicts of Interest)	S-240	Class A-2	$145,182,000
Certain ERISA Considerations	S-241	Class A-3	$491,685,000
Certain Legal Aspects of the Mortgage Loans	S-243	Class A-SB	$102,891,000
Legal Investment	S-245	Class X-A	$892,986,000
Legal Matters	S-245	Class A-S	$99,221,000
Ratings	S-246	Class B	$56,697,000
Index of Defined Terms	S-248	Class C	$25,514,000
		Class D	$28,349,000
Prospectus
Summary of Prospectus	1
Risk Factors	9
Description of the Trust Funds	33	PROSPECTUS SUPPLEMENT
Yield and Maturity Considerations	40
The Sponsor	46
The Depositor	46	J.P. Morgan
The Issuing Entity	47	Lead Manager and Sole Bookrunner
Use of Proceeds	47
Description of the Certificates	47
Description of the Pooling Agreements	61	Ladder Capital Securities
Description of Credit Support	73	Co-Manager
Certain Legal Aspects of Mortgage Loans	76
Material Federal Income Tax Consequences	88
State and Other Tax Considerations	118	Goldman, Sachs & Co.
Certain ERISA Considerations	119	Co-Manager
Legal Investment	121
Method of Distribution	123
Incorporation of Certain Information by Reference	124	Wells Fargo Securities
Where You Can Find More Information	124	Co-Manager
Legal Matters	125
Financial Information	125
Rating	125	April 18, 2012
Index of Defined Terms	126

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of these certificates and with respect to unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus supplement and prospectus until July 18, 2011.